Exhibit 99.1

North American Numbering Council

(NANC)

Functional Requirements Specification

Number Portability Administration Center (NPAC)

Service Management System (SMS)

Release 3.4.2a

February 8, 2013

Related Publications

NPAC SMS Interoperable Interface Specification (IIS), Version 3.4.2a (Part 1) February 8, 2013 and 3.4.1a (Part 2) May 18, 2012.

Illinois Commerce Commission Number Portability Administration Center and Service Management System Request for Proposal (ICC NPAC/SMS RFP), February 6, 1996.

Generic Requirements for SCP Application and GTT Function for Number Portability, ICC LNP Workshop SCP Generic Requirements Subcommittee.

Generic Switching and Signaling Requirements for Number Portability, version 1.03, ICC LNP Workshop Switch Generic Requirements Subcommittee, September 4, 1996.

Report on Local Number Portability, Industry Numbering Committee (INC).

FCC 96-286 First Report And Order, CC Docket No. 95-116, July 2, 1996.

CTIA Report on Wireless Portability Version 2, July 7, 1998

Release 3.4: © COPYRIGHT 1997 - 2013 NeuStar, Inc.

The Work may be freely redistributed subject to the terms of the GNU General Public License (the “GPL”), a copy of which may be found at ftp://prep.ai.mit.edu/pub/gnu/GPL, or requested by writing to FSF, Inc., 675 Mass Ave, Cambridge, MA 02139, USA. Any use of this Work is subject to the terms of the GPL. The “Work” covered by the GPL by operation of this notice and license is this document and any and all modifications to or derivatives of this document. Where the words “Program,” “software,” “source code,” “code,” or “files” are used in the GPL, users understand and agree that the “Work” as defined here is substituted for purposes of this notice and license.

The purpose of the NeuStar, Inc. copyright and GNU General Public License on this Work is to ensure that this Work and any subsequent derivations thereof remain non-proprietary.

0.	PREFACE	0-0

0.1 Document Structure	0-0

0.2 Document Numbering Strategy	0-1

0.3 Document Version History	0-1
0.3.1 Release 1.0	0-1
0.3.2 Release 2.0	0-2
0.3.3 Release 3.0	0-2
0.3.4 Release 3.1	0-2
0.3.5 Release 3.2	0-2
0.3.6 Release 3.3	0-3
0.3.7 Release 3.3.4	0-3
0.3.8 Release 3.4	0-3

0.4 Abbreviations and Notations	0-4

0.5 Document Language	0-6

1.	INTRODUCTION	1-1

1.1 NPAC SMS Platform Overview	1-1

1.2 NPAC SMS Functional Overview	1-1
1.2.1 Provisioning Service Functionality	1-1
1.2.2 Disconnect Service Functionality	1-2
1.2.3 Repair Service Functionality	1-2
1.2.4 Conflict Resolution Functionality	1-2
1.2.5 Disaster Recovery and Backup Functionality	1-2
1.2.6 Order Cancellation Functionality	1-2
1.2.7 Audit Request Functionality	1-3
1.2.8 Report Request Functionality	1-3
1.2.9 Data Management Functionality	1-3
1.2.9.1 NPAC Network Data	1-3
1.2.9.2 Service Provider Data	1-3
1.2.9.3 Subscription Version Data	1-3
1.2.10 NPA-NXX Split Processing	1-3
1.2.11 Business Days/Hours	1-5
1.2.12 Timer Types	1-7
1.2.13 Recovery Functionality	1-8
1.2.13.1 Network Data Recovery	1-8
1.2.13.2 Subscription Data Recovery	1-9
1.2.13.3 Notification Recovery	1-9
1.2.13.4 Service Provider Data Recovery	1-9
1.2.14 Number Pooling Overview	1-10
1.2.15 Time References in the NPAC SMS	1-13
1.2.16 SV Type and Alternative SPID in the NPAC SMS	1-15
1.2.17 Alternative End User Location and Alternative Billing ID in the NPAC SMS	1-16

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1.2.18 URIs in the NPAC SMS	1-16
1.2.19 Medium Timers for Simple Ports	1-16
1.2.19.1 Medium Timer Set	1-16
1.2.19.2 Medium Timer SV Attributes	1-17
1.2.20 Pseudo-LRN in the NPAC SMS	1-19
1.2.20.1 Pseudo-LRN Behavior	1-20
1.2.20.2 Operations with Pseudo-LRN Support Tunables	1-20

1.3 Background	1-21

1.4 Objective	1-23

1.5 Assumptions	1-23

1.6 Constraints	1-24

2.	BUSINESS PROCESS FLOWS	2-1

2.1 Provision Service Process	2-1
2.1.1 Service provider-to-service provider activities	2-1
2.1.2 Subscription version creation process	2-1
2.1.2.1 Create Subscription Version	2-1
2.1.2.2 Request missing/late notification	2-2
2.1.2.3 Final Concurrence Notification to Old Service Provider	2-2
2.1.3 Service providers perform physical changes	2-2
2.1.4 NPAC SMS “activate and data download” process	2-2
2.1.4.1 New Service Provider sends activation to NPAC SMS	2-2
2.1.4.2 NPAC SMS broadcasts network data to appropriate Service Providers	2-2
2.1.4.3 Failure - notify NPAC	2-2
2.1.4.4 Initiate repair procedures	2-2
2.1.5 Service providers perform network updates	2-3

2.2 Disconnect Process	2-3
2.2.1 Customer notification, Service Provider initial disconnect service order activities	2-3
2.2.2 NPAC waits for effective release date	2-3
2.2.3 NPAC donor notification	2-3
2.2.4 NPAC performs broadcast download of disconnect data	2-3

2.3 Repair Service Process	2-4
2.3.2 Service provider analyzes the problem	2-4
2.3.3 Service provider performs repairs	2-5
2.3.4 Request broadcast of subscription data	2-5
2.3.5 Broadcast repaired subscription data	2-5

2.4 Conflict Process	2-5
2.4.1 Subscription version in conflict	2-5
2.4.1.1 Cancel-Pending Acknowledgment missing from new Service Provider	2-5
2.4.1.2 Old Service Provider requests conflict status	2-5
2.4.1.3 Change of status upon problem notification	2-6
2.4.1.4 Change of status upon Old Service Provider non-concurrence	2-6
2.4.1.5 Change of status upon New Service Provider non-concurrence	2-6
2.4.2 New Service Provider coordinates conflict resolution activities	2-6
2.4.2.1 Cancel pending notification	2-6
2.4.3 Subscription version cancellation	2-7

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2.4.4 Conflict resolved	2-7

2.5 Disaster Recovery and Backup Process	2-7
2.5.1 NPAC personnel determine downtime requirement	2-7
2.5.2 NPAC notifies Service Providers of switch to backup NPAC and start of cutover quiet period	2-7
2.5.3 Service providers connect to backup NPAC	2-7
2.5.4 Backup NPAC notifies Service Providers of application availability and end of cutover quiet period	2-8
2.5.5 Service providers conduct business using backup NPAC	2-8
2.5.6 Backup NPAC notifies Service Providers of switch to primary NPAC and start of cutover quiet period	2-8
2.5.7 Service providers reconnect to primary NPAC	2-8
2.5.8 Primary NPAC notifies Service Providers of availability and end of cutover quiet period	2-8

2.6 Service Order Cancellation Process	2-8
2.6.1 Service Provider issues service order cancellation	2-8
2.6.2 Service provider cancels an un-concurred Subscription Version	2-8
2.6.3 NPAC requests missing acknowledgment from Service Provider	2-9
2.6.4 NPAC cancels the Subscription Version and notifies both Service Providers	2-9

2.7 Audit Request Process	2-9
2.7.1 Service provider requests audit	2-9
2.7.2 NPAC SMS issues queries to appropriate Service Providers	2-9
2.7.3 NPAC SMS compares Subscription Version data	2-9
2.7.4 NPAC SMS updates appropriate Local SMS databases	2-9
2.7.5 NPAC SMS sends report of audit discrepancies to requesting SOA	2-10
2.7.6 NPAC SMS sends report of audit results to requesting SOA	2-10

2.8 Report Request Process	2-10
2.8.1 Service provider requests report	2-10
2.8.2 NPAC SMS generates report	2-10
2.8.3 Report delivered via NPAC Administrative or SOA Low-Tech Interface, Email, electronic file, fax, printer	2-10

2.9 Data Administration Requests	2-10
2.9.1 Service provider requests administration of data by NPAC personnel	2-10
2.9.2 NPAC SMS personnel confirms user’s privileges	2-11
2.9.3 NPAC SMS personnel inputs user’s request	2-11
2.9.4 NPAC SMS performs user’s request	2-11
2.9.5 NPAC SMS personnel logs request denial if user’s privileges are not validated	2-11

3.	NPAC DATA ADMINISTRATION	3-1

3.1 Overview	3-1
3.1.1 Data Type Legend	3-2
3.1.2 NPAC Customer Data	3-3
3.1.3 Subscription Version Data	3-15
3.1.4 Network Data	3-25

3.2 NPAC Personnel Functionality	3-27
3.2.1 Block Holder, Mass Update	3-30
3.2.2 Service Provider ID (SPID) Migration Update	3-31
3.2.2.1 SPID Migration Updates and Processing (NANC 323)	3-31
3.2.2.2 SPID Migration Online GUI (NANC 408)	3-34
3.2.2.3 SPID Migration Interface Messages (NANC 408)	3-45
3.2.2.4 SPID Migration Reports (NANC 418)	3-47

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3.3 System Functionality	3-47

3.4 Additional Requirements	3-52
3.4.1 Valid NPA-NXXs in a Region Data Validations	3-54
3.4.2 NPA-NXX Modification	3-55
3.4.3 Valid NPA-NXXs for each Service Provider	3-58
3.4.4 Pseudo-LRN in a Region Data Validations	3-59

3.5 NPA Splits Requirements	3-60
3.5.1 NPA-NXX-X, NPA Splits	3-67
3.5.2 Block Holder, NPA Splits	3-70

3.6 NPA-NXX Filter Management Requirements	3-72
3.6.1 NPA-NXX Level Filters	3-72
3.6.2 NPA Level Filters	3-73

3.7 Business Hour and Days Requirements	3-73

3.8 Notifications	3-76
3.8.1 TN Range Notification Indicator	3-76
3.8.2 Customer No New SP Concurrence Notification Indicator	3-76
3.8.3 SOA Notification Priority	3-77
3.8.4 TN and Number Pool Block in Notifications	3-78

3.9 Service Provider Support Indicators	3-79
3.9.1 SV Type and Alternative SPID Indicators	3-79
3.9.2 Alternative-End User Location and Alternative Billing ID Indicators	3-81
3.9.3 URI Indicators	3-82
3.9.4 Medium Timers Support Indicators	3-83
3.9.5 Pseudo-LRN Support Indicators	3-84

3.10 Multiple Service Provider Ids Per SOA Association Requirements	3-86

3.11 Bulk Data Download Functionality	3-87
3.11.1 Bulk Data Download Functionality - General	3-88
3.11.2 Network Data, Bulk Data Download	3-88
3.11.3 Subscription Version, Bulk Data Download	3-90
3.11.4 NPA-NXX-X Holder, Bulk Data Download	3-92
3.11.5 Block Holder, Bulk Data Downloads	3-93
3.11.6 Notifications, Bulk Data Download	3-95
3.11.7 Bulk Data Download Response Files	3-96

3.12 NPA-NXX-X Information	3-99
3.12.1 NPA-NXX-X Download Indicator Management	3-99
3.12.2 NPA-NXX-X Holder Information	3-99
3.12.3 NPA-NXX-X Holder, NPAC Scheduling/Re-Scheduling of Block Creation	3-101
3.12.4 NPA-NXX-X Holder, Addition	3-104
3.12.5 NPA-NXX-X Holder, Modification	3-106
3.12.6 NPA-NXX-X Holder, Deletion	3-107
3.12.7 NPA-NXX-X Holder, First Port Notification	3-109
3.12.8 NPA-NXX-X Holder, Query	3-110

3.13 Block Information	3-110
3.13.1 Version Status	3-110

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3.13.2 Block Holder, General	3-113
3.13.3 Block Holder, Addition	3-122
3.13.4 Block Holder, Modification	3-126
3.13.5 Block Holder, Deletion	3-128
3.13.6 Block Holder, Query	3-129
3.13.7 Block Holder, Default Routing Restoration	3-130
3.13.8 Block Holder, Re-Send	3-130

3.14 Linked Action Replies	3-132

3.15 GTT Validation Processing by the NPAC SMS	3-136
3.15.1 Sub System Number (SSN) Edit Flag Indicator	3-136
3.15.2 Global GTT Validations	3-138

3.16 Low-Tech Interface DPC-SSN Validation Processing by the NPAC SMS	3-145

4.	SERVICE PROVIDER DATA ADMINISTRATION	4-1

4.1 Service Provider Data Administration and Management	4-1
4.1.1 User Functionality	4-1
4.1.2 System Functionality	4-2
4.1.2.1 Service Provider Data Creation	4-2
4.1.2.2 Service Provider Data Modification	4-5
4.1.2.3 Delete Service Provider Data	4-8
4.1.3 Service Provider Queries	4-8
4.1.3.1 User Functionality	4-9
4.1.3.2 System Functionality	4-9
4.1.4 Service Provider Accepted SPID List	4-10

4.2 Additional Requirements	4-10

5.	SUBSCRIPTION MANAGEMENT	5-1

5.1 Subscription Version Management	5-1
5.1.1 Subscription Version Management	5-2
5.1.1.1 Version Status	5-3
5.1.2 Subscription Administration Requirements	5-13
5.1.2.1 User Functionality	5-13
5.1.2.2 System Functionality	5-14
5.1.2.2.1 Subscription Version Creation	5-14
5.1.2.2.1.1 Subscription Version Creation - Inter-Service Provider Ports	5-14
5.1.2.2.1.2 Subscription Version Creation - Intra-Service Provider Port	5-23
5.1.2.2.2 Subscription Version Modification	5-29
5.1.2.2.2.1 Modification of a Pending or Conflict Subscription Version	5-30
5.1.2.2.2.2 Modification of an Active/Disconnect Pending Subscription Version	5-35
5.1.2.2.3 Subscription Version Conflict	5-39
5.1.2.2.3.1 Placing a Subscription Version in Conflict	5-40
5.1.2.2.3.2 Removing a Subscription Version from Conflict	5-42
5.1.2.2.4 Subscription Version Activation	5-43
5.1.2.2.5 Subscription Version Disconnect	5-49
5.1.2.2.6 Subscription Version Cancellation	5-54
5.1.2.2.6.1 Un-do a “Cancel-Pending” Subscription	5-58
5.1.2.2.7 Subscription Version Resend	5-59

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5.1.3 Subscription Queries	5-63
5.1.3.1 User Functionality	5-63
5.1.3.2 System Functionality	5-63
5.1.4 Subscription Version Processing for National Number Pooling	5-70
5.1.4.1 Subscription Version, General	5-70
5.1.4.2 Subscription Version, Addition for Number Pooling	5-71
5.1.4.3 Subscription Version, Block Create Validation of Subscription Versions	5-73
5.1.4.4 Subscription Version, Modification for Number Pooling	5-74
5.1.4.5 Subscription Version, Deletion for Number Pooling	5-74
5.1.4.6 Subscription Version, Block Delete Validation of Subscription Versions	5-75

6.	NPAC SMS INTERFACES	6-1

6.1 SOA to NPAC SMS Interface	6-1

6.2 NPAC SMS to Local SMS Interface	6-1

6.3 Interface Transactions	6-1

6.4 Interface and Protocol Requirements	6-1
6.4.1 Protocol Requirements	6-2
6.4.2 Interface Performance Requirements	6-2
6.4.3 Interface Specification Requirements	6-3
6.4.4 Request Restraints	6-4
6.4.5 Application Level Errors	6-4

6.5 NPAC SOA Low-tech Interface	6-6

6.6 CMIP Request Retry Requirements	6-8

6.7 Recovery –	6-9
6.7.1 Notification Recovery	6-12
6.7.2 Network Data Recovery	6-15
6.7.3 Subscription Data Recovery	6-18
6.7.4 Service Provider Recovery	6-22

6.8 Out-Bound Flow Control	6-24

6.9 Roll-Up Activity and Abort Behavior	6-25

6.10 NPAC Monitoring of SOA and LSMS Associations	6-26

6.11 Separate SOA Channel for Notifications	6-27

6.12 Maintenance Window Timer Behavior	6-28

7.	SECURITY	7-1

7.1 Overview	7-1

7.2 Identification	7-1

7.3 Authentication	7-2

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7.3.1 Password Requirements	7-3

7.4 Access Control	7-4
7.4.1 System Access	7-4
7.4.2 Resource Access	7-7

7.5 Data and System Integrity	7-8

7.6 Audit	7-9
7.6.1 Audit Log Generation	7-9
7.6.2 Reporting and Intrusion Detection	7-11

7.7 Continuity of Service	7-12

7.8 Software Vendor	7-13

7.9 OSI Security Environment	7-13
7.9.1 Threats	7-13
7.9.2 Security Services	7-13
7.9.3 Security Mechanisms	7-14
7.9.3.1 Encryption	7-14
7.9.3.2 Authentication	7-15
Data Origin Authentication	7-15
7.9.3.3 Integrity and Non-repudiation	7-16
7.9.3.4 Access Control	7-16
7.9.3.5 Audit Trail	7-16
7.9.3.6 Key Exchange	7-17

8.	AUDIT ADMINISTRATION	8-1

8.1 Overview	8-1

8.2 Service Provider User Functionality	8-1

8.3 NPAC User Functionality	8-2

8.4 System Functionality	8-3

8.5 Audit Report Management	8-5

8.6 Additional Requirements	8-5

8.7 Database Integrity Sampling	8-6

8.8 Audit Processing in a Number Pool Environment	8-6

8.9 Audit Processing in a Pseudo-LRN Environment	8-9

9.	REPORTS	9-1

9.1 Overview	9-1

9.2 User Functionality	9-1

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9.3 System Functionality	9-3
9.3.1 National Number Pooling Reports	9-4
9.3.2 Cause Code Reports	9-6
9.3.3 Resend Excluded Service Provider Report	9-7

10.	PERFORMANCE AND RELIABILITY	10-2

10.1 Availability and Reliability	10-2

10.2 Capacity and Performance	10-4

10.3 Requirements in RFP Not Given a Unique ID	10-5

11.	BILLING	11-1

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List of Figures

List of Figures

Figure 3-1 — Entity Relationship Model	3-2

Figure 3-2 — Number Pool Block Version Status Interaction Diagram	3-111

Figure 5-1 — Subscription Version Status Interaction Diagram	5-3

Figure A–1 — NPAC Business Process Flows Legend	A-2

Figure A–2 — NPAC SMS Provision Service Process	A-3

Figure A–3 — Flow 2.1.2 NPAC SMS Subscription Version Creation Process	A-4

Figure A–4 — Flow 2.1.4 NPAC SMS Activate and Data Download Process	A-5

Figure A–5 — Flow 2.2 NPAC SMS Disconnect Process	A-6

Figure A–6 — Flow 2.3 NPAC SMS Repair Process	A-7

Figure A–7 — Flow 2.4.1 Conflict Process	A-8

Figure A–8 — Flow 2.5 NPAC SMS Disaster Recovery Process	A-9

Figure A–9 — Flow 2.6 Cancellation Process	A-10

Figure A–10 — Flow 2.7 Audit Process	A-11

Figure A–11 — Flow 2.8 Report Process	A-12

Figure E–1 — Subscription Download File Example	E-2

Figure E–2 — Network Service Provider Download File Example, SP Supports SP Type	E-5

Figure E–3 — Network NPA-NXX Download File Example	E-6

Figure E–4 — Network LRN Download File Example	E-7

Figure E–5 — Network NPA-NXX-X Download File Example	E-8

Figure E–6 — Block Download File Example	E-9

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List of Tables

List of Tables

Table 0-1 Notation Key	0-5

Table 0-2 Language Key	0-6

Table 1-1 Business Day/Hour Behavior	1-6

Table 1-2 Timer Type Behaviour	1-7

Table 1-3 Vacant Number Treatment/Snapback Notification	1-13

Table 1-4 Business Hours/Business Days	1-14

Table 1-5 Short/Medium/Long Hours/Days	1-15

Table 1-6 Pseudo-LRN Tunables	1-21

Table 3-1 Data Type Legend	3-2

Table 3-2 NPAC Customer Data Model	3-12

Table 3-3 NPAC Customer Contact Data Model	3-14

Table 3-4 NPAC Customer Network Address Data Model	3-14

Table 3-5 NPAC Customer Associated Service Provider Data Model	3-15

Table 3-6 Subscription Version Data Model	3-20

Table 3-7 Subscription Version Failed SP List Data Model	3-20

Table 3-8 Number Pooling Block Holder Information Data Model	3-24

Table 3-9 Number Pooling Block Failed SP List Data Model	3-24

Table 3-10 Portable NPA-NXX Data Model	3-25

Table 3-11 LRN Data Model	3-26

Table 3-12 LSMS Filtered NPA-NXX Data Model	3-26

Table 3-13 Number Pooling NPA-NXX-X Holder Information Data Model	3-27

Table 3-14 NPAC Customer Pseudo-LRN Accepted SPID List Data Model	3-27

Table 3-15 Number Pool Block Version Status Interaction Descriptions	3-113

Table 5-1 Subscription Version Status Interaction Descriptions	5-8

Table 6-1 Interface Protocol Stack	6-2

Table C–1 — Subscription Tunables	C-5

Table C–2 — Communications Tunables	C-9

Table C–3 — Audit Tunables	C-10

Table C–4 — Logs Tunables	C-10

Table C–5 — Keys Tunables	C-11

Table C–6 — Block Tunables	C-11

Table D–1 — Encryption Key Exchange File Format	D-2

Table D–2 — Encryption Key Acknowledgement File Format	D-3

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List of Tables

Table E–1 — Explanation of the Fields in the Subscription Download File	E-3

Table E–2 — Explanation of the Fields in the Network Service Provider Download File	E-5

Table E–3 — Explanation of the Fields in the Network NPA/NXX Download File	E-6

Table E–4 — Explanation of the Fields in the Network LRN Download File	E-7

Table E–5 — Explanation of the Fields in the Network NPA-NXX-X Download File	E-8

Table E–6 — Explanation of the Fields in the Block Download File	E-11

Table E–7 — Explanation of the Fields in the Notification Download File	E-50

Table E–8 — Explanation of the Fields in the NPA-NXX SMURF File	E-51

Table E–9 — Explanation of the Fields in the LRN SMURF File	E-52

Table E–10 — Explanation of the Fields in the NPA-NXX-X SMURF File	E-53

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Preface

0.	Preface

This section describes the organization and typographical conventions used within the document.

0.1 Document Structure

This document is organized into sections as defined below:

Preface	This section describes the document structure, conventions, and references used to develop this document.

Section 1	Introduction - This section introduces the project and describes its scope and objectives, constraints, associated assumptions, and related references.

Section 2	Business Process Flows - This section provides the high level processing flows for the NPAC SMS.

Section 3	NPAC Data Administration - This section provides the high level functional requirements related to the NPAC SMS data relationships.

Section 4	Service Provider Data Administration - This section contains the functional requirements for managing service provider information on the NPAC SMS.

Section 5	Subscription Administration - This section contains the functional requirements associated with managing service provider subscriptions for ported numbers on the NPAC SMS.

Section 6	NPAC SMS Interfaces - This section contains the functional requirements associated with the NPAC SMS external interfaces.

Section 7	Security - This section contains the functional requirements for the NPAC SMS system security.

Section 8	Audit Administration - This section contains the functional requirements for NPAC SMS audit administration.

Section 9	Reports - This section contains the functional requirements for NPAC SMS reporting capabilities.

Section 10	Performance and Reliability - This section contains the functional requirements for NPAC SMS system performance and reliability.

Section 11	Billing - This section contains the functional requirements for NPAC SMS usage recording for usage billing.

Appendix A	This section contains the flow diagrams depicting the NPAC SMS process flows.

Appendix B	Glossary - This section provides a description of all acronyms and terms used in this document.

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Preface

Appendix C	System Tunables - This section provides a list of all system tunables and their default values.

Appendix D	Encryption Key Exchange – This section provides information on exchange of keys between Service Providers and the NPAC SMS.

Appendix E	Download File Examples – This section provides descriptions of the NPAC SMS data download files.

Appendix F	Midwest Region Number Pooling – This section is deleted in release 3.0.0.

Appendix G	Deleted Requirements – This section provides a list of requirements that have been deleted from the FRS.

Appendix H	Release Migration – This section provides requirements for the data migration of the NPAC SMS from Release 2.0 to 3.0.

0.2 Document Numbering Strategy

Starting with Release 2.0 the documentation number of the FRS document will be Version X.Y.Z as follows:

X	–	Will only be incremented when a new major release of the NPAC SMS system is authorized. It will contain only the Change Orders that have been authorized for inclusion in this new major release.

Y	–	Will only be incremented when a new sub-release of an existing release X is authorized. It will contain only the Change Orders that have been authorized for inclusion in this new sub-release.

Z	–	Will be incremented when documentation only clarifications and/or backward compatibility issues or other deficiency corrections are made in the FRS and/or IIS. This number will be reset to 0 when Y is incremented.

For example, the first release of the Release 2 FRS will be numbered 2.0.0. If documentation only clarifications are introduced in the next release of the FRS document it will be numbered 2.0.1. If requirements are added to Release 2.0 that require NPAC SMS software changes then the next release of the FRS document will be numbered 2.1.0.

This number scheme is intended to make the mapping between NPAC SMS and the FRS and IIS documentation consistent.

Starting with Release 3.2, the documentation number of the FRS document will include a “lowercase letter” following the Z designation. This “lowercase letter” will essentially serve as a version indicator for the release of the documentation, such that the X.Y.Za will be a unique identifier. It will be used for both drafts and final versions. For example, the first release using this new convention will be 3.2.0a, followed by 3.2.0b, and so on. The “lower case letter” shall be reset to ‘a’ when Z is incremented.

0.3 Document Version History

0.3.1	Release 1.0

NANC Version 1.0, released on 04/07/97, contains changes from the ICC Subcommittee FRS Version 1.1.5.

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NANC Version 1.1, released on 05/08/97, contains changes from the NANC FRS Version 1.0.

NANC Version 1.2, released on 05/25/97, contains changes from the NANC FRS Version 1.1.

NANC Version 1.3, released on 07/09/97, contains changes from the NANC FRS Version 1.2.

NANC Version 1.4, released on 08/08/97, contains changes from the NANC FRS Version 1.3.

NANC Version 1.5, released on 09/09/97, contains changes from the NANC FRS Version 1.4.

NANC Version 1.6, released on 11/12/97, contains changes from the NANC FRS Version 1.5.

NANC Version 1.7, released on 12/12/97, contains changes from the NANC FRS Version 1.6.

NANC Version 1.8, released on 2/11/98, contains changes from the NANC FRS Version 1.7.

NANC Version 1.9, released on 5/13/98, contains changes from the NANC FRS Version 1.8.

NANC Version 1.10, released on 7/8/98, contains changes from the NANC FRS Version 1.9.

0.3.2	Release 2.0

NANC Version 2.0.0, released on 12/1/98, contains changes from the NANC FRS Version 1.10.

NANC Version 2.0.1, released on 5/1/99, contains changes from the NANC FRS Version 2.0.0.

NANC Version 2.0.2, released on 9/1/99, contains changes from the NANC FRS Version 2.0.1.

0.3.3	Release 3.0

NANC Version 3.0.0, released on 1/5/00 and 2/4/00 (revised version), contains changes from the NANC FRS Version 2.0.2.

NANC Version 3.0.1, released on 6/6/00, contains changes from the NANC FRS Version 3.0.0.

NANC Version 3.0.2, released on 3/1/01, contains changes from the NANC FRS Version 3.0.1.

NANC Version 3.0.3, released on 3/19/01, contains changes from the NANC FRS Version 3.0.2.

0.3.4	Release 3.1

NANC Version 3.1, released on 8/6/01, contains changes from the NANC FRS Version 3.0.3.

0.3.5	Release 3.2

NANC Version 3.2.0, released on 7/19/02, contains changes from the NANC FRS Version 3.1.0.

NANC Version 3.2.1a, released on 6/27/03 contains changes from the NANC FRS Version 3.2.0.

NANC Version 3.2.2a, released on 6/30/04 contains the changes from the NANC FRS Version 3.2.1a.

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0.3.6	Release 3.3

NANC Version 3.3.0a, released on 3/28/05, contains changes from the NANC Version 3.2.2a.

NANC Version 3.3.0b, released on 4/22/05 contains changes from the NANC FRS Version 3.3.0a.

NANC Version 3.3.0c, released on 5/12/05 contains changes from the NANC FRS Version 3.3.0b.

NANC Version 3.3.0d, released on 6/22/05 contains changes from the NANC FRS Version 3.3.0c.

NANC Version 3.3.0e, released on 8/2/05 contains changes from the NANC FRS Version 3.3.0d.

NANC Version 3.3.1a, released on 10/14/2005 contains changes from the NANC FRS Version 3.3.0e.

NANC version 3.3.2a, released on 3/7/2006 contains changes from the NANC FRS Version 3.3.1a.

NANC version 3.3.3a, released on 2/28/2007 contains changes from the NANC FRS Version 3.3.2a.

0.3.7	Release 3.3.4

NANC version 3.3.4a, released on 12/8/2009 contains changes from the NANC FRS Version 3.3.3a.

NANC version 3.3.4b, released on 1/22/2010 contains numbering corrections from the NANC FRS Version 3.3.4a.

NANC version 3.3.4c, released on 5/24/2010 contains numbering corrections from the NANC FRS Version 3.3.4b.

0.3.8	Release 3.4

NANC version 3.4.0a, released on 3/19/2010 contains the following changes from the NANC FRS Version 3.3.4b:

¡	Change Order NANC 147 – Version ID Rollover Strategy

¡	Change Order NANC 355 – Modification of NPA-NXX Effective Date

¡	Change Order NANC 396 – NPAC Filter Management – NPA-NXX Filters

¡	Change Order NANC 397 – Large Volume Port Transactions and SOA Throughput

¡	Change Order NANC 408 – SPID Migration Automation Change

¡	Change Order NANC 414 – Validation of Code Ownership in the NPAC

¡	Change Order NANC 418 – Post-SPID Migration SV Counts

¡	Change Order NANC 420 – Doc-Only Change Order: FRS Updates

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Preface

¡	Change Order NANC 424 – Number Pool Block (NPB) Donor Disconnect Notification Priority Indicator

¡	Change Order NANC 426 – Provide Modify Request Data to the SOA from Mass Updates

¡	Change Order NANC 427 – Error Reduction for DPC entries in new ported and pooled records

¡	Change Order NANC 433 – VoIP SV Type

¡	Change Order NANC 434 – VoIP SP Type

¡	Change Order NANC 439 – Doc-Only Change Order: FRS Updates

NANC version 3.4.0b, released on 4/19/2010 contains updates from the NANC FRS Version 3.4.0a.

¡	Change Order NANC 421 –Updates for Prepaid Wireless SV Type

¡	Change Order NANC 428 – Update NPAC file transfer method from FTP to Secure-FTP

NANC version 3.4.0c, released on 8/31/2010 contains updates from the NANC FRS Version 3.3.4c and 3.4.0b.

¡	Change Order NANC 442 – Pseudo-LRN

NANC version 3.4.0d, released on 12/31/2010 contains updates from the NANC FRS Version 3.4.0c.

NANC version 3.4.0e, released on 2/28/2011 contains updates from the NANC FRS Version 3.4.0d.

NANC version 3.4.0f, released on 5/31/2011 contains updates from the NANC FRS Version 3.4.0e.

NANC version 3.4.1a, released on 7/31/2012 contains updates from the NANC FRS Version 3.4.0f.

¡	Change Order NANC 445 – Appendix E – BDDs – OptionalData

¡	Change Order NANC 446 – Pending SV Interference when Create NPB

NANC version 3.4.2a, released on 2/8/2013 contains updates from the NANC FRS Version 3.4.1a.

¡	Change Order NANC 448 – NPAC Sunset of non-EDR

0.4 Abbreviations and Notations

To uniquely identify requirements, this document follows a naming convention where the first character is always a letter denoting whether the item is an assumption (A), a constraint (C) or a requirement (R).

In order to identify all NPAC SMS functional requirements this document incorporates information from three sources: the Illinois NPAC SMS RFP, Lockheed Martin’s (NeuStar, Inc. as of December 1999) response to the RFP and requirements definition activities performed with the Illinois Number Portability SMS Subcommittee.

Illinois number of requirements has been adopted for the initial release of the NANC document. In Illinois as requirements were deleted the requirement number and an indication of its deletion were left in the document for tracking purposes. NANC has chosen to leave these deleted requirements in this document for the initial release of the document. Further explanation of the numbering scheme follows.

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Preface

If the second character is the letter “N”, the item is a requirement, assumption or a constraint that was stated in the narrative portion of the RFP and not assigned a number. The number following this character identifies the item’s section in the RFP/requirements document.

If the second character is the letter “X”, the item is a requirement, assumption or a constraint that was added upon award, and not in the RFP. These items represent clarifications or enhancements to the RFP. The number following this character identifies the item’s section in the RFP/requirements document.

If the second character is the letter “R”, the item is a requirement, assumption or a constraint that was identified during requirements analysis and verification activities subsequent to award. These items represent clarifications or enhancements to the RFP. The number following this character identifies the item’s section in the RFP/requirements document.

The following labels are used to identify assumptions, constraints, and requirements within the document. Each label begins with the letter A, C, or R followed either by a number or letter illustrated below:

A-<nnn>

Is a label for each assumption in the document. Assumptions are conditions that are expected to be true during the design and implementation phases of the project. This is an assumption that was a numbered assumption in the RFP.

AN-<nnn>	This is an assumption that was contained in the narrative text in the RFP.
AP-<nnn>	This is an assumption that was added upon award.
AR-<nnn>	This is an assumption that was identified as a new assumption for the system, during post-award meetings with the Illinois LCC.
C-<nnn>

Is a label for each constraint within the document. Constraints are conditions that restrict the design and implementation scope of the project. This is a constraint that was a numbered constraint in the RFP.

CN-<nnn>	This is a constraint that was contained in the narrative text in the RFP.
CP-<nnn>	This is a constraint that was added upon award.
CR-<nnn>	This is a constraint that was identified as a new constraint for the system, during post-award meetings with the Illinois LCC.
R-<nnn>	Is a label for each requirement in the document. Requirements define the functionality expected of the design and implementation. This is a requirement that was a numbered requirement in the RFP.
RN-<nnn>	This is a requirement that was contained in the narrative text in the RFP.

RX-<nnn>	This is a requirement that was added upon award.
RR-<nnn>	This is a requirement that was identified as a new requirement for the system, during post-award meetings with the Illinois LCC.

Table 0-1 Notation Key

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Preface

0.5 Document Language

Specific language is used in the document to denote whether a statement is informative or required. The following words have these connotations when used to describe actions or items:

shall	The use of the term “shall” in this document is intended to precede a required statement. Compliance with “shall” must be demonstrated during design review and system acceptance testing.
is, will, should

Use of the terms “is,” “will,” or “should” in this document is intended to identify guidance or preference. Statements annotated in this manner are to be treated as informative or preference, but not required. Statements following the words “is,” “will,” or “should” are not a mandatory deliverable for the final system.

Table 0-2 Language Key

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Introduction

1.	Introduction

This document defines the functional requirements of the Number Portability Administration Center Service Management System (NPAC SMS) enabling Service Provider Portability.

This introduction gives readers a brief overview of NPAC SMS functionality. It is intended to prepare you for the detailed sections that follow. If you need more information on any particular area, please consult the applicable detailed sections in the remainder of this document or the NPAC SMS Interoperable Interface Specification.

This introduction is also meant to convey the basic course of events that give the best understanding of the system. Alternate courses of events (variants of the basic course or error paths) are described in the detailed sections later in this document and in the NPAC SMS Interoperable Interface Specification.

1.1 NPAC SMS Platform Overview

The Number Portability Administration Center Service Management System (NPAC SMS) is a hardware and software platform, which contains the database of information required to effect the porting of telephone numbers. In general, the NPAC SMS can receive customer information from both the old and new Service Providers (including the new Location Routing Number), validates the information received, and downloads the new routing information when an “activate” message is received indicating that the customer has been physically connected to the new Service Provider’s network. The NPAC SMS also contains a record of all ported numbers and a history file of all transactions relating to the porting of a number. The NPAC SMS shall also provide audit functionality and the ability to transmit LNP routing information to Service Providers to maintain synchronization of Service Provider’s network elements that support LNP.

1.2 NPAC SMS Functional Overview

1.2.1	Provisioning Service Functionality

The new Service Provider will obtain authorization to port the customer and notify the old Service Provider according to processes internal to the Service Providers. Both the old and new Service Providers can send a request to the NPAC SMS from their Service Order Administration Systems (SOA). When the NPAC SMS receives the request(s), it will perform certain validation checks, and attempt to match the request received from the new Service Provider with a concurring request that may be sent from the old Service Provider. Assuming the requests are valid, the two Service Providers will complete any physical changes required. When the new Service Provider due date is reached, the new Service Provider can send an activation request to the NPAC SMS. The NPAC SMS will broadcast the update out in real time to each local SMS. Upon receiving the update from the NPAC SMS, all Service Providers will update their networks. The NPAC SMS will record any transmission failures and take the appropriate action.

In the case where either the old or new Service Providers did not send a request to the NPAC SMS, the NPAC SMS will notify the Service Provider from which it did not receive a request that it is expecting a request. If it then receives the missing request and the requests indicate agreement among the Service Providers, the process proceeds as normal. If it still does not receive a request and if it is the old Service Provider that failed to respond, the NPAC SMS will log the failure to respond and allow the new Service Provider to proceed with activation when the new Service Provider due date is reached. If it was the new Service Provider that failed to respond, the NPAC will log the failure to respond, cancel the request, and notify both Service Providers of the cancellation. If there is

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Introduction

disagreement among the Service Providers as to who will be providing service for the telephone number, the conflict resolution procedures will be implemented (see Section 1.2.4). Processes for obtaining authorization from the customer to port a number are defined by the Service Providers. The NPAC is not involved in obtaining or verifying customer approval to port a TN.

1.2.2	Disconnect Service Functionality

When a ported number is being disconnected, the customer and Service Provider will agree on a date. The current Service Provider will send an update indicating the disconnect to the NPAC SMS. If the Service Provider needs to change the Customer Disconnect Date (CDD) or Effective Release Date (ERD) of the disconnect, the Service Provider will send a modify request to the NPAC SMS. The NPAC SMS will broadcast the update to all Service Providers based on the disconnect effective date and remove the telephone number from its database of ported numbers. Upon receiving the update, all Service Providers will remove the telephone number from their LNP databases. The NPAC SMS will log the update in history. Calls to the telephone number will be routed as a non-ported number.

1.2.3	Repair Service Functionality

A problem will be detected either by a Service Provider or by a customer contacting a Service Provider.

There will be audit capabilities in the NPAC SMS to aid in isolating problems. If an inaccuracy is found, the NPAC SMS will supply the correct data to any local SMS requesting updates.

1.2.4	Conflict Resolution Functionality

If Service Providers disagree on who will serve a particular line number, the NPAC SMS will place the request in the “conflict” state and notify both Service Providers of the conflict status and the Status Change Cause Code. The Service Providers will determine who will serve the customer via internal processes. When a resolution is reached, the NPAC will be notified and will remove the request from the “conflict” state by one of the two Service Providers. The new Service Provider can cancel the Subscription Version.

1.2.5	Disaster Recovery and Backup Functionality

If there is unplanned downtime, the NPAC will assess how long the primary machine will be down. The NPAC will notify all of the Service Providers of the situation and planned action by electronic notification and telephone calls to the Service Providers’ contact numbers. The Service Providers will attempt to switch to the backup NPAC.

1.2.6	Order Cancellation Functionality

If a Create Subscription request has been sent by only the new Service Provider, the new Service Provider may send a message to the NPAC SMS to cancel the Subscription Version. If a Create Subscription request has been sent by only the old Service Provider, the old Service Provider may send a message to the NPAC SMS to cancel the Subscription Version. If both Service Providers have sent a Create Subscription request, either may send a message to the NPAC SMS to cancel the Subscription Version. If both Service Providers concur with the cancellation, the NPAC SMS will set the Subscription Version to canceled and notify both Service Providers that the Subscription Version has been canceled. If cancellation concurrence is not provided by the new Service Provider the Subscription Version is placed in conflict by the NPAC SMS. If cancellation concurrence is not provided by the old Service Provider, the Subscription Version is set to canceled by the NPAC SMS.

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Introduction

1.2.7	Audit Request Functionality

An audit function will be necessary for troubleshooting customer problems and also as a maintenance process to ensure Subscription Version data integrity across the entire LNP network. Audits will be concerned with the process of comparing the NPAC SMS view of the LNP network’s Subscription Version data with one or more of the Service Provider’s views of its network. In the case of “on demand” audits, audits may be initiated by any Service Provider who has reason to believe a problem may exist in another Service Provider’s network. These audits are executed via queries to the appropriate Service Provider’s network, and corrected via downloads to those same networks.

In addition, Local Service Providers will be responsible for comparing database extracts of Subscription data written to a Secure-FTP site by the NPAC SMS with their own versions of the same Subscription data.

In a third scenario, the NPAC SMS will select a random sample of active Subscription Versions from its own database, then compare those samples to the representation of that same data in the various Local SMS databases. All three of the methods outlined above are designed to help ensure data integrity across the LNP network.

1.2.8	Report Request Functionality

The NPAC SMS supports report generation for pre-defined and ad-hoc reports. The report generation function creates output report files according to specified format definitions, and distributes reports to output devices as requested. The report distribution service supports distribution to electronic files local/remote printers, e-mail and FAX machines.

1.2.9	Data Management Functionality

The NPAC SMS will support functionality to manage network, Service Provider, and Subscription Version data.

1.2.9.1	NPAC Network Data

The NPAC SMS contains data, which defines the configuration of the LNP service and network. This includes data such as: participating Service Providers, NPA-NXXs that are portable, and LRNs associated with each Service Provider.

1.2.9.2	Service Provider Data

The Service Provider data indicates who the LNP Service Providers are and includes location, contact name, security, routing, and network interface information.

1.2.9.3	Subscription Version Data

The subscription data indicates how local number portability should operate to meet subscribers’ needs.

1.2.10	NPA-NXX Split Processing

NPA Splits are initiated on the NPAC through regular processing of an industry source that contain industry standard data. Based on information from these files, the NPAC SMS will automatically perform all the data processing necessary (Creating/Deleting NPA-NXXs, updating Subscription Versions appropriately) to ensure reliable representation of ported telephone number data used in call processing leading up to, during and after an NPA Split has occurred.

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Introduction

In the case of emergency updates to NPA Split information, certain NPAC Operations personnel have the ability to manually enter all required NPA Split information into the NPAC Administrative Interface so as to ensure successful NPA Split processing within the NPAC SMS.

For an impending NPA split, there is no communication between each SOA and the NPAC via an electronic interface (SOA, LSMS, or NPAC Administrative Interface) other than providing the NPAC with the new network data (LRNs), if applicable. The NPAC will update its subscription version records when permissive dialing starts to the new NPA. During the permissive dialing period the NPAC will accept messages with either old or new NPA but broadcasts/downloads with the new NPA only. In addition, all notifications and responses to the SOA system will contain the new NPA only during the permissive dialing period regardless of whether the SOA system is using the old or new NPA in its requests to the NPAC SMS. If a delete request is received, it is broadcast with the new NPA. The subscription version ID that the NPAC SMS is aware of for the TN is used in the messages.

Based on information from the industry source, the service providers will update their networks/LSMS to accommodate the permissive dialing period and will update the data in their networks/LSMS after permissive dialing ends. There is no communication from the NPAC to cause these updates to occur. No assumptions are made about what the LSMS does during the permissive period to track the NPA-NXX split for a subscription version.

After permissive dialing ends, the NPAC removes any old NPA-NXXs and/or NPA-NXX-Xs related to the NPA Split that are no longer valid, and broadcasts these network data deletes to the appropriate SOAs/LSMSs. Additionally, the service providers can remove any old LRNs that are no longer valid due to the split, if any, via an electronic interface (SOA, LSMS, or NPAC Administrative Interface).

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Introduction

1.2.11	Business Days/Hours

For support of service providers that have different needs for business hours and days available for porting, two types of business days/hours have been defined in the NPAC SMS. The two types are long and short business days/hours.

The following table illustrates the outcome of business hours/days to be used based on the possible combinations:

OLD Service Provider
New Service Provider	Business Type	Short	Long (Non-Simple Port)	Long (Simple Port)
Short

When both the old and new service providers support short business days/hours for a subscription version port short business days/hours will be used.

No action is necessary by either the old or new service provider operations personnel.

When the new service provider supports short business days/hours and the old service provider supports long business days/hours for a subscription version port short business days/hours will be used.

The old service provider who supports the long business days/hours will have to recognize that the short business days/hours are being used instead of the expected long business days/hours.

When the new service provider supports short business days/hours and the old service provider supports long business days/hours for a subscription version port, and the port is designated as simple, medium business days/hours will be used.

The old service provider who supports the long business days/hours will have to recognize that the medium business days/hours are being used instead of the expected long business days/hours.

Long (Non- Simple Port)

When the new service provider supports long business days/hours and the old service provider supports short business days/hours for a subscription version port short business days/hours will be used.

The new service provider who supports the long business days/hours will have to recognize that the short timers are being used instead of the expected long timers.

When both the old and new service providers support long timers for a subscription version port long timers will be used.

No action is necessary by either the old or new service provider operations personnel.

When both the old and new service providers support long business days/hours for a subscription version port long business days/hours will be used.

No action is necessary by either the old or new service provider operations personnel.

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Introduction

OLD Service Provider
New Service Provider	Business Type	Short	Long (Non-Simple Port)	Long (Simple Port)
Long (Simple Port)

When the new service provider supports short business days/hours and the old service provider supports long business days/hours for a subscription version port, and the port is designated as simple, medium business days/hours will be used.

The old service provider who supports the long business days/hours will have to recognize that the medium business days/hours are being used instead of the expected long business days/hours.

When both the old and new service providers support long business days/hours for a subscription version port long business days/hours will be used.

No action is necessary by either the old or new service provider operations personnel.

When both the old and new service providers support long business days/hours for a subscription version port, and the port is designated as simple, medium business days/hours will be used.

No action is necessary by either the old or new service provider operations personnel.

Table 1-1 Business Day/Hour Behavior

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Introduction

1.2.12	Timer Types

For support of service providers that have different needs for timers available for porting, three types of timers have been defined in the NPAC SMS. The three types are long, medium and short timers.

The following table illustrates the outcome of timers to be used based on the possible combinations:

OLD Service Provider
New Service Provider	Timer Type	Port Out- Short	Port Out- Long (Non-Simple Port)	Port Out- Long (Simple Port)
Port In – Short

When both the old and new service providers support short timers for a subscription version port short timers will be used.

No action is necessary by either the old or new service provider operations personnel.

When the new service provider supports short timers and the old service provider supports long timers for a subscription version port long timers will be used.

The new service provider who supports the short timers will have to recognize that the long timers are being used instead of the expected short timers.

When the new service provider supports short timers and the old service provider supports long timers for a subscription version port, and the port is designated as simple, medium timers will be used.

The new service provider who supports the short timers will have to recognize that the medium timers are being used instead of the expected short timers.

Port In – Long (Non- Simple Port)

When the new service provider supports long timers and the old service provider supports short timers for a subscription version port long timers will be used.

The old service provider who supports the short timers will have to recognize that the long timers are being used instead of the expected short timers.

When both the old and new service providers support long timers for a subscription version port long timers will be used.

No action is necessary by either the old or new service provider operations personnel.

When both the old and new service providers support long timers for a subscription version port long timers will be used.

No action is necessary by either the old or new service provider operations personnel.

Port In- Long (Simple Port)

When the new service provider supports short timers and the old service provider supports long timers for a subscription version port, and the port is designated as simple, medium timers will be used.

The new service provider who supports the short timers will have to recognize that the medium timers are being used instead of the expected short timers.

When both the old and new service providers support long timers for a subscription version port long timers will be used.

No action is necessary by either the old or new service provider operations personnel.

When both the old and new service providers support long timers for a subscription version port and the port is designated as simple, medium timers will be used.

No action is necessary by either the old or new service provider operations personnel.

Table 1-2 Timer Type Behaviour

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Introduction

1.2.13	Recovery Functionality

The NPAC SMS provides a mechanism that allows a Service Provider to recover messages sent to either the SOA or LSMS, during a period of time that the Service Provider was not available to receive messages from the NPAC SMS. This recovery mechanism (also referred to as resynchronization) is initiated when a Service Provider’s SOA or LSMS re-associates to the NPAC SMS, by setting the recovery mode indicator to TRUE on the Access Control structure, then requests the recovery of missed messages, by requesting the missed Network Data, Subscription Versions and/or Notifications.

The SOA requests network data and notification data for a specific period of time from the NPAC SMS, which is sent by the NPAC SMS as requested. The NPAC SMS will send the recovery data requested based on the Service Provider’s Linked Replies Indicator setting (separate indicators for SOA and LSMS). If the Linked Replies Indicator is set to TRUE the NPAC SMS will send the updates in smaller, linked messages (e.g., groups of 50 at a time). If the Linked Replies Indicator is set to FALSE the NPAC SMS will send the updates in a single larger, non-linked message. In the case of linked replies, data is sent in multiple linked M-ACTION replies, followed by an “empty” non-linked normal response (indicating the end of the linked reply data). During the recovery process, new messages are queued on the NPAC SMS. Additionally, during the recovery process, the “x by y” retry functionality (where “x” is the number of attempts, and “y” is the interval in number of minutes in between attempts) continues on the NPAC SMS, but message sending is suspended to the SOA, and the retry attempts counter is not decremented, as long as the SOA is still in recovery mode. Once the recovery is finished, the SOA sends a recovery complete message to the NPAC SMS, which in turn triggers the NPAC SMS to send the previously queued messages to the SOA, at the next normally scheduled retry interval. At the completion of sending the previously queued messages, the interaction between the SOA and the NPAC SMS resumes for normal message processing.

The LSMS recovery functionality works similar to the SOA, with the addition of recovering subscription data.

Service Provider systems may implement an optional recovery method called, “Send What I Missed” (SWIM). This implementation uses the existing recovery messages, and incorporates a new attribute (SWIM, rather than a time range). When the NPAC SMS receives a SWIM recovery request it issues a SWIM recovery response that contains only the messages that were previously missed by the requesting Service Provider system. Linked Reply functionality is utilized in the SWIM responses, so a Service Provider system must support that feature as well. SWIM improves the efficiency of recovery processing for the NPAC SMS and Service Providers because guesswork of determining a recovery timeframe that includes the actual messages that were missed is eliminated.

1.2.13.1	Network Data Recovery

Network Data Recovery in the NPAC SMS allows a Service Provider for both SOA and LSMS to capture, via a recovery process, all network data downloads that were missed during a downtime period for the Service Provider. The processing steps for this functionality include:

1.	The Service Provider system sends a network data recovery request to the NPAC.

2.	The NPAC takes the time range in the requested criteria, and compares the number to the current tunable value.

3.	If the time range exceeds the tunable value, a DownloadReply is returned to the SP system with the status field populated with value 2, signifying “time-range-invalid”. No network data will be included with this reply.

4.	When an SP system sees this response, the suggested behavior is to reduce the time range requested in the network data recovery action and re-issue the request.

NOTE:	Alternatively, a Service Provider system may issue a SWIM recovery request and recover only the messages that were previously missed by the Service Provider system or a record-based recovery request to recover a range of data missed during a downtime period. These types of recovery requests do not require a time range.

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Introduction

1.2.13.2	Subscription Data Recovery

Subscription Data Recovery in the NPAC SMS allows a Service Provider’s LSMS to capture, via a recovery process, all subscription data downloads that were missed during a downtime period for the Service Provider. The processing steps for this functionality include:

1.	The Service Provider system sends a subscription data recovery request to the NPAC.

2.	The NPAC takes the time range in the requested criteria, and compares the number to the current tunable value.

3.	If the time range exceeds the tunable value, a DownloadReply is returned to the SP system with the status field populated with value 2, signifying “time-range-invalid”. No subscription data will be included with this reply.

4.	When an SP system sees this response, the suggested behavior is to reduce the time range requested in the subscription data recovery action and re-issue the request.

NOTE:	Alternatively, a Service Provider system may issue a SWIM recovery request and recover only the messages that were previously missed by the Service Provider system or a record-based recovery request to recover a range of data missed during a downtime period. These types of recovery requests do not require a time range.

1.2.13.3	Notification Recovery

Notification Recovery in the NPAC SMS allows a Service Provider for both SOA and LSMS to capture, via a recovery process, all notifications that were missed during a downtime period for the Service Provider. The processing steps for this functionality include:

1.	The Service Provider system sends a notification recovery request to the NPAC.

2.	The NPAC retrieves the records that match the requested criteria, and compares the number to the current tunable value.

3.	If the number of records exceeds the tunable value, a NetworkNotificationRecoveryReply is returned to the SP system with the status field populated with value 3, signifying “criteria-too-large”. No notifications will be included with this reply.

4.	When an SP system sees this response, the suggested behavior is to reduce the time range requested in the notification recovery action and re-issue the request.

NOTE:   Alternatively, a Service Provider system may issue a SWIM recovery request and recover only the messages that were previously missed by the Service Provider system. This type of recovery request does not require a time range.

1.2.13.4	Service Provider Data Recovery

Service Provider Data Recovery in the NPAC SMS allows a Service Provider for both SOA and LSMS to capture, via a recovery process, all Service Provider data updates that were missed during a downtime period. The processing steps for this functionality include:

1.	The Service Provider system sends a service provider data recovery request to the NPAC.

2.	The NPAC takes the time range in the request criteria, and compares the number to the current tunable value.

3.	If the time range exceeds the tunable value, a DownloadReply is returned to the SP system with the status field populated with value 2, signifying “time-range-invalid”. No service provider data will be included with this reply.

4.	When an SP system sees this response, the suggested behavior is to reduce the time range requested in the service provider data recovery action and re-issue the request.

NOTE:	Alternatively, a Service Provider system may issue a SWIM recovery request and recover only the messages that were previously missed by the Service Provider system or a record-based recovery request to recover a range of data missed during a downtime period. These types of recovery requests do not require a time range.

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Introduction

1.2.14	Number Pooling Overview

The National Number Pooling approach includes the following:

1.	Pre-Port 1K Blocks to a single switch (i.e., all Pooled TNs contain same LRN).

2.	EDR (Efficient Data Representation) is captured through the use of “1K Blocks” in the NPAC, and over the SOA-to-NPAC and NPAC-to-LSMS interfaces.

3.	The NPA-NXX-X Holder Information in the NPAC is a representation of the 1K Block managed by the Pooling Administrator, and represented in the LERG Routing Guide.

4.	The NPAC Customer SOA NPA-NXX-X Indicator in the NPAC Customer Data Model will be added to indicate whether or not the Service Provider accepts NPA-NXX-X downloads from the NPAC (TRUE = yes, FALSE = no) to their SOA via the SOA-to-NPAC SMS Interface.

5.	The NPAC Customer LSMS NPA-NXX-X Indicator in the NPAC Customer Data Model will be added to indicate whether or not the Service Provider accepts NPA-NXX-X downloads from the NPAC (TRUE = yes, FALSE = no) to their LSMS via the NPAC SMS-to-Local SMS Interface.

6.	The NPAC Customer Data Model (logical) and Service Provider Profile (physical) refer to the same information.

7.	The NPA-NXX-X Holder Information is broadcast over the SOA-to-NPAC SMS Interface to all Service Providers in that NPAC region (exclusive of those that have filters for that NPA or NPA-NXX, and those who have a SOA NPA-NXX-X indicator in the Customer Data Model set to FALSE), for the block allocation of NPA-NXX-X data to the NPA-NXX-X Holder.

8.	The NPA-NXX-X Holder Information is broadcast over the NPAC SMS-to-Local SMS Interface to all Service Providers in that NPAC region (exclusive of those that have filters for the NPA or NPA-NXX, and those who have an LSMS NPA-NXX-X indicator in the Customer Data Model set to FALSE), for the block allocation of NPA-NXX-X data to the NPA-NXX-X Holder.

9.	The NPA-NXX-X Holder Information’s “Effective Date” is the date the LERG Routing Guide, the Pooling Administrator, and the NPAC, consider to be the “ownership switchover” date for the 1K Block from the Code Holder (NPA-NXX owning SP) to the Block Holder (NPA-NXX-X owning SP).

10.	At the time of NPA-NXX-X creation, the NPAC will check for “pending-like, no-active” SVs or “pending-like Port-To-Original” SVs where the Code Holder SPID and the Block Holder SPID are NOT the same value. If any are found, the NPAC will reject the creation of this NPA-NXX-X. An error message will be generated for the NPAC personnel. Additionally, the NPAC Personnel will be able to view the discrepant TNs (on the screen in the Pending-Like No-Active Subscription Version and Pending-Like Port-to-Original Subscription Version REPORT format), then be able to select multiple output destinations for the report, or exit the NPA-NXX-X Creation and continue with other GUI activities.

11.	The Pending-Like No-Active Subscription Version and Pending-Like Port-to-Original Subscription Version report will be available to NPAC personnel. The report will contain TN, Old SPID, New SPID, Due Date, and Status.

12.	The recipients of the Pending-Like No-Active Subscription Version and Pending-Like Port-to-Original Subscription Version report (e.g., Pooling Administrator, Code Holder) will have their own M&P (outside of NPAC) to clean up these SVs (either cancel or activate). Once they are cleaned up, NPAC personnel will attempt the NPA-NXX-X creation again.

13.

Once the NPA-NXX-X has been created on the NPAC, the Code Holder is allowed to perform intra-service provider ports. If TNs were missed during the Code Holder’s pre-donation intra-port activities, then both the Code Holder and NPAC personnel are allowed to perform these intra-service provider port creates of SVs with

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Introduction

no previously active SV, on behalf of the Code Holder. The NPAC will allow the Code Holder, via the SOA or the LTI, and NPAC personnel, via the OpGUI, to create these LISP ports up to the effective date (11:59p of the day prior to the effective date), and to activate these LISP ports up to the Block’s activation date/time. The Code Holder can also assist in the activation of the LISP ports up to the Block’s activation date/time.

14.	Once the NPA-NXX-X’s Effective Date has been reached, but prior to the Block’s activation, snapback messages will go to the Block Holder, and default routing will be the responsibility of the Code Holder. The exception to this is during the de-pool process for the NPA-NXX-X (see #31 below).

15.	Once the Block has been created (the record exists in the NPAC SMS and the Creation Timestamp in the Object has been set) in the NPAC, either from a scheduled event on the NPAC, or from a Service Provider SOA sending up the Block, then NPAC processing considers the Block to be “activated” for the Block Holder, and all snapback messages and default routing will go to the Block Holder.

16.	The Block Holder Information is broadcast over the NPAC-to-LSMS interface.

17.	The Block Holder Information’s “Activation Timestamp” is the date/time the NPAC broadcasts block data to the applicable LSMSs. Only at this point in time are all SPs notified of the “ownership switchover” date for the 1K Block from the Code Holder (NPA-NXX owning SP) to the Block Holder (NPA-NXX-X owning SP).

18.	Block Create messages over the SOA-to-NPAC SMS Interface will set the SOA Origination to TRUE.

19.	The Block Holder Information’s SOA notification is broadcast over the SOA to NPAC Interface, when the SOA Origination on the Block record is set to TRUE.

20.	At the time of Block creation by the NPAC (attempted on or after the NPA-NXX-X’s Effective Date), the NPAC will check for “pending-like, no-active” SVs. If any are found, the NPAC will reject the creation of this Block. A unique alarmable error message (new error message and error number for Block) will be generated and alarm NPAC personnel.

21.	At the time of Block creation by the SP’s SOA (attempted on or after the NPA-NXX-X’s Effective Date), the NPAC will check for “pending-like, no-active” SVs in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value. If any are found, the NPAC will reject the creation of this Block. A unique alarmable error message (new error message and error number for Block, but no alarm to NPAC Personnel) will be generated and sent back to the SP’s SOA. A new M&P will require the SP to contact NPAC personnel (USA) and request the generation of the Pending-Like No-Active Subscription Version and Pending-Like Port-to-Original Subscription Version report.

22.	The Pending-Like No-Active Subscription Version and Pending-Like Port-to-Original Subscription Version report will be created and will contain TN, Old SPID, New SPID, Due Date, and Status.

23.	The recipients of the Pending-Like No-Active Subscription Version and Pending-Like Port-to-Original Subscription Version report (e.g., Pooling Administrator, Code Holder) will have their own M&P (outside of NPAC) to clean up these SVs (either cancel or activate) by the Code Holder and the NPAC Personnel. Once they are cleaned up, NPAC personnel will attempt the Block creation again (if it is NPAC initiated), or contact the Block Holder SP and inform them that they could re-submit the Block request.

24.	If during the broadcast of the Pooled Data, one or more Service Providers cause the Block to go into a Partial Failure or Failed status, the NPAC will generate a unique alarmable message, and NPAC Personnel will be notified of the error, only when the SOA Origination is FALSE (if value is TRUE, existing M&Ps for partial failure or failed conditions will be used). M&P will be established to have NPAC Personnel resolve the broadcast failures with the Service Providers on the Block’s Failed SP List.

25.	The NPAC will execute a background process, once a day, to check for Block completeness. During this background process, the NPAC will check for active blocks that haven’t been verified to contain 1000 SVs (combination of POOL, LISP, LSPP) for that Block. This is designed to capture any “disconnect requests that were sending on its way to old”, which may result in an orphan TN that does NOT have an Active SV. This background process will be run for the first time within 24 hours of Block Creation (with an Active status), and once every 24 hours thereafter for incomplete Blocks. Once all 1000 TNs have been accounted for in the NPAC, this Block will no longer be checked by the NPAC.

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Introduction

26.	The NPAC will manage the synchronization of, and maintain the integrity of, the data between a Block and the subordinate Pooled Subscription Versions (used for internal NPAC processing and TN query responses only) within the Block. This means that, at all times, the LRN and GTT routing data for the Block and all SVs with LNP Type of POOL within the 1K Block, will contain the same values. The status for the Block and status for each SV with LNP Type of POOL within the 1K Block, may not always contain the same value. The matrix to coordinate the status is found in the detailed requirements. The failed SP List for the Block and Failed SP List for each SV with LNP Type of POOL within the 1K Block, may not always contain the same Service Providers. The matrix to coordinate the various Failed SP Lists is found in the detailed requirements.

27.	Once a Block is “active”, the routing data can be modified. This may be performed by NPAC Personnel using the NPAC OpGUI, Service Provider Personnel using the NPAC Low-tech Interface, or Service Provider via the SOA-to-NPAC SMS Interface.

28.	At the time of NPA-NXX-X deletion (i.e., de-pool), the NPAC will check for “pending-like, with Active POOL” SVs, or “pending-like, port-to-original” SVs. If any are found, the NPAC will reject the Deletion of this NPA-NXX-X. An error message will be generated for the NPAC personnel. Additionally, the NPAC Personnel will be able to view the discrepant TNs (on the screen in the Pending-Like With Active POOL Subscription Version and Pending-Like Port-To-Original REPORT format), then be able to select multiple output destinations for the report, or exit the NPA-NXX-X Deletion and continue with other GUI activities.

29.	The Pending-Like With Active POOL Subscription Version and Pending-Like Port-to-Original Subscription Version report will be available to NPAC personnel. The report will contain TN, Old SPID, New SPID, Due Date, and Status.

30.	The recipients of the Pending-Like With Active POOL Subscription Version and Pending-Like Port-to-Original Subscription Version report (e.g., Pooling Administrator, Block Holder) will have their own M&P (outside of NPAC) to clean up these SVs (either cancel or activate). Once they are cleaned up, NPAC personnel will await notification from the Pooling Administrator prior to attempting the NPA-NXX-X deletion again.

31.	The NPAC performs a “cascading delete” when processing an NPA-NXX-X Deletion. The first step is sending deletes of Block data to LSMSs. Once all LSMSs have successfully deleted the Pooled data (the status of all pooled SVs and the Block are Old, and both Failed SP Lists are empty), the NPA-NXX-X is deleted. Similar to the NPA-NXX-X Creation, the NPA-NXX-X Deletion is broadcast to the appropriate Service Providers, based on the values in their NPA-NXX-X Indicators.

32.	During the de-pooling process, the vacant number treatment responsibility and snapback for TN re-assignment notifications have unique behavior, once the Block has migrated to a status of Old. As defined in #14 above, snapback messages will go to the Block Holder, and default routing will be the responsibility of the Code Holder, once the NPA-NXX-X’s Effective Date has been reached. However, in this de-pooling situation, both snapback messages and default routing responsibility will be the Code Holder. So, even though the NPA-NXX-X still exists, it has the same behavior as the “pre-effective date” NPA-NXX-X situation.

33.	Once the Block has been deleted in the NPAC, then NPAC processing considers the Block to be “deleted” for the Block Holder, and all snapback messages and default routing will go to the Code Holder. Additionally, the Block is now available to be allocated to another Service Provider.

34.	For NPA Split processing, at the start of the Split, the NPAC SMS will automatically create a New NPA-NXX-X to correspond to the Old NPA-NXX-X, and will reject the NPA Split request if the New NPA-NXX-X already exists at the time of the NPA Split entry. The NPAC will remove the New NPA-NXX-X and convert the Block and SVs back to the Old NPA-NXX, if the New NPA-NXX is removed from the NPA Split, prior to the end of PDP. When adding an NPA-NXX-X during an NPA Split, the NPAC will automatically add a corresponding New/Old NPA-NXX-X for an NPA-NXX involved in a Split. During PDP, the NPAC will treat Block data similar to the treatment of SV data (i.e., either the Old or New NPA-NXX can be sent to the NPAC, but the NPAC will broadcast the New NPA-NXX).

35.	DELETED.

36.	The two new objects that will be broadcast over the interface include the NPA-NXX-X (1K Block) block allocation, and Block for Local SMSs that represent the 1000 TNs of POOL’ed numbers as the 1K Block.

37.	The basis for the National Number Pooling requirements was the Illinois Number Pooling NPAC Release 1.4. The Number Pooling Delta document, National Number Pooling requirements, represents the requirements for National Number Pooling functionality.

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Introduction

The following table portrays “vacant number treatment” responsibility and “snapback for TN re-assignment” notifications throughout each phase of number pooling, once the Block has been donated to the Pooling Administrator:

Vacant Number Treatment	Pre effective date	post effective date	post Block activation	during Block de- pool
Contaminated disconnect	Code holder	Code holder	Block holder	Code holder
Non-contaminated	Code holder	Code holder	Block holder	Code holder
Snapback for TN re-assignment
Contaminated disconnect	Code holder*	Block holder	Block holder	Code holder*
Non-contaminated	N/A	N/A	Block holder	N/A

Table 1-3 Vacant Number Treatment/Snapback Notification

* = Code Holder receives a notification but CANNOT reassign this TN.

Note: for the last column (during Block de-pool), the behavior is the same as the pre-effective date column. A block may still exist in the NPAC SMS with a status of Old. At the time of de-pooling, the Block goes back to the Pooling Administrator and is awaiting re-assignment to the next Block Holder. The NPA-NXX-X may also exist in the NPAC SMS until a Block is successfully deleted from all Local SMSs.

1.2.15	Time References in the NPAC SMS

Time references in the NPAC SMS can be confusing because multiple time zones are involved across the seven US regions, as well as the Canadian region. Additionally, the universal time zone (UTC/GMT) is also used. The descriptions below are designed to point out the various time references that are used throughout the system.

Universal Time Zone – As a general rule, the NPAC SMS application runs on the universal time zone. The following items use UTC/GMT:

1.	NPAC DB (all timestamp fields)

2.	CMIP interface messages (SOA and LSMS)

3.	NPAC timers (short, medium and long)

4.	NPAC parameters

a.	Short Business Day Start Time

b.	Medium Business Day Start Time

c.	Long Business Day Start Time

d.	Conflict Restriction Window (18:00/17:00 GMT)

5.	NPA Split Permissive Dial Dates (the Time portion)

6.	NPAC reports

7.	NPAC BDD files

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Introduction

NPAC GUI – The NPAC GUI (both administrative GUI for USAs and LTI GUI for NPAC customers) is based on the setting for each specific user’s PC. Therefore, even though NPAC data is stored in UTC/GMT, it is converted and displayed for a user in their local time zone as defined in their PC setting.

The only exception to this rule is on the administrative GUI, for the following data. In both of these cases, the data is displayed in Central Time.

1.	NPA-NXX-X Effective Date

2.	Number Pool Block Scheduled Activation Date

Business Hours/Days – The definition of Business Hours/Days in the NPAC SMS are defined using a combination of three variables. Wireline Service Providers typically use SHORT variables, and Wireless Service Providers typically use LONG variables.

Wireline	Short Business Days	Monday – Friday (five days)

	Short Business Day Start Time	13:00/12:00 GMT

	Short Business Day Duration	12 hours

Wireless	Long Business Days	Sunday – Saturday (seven days. Canadian region is just six days, Monday-Saturday)

	Long Business Day Start Time	14:00/13:00 GMT (for eastern regions)

15:00/14:00 GMT (for central regions)

15:00/14:00 GMT (for Canadian region)

16:00/15:00 GMT (for mountain region)

17:00/16:00 GMT (for pacific region)

	Long Business Day Duration	12 hours

Wireline or Inter-modal simple port	Medium Business Days	Monday – Friday (five days)
	Medium Business Day Start Time	12:00/11:00 GMT (for eastern regions)

13:00/12:00 GMT (for central regions)

13:00/12:00 GMT (for Canadian region)

14:00/13:00 GMT (for mountain region)

15:00/14:00 GMT (for pacific region)

	Medium Business Day Duration	17 hours

Table 1-4 Business Hours/Business Days

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Introduction

Using this information, the region equivalents are defined by the table below:

Region	SPs using Short Hours/Days	SPs using Medium Hours/Days	SPs using Long Hours/Days
NE	Monday – Friday, 8a-8p ET	Monday – Friday, 7a-12a ET	Sunday – Saturday, 9a-9p ET
MA	Monday – Friday, 8a-8p ET	Monday – Friday, 7a-12a ET	Sunday – Saturday, 9a-9p ET
SE	Monday – Friday, 8a-8p ET	Monday – Friday, 7a-12a ET	Sunday – Saturday, 9a-9p ET
MW	Monday – Friday, 7a-7p CT	Monday – Friday, 7a-12a CT	Sunday – Saturday, 9a-9p CT
SW	Monday – Friday, 7a-7p CT	Monday – Friday, 7a-12a CT	Sunday – Saturday, 9a-9p CT
WE	Monday – Friday, 6a-6p MT	Monday – Friday, 7a-12a MT	Sunday – Saturday, 9a-9p MT
WC	Monday – Friday, 5a-5p PT	Monday – Friday, 7a-12a PT	Sunday – Saturday, 9a-9p PT
CA	Monday – Friday, 7a-7p CT	not currently supported	Monday – Saturday, 9a-9p CT

Table 1-5 Short/Medium/Long Hours/Days

Concurrence Windows/Timers – Various porting activities initiated by one Service Provider require some type of concurrence from a second Service Provider. This concurrence is defined as performing some activity within x number of business hours. At the time an activity occurs in the NPAC that requires the use of a window/timer, the future expiration time is calculated and stored, based on the NPAC settings in the table above, at the time of the activity. These windows/timers will then expire based on the pre-calculated date/time.

Standard Time/Daylight Time – The following NPAC tunables are adjusted twice a year for Standard/Daylight.

1.	Short Business Day Start Time

2.	Medium Business Day Start Time

3.	Long Business Day Start Time

4.	Conflict Restriction Window

A note regarding concurrence windows/timers: As mentioned in the previous section, a timer is not a meter that “runs” only during the Business Day intervals, but rather is a calculation in GMT of the timer’s expiration date/time. When the Short, Medium or Long Business Day Start Time, or Conflict Restriction Window, is adjusted twice each year to reflect the daylight savings adjustment in local time (of the predominant time zone within each region), a timer that started just prior to the daylight savings adjustment will continue to “run” as if the adjustment had not been made. So in terms of local time, each Spring for a few days certain timers will appear to run for one hour too short and each Fall for a few days these same timers will appear to run for one hour too long.

1.2.16	SV Type and Alternative SPID in the NPAC SMS

With implementation of software release 3.3, the NPAC SMS will provide an SV Type indicator in each SV and Pooled Block record. This indicator will initially distinguish every TN and Pooled Block as being served by Wireline, Wireless, Class 2 Interconnected VoIP, VoWIFI service, Prepaid Wireless, or Class 1 Interconnected VoIP. The SV Type indicator will be able to distinguish additional “types” as deemed necessary in the future by adding additional values. This information will be provisioned by the SOA and broadcast to the LSMS upon initial creation of the SV or Pooled Block and upon modification of the SV Type for those SOA and LSMS associations optioned “on” to send and receive this data.

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Introduction

The SV Type attribute will be populated by the SP Type, if this attribute is not supported by the Service Provider. The SV Type attribute must be provided if supported by the Service Provider.

The NPAC SMS shall provide an Alternative SPID field for each SV and Pooled Block record. This new field shall identify (if applicable) a second service provider – either a facility-based provider or reseller, acting as a non facility-based service provider associated with each TN or Pooled Block via their 4-digit SPID. The Alternative SPID must be a valid SPID defined in the NPAC SMS database. Alternative SPID is an optional attribute in a SV or Pooled Block record, even if it is supported by the Service Provider.

With implementation of software release 3.3.3.5 (NANC 436), the NPAC SMS shall provide a Last Alternative SPID field for each SV and Pooled Block record. This new field shall identify (if applicable) a subtending service provider that has a retail relationship with the end user. The Last Alternative SPID must be a valid SPID defined in the NPAC SMS database. Last Alternative SPID is an optional attribute in a SV or Pooled Block record, even if it is supported by the Service Provider.

1.2.17	Alternative End User Location and Alternative Billing ID in the NPAC SMS

With implementation of software release 3.3.3.2 (NANC 436), the NPAC SMS shall provide Alternative End User Location and Alternative Billing ID fields for each SV and Pooled Block record. These new fields shall identify (if applicable) an alternative value to the existing End User Location and Billing ID fields associated with each TN or Pooled Block. This information will be provisioned by the SOA and broadcast to the LSMS upon initial creation of the SV or Pooled Block and upon modification of these fields for those SOA and LSMS associations optioned “on” to send and receive this data. These alternative fields are optional attributes in a SV or Pooled Block record, even if it is supported by the Service Provider.

1.2.18	URIs in the NPAC SMS

With implementation of software release 3.3.3.5 (NANC 429, NANC 430, NANC 435), the NPAC SMS shall provide URI fields for each SV and Pooled Block record. These new fields shall identify (if applicable) a Voice URI, MMS URI, and/or SMS URI associated with each TN or Pooled Block. This information will be provisioned by the SOA and broadcast to the LSMS upon initial creation of the SV or Pooled Block and upon modification of the URIs for those SOA and LSMS associations optioned “on” to send and receive this data. The URIs are optional attributes in a SV or Pooled Block record, even if it is supported by the Service Provider.

1.2.19	Medium Timers for Simple Ports

With implementation of software release 3.3.4 (NANC 440, NANC 441) to implement functionality for FCC Order 09-41, the NPAC SMS will provide a new set of Timers (Medium) applicable to SV records for simple ports (wireline, intermodal).

In the Service Provider Profile, a new support tunable will be added. This indicator will identify whether or not an SP supports the use of the Medium Timers. This is needed because of the two-stage implementation (nine months for large carriers, and fifteen months for small carriers), as well as carriers that may obtain a waiver from the FCC on implementation.

1.2.19.1	Medium Timer Set

The Medium Timer set includes the following:

—	Medium Initial Concurrence Timer (i.e., T1) – defaulted to three (3) NPAC business hours
—	Medium Final Concurrence Timer (i.e., T2) – defaulted to three (3) NPAC business hours

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Introduction

—

Medium Conflict Restriction Window – defaulted to 21:00 in the predominate time zone (Mon-Fri, excluding NPAC-defined holidays, adjusted for Standard/Daylight) on the day before the due date (adjusted for Standard/Daylight)

—	Medium Conflict Resolution Restriction Window – defaulted two (2) NPAC business hours
—	Medium Initial Cancellation Acknowledgement Timer – defaulted to nine (9) NPAC business hours
—	Medium Final Cancellation Acknowledgement Timer – defaulted to nine (9) NPAC business hours
—	Medium Business Day Start – defaulted to 07:00 in the predominate time zone (Mon-Fri, excluding NPAC-defined holidays, adjusted for Standard/Daylight)
—	Medium Business Day Duration – defaulted to 17 clock hours
—	Medium Business Days – defaulted to Monday-Friday

The Medium Timer set will be used by the NPAC based on a combination of information provided by both SOAs (New SP and Old SP) and SP Profile settings of both SOAs. Timer Type and Business Type will be broadcast to the SOAs upon creation/concurrence of the SV (object creation notification and attribute value change notification), for those SOA associations optioned “on” to receive this data (Timer Type and Business Type). This new value for the existing attributes shall be added to the notification Bulk Data Download file, and be available to a Service Provider’s SOA. This new value for the existing attributes will be supported across the interface on an opt-in basis only and will be functionally backward compatible.

1.2.19.2	Medium Timer SV Attributes

The Medium Timer SV attributes are:

—	New SP Medium Timer Indicator
—	Old SP Medium Timer Indicator

If a SOA supports the New SP/Old SP Medium Timer Indicator (based on the Medium Timers Support Indicator setting), the new attribute must be sent up in their inter-SP SV Create message, otherwise the message will be rejected. If a SOA does not support the New SP/Old SP Medium Timer Indicator the new attribute must not be sent in the inter-SP SV Create message, if sent the message will be rejected. If a SOA that supports the New SP/Old SP Medium Timer Indicator sends up the new attributes in an intra-SP SV Create message, the attributes are ignored.

Since only the Old SP is in a definitive position to determine if a port is simple:

—	Modify requests from the New SP for the New SP Medium Timer Indicator will be supported only until the Old SP sends their Create message.
—	Modify requests from the Old SP for the Old SP Medium Timer Indicator will be supported until the port is activated.

Modifies of the Old or New Medium Timer Indicator will cause a restart to T1 when the NPAC has received a create message from only one service provider. If both create messages have been received, T1 will not be restarted. Because the T1 timer can be restarted, New Service Providers may need to be included in the notification of T2 expirations for Old Service Provider concurrence. A Service Provider notification priority category will be added to allow a Service Provider to opt-in on receiving T2 expiration notifications as the New Service Provider for lack of Old Service Provider concurrence. Sending a notification to the New Service Provider at T2 expiration avoids the need for the New Service Provider to track NPAC timers, which eliminates the need to inform the New Service Provider of a new timestamp when T1/T2 is restarted. In cases where a modify request was sent with the same value (true -> true, false -> false), a notification will still be sent (as done with current behavior on modifies to the same value), but the T1/T2 will not be cancelled, T1 will not be restarted, and neither Timer Type nor Business Type will be included in the notification.

The NPAC will use the values of the New SP/Old SP Medium Timer Indicators sent in the SV Create messages (or information in the SP Profile if not supported) to determine the usage of the Medium Timers for a given SV. This New SP/Old SP Medium Timer Indicator information will be broadcast to the SOAs upon creation/concurrence of the SV (object creation notification and attribute value change notification), for those SOA associations optioned “on” to send and receive this data (NANC 440, Medium Timers Support Indicator).

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Introduction

When both SPs support the Medium Timers Support Indicators, and the values specified by the New Service Provider and Old Service Provider are different, the value specified by the Old Service Provider will prevail (if necessary, the SV Timer Type and Business Type will be changed). Even though T1 and T2 concurrence timers have expired, the change is applicable because subsequent conflict or cancellation acknowledgement timers will use the value contained in the Timer Type attribute and Business Type attribute on the SV to determine conflict or cancellation duration. This updated Timer Type and Business Type information will be sent to both the New Service Provider and the Old Service Provider in an Attribute Value Change notification. If Old Service Provider does not send up a Create, the SV would remain with whatever value is specified in the New Service Provider Create. These new attributes shall be added to the notification Bulk Data Download file, and be available to a Service Provider’s SOA. These new attributes will be supported across the interface on an opt-in basis only and will be functionally backward compatible.

All references in the Processing Rules below that refer to “Short” and “Long” relate to the Timer Type settings in the Service Provider’s Profile (Port-In Timer Type, Port-Out Timer Type).

Processing Rules where both SPs do not support the Medium Timers Support Indicator:

—	BAU (Business As Usual)
—	Short + Short = Short
—	Everything else =Long

Processing Rules where both SPs do support the Medium Timers Support Indicator:

—	NSP is Short, OSP is Short, SV is Short regardless of Indicators
—	NSP is Short, OSP is Long, (Note: NSP Short/OSP Long, NSP Long/OSP Short, and NSP Long/OSP Long all have the same behavior.)
¡	NSP is First Create,
¡	SOA Indicator on SV Create is F (non-simple), SV uses Long,
—	OSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV switches to Medium
—	OSP does not concur, SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV uses Medium,
—	OSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV switches to Long
¡	SOA Indicator on SV Create is T (simple), SV remains Medium
—	OSP does not concur, SV remains Medium
¡	OSP is First Create,
¡	SOA Indicator on SV Create is F (non-simple), SV uses Long,
—	NSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV uses Medium,
—	NSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Medium
¡	SOA Indicator on SV Create is T (simple), SV remains Medium
—	NSP is Long , OSP is Short, (Note: NSP Short/OSP Long, NSP Long/OSP Short, and NSP Long/OSP Long all have the same behavior.)
¡	NSP is First Create,
¡	SOA Indicator on SV Create is F (non-simple), SV uses Long,
—	OSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV switches to Medium
—	OSP does not concur, SV remains Long

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Introduction

¡	SOA Indicator on SV Create is T (simple), SV uses Medium,
—	OSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV switches to Long
¡	SOA Indicator on SV Create is T (simple), SV remains Medium
—	OSP does not concur, SV remains Medium
¡	OSP is First Create,
¡	SOA Indicator on SV Create is F (non-simple), SV uses Long,
—	NSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV uses Medium,
—	NSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Medium
¡	SOA Indicator on SV Create is T (simple), SV remains Medium
—	NSP is Long , OSP is Long, (Note: NSP Short/OSP Long, NSP Long/OSP Short, and NSP Long/OSP Long all have the same behavior.)
¡	NSP is First Create,
¡	SOA Indicator on SV Create is F (non-simple), SV uses Long,
—	OSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV switches to Medium
—	OSP does not concur, SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV uses Medium,
—	OSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV switches to Long
¡	SOA Indicator on SV Create is T (simple), SV remains Medium
—	OSP does not concur, SV remains Medium
¡	OSP is First Create,
¡	SOA Indicator on SV Create is F (non-simple), SV uses Long,
—	NSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV remains Long
¡	SOA Indicator on SV Create is T (simple), SV uses Medium,
—	NSP is second Create,
¡	SOA Indicator on SV Create is F (non-simple), SV remains Medium
¡	SOA Indicator on SV Create is T (simple), SV remains Medium

Anytime the NPAC sets the Timer Type to Medium for a port, the Business Type will also be set to Medium (e.g., Medium Timers, Medium Business Hours and Medium Business Days are assigned as a complete set).

1.2.20	Pseudo-LRN in the NPAC SMS

With implementation of software release 3.3.4.1 (NANC 442), the NPAC SMS shall provide pseudo-LRN capability for SV and Pooled Block records whereby these records contain a pseudo-LRN value rather than an active LRN value. Since pseudo-LRN SV/NPB data is not needed by LSMSs for traditional voice routing, pseudo-LRN records will be broadcast only to an LSMS that supports the pseudo-LRN value and is interested in pseudo-LRN data from the activating SPID.

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Introduction

1.2.20.1	Pseudo-LRN Behavior

With the introduction of the pseudo-LRN value, the NPAC will be updated to receive and broadcast intra-SP ports and NPB activations in the NPAC with a pseudo-LRN value (no behavior change for inter-SP ports):

—	Inter-SP SVs:
¡	port with active LRN continues current behavior.
¡	port with pseudo-LRN cannot be done.
—	Intra-SP SVs:
¡	port with active LRN continues current behavior.
¡	port with pseudo-LRN can be done by NPA-NXX assignee on native number.
¡	port with pseudo-LRN cannot be done by NPA-NXX assignee with current active intra-port with active LRN.
¡	port with pseudo-LRN cannot be done on NPB with active LRN.
¡	port with pseudo-LRN can be done on NPB with pseudo-LRN.
—	Dash-X/NPBs:
¡	block with active LRN can be done when no pseudo-LRN SVs exist within the 1K Block.
¡	block with pseudo-LRN can be done when the Block Holder SPID is also NPA-NXX assignee.

Opted-in NPAC users will indicate their intent to create pseudo-LRN SVs and NPBs through their SOA by populating ‘000-000-0000’ in the LRN field. Users that have not opted-in will receive errors indicating an invalid LRN if they attempt to create a pseudo-LRN record (maintaining backward compatibility).

SVs and NPBs cannot be modified in such a way that either populates the LRN of a previously pseudo-LRN record, or removes the LRN by converting an active LRN to the pseudo-LRN value. Changing an active record between an active LRN state and pseudo-LRN state always requires the creation of a replacement SV (by disconnecting the active LRN record and activating a pseudo-LRN record). This preserves backward compatibility for SOA and LSMS systems that do not opt-in, by ensuring that a single SV-ID does not switch states.

Opted-in NPAC users will be able to stipulate the SPIDs for which they receive pseudo-LRN records. The Pseudo-LRN Accepted SPID list will be based on a set of SPIDs selected by the opted-in NPAC user, and maintained by the NPAC administrator. NPAC will broadcast pseudo-LRN SVs and NPBs only to opted-in NPAC LSMSs, subject to SPID-based filters (Pseudo-LRN Accepted SPID List). LSMSs not opted-in to pseudo-LRN capability will not receive any broadcast for activate, modify, or disconnect of pseudo-LRN SVs and NPBs.

NPAC queries and BDDs will include pseudo-LRN records to opted-in SOAs and LSMSs, subject to SPIDs-based filters (Pseudo-LRN Accepted SPID List).

1.2.20.2	Operations with Pseudo-LRN Support Tunables

The following table describes various operations and the tunables used to determine messaging:

Operation	A	B	C	D	E	F	G	H	I
Query via SOA	X	X					X
Query via LSMS	X		X				X
Query via LTI by SP Personnel	X			X
Query via Admin GUI by NPAC Personnel	X
BDD (SV, DX, NPB) for SOA	X	X					X	X
BDD (SV, DX, NPB) for LSMS	X		X				X		X
Reports generated via LTI by SP Personnel	X			X
Reports generated via Admin GUI by NPAC Personnel	X

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Introduction

SOA SV Notifications	X	X		X
SOA NPB Notifications	X	X		X	X
SOA DX Downloads (create, modify, delete)	X	X				X
LSMS DX Downloads (create, modify, delete)	X		X			X
LSMS SV Downloads (create, modify, delete)	X		X			X
LSMS NPB Downloads (create, modify, delete)	X		X			X

Table 1-6 Pseudo-LRN Tunables

A = Region Supports tunable

B = SOA Supports P-LRN tunable

C = LSMS Supports P-LRN tunable

D = LTI Supports P-LRN tunable

E = SOA Supports P-LRN Notifications tunable

F = SOA Origination Flag on individual NPB

G = SP P-LRN Accepted SPID List tunable

H = SOA Supports Force P-LRN BDD tunable

I = LSMS Supports Force P-LRN BDD tunable

1.3 Background

Release 1.0

An industry task force was formed in Illinois in April 1995, pursuant to the Illinois Commerce Commission (ICC) Order on Customers First Plan (Docket 94-0096 dated April 7, 1995), to develop a permanent number portability solution for Illinois. During that year, the task force made significant progress in defining and resolving the issues related to implementing number portability. All North American regions for deployment in all North American Local Number Portability Regions then used the work done by the Illinois task force to move forward with LNP implementation. A group was formed under NANC called the LNPA Working Group that oversaw implementation issues and documentation clarifications to the FRS and IIS for Release 1.0.

Midwest Region Number Pooling

To support number pooling in the Midwest Region requirements were developed and implemented. The requirements are included in Appendix F for completeness. If a service provider system is implementing Midwest Region Number Pooling then some of these requirements will supercede other requirements in this FRS document.

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Introduction

Release 2.0

The industry through work in the LNPA Working Group defined requirements for the next major release to be adopted by all regions. The Release 2.0 as agreed upon in all regions includes enhancements to the NPAC SMS for new functionality as well as modifications to existing functionality. The major enhancements include service bureau support and network data support for SOA systems as well as enhancements to support service providers implementing wireless number portability.

Release 3.0

Through the work of the LNPA Working Group, requirements for National Number Pooling were defined for Release 3.0 of the NPAC SMS. National Number Pooling is implemented as a replacement to the Midwest Region Number Pooling solution that was implemented as Release 1.4 of the NPAC SMS. This approach includes the optional use of a new Block object over the interface, such that the NPAC SMS now supports both the 1K Block of TNs using Subscription Versions and the new Block object, to represent a 1K block of pooled numbers. This approach is further defined in section 1.2.14 Number Pooling Overview, of this document.

Release 3.1

With the deployment of NPAC Release 3.0 in the Northeast region a SOA – NPAC Interface problem surfaced. The improved performance of NPAC Release 3.0 and the faster hardware platform that this software is running on is resulting in transactions being processed for broadcast to the industry quicker than the SOA – NPAC interface can transmit them. During peak periods the interface cannot support the volumes of notifications that the NPAC SMS is generating, thus there is a long delay in notification delivery that results in operational issues. There are several change orders that, together, have the potential of alleviating this problem. NeuStar and the LNPA Working Group has bundled these change orders together for NPAC Release 3.1.

Release 3.2

The industry through work in the LNPA Working Group defined requirements for the next release to be adopted by all regions. The Release 3.2 as agreed upon in all regions includes enhancements to the NPAC SMS for new functionality as well as modifications to existing functionality. The major enhancements include enhanced Bulk Data Download File processing capabilities, improved recovery functionality that supports the generation of linked reply messages over the NPAC SMS to SOA and/or LSMS interface, enhanced DPC/SSN value edits to ensure the data is formatted based on industry LNP standards, enhanced NPA Split processing that includes automated processing based on industry standard information, further Subscription Version processing capabilities, additional NPAC SMS edits to ensure that telephone numbers are not ported outside of a single LATA, and capabilities that will ease partial and full SPID migration (in the event of a purchase or merger between Service Providers).

Release 3.3

The industry through work in the LNPA Working Group defined requirements for the next release to be adopted by all regions. The Release 3.3 as agreed upon in all regions includes enhancements to the NPAC SMS for new functionality as well as modifications to existing functionality. The major enhancements include restriction of conflict resolution to alleviate inadvertent porting, improved recovery, flow control to assist with congestion situations, “un-do” cancel-pending SVs, improved abort behavior, BDD for notifications, performance improvements, resend exclusion, association heartbeat, application level error messages, and separate SOA association for notifications.

Release 3.3.4

The industry through work in the LNPA Working Group defined requirements for the next release to be adopted by all regions. The Release 3.3.4 as agreed upon in all regions includes enhancements to the NPAC SMS for new functionality to support FCC Order 09-41, One Business Day Simple Ports.

Release 3.4

The industry through work in the LNPA Working Group defined requirements for the next release to be adopted by all regions. The Release 3.4 as agreed upon in all regions includes enhancements to the NPAC SMS for new functionality as well as modifications to existing functionality. The major enhancements include version ID rollover strategy, modification of NPA-NXX Effective Date, NPA-level filters, performance improvements, SPID Migration automation enhancements, validation of NPA-NXX ownership, notification enhancements, DPC edit enhancements.

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Introduction

1.4 Objective

The objective of this document is to uniquely identify the baseline end-user, functional requirements that define the LNP SMS supporting number portability.

1.5 Assumptions

A1-1	Proportional Billing

The Service Providers will be billed in proportion to their usage of the services provided by the NPAC SMS.

AR1-1	Service Provider ID

All NPAC Customers will obtain a unique Service Provider ID from a proper source.

A1-2	Resource Accounting

The resource accounting measurements will not cause degradation in the performance of the basic functions of the NPAC SMS.

AR3-1	Greenwich Mean Time

DELETED

AN3-4.1	NPA Split Information Source

The default information source for NPA Split processing shall be the NPA Split Load Flat File, which is processed automatically based on a housekeeping process.

AR3-2	NPAC Administrative and SOA Low-Tech Interface Time

DELETED

AR3-3	System Tunable Time

DELETED

AR4-1.1	Service Provider ID

All NPAC Customers will obtain a unique Service Provider ID from a proper source.

AR5-2	Conflict Resolution Tunable due date value

The time used for the conflict restriction tunable calculation relies on the time value specified in the New Service Provider due date.

AR5-3	Changing of TN Range Notification Indicator while Notifications are Queued

In the event that the TN Range Notification Indicator is changed from TRUE to FALSE any notifications for multiple TNs that were already created and are in queue will be sent in the range format and in the event that the TN Range Notification Indicator is changed from FALSE to TRUE any notifications for multiple TNs that were already created and are in queue will be sent in the single format.

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Introduction

AR6-1	Range Activations

DELETED

AR6-2	Percent of Range Activations

DELETED

AR6-3	TN-to-Transaction Ratio

There is one TN per CMIP transaction as specified in R6-28.1, R6-28.2, R6-29.2, RR6-107, RR6-108, and RR6-109. (previously NANC 393, AR-New-1)

AR6-4	CMIP Transaction Definition

A CMIP transaction is a request/notification and its corresponding response. (previously NANC 393, AR-New-2)

AR6-5	Peak Period Definition

Peak, as specified in R6-28.2 and R6-29.2, is defined as a five-minute period, and one peak can occur within any 60-minute window. (previously NANC 393, AR-New-3)

AR6-6	Number of Local SMS Associated to the NPAC SMS

There are thirty (30) Local SMSs associated to the NPAC SMS as specified in RR6-109, related to the total NPAC SMS bandwidth for a single NPAC SMS region. (previously NANC 393, AR-New-4)

A8-1	Service Provider Audits Issued Immediately

NPAC SMS will process audit requests from service providers immediately.

AR10-1	Scheduled Downtime

NPAC initiated downtime as defined in R10-5 does not include downtime needed for software release updates initiated by or collectively agreed to by the Service Providers.

A11-2	Accounting Measurements Will Not Degrade the Basic System Performance

The resource accounting measurements will not cause degradation in the performance of the basic functions of the NPAC.

A3-5	Associated Service Provider Multiple Service Provider Ids

Associated service providers using SOA functionality from another primary service provider must use another service provider id if they choose to interact with the NPAC independently from the primary service provider for SOA functionality.

1.6 Constraints

The following constraints shall be adhered to during the development of the software associated with the requirements within this document.

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Introduction

C1-1	Real Time Call Processing

The NPAC SMS is not involved in real time call processing.

C1-2	Service Provider Activity Tracking

The NPAC SMS is not involved in facilitating or tracking Service Provider-to-Service Provider activities.

CN2-1.1.1	Interactions between Service Providers are beyond the scope of the NPAC SMS

Processes for obtaining authorization from the customer to port a number are defined by the Service Providers. The NPAC is not involved in obtaining or verifying customer authorization. Details of steps in those processes do not involve the NPAC or NPAC SMS, and are beyond the scope of the NPAC SMS functionality.

CN2-1.3.1.	Service provider network change activities are beyond the scope of the NPAC SMS

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as physical changes performed in the Service Provider’s networks, are beyond the scope of the NPAC SMS functionality.

CN2-1.4.1	Service provider’s internal activities are beyond the scope of this document

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as physical changes performed in the Service Provider’s networks are beyond the scope of this document.

CN2.1.5.1.	Service Provider’s Network Change Validation Activities are beyond the scope of the NPAC SMS

Network testing performed by the Service Providers, such as testing of call processing and testing of Service Provider network elements, is beyond the scope of the NPAC SMS.

CN2-1.6.1	Service provider’s internal activities are beyond the scope of this document

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as updates to data performed in the Service Providers network elements are beyond the scope of this document.

CN2-3.3.1	Service provider’s repair activities are beyond the scope of the NPAC SMS

Details of steps in the repair processes that do not involve the NPAC or NPAC SMS, such as the customer’s notification of problems, the Service Provider’s analysis/troubleshooting activities and the Service Provider’s repair activities are beyond the scope of the NPAC SMS functionality.

CN2.4.2.1.	Service provider’s conflict resolution activities are beyond the scope of the SMS NPAC

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as conflict resolution escalation and arbitration activities are beyond the scope of this document.

CN2-6.1.1	Interactions between Service Providers are beyond the scope of this document

Processes for obtaining authorization from the customer to port a number are defined by the Service Providers. The NPAC is not involved in obtaining or verifying customer authorization. Details of steps in those processes do not involve the NPAC or NPAC SMS, and are beyond the scope of this document.

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Introduction

C3-1	Associated Service Provider Notification Aggregation

NPAC SMS aggregation of all messages over the SOA to NPAC SMS interface for primary and associated service provider ids will not be supported.

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Business Process Flows

2.	Business Process Flows

The following process flows indicate how the NPAC SMS is used by the Service Providers in business processes associated with number portability. Specific requirements generated by the process flows are included in the appropriate sections later in the document.

The process flows supported by the NPAC SMS are:

—	Service Provisioning
—	Service Disconnection
—	Service Repair
—	Conflict and Conflict Resolution
—	Disaster Recovery and Backup
—	Service Order Cancellation
—	Audit Requests
—	Report Requests
—	Data Administration Requests

2.1 Provision Service Process

This process flow defines the provisioning flow in which a customer ports a telephone number to a new Service Provider. The service provisioning flow activities are shown in Appendix A, Flow 2.1 NPAC SMS Provision Service Process, on page A-3.

2.1.1	Service provider-to-service provider activities

The new Service Provider will notify the old Service Provider according to processes internal to the Service Providers.

CN2-1.1.1	Interactions between Service Providers are beyond the scope of the NPAC SMS

Processes for obtaining authorization from the customer to port a number are defined by the Service Providers. The NPAC is not involved in obtaining or verifying customer authorization. Details of steps in those processes do not involve the NPAC or NPAC SMS, and are beyond the scope of the NPAC SMS functionality.

2.1.2	Subscription version creation process

The Subscription Version creation flow activities are shown in Appendix A, Flow 2.1.2 NPAC SMS Subscription Version Creation Process, on page A-4.

2.1.2.1	Create Subscription Version

When a number is ported, both the old and new Service Providers can send a Create request to the NPAC SMS. The NPAC validates the data for each Create request and attempts to match the Create request with a concurring Create request from the other Service Provider. If a Create request is missing from either provider after a tunable time period, the NPAC sends a request for the missing Create request. If the data provided with the Create request is valid, the NPAC SMS creates a pending Subscription Version and awaits the concurring Create request. If the data is invalid, the NPAC SMS reports a specific error to the sender of the data and discards the request.

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Business Process Flows

2.1.2.2	Request missing/late Create request

If concurring Create request or explicit non-concurrence from the old Service Provider is not received, the process flows to process 2.1.3, as illustrated in Appendix A, Flow 2.1 NPAC SMS Provision Service Process, on page A-3. If concurring Create request or explicit non-concurrence from the new Service Provider is not received, the process flows to 2.6 (Cancel).

2.1.2.3	Final Concurrence Notification to Old Service Provider

The NPAC will send a final concurrence notification to the Old Service Provider who did not send a concurring notification.

2.1.3	Service providers perform physical changes

The two Service Providers involved in the number port will coordinate and perform the physical changes to their respective networks.

CN2-1.3.1.	Service provider network change activities are beyond the scope of the NPAC SMS

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as physical changes performed in the Service Provider’s networks, are beyond the scope of the NPAC SMS functionality.

2.1.4	NPAC SMS “activate and data download” process

The NPAC network data broadcast download flow is shown in Appendix A, Flow 2.1.4 NPAC SMS Activate and Data Download Process, on page A-5.

2.1.4.1	New Service Provider sends activation to NPAC SMS

The new Service Provider sends an activate request to the NPAC SMS. If the current date is greater than or equal to the new Service Provider due date, the flow continues. Otherwise, broadcast of the activation is rejected.

2.1.4.2	NPAC SMS broadcasts network data to appropriate Service Providers

Upon receipt of the activation request, the NPAC SMS broadcasts the network update data in real time to the appropriate Service Providers’ Local SMSs.

2.1.4.3	Failure - notify NPAC

If the NPAC SMS does not receive positive acknowledgment of the broadcast from all Service Providers, the NPAC SMS will re-broadcast the network data download to the Service Providers that did not acknowledge the original broadcast. The NPAC SMS will perform the re-broadcast a tunable number of times within a tunable time frame.

2.1.4.4	Initiate repair procedures

If the tunable re-broadcast parameters have been exceeded, the NPAC staff will initiate repair processes with the appropriate Service Providers. The NPAC SMS will send the list of Service Providers associated with each failed or partial failure subscription version to the old and new Service Providers.

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Business Process Flows

2.1.5	Service providers perform network updates

Upon receiving the data download broadcast from the NPAC SMS, all Service Providers’ local SMSs will confirm the receipt of the download broadcast, and update their network elements. The Service Providers may also test their network changes.

CN2-1.5.1.	Service Provider’s Network Change Validation Activities Are Beyond The Scope Of The NPAC SMS

Network testing performed by the Service Providers, such as testing of call processing and testing of Service Provider network elements, is beyond the scope of the NPAC SMS.

2.2 Disconnect Process

This process flow defines the activities associated with the discontinuance of service for a ported number. The NPAC Disconnect Service flow is shown in Appendix A, Flow 2.2 NPAC SMS Disconnect Process, on page A-6.

2.2.1	Customer notification, Service Provider initial disconnect service order activities

When a ported number is being disconnected, the customer and Service Provider will agree on a date. The Service Provider will send a Disconnect request to the NPAC SMS indicating the date of the physical disconnect of the number and, optionally, the date that the disconnect information is to be broadcast to all Local SMSs (the ‘effective release date’).

2.2.2	NPAC waits for effective release date

The NPAC SMS will send delete messages containing the disconnect information based on the effective release date specified by the Service Provider. If no effective release date is specified on the disconnect request, the NPAC SMS processes the request immediately.

2.2.3	NPAC donor notification

The NPAC SMS will send the effective release date and disconnect date to the donor SOA via a notification.

2.2.4	NPAC performs broadcast download of disconnect data

The NPAC SMS will broadcast the disconnect information to all Service Providers. If the broadcast is not acknowledged, the disconnect information will be resent a tunable number of times within a tunable time frame. If the tunable parameters for the collection of responses have been exceeded, the NPAC staff will initiate repair processes with the appropriate Service Providers (Flow 2.3), and send a list of failed Service Providers to the current Service Provider.

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Business Process Flows

2.3 Repair Service Process

This process flow defines the activities performed when a problem is detected either by the NPAC SMS, a Service Provider, or by a customer who contacts a Service Provider. The repair service flow is shown in Appendix A, Flow 2.3 NPAC SMS Repair Process, on page A-7.

2.3.1	IGNORE: Hidden text placeholder!!!

2.3.1-A	Service provider receives problem notification from customer

If a customer determines there is a problem with their service, they may contact the Service Provider and request Repair Service. This is one possible entry point to the Repair Process flow.

2.3.1-B	Service provider receives problem notification from another Service Provider

If another Service Provider determines there is a problem with a customer’s service, they may contact the current Service Provider and request Repair Service. This is one possible entry point to the Repair Process flow.

2.3.1-C	Service provider receives problem notification from NPAC SMS

If the NPAC determines there is a problem with a customer’s service, they may contact the current Service Provider and request Repair Service. This is one possible entry point to the Repair Process flow.

2.3.2	Service provider analyzes the problem

If NPAC SMS intervention is needed to resolve the problem, up to three repair actions may be required before repairs can be initiated.

2.3.2-A	Subscription data query required

If a Subscription data query is required to initiate the repair, a query is launched to the Local Service Providers.

2.3.2-B	Subscription data audit required

If a Subscription data audit is required before the repair can be initiated, an audit is initiated with the local Service Providers.

2.3.2-C	Network synchronization required

If network synchronization is required, the process flows to 2.3.5, Request broadcast of subscription data.

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Business Process Flows

2.3.3	Service provider performs repairs

There will be audit capabilities in the NPAC SMS to aid in isolating problems.

CN2-3.3.1	Service provider’s repair activities are beyond the scope of the NPAC SMS

Details of steps in the repair processes that do not involve the NPAC or NPAC SMS, such as the customer’s notification of problems, the Service Provider’s analysis/troubleshooting activities and the Service Provider’s repair activities are beyond the scope of the NPAC SMS functionality.

2.3.4	Request broadcast of subscription data

There will be audit capabilities in the NPAC SMS to aid in isolating problems. A Service Provider may request a download of subscription data to assist in the repair process, if necessary.

2.3.5	Broadcast repaired subscription data

If inaccurate routing data is found, the NPAC SMS will broadcast the correct subscription data to any involved Service Provider’s networks to correct inaccuracies.

2.4 Conflict Process

This process flow defines the activities performed when Service Providers disagree on who will serve a particular customer. The conflict flow is shown in Appendix A, Flow 2.4.1 Conflict Process, on page A-8.

2.4.1	Subscription version in conflict

A Subscription Version may be put into a conflict state either by the old Service Provider (assuming certain conditions are true), or as a result of a failure to acknowledge a Subscription Version in Cancel-Pending state by the new Service Provider. Subscription Versions set to either conflict or cancel initiate the creation of an entry in the Subscription Cause Code field identifying the cause of the status change.

2.4.1.1	Cancel-Pending Acknowledgment missing from new Service Provider

If the new Service Provider has not yet acknowledged a Subscription Version in Cancel-Pending state, the Subscription Version is put into Conflict, and the Cause Code is updated accordingly.

2.4.1.2	Old Service Provider requests conflict status

If the old Service Provider requests that a Subscription Version be put in conflict, it must be the first time the request has been made (a request to put a Subscription Version in conflict can only be made once by the old Service Provider). The request must be received in the NPAC a tunable number of hours prior to 12:00 A.M. of the new Service Provider due date and the expiration of the Final Concurrence Window unless short timers are being used for the port. If the old Service Provider has not satisfied these conditions then the Subscription Version cannot be put into conflict.

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Business Process Flows

2.4.1.3	Change of status upon problem notification

A Subscription Version’s conflict status “on” is achieved when a Service Provider notifies the NPAC SMS of a disagreement between the new and old Service Providers as to whether or not a TN may be ported. The old Service Provider can only place a “pending” Subscription Version in “conflict” one time.

2.4.1.4	Change of status upon Old Service Provider non-concurrence

A Subscription Version creation with authorization set to “False” from the Old Service Provider causes the NPAC SMS to place the Subscription Version in conflict during the “Create Version” process (2.1.2).

2.4.1.5	Change of status upon New Service Provider non-concurrence

Non-concurrence from the New Service Provider causes the NPAC SMS to cancel the Subscription Version during the “Create Version” process (2.1.2).

2.4.2	New Service Provider coordinates conflict resolution activities

The New and Old Service Providers use internal and inter-company processes to resolve the conflict. If the conflict is resolved, the new Service Provider sets the Subscription Version status to pending. If the conflict is not resolved within the tunable maximum number of days, the NPAC SMS cancels the Subscription Version, and sets the Cause Code for the Subscription Version.

2.4.2.1	Cancel pending notification

The cancel-pending notification is used for Subscription Versions where both the Old and New Service Providers have sent their Create message to the NPAC SMS. The pre-cancellation status will be either pending or conflict.

If the Old Service Provider sends the Cancel message, the Subscription Version is set to cancel-pending. A notification is sent to both Old and New Service Providers.

1.	If the New Service Provider sends a cancellation acknowledgment, the status is set to Canceled.

2.	If the New Service Provider does NOT send a cancellation acknowledgment, the NPAC SMS waits for both Cancellation Concurrence Windows to expire, at which time the status is set to Conflict and the NPAC SMS sends a notification to both the Old and New Service Providers indicating the status change.

3.	The Old Service Provider may optionally send the cancellation acknowledgment.

If the New Service Provider sends the Cancel message, the Subscription Version is set to cancel-pending. A notification is sent to both Old and New Service Providers.

1.	If the Old Service Provider sends a cancellation acknowledgment, the status is set to Canceled.

2.	If the Old Service Provider does NOT send a cancellation acknowledgment, the NPAC SMS waits for both Cancellation Concurrence Windows to expire, at which time the status is set to Cancel.

3.	The New Service Provider may optionally send the cancellation acknowledgment.

If the Service Provider (either Old or New) that sent the Cancel message, issued the cancel request in error, that Service Provider can “un-do” the request by sending a subsequent modify request, and the Subscription Version is set back to pending or conflict. A notification is sent to both Old and New Service Providers.

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Business Process Flows

CN2.4.2.1.	Service provider’s conflict resolution activities are beyond the scope of the SMS NPAC

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as conflict resolution escalation and arbitration activities are beyond the scope of this document.

2.4.3	Subscription version cancellation

If the Subscription Version status has been set to conflict “on” for 30 days [tunable parameter] and no resolution has occurred, the NPAC SMS will cancel the Subscription Version, set the Cause Code for the Subscription Version, and notify both the old and new Service Providers of the cancellation.

2.4.4	Conflict resolved

When both Service Providers agree to resolve the conflict, one of the Service Providers will send a request to the NPAC SMS to change the Subscription Version status to pending. In the case of cause codes 50 or 51, the NPAC will only accept the resolve conflict message from the Old Service Provider.

2.5 Disaster Recovery and Backup Process

This process flow defines the backup and restore activities performed by the NPAC and the Service Providers. The disaster recovery flow is shown in Appendix A, Flow 2.5 NPAC SMS Disaster Recovery Process, on page A-9.

2.5.1	NPAC personnel determine downtime requirement

If there is planned downtime for the NPAC SMS, the NPAC SMS will send an electronic notification to the Service Providers’ SOAs that includes information on when the downtime will start, how long it will be, and if they will be required to switch to the backup or disaster recovery machine. Downtime is considered planned when the NPAC can provide notification to the Service Providers at least 24 hours in advance.

If there is unplanned downtime, the NPAC will assess how long the primary machine will be down. The NPAC will notify all of the Service Providers by electronic notification and telephone calls to the Service Providers’ contact numbers. The notification will describe the situation and the planned action. The Service Providers will attempt to switch to the backup NPAC.

2.5.2	NPAC notifies Service Providers of switch to backup NPAC and start of cutover quiet period

The NPAC Service Providers will switch to the backup or disaster recovery machine as indicated in the notification.

2.5.3	Service providers connect to backup NPAC

The Service Providers must use an alternate connection route to the backup NPAC and establish associations with the backup NPAC application.

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Business Process Flows

2.5.4	Backup NPAC notifies Service Providers of application availability and end of cutover quiet period

When the backup NPAC application and database are on-line, processes will proceed as normal. The backup NPAC application will be at the same version level as the primary NPAC application. The NPAC SMS database will also contain the same routing information as the primary database.

2.5.5	Service providers conduct business using backup NPAC

The Service Provider should continue to process as normal when connected to the backup NPAC.

2.5.6	Backup NPAC notifies Service Providers of switch to primary NPAC and start of cutover quiet period

When the primary machine is brought back up, the backup NPAC will advise the Service Providers of the timing of their switch back to the primary machine.

2.5.7	Service providers reconnect to primary NPAC

The Service Providers re-establish associations with the primary NPAC application using their normal connections.

2.5.8	Primary NPAC notifies Service Providers of availability and end of cutover quiet period

When the primary NPAC is available, NPAC personnel will notify Service Providers of the end of the cutover quiet period.

2.6 Service Order Cancellation Process

This flow defines the process performed when a Service Provider cancels a service order. The service order cancellation flow is shown in Appendix A, Flow 2.6 Cancellation Process, on page A-10.

2.6.1	Service Provider issues service order cancellation

From the time both Service Providers have sent a valid notification of a new Subscription Version to the time the Subscription Version is activated, either Service Provider may send a message to the NPAC SMS to cancel the Subscription Version. If this occurs, the NPAC SMS will notify both Service Providers that the Subscription Version is in a cancel-pending state.

2.6.2	Service provider cancels an un-concurred Subscription Version

If a Service Provider issues a cancel on a Subscription Version that was created by that Service Provider and not concurred to by the other Service Provider involved in that port, or if the Subscription Version was initiated, then subsequently canceled by the NPAC, the Subscription Version will be canceled immediately and a notification will be sent to both Service Providers.

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Business Process Flows

2.6.3	NPAC requests missing acknowledgment from Service Provider

When notified that a Subscription Version has been set to cancel-pending, the non-requesting Service Provider must concur by returning a cancel-pending acknowledgment to the NPAC SMS within a tunable amount of hours. If the NPAC does not receive acknowledgment in the allowable time from the Service Provider, a request is sent to that Service Provider for a cancel-pending-acknowledgment. If the missing cancel-pending-acknowledgment is not received within a tunable time frame, the Subscription Version status is set to “conflict” if it is the new Service Provider that failed to acknowledge, but is set to cancel if the old Service Provider failed to acknowledge. In either case, the Cause Code is then set for the Subscription Version, and both Service Providers are then notified of the Subscription Version status change.

2.6.4	NPAC cancels the Subscription Version and notifies both Service Providers

When acknowledgment is received from both Service Providers, within the allowed time frame the NPAC SMS will set the Subscription Version to canceled in its database, update the Cause Code for the Subscription Version, and notify both Service Providers that the Subscription Version has been canceled. All canceled Subscription Versions are purged from the NPAC database after a tunable period.

2.7 Audit Request Process

This process flow defines the activities performed by the NPAC when Service Providers request audits of LNP data. The audit request flow is shown in Appendix A, Flow 2.7 Audit Process, on page A-11.

2.7.1	Service provider requests audit

Any Service Provider can request an audit of another Service Provider’s LSMS.

2.7.2	NPAC SMS issues queries to appropriate Service Providers

Upon receipt of an audit request, the NPAC SMS queries the appropriate Service Provider’s Local SMS databases.

2.7.3	NPAC SMS compares Subscription Version data

The NPAC SMS compares its own Subscription Version data to the data it finds in the targeted Local SMS Subscription Version databases.

2.7.4	NPAC SMS updates appropriate Local SMS databases

The NPAC SMS updates Subscription Version information in the appropriate Local SMS databases.

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Business Process Flows

2.7.5	NPAC SMS sends report of audit discrepancies to requesting SOA

Once the NPAC SMS has completed updates to the appropriate Local SMSs, the NPAC SMS generates an Audit Discrepancy report to the Service Provider SOA that initiated the Audit request.

2.7.6	NPAC SMS sends report of audit results to requesting SOA

The NPAC SMS sends the audit results to the Service Provider SOA that initiated the audit request, to indicate the audit is complete.

2.8 Report Request Process

This process flow defines the activities performed by the NPAC when the Service Providers request report generation and delivery. The report request flow is shown in Appendix A, Flow 2.8 Report Process, on page A-12.

2.8.1	Service provider requests report

Service Provider personnel request report generation via either the SOA Low Tech Interface or by contacting NPAC personnel.

2.8.2	NPAC SMS generates report

The NPAC SMS generates the report that Service Provider Personnel requested via either the SOA Low Tech to NPAC SMS interface or based on NPAC personnel input into the NPAC Administrative GUI.

2.8.3	Report delivered via NPAC Administrative or SOA Low-Tech Interface, Email, electronic file, fax, printer

The NPAC SMS delivers the report to the destination specified in the request.

2.9 Data Administration Requests

This section defines the activities performed by the NPAC when Service Providers make a manual request for data administration.

2.9.1	Service provider requests administration of data by NPAC personnel

Service provider personnel are able to contact NPAC personnel to request data administration activities.

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Business Process Flows

2.9.2	NPAC SMS personnel confirms user’s privileges

Before NPAC personnel fulfill the data administration request, they will confirm the user’s privileges and validate the request.

2.9.3	NPAC SMS personnel inputs user’s request

Upon validation of the request, NPAC personnel will input the request.

2.9.4	NPAC SMS performs user’s request

The NPAC SMS processes the request.

2.9.5	NPAC SMS personnel logs request denial if user’s privileges are not validated

If the user’s privileges are not confirmed, or the request cannot be validated, the NPAC personnel log the activity and end the process.

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NPAC Data Administration

3.	NPAC Data Administration

3.1 Overview

The NPAC SMS manages the ported TN information associated with Service Provider portability for the LNP service. This section describes the high level requirements associated with managing ported telephone numbers from an operations perspective. Figure 3-1 Entity Relationship Model illustrates the logical data model associated with the data elements for the NPAC SMS, and the relationship between NPAC Customer data and other data tracked or created by the system.

AR3-1	Greenwich Mean Time

DELETED

AR3-2	NPAC Administrative and SOA Low-Tech Interface Time

DELETED

AR3-3	System Tunable Time

DELETED

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NPAC Data Administration

Figure 3-1 — Entity Relationship Model

3.1.1	Data Type Legend

The following table describes the data types used in the data models.

DATA TYPE LEGEND
Data Type	Description
Address	Network Address: raw binary data stored as unformatted bytes.
B	Boolean (True or False) indicator.
C	Character or Alphanumeric strings.
E	Enumeration.
M	Bit Mask comprised of one or more bytes.
N	Numeric data (up to 32 bit integer, numeric data that can be arithmetically manipulated).
N(x)	Character string of “x” digits only.
T	Timestamp: month, day, year, hour, minute, and seconds.
TN	Telephone Number: 3-digit NPA, 3-digit NXX, 4-digit Station Number.

Table 3-1 Data Type Legend

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NPAC Data Administration

3.1.2	NPAC Customer Data

NPAC Customer Data contains information about NPAC customers participating in the LNP service. The data items that need to be administered by NPAC Customer Data Management are represented in the tables that follow:

NOTE:	A check in the “Required” column means that this attribute must exist in the record before the record is considered useable.

NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer ID	C (4)	Ö	An alphanumeric code which uniquely identifies an NPAC Customer.
NPAC Customer Name	C (40)	Ö	A unique NPAC Customer Name.
NPAC Customer Allowable Functions	M	Ö

Each bit in the mask represents a Boolean indicator for the following functional options:

•   SOA Management

•   SOA Network Data Management

•   SOA Data Download

•   LSMS Network Data Management

•   LSMS Data Download

•   LSMS Queries/Audits

NPAC New Functionality Support	B	Ö

Each value represents a Boolean indicator is set to true if a service provider supports the functionality defined below. This Boolean is used to support backward compatibility. All values default to FALSE.

•   Timer Type – True if the SOA supports timer type over the interface.

•   Business Hours – True if the SOA supports business days/hours over the interface.

•   LSMS WSMSC DPC SSN Data – True if the LSMS system supports WSMSC DPC and SSN Data in subscription versions.

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NPAC Data Administration

NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
• SOA WSMSC DPC SSN Data – True if the SOA system supports WSMSC DPC and SSN Data in subscription versions.
Port In Timer Type	E	Ö

Timer type supported by the Service Provider for porting where they are the New Service Provider:

S – Short Timers

L – Long Timers

Cannot select Medium Timers as a default value. Medium Timers are derived based on information from the New SP and Old SP.

Port Out Timer Type	E	Ö

Timer type supported by the Service Provider for porting where they are the Old Service Provider:

S – Short Timers

L – Long Timers

Cannot select Medium Timers as a default value. Medium Timers are derived based on information from the New SP and Old SP.

Business Hour/Days	E	Ö

Business Hours supported by the Service Provider:

S – Short Business Hours

L – Long Business Hours

Cannot select Medium Business Hours as a default value. Medium Business Hours are derived based on information from the New SP and Old SP.

NPAC Customer SOA NPA-NXX-X Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer accepts NPA-NXX-X downloads from the NPAC SMS to their SOA. This would be used in conjunction with the SOA Data Download bit mask value.

The default value is False.

NPAC Customer LSMS NPA-NXX-X Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer accepts NPA-NXX-X downloads from the NPAC SMS to their LSMS. This would be used in conjunction with the LSMS Data Download bit mask value.

The default value is False.

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NPAC Data Administration

NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description

TN Range Notification Indicator	B	Ö	A Boolean that indicates whether or not the NPAC Customer supports receiving the range format for SOA Notifications. The default value is False.
No New SP Concurrence Notification Indicator	B	Ö	A Boolean that indicates whether or not the NPAC Customer supports receiving the SOA Notification “No New SP Concurrence Notification. The default value is False.
SOA Notification Priority Tunable Parameters	C	Ö

Allows a NPAC Customer to establish the priority to be used for transmitting the notifications listed in Appendix C, Table C-7 to his SOA. Valid priority values for these notifications are HIGH, MEDIUM, LOW, and NONE. A priority of NONE indicates that the NPAC Customer does NOT wish to receive that particular notification.

The default value is MEDIUM.

NPAC Customer SOA Linked Replies Indicator	B	Ö	A Boolean that indicates whether or not the NPAC Customer supports receiving Linked Reply recovery responses over the NPAC SMS to SOA interface. The default value is FALSE.
NPAC Customer Local SMS Linked Replies Indicator	B	Ö	A Boolean that indicates whether or not the NPAC Customer supports receiving Linked Reply recovery responses over the NPAC SMS to Local SMS interface. The default value is FALSE.
Maximum TN Download in Recovery Request	N	Ö	A Service Provider specific tunable indicating the maximum number of TNs that can be recovered in a single time-based, recovery request. Valid range is 1-10000. The default value is 2000.

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NPAC Data Administration

NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
Refer to Appendix C System Tunables for information on the maximum for TN-based SV recovery requests.
Service Provider SOA SWIM Recovery Indicator	B	Ö	A Service Provider Boolean that indicates whether or not this Service Provider supports SWIM Recovery over their SOA to NPAC SMS interface. The default value is FALSE.
Service Provider LSMS SWIM Recovery Indicator	B	Ö	A Service Provider Boolean that indicates whether or not this Service Provider supports SWIM Recovery over their LSMS to NPAC SMS interface. The default value is FALSE.
NPAC SMS-to-SOA Application Level Heartbeat Indicator	B	Ö	A Service Provider Boolean that defines whether the NPAC Customer SOA supports an Application Level Heartbeat message. The default value is FALSE.
NPAC SMS-to-LSMS Application Level Heartbeat Indicator	B	Ö	A Service Provider Boolean that defines whether the NPAC Customer LSMS supports an Application Level Heartbeat message. The default value is FALSE.
SOA Action Application Level Errors Indicator	B	Ö	A Service Provider Boolean that defines whether the NPAC Customer supports Application Level Errors across the SOA Interface for M-ACTIONs. The default is FALSE.
LSMS Action Application Level Errors Indicator	B	Ö	A Service Provider Boolean that defines whether the NPAC Customer supports Application level Errors across the LSMS Interface for M-ACTIONs. The default is FALSE.
SOA Non-Action Application Level Errors Indicator	B	Ö	A Service Provider Boolean that defines whether the NPAC Customer supports Application Level Errors across the SOA Interface for all non-M-ACTIONs.

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NPAC Data Administration

NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
LSMS Non-Action Application Level Errors Indicator	B	Ö	A Service Provider Boolean that defines whether the NPAC Customer supports Application Level Errors across the LSMS Interface for all non-M-ACTIONs.
SOA Notification Channel Service Provider Tunable	B	Ö	A Service Provider Boolean that defines whether the NPAC Customer SOA supports a separate SOA association dedicated to notifications. The default is FALSE.
Subscription Version TN Attribute Flag Indicator	B	Ö

A Service Provider Boolean that defines whether the NPAC Customer supports receipt of the Subscription Version TN attribute in a Subscription Version Status Attribute Value Change or Subscription Version Attribute Value Change notification.

The default is FALSE.

Number Pool Block NPA-NXX-X Attribute Flag Indicator	B	Ö

A Service Provider Boolean that defines whether the NPAC Customer supports receipt of the Number Pool Block NPA-NXX-X attribute in a Number Pool Block Status Attribute Value Change or Number Pool Block Attribute Value Change notification.

The default is FALSE.

Service Provider SOA Supports Cancel-Pending-to-Conflict Cause Code	B	Ö	A Service Provider Boolean that defines whether a SOA NPAC Customer supports a Conflict message that uses the Cancel-Pending-to-Conflict Cause Code. The default is FALSE.
Service Provider SOA SV Query Indicator	B	Ö	A Service Provider Boolean that defines whether a SOA NPAC Customer supports enhanced Subscription Version query functionality over their SOA to NPAC SMS Interface. The default is FALSE.
Service Provider LSMS SV Query Indicator	B	Ö	A Service Provider Boolean that defines whether a LSMS NPAC Customer supports enhanced Subscription Version query functionality over their LSMS to NPAC SMS Interface. The default is FALSE.

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NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
Service Provider Type	E	Ö

Enumeration indicating what type of service provider the NPAC Customer is:

•     Wireline (0)

•     Wireless (1)

•     Non-Carrier (2)

•     Class 1 Interconnected VoIP (3)

•     SP Type 4 (4) (supported by the interface, but not accepted until industry use defined)

•     SP Type 5 (5) (supported by the interface, but not accepted until industry use defined)

Service Provider Type SOA Indicator	B		A Service Provider Boolean that indicates whether the NPAC Customer SOA supports the Service Provider Type attribute. Default value is FALSE.
Service Provider Type LSMS Indicator	B		A Service Provider Boolean that indicates whether the NPAC Customer LSMS supports the Service Provider Type attribute. Default value is FALSE.
NPAC Customer SOA SV Type Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports SV Type (or Number Pool Block SV Type) information from the NPAC SMS to their SOA. The default value is False.
NPAC Customer SOA Alternative SPID Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Alternative SPID information (a second service provider – either a facility-based provider or reseller, acting as a non facility-based provider) from the NPAC SMS to their SOA.

The default value is False.

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NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer LSMS SV Type Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports SV Type (or Number Pool Block SV Type) information from the NPAC SMS to their LSMS. The default value is False.
NPAC Customer LSMS Alternative SPID Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Alternative SPID information (a second service provider – either a facility-based provider or reseller, acting as a non facility-based provider) from the NPAC SMS to their LSMS.

The default value is False.

Service Provider SOA Supports SPID Recovery Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports SPID Recovery processing from the SOA to the NPAC SMS. The default value is False.
Service Provider LSMS Supports SPID Recovery Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports SPID Recovery processing from the NPAC SMS to the LSMS. The default value is False.
NPAC Customer SOA Alt-End User Location Value Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Alt-End User Location Value information from the NPAC SMS to their SOA. The default value is False.
NPAC Customer LSMS Alt-End User Location Value Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Alt-End User Location Value information from the NPAC SMS to their LSMS. The default value is False.
NPAC Customer SOA Alt-End User Location Type Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Alt-End User Location Type information from the NPAC SMS to their SOA. The default value is False.

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NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer LSMS Alt-End User Location Type Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Alt-End User Location Type information from the NPAC SMS to their LSMS. The default value is False.
NPAC Customer SOA Alt-Billing ID Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Alt-Billing ID information from the NPAC SMS to their SOA. The default value is False.
NPAC Customer LSMS Alt-Billing ID Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Alt-Billing ID information from the NPAC SMS to their LSMS. The default value is False.
NPAC Customer SOA Voice URI Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Voice URI information from the NPAC SMS to their SOA. The Voice URI is the network address to the Service Provider’s gateway for Voice service.

The default value is False.

NPAC Customer LSMS Voice URI Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Voice URI information from the NPAC SMS to their LSMS. The Voice URI is the network address to the Service Provider’s gateway for Voice service.

The default value is False.

NPAC Customer SOA MMS URI Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports MMS URI information from the NPAC SMS to their SOA. The MMS URI is the network address to the Service Provider’s gateway for MMS service.

The default value is False.

NPAC Customer LSMS MMS URI Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports MMS URI information from the NPAC SMS to their LSMS. The MMS URI is the network address to the Service Provider’s gateway for MMS service.

The default value is False.

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NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer SOA SMS URI Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports SMS URI information from the NPAC SMS to their SOA. The SMS URI is the network address to the Service Provider’s gateway for SMS service.

The default value is False.

NPAC Customer LSMS SMS URI Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports SMS URI information from the NPAC SMS to their LSMS. The SMS URI is the network address to the Service Provider’s gateway for SMS service.

The default value is False.

NPAC Customer SOA Last Alternative SPID Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Last Alternative SPID information from the NPAC SMS to their SOA. The Last Alternative SPID is the SPID of the subtending Service Provider having the retail relationship with the end user.

The default value is False.

NPAC Customer LSMS Last Alternative SPID Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Last Alternative SPID information from the NPAC SMS to their LSMS. The Last Alternative SPID is the SPID of the subtending Service Provider having the retail relationship with the end user.

The default value is False.

Medium Timers Support Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Medium Timers in an Object Creation Notification or Attribute Value Change Notification. The default value is False.
Notification BDD Timer Type Business Hours Support Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Timer Type and Business Hours in a Notification BDD File. The default value is False.

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NPAC CUSTOMER DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer SOA Pseudo LRN Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from the SOA to the NPAC SMS. The Pseudo LRN is the ability to specify an LRN value of “000-000-0000”.

The default value is False.

NPAC Customer LSMS Pseudo LRN Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from the NPAC SMS to the LSMS. The Pseudo LRN is the ability to receive an LRN value of “000-000-0000” in an SV or NPB.

The default value is False.

NPAC Customer SOA Pseudo LRN Notification Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Pseudo LRN notifications to the SOA. The default value is False.
NPAC Customer LTI Pseudo LRN Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from/to the LTI. The default value is False.
NPAC Customer SOA Force Pseudo LRN BDD Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports forcing Pseudo LRN information into the SOA BDD even if the SOA Indicator is set to False. The default value is False.
NPAC Customer LSMS Force Pseudo LRN BDD Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports forcing Pseudo LRN information into the LSMS BDD even if the LSMS Indicator is set to False. The default value is False.
Table 3-2 NPAC Customer Data Model

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NPAC CUSTOMER CONTACT DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer Contact ID	N	Ö	A unique sequential number assigned upon creation of the Contact record.
NPAC Customer ID	C (4)	Ö	An alphanumeric code which uniquely identifies an NPAC Customer.
Contact Type	C (2)	Ö

The type of NPAC Customer Contact Organization. Valid values are:

•     BI     -    Billing

•     CF    -    Conflict Resolution Interface

•     LI     -    Local SMS Interface

•     NC   -    NPAC Customer

•     NF   -    Network and Communications Facilities Interface

•     OP   -    Operations

•     RE   -    Repair Center Contact Organization

•     SE   -    Security

•     SI    -    SOA System Interface

•     UA  -    User Administration

•     WI  -    Web Interface

Contact	C (40)	Ö	Name of NPAC Customer Contact Organization.
Contact Address Line 1	C (40)	Ö	Contact Organization address Line 1.
Contact Address Line 2	C (40)	Ö	Contact Organization address Line 2.
Contact City	C (20)	Ö	Contact Organization city.
Contact State	C (2)	Ö	Contact Organization state.
Contact Zip	C (9)	Ö	Contact Organization zip code or postal code.
Contact Country	C (20)	Ö	Contact Organization country.
Contact Province	C (2)		Contact Organization province.
Contact Phone	TN	Ö	Contact Organization phone number.
Contact Fax	TN		Contact Organization Fax phone number.
Contact Pager	TN		Contact Organization Pager phone number.

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NPAC CUSTOMER CONTACT DATA MODEL
Attribute Name	Type (Size)	Required	Description
Contact Pager PIN	C (10)		Contact Organization Pager Personal Identification Number (PIN).
Contact Email	C (60)		Contact Organization E-mail address.

Table 3-3 NPAC Customer Contact Data Model

NPAC CUSTOMER NETWORK ADDRESS DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer Network Address ID	N	Ö	A unique sequential number assigned upon creation of the Network Address record.
NPAC Customer ID	C (4)	Ö	An alphanumeric code which uniquely identifies an NPAC Customer.
Network Address Type	C (1)	Ö	Type of Network Address. Valid values are: — S - SOA interface — L - Local SMS interface
NSAP Address	Address (12)	Ö	OSI Network Service Access Point Address
TSAP Address	Address (4)		OSI Transport Service Access Point Address.
SSAP Address	Address (4)	Ö	OSI Session Service Access Point Address.
PSAP Address	Address (4)	Ö	OSI Presentation Service Access Point Address.
Internet Address	Address (12)		Internet address of the Service Provider Web interface.

Table 3-4 NPAC Customer Network Address Data Model

NPAC CUSTOMER ASSOCIATED SERVICE PROVIDER DATA MODEL
Attribute Name	Type (Size)	Required	Description
Primary NPAC Customer ID	C (4)	Ö	An alphanumeric code which uniquely identifies an NPAC Customer that will act as a primary SPID
Associated NPAC Customer ID	C (4)	Ö	An alphanumeric code that uniquely identifies an NPAC Customer that will act as a SPID associated with a primary SPID.

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NPAC Data Administration

Table 3-5 NPAC Customer Associated Service Provider Data Model

3.1.3	Subscription Version Data

Subscription Version Data consists of information about the ported TNs. The data items that need to be administered by Subscription Version Data Management functions are identified in the table that follows:

SUBSCRIPTION VERSION DATA MODEL
Attribute Name	Type (Size)	Required	Description
Version ID	N	Ö	A unique sequential number assigned upon creation of the Subscription Version.
LRN	TN	Ö	The LRN is an identifier for the switch on which portable NPA-NXXs reside.
Old Service Provider ID	C (4)	Ö	Old Service Provider ID.
New Service Provider ID	C (4)	Ö	New Service Provider ID.
TN	TN	Ö	Subscription Version telephone number.
Local Number Portability Type	E	Ö	Number Portability Type. Valid enumerated values are: — LSPP - Local Service Provider Portability (0) — LISP - Local Intra-Service Provider Portability (1) — POOL- Pooled Block Number Port (2)
Status	E	Ö

Status of the Subscription Version.

The default value is P for Pending.

Valid enumerated values are:

—      X     -    Conflict (0)

—      A      -    Active (1)

—      P      -    Pending (2)

—      S       -    Sending (3)

—      F      -    Failed (4)

—      PF     -    Partial Failure (5)

—      DP   -    Disconnect Pending (6)

—      O      -    Old (7)

—      C     -    Canceled (8)

—      CP   -     Cancel Pending (9)

Download Reason	E		The reason the SV is being downloaded to the LSMS. Valid values are: 0 – new1 1 – delete1 2 – modified 3 – audit-discrepancy

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SUBSCRIPTION VERSION DATA MODEL
Attribute Name	Type (Size)	Required	Description
CLASS DPC	N (9)	Ö	DPC for 10-digit GTT for CLASS features.
CLASS SSN	N (3)	Ö	CLASS SSN for the Subscription Version.
LIDB DPC	N (9)	Ö	DPC for 10-digit GTT for LIDB features.
LIDB SSN	N (3)	Ö	LIDB SSN for the Subscription Version.
CNAM DPC	N (9)	Ö	DPC for 10-digit GTT for CNAM features.
CNAM SSN	N (3)	Ö	CNAM SSN for the Subscription Version.
ISVM DPC	N (9)	Ö	DPC for 10-digit GTT for ISVM features.
ISVM SSN	N (3)	Ö	ISVM SSN for the Subscription Version.
WSMSC DPC	N (9)	Ö	DPC for 10-digit GTT for WSMSC features. This field is only required if the service provider supports WSMSC data.
WSMSC SSN	N (3)	Ö	WSMSC SSN for the Subscription Version. This field is only required if the service provider supports WSMSC data.
New Service Provider Due Date	T	Ö	The due date planned by the new Service Provider for Subscription Version Transfer. The seconds’ field should always be populated with zeros.
Old Service Provider Due Date	T	Ö	The due date planned by the old Service Provider for Subscription Version Transfer. The seconds’ field should always be populated with zeros.
Old Service Provider Authorization	B		A Boolean indicator set by the old Service Provider to indicate authorization or denial of Transfer of Service for the Subscription Version to the new Service Provider.
New Service Provider Create Time Stamp	T		The date and time that the New Service Provider authorized Transfer of Service of the Subscription Version.
Old Service Provider Authorization Time Stamp	T		The date and time that the old Service Provider authorized Transfer of Service for the Subscription Version.
Activation Request Time Stamp	T		The date and time that the Subscription Version activation request was made by the new Service Provider.

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SUBSCRIPTION VERSION DATA MODEL
Attribute Name	Type (Size)	Required	Description
Activation Broadcast Date	T		The date and time that broadcasting began to all local SMS systems for the activation of the Subscription Version.
Activation Broadcast Complete Time Stamp	T		The date and time that at least one Local SMS system successfully acknowledged the broadcast for the activate of the Subscription Version.
Disconnect Request Time Stamp	T		The date and time that the Subscription Version disconnect request was made by the local Service Provider.
Disconnect Broadcast Time Stamp	T		The date and time that broadcasting began to all local SMS systems for the disconnect of the Subscription Version.
Disconnect Complete Time Stamp	T		The date and time that at least one Local SMS system successfully acknowledged the broadcast for the disconnect of the Subscription Version.
Effective Release Date	T		The date that the Subscription Version is to be deleted from all Local SMS systems.
Customer Disconnect Date	T		The date that the Customer’s service was disconnected.
Pre-Cancellation Status	E		Status of the Subscription Version prior to cancellation. Valid enumerated values are: — X - Conflict (0) — P - Pending (2) — DP - Disconnect Pending (6)
Old Service Provider Cancellation Time Stamp	T		The date and time that the Old Service Provider acknowledged that the Subscription Version be canceled.
New Service Provider Cancellation Time Stamp	T		The date and time that the New Service Provider acknowledged that the Subscription Version be canceled.
Cancellation Time Stamp	T		The date and time that the Subscription Version became canceled.
Old Time Stamp	T		The date and time that the Subscription Version became old.
Conflict Time Stamp	T		The date and time that the Subscription Version was last placed in conflict.
Conflict Resolution Time Stamp	T		The date and time that the resolution of a Subscription Version in conflict is acknowledged.
Create Time Stamp	T	Ö	The date and time that this Subscription Version record was created.

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SUBSCRIPTION VERSION DATA MODEL
Attribute Name	Type (Size)	Required	Description
Modified Time Stamp	T	Ö	The date and time that this Subscription Version record was last modified. The default value is the Create Time Stamp.
Porting to Original	B	Ö	A Boolean that indicates whether the Subscription Version created is to be ported back to the original Service Provider.
End User Location Value	N (12)		For future use.
End User Location Value Type	N (2)		For future use.
Modify Request Timestamp	T		The date and time that the Subscription Version Modify request was made.
Modify Broadcast Timestamp	T		The date and time that broadcasting began to all local SMS systems for the modification of the Subscription Version.
Modify Broadcast Complete Timestamp	T		The date and time that at least one local SMS system successfully acknowledged the broadcast for the modification of the Subscription Version.
Billing ID	C (1- 4)		For future use. Can be variable 1-4 alphanumeric characters.
Status Change Cause Code	N (2)

Used to specify reason for conflict when old Service Provider Authorization is set to False, or to indicate NPAC SMS initiated cancellation. Valid values are:

0 - No value

1 - NPAC SMS Automatic Cancellation

2 – NPAC SMS Automatic Conflict from Cancellation

50 – LSR/WPR Not Received

51 – Initial Confirming FOC/WPRR Not Issued

52 - Due Date Mismatch

53 - Vacant Number Port

54 – General Conflict

Timer Type	E	Ö	Timer type used for the subscription version. 0 – Short Timers 1 – Long Timers 2 – Medium Timers
Business Hour Type	E	Ö	Business Hours used for the subscription version. 0 – Short Business Hours/Days 1 – Long Business Hours/Days 2 – Medium Business Hours/Days
Alternative SPID	C (4)

An alphanumeric code which uniquely identifies Alternative SPID information (a second service provider – either a facility-based provider or reseller, acting as a non facility-based provider) for this SV.

This field may only be specified if the service provider SOA supports Alternative SPID.

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SUBSCRIPTION VERSION DATA MODEL
Attribute Name	Type (Size)	Required	Description
SV Type	E	Ö

Subscription Version Type. Valid enumerated values are:

— Wireline – (0)

— Wireless – (1)

— Class 2 Interconnected VoIP – (2)

— VoWIFI – (3)

— Prepaid Wireless – (4)

— Class 1 Interconnected VoIP – (5)

— SV Type 6– (6)

This field is only required if the service provider supports SV Type data.

Alt-End User Location Value	N (12)		Alt-End User Location Value for Subscription Version. This field may only be specified if the service provider SOA supports Alt-End User Location Value.
Alt-End User Location Type	N (2)		Alt-End User Location Type for Subscription Version. This field may only be specified if the service provider SOA supports Alt-End User Location Type.
Alt-Billing ID	C (4)		Alt-Billing ID for Subscription Version. This field may only be specified if the service provider SOA supports Alt-Billing ID.
Voice URI	C (255)

Voice URI for Subscription Version.

This field may only be specified if the service provider SOA supports Voice URI. The Voice URI is the network address to the Service Provider’s gateway for voice service.

MMS URI	C (255)		MMS URI for Subscription Version. This field may only be specified if the service provider SOA supports MMS URI. The MMS URI is the network address to the Service Provider’s gateway for MMS.
SMS URI	C (255)		SMS URI for Subscription Version. This field may only be specified if the service provider SOA supports SMS URI. The SMS URI is the network address to the Service Provider’s gateway for SMS.

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SUBSCRIPTION VERSION DATA MODEL
Attribute Name	Type (Size)	Required	Description
Last Alternative SPID	C (4)

Last Alternative SPID for Subscription Version.

This field may be specified only if the service provider SOA supports Last Alternative SPID. The Last Alternative SPID is the SPID of the subtending Service Provider having the retail relationship with the end user.

New SP Medium Timer Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer views this SV as a simple port using Medium Timers when they are the New SP.

This field is only required if the service provider supports Medium Timers.

Old SP Medium Timer Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer views this SV as a simple port using Medium Timers when they are the Old SP.

This field is only required if the service provider supports Medium Timers.

Table 3-6 Subscription Version Data Model

SUBSCRIPTION VERSION FAILED SP LIST DATA MODEL
Attribute Name	Type (Size)	Required	Description
Subscription Version ID (Key)	N	Ö	A unique sequential number assigned upon creation of the Subscription Version.
SPID	C(4)	Ö	The Service Provider ID of the discrepant SP.
SP Name	C(40)	Ö	The NPAC Customer Name of the discrepant SP.

Table 3-7 Subscription Version Failed SP List Data Model

NUMBER POOLING BLOCK HOLDER INFORMATION DATA MODEL
Attribute Name	Type (Size)	Required	Description
Block ID	N	Ö	A unique sequential number assigned upon creation of the Block.

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NUMBER POOLING BLOCK HOLDER INFORMATION DATA MODEL
Attribute Name	Type (Size)	Required	Description
Block Holder SPID	C(4)	Ö	The Service Provider Id of the block holder.
NPA-NXX-X	N(7)	Ö	NPA-NXX-X of the 1K Block.
LRN	TN	Ö	The LRN is an identifier for the switch on which the pooled NPA-NXX-X resides for the 1K Block.
CLASS DPC	N(9)	Ö	DPC for 10-digit GTT for CLASS features for the 1K Block.
CLASS SSN	N(3)	Ö	CLASS SSN for the 1K Block.
LIDB DPC	N(9)	Ö	DPC for 10-digit GTT for LIDB features for the 1K Block.
LIDB SSN	N(3)	Ö	LIDB SSN for the 1K Block.
CNAM DPC	N(9)	Ö	DPC for 10-digit GTT for CNAM features for the 1K Block.
CNAM SSN	N(3)	Ö	CNAM SSN for the 1K Block.
ISVM DPC	N(9)	Ö	DPC for 10-digit GTT for ISVM features for the 1K Block.
ISVM SSN	N(3)	Ö	ISVM SSN for the 1K Block.
WSMSC DPC	N(9)	Ö	DPC for 10-digit GTT for WSMSC features for the 1K Block. This field is only required if the service provider supports WSMSC data, as defined in the NPAC Customer Data Model.
WSMSC SSN	N(3)	Ö	WSMSC SSN for the 1K Block. This field is only required if the service provider supports WSMSC data, as defined in the NPAC Customer Data Model.
Alternative SPID	C(4)

An alphanumeric code which uniquely identifies Alternative SPID information (a second service provider – either a facility-based provider or reseller, acting as a non facility-based provider) for this Number Pool Block.

This field may only be specified if the service provider SOA supports Alternative SPID.

Number Pool Block SV Type	E	Ö	Number Pool Block SV Type. Valid enumerated values are: — Wireline – (0) — Wireless – (1)

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NUMBER POOLING BLOCK HOLDER INFORMATION DATA MODEL
Attribute Name	Type (Size)	Required	Description

— Class 2 Interconnected VoIP – (2)

— VoWIFI – (3)

— Prepaid Wireless – (4)

— Class 1 Interconnected VoIP – (5)

— SV Type 6– (6)

This field is only required if the service provider supports Number Pool Block SV Type data.

Creation Date	T		The date and time (GMT) that this Block Holder record was created.
Activation Start Timestamp	T		Date and time (GMT) of the Start of the Activation. This field defines the date and time of the start of the activation request (i.e., the date and time the NPAC begins the broadcasts to the LSMSs).
Activation Broadcast Complete Timestamp	T

Date and time (GMT) of the Completion of the Activation. This field defines the date and time of the completion of the activation request (i.e., the date and time the NPAC receives at least one Local SMS acknowledgment of the broadcast, for the activation of the Block).

Last Modified Timestamp	T		Date and time (GMT) of the Last Modification to the Block. The initial value is the Creation Timestamp.
Disconnect Request Time Stamp	T		The date and time that the Block disconnect request was made by the NPAC personnel.
Disconnect Broadcast Time Stamp	T		The date and time that broadcasting began to all local SMS systems for the disconnect of the Block.
Disconnect Complete Time Stamp	T		The date and time that at least one Local SMS system successfully acknowledged the broadcast, for the disconnect of the Block.
Old Time Stamp	T		The date and time that the Block became old.
Modify Request Timestamp	T		The date and time that the Block Modify request was made.
Modify Broadcast Timestamp	T		The date and time that broadcasting began to all local SMS systems for the modification of the Block.
Modify Broadcast Complete Timestamp	T		The date and time that at least one local SMS system successfully acknowledged the broadcast, for the modification of the Block.

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NUMBER POOLING BLOCK HOLDER INFORMATION DATA MODEL
Attribute Name	Type (Size)	Required	Description
SOA Origination Indicator	B	Ö

A Boolean that indicates whether or not the NPA-NXX-X Holder’s SOA initiated the Block over the SOA to NPAC SMS Interface, and whether or not to send notifications to the SOA.

This attribute will be initially set by the NPAC SMS at the time of Block creation.

If originated by SOA, value is TRUE.

If originated by NPAC, value is FALSE.

Status	E	Ö	Status of the Block. The initial value is S for Sending. Valid enumerated values are: A - Active (1) S - Sending (3) F - Failed (4) PF - Partial Failure (5) O - Old (7)
Download Reason	E		The reason the Block is being downloaded to the LSMS. Valid values are: 0 – new1 1 – delete1 2 – modified 3 – audit-discrepancy
Alt-End User Location Value	N(12)		Alt-End User Location Value for Number Pool Block. This field may only be specified if the service provider SOA supports Alt-End User Location Value.
Alt-End User Location Type	N(2)		Alt-End User Location Type for Number Pool Block. This field may only be specified if the service provider SOA supports Alt-End User Location Type.
Alt-Billing ID	C(4)		Alt-Billing ID for Number Pool Block. This field may only be specified if the service provider SOA supports Alt-Billing ID.
Voice URI	C(255)

Voice URI for Number Pool Block.

This field may only be specified if the service provider SOA supports Voice URI. The Voice URI is the network address to the Service Provider’s gateway for voice service.

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NUMBER POOLING BLOCK HOLDER INFORMATION DATA MODEL
Attribute Name	Type (Size)	Required	Description
MMS URI	C (255)		MMS URI for Number Pool Block. This field may only be specified if the service provider SOA supports MMS URI. The MMS URI is the network address to the Service Provider’s gateway for MMS.
SMS URI	C(255)		SMS URI for Number Pool Block. This field may only be specified if the service provider SOA supports SMS URI. The SMS URI is the network address to the Service Provider’s gateway for SMS.
Last Alternative SPID	C(4)

Last Alternative SPID for Number Pool Block.

This field may be specified only if the service provider SOA supports Last Alternative SPID. The Last Alternative SPID is the SPID of the subtending Service Provider having the retail relationship with the end user.

Table 3-8 Number Pooling Block Holder Information Data Model

NUMBER POOLING BLOCK FAILED SP LIST DATA MODEL
Attribute Name	Type (Size)	Required	Description
Block ID (Key)	N	Ö	A unique sequential number assigned upon creation of the Block.
SPID	C(4)	Ö	The Service Provider ID of the discrepant SP.
SP Name	C(40)	Ö	The NPAC Customer Name of the discrepant SP.

Table 3-9 Number Pooling Block Failed SP List Data Model

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3.1.4	Network Data

The network data represents the attributes associated with network topology and routing data with respect to local number portability. This information is used by the respective network elements to route ported numbers to the new termination points. The data items that need to be administered by Network Data Administration functions are identified in the tables that follow:

PORTABLE NPA-NXX DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPA-NXX Id	N	Ö	A unique sequential number assigned upon creation of the NPA-NXX record.
NPA-NXX	C(6)	Ö	The NPA-NXX open for porting.
NPAC Customer ID	C(4)	Ö	An alphanumeric code which uniquely identifies an NPAC customer.
NPA-NXX Effective Date	T	Ö	The date that the NPA-NXX is available for LNP in the NPAC Customer networks.
Split new NPA	C(6)		The new NPA-NXX for an NPA split.
Split Activation Date	T		The date that the new NPA-NXX becomes available for use in an NPA split. This date represents the beginning of the permissive dialing period.
Split Disconnect Date	T		The data that the old NPA-NXX becomes unavailable for use in an NPA split. This date represents the end of the permissive dialing period.
NPA-NXX has been Ported	T		A timestamp that indicates when the first TN within this NPA-NXX has been ported.
NPA-NXX Modified Date	T		Date and time (GMT) of the Last Modification to the NPA-NXX. The initial value is null.
Download Reason	E		The reason the NPA-NXX is being downloaded to the LSMS. Valid values are: 0 – new1 1 – delete1 2 – modified

Table 3-10 Portable NPA-NXX Data Model

LRN DATA MODEL
Attribute Name	Type (Size)	Required	Description
LRN ID	N	Ö	A unique sequential number assigned upon creation of the LRN record.
LRN	TN	Ö	The LRN is the unique identifier for the switch on which a ported TN or Number Pool Block resides.
NPAC Customer ID	C(4)	Ö	An alphanumeric code which uniquely identifies an NPAC Customer.
Download Reason	E		The reason the LRN is being downloaded to the LSMS. Valid values are: 0 – new1 1 – delete1

Table 3-11 LRN Data Model

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LSMS FILTERED NPA-NXX DATA MODEL
Attribute Name	Type (Size)	Required	Description
LSMS Filter NPA- NXX ID	N	Ö	A unique sequential number assigned upon creation of the LSMS Filtered NPA-NXX record.
NPAC Customer ID	C(4)	Ö	An alphanumeric code that uniquely identifies the LSMS NPAC Customer who is filtering subscription version broadcasts.
NPA-NXX	C(6)	Ö	The NPA-NXX for which the LSMS is filtering subscription version broadcasts.
Creation Timestamp	T	Ö	Date the filtered NPA-NXX was created.

Table 3-12 LSMS Filtered NPA-NXX Data Model

NUMBER POOLING NPA-NXX-X HOLDER INFORMATION DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPA-NXX-X ID	N	Ö	A unique sequential number assigned upon creation of the NPA-NXX-X.
NPAC Customer ID-	C(4)	Ö	The Service Provider Id of the NPA-NXX-X holder.
NPA-NXX-X	N(7)	Ö	NPA-NXX-X of the 1K Block.
NPA-NXX-X Effective Date	T	Ö	The effective date of the 1K Block. The time for this field will be stored in GMT, but equivalent to 00:00:00 network data time CST.
Creation Time Stamp	T		The date and time (GMT) that this NPA-NXX-X Holder record was created.

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NUMBER POOLING NPA-NXX-X HOLDER INFORMATION DATA MODEL
Attribute Name	Type (Size)	Required	Description
Last Modified Time Stamp	T		The date and time (GMT) of the Last Modification to this NPA-NXX-X Holder record. The default value is the Creation Timestamp.
Download Reason	E		The reason the NPA-NXX-X is being downloaded to the LSMS. Valid values are: 0 – new1 1 – delete1 2 – modified
NPA-NXX-X Pseudo LRN Indicator	B	Ö	A Boolean that indicates whether the NPA-NXX-X is a pseudo-LRN pooled block. The default value is False.

Table 3-13 Number Pooling NPA-NXX-X Holder Information Data Model

NPAC CUSTOMER PSEUDO-LRN ACCEPTED SPID LIST DATA MODEL
Attribute Name	Type (Size)	Required	Description
NPAC Customer ID	C(4)	Ö	An alphanumeric code which uniquely identifies an NPAC Customer.
Accepted SPID	C(4)	Ö	The Service Provider ID of the Accepted SP.
Accepted SP Name	C(40)	Ö	The NPAC Customer Name of the Accepted SP.

Table 3-14 NPAC Customer Pseudo-LRN Accepted SPID List Data Model

3.2 NPAC Personnel Functionality

The following requirements describe the functionality required by the NPAC SMS to support the daily operation of the Regional LNP SMS support staff. These requirements define the high level functionality required by the system with the specifics of each requirement defined in more detail in sections 4 and 5.

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R3-3	Create NPA-NXX data for a Service Provider

NPAC SMS shall allow NPAC personnel to create a new LNP NPA-NXX for a Service Provider.

R3-6.2	Mass Update Filter Usage

NPAC SMS shall, for a mass update request, only send updates for subscription versions that are not filtered on the Local SMS.

R3-7.1	Select Subscription Versions mass changes for one or more Subscription Versions

NPAC SMS shall allow NPAC personnel to select Subscription Versions for mass update which match a user defined combination of any of the following: SPID, LNP Type (any single LNP Type or none), TN, TN range (NPA-NXX-xxxx through yyyy, where yyyy is greater than xxxx), LRN, DPC values, SSN values, Billing ID, End User Location Type or End User Location Value, on the NPAC Administrative Interface. (Previously part of B-760 and B-761)

Note: If a single LNP Type is selected, then only that LNP Type will be used, otherwise, if no LNP Type is selected, then no restriction is imposed on the LNP Type as a selection criteria.

R3-7.2	Administer Mass update on one or more selected Subscription Versions

NPAC SMS shall allow NPAC personnel to specify a mass update action to be applied against all Subscription Versions selected (except for Subscription Versions with a status of old, partial failure, sending, disconnect pending or canceled) for LRN, DPC values, SSN values, SV Type, Alternative SPID, Last Alternative SPID, Alt-End User Location Value, Alt-End User Location Type, Alt-Billing ID, Voice URI, MMS URI, SMS URI, Billing ID, End User Location Type or End User Location Value. (reference NANC 399)

R3-7.3	Mass Update Selection Criteria

NPAC SMS shall require at least one selection criteria to be entered for a mass update.

R3-7.4	Mass Update Service Provider Id

NPAC SMS shall match the Service Provider Id entered as selection criteria with the New or current Service Provider Id in the Subscription Version.

R3-7.5	Mass Update - Creation of Old Subscription Version

DELETED

R3-7.6	Mass Update - Old Subscription Version No Broadcast

DELETED.

R3-7.7	Mass Update Error Processing

NPAC SMS shall log an exception and proceed with Mass Update processing upon finding a subscription version in sending, disconnect pending, or partial failed status.

R3-7.8	Mass Update Exception Report

NPAC SMS shall produce an exception report for NPAC Personnel when requested that lists the Subscription Versions that were exceptions not processed during Mass Update processing.

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RR3-254	Validation of LATA ID Errors on Mass Updates

NPAC SMS shall log an entry to be used for the mass update exception report when any of the LATA ID data edits are violated when mass updating a Subscription Version or Number Pool Block, and continue processing the mass update request. (previously NANC 319 Req 10)

Note: In an example where 2000 SVs are being mass updated and 100 encountered LATA ID edit errors, the NPAC will perform the mass update by updating the 1900 SVs that are valid, and logging the remaining 100 SVs to be picked up on the mass update exception report.

R3-7.9	Mass Update Required Entry of Service Provider ID

NPAC SMS shall require NPAC personnel to specify a Service Provider ID when entering Selection Criteria for a Mass Update.

R3-13	NPAC SMS mass change update capability to the Local SMS

NPAC SMS shall have the capability to identify all Subscription Versions affected by mass changes, (such as NPA splits), and automatically carry out the required updates to modified data in the Local SMSs.

RR3-550	Mass Update Pending and Active Subscription Versions – DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC-SSN source data, when performing a Mass Update of Pending and/or Active Subscription Versions via the NPAC Administrative Interface: (previously NANC 427, Req 6.8)

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN

RR3-551	Mass Update Pending and Active Subscription Versions – Validation of DPC-SSNs for Mass Update

NPAC shall reject Mass Update requests of Pending and/or Active Subscription Versions from the NPAC Administrative Interface if a DPC-SSN is specified and a valid DPC-SSN reference does not exist in the Service Provider DPC-SSN source data. (previously NANC 427, Req 6.9)

RR3-552	Mass Update Pending and Active Number Pool Blocks – DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC-SSN source data, when performing a Mass Update of Pending and/or Active Number Pool Blocks via the NPAC Administrative Interface: (previously NANC 427, Req 6.10)

—	Class DPC
—	Class SSN

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—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN

RR3-552.5	Mass Update Pending and Active Number Pool Blocks – Validation of DPC-SSNs for Mass Update

NPAC shall reject Mass Update requests of Pending and/or Active Number Pool Blocks from the NPAC Administrative Interface if a DPC-SSN is specified and a valid DPC-SSN reference does not exist in the Service Provider DPC-SSN source data. (previously NANC 427, Req 6.11)

RR3-708	Mass Update – Notifications for Pseudo-LRN Updates

NPAC SMS shall only send notifications for a mass update when the Service Provider’s SOA Pseudo-LRN Indicator is set to TRUE. (previously NANC 442, Req 60)

3.2.1	Block Holder, Mass Update

RR3-210	Block Holder Information Mass Update – Update Fields

NPAC SMS shall allow NPAC Personnel, via a mass update, to update the block holder default routing information LRN, DPC(s), SSN(s), SV Type, Alternative SPID, Last Alternative SPID, Alt-End User Location Value, Alt-End User Location Type, Alt-Billing ID, Voice URI, MMS URI, and SMS URI for a 1K Block as stored in the NPAC SMS. (Previously B-762, reference NANC 399)

RR3-211	Block Holder Information Mass Update – Block Intersection Rejection

NPAC SMS shall reject a mass update request by NPAC Personnel, and issue an error message, if the TN Range and LNP Type of either POOL or none, is entered as Selection Criteria, for the requesting Service Provider, and intersects an existing 1K Block, for that requesting Service Provider, as stored in the NPAC SMS, other than Blocks with a status of old. (Previously B-763)

RR3-212 Block Holder Information Mass Update – Block Status Validation

NPAC SMS shall reject a mass update request to a Block, if the Block’s status is NOT active, or if the Block Failed SP List contains one or more Service Providers. (Previously B-764)

RR3-213	Block Holder Information Mass Update – Download to Local SMS

NPAC SMS shall download Number Pooling Block Information, for mass updates, using the Number Pooling Block Object, via the NPAC SMS to Local SMS Interface, at the time of the mass update request. (Previously B-780)

RR3-214	Block Holder Information Mass Update – Download to non-EDR Local SMS

DELETED.

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RR3-215	Block Holder Information Mass Update – Download of SVs of Type POOL to non-EDR Local SMS

DELETED.

RR3-216	Block Holder Information Mass Update - Creation of Old Block

DELETED.

RR3-217	Block Holder Information Mass Update - Old Block No Broadcast

DELETED.

3.2.2	Service Provider ID (SPID) Migration Update

The following section defines how the NPAC SMS supports modification of Service Provider ID on Local Number Portability information. With the introduction of NANC 408 in NPAC SMS Release 3.4, two new aspects have been added, 1.) an on-line self-service feature in the LTI that can be used by Service Provider Personnel optionally in lieu of spreadsheets submitted via e-mail to NPAC Personnel, and 2.) an interface message enhancement that allows NPA-NXX ownership changes to be sent via a new CMIP message. NPAC Personnel will continue to generate Selection Input Criteria SPID Migration Update Request Files (SIC-SMURF) to all Service Providers (as a primary means of update by those that do not support the new interface message to update their databases, and as a backup means of update for those that do support the new interface message). Additionally, SIC-SMURFs will be used by even Service Providers that support the interface message when the migration involves NPA-NXX-Xs and/or LRNs. SIC-SMURFs are placed in all Service Providers’ Secure FTP sites at the beginning of a maintenance window; updates are performed independently off-line during the maintenance window by each Service Provider to its own databases.

3.2.2.1	SPID Migration Updates and Processing (NANC 323)

With functionality in NANC 323, SIC-SMURFs are generated by NPAC Personnel and distributed (via Secure FTP) to all Service Providers. With the introduction of NANC 408, SPID Migrations may be performed as defined in sections 3.2.2.2 and 3.2.2.3.

RR3-255	SPID Migration Update – OpGUI Entry

NPAC SMS shall allow NPAC Personnel, via the NPAC SMS Administrative Interface, to enter selection input criteria (mandatory: migrating away from SPID, migrating to SPID; at least one of the following three: NPA-NXX, LRN, and/or NPA-NXX-X) for a partial SPID Migration Update Request Process. (previously NANC 323 Req 1)

RR3-256	SPID Migration Update – Generation of SIC-SMURF Files

NPAC SMS shall provide a mechanism that generates SIC-SMURF for NPA-NXX, LRN, and/or NPA-NXX-X upon completion of the entry of the selection input criteria in the NPAC SMS Administrative Interface, for a partial SPID Migration Update Request Process in the NPAC SMS. (previously NANC 323 Req 2)

RR3-257	SPID Migration Update – NPAC SMS Processing of Requested Data

NPAC SMS shall provide a mechanism to migrate SPID information according to the requested selection input criteria, when changing from one SPID to another SPID in selected NPA-NXX, LRN, and/or NPA-NXX-X data, and subordinate Number Pool Block and Subscription Version data in the NPAC SMS. (previously NANC 323 Req 3)

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RR3-258	SPID Migration Update – Suppression of Notifications

NPAC SMS shall suppress notifications to all Service Providers via the SOA to NPAC SMS Interface and NPAC SMS to LSMS Interface, when performing the partial SPID Migration Update Request Process. (previously NANC 323 Req 4)

RR3-259	SPID Migration Update – NPAC SMS Processing of Requested Data Based on Status

NPAC SMS shall migrate NPA-NXX, LRN, and/or NPA-NXX-X data, as well as Number Pool Block and Subscription Version data that have ‘active-like’ statuses when performing the partial SPID Migration Update Request Process. (previously NANC 323 Req 5)

Notes:

—

‘Active-like’ Blocks or Subscription Versions are defined to be Blocks or Subscription Versions that contain a status of active, sending, partial failure, old with a Failed SP List, or disconnect pending.

—

‘Pending-like’ Subscription Versions are defined to be Subscription Versions that contain a status of pending, conflict, cancel-pending, or failed. These will be required to be cleaned-up (activated or cancelled) prior to the execution of the migration process, so that none exist during the migration process. This includes pending-like PTO Subscription Versions, even though PTOs do not contain an LRN.

—	“Old” history data containing a status of cancelled or old with an empty FailedSP-List will NOT be migrated.

RR3-260	SPID Migration Update – SIC-SMURF File Names

NPAC SMS shall follow the SIC-SMURF file naming convention as described in Appendix E. (previously NANC 323 Req 6)

RR3-261	SPID Migration Update – SIC-SMURF File Formats

NPAC SMS shall follow the SIC-SMURF file format as described in Appendix E. (previously NANC 323 Req 7)

RR3-262	SPID Migration Update – SIC-SMURF NPA-NXX File Processing – Update NPA-NXX Network Data

NPAC SMS shall use the SIC-SMURF NPA-NXX file to update the SPID associated with NPA-NXXs in the NPAC SMS, from the migrating away from SPID value to the migrating to SPID value, during the partial SPID Migration Update Request Process. (previously NANC 323 Req 8)

RR3-263	SPID Migration Update – SIC-SMURF NPA-NXX File Processing – Update Old SPID on SV Data

DELETED

RR3-709	SPID Migration Update – SIC-SMURF NPA-NXX File Processing – Update SV Data for Pseudo-LRN Records

NPAC SMS shall update the new service provider SPID on subscription versions, where LRN equals 000-000-0000, associated with the NPA-NXX that was updated in the NPAC SMS, from the migrating away from SPID value to the migrating to SPID value, during the partial SPID Migration Update Request Process. (previously NANC 442, Req 39)

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RR3-710	SPID Migration Update – SIC-SMURF NPA-NXX File Processing – Update Block Data for Pseudo-LRN Records

NPAC SMS shall update the new service provider SPID on Number Pool Blocks, where LRN equals 000-000-0000, associated with the NPA-NXX that was updated in the NPAC SMS, from the migrating away from SPID value to the migrating to SPID value, during the partial SPID Migration Update Request Process. (previously NANC 442, Req 40)

RR3-264	SPID Migration Update – SIC-SMURF LRN File Processing – Update LRN Data

NPAC SMS shall use the SIC-SMURF LRN file to update the SPID associated with LRNs in the NPAC SMS, from the migrating away from SPID value to the migrating to SPID value, during the partial SPID Migration Update Request Process. (previously NANC 323 Req 10)

RR3-265	SPID Migration Update – SIC-SMURF LRN File Processing – Update Block Data

NPAC SMS shall update the blockholder SPID on Number Pool Blocks associated with the LRN that was updated in the NPAC SMS, from the migrating away from SPID value to the migrating to SPID value, during the partial SPID Migration Update Request Process. (previously NANC 323 Req 11)

RR3-266	SPID Migration Update – SIC-SMURF LRN File Processing – Update SV Data

NPAC SMS shall update the new service provider SPID on subscription versions, regardless of LNP Type, associated with the LRN that was updated in the NPAC SMS, from the migrating away from SPID value to the migrating to SPID value, during the partial SPID Migration Update Request Process. (previously NANC 323 Req 12)

RR3-267	SPID Migration Update – SIC-SMURF NPA-NXX-X File Processing – Update NPA-NXX-X

NPAC SMS shall use the SIC-SMURF NPA-NXX-X file to update the SPID associated with NPA-NXX-Xs in the NPAC SMS, from the migrating away from SPID value to the migrating to SPID value, during the partial SPID Migration Update Request Process. (previously NANC 323 Req 13)

RR3-268	SPID Migration Update – Maximum Level of Granularity

NPAC SMS shall perform the partial SPID Migration Update Request Process at a maximum level of granularity of a single SPID. (previously NANC 323 Req 14)

RR3-269	SPID Migration Update – Minimum Level of Granularity

NPAC SMS shall perform the partial SPID Migration Update Request Process at a minimum level of granularity of an NPA-NXX-X. (previously NANC 323 Req 15)

RR3-270	SPID Migration Update – Creation of Number Pool Block for Old Service Provider

DELETED

RR3-271	SPID Migration Update – Creation of Number Pool Block for Old Service Provider – No Broadcast

DELETED

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RR3-272	SPID Migration Update – Creation of Subscription Version for Old Service Provider

DELETED

RR3-273	SPID Migration Update – Creation of Subscription Version for Old Service Provider – No Broadcast

DELETED

RR3-274	SPID Migration Update – Exclusion of Data During Recovery

NPAC SMS shall exclude data in a recovery request for activity related to partial SPID Migration Update Request Process activity. (previously NANC 323 Req 20)

RR3-275	SPID Migration Update – Rejection for ‘pending-like’ Number Pool Blocks or Subscription Versions

NPAC SMS shall reject a SPID Migration Update Request Process by NPAC Personnel, via the NPAC SMS Administrative Interface, if any “pending-like” Number Pool Blocks or Subscription Versions exist where the migrating away from SPID value is present. (previously NANC 323 Req 21)

Note: For Number Pool Blocks this will be the Block Holder SPID, and for Subscription Versions this will be either the New SPID or Old SPID.

Note: This applies to pending-like records where the OSP (migrating-from SPID) is either the code holder or the block holder, and also pending-like records where the previous port is an active record (migrating-from SPID is the NSP) that is being migrated (e.g., SV1 is active and will be migrated, SV2 is pending-like and will be cancelled). This also includes pending-like PTO Subscription Versions, even though PTOs do not contain an LRN.

RR3-276	Update SPID on Messages Queued for Recovery

NPAC SMS shall apply the SPID update to any messages that are in the queue for recovery. (previously NANC 323 Req 24)

RR3-277	SPID Migration Update – Consistency Check Across Network Data and LRN

NPAC SMS shall perform a consistency check across the selection criteria for NPA-NXX, LRN, and/or NPA-NXX-X, to ensure applicable data belonging to the migrating away from SPID is included in the SMURF files for NPA-NXX, LRN, and/or NPA-NXX-X, and issue an error to NPAC Personnel, during the partial SPID Migration Update Request Process. (previously NANC 323 Req 25)

Note: The selection criteria of network data and/or LRN will have consistency edits enforced. In the case where all applicable data are NOT in the selection criteria, an error will be issued to the NPAC Personnel. As an example, NPA-NXX of 703-222 is owned by the migrating from SPID, which also uses 703-222-0000 as its primary LRN, and has an Number Pool Block of 703-567-2 which uses the 703-222-0000 LRN. When performing the input data for the migration, only one of these are specified as selection criteria, which will cause an error to be issued to the NPAC user. The NPA-NXX, LRN, and NPA-NXX-X must all be specified for the migration process to continue and generate the correct SMURF files.

3.2.2.2	SPID Migration Online GUI (NANC 408)

Online GUI functionality allows a Service Provider to perform self-service on entry of SPID Migrations.

RR3-553	Regional SPID Migration Online Functionality Indicator – Tunable Parameter

NPAC SMS shall provide a Regional SPID Migration Online Functionality Indicator tunable parameter, which is defined as an indicator on whether or not SPID Migration Online Functionality capability will be supported by the NPAC SMS for a particular NPAC region. (previously NANC 408, Req 12)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-34	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-554	Regional SPID Migration Online Functionality Indicator – Tunable Parameter Default

NPAC SMS shall default the SPID Migration Online Functionality Indicator tunable parameter to TRUE. (previously NANC 408, Req 13)

RR3-555	Regional SPID Migration Online Functionality Indicator – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Online Functionality Indicator tunable parameter. (previously NANC 408, Req 14)

RR3-556	SPID Migration Blackout Dates – GUI Entry By NPAC Personnel

NPAC SMS shall allow NPAC Personnel via the NPAC Administrative Interface, to add and remove SPID migration Blackout dates. (previously NANC 408, Req X1)

RR3-557	SPID Migration Blackout Dates – Displaying in the GUI

The NPAC SMS shall allow Service Provider Personnel, via the NPAC Low-Tech Interface, and NPAC Personnel, via the NPAC Administrative Interface, to view SPID Migration Blackout Dates. (previously NANC 408, Req X2)

RR3-558	SPID Migration Last Scheduling Date - Tunable Parameter

NPAC SMS shall provide a Regional SPID Migration Last Scheduling Date tunable parameter, which is defined as the last date that a SPID Migration may be entered into the NPAC system. (previously NANC 408, Req X3)

Note: This tunable date is used to make sure SPID Migrations are not scheduled in the GUI for dates when the Blackout Dates have not been specified by LNPAWG and/or entered into the NPAC system.

RR3-559	SPID Migration Last Scheduling Date – Tunable Parameter Default

NPAC SMS shall default the SPID Migration Last Scheduling Date tunable parameter to none. (previously NANC 408, Req X4)

RR3-560	SPID Migration Last Scheduling Date – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Last Scheduling Date tunable parameter. (previously NANC 408, Req X5)

RR3-561	SPID Migration Entry Restriction - Last Scheduling Date – Service Provider Personnel

NPAC SMS shall reject a SPID Migration request from Service Provider Personnel, via the NPAC Low-Tech Interface, that has a scheduled date beyond the SPID Migration Last Scheduling Date. (previously NANC 408, Req X6)

RR3-562	SPID Migration Update – Migration Summary Information

NPAC SMS shall, via the NPAC Low-Tech Interface and NPAC Administrative Interface, show the following information for each maintenance day: (previously NANC 408, Req X7)

—	Maintenance date
—	Total SV count for pending and approved migrations
—	Total number of migrations in the region for pending and approved migrations
—	Total number of migrations for all regions for pending and approved migrations
—	Total quota for SV count and migration count in each region and migration count for all regions

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-35	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-563	SPID Migration Update – GUI Availability/Selection function for Service Provider and NPAC Personnel

NPAC SMS shall allow Service Provider Personnel, via the NPAC Low-Tech Interface, and NPAC Personnel, via the NPAC Administrative Interface, to query for available SPID Migration timeslots. (previously NANC 408, Req 1)

RR3-564	SPID Migration Update – Available Migration Window Minimum – Tunable Parameter

NPAC SMS shall provide a SPID Migration Available Migration Window Minimum tunable parameter, which is defined as the minimum length of time between the current date (exclusive) and the SPID Migration date (inclusive), when a Service Provider requests to see available SPID Migration timeslots. (previously NANC 408, Req 1.1)

RR3-565	SPID Migration Update – Available Migration Window Minimum – Reject

The NPAC SMS shall reject a request from a Service Provider, via the NPAC Low-Tech Interface, if the length of time between the current date and the SPID Migration date is less than the Available Migration Window Minimum tunable. (previously NANC 408, Req X8)

RR3-566	SPID Migration Update - NPAC Personnel Scheduling SPID Migrations to Any Migration Date in the Future

NPAC SMS shall allow NPAC Personnel to schedule a SPID migration to any migration date in the future after providing a warning if the SPID migration is scheduled to a date earlier than SPID migration creation date plus the Available Migration Window Minimum tunable. (previously NANC 408, Req X9)

RR3-567	SPID Migration Update – Available Migration Window Minimum – Tunable Parameter Default

NPAC SMS shall default the SPID Migration Available Migration Window Minimum tunable parameter to thirty-two (32) calendar days. (previously NANC 408, Req X1.2)

RR3-568	SPID Migration Update – Available Migration Window Minimum – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Available Migration Window Minimum tunable parameter. (previously NANC 408, Req X1.3)

RR3-569	SPID Migration Update – GUI Entry by Service Provider and NPAC Personnel

NPAC SMS shall allow Service Provider Personnel, via the NPAC Low-Tech Interface, and NPAC Personnel, via the NPAC Administrative Interface, to “select and request” a SPID Migration, by entering selection input criteria (mandatory: migrating away from SPID, migrating to SPID; at least one of the following three: NPA-NXX, LRN, and/or NPA-NXX-X) for a partial SPID Migration Update Request Process. (previously NANC 408, Req 2)

RR3-570	SPID Migration Update – GUI Entry by Service Provider and NPAC Personnel – Required Fields

NPAC SMS shall require the originator of a SPID Migration to enter the following fields: (previously NANC 408, Req X10)

—	From SPID
—	To SPID
—	Scheduled Date

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-36	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

—	Contact Information
—	NPA-NXX ownership effective date (if NPA-NXX is included in the Migration)
—	at least one of the following three: NPA-NXX, LRN, and/or NPA-NXX-X
—	Pseudo-LRN SV/NPB migration indicator (if any exist, YES/NO).

Note: A Migration request that includes only NPA-NXXs is considered an “online” migration that will be sent over the CMIP interface to Service Providers that support the functionality (SMURF data will be used by Service Providers that do not support the functionality). If migration data includes at least one NPA-NXX-X or LRN, it is considered “offline” and all Service Providers will use SMURF data. A migration request that includes only NPA-NXXs is considered “offline” if pseudo-LRN SVs/NPBs exist within at least one of those NPA-NXXs.

Note: The pseudo-LRN migration indicator field is used for information purposes to NPAC Personnel to determine appropriate M&Ps. If any pseudo-LRN SVs/NPBs exist at the time of migration, they will get migrated per requirements RR3-709 and RR3-710.

RR3-571	SPID Migration Update – Generation of SPID Migration Name

NPAC SMS shall automatically generate the SPID Migration Name field that conforms to the SPID Migration naming convention <From SPID>_<To SPID>_<Scheduled Date>. (Example: 1111_2222_09282009). (previously NANC 408, Req X11)

RR3-572	SPID Migration Update – GUI Modification by Service Provider Prior to Other Service Provider Concurrence or NPAC Personnel Approval

NPAC SMS shall allow Service Provider Personnel, via the NPAC Low-Tech Interface, to modify a currently scheduled SPID Migration that they entered, only if the other Service Provider has not concurred, and NPAC Personnel have not approved the SPID Migration. (previously NANC 408, Req 2.0.1)

Note: Migration data (e.g., NPA-NXX, LRN) is modifiable. SPID value is not modifiable.

RR3-573	SPID Migration Update – GUI Cancellation by Service Provider Prior to NPAC Personnel Approval

NPAC SMS shall allow Service Provider Personnel, via the NPAC Low-Tech Interface, to cancel a currently scheduled SPID Migration that they entered, only if the other Service Provider has not concurred, and NPAC Personnel have not approved the SPID Migration. (previously NANC 408, Req 2.1)

RR3-574	SPID Migration Update – GUI Error for Double Booking

NPAC SMS shall reject a request from Service Provider Personnel, via the NPAC Low-Tech Interface, for a SPID Migration when the requested data is already part of a pending SPID Migration request. (previously NANC 408, Req 2.2)

RR3-575	SPID Migration Update – GUI Concurrence by Other Service Provider and NPAC Personnel

NPAC SMS shall allow Service Provider Personnel, via the NPAC Low-Tech Interface, and NPAC Personnel, via the NPAC Administrative Interface, to concur a previously entered SPID Migration. (previously NANC 408, Req X12)

RR3-576	SPID Migration Creation by “migrating-from” and “migrating-to” SPIDs

NPAC SMS shall allow either the ‘migrating-from’ or ‘migrating-to’ service provider to be the first Service Provider to enter a SPID Migration. (previously NANC 408, Req X13)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-37	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-577	SPID Migration Update – GUI Entry Service Provider – Approval by NPAC Personnel

NPAC SMS shall, via the NPAC Administrative Interface, require NPAC Personnel to “approve” a SPID Migration as defined in RR3-569. (previously NANC 408, Req 3)

Note: In an A-to-B migration, “approval” will involve validation by SPID A. M&Ps will be defined for this function.

RR3-578	SPID Migration Update – Approval by NPAC Personnel Required

NPAC SMS shall require Service Provider concurrence as well as approval by NPAC personnel before performing a SPID Migration. (previously NANC 408, Req X14)

RR3-579	SPID Migration Update – Cancel by NPAC Personnel

NPAC SMS shall require NPAC Personnel, via the NPAC Administrative Interface, to enter a cancellation reason text anytime a SPID Migration is cancelled. (previously NANC 408, Req X15)

RR3-580	SPID Migration Update - Service Providers Viewing Migrations

NPAC SMS shall allow service providers to view all SPID migrations that have been approved by NPAC Personnel. (previously NANC 408, Req X16)

RR3-581	SPID Migration Update - Service Providers Viewing Their Own Migrations

NPAC SMS shall allow only the ‘migrating-from’ or ‘migrating-to’ Service providers to view SPID migrations that haven’t been approved by NPAC Personnel. (previously NANC 408, Req X17)

RR3-582	SPID Migration Creation – “Re-work” Option for Cancelled SPID Migrations

DELETED

RR3-583	SPID Migration Creation – Disallowing Scheduling of Two SPID Migrations with the same “Migrating-From” and “Migrating-To” SPID to the same Maintenance Day

NPAC SMS shall disallow scheduling of two SPID Migrations with the same “Migrating-From” and “Migrating-To” SPID to the same Maintenance Day. (previously NANC 408, Req X19)

RR3-584	SPID Migration Email List - Tunable Parameter

NPAC SMS shall provide a Service Provider SPID Migration Email List tunable parameter, which is defined as the email address(es) that are notified of SPID Migration operations. (previously NANC 408, Req X20)

RR3-585	SPID Migration Email List – Tunable Parameter Default

NPAC SMS shall default the SPID Migration Email List tunable parameter to <empty>. (previously NANC 408, Req X21)

RR3-586	SPID Migration Email List – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Email List tunable parameter. (previously NANC 408, Req X22)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-38	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-587	SPID Migration E-mail due to NPAC Personnel Operations

NPAC SMS shall send e-mail notifications to all Service Providers for the following SPID Migration operations when performed by NPAC Personnel: (previously NANC 408, Req X23)

—	approval of a SPID Migration
—	modification of an approved SPID Migration
—	cancellation of an approved SPID Migration

RR3-588	SPID Migration E-mail to “migrating-from” and “migrating-to” Service Providers

NPAC SMS shall send e-mail notifications to the “migrating-from” and “migrating-to” Service Providers for the following SPID Migration operations: (previously NANC 408, Req X24)

—	creation of a new SPID Migration
—	concurrence of an existing SPID Migration
—	modification of an existing SPID Migration
—	cancellation of an existing SPID Migration

RR3-589	SPID Migration Update – GUI Cancellation by NPAC Personnel on behalf of Service Provider

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to cancel a currently scheduled SPID Migration on behalf of a migrating-to SPID or migrating-from SPID. (previously NANC 408, Req 8.1)

RR3-590	SPID Migration Update – GUI Modification by NPAC Personnel of Scheduled SPID Migration

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify a currently scheduled SPID Migration on behalf of a migrating-to SPID or migrating-from SPID. (previously NANC 408, Req 8.2)

Note: Migration data (e.g., NPA-NXX, LRN) is modifiable. SPID value is not modifiable.

RR3-591	SPID Migration Update – GUI Execution by NPAC Personnel of Scheduled SPID Migration

NPAC SMS shall, via the NPAC Administrative Interface, allow NPAC Personnel to execute a previously scheduled SPID Migration, in cases when there are no active-like subscription versions or Number Pool Blocks (quantity of zero) that would have the New SPID value changed in that NPA-NXX that is being migrated. (previously NANC 408, Req 9)

Note: This online activity allows a SPID Migration that will modify the NPA-NXX Service Provider ID (code owner). Unlike other SPID Migration activity (i.e., SMURF file generation), this function is allowed during any NPAC uptime. ‘Active-like’ Subscription Versions are defined as Subscription Versions that contain a status of active, sending, partial failure, old with a Failed SP List, or disconnect pending. M&Ps will indicate that this online activity (the actual execution) will be performed as close to the Maintenance window as practical. Online GUI execution works on an all-or-nothing basis (e.g., if attempting to modify five NPA-NXXs, and three of the five have zero SVs/NPBs, but two of the five have some SVs/NPBs, then the entire request of five will fail).

RR3-592	SPID Migration Update – GUI Execution by NPAC Personnel – Notification to Local SMS and SOA

NPAC SMS shall notify all accepting Local SMSs and SOAs of the modification of the NPA-NXX owning Service Provider, immediately after validation of a SPID Migration as defined in RR3-591. (previously NANC 408, Req 10)

Note: In conjunction with the online GUI activity defined in RR3-591, the message will be sent out prior to the beginning of the maintenance window.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-39	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

Note: To maintain consistency with SMURF Files, SPID Migration transactions sent over the interface will not apply NPA-NXX filters for the given Service Provider.

RR3-593	SPID Migration Update – Pending-Like SVs and NPBs Cleaned Up

NPAC SMS shall clean up pending-like Subscription Versions and Number Pool Blocks at the time of SPID Migration where the migrating-from Service Provider in the NPA-NXX that is being migrated is present in those Subscription Versions or Number Pool Blocks, by setting the status to Cancelled. (previously NANC 408, Req 11)

Note: For Number Pool Blocks this will be the Block Holder SPID, and for Subscription Versions this will be either the New SPID or Old SPID.

Note: This applies to pending-like records where the OSP (migrating-from SPID) is either the code holder or the block holder, and also pending-like records where the previous port is an active record (migrating-from SPID is the NSP) that is being migrated (e.g., SV1 is active and will be migrated, SV2 is pending-like and will be cancelled).

RR3-594	Completed SPID Migration Retention – Tunable Parameter

NPAC SMS shall provide a Regional Completed SPID Migration Retention tunable parameter, which is defined as the number of days before a completed SPID Migration will be purged from the database. (previously NANC 408, Req X26)

RR3-595	Completed SPID Migration Retention – Tunable Parameter Default

NPAC SMS shall default the Completed SPID Migration Retention tunable parameter to 365 days. (previously NANC 408, Req X27)

RR3-596	Completed SPID Migration Retention – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Completed Migrations Retention tunable parameter. (previously NANC 408, Req X28)

RR3-597	Completed SPID Migration Retention – Housekeeping Purge

NPAC SMS shall purge completed SPID Migrations from the database after tunable Completed SPID Migration Retention days have passed since the completion of the SPID Migration. (previously NANC 408, Req X29)

RR3-598	Cancelled SPID Migration Retention - Tunable Parameter

NPAC SMS shall provide a Regional Cancelled SPID Migration Retention tunable parameter, which is defined as the number of days before a cancelled SPID Migration will be purged from the database. (previously NANC 408, Req X30)

RR3-599	Cancelled SPID Migration Retention – Tunable Parameter Default

NPAC SMS shall default the Cancelled SPID Migration Retention tunable parameter to 365 days. (previously NANC 408, Req X31)

RR3-600	Cancelled SPID Migration Retention – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the Cancelled SPID Migration Retention tunable parameter. (previously NANC 408, Req X32)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-40	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-601	Cancelled SPID Migration Retention – Housekeeping Purge

NPAC SMS shall purge cancelled SPID Migrations from the database after tunable Cancelled SPID Migration Retention days have passed since the cancellation of the SPID Migration. (previously NANC 408, Req X33)

RR3-602	SPID Migration Update – Quota Management

NPAC SMS shall apply quota to SPID Migration operations for Total US SPID Migrations, Total Regional Migrations, and Regional SV Counts when NPAC Personnel approve a SPID migration. (previously NANC 408, Req X34)

RR3-603	SPID Migration Update – Quota Management – Quota Exceeded Rejection for Service Provider Personnel

NPAC SMS shall check quota to SPID Migration operations when a Service Provider creates or modifies a SPID Migration and reject the request if any of the quotas have been exceeded. (previously NANC 408, Req X35)

RR3-604	SPID Migration Update – Quota Management – Quota Exceeded Warning for NPAC Personnel

NPAC SMS shall check quota to SPID Migration operations when NPAC Personnel creates or modifies a SPID Migration and provide a warning if any of the quotas have been exceeded. (previously NANC 408, Req X35.5)

RR3-605	SPID Migration Update – Quota Management – Quota Exceeded Warning Content

NPAC SMS shall include the Pending and Approved counts for all exceeded quotas in the Quota Exceeded Warning Message. (previously NANC 408, Req X36)

RR3-606	SPID Migration Update – Migration Quota Tunable Parameter

NPAC SMS shall provide a SPID Migration Quota tunable parameter, which is defined as the maximum number of SPID Migration timeslots within a region for a given SPID Migration maintenance window. (previously NANC 408, Req 27)

RR3-607	SPID Migration Update – Migration Quota Tunable Parameter Default

NPAC SMS shall default the SPID Migration Quota tunable parameter to seven (7) migrations. (previously NANC 408, Req 28)

RR3-608	SPID Migration Update – Migration Quota Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Quota tunable parameter. (previously NANC 408, Req 29)

RR3-609	SPID Migration Update – All Regions Migration Quota Tunable Parameter

NPAC SMS shall provide an All Regions SPID Migration Quota tunable parameter, which is defined as the maximum number of SPID Migrations timeslots for all regions for a given SPID Migration maintenance window. (previously NANC 408, Req 30)

RR3-610	SPID Migration Update – All Regions Migration Quota Tunable Parameter Default

NPAC SMS shall default the All Regions SPID Migration Quota tunable parameter to twenty-five (25) migrations. (previously NANC 408, Req 31)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-41	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-611	SPID Migration Update – All Regions Migration Quota Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the All Regions SPID Migration Quota tunable parameter. (previously NANC 408, Req 32)

RR3-612	SPID Migration Update – SV Quota Tunable Parameter

NPAC SMS shall provide a SPID Migration SV Quota tunable parameter, which is defined as the maximum number of SVs within a region for a given SPID Migration maintenance window. (previously NANC 408, Req 35)

NOTE: The number includes both ported and pooled SVs.

NOTE: The quantity of SVs can be dynamic, so the quantity is based on the number of SVs for a given migration at the time of the SPID Migration request. For subsequent migrations in a given window, the previous SPID Migration SV quantities are not recalculated. Modifying a SPID Migration will cause SV quantities to be recalculated.

RR3-613	SPID Migration Update – SV Quota Tunable Parameter Default

NPAC SMS shall default the SPID Migration SV Quota tunable parameter to five hundred thousand (500,000) SVs. (previously NANC 408, Req 36)

RR3-614	SPID Migration Update – SV Quota Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration SV Quota tunable parameter. (previously NANC 408, Req 37)

RR3-615	Maintenance Window Day of the Week - Tunable Parameter

NPAC SMS shall provide a Regional Maintenance Window Day of the Week tunable parameter, which is defined as the day of the week in which SPID Migrations are performed. (previously NANC 408, Req X37)

RR3-616	Maintenance Window Day of the Week – Tunable Parameter Default

NPAC SMS shall default the Maintenance Window Day of the Week tunable parameter to “SU” (Sunday). (previously NANC 408, Req X38)

RR3-617	Maintenance Window Day of the Week – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the Maintenance Window Day of the Week tunable parameter. (previously NANC 408, Req X39)

RR3-618	Maintenance Window Start Time Hour - Tunable Parameter

NPAC SMS shall provide a Regional Maintenance Window Start Time Hour tunable parameter, which is defined as the hour in which the weekly Service Provider maintenance window begins. (previously NANC 408, Req X40)

RR3-619	Maintenance Window Start Time Hour – Tunable Parameter Default

NPAC SMS shall default the Maintenance Window Start Time Hour tunable parameter to midnight (Central Time Zone). (previously NANC 408, Req X41)

RR3-620	Maintenance Window Start Time Hour – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the Maintenance Window Start Time Hour tunable parameter. (previously NANC 408, Req X42)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-42	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-621	Preliminary SPID Migration SMURF Files Lead Time - Tunable Parameter

NPAC SMS shall provide a Regional Preliminary SPID Migration SMURF Files Lead Time tunable parameter, which is defined as the number of days before a SPID Migration scheduled date when the Preliminary SMURF files are automatically generated. (previously NANC 408, Req X47)

RR3-622	Preliminary SPID Migration SMURF Files Lead Time – Tunable Parameter Default

NPAC SMS shall default the Online SPID Migration SMURF Lead Time tunable parameter to 10 days. (previously NANC 408, Req X48)

RR3-623	Preliminary SPID Migration SMURF Files Lead Time – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the Preliminary SPID Migration SMURF Files Lead Time tunable parameter. (previously NANC 408, Req X49)

RR3-624	Generation of Preliminary SMURF files

NPAC SMS shall generate and distribute Preliminary SMURF files for a SPID Migration tunable days (tunable Preliminary SPID Migration SMURF Files Lead Time) prior to the scheduled date for the SPID Migration. (previously NANC 408, Req X50)

RR3-625	Generation of Final SMURF files

NPAC SMS shall generate and distribute the Final SMURF files for a SPID Migration at the start of the Service Provider Maintenance Window, in which the SPID Migration will be executed. (previously NANC 408, Req X51)

RR3-626	Offline-Only SPID Migration Flag

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify a SPID Migration and set the Offline-Only indicator. (previously NANC 408, Req X52)

NOTE: The migration will be treated as offline when the indicator is set to TRUE, and treated as online when set to FALSE. There are no restrictions on multiple updates to the indicator.

RR3-627	SPID Migration Suspended Status

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify a SPID Migration to a status of Suspended. (previously NANC 408, Req X53)

RR3-628	Suspended SPID Migrations – No Automatic Online Migration

NPAC SMS shall skip SPID Migrations with a status of suspended when automatically executing online SPID Migrations. (previously NANC 408, Req X54)

RR3-629	Suspended SPID Migrations – No Manual Online Migration

NPAC SMS shall reject requests via the NPAC Administrative Interface, to execute online SPID Migrations with a status of suspended. (previously NANC 408, Req X55)

RR3-630	SPID Migration Suspension/Un-suspension – No Quota Change

NPAC SMS shall not adjust its quota on a maintenance day when a SPID Migration scheduled to this date is suspended or un-suspended. (previously NANC 408, Req X56)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-43	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-631	Automatic suspension when pre-migration validations fail

NPAC SMS shall suspend a SPID migration if the network data validations fail during the preprocessing of the SPID migration. (previously NANC 408, Req X57)

RR3-632	SPID Migration - Secure FTP Site Directory Structure

NPAC SMS shall include the scheduled date of the SPID Migration as a subdirectory where SPID Migration SMURF files are stored if the Service Provider tunable SPID Migration Date Subdirectory Indicator is set to TRUE. (previously NANC 408, Req X58)

RR3-632.5	SPID Migration - Secure FTP Site Subdirectory – Service Provider Tunable

NPAC SMS shall provide a Service Provider SPID Migration FTP Date Subdirectory Indicator is tunable parameter which defines whether a subdirectory for each SPID Migration will be created. (previously NANC 408, Req X59)

RR3-633	SPID Migration – Secure FTP Site Date Subdirectory - Service Provider Indicator Default

NPAC SMS shall default the Service Provider SPID Migration Secure FTP Date Subdirectory Indicator tunable parameter to FALSE. (previously NANC 408, Req X60)

RR3-634	SPID Migration – Secure FTP Site Date Subdirectory – Service Provider Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SPID Migration Secure FTP Date Subdirectory Indicator tunable parameter. (previously NANC 408, Req X61)

RR3-711	SPID Migration –Service Provider GUI Login Restriction

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to identify each Service Provider GUI user’s login as either authorized or not-authorized for SPID Migration GUI access. (previously NANC 408, Req X62)

RR3-712	SPID Migration – Pseudo-LRN Indicator

NPAC SMS shall provide a SPID Migration Pseudo-LRN Indicator on the SPID Migration GUI, which is defined as an indicator on whether or not the requesting Service Provider desires any existing pseudo-LRN records to be migrated. (previously NANC 442, Req 84)

NOTE: The indicator is used for NPAC Personnel operations, and not an indicator on whether or not pseudo-LRN records will get migrated. Per requirements RR3-709 and RR3-710, pseudo-LRN records will get migrated during a SPID Migration.

RR3-762	SPID Migration Update – Online-to-Offline Restriction Window – Tunable Parameter

NPAC SMS shall provide a SPID Migration Online-to-Offline Restriction Window tunable parameter, which is defined as the number of calendar days between the current date (exclusive) and the SPID Migration date (inclusive), that a change is not allowed to the Service Provider’s data associated with SPID Migration data that would cause the SPID Migration to move from online-to-offline. (previously NANC 408, Req X63)

Note: An example of the Service Provider’s data associated with SPID Migration data is the addition of an LRN where the first six digits of the LRN are the same value as one of the NPA-NXX records specified in the SPID Migration data. Both Service Providers and NPAC Personnel would receive an error message when attempting to create such an LRN.

Note: NPAC Personnel will have override capability within the restriction window for emergency purposes.

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RR3-763	SPID Migration Update – Online-to-Offline Restriction Window – Tunable Parameter Default

NPAC SMS shall default the SPID Migration Online-to-Offline Restriction Window tunable parameter to fourteen (14) calendar days. (previously NANC 408, Req X64)

RR3-764	SPID Migration Update – Online-to-Offline Restriction Window – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Online-to-Offline Restriction Window tunable parameter. (previously NANC 408, Req X65)

RR3-765	SPID Migration Update – SPID Migration Date Restriction Window – Tunable Parameter

NPAC SMS shall provide a SPID Migration Date Restriction Window tunable parameter, which is defined as the number of calendar days (inclusive) that a SPID Migration is allowed prior to the SPID Migration Effective Date. (previously NANC 408, Req X66)

Note: NPAC Personnel will have override capability within the restriction window for emergency purposes.

RR3-766	SPID Migration Update – SPID Migration Date Restriction Window – Tunable Parameter Default

NPAC SMS shall default the SPID Migration Date Restriction Window tunable parameter to three (3) calendar days. (previously NANC 408, Req X67)

RR3-767	SPID Migration Update – SPID Migration Date Restriction Window – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the SPID Migration Date Restriction Window tunable parameter. (previously NANC 408, Req X68)

3.2.2.3	SPID Migration Interface Messages (NANC 408)

Interface messages for code-only migrations are sent to Service Providers that support the feature.

RR3-635	Service Provider SOA Automated SPID Migration Indicator

NPAC SMS shall provide a Service Provider SOA Automated SPID Migration Indicator tunable parameter which defines whether a SOA will receive/not-receive automated SPID Migration transactions over their SOA connection. (previously NANC 408, Req 15)

RR3-636	Service Provider SOA Automated SPID Migration Indicator Default

NPAC SMS shall default the Service Provider SOA Automated SPID Migration Indicator tunable parameter to FALSE. (previously NANC 408, Req 15.1)

RR3-637	Service Provider SOA Automated SPID Migration Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Automated SPID Migration Indicator tunable parameter. (previously NANC 408, Req 16)

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RR3-638	Service Provider SOA Automated SPID Migration Indicator Usage

NPAC SMS shall send automated SPID Migration transactions over the SOA connection only when the Service Provider SOA Automated SPID Migration Indicator tunable parameter is set to TRUE. (previously NANC 408, Req 17)

NOTE: To maintain consistency with SMURF Files, SPID Migration transactions sent over the interface will not apply NPA-NXX filters for the given Service Provider.

RR3-639	Service Provider LSMS Automated SPID Migration Indicator

NPAC SMS shall provide a Service Provider LSMS Automated SPID Migration Indicator tunable parameter which defines whether an LSMS will receive/not-receive automated SPID Migration transactions over their LSMS connection. (previously NANC 408, Req 18)

RR3-640	Service Provider LSMS Automated SPID Migration Indicator Default

NPAC SMS shall default the Service Provider LSMS Automated SPID Migration Indicator tunable parameter to FALSE. (previously NANC 408, Req 18.1)

RR3-641	Service Provider LSMS Automated SPID Migration Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Automated SPID Migration Indicator tunable parameter. (previously NANC 408, Req 19)

RR3-642	Service Provider LSMS Automated SPID Migration Indicator Usage

NPAC SMS shall send automated SPID Migration transactions over the LSMS connection only when the Service Provider LSMS Automated SPID Migration Indicator tunable parameter is set to TRUE. (previously NANC 408, Req 20)

NOTE: To maintain consistency with SMURFs, SPID Migration transactions sent over the interface will not apply NPA-NXX filters for the given Service Provider.

RR3-643	Service Provider Secure FTP SMURF File

NPAC SMS shall provide SMURF Files in a Service Provider’s Secure FTP directory. (previously NANC 408, Req 34)

Note: This is the mechanism that providers that support the interface message will be expected to recover missed SPID migration messages. Based on FRS requirement RR3-274 the NPAC does not include SPID migration data in the recovery messages sent over the CMIP interface.

RR3-644	Online SPID Migration Lead Time - Tunable Parameter

NPAC SMS shall provide a Regional Online SPID Migration Lead Time tunable parameter, which is defined as the minutes before the maintenance window that online SPID Migrations will be performed. (previously NANC 408, Req X43)

RR3-645	Online SPID Migration Lead Time – Tunable Parameter Default

NPAC SMS shall default the Online SPID Migration Lead Time tunable parameter to 90 minutes. (previously NANC 408, Req X44)

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RR3-646	Online SPID Migration Lead Time – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the Online SPID Migration Lead Time tunable parameter. (previously NANC 408, Req X45)

RR3-647	Online SPID Migration – Database Updates

NPAC SMS shall perform SPID database updates for any SPID Migration that provides online operations tunable minutes (defined by Online SPID Migration Lead Time tunable) before the start of the weekly service provider maintenance window (defined by Maintenance Window Day Of The Week + Maintenance Window Start Time Hour tunables). (previously NANC 408, Req X46)

3.2.2.4	SPID Migration Reports (NANC 418)

RR3-648	SPID Migration Reports – Post-Migration SV and NPB Count Report

NPAC SMS shall support a migration-specific SPID Migration Report that lists each designated LRN for the SPID Migration, and the associated quantity of SVs and NPBs, for each LRN, that were updated by the NPAC SMS during the SPID Migration. (previously NANC 418, Req 1)

3.3 System Functionality

R3-8	Off-line batch updates for Local SMS Disaster Recovery

NPAC SMS shall support an off-line batch download (via 4mm DAT tape and Secure FTP file download) to mass update Local SMSs with Subscription Versions, NPA-NXX-X Information, Number Pool Block and Service Provider Network data. (reference NANC 399)

The contents of the batch download are:

—	Subscriber data:
–	Version ID
–	TN
–	LRN
–	New Current Service Provider ID
–	Activation Request Timestamp
–	Version Status
–	CLASS DPC
–	CLASS SSN
–	LIDB DPC
–	LIDB SSN
–	ISVM DPC
–	ISVM SSN
–	CNAM DPC
–	CNAM SSN
–	WSMSC DPC (for Local SMSs that support WSMSC data)
–	WSMSC SSN (for Local SMSs that support WSMSC data)
–	End User Location - Value
–	End User Location - Type
–	Billing ID
–	LNP Type
–	Download Reason
–	SV Type (for Local SMSs that support SV Type data)

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–	Alternative SPID (for Local SMSs that support Alternative SPID data)
–	Last Alternative SPID (for Local SMSs that support Last Alternative SPID data)
–	Alt-End User Location Value (for Local SMSs that support Alt-End User Location Value)
–	Alt-End User Location Type (for Local SMSs that support Alt-End User Location Type)
–	Alt-Billing ID (for Local SMSs that support Alt-Billing ID)
-	Voice URI (for Local SMSs that support Voice URI data)
–	MMS URI (for Local SMSs that support MMS URI data)
–	SMS URI (for Local SMSs that support SMS URI data)
—	Network data:
–	NPAC Customer ID
–	NPAC Customer name
—	NPA-NXX-Download Data:
–	NPA-NXX ID
–	NPA-NXX Value
–	NPAC Customer ID
–	Effective TimeStamp
–	Download Reason
—	NPA-NXX-X Data
–	Service Provider ID
–	NPA-NXX-X ID
–	NPA-NXX-X Value
–	Creation Timestamp
–	Effective Timestamp
–	Download Reason
—	Block Data
–	Block ID
–	NPA-NXX-X
–	LRN
–	New Current Service Provider ID
–	Activation Timestamp
–	CLASS DPC
–	CLASS SSN
–	LIDB DPC
–	LIDB SSN
–	ISVM DPC
–	ISVM SSN
–	CNAM DPC
–	CNAM SSN
–	WSMSC DPC (for Local SMSs that support WSMSC data)
–	WSMSC SSN (for Local SMSs that support WSMSC data)
–	Download Reason
–	Number Pool Block SV Type (for Local SMSs that support SV Type data)
–	Alternative SPID (for Local SMSs that support Alternative SPID data)
–	Last Alternative SPID (for Local SMSs that support Last Alternative SPID data)
–	Alt-End User Location Value (for Local SMSs that support Alt-End User Location Value)
–	Alt-End User Location Type (for Local SMSs that support Alt-End User Location Type)
–	Alt-Billing ID (for Local SMSs that support Alt-Billing ID)
–	Voice URI (for Local SMSs that support Voice URI data)
–	MMS URI (for Local SMSs that support MMS URI data)
–	SMS URI (for Local SMSs that support SMS URI data)
—	LRN-Download Data:
–	LRN ID
–	LRN Value
–	Download Reason

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R3-9	NPAC SMS download of network data to the Local SMS and SOA

NPAC SMS shall be able to communicate creation or deletion of NPA-NXX data and LRN data for a Service Provider to Local SMSs and SOAs.

The contents of the network download are:

—	Network data:
–	NPAC Customer ID
–	NPAC Customer Name
—	NPA-NXX-Download Data:
–	NPA-NXX ID
–	NPA-NXX Value
–	Effective TimeStamp
–	Download Reason
—	LRN-Download Data:
–	LRN ID
–	LRN Value
–	Download Reason

RR3-66	Number Pool NPA-NXX-X Holder Information – NPAC SMS download of network data to the SOA or Local SMS

NPAC SMS shall be able to communicate creation, modification, or deletion of NPA-NXX-X data for a Service Provider to SOAs or Local SMSs. (Previously N-61)

The contents of the network download are:

—	Network data:
–	NPAC Customer ID
–	NPAC Customer Name
—	NPA-NXX-X Download Data:
–	NPA-NXX-X ID
–	NPA-NXX-X
–	NPA-NXX-X Effective Date
–	Last Modified TimeStamp
–	Download Reason

RR3-67.1	Number Pool NPA-NXX-X Holder Information – NPAC SMS download via SOA and/or Local SMS Interface of NPA-NXX-X allocation to the Service Providers

NPAC SMS shall inform all Service Providers about the allocation of the NPA-NXX-Xs for pooling to the Block Holder via the SOA to NPAC SMS Interface and/or NPAC SMS to Local SMS interface. The NPA-NXX-X data fields sent via the SOA to NPAC SMS interface and/or NPAC SMS to Local SMS interface are: (Previously N-62.1)

—	NPAC Customer ID
—	NPAC Customer Name
—	NPA-NXX-X ID
—	NPA-NXX-X
—	NPA-NXX-X Effective Date
—	Creation TimeStamp
—	Last Modified TimeStamp
—	Download Reason

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R3-10	NPAC SMS notification of NPA-NXX availability to the Service Providers

NPAC SMS shall inform all Service Providers about the availability of the NPA-NXXs for porting via the NPAC SMS to Local SMS and SOA to NPAC SMS interfaces or the Web bulletin board. The NPA-NXX data fields sent via the NPAC SMS to Local SMS and SOA to NPAC SMS interfaces interface are:

—	NPAC Customer ID
—	NPAC Customer Name
—	NPA-NXX ID
—	NPA -NXX Value
—	Effective Date
—	Download Reason

The NPA-NXX data fields sent to the WEB bulletin board are:

—	NPAC Customer ID
—	NPAC Customer Name
—	NPA-NXX Value
—	Effective Date

R3-11	NPAC SMS notification of LRNs and Service Provider data by Service Provider

NPAC SMS shall inform all Service Providers about a new Service Provider and the associated LRNs via the NPAC SMS to Local SMS and SOA to NPAC SMS interfaces. NPAC SMS shall post the new Service Providers and/or new LRNs on the Web bulletin board.

The Service Provider data fields sent to the WEB bulletin board are:

—	NPAC Customer ID
—	NPAC Customer Name
—	NPAC Customer Type
—	Contact Type
—	Contact Name
—	Contact Address 1
—	Contact Address 2
—	Contact City
—	Contact State
—	Contact Zip
—	Contact Province
—	Contact Country
—	Contact Phone
—	Contact Fax
—	Contact Pager
—	Contact Pager PIN
—	Contact Email

The LRN data fields sent to the WEB bulletin board are:

—	NPAC Customer ID
—	NPAC Customer Name
—	LRN Value

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RR3-67.2	Number Pool NPA-NXX-X Holder Information – NPAC SMS download via Web Bulletin Board of NPA-NXX-X allocation to the Service Providers

NPAC SMS shall inform all Service Providers about the allocation of the NPA-NXX-Xs for pooling to the Block Holder via the Web bulletin board. The NPA-NXX-X data fields sent to the WEB bulletin board are: (Previously N-62.2)

—	NPAC Customer ID
—	NPAC Customer Name
—	NPA-NXX-X
—	NPA-NXX-X Effective Date

RR3-278	LATA ID Information Source

NPAC SMS shall obtain LATA ID information from an industry source. (previously NANC 319 Req 1)

RR3-279	Association of LATA ID with NPA-NXXs

NPAC SMS shall associate a LATA ID with each NPA-NXX used by the NPAC SMS. (previously NANC 319 Req 2)

RR3-280	Association of LATA ID with LRNs

NPAC SMS shall associate a LATA ID with each LRN used by the NPAC SMS. (previously NANC 319 req 3)

RR3-439	Validation of LATA ID for NPA-NXX Creates

NPAC shall reject NPA-NXX Create requests if a valid LATA ID reference does not exist in the industry source data.

RR3-440	Validation of LATA ID for LRN Creates

NPAC shall reject LRN Create requests if a valid LATA ID reference does not exist in the industry source data.

RR3-649	NPAC SMS Record ID Inventory – Maximum Value Rollover

NPAC SMS shall roll over a record ID attribute from the positive range to the negative range in instances when the ID reaches the maximum positive value of (2**31)-1, and start with an ID that is equal to the minimum negative value of minus (2**31). (previously NANC 147 Req 1)

Note: Record ID attributes include Audit ID, Action ID, Subscription Version ID, LRN ID, NPA-NXX ID, NPA-NXX-X ID, and Number Pool Block ID.

Note: NPAC operational considerations may roll over a record ID before it reaches the maximum positive value, minimum negative value, or maximum negative value.

RR3-650	NPAC SMS Record ID Inventory – Mechanism

NPAC SMS shall provide an inventory mechanism for persistent ID attributes (Audit ID, Action ID, Subscription Version ID, LRN ID, NPA-NXX ID, NPA-NXX-X ID, Number Pool Block ID) in instances when the ID reaches the maximum positive value of (2**31)-1, and must roll over to the minimum negative value of minus (2**31). (previously NANC 147 Req 2)

Note: NPAC operational considerations may roll over a record ID before it reaches the maximum positive value, minimum negative value, or maximum negative value.

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RR3-651	NPAC SMS Record ID Inventory – Adding Available ID Values

NPAC SMS shall, after a roll over and thereafter, add ID values to the ID inventory for a specific persistent ID attribute (Audit ID, Action ID, Subscription Version ID, LRN ID, NPA-NXX ID, NPA-NXX-X ID, Number Pool Block ID) when that specific ID value does not exist in either the active database or history database, based on the frequency defined in the inventory mechanism in the housekeeping process. (previously NANC 147 Req 3)

Note:  Available record ID values can change between housekeeping executions of the inventory mechanism (i.e., an SV-ID that is not available to be added to the inventory one month may be available to be added the next month).

RR3-652	NPAC SMS Record ID Inventory – Skipping Un-Available ID Values

NPAC SMS shall, after a roll over and thereafter, skip ID values when adding to the ID inventory for a specific persistent ID attribute (Audit ID, Action ID, Subscription Version ID, LRN ID, NPA-NXX ID, NPA-NXX-X ID, Number Pool Block ID) when that specific ID value does exist in either the active database or history database, based on the frequency defined in the inventory mechanism in the housekeeping process. (previously NANC 147 Req 4)

RR3-653	NPAC SMS Record ID Inventory – Issuing new ID Values

NPAC SMS shall issue an ID value from the ID inventory for a specific persistent ID attribute (Audit ID, Action ID, Subscription Version ID, LRN ID, NPA-NXX ID, NPA-NXX-X ID, Number Pool Block ID) when creating a record that requires a new ID value, and the ID attribute has been rolled over. (previously NANC 147 Req 5)

RR3-654	NPAC SMS Record ID Inventory – Skipping ID Value of Zero

NPAC SMS shall, after a roll over and thereafter, skip ID value zero (0) when adding to the ID inventory for a specific persistent ID attribute (Audit ID, Action ID, Subscription Version ID, LRN ID, NPA-NXX ID, NPA-NXX-X ID, Number Pool Block ID), based on the frequency defined in the inventory mechanism in the housekeeping process. (previously NANC 147 Req 6)

3.4 Additional Requirements

RX3-1.1.1	Service Provider NPA-NXX Data Addition

NPAC SMS shall allow Service Providers to add their NPA-NXX data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface.

RX3-1.1.2	Service Provider NPA-NXX Data Effective Date Validation

NPAC SMS shall allow Service Providers to add their NPA-NXX data with an effective date that is set to a past, present, or future date.

RX3-1.2	Service Provider LRN Data Addition

NPAC SMS shall allow Service Providers to add their LRN data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface.

RX3-3.1	Service Provider NPA-NXX Data Deletion

NPAC SMS shall allow Service Providers to delete their NPA- NXX data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface provided the changes do not cause any updates to the Subscription Versions, Number Pooling NPA-NXX-X or Number Pooling Block Information.

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RX3-3.2	Service Provider LRN Data Deletion

NPAC SMS shall allow Service Providers to delete their LRN data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface provided the changes do not cause any updates to the Subscription Versions, or Number Pooling Block Information.

RR3-1	Service Provider Download Indicator

NPAC SMS shall provide a mechanism for the Service Provider to indicate whether or not they want NPA-NXX data and LRN data downloaded to their Local SMS via the NPAC SMS to Local SMS Interface and/or SOA via the SOA to NPAC SMS interface.

RR3-2	Service Provider Download Indicator

NPAC SMS shall download NPA-NXX data and LRN data via the NPAC SMS to Local SMS Interface and/or the SOA to NPAC SMS interface if the indicator is ON.

R3-14	Bulk Database Extracts

NPAC SMS shall periodically perform NPAC SMS database extracts of active Subscription Versions on an NPA-NXX basis to an ASCII file.

R3-15	Secure FTP Site for Database Extracts

NPAC SMS shall store database extract files at the NPAC SMS Secure FTP site for Local SMS file retrieval.

R3-16	Database Extract File Creation

NPAC SMS shall allow NPAC personnel to specify database extract file creation on a weekly, monthly, or quarterly basis.

R3-17	Scope of Database Extract File Creation

NPAC SMS shall allow NPAC personnel to specify an NPA-NXX for database extract file creation.

RR3-3	NPAC SMS Input Restrictions

NPAC SMS shall prevent the entry of pipe characters (|) as part of text strings.

RR3-4	Create LRN data for a Service Provider

NPAC SMS shall allow NPAC personnel to create a new LRN for a service provider.

RR3-15	NPAC Clock Synchronization

NPAC SMS shall synchronize its system clock using NTP to a Stratum 1 host.

RR3-474	NPA-NXX Availability – First Usage Effective Date Window – Tunable Parameter

NPAC SMS shall provide a First Usage Effective Date Window tunable parameter, which is defined as the minimum length of time between the current date (exclusive) and the effective date/due date (inclusive), when creating a NPA-NXX-X (excluding pseudo-LRN) or Subscription Version (excluding pseudo-LRN) for the first time within that NPA-NXX. (previously NANC 394, Req 1)

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RR3-475	NPA-NXX Availability – First Usage Effective Date Window – Tunable Parameter Default

NPAC SMS shall default the First Usage Effective Date Window tunable parameter to five (5) business days. (previously NANC 394, Req 2)

Note: The value of five (5) business days is selected because of the first port notification, since this would affect SPs operationally if this value is set to less than five business days.

RR3-476	NPA-NXX Availability – First Usage Effective Date Window – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the NPA-NXX Availability First Usage Effective Date Window tunable parameter. (previously NANC 394, Req 2.5)

RR3-477	NPA-NXX– Live TimeStamp

NPAC SMS shall calculate an NPA-NXX Live TimeStamp for every NPA-NXX, which is the sum of the First Port Notification Broadcast TimeStamp (or the current system TimeStamp in cases where the first port notification has NOT been sent), plus the First Usage Effective Date Window tunable parameter. (previously NANC 394, Req 3)

Note: This is an internal TimeStamp, and therefore, not represented in the NPA-NXX Data Model.

RR3-478	Region Supports First Usage Effective Date Indicator

NPAC SMS shall provide a Region Supports First Usage Effective Date Indicator, which is defined as an indicator on whether or not First Usage Effective Date Window functionality will be supported by the NPAC SMS for a particular NPAC Region. (previously NANC 394, Req 8)

RR3-479	Region Supports First Usage Effective Date Modification

NPAC SMS shall provide a mechanism for NPAC Personnel to modify the Region Supports First Usage Effective Date Indicator. (previously NANC 394, Req 9)

RR3-480	Region Supports First Usage Effective Date Indicator – Default Value

NPAC SMS shall default the Region Supports First Usage Effective Date Indicator to TRUE. (previously NANC 394, Req 10)

3.4.1	Valid NPA-NXXs in a Region Data Validations

RR3-441	Valid NPAs for each NPAC Region

NPAC SMS shall establish a list of valid NPAs for each NPAC region using information obtained from an industry source. (previously NANC 321, Req1)

RR3-442	Maintaining List of Valid NPAs for Each NPAC Region

NPAC SMS shall maintain the list of valid NPAs for each NPAC region. (previously NANC 321, Req 2)

RR3-443	Updating List of Valid NPAs for Each NPAC Region

NPAC SMS shall update the list of valid NPAs for each NPAC region using information obtained from an industry source. (previously NANC 321, Req 3)

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RR3-444	Rejection of NPA-NXXs that Do Not Belong to a Valid NPA for the NPAC Region

NPAC SMS shall reject a Service Provider request to open an NPA-NXX for portability if the associated NPA is not valid for the region. (previously NANC 321, Req 4)

Note:  The 859 (Lexington, KY and surrounding area) exception needs to be correctly processed.

RR3-445	Regional NPAC NPA Edit Flag Indicator

NPAC SMS shall provide a Regional NPA Edit Flag Indicator, which is defined as an indicator on whether or not NPA edits will be enforced by the NPAC SMS for a particular NPAC Region. (previously NANC 321, Req 5)

RR3-446	Regional NPAC NPA Edit Flag Indicator Modification

NPAC SMS shall provide a mechanism for NPAC Personnel to modify the Regional NPA Edit Flag Indicator. (previously NANC 321 Req 6)

RR3-447	Regional NPAC NPA Edit Flag Indicator – Default Value

NPAC SMS shall default the Regional NPA Edit Flag Indicator to TRUE. (previously NANC 321, Req 7)

RR3-448	Valid NPA-NXXs for 859 KY Exception

NPAC SMS shall establish a list of valid NPA-NXXs for the KY 859 NPA using information obtained from an industry source. (previously NANC 321, Req 8)

RR3-449	Maintaining List of Valid NPA-NXXs for 859 KY Exception

NPAC SMS shall maintain the list of valid NPA-NXXs for the KY 859 NPA. (previously NANC 321, Req 9)

RR3-450	Updating List of Valid NPAs for 859 KY Exception

NPAC SMS shall update the list of valid NPA-NXXs for the KY 859 NPA using information obtained from an industry source. (previously NANC 321, Req 10)

RR3-451	Rejection of NPA-NXXs that Do Not Belong to a Valid NPA for the 859 KY Exception

NPAC SMS shall reject a Service Provider request to open an NPA-NXX for portability if the associated 859-xxx NPA-NXX is not valid for the region as defined below: (previously NANC 321, Req 11)

—	859-xxx with LATA 922 may only be opened in the Midwest NPAC Region.
—	859-xxx with LATA OTHER THAN 922 may only be opened in the Southeast NPAC Region.

3.4.2	NPA-NXX Modification

RR3-655	Regional NPA-NXX Modification Flag Indicator – Tunable Parameter

NPAC SMS shall provide a Regional NPA-NXX Modification Flag Indicator tunable parameter, which is defined as an indicator on whether or not NPA-NXX Modification capability will be supported by the NPAC SMS for a particular NPAC region. (previously NANC 355, Req 18)

RR3-656	Regional NPA-NXX Modification Flag Indicator – Tunable Parameter Default

NPAC SMS shall default the NPA-NXX Modification Flag Indicator tunable parameter to TRUE. (previously NANC 355, Req 19)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-55	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-657	Regional NPA-NXX Modification Flag Indicator – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the NPA-NXX Modification Flag Indicator tunable parameter. (previously NANC 355, Req 20)

RR3-658	Modify NPA-NXX data for a Service Provider

NPAC SMS shall allow NPAC personnel to modify an existing NPA-NXX for a Service Provider via the NPAC Administrative Interface. (previously NANC 355, Req 1)

RR3-659	NPAC SMS download of network data to the Local SMS and SOA – Modification

NPAC SMS shall be able to communicate modification of NPA-NXX data for a Service Provider to Local SMSs and SOAs. (previously NANC 355, Req 2)

RR3-660	Service Provider NPA-NXX Data Modification

NPAC SMS shall reject a Service Provider request to modify their NPA-NXX data via the NPAC SMS to Local SMS interface, the SOA to NPAC SMS interface, or the SOA Low-tech Interface. (previously NANC 355, Req 3)

RR3-661	Modification of NPA-NXX – Effective Date Modification from OpGUI

NPAC SMS shall allow NPAC personnel to modify the effective date for an NPA-NXX as stored in the NPAC SMS via the NPAC Administrative Interface. (previously NANC 355, Req 4)

RR3-662	Modification of NPA-NXX – Effective Date versus Current Date

NPAC SMS shall allow the NPAC personnel to modify the effective date for an NPA-NXX if the current date is less than the existing effective date for the NPA-NXX. (previously NANC 355, Req 5)

RR3-663	Modification of NPA-NXX – New Effective Date versus No Pending SVs or Scheduled NPA-NXX-Xs/Number Pool Blocks

NPAC SMS shall allow the NPAC personnel to modify the effective date for an NPA-NXX that is not a new NPA-NXX in an NPA Split, if no pending-like Subscription Versions or Scheduled NPA-NXX-Xs/Number Pool Blocks exist within the NPA-NXX. (previously NANC 355, Req 6)

NOTE:  The modification restriction during an NPA Split is required in order to maintain data consistency between the NPA-NXX Effective Date and the NPA Split Permissive Dial Dates.

RR3-664	Modification of NPA-NXX – Validation Error

NPAC SMS shall report an error to the NPAC Personnel and reject the modification of an NPA-NXX, if validation errors occur as defined in Requirements RR3-662 and RR3-363. (previously NANC 355, Req 7)

RR3-665	Service Provider SOA NPA-NXX Modification Flag Indicator

NPAC SMS shall provide a Service Provider SOA NPA-NXX Modification Flag Indicator tunable parameter which defines whether a SOA supports NPA-NXX Modification. (previously NANC 355, Req 8)

NOTE:  The tunable parameter is used for both modification transactions sent over the interface as well as modifications messages in the BDD File. If the tunable parameter is set to TRUE, then the download reason in the BDD File will be set to modified. Otherwise, it will be set to new.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-56	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-666	Service Provider SOA NPA-NXX Modification Flag Indicator Default

NPAC SMS shall default the Service Provider SOA NPA-NXX Modification Flag Indicator tunable parameter to FALSE. (previously NANC 355, Req 9)

RR3-667	Service Provider SOA NPA-NXX Modification Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA NPA-NXX Modification Flag Indicator tunable parameter. (previously NANC 355, Req 10)

RR3-668	Service Provider LSMS NPA-NXX Modification Flag Indicator

NPAC SMS shall provide a Service Provider LSMS NPA-NXX Modification Flag Indicator tunable parameter which defines whether an LSMS supports NPA-NXX Modification. (previously NANC 355, Req 11)

NOTE:  The tunable parameter is used for both modification transactions sent over the interface as well as modifications messages in the BDD File. If the tunable parameter is set to TRUE, then the download reason in the BDD File will be set to modified. Otherwise, it will be set to new.

RR3-669	Service Provider LSMS NPA-NXX Modification Flag Indicator Default

NPAC SMS shall default the Service Provider LSMS NPA-NXX Modification Flag Indicator tunable parameter to FALSE. (previously NANC 355, Req 12)

RR3-670	Service Provider LSMS NPA-NXX Modification Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS NPA-NXX Modification Flag Indicator tunable parameter. (previously NANC 355, Req 13)

RR3-671	Modification of NPA-NXX – Service Provider SOA NPA-NXX Modification Flag Indicator set to FALSE

NPAC SMS shall process an NPA-NXX modification request when a Service Provider SOA NPA-NXX Modification Flag Indicator tunable parameter is set to FALSE, by sending the following: (previously NANC 355, Req 14)

—	NPA-NXX Delete
—	NPA-NXX Create (with new Effective Date and same NPA-NXX-ID)

RR3-672	Modification of NPA-NXX – Service Provider SOA NPA-NXX Modification Flag Indicator set to TRUE

NPAC SMS shall process an NPA-NXX modification request when a Service Provider SOA NPA-NXX Modification Flag Indicator tunable parameter is set to TRUE, by sending the following: (previously NANC 355, Req 15)

—	NPA-NXX Modification (with new Effective Date)

RR3-673	Modification of NPA-NXX – Service Provider LSMS NPA-NXX Modification Flag Indicator set to FALSE

NPAC SMS shall process an NPA-NXX modification request when a Service Provider LSMS NPA-NXX Modification Flag Indicator tunable parameter is set to FALSE, by sending the following: (previously NANC 355, Req 16)

—	NPA-NXX Delete
—	NPA-NXX Create (with new Effective Date and same NPA-NXX-ID)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-57	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-674	Modification of NPA-NXX – Service Provider LSMS NPA-NXX Modification Flag Indicator set to TRUE

NPAC SMS shall process an NPA-NXX modification request when a Service Provider LSMS NPA-NXX Modification Flag Indicator tunable parameter is set to TRUE, by sending the following: (previously NANC 355, Req 17)

—	NPA-NXX Modification (with new Effective Date)

RR3-675	Service Provider SOA NPA-NXX Modify BDD File Indicator

DELETED

RR3-676	Service Provider SOA NPA-NXX Modify BDD File Indicator Default

DELETED

RR3-677	Service Provider SOA NPA-NXX Modify BDD File Indicator Modification

DELETED

RR3-678	Service Provider LSMS NPA-NXX Modify BDD File Indicator

DELETED

RR3-679	Service Provider LSMS NPA-NXX Modify BDD File Indicator Default

DELETED

RR3-680	Service Provider LSMS NPA-NXX Modify BDD File Indicator Modification

DELETED

3.4.3	Valid NPA-NXXs for each Service Provider

RR3-681	Valid NPA-NXXs for each SPID

NPAC SMS shall establish a list of valid NPA-NXXs for each SPID using information obtained from an industry source. (414, Req 1)

RR3-682	Maintaining List of Valid NPA-NXXs for each SPID

NPAC SMS shall maintain the list of valid NPA-NXXs for each SPID using information obtained from an industry source. (previously NANC 414, Req 2)

RR3-683	Updating List of Valid NPA-NXXs for each SPID

NPAC SMS shall update the list of valid NPA-NXXs for each SPID using information obtained from an industry source. (previously NANC 414, Req 3)

RR3-684	Valid OCNs for each SPID

NPAC SMS shall establish a list of valid OCNs for each SPID using information obtained from each SPID entity. (previously NANC 414, Req 4)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-58	North American Numbering Council (NANC)
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NPAC Data Administration

RR3-685	Maintaining List of Valid OCNs for each SPID

NPAC SMS shall maintain the list of valid OCNs for each SPID using information obtained from each SPID entity. (previously NANC 414, Req 5)

RR3-686	Updating List of Valid OCNs for each SPID

NPAC SMS shall update the list of valid OCNs for each SPID using information obtained from each SPID entity. (previously NANC 414, Req 6)

RR3-687	Rejection of NPA-NXXs that Do Not Belong to the OCN/SPID

NPAC SMS shall reject a Service Provider request to open an NPA-NXX for portability if the associated OCN/SPID does not own that NPA-NXX. (previously NANC 414, Req 7)

RR3-688	Regional NPAC NPA-NXX Ownership Edit Flag Indicator

NPAC SMS shall provide a Regional NPA-NXX Ownership Edit Flag Indicator, which defines whether or not NPA-NXX Ownership edits will be enforced by the NPAC SMS for a particular NPAC Region. (previously NANC 414, Req 8)

RR3-689	Regional NPAC NPA-NXX Ownership Edit Flag Indicator Modification

NPAC SMS shall provide a mechanism for NPAC Personnel to modify the Regional NPA-NXX Ownership Edit Flag Indicator. (previously NANC 414, Req 9)

RR3-690	Regional NPAC NPA-NXX Ownership Edit Flag Indicator – Default Value

NPAC SMS shall default the Regional NPA-NXX Ownership Edit Flag Indicator to TRUE. (previously NANC 414, Req 10)

RR3-691	Rejection of NPA Split for an NPA-NXX that Does Not Belong to the OCN/SPID

NPAC SMS shall reject an NPA Split request if the OCN of the new NPA-NXX is not associated with the owner of the old NPA-NXX. (previously NANC 414, Req 11)

3.4.4	Pseudo-LRN in a Region Data Validations

RR3-713	LRN Record – Pseudo-LRN value in the NPAC SMS

NPAC SMS shall use the LRN value of “000-000-0000” (all zeros) as the explicit indication from a requesting Service Provider that the request is for a pseudo-LRN Subscription Version or pseudo-LRN Number Pool Block record. (previously NANC 442, Req 1)

RR3-714	LRN Record – Pseudo-LRN restriction in the NPAC SMS

NPAC SMS shall reject the creation of the pseudo-LRN value of “000-000-0000” (all zeros) for an LRN record by Service Provider SOA, Service Provider Local SMS, Service Provider Low-Tech Interface, and NPAC Personnel on behalf of a Service Provider. (previously NANC 442, Req 2)

RR3-715	LRN Record – Pseudo-LRN query in the NPAC SMS

NPAC SMS shall process a query of the pseudo-LRN value of “000-000-0000” (all zeros) for an LRN record, and return a “no records found” response. (previously NANC 442, Req 41)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-59	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-716	Region Supports Pseudo-LRN Indicator

NPAC SMS shall provide a Region Supports Pseudo-LRN Indicator, which is defined as an indicator on whether or not Pseudo-LRN functionality will be supported by the NPAC SMS for a particular NPAC Region. (previously NANC 442, Req62)

RR3-717	Region Supports Pseudo-LRN Modification

NPAC SMS shall provide a mechanism for NPAC Personnel to modify the Region Supports Pseudo-LRN Indicator. (previously NANC 442, Req63)

RR3-718	Region Supports Pseudo-LRN Indicator – Default Value

NPAC SMS shall default the Region Supports Pseudo-LRN Indicator to FALSE. (previously NANC 442, Req 64)

3.5 NPA Splits Requirements

The following section defines NPA Split functionality within the NPAC SMS. The primary means of processing NPA Split information within the NPAC SMS is through automated and regular processing of NPA Split Load Flat Files from industry source data. In the event of an ‘emergency’ there is a manual process by which authorized NPAC personnel may enter required NPA Split information in order to initiate appropriate processing. This manual process is reserved for only ‘back-up or emergency’ situations as deemed by industry and NPAC representatives.

RN3-1	NPA Split Permissive Dialing

NPAC SMS shall support a permissive dialing period, during which dialing of both NPAs is allowed during NPA splits.

RN3-2	NPA split

NPAC SMS shall accept both the old and new NPAs during the permissive dialing period, but will only respond and download with the new NPA-NXX, except for query requests that span NPAs.

RN3-3	NPA Split Permissive Dialing Cleanup

NPAC SMS shall perform an update to remove NPAC SMS mapping of the old NPA-NXX(s) to the new NPA-NXX(s) for Subscription Versions associated with an NPA split after the expiration date of the permissive dialing period.

RR3-281	NPA Split – Load File from Industry Source Data

NPAC SMS shall allow an NPA Split Load Flat File from an industry source, to be used to enter, modify, or remove NPA Split information into/from the NPAC SMS. (previously NANC 192 Req 1)

Note:  The information from an industry source is assumed to include all necessary updates, including, but not limited to monthly plus emergency updates. (previously NANC 192 Req 1)

RR3-282	NPA Split – Load File from Industry Source Data During Housekeeping Process

NPAC SMS shall allow the NPA Split Load Flat File to be loaded into the NPA Split information in the NPAC SMS during the current housekeeping process. (previously NANC 192 Req 2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-60	North American Numbering Council (NANC)
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NPAC Data Administration

RR3-283	NPA Split – Load File from Industry Source Data Processing Results

NPAC SMS shall be capable of storing NPA Split Load Flat File processing data that can be used to generate the NPA Split Load Flat File Exception Report. (previously NANC 192 Req 3)

RR3-284	NPA Split – Load File from Industry Source Data, Reject existing new NPA-NXX

NPAC SMS shall process the NPA Split Load Flat File and for each new NPA split that is not yet scheduled in the NPAC SMS, reject the request, log an entry to be used for the NPA Split exception report, and continue processing the NPA Split Load Flat File, when the new NPA-NXX already exists in the NPAC SMS and is not already part of an NPA Split. (previously NANC 192 Req 3.1)

RR3-285	NPA Split – Load File from Industry Source Data, Generate new NPA-NXX

NPAC SMS shall process the NPA Split Load Flat File and for each new NPA split that is not yet scheduled in the NPAC SMS, automatically generate and broadcast the new NPA-NXX, using the PDP start date/time as the value to populate the effective date for the new NPA-NXX. (previously NANC 192 Req 3.2)

RR3-286	NPA Split – Load File from Industry Source Data, Delete new NPA-NXX

NPAC SMS shall process the NPA Split Load Flat File and for each NPA split that is scheduled in the NPAC SMS and being removed as an NPA Split, automatically delete and broadcast the delete of the new NPA-NXX. (previously NANC 192 Req 3.3)

RR3-287	NPA Split – NPA Split Load Flat File Exception Report with An Existing New NPA-NXX

NPAC SMS shall provide an NPA Split Load Flat File Exception Report that identifies NPA split processing errors:

1.	– NPA splits that cannot be added to the NPAC SMS because the new NPA-NXX already exists in the NPAC SMS at the time the NPA Split Load Flat File from an industry source is processed by the NPAC SMS, and that NPA-NXX is NOT already scheduled for an NPA Split in the NPAC SMS.

2.	– NPA splits already scheduled in the NPAC SMS where the PDP start date is modified, and pending SVs exist in the new NPA-NXX. (previously NANC 192 Req 4)

RR3-288	NPA Split – Load File from Industry Source Data, Verifying Old and New NPA-NXX

NPAC SMS shall process the NPA Split Load Flat File and for each NPA split that is already scheduled in the NPAC SMS, verify the old and new NPA-NXXs exist, and generate an error if at least one does not exist. (previously NANC 192 Req 5)

RR3-289	NPA Split – Load File from Industry Source Data, Pushing Out PDP Start Date

NPAC SMS shall process the NPA Split Load Flat File and for each NPA split that is already scheduled in the NPAC SMS, check for an effective date change in the new NPA-NXX where the PDP start date is pushed out to a further date in the future, and if no pending subscription versions exist in the new NPA-NXX, update both the new NPA-NXX Effective Date and the PDP start date. (previously NANC 192 Req 6)

Note:  The update of the new NPA-NXX effective date will be accomplished via a delete and re-add of the new NPA-NXX. Both of these will be broadcast to all accepting SOAs and LSMSs. For SOAs/LSMSs that support the modification of an NPA-NXX Effective Date, the update will be accomplished via a modification instead of the delete and re-add.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-61	North American Numbering Council (NANC)
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NPAC Data Administration

RR3-290	NPA Split – Load File from Industry Source Data, Pulling In PDP Start Date

NPAC SMS shall process the NPA Split Load Flat File and for each NPA split that is already scheduled in the NPAC SMS, check for an effective date change in the new NPA-NXX where the PDP start date is pulled in to a closer date, and if no pending subscription versions exist in the new NPA-NXX update both the new NPA-NXX Effective Date and PDP start date. (previously NANC 192 Req 7)

Note:  The update of the new NPA-NXX effective date will be accomplished via a delete and re-add of the new NPA-NXX. Both of these will be broadcast to all accepting SOAs and LSMSs. For SOAs/LSMSs that support the modification of an NPA-NXX Effective Date, the update will be accomplished via a modification instead of the delete and re-add.

RR3-291	NPA Split – Load File from Industry Source Data, Error Modifying PDP Start Date with Existing Subscription Versions

NPAC SMS shall process the NPA Split Load Flat File and for each NPA split that is already scheduled in the NPAC SMS, check for an effective date change in the new NPA-NXX where the PDP start date is modified, and if pending subscription versions exist in the new NPA-NXX, perform no updates to the NPA Split or new NPA-NXX, and log an error. (previously NANC 192 Req 8)

RR3-292	NPA Split – Load File from Industry Source Data, Complete Processing of File

NPAC SMS shall process the NPA Split Load Flat File for each NPA split in the file, and shall NOT process any subsequent NPA Split Load Flat Files until the current file has been processed to completion, except in conditions where a subsequent file corrects an error in a previous file. (previously NANC 192 Req 9)

RR3-293	NPA Split – Load File from Industry Source Data, Re-Processing of File

NPAC SMS shall be capable of re-processing the NPA Split Load Flat File in cases where the file was not completely processed due to NPA split processing errors, except in conditions where a subsequent file corrects an error in a previous file. (previously NANC 192 Req 10)

RR3-294	NPA Split – Load File from Industry Source Data, Error Modifying PDP Start Date for NPA Split Already in Progress

NPAC SMS shall process the NPA Split Load Flat File for each NPA split in the file, and shall reject a modify PDP start date request, if the beginning of PDP has already passed for that NPA Split. (previously NANC 192 Req 11)

RR3-295	NPA Split – Load File from Industry Source Data, Adding an NXX to an Existing Split

NPAC SMS shall process the NPA Split Load Flat File and for an NPA split that is already scheduled or in permissive dialing in the NPAC SMS, and an additional NXX is being added to the split, the NPAC SMS shall accept the addition of the NXX to the existing split. (previously NANC 192 Req 12)

Note:  The NPAC SMS will handle the additional split data appropriately (whether adding the NXX to the existing split, or creating a new split for the NPA-NXX), and maintain split data relationships between the existing split (NPA with different NXXs) and this newly added NXX (NPA with this new NXX), such that any subsequent actions on this split data will treat the relationship between all of the existing NPA-NXXs, and this newly added NXX, as part of the same split.

RR3-296	NPA Split – Load File from Industry Source Data Information on the Web

NPAC SMS shall inform all Service Providers about the processing of the NPA Split Load Flat File from industry source data via the Web bulletin board. The data field sent to the WEB bulletin board is the unique identifier for the file that is processed. (previously NANC 192 Req 13)

Note:  The Web will contain the latest full monthly file, plus the most recent incremental file.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-62	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

AN3-4.1	NPA Split Information Source

The default information source for NPA Split processing shall be the NPA Split Load Flat File, which is processed automatically based on a housekeeping process.

AN3-4.2	NPAC Personnel Manual NPA Split Request

NPAC SMS shall support a mechanism by which NPAC Personnel may manually enter the required information to initiate NPA Split processing.

Note:  Manual entry of NPA Split information by NPAC Personnel is available in ‘emergency’ situations as deemed by industry and NPAC representatives. Manual entry of NPA Split information is not the default method for initiating NPA Split processing on the NPAC SMS.

RN3-4.1	NPA Split – NPA-NXX existence prior to the NPA Split

NPAC SMS shall verify that only the old NPA-NXX(s) involved in an NPA Split exist when NPAC personnel manually enter the split information.

Note: When NPAC Personnel have to manually enter an NPA Split the New NPA-NXX(s) will automatically be broadcast to all accepting SOAs and LSMSs prior to the NPA Split.

RN3-4.2	NPA Split – New NPA-NXX existence prior to the NPA Split - Error

NPAC SMS shall report an error to NPAC personnel and reject the manual NPA Split request upon determining that the new NPA-NXX(s) involved in an NPA Split already exist(s) at the time of entry.

RR3-436	NPA Split –Old NPA-NXX non-existence prior to the NPA Split - Error

NPAC SMS shall report an error to NPAC personnel and reject the manual NPA Split request upon determining that the old NPA-NXX(s) involved in an NPA Split do(es) not already exist(s) at the time of entry.

RN3-4.3	NPA Split – NPA-NXX Effective Date Validation

DELETED

RR3-437	NPA Split – New NPA-NXX Creation

NPAC SMS shall automatically generate and broadcast the New NPA-NXX using the permissive dial period start date as the value to populate the effective date for the new NPA-NXX upon successful creation of the respective NPA Split information.

RN3-4.4	NPA Split – NPA-NXX Effective Date Validation – Error

DELETED

RN3-4.5	NPA Split – NPA-NXX involved in one NPA Split Validation

DELETED

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-63	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RN3-4.6	NPA Split – NPA-NXX involved in one NPA Split Validation

NPAC SMS shall report an error to NPAC personnel and reject the manual NPA Split request upon determining that a new NPA-NXX involved in an NPA Split is currently involved in another NPA Split.

RR3-297	NPA Split – NPA Split Load Flat File Exception Report with New NPA-NXX Already Involved in NPA Split

NPAC SMS shall provide an NPA Split Load Flat File Exception Report that identifies NPA splits that cannot be added to the NPAC SMS because the new NPA-NXX is currently involved in another NPA Split. (previously NANC 192 Req 16)

RN3-4.7	NPA Split – No Active Subscription Versions in the new NPA-NXX

NPA SMS shall verify that only pending, old, conflict, canceled, or cancel pending Subscription Versions exist in the new NPA-NXX involved in an NPA Split upon entering split information.

RN3-4.8	NPA Split – No Active Subscription Versions in the new NPA-NXX – Error

NPA SMS shall report an error and reject the NPA Split upon determining that there are Subscription Versions with a status other than pending, old, conflict, canceled, or cancel pending in the new NPA-NXX involved in an NPA Split.

RN3-4.9	NPA Split - Prevention of NPA-NXX Deletion

NPAC SMS shall prevent an old or new NPA-NXX involved in an NPA split from being deleted from the network data during permissive dialing.

RN3-4.11	NPA Split - No modification of LRN data

NPAC SMS shall leave the LRN information in Subscription Versions involved in the split unchanged during NPA split processing.

Note:  The LRN data if necessary will be changed via mass update.

RN3-4.12	NPA Split – Exception Processing for Subscription Versions that exist in the New and Old NPA-NXX

NPAC SMS shall upon finding a subscription version that exists in the new NPA-NXX that currently exists in the old NPA-NXX during NPA split processing shall do the following and continue processing:

—	log an error

—	the Subscription Version in the new NPA-NXX will be moved to old if active or to canceled if it is in any pending state.

—	the Subscription Version in the old NPA-NXX will be modified to the new NPA-NXX.

RN3-4.13	NPA Split - No Modification of Filter Data

NPAC SMS shall leave filters for NPA-NXX(s) involved in an NPA split unchanged.

Note: Service Providers are responsible for setting filters appropriately.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-64	North American Numbering Council (NANC)
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NPAC Data Administration

RN3-4.14	NPA Split – Audit Processing

NPAC SMS shall query the LSMS systems for the new NPA-NXX(s) when an audit is run during the NPA split permissive dialing period.

Note: It is the responsibility of the LSMS to recognize and return the new NPA-NXX in the subscription versions returned.

RN3-4.15	NPA Split – Entering of Split Data

The NPAC SMS shall require the following data for manual entry of NPA Split information into the NPAC:

—	the Service Provider Id
—	the old and new NPA
—	the affected NXX(s)
—	the start date of the permissive dialing period
—	the end date of the permissive dialing period

RN3-4.16	NPA Split – Modification of End Date of Permissive Dialing Date

NPAC SMS shall allow the modification of the end of permissive dialing during permissive dialing provided the date is not less than the current date.

RR3-438	NPA Split – Modification of Start Date of Permissive Dialing Date

NPAC SMS shall allow the modification of the permissive dial start date provided the modification is made prior to the scheduled permissive dial period start date and is modified to a date that is still prior to the permissive dial period end date.

RN3-4.17	NPA Split – Removal of NPA-NXX during Permissive Dialing

NPAC SMS shall allow the removal of an NPA-NXX during permissive dialing from the NPA Split information as an NPA-NXX involved in the NPA Split.

Note:  Even the last NPA-NXX within an NPA Split may be removed.

RN3-4.18	NPA Split – Removal of NPA-NXX during Permissive Dialing – Subscription Version Processing

NPAC SMS shall upon removal of an NPA-NXX during permissive dialing modify the TN of any subscription versions involved in a split existing in the new NPA-NXX to the old NPA-NXX. This processing includes subscription versions that did not previously exist prior to the NPA Split.

RN3-4.19	NPA Split – Addition of NPA-NXX before or during Permissive Dialing

DELETED

RN3-4.20	NPA Split – Removal of NPA Split Information prior to NPA Split

NPAC SMS shall allow the removal of pending NPA Split information prior to the start of the permissive dialing period.

RN3-4.21	NPA Split – Removal of NPA Split Information after Permissive Dialing Period End Date

NPAC SMS shall log and remove NPA Split Information from the NPAC SMS at the end of the permissive dialing period.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-65	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RN3-4.22	NPA Split – No Broadcast of Subscription Version Modification

NPAC SMS shall broadcast no information to the SOA(s) or LSMS(s) about the creation, modification, or deletion of Subscription Versions due to NPA Split processing on the NPAC SMS.

Note: The LSMS and SOA systems are responsible for creating, deleting, or modifying subscription versions due to an NPA Split.

RN3-4.23	NPA Split – Retention of Subscription Version Id

NPAC SMS shall retain the Subscription Version Id of the Subscription Versions involved in an NPA Split.

RN3-4.24	NPA Split - Update of Subscription Versions at the Beginning of Permissive Dialing

NPAC SMS shall update all Subscription Versions with a status other than old or canceled with the new NPA at the beginning of the Permissive Dialing Period.

RN3-4.25	NPA Split - Old NPA-NXX involved in one NPA Split Validation

NPAC SMS shall verify that the old NPA-NXX(s) involved in an NPA Split are not currently involved in another NPA Split when NPAC personnel manually enter the NPA split information or the NPA Split Load Flat File is processed.

RN3-4.26	NPA Split - Old NPA-NXX involved in one NPA Split Validation - Error

NPAC SMS shall report an error to NPAC personnel and reject the manual NPA Split request upon determining that an old NPA-NXX involved in an NPA Split is currently involved in another NPA Split.

RR3-298	NPA Split – NPA Split Load Flat File Exception Report with Old NPA-NXX Already Involved in NPA Split

NPAC SMS shall provide an NPA Split Load Flat File Exception Report that identifies NPA splits that cannot be added to the NPAC SMS because the old NPA-NXX is currently involved in another NPA Split. (previously NANC 192 Req 17)

RN3-4.27	NPA Split - Validation of the Permissive Dialing Period

NPAC SMS shall verify that the end date of permissive dialing is greater than the start date except in cases where there is no permissive dialing period.

RN3-4.28	NPA Split - Old NPA-NXX and New NPA-NXX Ownership Validation

NPAC SMS shall verify that the owner of the old NPA-NXX matches the owner of the new NPA-NXX for each NXX in a NPA split.

RN3-4.29	NPA Split - Old NPA-NXX and New NPA-NXX Ownership Validation – Error

DELETED

RR3-299	NPA Split – NPA Split Load Flat File Exception Report with Mismatched SPIDs for Old and New NPA-NXX

NPAC SMS shall provide an NPA Split Load Flat File Exception Report that identifies NPA splits that cannot be added to the NPAC SMS because the owner of the old NPA-NXX does not match the owner of the new NPA-NXX. (previously NANC 192 Req 18)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-66	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RN3-4.30	NPA Split - Creation of a Subscription Version during the Permissive Dialing Period

NPAC SMS shall change the old NPA-NXX to the new NPA-NXX when a Subscription Version is created with the old NPA-NXX during the permissive dialing period.

RN3-4.31	NPA Split - Current and Pending NPA Split Report

NPAC SMS shall support a Current and Pending NPA Split Report for NPA Splits before or during their permissive dialing period that contains all split data as defined in RN3-4.15.

RN3-4.32	NPA Split - NPA Split History Report

NPAC SMS shall support a NPA Split History Report for completed NPA Splits that contains all split data as defined in RN3-4.15.

RN3-4.33	NPA Split -

DELETED

RN3-4.34	NPA Split -

DELETED

RN3-4.35	NPA Split -

DELETED

RN3-4.36	NPA Split - Creation of Old Subscription Version

DELETED

RN3-4.37	NPA Split - Old Subscription Version No Broadcast

DELETED

RR3-219	NPA Splits – Deletion of Old NPA-NXX at the end of permissive dialing

NPAC SMS shall automatically delete the old NPA-NXX from the Portable NPA-NXX Information in the NPAC, upon reaching the end of the permissive dialing period for the old NPA-NXX involved in an NPA Split.

3.5.1	NPA-NXX-X, NPA Splits

RR3-31	NPA Splits and the Number Pool NPA-NXX-X Information – New NPA Split Automatic Create of New NPA-NXX-X

NPAC SMS shall automatically create a new NPA-NXX-X in the Number Pooling NPA-NXX-X Information, when a valid request is made to add an NPA Split, if the old NPA-NXX-X exists, but the new NPA-NXX-X does NOT exist in the Number Pooling NPA-NXX-X Information. (Previously N-300)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-67	North American Numbering Council (NANC)
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NPAC Data Administration

RR3-32	NPA Splits and the Number Pool NPA-NXX-X Information – New NPA Split Error Message if New NPA-NXX-X Already Exists

NPAC SMS shall reject the request and generate an error message when a request is made to add an NPA Split, and the new NPA-NXX-X already exists in the Number Pooling NPA-NXX-X Information. (Previously N-301)

RR3-300	NPA Split – NPA Split Load Flat File Exception Report with Already Existing New NPA-NXX-X

NPAC SMS shall provide an NPA Split Load Flat File Exception Report that identifies NPA splits that cannot be added to the NPAC SMS because the new NPA-NXX-X already exists in the Number Pooling NPA-NXX-X Information. (previously NANC 192 Req 19)

RR3-33	NPA Splits and the Number Pool NPA-NXX-X Information – New NPA Split Field Values for Automatic Add of New NPA-NXX-X

NPAC SMS shall populate the fields for the automatically generated new NPA-NXX-X in the Number Pooling NPA-NXX-X Information, when a request is made to add an NPA Split or an old NPA-NXX-X is created during a split, as follows: (Previously N-302)

—	NPA-NXX-X ID – value automatically generated by NPAC.
—	NPA-NXX-X Holder SPID – value set to old NPA-NXX-X.
—	NPA-NXX-X – value set to the new NPA-NXX, plus the seventh digit of the old NPA-NXX-X.
—	Effective Date – value set to the latest of, the same field in old NPA-NXX-X, or the start of PDP.
—	Creation Date – value set to current date/time.
—	Last Modified Date – value set to current date/time.
—	Download Reason – value set to “new1”.

RR3-34	NPA Splits and the Number Pool NPA-NXX-X Information – New NPA Split, Skip Block and Subscription Version Create

NPAC SMS shall NOT schedule the Creation of a Block and Subscription Versions with LNP Type of POOL, for an NPA-NXX-X that is automatically generated by the NPAC SMS in the Number Pooling NPA-NXX-X Information, as a result of a request to add an NPA Split. (Previously N-303)

Note:  The Block and SVs will be created at PDP Start based on Block and SV split requirements.

RR3-35	NPA Splits and the Number Pool NPA-NXX-X Information – NXX Removal from NPA Split prior to the end of PDP

NPAC SMS shall upon the removal of an NPA-NXX from an NPA Split prior to the end of permissive dialing, remove the new NPA-NXX-X from the NPA-NXX-X Information. (Previously N-310)

RR3-36.1	NPA Splits and the Number Pool NPA-NXX-X Information – Addition of an NPA-NXX-X scheduled for an NPA Split

NPAC SMS shall, upon entry of an old NPA-NXX-X in the Number Pooling NPA-NXX-X Information, automatically add an entry for the new NPA-NXX-X for an NPA-NXX scheduled for an NPA Split. (Previously N-320.1)

RR3-36.2	NPA Splits and the Number Pool NPA-NXX-X Information – New Addition of an NPA-NXX-X scheduled for an NPA Split With an Error Message

NPAC SMS shall reject the request and generate an error message to the NPAC Personnel when a request is made to add a new NPA-NXX-X in the Number Pooling NPA-NXX-X Information, and the NPA-NXX is scheduled for an NPA Split. (Previously N-320.2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-68	North American Numbering Council (NANC)
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NPAC Data Administration

RR3-36.3	NPA Splits and the Number Pool NPA-NXX-X Information – Addition of an NPA-NXX-X currently in Permissive Dialing in an NPA Split

NPAC SMS shall, upon entry of an NPA-NXX-X in the Number Pooling NPA-NXX-X Information, automatically add an entry for the new/old NPA-NXX-X for an NPA-NXX currently in Permissive Dialing in an NPA Split. (Previously N-320.3)

Note:  Therefore, if entering the new NPA-NXX-X, then the old NPA-NXX-X will be automatically added; and if entering the old NPA-NXX-X, then the new NPA-NXX-X will be automatically added.

RR3-37.1              NPA Splits and the Number Pool NPA-NXX-X Information – Modification of an NPA-NXX-X scheduled for an NPA Split

NPAC SMS shall, upon modification of an old NPA-NXX-X in the Number Pooling NPA-NXX-X Information, automatically modify the corresponding entry for the new NPA-NXX-X for an NPA-NXX scheduled for an NPA Split, if the new Effective Date is Greater Than or Equal To the start of the Permissive Dialing Period. If the modified Effective Date value is Less Than the start of the Permissive Dialing Period, then the new NPA-NXX-X’s Effective Date is Equal To the start of the Permissive Dialing Period. (Previously N-321.1)

RR3-37.2	NPA Splits and the Number Pool NPA-NXX-X Information – New Modification of an NPA-NXX-X scheduled for an NPA Split With an Error Message

NPAC SMS shall reject the request and generate an error message to the NPAC Personnel when a request is made to modify a new NPA-NXX-X in the Number Pooling NPA-NXX-X Information, and the NPA-NXX is scheduled for an NPA Split. (Previously N-321.2)

RR3-37.3	NPA Splits and the Number Pool NPA-NXX-X Information – Modification of an NPA-NXX-X involved in an NPA Split

NPAC SMS shall, upon modification of an NPA-NXX-X in the Number Pooling NPA-NXX-X Information, automatically modify the old/new NPA-NXX-X for an NPA-NXX currently in Permissive Dialing in an NPA Split.

Note:  Therefore, if modifying the new NPA-NXX-X, then the old NPA-NXX-X will be automatically modified; and if modifying the old NPA-NXX-X, then the new NPA-NXX-X will be automatically modified. (Previously N-321.3)

RR3-38.1	NPA Splits and the Number Pool NPA-NXX-X Information – Deletion of an NPA-NXX-X involved in an NPA Split

NPAC SMS shall, upon de-pooling of an old NPA-NXX-X in the Number Pooling NPA-NXX-X Information, prior to the start of the Permissive Dialing Period, automatically de-pool the corresponding entry for the new NPA-NXX-X for an NPA-NXX scheduled for an NPA Split, at the time the requested NPA-NXX-X is de-pooled. (Previously N-322.1)

RR3-38.2	NPA Splits and the Number Pool NPA-NXX-X Information – New Deletion of an NPA-NXX-X scheduled for an NPA Split With an Error Message

NPAC SMS shall reject the request and generate an error message to the NPAC Personnel when a request is made to de-pool a new NPA-NXX-X in the Number Pooling NPA-NXX-X Information, and the NPA-NXX is scheduled for an NPA Split. (Previously N-322.2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-69	North American Numbering Council (NANC)
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NPAC Data Administration

RR3-38.3	NPA Splits and the Number Pool NPA-NXX-X Information – Deletion of an NPA-NXX-X involved in an NPA Split

NPAC SMS shall, upon de-pool of an NPA-NXX-X in the Number Pooling NPA-NXX-X Information, automatically de-pool the old/new NPA-NXX-X for an NPA-NXX currently in Permissive Dialing in an NPA Split, at the time the requested NPA-NXX-X is de-pooled.

Note:  Therefore, if de-pooling the new NPA-NXX-X, then the old NPA-NXX-X will be automatically de-pooled; and if de-pooling the old NPA-NXX-X, then the new NPA-NXX-X will be automatically de-pooled. (Previously N-322.3)

RR3-39	NPA Splits and the Number Pool NPA-NXX-X Information – Broadcast of Addition or Deletion of NPA-NXX-X Split Data

NPAC SMS shall broadcast NPA-NXX-X data defined in RR3-31, RR3-35, RR3-36.1, RR3-36.3, RR3-37.1, RR3-37.3, RR3-38.1, and RR3-38.3, that is added or deleted for an NPA Split; this broadcast shall occur as defined in requirements RR3-66, RR3-67.1, RR3-67.2, RR3-68, RR3-69, RR3-70, RR3-71, RR3-72 and RR3-73. (Previously N-325)

RR3-40	NPA Splits and the Number Pool NPA-NXX-X Information – Deletion of Old NPA-NXX-X at the end of permissive dialing

NPAC SMS shall automatically delete the old NPA-NXX-X from the Number Pooling NPA-NXX-X Information, upon reaching the end of the permissive dialing period for the old NPA-NXX of the NPA-NXX-X. (Previously N-326)

3.5.2	Block Holder, NPA Splits

RR3-41	NPA Splits and the Number Pooling Block Holder Information – Recognition of Both Old NPA and New NPA

NPAC SMS shall upon the start of permissive dialing for an NPA Split, convert the old NPA-NXX to the new NPA-NXX in the Number Pooling Block Information. (Previously B-490)

RR3-42	NPA Splits and the Number Pooling Block Holder Information – NXX Removal from Split

NPAC SMS shall upon the removal of an NPA-NXX from an NPA Split, after the start of permissive dialing, reinstate the original NPA for the NXX-X in the Block Holder Information. (Previously B-500)

RR3-43	NPA Splits and the Number Pool Block Holder Information – Addition of a Block involved in an NPA Split

NPAC SMS shall convert the old NPA-NXX to the new NPA-NXX for a Block involved in an NPA Split upon creation in the Number Pooling Block Holder Information, if the old NPA-NXX is currently in permissive dialing. (Previously B-510)

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NPAC Data Administration

RR3-44	NPA Splits and the Number Pool Block Holder Information – Addition of a Block for an NPA-NXX involved in an NPA Split

NPAC SMS shall accept a Block create request from NPAC personnel, Service Provider via the SOA to NPAC SMS Interface or Service Provider via the NPAC SOA Low-tech Interface, with either the old NPA-NXX or the new NPA-NXX for an NPA-NXX that is currently in permissive dialing. (Previously B-520)

RR3-45	NPA Splits and the Number Pool Block Holder Information – Broadcast of a Block Create for an NPA-NXX involved in an NPA Split

NPAC SMS shall broadcast a Block create to a Local SMS, via the NPAC SMS to Local SMS Interface, by sending a Block using the new NPA-NXX for an NPA-NXX that is currently in permissive dialing. (Previously B-530)

RR3-46	NPA Splits and the Number Pool Block Holder Information – Modification of a Block for an NPA-NXX involved in an NPA Split

NPAC SMS shall accept a Block modify active request from NPAC personnel, Service Provider via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, with either the old NPA-NXX or the new NPA-NXX for an NPA-NXX that is currently in permissive dialing. (Previously B-540)

RR3-47	NPA Splits and the Number Pool Block Holder Information – Broadcast of a Block Modify Active for an NPA-NXX involved in an NPA Split

NPAC SMS shall broadcast a Block modify active to a Local SMS, via the NPAC SMS to Local SMS Interface, by sending a Block using the new NPA-NXX for an NPA-NXX that is currently in permissive dialing. (Previously B-550)

RR3-48	NPA Splits and the Number Pool Block Holder Information – De-pooling of the Block during PDP

NPAC SMS shall broadcast a Block delete request to a Local SMS, via the NPAC SMS to Local SMS Interface, by sending a Block using the new NPA-NXX for an NPA-NXX that is currently in permissive dialing. (Previously B-551)

RR3-49	NPA Splits and the Number Pool Block Holder Information – Mass Update that includes one or more Blocks for an NPA-NXX involved in an NPA Split

NPAC SMS shall accept a mass update request from NPAC personnel that spans one or more Blocks that are part of an NPA Split that is currently in permissive dialing only when the new NPA-NXX is used.

RR3-50	NPA Splits and the Number Pool Block Holder Information – Broadcast of a Mass Update that includes one or more Blocks for an NPA-NXX involved in an NPA Split

NPAC SMS shall broadcast a mass update that could span one or more Blocks to a Local SMS, via the NPAC SMS to Local SMS Interface, using the new NPA-NXX for an NPA-NXX that is currently in permissive dialing. (Previously B-553)

RR3-51.1	NPA Splits and the Number Pool Block Holder Information – Creation of Old Block

DELETED

RR3-51.2	NPA Splits and the Number Pool Block Holder Information – Old Block No Broadcast

DELETED

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-71	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-218	NPA Splits and the Number Pool Block Holder Information – Broadcast of Subscription Versions for an NPA-NXX involved in an NPA Split

DELETED

3.6 NPA-NXX Filter Management Requirements

3.6.1	NPA-NXX Level Filters

RR3-5	Create Filtered NPA-NXX for a Local SMS and SOA

NPAC SMS shall allow a Service Provider to create a filtered NPA-NXX for a given Local SMS, via the NPAC SMS to Local SMS interface and the SOA to NPAC SMS interface, which results in the SMS NOT broadcasting NPA-NXX information, subscription versions, NPA-NXX-X information or Number Pool Blocks with the filtered NPA-NXX to the Local SMS.

RR3-6	Delete Filtered NPA-NXX for a Local SMS and SOA

NPAC SMS shall allow a Service Provider to delete a filtered NPA-NXX for a given Local SMS, via the NPAC SMS to Local SMS interface and the SOA to NPAC SMS interface, which results in the SMS broadcasting NPA-NXX information, subscription versions, NPA-NXX-X information and Number Pool Blocks with the filtered NPA-NXX to the given Local SMS.

RR3-7	Query Filtered NPA-NXXs for a Local SMS and SOA

NPAC SMS shall allow a Service Provider to query filtered NPA-NXXs for a given Local SMS via the NPAC SMS to Local SMS interface and the SOA to NPAC SMS interface.

NOTE:  .The NPAC SMS maintains NPA-level filters internally. Therefore, they are NOT returned as a result of a query request.

RR3-8	Query Filtered NPA-NXXs - NPA-NXX Not Provided

NPAC SMS shall return to the requesting Service Provider all filtered NPA-NXXs for a given Local SMS and SOA when the NPA-NXX is NOT input upon a Filter NPA-NXX Query via the NPAC SMS to Local SMS interface and the SOA to NPAC SMS interface.

RR3-9	Query Filtered NPA-NXXs - NPA-NXX Provided

NPAC SMS shall return to the requesting Service Provider a single NPA-NXX for a given Local SMS and SOA when the NPA-NXX is input upon a filtered NPA-NXX Query via the NPAC SMS to Local SMS interface and the SOA to NPAC SMS interface.

RR3-768	Delete Filtered NPA-NXX – Deletion of NPA-NXX

NPAC SMS shall delete an NPA-NXX filter when the corresponding NPA-NXX network data is deleted. (previously NANC 396, Req 11)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-72	North American Numbering Council (NANC)
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NPAC Data Administration

3.6.2	NPA Level Filters

RR3-692	Create Filtered NPA for a Local SMS and SOA – Existing NPA-NXX not Required

NPAC SMS shall allow NPAC Personnel on behalf of a requesting Service Provider to create a filtered NPA for a given Local SMS and SOA, via the NPAC Administrative interface. (previously NANC 396, Req 1)

RR3-692.5	Create Filtered NPA for a Local SMS and SOA – Delete Subordinate NPA-NXXs

NPAC SMS shall delete all subordinate NPA-NXX filters when a filtered NPA is created for a given Local SMS and SOA. (previously NANC 396, Req 2)

RR3-693	Filtered NPA Behaviour for a Local SMS and SOA

NPAC SMS shall treat a filtered NPA the same as a filtered NPA-NXX for broadcasts and BDD files for a given Local SMS and SOA. (previously NANC 396, Req 3)

Note:  A filtered NPA is equivalent to a filtered NPA-NXX for every NXX under that NPA.

RR3-694	Delete Filtered NPA for a Local SMS and SOA

NPAC SMS shall allow NPAC Personnel on behalf of a requesting Service Provider to delete a filtered NPA for a given Local SMS and SOA, via the NPAC Administrative interface. (previously NANC 396, Req 4)

RR3-695	Filtered NPA Behaviour – Overlap Allowed

NPAC SMS shall allow the creation of an NPA-NXX Filter (6-digits) even if the corresponding NPA Filter (3-digits) already exists. (previously NANC 396, Req 9)

Note:  Allowing overlap allows the Service Provider to maintain filtering functionality when moving from a 3-digit basis to a 6-digit basis.

RR3-696	Create Filtered NPA-NXX for a Local SMS and SOA – NPAC Personnel – Existing NPA-NXX Not Required

NPAC SMS shall allow NPAC Personnel to create a filtered NPA-NXX for a given Local SMS and SOA, even if the corresponding NPA-NXX network data does NOT exists in the NPAC SMS. (previously NANC 396, Req 10)

Note:  This is needed to allow NPAC Personnel to manage filtering functionality for a Service Provider.

3.7 Business Hour and Days Requirements

RR3-10	Business Hours and Days

NPAC SMS shall support definition and processing of long, medium and short business hours and days for operations involving business time calculation.

RR3-11	Business Day Definition – Short

DELETED

RR3-30	Business Day Definition – Long

DELETED

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NPAC Data Administration

RR3-229	Short Business Days Tunable Parameter

NPAC SMS shall provide a Short Business Days tunable parameter that defines the days of the week that are valid for operations involving business time calculation excluding NPAC operations-defined holidays. (Formerly NANC 328 Req 5)

RR3-230	Short Business Days Tunable Parameter – Default Value

NPAC SMS shall default the Short Business Days tunable parameter to Monday through Friday. (Formerly NANC 328 Req 6)

RR3-231	Short Business Days Tunable Parameter – Valid Values

NPAC SMS shall use days of the week as valid values for the Short Business Days tunable parameter. (Formerly NANC 328 Req 7)

RR3-232	Short Business Days Tunable Parameter - Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface to modify the Short Business Days Tunable Parameter. (Formerly NANC 328 Req 8)

RR3-498	Medium Business Days Tunable Parameter

NPAC SMS shall provide a Medium Business Days tunable parameter that defines the days of the week that are valid for operations involving business time calculation excluding NPAC operations-defined holidays.

RR3-499	Medium Business Days Tunable Parameter – Default Value

NPAC SMS shall default the Medium Business Days tunable parameter to Monday through Friday.

RR3-500	Medium Business Days Tunable Parameter – Valid Values

NPAC SMS shall use days of the week as valid values for the Medium Business Days tunable parameter.

RR3-501	Medium Business Days Tunable Parameter - Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface to modify the Medium Business Days Tunable Parameter.

RR3-233	Long Business Days Tunable Parameter

NPAC SMS shall provide a Long Business Days tunable parameter that defines the days of the week that are valid for operations involving business time calculation excluding NPAC operations-defined holidays. (Formerly NANC 328 Req 1)

RR3-234	Long Business Days Tunable Parameter – Default Value

NPAC SMS shall default the Long Business Days tunable parameter to Sunday through Saturday. (Formerly NANC 328 Req 2)

RR3-235	Long Business Days Tunable Parameter – Valid Values

NPAC SMS shall use days of the week as valid values for the Long Business Days tunable parameter. (Formerly NANC 328 Req 3)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-74	North American Numbering Council (NANC)
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NPAC Data Administration

RR3-236	Long Business Days Tunable Parameter - Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Long Business Days Tunable Parameter. (Formerly NANC 328 Req 4)

RR3-12.1	Business Day Duration - Tunable Parameter

NPAC SMS shall provide long, medium and short Business Day Duration tunable parameters, which are defined as the number of hours from the tunable business day start time.

RR3-12.2	Business Day Duration - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the long, medium and short Business Day Duration tunable parameters.

RR3-12.3	Short Business Day Duration - Tunable Parameter Default

NPAC SMS shall default the short Business Day Duration tunable parameter to 12 hours.

RR3-502	Medium Business Day Duration - Tunable Parameter Default

NPAC SMS shall default the medium Business Day Duration tunable parameter to 17 hours.

RR3-12.4	Long Business Day Duration - Tunable Parameter Default

NPAC SMS shall default the long Business Day Duration tunable parameter to 12 hours.

RR3-13.1	Business Day Start Time - Tunable Parameter

NPAC SMS shall provide long, medium and short Business Day Start Time tunable parameters, which are defined as the start of the business day in local time of the predominant time zone within the region (stored in UTC).

RR3-13.2	Business Day Start Time - Tunable Parameter Modification

NPAC SMS shall set the long, medium and short Business Day Start Time tunable parameters to the value specified by the contracting region.

RR3-13.3	Short Business Day Start Time - Tunable Parameter Default

NPAC SMS shall default the short Business Day Start Time tunable parameter to 13:00/12:00 UTC (adjusted for Standard/Daylight time changes).

RR3-503	Medium Business Day Start Time - Tunable Parameter Default

NPAC SMS shall default the medium Business Day Start Time tunable parameter to 7:00 AM local time of the predominant time zone within the region, stored in UTC and adjusted for Standard/Daylight time changes.

RR3-13.4	Long Business Day Start Time - Tunable Parameter Default

NPAC SMS shall default the long Business Day Start Time tunable parameter to 9:00 AM local time of the predominant time zone within the region, stored in UTC and adjusted for Standard/Daylight time changes.

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NPAC Data Administration

RR3-14	Business Holidays

NPAC SMS shall allow NPAC operations personnel to add/delete business holidays.

3.8 Notifications

3.8.1	TN Range Notification Indicator

RR3-237	NPAC Customer TN Range Notification Indicator

NPAC SMS shall provide a mechanism to indicate whether a Service Provider supports receiving TN Range Notifications via the SOA to NPAC SMS Interface. (Formerly NANC 179 Req 1)

RR3-238	NPAC Customer TN Range Notification Indicator – Default

NPAC SMS shall default the TN Range Notification Indicator to FALSE. (Formerly NANC 179 Req 2)

RR3-239	NPAC Customer TN Range Notification Indicator – Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the TN Range Notification Indicator on the NPAC Customer record. (Formerly NANC 179 Req 3)

3.8.2	Customer No New SP Concurrence Notification Indicator

RR3-240	NPAC Customer No New SP Concurrence Notification Indicator

NPAC SMS shall provide a mechanism to indicate whether a Service Provider supports the Final Create Window Expiration Notification for a Subscription Version upon the expiration of the New Service Provider Final Create Window. (Formerly NANC 240 Req 3)

RR3-241	NPAC Customer No New SP Concurrence Notification Indicator – Default

NPAC SMS shall default the No New SP Concurrence Notification Indicator to FALSE. (Formerly NANC 240 Req 4)

RR3-242	NPAC Customer No New SP Concurrence Notification Indicator – Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the No New SP Concurrence Notification Indicator on the NPAC Customer record. (Formerly NANC 240 Req 5)

RR3-243	Subscription Version Information – Suppress Notification when Service Provider No New SP Concurrence Notification Indicator is False

NPAC SMS shall suppress the Final Create Window Expiration Notification, if the Service Provider’s No New SP Concurrence Notification Indicator is FALSE. (Formerly NANC 240 Req 6)

RR3-244	Subscription Version Information – Send Notification when Service Provider No New SP Concurrence Notification Indicator is True

NPAC SMS shall send the Final Create Window Expiration Notification, if the Service Provider’s No New SP Concurrence Notification Indicator is TRUE. (Formerly NANC 240 Req 7)

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3.8.3	SOA Notification Priority

RR3-245	SOA Notification Priority Tunable Parameter

NPAC SMS shall provide a SOA Notification Priority tunable parameter for each SOA notification that defines the priority of the SOA notification for the given region. (Formerly NANC 329 Req 1)

RR3-246	SOA Notification Priority Based on Attributes

NPAC SMS shall allow SOA Notifications to have separate priorities associated with the value of certain attributes based on the information contained in Appendix C, Table C-7 – SOA Notification Priority Tunables. (Formerly NANC 329 Req 2)

Note:  The table referenced above is new and is appended to this document.

RR3-247	SOA Notification Priority Tunable Parameter based on Old or New Service Provider Status

NPAC SMS shall allow different SOA Notification Priority values for Status Attribute Value Change notifications based on whether the Service Provider is acting as the Old Service Provider or as New Service Provider for the port as indicated in Appendix C, Table C-7 – SOA Notification Priority Tunables. (Formerly NANC 329 Req 6)

RR3-248	SOA Notification Priority Tunable Parameter – Valid Values

NPAC SMS shall use HIGH, MEDIUM, LOW, and NONE as valid values for the SOA Notification Priority tunable parameters. (Formerly NANC 329 Req 3)

RR3-249	SOA Notification Priority Tunable Parameter – Default Value

NPAC SMS shall default the SOA Notification Priority tunable parameter values to MEDIUM. (Formerly NANC 329 Req 4)

RR3-250	Modifying the SOA Notification Priority Tunable Parameter Value

NPAC SMS shall allow NPAC Personnel to modify the SOA Notification Priority tunable parameter values based on Service Provider requests. (Formerly NANC 329 Req 5)

RR3-251	SOA Notification Priority Processing

NPAC SMS shall send HIGH priority messages prior to sending MEDIUM priority messages and MEDIUM priority messages prior to LOW priority messages. (Formerly NANC 329 Req 3.5)

RR3-252	SOA Notification Priority Tunable Parameter –Value Equal to NONE

NPAC SMS shall use the SOA Notification Priority tunable parameter equal to NONE to indicate that the notification is not generated for that Service Provider. (Formerly NANC 329 Req 7)

RR3-253	Processing of SOA Notification Queues

NPAC SMS shall send SOA notifications to a Service Provider based on the SOA notification priority and ‘first in, first out’ within the priority. (Formerly NANC 329 Req 8)

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3.8.4	TN and Number Pool Block in Notifications

RR3-452	Subscription Version Status Attribute Value Change – Send TN

NPAC SMS shall, based on the Subscription Version TN Attribute Flag Indicator, send the Subscription Version TN when sending a Subscription Version Status Attribute Value Change notification. (previously NANC 151, Req 1)

RR3-453	Subscription Version Attribute Value Change – Send TN

NPAC SMS shall, based on the Subscription Version TN Attribute Flag Indicator, send the Subscription Version TN when sending a Subscription Version Attribute Value Change notification. (previously NANC 151, Req 2)

RR3-454	Number Pool Block Status Attribute Value Change – Send NPA-NXX-X

NPAC SMS shall, based on the Number Pool Block NPA-NXX-X Attribute Flag Indicator, send the Number Pool Block NPA-NXX-X when sending a Number Pool Block Status Attribute Value Change notification. (previously NANC 151, Req 3)

RR3-455	Number Pool Block Attribute Value Change – Send NPA-NXX-X

NPAC SMS shall, based on the Number Pool Block NPA-NXX-X Attribute Flag Indicator, send the Number Pool Block NPA-NXX-X when sending a Number Pool Block Attribute Value Change notification. (previously NANC 151, Req 4)

RR3-456	Subscription Version TN Attribute Flag Indicator

NPAC SMS shall provide a Subscription Version TN Attribute Flag Indicator, which is defined as an indicator on whether or not the Service Provider supports receipt of the Subscription Version TN attribute in a Subscription Version Status Attribute Value Change or Attribute Value Change notification. (previously NANC 151, Req 5)

RR3-457	Modification of Subscription Version TN Attribute Flag Indicator

NPAC SMS shall allow the NPAC Personnel, via the NPAC Administrative Interface, to modify the Subscription Version TN Attribute Flag Indicator. (previously NANC 151, Req 6)

RR3-458	Subscription Version TN Attribute Flag Indicator Default Value

NPAC SMS shall default the Subscription Version TN Attribute Flag Indicator to FALSE. (previously NANC 151, Req 7)

RR3-459	Number Pool Block NPA-NXX-X Attribute Flag Indicator

NPAC SMS shall provide a Number Pool Block NPA-NXX-X Attribute Flag Indicator, which is defined as an indicator on whether or not the Service Provider supports receipt of the Number Pool Block NPA-NXX-X attribute in a Number Pool Block Status Attribute Value Change or Attribute Value Change notification. (previously NANC 151, Req 8)

RR3-460	Modification of Number Pool Block NPA-NXX-X Attribute Flag Indicator

NPAC SMS shall allow the NPAC Personnel, via the NPAC Administrative Interface, to modify the Number Pool Block NPA-NXX-X Attribute Flag Indicator. (previously NANC 151, Req 9)

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RR3-461	Number Pool Block NPA-NXX-X Attribute Flag Indicator Default Value

NPAC SMS shall default the Number Pool Block NPA-NXX-X Attribute flag Indicator to FALSE. (previously NANC 151, Req 10)

3.9 Service Provider Support Indicators

3.9.1	SV Type and Alternative SPID Indicators

The following section of requirements defines service provider tunable features that indicate if a service provider system supports optional data functionality defined as part of NANC 399.

RR3-484	Service Provider SOA SV Type Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA SV Type Edit Flag Indicator tunable parameter which defines whether a SOA supports SV Type. (previously NANC 399, Req 1)

RR3-485	Service Provider SOA SV Type Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA SV Type Edit Flag Indicator tunable parameter to FALSE. (previously NANC 399, Req 2)

RR3-486	Service Provider SOA SV Type Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA SV Type Edit Flag Indicator tunable parameter. (previously NANC 399, Req 3)

RR3-487	Service Provider LSMS SV Type Edit Flag Indicator

NPAC SMS shall provide a Service Provider LSMS SV Type Edit Flag Indicator tunable parameter which defines whether an LSMS supports SV Type. (previously NANC 399, Req 4)

RR3-488	Service Provider LSMS SV Type Edit Flag Indicator Default

NPAC SMS shall default the Service Provider LSMS SV Type Edit Flag Indicator tunable parameter to FALSE. (previously NANC 399, Req 5)

RR3-489	Service Provider LSMS SV Type Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS SV Type Edit Flag Indicator tunable parameter. (previously NANC 399, Req 6)

RR3-490	Service Provider SOA Alternative SPID Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA Alternative SPID Edit Flag Indicator tunable parameter which defines whether a SOA supports Alternative SPID. (previously NANC 399, Req 7)

RR3-491	Service Provider SOA Alternative SPID Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA Alternative SPID Edit Flag Indicator tunable parameter to FALSE. (previously NANC 399, Req 8)

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RR3-492	Service Provider SOA Alternative SPID Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Alternative SPID Edit Flag Indicator tunable parameter. (previously NANC 399, Req 9)

RR3-493	Service Provider LSMS Alternative SPID Edit Flag Indicator

NPAC SMS shall provide a Service Provider LSMS Alternative SPID Edit Flag Indicator tunable parameter which defines whether an LSMS supports Alternative SPID. (previously NANC 399, Req 10)

RR3-494	Service Provider LSMS Alternative SPID Edit Flag Indicator Default

NPAC SMS shall default the Service Provider LSMS Alternative SPID Edit Flag Indicator tunable parameter to FALSE. (previously NANC 399, Req 11)

RR3-495	Service Provider LSMS Alternative SPID Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Alternative SPID Edit Flag Indicator tunable parameter. (previously NANC 399, Req 12)

RR3-504	Service Provider SOA Last Alternative SPID Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA Last Alternative SPID Edit Flag Indicator tunable parameter which defines whether a SOA supports Last Alternative SPID. (previously NANC 438, Req 1)

RR3-505	Service Provider SOA Last Alternative SPID Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA Last Alternative SPID Edit Flag Indicator tunable parameter to FALSE. (previously NANC 438, Req 2)

RR3-506	Service Provider SOA Last Alternative SPID Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Last Alternative SPID Edit Flag Indicator tunable parameter. (previously NANC 438, Req 3)

RR3-507	Service Provider LSMS Last Alternative SPID Edit Flag Indicator

NPAC SMS shall provide a Service Provider LSMS Last Alternative SPID Edit Flag Indicator tunable parameter which defines whether an LSMS supports Alternative SPID. (previously NANC 438, Req 4)

RR3-508	Service Provider LSMS Last Alternative SPID Edit Flag Indicator Default

NPAC SMS shall default the Service Provider LSMS Last Alternative SPID Edit Flag Indicator tunable parameter to FALSE. (previously NANC 438, Req 5)

RR3-509	Service Provider LSMS Last Alternative SPID Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Last Alternative SPID Edit Flag Indicator tunable parameter. (previously NANC 438, Req 6)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-80	North American Numbering Council (NANC)
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3.9.2	Alternative-End User Location and Alternative Billing ID Indicators

The following section of requirements defines service provider tunable features that indicate if a service provider system supports optional data functionality defined as part of NANC 436.

RR3-510	Service Provider SOA Alt-End User Location Value Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA Alt-End User Location Value Edit Flag Indicator tunable parameter which defines whether a SOA supports Alt-End User Location Value. (previously NANC 436, Req 1)

RR3-511	Service Provider SOA Alt-End User Location Value Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA Alt-End User Location Value Edit Flag Indicator tunable parameter to FALSE. (previously NANC 436, Req 2)

RR3-512	Service Provider SOA Alt-End User Location Value Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Alt-End User Location Value Edit Flag Indicator tunable parameter. (previously NANC 436, Req 3)

RR3-513	Service Provider SOA Alt-End User Location Type Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA Alt-End User Location Type Edit Flag Indicator tunable parameter which defines whether a SOA supports Alt-End User Location Type. (previously NANC 436, Req 4)

RR3-514	Service Provider SOA Alt-End User Location Type Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA Alt-End User Location Type Edit Flag Indicator tunable parameter to FALSE. (previously NANC 436, Req 5)

RR3-515	Service Provider SOA Alt-End User Location Type Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Alt-End User Location Type Edit Flag Indicator tunable parameter. (previously NANC 436, Req 6)

RR3-516	Service Provider SOA Alt-Billing ID Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA Alt-Billing ID Edit Flag Indicator tunable parameter which defines whether a SOA supports Alt-Billing ID. (previously NANC 436, Req 7)

RR3-517	Service Provider SOA Alt-Billing ID Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA Alt-Billing ID Edit Flag Indicator tunable parameter to FALSE. (previously NANC 436, Req 8)

RR3-518	Service Provider SOA Alt-Billing ID Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Alt-Billing ID Edit Flag Indicator tunable parameter. (previously NANC 436, Req 9)

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3.9.3	URI Indicators

The following section of requirements defines service provider tunable features that indicate if a service provider system supports optional data functionality defined for URIs.

RR3-519	Service Provider SOA Voice URI Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA Voice URI Edit Flag Indicator tunable parameter which defines whether a SOA supports Voice URI. (previously NANC 429, Req 1)

RR3-520	Service Provider SOA Voice URI Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA Voice URI Edit Flag Indicator tunable parameter to FALSE. (previously NANC 429, Req 2)

RR3-521	Service Provider SOA Voice URI Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Voice URI Edit Flag Indicator tunable parameter. (previously NANC 429, Req 3)

RR3-522	Service Provider LSMS Voice URI Edit Flag Indicator

NPAC SMS shall provide a Service Provider LSMS Voice URI Edit Flag Indicator tunable parameter which defines whether an LSMS supports Voice URI. (previously NANC 429, Req 4)

RR3-523	Service Provider LSMS Voice URI Edit Flag Indicator Default

NPAC SMS shall default the Service Provider LSMS Voice URI Edit Flag Indicator tunable parameter to FALSE. (previously NANC 429, Req 5)

RR3-524	Service Provider LSMS Voice URI Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Voice URI Edit Flag Indicator tunable parameter. (previously NANC 429, Req 6)

RR3-525	Service Provider SOA MMS URI Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA MMS URI Edit Flag Indicator tunable parameter which defines whether a SOA supports MMS URI. (previously NANC 430, Req 1)

RR3-526	Service Provider SOA MMS URI Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA MMS URI Edit Flag Indicator tunable parameter to FALSE. (previously NANC 430, Req 2)

RR3-527	Service Provider SOA MMS URI Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA MMS URI Edit Flag Indicator tunable parameter. (previously NANC 430, Req 3)

RR3-528	Service Provider LSMS MMS URI Edit Flag Indicator

NPAC SMS shall provide a Service Provider LSMS MMS URI Edit Flag Indicator tunable parameter which defines whether an LSMS supports MMS URI. (previously NANC 430, Req 4)

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RR3-529	Service Provider LSMS MMS URI Edit Flag Indicator Default

NPAC SMS shall default the Service Provider LSMS MMS URI Edit Flag Indicator tunable parameter to FALSE. (previously NANC 430, Req 5)

RR3-530	Service Provider LSMS MMS URI Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS MMS URI Edit Flag Indicator tunable parameter. (previously NANC 430, Req 6)

RR3-531	Service Provider SOA SMS URI Edit Flag Indicator

NPAC SMS shall provide a Service Provider SOA SMS URI Edit Flag Indicator tunable parameter which defines whether a SOA supports SMS URI. (previously NANC 435, Req 1)

RR3-532	Service Provider SOA SMS URI Edit Flag Indicator Default

NPAC SMS shall default the Service Provider SOA SMS URI Edit Flag Indicator tunable parameter to FALSE. (previously NANC 435, Req 2)

RR3-533	Service Provider SOA SMS URI Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA SMS URI Edit Flag Indicator tunable parameter. (previously NANC 435, Req 3)

RR3-534	Service Provider LSMS SMS URI Edit Flag Indicator

NPAC SMS shall provide a Service Provider LSMS SMS URI Edit Flag Indicator tunable parameter which defines whether an LSMS supports SMS URI. (previously NANC 435, Req 4)

RR3-535	Service Provider LSMS SMS URI Edit Flag Indicator Default

NPAC SMS shall default the Service Provider LSMS SMS URI Edit Flag Indicator tunable parameter to FALSE. (previously NANC 435, Req 5)

RR3-536	Service Provider LSMS SMS URI Edit Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS SMS URI Edit Flag Indicator tunable parameter. (previously NANC 435, Req 6)

3.9.4	Medium Timers Support Indicators

The following section of requirements defines service provider tunable features that indicate if a service provider system supports simple port medium timer functionality defined as part of NANC 440 and 441.

RR3-537	Medium Timers Support Indicator

NPAC SMS shall provide a Medium Timers Support Indicator tunable parameter which defines whether a SOA supports Medium Timers in an Object Creation Notification or Attribute Value Change Notification. (previously NANC 440, Req 1)

Note: When this value is set to TRUE, and a SOA supports the Timer Type attribute, a Timer Type value of 2 may be sent in the Object Creation Notification, and the Timer Type attribute will be included in the Attribute Value Change Notification with a Timer Type value of 0 or 2 in cases when the value changed from the initial setting based on a Timer Type mismatch in the New SP and Old SP Create messages.

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RR3-538	Medium Timers Support Indicator Default

NPAC SMS shall default the Medium Timers Support Indicator tunable parameter to FALSE. (previously NANC 440, Req 2)

RR3-539	Medium Timers Support Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Medium Timers Support Indicator tunable parameter. (previously NANC 440, Req 3)

3.9.5	Pseudo-LRN Support Indicators

RR3-719	Service Provider SOA Pseudo-LRN Indicator

NPAC SMS shall provide a Service Provider SOA Pseudo-LRN Indicator tunable parameter which defines whether a SOA supports Pseudo-LRN. (previously NANC 442, Req 16)

RR3-720	Service Provider SOA Pseudo-LRN Indicator Default

NPAC SMS shall default the Service Provider SOA Pseudo-LRN Indicator tunable parameter to FALSE. (previously NANC 442, Req 17)

RR3-721	Service Provider SOA Pseudo-LRN Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Pseudo-LRN Indicator tunable parameter. (previously NANC 442, Req 18)

RR3-722	Service Provider LSMS Pseudo-LRN Indicator

NPAC SMS shall provide a Service Provider LSMS Pseudo-LRN Indicator tunable parameter which defines whether an LSMS supports Pseudo-LRN. (previously NANC 442, Req 19)

RR3-723	Service Provider LSMS Pseudo-LRN Indicator Default

NPAC SMS shall default the Service Provider LSMS Pseudo-LRN Indicator tunable parameter to FALSE. (previously NANC 442, Req 20)

RR3-724	Service Provider LSMS Pseudo-LRN Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Pseudo-LRN Indicator tunable parameter. (previously NANC 442, Req 21)

RR3-725	Service Provider SOA Pseudo-LRN Notification Indicator

NPAC SMS shall provide a Service Provider SOA Pseudo-LRN Notification Indicator tunable parameter which defines whether a SOA supports Pseudo-LRN. (previously NANC 442, Req 65)

RR3-726	Service Provider SOA Pseudo-LRN Notification Indicator Default

NPAC SMS shall default the Service Provider SOA Pseudo-LRN Notification Indicator tunable parameter to FALSE. (previously NANC 442, Req 66)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-84	North American Numbering Council (NANC)
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RR3-727	Service Provider SOA Pseudo-LRN Notification Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Pseudo-LRN Notification Indicator tunable parameter. (previously NANC 442, Req 67)

RR3-728	Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator

NPAC SMS shall provide a Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator tunable parameter which defines whether the SPID supports pseudo-LRN functionality on the Low-Tech Interface. (previously NANC 442, Req 42)

RR3-729	Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator Default

NPAC SMS shall default the Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator tunable parameter to TRUE. (previously NANC 442, Req 43)

RR3-730	Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator tunable parameter. (previously NANC 442, Req 44)

RR3-731	Service Provider SOA Force Pseudo-LRN BDD Indicator

NPAC SMS shall provide a Service Provider SOA Force Pseudo-LRN BDD Indicator tunable parameter which defines whether a SOA supports forcing Pseudo-LRN data into the BDD even when SOA Supports Pseudo-LRN Indicator is FALSE. (previously NANC 442, Req 85)

RR3-732	Service Provider SOA Force Pseudo-LRN BDD Indicator Default

NPAC SMS shall default the Service Provider SOA Force Pseudo-LRN BDD Indicator tunable parameter to FALSE. (previously NANC 442, Req 86)

RR3-733	Service Provider SOA Force Pseudo-LRN BDD Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Force Pseudo-LRN BDD Indicator tunable parameter. (previously NANC 442, Req 87)

RR3-734	Service Provider LSMS Force Pseudo-LRN BDD Indicator

NPAC SMS shall provide a Service Provider LSMS Force Pseudo-LRN BDD Indicator tunable parameter which defines whether an LSMS supports forcing Pseudo-LRN data into the BDD even when LSMS Supports Pseudo-LRN Indicator is FALSE. (previously NANC 442, Req 88)

RR3-735	Service Provider LSMS Force Pseudo-LRN BDD Indicator Default

NPAC SMS shall default the Service Provider LSMS Force Pseudo-LRN BDD Indicator tunable parameter to FALSE. (previously NANC 442, Req 89)

RR3-736	Service Provider LSMS Force Pseudo-LRN BDD Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Force Pseudo-LRN BDD Indicator tunable parameter. (previously NANC 442, Req 90)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-85	North American Numbering Council (NANC)
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3.10 Multiple Service Provider Ids Per SOA Association Requirements

RR3-16	Addition of NPAC Customer Associated Service Provider Information

NPAC SMS shall allow NPAC personnel to store a primary service provider id with the associated service provider id that it will service.

RR3-17	Deletion of NPAC Customer Associated Service Provider Information

NPAC SMS shall allow NPAC personnel to delete an associated service provider id that is serviced by a primary service provider id.

RR3-18	NPAC Customer Associated Service Provider Information – SPID validation

NPAC SMS shall validate that the primary and associated service provider ids specified in the NPAC Customer Associated Service Provider Information are valid service provider ids defined in the NPAC SMS.

RR3-19	NPAC Customer Associated Service Provider Information – Associated SPID

NPAC SMS shall validate that the associated service provider id is not already specified as a primary or associated service provider id in the NPAC Customer Associated Service Provider Information.

A3-5	Associated Service Provider Multiple Service Provider Ids

Associated service providers using services from another primary service provider’s SOA must use another service provider id if they choose to interact with the NPAC independently from the primary service provider.

RR3-20	NPAC Customer Associated Service Provider Information – Validation Error

NPAC SMS shall report an error to the user and reject the addition of NPAC Customer Associated Service Provider Information if validation errors occur.

RR3-21	NPAC Deletion of Service Provider Validation

NPAC SMS shall prevent a service provider from being deleted in the NPAC SMS if it exists in the NPAC Customer Associated Service Provider Information as a primary or associated service provider id.

RR3-22	Association Rejection for Associated Service Provider Id

NPAC SMS shall reject any SOA to NPAC SMS association attempt by a Service Provider Id that is a service provider associated with the primary Service Provider Id in the NPAC Customer Associated Service Provider Information.

RR3-23	Associated Service Provider Id Use over a Primary Service Provider Id Association

NPAC SMS shall support the specification of an associated service provider id in the access control field over a SOA to NPAC SMS association for the primary service provider provided the associated service provider id is defined in the NPAC Associated Service Provider Information for the primary service provider id.

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RR3-24	Validation of Old and New/Current for Associated Service Provider Id

NPAC SMS shall validate the old and new/current service provider id for a message sent over the SOA to NPAC SMS association for the primary association as is done today using the service provider id specified in the access control for the message.

RR3-25	Use of Primary Service Provider Key List

NPAC SMS shall accept and send keys from the key lists associated with the primary service provider for all SOA to NPAC SMS messages sent over the association for the primary service provider.

RR3-26	Notifications for Associated Service Providers

NPAC SMS shall send all SOA notifications for an associated Service Provider over the SOA to NPAC SMS interface association for the primary service provider.

C3-1	Associated Service Provider Notification Aggregation

NPAC SMS aggregation of all messages over the SOA to NPAC SMS interface for primary and associated service provider ids will not be supported by the NPAC SMS.

RR3-27	Filters for Associated Service Providers

NPAC SMS shall apply NPA-NXX filters to the messages for the associated Service Provider Id before sending the messages over the SOA to NPAC SMS interface association for the primary service provider.

RR3-28	Associated Service Provider and Primary Service Provider messages

NPAC SMS shall support messages containing primary and associated service provider ids that are interleaved over the SOA to NPAC SMS interface association for the primary service provider.

RR3-29	Recovery for an Associated Service Provider

NPAC SMS shall support the recovery of network data or notifications for an associated Service Provider over a SOA to NPAC SMS association in recovery mode for a primary service provider.

Note: Recovery of information for associated service providers is the responsibility of the primary service provider. The primary service provider must establish an association in recovery mode, send the recovery actions for each service provider id, primary and associated, and then as the primary SPID indicate recovery is complete.

3.11 Bulk Data Download Functionality

This section describes Bulk Data Download functionality supported by the NPAC SMS. The NPAC can generate files for Network Data (including SPID, LRN, NPA-NXX and NPA-NXX-X), and Subscription Versions (including Number Pool Blocks). The NPAC SMS also has the ability to process Bulk Data Download Response files from Service Providers.

During the implementation of NPAC SMS Release 3.4, Bulk Data Download File functionality was enhanced to define separate SOA and LSMS Indicators for a Service Provider (previous functionality was at the Service Provider level only).

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NPAC Data Administration

3.11.1	Bulk Data Download Functionality - General

RR3-220	Bulk Data Download File Creation

NPAC SMS shall provide a mechanism that allows a Service Provider to recover network data, notification data and subscription data in file format.

RR3-221	Bulk Data Download – File Naming Convention

NPAC SMS shall follow the file naming convention as described in Appendix E.

RR3-222	Bulk Data Download – File Format

NPAC SMS shall follow the file format as described in Appendix E.

RR3-223	Bulk Data Download – Selection Criteria for File Creation

NPAC SMS shall allow network data only, subscription data only, notification data only, or all, as selection criteria for bulk data download file generation.

RR3-697	Bulk Data Download – Separate SOA and LSMS Indicators

NPAC SMS shall follow the SOA and LSMS Indicators as described in Appendix E. (previously NANC 420-5, Req 1)

3.11.2	Network Data, Bulk Data Download

RR3-224	Bulk Data Download – Required Selection Criteria for Network Data File Generation

NPAC SMS shall require, as selection criteria for network bulk data download file generation, a Service Provider filter of either a single Service Provider ID or ‘All Service Providers’.

RR3-301	Network Data Information Bulk Download File Creation – Selection Criteria

NPAC SMS shall include the Requesting Service Provider, All Network Data or Latest View of Network Data Activity Choice, and Time Range as Selection Criteria fields for the Network Data bulk data download files via the NPAC Administrative Interface. (previously NANC 354 Req 2)

RR3-302	Network Data Information Bulk Download File Creation – All Network Data or Latest View of Network Data Activity Choice

NPAC SMS shall allow NPAC Personnel to select either All Network Data or Latest View of Network Data Activity, and shall use the selected choice, for Network Data. (previously NANC 354 Req 3)

RR3-303	Network Data Information Bulk Download File Creation – Data in All Network Data Choice

NPAC SMS shall use the All Network Data selection to include all Network Data in the Network Data Bulk Data Download files. (previously NANC 354 Req 4)

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NPAC Data Administration

RR3-304	Network Data Information Bulk Download File Creation – Data in Latest View of Network Data Activity Choice

NPAC SMS shall use the Latest View of Network Data Activity selection to include all Network Data, in order to capture activation, modification (NPA-NXX, NPA-NXX-X), and deletion transactions for Network Data, but only include the latest instance of the Network Data in the Network Data Bulk Data Download files, when Network Data has more than one activity (e.g., addition, then modification of an NPA-NXX-X) within the specified time range. (previously NANC 354 Req 5)

Note:  The format of the BDD file doesn’t change based on the status of the Network Data but some of the fields may be blank. Example: Creates and modifies would have all the attributes specified but disconnect and deletes would have many fields null.

RR3-305	Network Data Information Bulk Download File Creation – Time Range Fields

NPAC SMS shall use the Start Time Range entry field as an inclusive start range, and the End Time Range entry field as an inclusive end range, for Network Data that were broadcast during the specified Time Range. (previously NANC 354 Req 6)

Note:  The NPAC Administrative Interface is settable for the GUI user’s local time (e.g., a USA in Sterling will have the local time set to Eastern Time). M&Ps will be established to determine the correct time range on the request of the BDD file.

RR3-306	Network Data Information Bulk Download File Creation – Time Range Fields and Network Data Data Model

NPAC SMS shall use the Start and End Time Range entry fields to include Network Data, based on the appropriate Broadcast Time Stamp, in order to capture the start of broadcast activity for Activation/Modification/Disconnect, when generating the file for the Latest View of Network Data Activity selection. (previously NANC 354 Req 7)

RR3-307	Network Data Information Bulk Download File Creation – Selection Criteria Combinations

NPAC SMS shall edit the selection criteria combination as shown in the table below:

	Time Range	TN Range
All Network Data	Rejected	Not Available
Latest View of Network Data Activity	Required	Not Available

Such that a combination of:

—	All with a Time Range shall be rejected.
—	Latest View shall require a Time Range.
—	TN Range shall not be available for either All or Latest View.

(previously NANC 354 Req 8)

RR3-308	Network Data Information Bulk Data Download – Network Data Results

NPAC SMS shall provide a bulk data download file, based on the selection criteria, that contains all Network Data in the NPAC SMS. (previously NANC 354 Req 9)

RR3-309	Network Data Information Bulk Data Download – Network Data Results Sort Order

NPAC SMS shall sort the Network Data Bulk Data Download files, in ascending order based on the value in the NPA-NXX/LRN/NPA-NXX-X attribute. (previously NANC 354 Req 10)

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NPAC Data Administration

RR3-310	Network Data Information Bulk Data Download – Filters for Network Data

NPAC SMS shall apply NPA-NXX Filters to Network Data in the creation of bulk data download files. (previously NANC 354 Req 11)

RR3-311	Network Data Information Bulk Data Download – Secure FTP Sub-Directory

NPAC SMS shall automatically put the Network Data bulk data download files into the Secure FTP sub-directory of the Service Provider, based on SPID, which requested the creation of the Network Data bulk data download files. (previously NANC 354 Req 12)

RR3-481	Service Provider Data Information Bulk Data Download – Support for Service Provider Type Data

NPAC SMS shall apply the Service Provider Type tunable support of the requesting Service Provider, in the creation of Service Provider bulk data download files. (previously NANC 357, Req 8)

3.11.3	Subscription Version, Bulk Data Download

RR3-225	Bulk Data Download –Required Selection Criteria for Subscription Data File Generation

NPAC SMS shall require, as selection criteria for subscription bulk data download file generation, a Service Provider filter of either a single Service Provider ID or ‘All Service Providers’.

RR3-226	Bulk Data Download – Optional Selection Criteria for Subscription Data File Generation

DELETED

RR3-312	Subscription Version Information Bulk Download File Creation – Selection Criteria

NPAC SMS shall include the Requesting Service Provider, Active/Disconnect Pending/Partial Failure Subscription Versions Only or Latest View of Subscription Version Activity Choice, Time Range and TN Range as Selection Criteria fields for the Subscription Version bulk data download file via the NPAC Administrative Interface. (previously NANC 169 Req 2)

RR3-313	Subscription Version Information Bulk Download File Creation – Active/Disconnect Pending/Partial Failure Subscription Versions Only or Latest View of Subscription Version Activity Choice

NPAC SMS shall allow NPAC Personnel to select either Active/Disconnect Pending/Partial Failure Subscription Versions Only or Latest View of Subscription Version Activity, and shall use the selected choice, for Subscription Version data. (previously NANC 169 Req 3)

RR3-314	Subscription Version Information Bulk Download File Creation – Data in Active/Disconnect Pending/Partial Failure Subscription Versions Only Choice

NPAC SMS shall use the Active/Disconnect Pending/Partial Failure Subscription Versions Only selection to only include Subscription Versions with a status of either Active, Disconnect Pending, Partial Failure, or Sending that is being downloaded for either an activate or modify but not a disconnect, in the Subscription Version Bulk Data Download file. (previously NANC 169 Req 4)

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NPAC Data Administration

RR3-315	Subscription Version Information Bulk Download File Creation – Data in Latest View of Subscription Version Activity Choice

NPAC SMS shall use the Latest View of Subscription Version Activity selection to include all Subscription Versions, regardless of status, in order to capture activation, modification, and deletion transactions for Subscription Version data, but only include the latest instance of the TN in the Subscription Version Bulk Data Download file, for a given NPA-NXX, when a Subscription Version has more than one activity (e.g., addition, then modification) within the specified time range. (previously NANC 169 Req 5)

Note:  The format of the BDD file doesn’t change based on the status of the SV but some of the fields may be blank. Example: Creates and modifies would have all the attributes specified but disconnect and deletes would have many fields null.

RR3-316	Subscription Version Information Bulk Download File Creation – Time Range Fields

NPAC SMS shall use the Start Time Range entry field as an inclusive start range, and the End Time Range entry field as an inclusive end range, for Subscription Version data that were broadcast during the specified Time Range. (previously NANC 169 Req 6)

Note: The NPAC Administrative Interface is settable for the GUI user’s local time (e.g., a USA in Sterling will have the local time set to Eastern Time).

RR3-317	Subscription Version Information Bulk Download File Creation – Time Range Fields and SV Data Model

NPAC SMS shall use the Start and End Time Range entry fields to include Subscription Version data, based on the appropriate Broadcast Time Stamp, in order to capture the start of broadcast activity for Activation/Modification/Disconnect, when generating the file for the Latest View of Subscription Version Activity selection. (previously NANC 169 Req 7)

RR3-318	Subscription Version Information Bulk Download File Creation – TN Range Fields

NPAC SMS shall use the first TN Range entry field as an inclusive start range, and the second TN Range entry field as an inclusive end range, for Subscription Version data. (previously NANC 169 Req 8)

RR3-319	Subscription Version Information Bulk Download File Creation – Selection Criteria Combinations

NPAC SMS shall edit the selection criteria combination as shown in the table below:

	Time Range	TN Range
Active/Disconnect Pending/Partial Failure Sending with a Download Reason of New or Modify SVs Only	Rejected	Optional
Latest View of SV Activity	Required	Optional

Such that a combination of:

—	Active with a Time Range shall be rejected.
—	Latest View shall require a Time Range.
—	TN Range shall be optional for both Active and Latest View.

(previously NANC 169 Req 9)

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NPAC Data Administration

RR3-320	Subscription Version Information Bulk Data Download – Subscription Version Results

NPAC SMS shall provide a bulk data download file, based on the selection criteria, that contains all Subscription Versions in the NPAC SMS. (previously NANC 169 Req 10)

RR3-321	Subscription Version Information Bulk Data Download – Subscription Version Results Sort Order

NPAC SMS shall sort the Subscription Version Bulk Data Download file, in ascending order based on the value in the TN attribute. (previously NANC 169 Req 11)

RR3-322	Subscription Version Information Bulk Data Download – Filters for Subscription Versions

NPAC SMS shall apply NPA-NXX Filters to Subscription Versions in the creation of bulk data download files. (previously NANC 169 Req 12)

RR3-323	Subscription Version Information Bulk Data Download –LSMSs

DELETED

RR3-227	Bulk Data Download – Secure FTP Sub-Directory

NPAC SMS shall automatically put the subscription bulk data download file into the Secure FTP sub-directory of the Service Provider, based on SPID, which requested the creation of the subscription bulk data download file.

RR3-324	Bulk Download File Creation – Pooled Subscription Versions Filtered for Local SMS

NPAC SMS shall filter out Subscription Versions with LNP Type of POOL for Bulk Data Download files of Subscription Version data. (Previously SV-521 and RR5-112)

RR3-737	Subscription Version Bulk Download File Creation for SOA – Pseudo-LRN Inclusion

NPAC SMS shall include Subscription Versions with a pseudo-LRN value for Bulk Data Download files of Subscription Version data, when the requesting Service Provider’s NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List; OR, when the requesting Service Provider’s NPAC Customer SOA Force Pseudo-LRN BDD Indicator is set to TRUE. (previously NANC 442 Req 3)

RR3-738	Subscription Version Bulk Download File Creation for LSMS – Pseudo-LRN Inclusion

NPAC SMS shall include Subscription Versions with a pseudo-LRN value for Bulk Data Download files of Subscription Version data, when the requesting Service Provider’s NPAC Customer LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List; OR, when the requesting Service Provider’s NPAC Customer LSMS Force Pseudo-LRN BDD Indicator is set to TRUE. (previously NANC 442 Req 45)

3.11.4	NPA-NXX-X Holder, Bulk Data Download

This section of requirements was previously 3.13.9 NPA-NXX-X Holder, Bulk Data Download and was moved to this new section for document consistency. The requirement numbers remain static to their original FRS numbering.

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NPAC Data Administration

RR3-116	Number Pool NPA-NXX-X Holder Information Bulk Download File – Separate File containing all NPA-NXX-X Data

NPAC SMS shall provide a separate bulk data download file that contains all NPA-NXX-Xs in the NPAC SMS, when generating bulk data download files for Network Data. (Previously N-373)

RR3-117	Number Pool NPA-NXX-X Holder Information Bulk Download File – Filters for NPA-NXX-X Data

NPAC SMS shall apply NPA-NXX Filters to NPA-NXX-Xs in the creation of a bulk data download file. (Previously N-374)

RR3-118	Number Pool NPA-NXX-X Holder Information Bulk Download File – Secure FTP Sub-Directory

NPAC SMS shall automatically put the NPA-NXX-X bulk data download file into the Secure FTP sub-directory of the Service Provider, based on SPID, which requested the creation of the bulk data download file for Network Data. (Previously N-375)Subscription Version, Bulk Data Download

RR3-739	Number Pool NPA-NXX-X Holder Information Bulk Download File Creation for SOA – Pseudo-LRN Inclusion

NPAC SMS shall include NPA-NXX-Xs with a pseudo-LRN value for Bulk Data Download files of NPA-NXX-X data, when the requesting Service Provider’s NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List; OR, when the requesting Service Provider’s NPAC Customer SOA Force Pseudo-LRN BDD Indicator is set to TRUE. (previously NANC 442 Req 68)

RR3-740	Number Pool NPA-NXX-X Holder Information Bulk Download File Creation for LSMS – Pseudo-LRN Inclusion

NPAC SMS shall include NPA-NXX-Xs with a pseudo-LRN value for Bulk Data Download files of NPA-NXX-X data, when the requesting Service Provider’s NPAC Customer LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List; OR, when the requesting Service Provider’s NPAC Customer LSMS Force Pseudo-LRN BDD Indicator is set to TRUE. (previously NANC 442 Req 69)

3.11.5	Block Holder, Bulk Data Downloads

This section of requirements was previously 3.14.9 Block Holder, Bulk Data Download and was moved to this new section for document consistency. The requirement numbers remain static to their original FRS numbering.

RR3-198	Number Pool Block Holder Information Bulk Download File Creation – Blocks

NPAC SMS shall allow NPAC personnel to request a bulk data download file for Block data via the NPAC Administrative Interface. (Previously B-640)

RR3-199	Number Pool Block Holder Information Bulk Download File Creation – Selection Criteria

NPAC SMS shall include the Requesting Service Provider, Active and Partial Failure Blocks Only or Latest View of Block Activity Choice, Time Range, and Block Range as Selection Criteria fields for the Block bulk data download file via the NPAC Administrative Interface. (Previously B-650)

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NPAC Data Administration

RR3-200.1	Number Pool Block Holder Information Bulk Download File Creation – Active and Partial Failure Blocks Only or Latest View of Block Activity Choice

NPAC SMS shall allow NPAC Personnel to select either Active and Partial Failure Blocks Only or Latest View of Block Activity, and shall use the selected choice, for Block data. (Previously B-652.1)

RR3-200.2	Number Pool Block Holder Information Bulk Download File Creation – Data in Active Blocks Only Choice

NPAC SMS shall use the Active and Partial Failure Blocks Only selection to only include Blocks with a status of either Active or Partial Failure in the Block Bulk Data Download file. (Previously B-652.2)

RR3-200.3	Number Pool Block Holder Information Bulk Download File Creation – Data in Latest View of Block Activity Choice

NPAC SMS shall use the Latest View of Block Activity selection to include all Blocks, regardless of status, in order to capture activation, modification, and deletion transactions for Block data, but only include the latest instance of the Block in the Block Bulk Data Download file, for a given NPA-NXX-X, when a Block has more than one activity (e.g., addition, then modification) within the specified time range. (Previously B-652.3)

RR3-201.1	Number Pool Block Holder Information Bulk Download File Creation – Time Range Fields

NPAC SMS shall use the Start Time Range entry field as an inclusive start range in GMT, and the End Time Range entry field as an inclusive ending range in GMT, for Block data that were broadcast during the specified Time Range. (Previously B-654.1)

RR3-201.2	Number Pool Block Holder Information Bulk Download File Creation – Time Range Fields and Block Data Model

NPAC SMS shall use the Start and End Time Range entry fields to include Block data, based on the appropriate Timestamps, in the NPAC’s Block Data Model, when generating the file for the Latest View of Block Activity selection. (Previously B-654.2)

RR3-202	Number Pool Block Holder Information Bulk Download File Creation – Block Range Fields

NPAC SMS shall use the first Block Range entry field as an inclusive start range, and the second Block Range entry field as an inclusive ending range, for Block data. (Previously B-655)

Note: If the Block Range was 303-242-2 through 303-355-6, the inclusive range would contain all Blocks within the TN Range of 303-242-2000 through 303-355-6999.

RR3-203	Number Pool Block Holder Information Bulk Download File Creation – Selection Criteria Combinations

NPAC SMS shall edit the selection criteria combination as shown in the table below: (Previously B-657)

	Time Range	Block Range
Active and Partial Failure Blocks Only	Rejected	Optional
Latest View of Block Activity	Required	Optional

Such that a combination of:

—	Active with a Time Range shall be rejected.
—	Latest View shall require a Time Range.
—	Block Range shall be optional for both Active and Latest View.

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NPAC Data Administration

RR3-204	Number Pool Block Holder Information Bulk Data Download – Block Results

NPAC SMS shall provide a bulk data download file, based on the selection criteria, that contains all Blocks in the NPAC SMS. (Previously B-660)

RR3-205	Number Pool Block Holder Information Bulk Data Download – Block Results Sort Order

NPAC SMS shall sort the Block Bulk Data Download file, in ascending order based on the value in the NPA-NXX-X attribute. (Previously B-662)

RR3-206	Number Pool Block Holder Information Bulk Data Download – Filters for Blocks

NPAC SMS shall apply NPA-NXX Filters to Blocks in the creation of bulk data download files. (Previously B-670)

RR3-207	Number Pool Block Holder Information Bulk Data Download – Secure FTP Sub-Directory

NPAC SMS shall automatically put the bulk data download file into the Secure FTP sub-directory of the Service Provider, based on SPID, which requested the creation of the bulk data download file. (Previously B-680)

RR3-741	Number Pool Block Holder Information Bulk Download File Creation for SOA – Pseudo-LRN Inclusion

NPAC SMS shall include Number Pool Blocks with a pseudo-LRN value for Bulk Data Download files of Number Pool Block data, when the requesting Service Provider’s NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List; OR, when the requesting Service Provider’s NPAC Customer SOA Force Pseudo-LRN BDD Indicator is set to TRUE. (previously NANC 442 Req 4)

RR3-742	Number Pool Block Holder Information Bulk Download File Creation for LSMS – Pseudo-LRN Inclusion

NPAC SMS shall include Number Pool Blocks with a pseudo-LRN value for Bulk Data Download files of Number Pool Block data, when the requesting Service Provider’s NPAC Customer LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List; OR, when the requesting Service Provider’s NPAC Customer LSMS Force Pseudo-LRN BDD Indicator is set to TRUE. (previously NANC 442 Req 46)

3.11.6	Notifications, Bulk Data Download

RR3-462	Notification BDD Selection Criteria Fields

NPAC SMS shall include the requesting Service Provider and a time range, as selection criteria fields for the Notification bulk data download file, via the NPAC Administrative Interface. (previously NANC 348, Req 2)

RR3-463	Notification BDD Required Selection Criteria

NPAC SMS shall require, as selection criteria for notification bulk data download file generation, a requesting Service Provider ID and a time range. (previously NANC 348, Req 3)

RR3-464	Notification BDD File Name

NPAC SMS shall provide a bulk data download file for notification data, using a file name that indicates the Notification data and requested time range. (previously, NANC 348, Req 4)

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NPAC Data Administration

RR3-465	Notification BDD Time Range

NPAC SMS shall use the Start Time Range entry field as an exclusive start range, and the End Time Range entry field as an inclusive end range, for Notification data that were broadcast during the specified time range, based on notification attempt timestamp. (previously NANC 348, Req 5)

RR3-466	Notification BDD Results

NPAC SMS shall provide a bulk data download file, based on selection criteria, that contains all Notification data in the NPAC SMS. (previously NANC 348, Req 6)

RR3-467	Notification BDD Sort Order

NPAC SMS shall sort the Notification bulk data download file, in ascending order based on the value for date and time. (previously NANC 348, Req 7)

RR3-468	Notification BDD Filters

NPAC SMS shall apply SP Profile Flags for ranges and notification type (based on the settings at the time the notification was created). (previously NANC 348, Req 8)

RR3-469	Notification BDD Secure FTP Sub-Directory

NPAC SMS shall automatically put the Notification bulk data download file into the Secure FTP sub-directory of the Service Provider, based on the SPID value of the requesting Service Provider. (previously NANC 348, Req 9)

RR3-540	Notification BDD Service Provider Timer Type Business Hours Attributes Indicator

NPAC SMS shall provide a Notification BDD Service Provider Timer Type Business Hours Attributes Indicator tunable parameter which defines whether a Service Provider supports the Timer Type and Business Hours attributes in their BDD Files. (previously NANC 416, Req 1)

RR3-541	Notification BDD Service Provider Timer Type Business Hours Attributes Indicator Default

NPAC SMS shall default the Notification BDD Service Provider Timer Type Business Hours Attributes Indicator tunable parameter to FALSE. (previously NANC 416, Req 2)

RR3-542	Notification BDD Service Provider Timer Type Business Hours Attributes Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Notification BDD Service Provider Timer Type Business Hours Attributes Indicator tunable parameter. (previously NANC 416, Req 3)

3.11.7	Bulk Data Download Response Files

The following section describes Bulk Data Download Response files. Bulk Data Download Response Files are used by the NPAC SMS to clean up Failed SP Lists for Subscription Version and Number Pool Block information.

RR3-325	File Name Format for Service Provider BDD Response File

NPAC SMS shall require the file name format of the Service Provider BDD Response File to be the original BDD File Name with a dash and the SPID appended at the end. (previously NANC 322 Req 7)

Example:  Subscription Versions BDD File for SPID 4768

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BDD File Name	NPANXX-NPANXX.DD-MM-YYYYHHMMSS.DD-
MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS
Service Provider BDD Response File Name	NPANXX-NPANXX.DD-MM-YYYYHHMMSS.DD-
MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS -4768

RR3-326	File Contents for Service Provider BDD Response File

NPAC SMS shall require the file contents of the Service Provider BDD Response File to contain a minimum format of SVID/PooledBlock ID and TN/PooledBlock, based on a response file for either Subscription Version data or Block data.

Note: A Service Provider can either send back the same file (with SPID value appended at the end of the file name), or a truncated version of the rest of the data, as long as the first two columns are in the response file. (previously NANC 322 req 8)

Example of BDD Response File: Subscription Versions BDD Response File for SPID 4768 (Block Response Files would contain the parenthetical attributes)

SVID (or Block ID) <pipe> TN (or Block value) <CR>

123987|7032281234 <CR>	(end of first TN with “positive” response)
123988|7032281235<CR>	(end of second TN with “positive” response)
123989|7032281236 <CR>	(end of third TN with “positive” response)
123990|7032281237 <CR>	(end of fourth TN with “positive” response)
123991|7032281238 <CR>	(end of fifth TN with “positive” response)

Note:  There will be separate files for Subscription Versions and Number Pool Blocks.

RR3-327	Complete File Processing for Service Provider BDD Response File

NPAC SMS shall require the file contents of the Service Provider BDD Response File to contain a “positive” response for each “in-sync” record from the original BDD File, and the NPAC SMS shall successfully process each record in a Service Provider BDD Response File once. (previously NANC 322 Req 9)

Note:  Service Providers cannot provide more than one BDD Response File for any given BDD File. The definition of a “positive” record in the response file is one where the Service Provider and the NPAC are “in-sync” (whether the Service Provider updated their database or already had the record in their database). So a “positive” response is synchronization-based, not action-based, and the NPAC will use this “positive” response as an indication to remove the Service Provider from the failed list, if applicable. In the case of a “negative” response, the record associated with the applicable TN/NPB should be removed from the response file and this Service Provider will not have their SPID removed from the failed list.

RR3-328	Processing of the Service Provider BDD Response File for Subscription Versions

NPAC SMS shall process the Service Provider BDD Response File, containing “positive” response records for the original BDD file, received from a Service Provider’s Secure FTP site as a result of the Service Provider receiving and processing a Bulk Data Download File or a Delta Bulk Data Download File for Subscription Versions. (previously NANC 322 Req 1)

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Note: For example in a situation where 1000 SVs are selected and placed in the BDD File, the NPAC will expect the Service Provider to provide a response file for those 1000 records, which would include up to 1000 “positive” responses. The definition of a “positive” record in the response file is one where the Service Provider and the NPAC are in sync (whether the Service Provider updated their database or already had the record in their database). So a “positive” response is synchronization-based, not action-based, and the NPAC will use this “positive” response as an indication to remove the Service Provider from the failed list, if applicable. In the case of a “negative” response, the record associated with the applicable TN/NPB should be removed from the response file and this Service Provider will not have their SPID removed from the failed list. So, a Service Provider receives a delta BDD that contains 1000 SVs, and they add 990 to their database, and confirm that 8 are already in their database and don’t need any changes. The BDD Response File would contain 998 “positive” responses that the NPAC would then process.

RR3-329	Removing a Service Provider from a Subscription Version Failed SP List

NPAC SMS shall remove a Service Provider from a Subscription Version Failed SP List based on the SVID contained in the Service Provider BDD Response File and the timestamp in the file name being greater than or equal to the broadcast timestamp. (previously NANC 322 Req 3)

RR3-330	Processing of the Service Provider BDD Response File for Number Pooling Blocks

NPAC SMS shall process the Service Provider BDD Response File, containing “positive” response records for the original BDD file, received from a Service Provider’s Secure FTP site as a result of the Service Provider receiving and processing a Bulk Data Download File or a Delta Bulk Data Download File for Number Pooling Blocks. (previously NANC 322 Req 2)

Note: For example in a situation where 12 Blocks are selected and placed in the BDD File, the NPAC will expect the Service Provider to provide a response file for those 12 records, which would include up to 12 “positive” responses. The definition of a “positive” record in the response file is one where the Service Provider and the NPAC are in sync (whether the Service Provider updated their database or already had the record in their database). So a “positive” response is synchronization-based, not action-based, and the NPAC will use this “positive” response as an indication to remove the Service Provider from the failed list, if applicable. In the case of a “negative” response, the record associated with the applicable TN/NPB should be removed from the response file and this Service Provider will not have their SPID removed from the failed list. So, a Service Provider receives a delta BDD that contains 12 Blocks, and they add 10 to their database, and confirm that 1 is already in their database and doesn’t need any changes. The BDD Response File would contain 11 “positive” responses that the NPAC would then process.

RR3-331	Removing a Service Provider from a Number Pooling Block Failed SP List

NPAC SMS shall remove a Service Provider from a Number Pooling Block Failed SP List based on the BlockID contained in the Service Provider BDD Response File and the timestamp in the file name being greater than or equal to the broadcast timestamp. (previously NANC 322 Req 4)

RR3-332	Service Provider Not Found on the Failed SP List

NPAC SMS shall continue processing the Service Provider BDD Response File after finding that the SPID for one of the data items in the Service Provider BDD Response File does not match a SPID on the Failed SP List. (previously NANC 322 Req 5)

RR3-333	Validation of SPID in the Service Provider BDD Response File Against SPID of the Secure FTP Directory

NPAC SMS shall validate the SPID of the Secure FTP directory against the SPID in the Service Provider BDD Response File it is retrieving. (previously NANC 322 Req 6)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-98	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

3.12 NPA-NXX-X Information

3.12.1	NPA-NXX-X Download Indicator Management

RR3-52	NPAC Customer SOA NPA-NXX-X Indicator

NPAC SMS shall provide a mechanism to indicate whether a Service Provider supports receiving the NPA-NXX-X data, by downloading this data to their SOA via the SOA to NPAC SMS Interface, using the Number Pooling NPA-NXX-X Object. (Previously NC-1)

RR3-53	NPAC Customer SOA NPA-NXX-X Indicator – Default

NPAC SMS shall default the SOA NPA-NXX-X Indicator to FALSE. (Previously NC-3)

RR3-54	NPAC Customer SOA NPA-NXX-X Indicator – Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the SOA NPA-NXX-X Indicator on the NPAC Customer record. (Previously NC-5)

RR3-55	NPAC Customer LSMS NPA-NXX-X Indicator

NPAC SMS shall provide a mechanism to indicate whether a Service Provider supports receiving the NPA-NXX-X data, by downloading this data to their Local SMS via the NPAC SMS to Local SMS Interface, using the Number Pooling NPA-NXX-X Object. (Previously NC-10)

RR3-56	NPAC Customer LSMS NPA-NXX-X Indicator – Default

NPAC SMS shall default the LSMS NPA-NXX-X Indicator to FALSE. (Previously NC-20)

RR3-57	NPAC Customer LSMS NPA-NXX-X Indicator – Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the LSMS NPA-NXX-X Indicator on the NPAC Customer record. (Previously NC-30)

RR3-58	NPAC Customer LSMS EDR Indicator

DELETED

RR3-59	NPAC Customer LSMS EDR Indicator – Default

NPAC SMS shall default the EDR Indicator to TRUE. (Previously NC-60)

RR3-60	NPAC Customer LSMS EDR Indicator – Modification

DELETED

3.12.2	NPA-NXX-X Holder Information

RR3-61	Number Pool NPA-NXX-X Holder Information – NPAC Personnel OpGUI

NPAC SMS shall allow NPAC Personnel to add, modify, delete, and query NPA-NXX-X Holder information via the NPAC Administrative Interface. (Previously N-10)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-99	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-62	Number Pool NPA-NXX-X Holder Information – Service Provider Request

NPAC SMS shall reject a request from a Service Provider SOA via the SOA to NPAC SMS Interface, Service Provider via the NPAC SOA Low-tech Interface, or Service Provider via the NPAC SMS to Local SMS Interface, to add, modify, or delete, NPA-NXX-X Holder information as stored in the NPAC SMS. (Previously N-20)

RR3-63	Number Pool NPA-NXX-X Holder Information – NPA-NXX Validation

NPAC SMS shall validate that the NPA-NXX specified in the addition of Number Pooling NPA-NXX-X Holder information is a valid NPA-NXX defined in the NPAC SMS. (Previously N-30)

RR3-64	Number Pool NPA-NXX-X Holder Information – NPA-NXX Effective Date

DELETED

RR3-65	Number Pool NPA-NXX-X Holder Information – Duplicate NPA-NXX-X Validation

NPAC SMS shall validate that the NPA-NXX-X specified in the addition of Number Pooling NPA-NXX-X Holder Information is not a duplicate for another entry in the Number Pooling NPA-NXX-X Holder Information. (Previously N-50)

RR3-68	Number Pool NPA-NXX-X Holder Information – Service Provider Local SMS NPA-NXX-X Indicator Download of NPA-NXX-X Object

NPAC SMS shall download Number Pooling NPA-NXX-X Information, for additions, modifications, and deletions, using the Number Pooling NPA-NXX-X Object, via the NPAC SMS to Local SMS Interface if the Service Provider’s Local SMS NPA-NXX-X indicator is TRUE. (Previously N-63)

RR3-69	Number Pool NPA-NXX-X Holder Information – Service Provider Local SMS NPA-NXX-X Indicator Suppression of Download of NPA-NXX-X Object

NPAC SMS shall suppress the download of Number Pooling NPA-NXX-X Information, for additions, modifications, and deletions, via the NPAC SMS to Local SMS Interface if the Service Provider’s Local SMS NPA-NXX-X indicator is FALSE. (Previously N-64)

RR3-743	Number Pool NPA-NXX-X Holder Information – ServiceProvider Local SMS Pseudo-LRN Indicator Download of NPA-NXX-X Object

NPAC SMS shall download Number Pooling NPA-NXX-X Information for additions, modifications, and deletions, using the Number Pooling NPA-NXX-X Object, via the NPAC SMS to Local SMS Interface, when an NPA-NXX-X is indicated as both SOA Origination and pseudo-LRN, when the Service Provider LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442 Req 48)

RR3-70	Number Pool NPA-NXX-X Holder Information – Filters for NPA-NXX-X Download to the Local SMS

NPAC SMS shall apply NPA-NXX Filters to NPA-NXX-X downloads to the Local SMS(s). (Previously N-65)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-100	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

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NPAC Data Administration

RR3-71	Number Pool NPA-NXX-X Holder Information – Service Provider SOA NPA-NXX-X Indicator Download of NPA-NXX-X Object

NPAC SMS shall download Number Pooling NPA-NXX-X Information, for additions, modifications, and deletions, using the Number Pooling NPA-NXX-X Object, via the SOA to NPAC SMS Interface if the Service Provider’s SOA NPA-NXX-X indicator is TRUE. (Previously N-66)

RR3-72	Number Pool NPA-NXX-X Holder Information – Service Provider SOA NPA-NXX-X Indicator Suppression of Download of NPA-NXX-X Object

NPAC SMS shall suppress the download of Number Pooling NPA-NXX-X Information, for additions, modifications, and deletions, via the SOA to NPAC SMS Interface if the Service Provider’s SOA NPA-NXX-X indicator is FALSE. (Previously N-67)

RR3-744	Number Pool NPA-NXX-X Holder Information – ServiceProvider SOA Pseudo-LRN Indicator Download of NPA-NXX-X Object

NPAC SMS shall download Number Pooling NPA-NXX-X Information for additions, modifications, and deletions, using the Number Pooling NPA-NXX-X Object, via the SOA to NPAC SMS Interface, when an NPA-NXX-X is indicated as both SOA Origination and pseudo-LRN, when the Service Provider SOA Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442 Req 47)

RR3-73	Number Pool NPA-NXX-X Holder Information – Filters for NPA-NXX-X Download to the SOA

NPAC SMS shall apply NPA-NXX Filters to NPA-NXX-X downloads to the SOA(s). (Previously N-68)

RR3-74	Number Pool NPA-NXX-X Holder Information – Validation Error

NPAC SMS shall report an error to the NPAC Personnel and reject the addition or modification of Number Pooling NPA-NXX-X Holder information, or the addition of an NPA Split, if validation errors occur as defined in Requirements RR3-63, RR3-65, RR3-85, RR3-96, RR3-32, RR3-482 and RR3-483. (Previously N-70, updated with NANC 394)

3.12.3	NPA-NXX-X Holder, NPAC Scheduling/Re-Scheduling of Block Creation

RR3-75.1	Number Pool NPA-NXX-X Holder Information –OpGUI Entry Field for NPAC or SOA Origination

NPAC SMS shall provide a mechanism for NPAC Personnel to select NPAC Origination or SOA Origination for the Block data, when creating NPA-NXX-X Holder information, via the NPAC Administrative Interface. (Previously N-71.1)

RR3-75.2	Number Pool NPA-NXX-X Holder Information –OpGUI Entry Mechanism for Immediate or Scheduled Block Creation

NPAC SMS shall provide a mechanism for NPAC Personnel to request NPAC Block Creation for either immediate execution, once the Effective Date has been reached, or at a future date/time, via the NPAC Administrative Interface. (Previously N-71.2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-101	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-75.3	Number Pool NPA-NXX-X Holder Information –OpGUI Entry Field for Scheduled Date/Time

NPAC SMS shall include the “Scheduled Date/Time for Block Activation” as an entry field in the format of MM/DD/YYYY and HH:MM, for the NPA-NXX-X Holder information via the NPAC Administrative Interface. (Previously N-71.3)

RR3-76.1	Number Pool NPA-NXX-X Holder Information –Default for Scheduled Date/Time Entry Field

NPAC SMS shall default the value in the “Scheduled Date/Time for Block Activation” field in the NPAC Administrative Interface, to the greater of, the Effective Date and 00:01 (HH:MM) Central Time, or, the current date and time. (Previously N-72.1)

RR3-76.2	Number Pool NPA-NXX-X Holder Information –Scheduled Date/Time Entry Field Validation

NPAC SMS shall validate that the “Scheduled Date/Time for Block Activation” field in the NPAC Administrative Interface, is a valid date and time, and is greater than or equal to the NPA-NXX-X Effective Date. (Previously N-72.2)

RR3-77	Number Pool NPA-NXX-X Holder Information –Use of Scheduled Date/Time and NPAC Origination Entry Fields

NPAC SMS shall use the value in the “Scheduled Date/Time for Block Activation” field as the date and time, in Central Time, that the Block Creation scheduled event will occur, when the NPAC Origination has been selected by NPAC Personnel while creating NPA-NXX-X Holder information, or when re-scheduling a Block Create Event. (Previously N-73)

RR3-78	Number Pool NPA-NXX-X Holder Information – Routing Data for NPAC Origination

NPAC SMS shall require NPAC Personnel to enter applicable Block routing data, via the NPAC Administrative Interface, when the NPAC Origination has been selected by NPAC Personnel while creating NPA-NXX-X Holder information, or when re-scheduling a Block Create Event. (Previously N-74)

RR3-79.1	Number Pool NPA-NXX-X Holder Information – Routing Data Field Level Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, are valid according to the formats specified in the Block Data Model upon Block creation scheduling for a Number Pool, or when re-scheduling a Block Create Event: (Previously N-75.1, reference NANC 399)

NPA-NXX-X Holder SPID

NPA-NXX-X

LRN (pseudo-LRN value of 000-000-0000)

Class DPC

Class SSN

LIDB DPC

LIDB SSN

CNAM DPC

CNAM SSN

ISVM DPC

ISVM SSN

WSMSC DPC (if supported by the Block Holder SOA)

WSMSC SSN (if supported by the Block Holder SOA)

Number Pool Block SV Type (if supported by the Block Holder SOA)

Alternative SPID (if supported by the Block Holder SOA)

Last Alternative SPID (if supported by the Block Holder SOA)

Alt-End User Location Value (if supported by the Block Holder SOA)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-102	North American Numbering Council (NANC)
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NPAC Data Administration

Alt-End User Location Type (if supported by the Block Holder SOA)

Alt-Billing ID (if supported by the Block Holder SOA)

Voice URI (if supported by the Block Holder SOA)

MMS URI (if supported by the Block Holder SOA)

SMS URI (if supported by the Block Holder SOA)

RR3-79.2	Number Pool NPA-NXX-X Holder Information – Routing Data LRN Validation

NPAC SMS shall validate that the LRN specified in the scheduling/re-scheduling of Number Pooling Block Holder information is a valid LRN defined in the NPAC SMS for the Block Holder. (Previously N-75.2)

RR3-80.1	Number Pool NPA-NXX-X Holder Information – Modification of Block Create Event

NPAC SMS shall provide a mechanism for NPAC Personnel to modify a Block Create Event that has been previously entered, but not yet executed, via the NPAC Administrative Interface. (Previously N-76.1)

RR3-80.2	Number Pool NPA-NXX-X Holder Information – Modification of Scheduled Date/Time for Block Create Event

NPAC SMS shall allow NPAC Personnel to modify the scheduled date/time for an NPAC initiated Block Create Event, to a different date/time that is on or after the NPA-NXX-X effective date. (Previously N-76.2)

RR3-80.3	Number Pool NPA-NXX-X Holder Information – Modification of Routing Data for Block Create Event

NPAC SMS shall allow NPAC Personnel to modify the routing data for an NPAC initiated Block Create Event. (Previously N-76.3)

RR3-81.1	Number Pool NPA-NXX-X Holder Information – Re-schedule of NPAC Initiated Block Create

NPAC SMS shall provide a mechanism for NPAC Personnel to re-schedule a Block Create, for an existing NPA-NXX-X, via the NPAC Administrative Interface. (Previously N-77.1)

RR3-81.2	Number Pool NPA-NXX-X Holder Information – Re-schedule of Block Create Scheduling Options

NPAC SMS shall provide a mechanism where the re-schedule of a Block Create, can be immediately executed or scheduled for a future date/time. (Previously N-77.2)

RR3-81.3	Number Pool NPA-NXX-X Holder Information – Re-schedule of Block Create Immediate Execution Edit Check

NPAC SMS shall reject the re-schedule of a Block Create for immediate execution, prior to the effective date of the NPA-NXX-X. (Previously N-77.3)

RR3-82.1	Number Pool NPA-NXX-X Holder Information – Reject Re-schedule Based on Status

NPAC SMS shall allow the re-schedule of a Block Create, if the Block does NOT exist in the NPAC SMS, or if the Block exists with a status of Old without a Failed SP List. (Previously N-78.1)

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NPAC Data Administration

RR3-82.2	Number Pool NPA-NXX-X Holder Information – Reject Re-schedule Based on Existing Block Create Event

NPAC SMS shall only allow a single Block Create Event that has not been previously executed for this Block, to exist in the NPAC SMS. (Previously N-78.2)

RR3-82.3	Number Pool NPA-NXX-X Holder Information – Validation Error for Schedule/Re-Schedule of Block Create Event

NPAC SMS shall report an error to the NPAC Personnel and reject the addition or modification of a Number Pooling Block Create Event, if validation errors occur as defined in Requirements RR3-76.2, RR3-78, RR3-79.1, RR3-79.2, RR3-81.3, RR3-82.1, and RR3-82.2. (Previously N-78.3)

RR3-83.1	Number Pool NPA-NXX-X Holder Information – Error Message for Pending-Like No-Active SVs during Block Create

NPAC SMS shall provide an error dialog that displays the unique error message described in RR3-147, and provides an option for the NPAC Personnel to either, exit the Block Create request, or generate the Pending-Like No-Active Subscription Version(s) report, in the report format listed in RR9-11, RR9-12, RR9-13, and RR9-14, to the screen on the NPAC Administrative Interface, when NPAC Personnel are re-scheduling a Block Creation request for immediate execution. (Previously N-79.1)

RR3-83.2	Number Pool NPA-NXX-X Holder Information – Pending-Like No-Active SVs Report Output Destinations

NPAC SMS shall, after displaying the Pending-Like No-Active Subscription Version(s) report to the screen, allow the NPAC Personnel to choose an output destination for the report, when NPAC Personnel are re-scheduling a Block Creation request for immediate execution. (Previously N-79.2)

RR3-83.3	Number Pool NPA-NXX-X Holder Information – Pending-Like No-Active SVs Report Output Destinations for Multiple Destinations

NPAC SMS shall, continue to display the Pending-Like No-Active Subscription Version(s) report, to the screen, and allow the NPAC Personnel to choose additional output destinations one at a time, for the report, until the NPAC Personnel requests the closure of the report window, when NPAC Personnel are re-scheduling a Block Creation request for immediate execution. (Previously N-79.3)

RR3-83.4	Number Pool NPA-NXX-X Holder Information – Output Destination for Pending-Like No-Active SVs

NPAC SMS shall provide output destination options for the Pending-Like No-Active Subscription Version(s) Report, based on the error message in RR3-83.1, that include print, fax, e-mail, stored to a file, when NPAC Personnel are re-scheduling a Block Creation request for immediate execution. (Previously N-79.4)

3.12.4	NPA-NXX-X Holder, Addition

RR3-84	Addition of Number Pooling NPA-NXX-X Holder Information – Required Fields

NPAC SMS shall require NPAC personnel to specify the NPA-NXX-X Holder SPID, the NPA-NXX-X, and the Effective Date, as defined in the Number Pooling NPA-NXX-X Holder Information data model. (Previously N-80)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-104	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-85	Addition of Number Pooling NPA-NXX-X Holder Information – SPID Validation

NPAC SMS shall validate that the NPA-NXX-X Holder SPID is a valid Service Provider in the NPAC SMS. (Previously N-90)

RR3-86	Addition of Number Pooling NPA-NXX-X Holder Information – Check for Pending-Like No-Active SVs

NPAC SMS shall reject the request and issue an error message to the NPAC personnel at the time of NPA-NXX-X Creation, if there are any TNs within the 1K Block of that NPA-NXX-X, or in a 1K Block of the corresponding old/new NPA-NXX-X belonging to an NPA-NXX scheduled for or currently in an NPA split, that contain an SV, with a status of pending/conflict/cancel-pending/failed, and where a currently active SV does NOT exist, for the given TN in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value. (Previously N-100)

RR3-87	Addition of Number Pooling NPA-NXX-X Holder Information – Check for Pending-Like Port-To-Original SVs

NPAC SMS shall reject the request and issue an error message to the NPAC personnel at the time of NPA-NXX-X Creation, if there are any TNs within the 1K Block, that contain an SV, with a status of pending/conflict/cancel-pending/failed, and where the SV is a Port-To-Original port, for the given TN in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value. (Previously N-110)

RR3-88.1	Addition of Number Pooling NPA-NXX-X Holder Information – Error Message for Pending-Like No-Active SVs and Pending-Like Port-To-Original SVs

NPAC SMS shall provide an error dialog that displays the unique error message described in RR3-86 and RR3-87, and provides an option for the NPAC Personnel to either, exit the NPA-NXX-X Create request, or generate the Pending-Like No-Active Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, in the report format listed in RR9-11, RR9-12, RR9-13, and RR9-14, to the screen on the NPAC Administrative Interface. (Previously N-130.1)

RR3-88.2	Addition of Number Pooling NPA-NXX-X Holder Information –Pending-Like No-Active SVs and Pending-Like Port-To-Original SVs Report Selection of Output Destinations

NPAC SMS shall, after displaying the Pending-Like No-Active Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, to the screen, allow the NPAC Personnel to choose an output destination for the report. (Previously N-130.2)

RR3-88.3	Addition of Number Pooling NPA-NXX-X Holder Information –Pending-Like No-Active SVs and Pending-Like Port-To-Original SVs Report Output Destinations for Multiple Destinations

NPAC SMS shall, continue to display the Pending-Like No-Active Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, to the screen, and allow the NPAC Personnel to choose additional output destinations one at a time, for the report, until the NPAC Personnel requests the closure of the report window. (Previously N-130.3)

RR3-89	Addition of Number Pooling NPA-NXX-X Holder Information – Output Destination for Pending-Like No-Active SVs and Pending-Like Port-To-Original SVs

NPAC SMS shall provide output destination options, as listed in R9-2, for the Pending-Like No-Active Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, based on the error condition in RR3-88.1. (Previously N-131)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-105	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-90	Addition of Number Pooling NPA-NXX-X Holder Information Effective Date Window– Tunable Parameter

DELETED

RR3-91	Addition of Number Pooling NPA-NXX-X Holder Information Effective Date Window – Tunable Parameter Default

DELETED

RR3-92	Addition of Number Pooling NPA-NXX-X Holder Information Effective Date – Validation

DELETED

RR3-482	Number Pooling NPA-NXX-X Holder Information Effective Date – Validation upon Addition

NPAC SMS shall verify that the Effective Date is equal to, or greater than, the NPA-NXX Live TimeStamp, and greater than or equal to the current date, when adding an NPA-NXX-X. (previously NANC 394, Req 4)

RR3-470	Addition of Number Pooling NPA-NXX-X Holder Information Effective Date – Validation Within the NPA-NXX-X Holder Information Effective Date Window–Tunable Window

DELETED

RR3-745	Addition of Number Pooling NPA-NXX-X Holder Information – Active-LRN Number Pool Block Check for Pseudo-LRN SVs

NPAC SMS shall reject the request and issue an error message to the NPAC personnel at the time of NPA-NXX-X Creation for an active-LRN Number Pool Block, if there are any pseudo-LRN TNs within the 1K Block of that NPA-NXX-X. (previously NANC 442, Req 70)

RR3-93	Addition of Number Pooling NPA-NXX-X Holder Information Effective Date – OpGUI Default

NPAC SMS shall set the time portion of the Effective Date Timestamp to 00:00 Central Time, and not allow the NPAC Personnel to modify the Time portion of the Effective Date, on the NPAC Administrative Interface. (Previously N-170)

RR3-94	Addition of Number Pooling NPA-NXX-X Holder Information – Successful Validation

NPAC SMS shall, upon successful validation, store the NPA-NXX-X in the NPAC SMS, and broadcast the NPA-NXX-X to the Service Providers. (Previously N-180)

3.12.5	NPA-NXX-X Holder, Modification

RR3-95	Modification of Number Pool NPA-NXX-X Holder Information – Effective Date Modification from OpGUI

NPAC SMS shall allow NPAC personnel to modify the effective date for an NPA-NXX-X as stored in the NPAC SMS via the NPAC Administrative Interface. (Previously N-190)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-106	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-96	Modification of Number Pool NPA-NXX-X Holder Information - Effective Date versus Current Date

NPAC SMS shall allow the NPAC personnel to modify the effective date for an NPA-NXX-X if the current date is less than the effective date for the NPA-NXX-X. (Previously N-200)

RR3-97	Modification of Number Pool NPA-NXX-X Holder Information - Effective Date Update to Scheduled Block Create

NPAC SMS shall, upon modifying the effective date for an NPA-NXX-X, and where the Block Creation was a scheduled event within the NPAC SMS, also modify the corresponding date for that Block Create scheduled event. (Previously N-210)

RR3-98	Modification of Number Pool NPA-NXX-X Holder Information Effective Date Window – Tunable Parameter Modification

DELETE

RR3-99	Modification of Number Pool NPA-NXX-X Holder Information Effective Date – Validation for Current Date

DELETED

RR3-100	Modification of Number Pool NPA-NXX-X Holder Information Effective Date – Validation for Tunable

DELETED

RR3-483	Modification of Number Pool NPA-NXX-X Holder Information Effective Date – Validation

NPAC SMS shall verify that the Effective Date is equal to, or greater than, the NPA-NXX Live TimeStamp, and greater than or equal to the current date, when modifying an NPA-NXX-X. (previously NANC 394, Req 5)

RR3-471	Modification of Number Pool NPA-NXX-X Holder Information Effective Date – Validation Within the Tunable Parameter Number of Days

DELETED

RR3-746	Number Pool NPA-NXX-X Holder Information – Pseudo-LRN Indicator

NPAC SMS shall reject modification of the pseudo-LRN Indicator on the NPAC NPA-NXX-X record. (previously NANC 442, Req 71)

RR3-101	Modification of Number Pooling NPA-NXX-X Holder Information – Successful Validation

NPAC SMS shall, upon successful validation, store the updates to the NPA-NXX-X in the NPAC SMS, and broadcast the updated NPA-NXX-X to the Service Providers. (Previously N-235)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-107	North American Numbering Council (NANC)
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NPAC Data Administration

3.12.6	NPA-NXX-X Holder, Deletion

RR3-102	Deletion of Number Pool NPA-NXX-X Holder Information – NPA-NXX-X Data

NPAC SMS shall allow NPAC personnel to delete the NPA-NXX-X holder information for an NPA-NXX-X as stored in the NPAC SMS. (Previously N-240)

RR3-103	Deletion of Number Pool NPA-NXX-X Holder Information – Single NPA-NXX-X at a time from OpGUI

NPAC SMS shall allow NPAC personnel to delete the NPA-NXX-X holder information for a single NPA-NXX-X at a time, via the NPAC Administrative Interface. (Previously N-245)

RR3-104	Deletion of Number Pooling NPA-NXX-X Holder Information – Check for Pending-Like With Active POOL SVs

NPAC SMS shall reject the request and issue an error message to the NPAC personnel at the time of NPA-NXX-X Deletion, if there are any TNs within the 1K Block, that contain an SV with a status of pending/conflict/cancel-pending/failed where the Old SP is equal to the NPA-NXX-X Holder SPID, and the current active SV is LNP Type of POOL. (Previously N-250)

RR3-105	Deletion of Number Pooling NPA-NXX-X Holder Information – Check for Port-to-Original SVs

NPAC SMS shall reject the request and issue an error message to the NPAC personnel at the time of NPA-NXX-X Deletion, if there are any TNs within the 1K Block, that contain an SV, where the SV is a Port-To-Original port. (Previously N-260)

RR3-106	Deletion of Number Pooling NPA-NXX-X Holder Information – Check for non-Active Block

NPAC SMS shall reject the request and issue an error message to the NPAC personnel at the time of NPA-NXX-X Deletion, if the associated Block, contains a status other than Active, or the Failed SP List contains any SPIDs. (Previously N-265)

RR3-107	Deletion of Number Pooling NPA-NXX-X Holder Information – Check for Sending SVs

NPAC SMS shall reject the request and issue an error message to the NPAC personnel at the time of NPA-NXX-X Deletion, if there are any Subscription Versions with a status of sending, as a result of a disconnect request for that given Subscription Version. (Previously N-270)

RR3-108.1	Deletion of Number Pooling NPA-NXX-X Holder Information – Error Message for Pending-Like With Active POOL SVs and Pending-Like Port-To-Original SVs

NPAC SMS shall provide an error dialog that displays the unique error message described in RR3-104 and RR3-105, and provides an option for the NPAC Personnel to either, exit the NPA-NXX-X Delete request, or generate the Pending-Like With Active POOL Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, in the report format listed in RR9-15, RR9-16, RR9-17, and RR9-18, to the screen on the NPAC Administrative Interface. (Previously N-280.1)

RR3-108.2	Deletion of Number Pooling NPA-NXX-X Holder Information –Pending-Like With Active POOL SVs and Pending-Like Port-To-Original SVs Report Selection of Output Destinations

NPAC SMS shall, after displaying the Pending-Like With Active POOL Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, to the screen, allow the NPAC Personnel to choose an output destination for the report. (Previously N-280.2)

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RR3-108.3	Deletion of Number Pooling NPA-NXX-X Holder Information –Pending-Like With Active POOL SVs and Pending-Like Port-To-Original SVs Report Output Destinations for Multiple Destinations

NPAC SMS shall, continue to display the Pending-Like With Active POOL Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, to the screen, and allow the NPAC Personnel to choose additional output destinations one at a time, for the report, until the NPAC Personnel requests the closure of the report window. (Previously N-280.3)

RR3-109	Deletion of Number Pooling NPA-NXX-X Holder Information – Output Destination for Pending-Like and Active POOL SVs and Pending-Like Port-To-Original SVs

NPAC SMS shall provide output destination options, as listed in R9-2, for the Pending-Like With Active POOL Subscription Version(s) and Pending-Like Port-to-Original Subscription Version(s) Report, based on the error condition in RR3-108.1. (Previously N-281)

RR3-110	Deletion of Number Pool NPA-NXX-X Holder Information – Block and Subscription Version Data Dependency

NPAC SMS shall delete the NPA-NXX-X Holder Information for a 1K Block, through a multi-step process that includes: (Previously N-290)

 - Broadcasting the delete of Blocks to Local SMSs.

 - Receiving a successful response from all Local SMSs.

 - Updating all SVs and Blocks on the NPAC SMS.

 - Deleting the NPA-NXX-X Holder information from the NPAC SMS.

 - Broadcasting the delete of NPA-NXX-X to the NPA-NXX-X enabled SOAs and Local SMSs.

RR3-111	Deletion of Number Pool NPA-NXX-X Holder Information – NPA-NXX-X Dependency

NPAC SMS shall only delete the NPA-NXX-X Holder Information after successfully updating all associated SVs and Blocks to a status of Old with NO Failed SP List. (Previously N-295)

RR3-112	Deletion of Number Pool NPA-NXX-X Holder Information – NPA-NXX-X With an Associated Block Create Scheduled Event

NPAC SMS shall delete an associated Block Create Scheduled Event, which has not been executed, when deleting the NPA-NXX-X Holder Information. (Previously N-297)

3.12.7	NPA-NXX-X Holder, First Port Notification

RR3-228	Number Pool NPA-NXX-X Holder information notification of First Port

NPAC SMS shall notify all accepting Local SMSs and SOAs of the NPA-NXX, effective date, and owning Service Provider when no porting activity has occurred in the NPA-NXX, immediately after creation of a Number Pooling NPA-NXX-X (excluding Pseudo-LRN), including those automatically created by NPA Split processing. (Previously N-330)

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3.12.8	NPA-NXX-X Holder, Query

RR3-113	Query of Number Pool NPA-NXX-X Holder Information – NPAC Personnel and Service Provider Personnel

NPAC SMS shall allow NPAC personnel, Service Provider SOA via the SOA to NPAC SMS Interface, Local SMS via the NPAC SMS to Local SMS Interface, or Service Provider SOA via the NPAC SOA Low-tech Interface, to query the NPA-NXX-X holder information for all data as listed in the NPA-NXX-X Holder Information Data Model, for an NPA-NXX-X as stored in the NPAC SMS. (Previously N-340)

RR3-114	Query of Number Pool NPA-NXX-X Holder Information – Return of Queried Data

NPAC SMS shall return to the NPAC Personnel or requesting Service Provider all NPA-NXX-Xs that match the query selection criteria, as listed in the NPA-NXX-X Holder Information Data Model, for an NPA-NXX-X as stored in the NPAC SMS. (Previously N-360)

RR3-115	Query of Number Pool NPA-NXX-X Holder Information – Return of Queried Data to NPAC Personnel Only

NPAC SMS shall provide to NPAC Personnel only, an indicator on the NPAC Administrative Interface, only after completing a query, if an associated Block Create Scheduled Event, that has not been executed, exists in the NPAC SMS. (Previously N-365)

RR3-747	Query of NPA-NXX-X Holder Information for Pseudo-LRN – Service Provider Personnel – SOA Interface

NPAC SMS shall allow a Service Provider SOA via the SOA to NPAC SMS Interface, to query NPA-NXX-X Holder Information for a pseudo-LRN record, if the value in the requesting Service Provider’s SOA Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 49)

RR3-748	Query of NPA-NXX-X Holder Information for Pseudo-LRN – Service Provider Personnel – LSMS Interface

NPAC SMS shall allow a Service Provider Local SMS via the NPAC SMS to Local SMS Interface, to query NPA-NXX-X Holder Information for a pseudo-LRN record, if the value in the requesting Service Provider’s LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 50)

RR3-749	Query NPA-NXX-X Holder Information for Pseudo-LRN – Service Provider Personnel – LTI

NPAC SMS shall allow a Service Provider via the NPAC SOA Low-tech Interface, to query NPA-NXX-X Holder Information for a pseudo-LRN record, if the Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator is TRUE. (previously NANC 442, Req 51)

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3.13	Block Information

3.13.1	Version Status

Figure 3-2 -- Number Pool Block Version Status Interaction Diagram

Number Pool Block Version Status Interaction Descriptions
#	Interaction Name	Type	Description

1	Creation - Set to Sending	NPAC SMS Internal	NPAC SMS creates a Number Pool Block for the Block Holder Service Provider.
		NPAC Operations Interface - NPAC Personnel	User sends a Number Pool Block creation request for the Block Holder Service Provider.
		SOA to NPAC SMS Interface - Block Holder Service Provider	The Service Provider User sends a Number Pool Block creation request for itself (the Block Holder Service Provider).
2	Sending to Partial Failure	NPAC SMS Internal

NPAC SMS automatically sets a Number Pool Block from sending to partial failure after one or more, but not all, of the Local SMSs fail the Number Pool Block activation after the tunable retry period expires.

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Number Pool Block Version Status Interaction Descriptions
#	Interaction Name	Type	Description
3	Partial Failure to Sending	NPAC Operations Interface - NPAC Personnel	User re-sends a partial failure Number Pool Block.
4	Sending to Failed	NPAC SMS Internal	NPAC SMS automatically sets a Number Pool Block from sending to failed after all Local SMSs fail Number Pool Block activation after the tunable retry period expires.
5	Failed to Sending	NPAC Operations Interface - NPAC Personnel	User re-sends a failed Number Pool Block.
6	Sending to Active	NPAC SMS Internal

1.       NPAC SMS automatically sets a sending Number Pool Block to active after the Number Pool Block activation is successful in all of the Local SMSs.

2.       NPAC SMS automatically sets a sending Number Pool Block to active after the Number Pool Block modification is broadcast to all of the Local SMSs and either all have responded or retries have been exhausted.

3.       NPAC SMS automatically sets a sending Number Pool Block to active after a failure to all Local SMSs on a de-pool.

7	Active to Sending	NPAC Operations Interface - NPAC Personnel	1. User de-pools an active Number Pool Block. 2. User modifies an active Number Pool Block. 3. User resends a failed de-pool or modify Number Pool Block.
		SOA to NPAC SMS Interface - Block Holder Service Provider	User modifies an active Number Pool Block.
8	Sending to Old	NPAC SMS Internal

1.       NPAC SMS automatically sets a sending Number Pool Block to old after a de-pool to all Local SMSs successfully completes.

2.       NPAC SMS automatically sets a sending Number Pool Block to old after a de-pool that fails on one or more, but not all Local SMSs.

9	Old to Sending	NPA Operations Interface – NPAC Personnel	User re-sends a partial failure of a de-pool.

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Number Pool Block Version Status Interaction Descriptions
#	Interaction Name	Type	Description
10	Partial Failure to Partial Failure	NPAC SMS Internal

NPAC SMS automatically sets a Number Pool Block from partial failure to partial failure after one or more, but not all previously failed Local SMSs successfully activate a Number Pool Block, as a result of an audit or LSMS recovery. The Failed_SP_List is updated to reflect the updates to the previously failed SPs.

11	Partial Failure to Active	NPAC SMS Internal

NPAC SMS automatically sets a Number Pool Block from partial failure to active after all previously failed Local SMSs successfully activate a Number Pool Block, as a result of an audit or LSMS recovery. The Failed_SP_List is updated to reflect the updates to the previously failed SPs.

12	Old to Old	NPAC SMS Internal

NPAC SMS automatically sets a Number Pool Block from old to old after one or more previously failed Local SMSs successfully de-pools a Number Pool Block, as a result of an audit or LSMS recovery. The Failed_SP_List is updated to reflect the updates to the previously failed SPs.

Table 3-15 Number Pool Block Version Status Interaction Descriptions

3.13.2	Block Holder, General

RR3-119	Number Pool Block Holder Information – NPAC Personnel OpGUI

NPAC SMS shall allow NPAC Personnel to add, modify, or query Block Holder information via the NPAC Administrative Interface. (Previously B-10)

RR3-120	Number Pool Block Holder Information – Download of Block Object

NPAC SMS shall download Number Pooling Block Information, for additions, modifications, deletions, re-sends, and resync using the Number Pooling Block Object, via the NPAC SMS to Local SMS Interface. (Previously B-20)

RR3-121	Number Pool Block Holder Information – NPAC Customer EDR Indicator Download of SVs

DELETED

RR3-122	Number Pool Block Holder Information – NPAC Customer EDR Indicator For Requests But Not Retries

DELETED

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RR3-123	Number Pool Block Holder Information – Data Integrity for Block and Pooled Subscription Versions

NPAC SMS shall maintain data integrity for LRN and GTT data, between a Number Pooling Block and the corresponding Subscription Versions with LNP Type of POOL in that 1K Block, in the NPAC SMS. (Previously B-34)

RR3-124	Number Pool Block Holder Information – Service Provider Validation

NPAC SMS shall verify the Block Holder SPID attribute of the Block object matches the SPID in the accessControl for SOA Block Activation. (Previously B-40)

RR3-125	Number Pool Block Holder Information – SPID Validation

NPAC SMS shall verify the SPID of the accessControl matches the owner of the association or one of its secondary providers. (Previously B-50)

RR3-126	Number Pool Block Holder Information – NPA-NXX-X Data Validation

NPAC SMS shall, upon receiving a block activate request, validate that the SPID and the NPA-NXX-X attributes in the request are the same as the SPID and the NPA-NXX-X in a single entry in the NPA-NXX-X Holder Information. (Previously B-60)

RR3-127	Number Pool Block Holder Information – NPA-NXX-X Effective Date

NPAC SMS shall reject a request to create a Block if the current date is prior to the effective date of the Number Pooling NPA-NXX-X as defined in the NPAC SMS. (Previously B-70)

RR3-128	Number Pool Block Holder Information – LRN Validation

NPAC SMS shall validate that the LRN (excluding pseudo-LRN) specified in the addition or modification of Number Pooling Block Holder information is a valid LRN defined in the NPAC SMS for the Block Holder. (Previously B-80)

RR3-334	Validation of LATA ID for Number Pool Block Creates

NPAC shall reject Number Pool Block Create Requests if the NPA-NXX of the NPA-NXX-X and the NPA-NXX of the LRN have different LATA IDs. (previously NANC 319 Req 8)

RR3-335	Validation of LATA ID for Number Pool Block Modifies

NPAC shall reject Number Pool Block Modify Requests if the NPA-NXX of the NPA-NXX-X and the NPA-NXX of the LRN have different LATA IDs. (previously NANC 319 Req 9)

RR3-129	Number Pool Block Holder Information – Duplicate Block Validation

NPAC SMS shall validate that the NPA-NXX-X specified in the addition of Number Pooling Block Holder Information does not already exist in the Number Pooling Block Holder Information, except for a status of Old where the Block’s Failed SP List is empty. (Previously B-90)

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RR3-130	Number Pool Block Holder Information – SOA Origination Values

NPAC SMS shall set the SOA Origination to TRUE for Blocks sent over the SOA to NPAC SMS Interface or for Blocks sent over the NPAC SOA Low-tech Interface, and to FALSE for Blocks that were created by NPAC personnel, except where the value will be maintained from the Old Block, as a result of an NPA Split. (Previously B-100)

RR3-750	Number Pool Block Holder Information – Service Provider Tunable Value of TRUE for Pseudo-LRN Request

NPAC SMS shall accept a block activate request for a pseudo-LRN record from a Service Provider SOA only when the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE. (previously NANC 442, Req 5)

RR3-751	Number Pool Block Holder Information – Service Provider Validation for Pseudo-LRN Request of NPA-NXX Ownership

NPAC SMS shall, upon receiving a block activate request for a pseudo-LRN record, verify the Block Holder SPID attribute of the Block object matches the SPID in the NPA-NXX for this corresponding NPA-NXX-X. (previously NANC 442, Req 7)

NOTE: A valid block activate request is accepted regardless of the specification of NPAC Origination or SOA Origination at the time of the NPA-NXX-X Creation.

RR3-752	Number Pool Block Holder Information – Type Validation for Pseudo-LRN and Active-LRN Request

NPAC SMS shall reject a block activate request if the request type is different from the NPA-NXX-X. (previously NANC 442, Req 83)

NOTE: An NPA-NXX-X created for a pseudo-LRN Number Pool Block must have a block activate request for a pseudo-LRN Block. An NPA-NXX-X created for an active-LRN Number Pool Block must have a block activate request for an active-LRN Block.

RR3-753	Number Pooling Block Holder Information – Broadcast of Block Data to Local SMS for Pseudo-LRN

NPAC SMS shall broadcast a Block to Local SMSs for additions, modifications, deletions, re-sends, and resync, via the NPAC SMS to Local SMS Interface, for a pseudo-LRN record only when the Service Provider LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 8)

RR3-754	Number Pooling Block Holder Information – Broadcast of Subscription Version Data to non-EDR Local SMS for Pseudo-LRN

DELETED

RR3-131	Number Pool Block Holder Information – Validation Error

NPAC SMS shall report an error to the user and reject the addition or modification of Number Pooling Block Holder information if validation errors occur as defined in RR3-124, RR3-125, RR3-126, RR3-127, RR3-128, RR3-129, RR3-146, and RR3-149. (Previously B-110)

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RR3-132	Number Pooling Block Holder Information –Update Notification

NPAC SMS shall send all SOA notifications to the current SP (the block holder) for updates on Blocks, when the Block SOA Origination is TRUE. (Previously B-120)

RR3-133	Number Pooling Block Holder Information –Update Notification Suppression

NPAC SMS shall suppress all SOA notifications to the current SP (the block holder) for updates on Blocks, when the Block SOA Origination is FALSE. (Previously B-130)

RR3-134	Number Pooling Block Holder Information – Failed SP List Update for Block for Local SMS

NPAC SMS shall consider a Local SMS to be discrepant and shall update the Block Failed SP List, based on a Local SMS failing to process the Block Object, for an addition, modification, deletion, re-send, resync, or mass update. (Previously B-140)

RR3-135	Number Pooling Block Holder Information – Failed SP List Update for Subscription Versions for non-EDR Local SMS

DELETED

RR3-136	Number Pooling Block Holder Information – Failed SP List Sent to Block Holder

NPAC SMS shall send the Block Failed SP List, to the current SP (the block holder) via the SOA to NPAC SMS Interface, along with the SOA notification for status update of the Block, when the Block SOA Origination is TRUE, and the broadcast to one or more Local SMSs fail. (Previously B-160)

RR3-137.1	Number Pooling Block Holder Information – Synchronization of Block Status and Subscription Version Status

NPAC SMS shall ensure that the status for a Number Pool Block and associated Subscription Versions with LNP Type of POOL are synchronized by performing the following: (Previously B-165.1)

—	The status for the Block and Subscription Versions shall cross-reference one another and contain the results of the broadcast of the Block to the Local SMSs.
—

The status for each Subscription Version shall only be set, once the broadcasts of the Block to all Local SMSs has been completed, and a response has been received by all Local SMSs or retries have been exhausted.

—	The status for the Block shall only be set, once the broadcasts of the Block to all Local SMSs has been completed, and a response has been received by all Local SMSs or retries have been exhausted.
—	The status for the Block shall reflect the information contained in Tables RR3-137.2, RR3-137.3, and RR3-137.4.

Key for Tables RR3-137.2, RR3-137.3, and RR3-137.4

Act = Active status

Part = Partial Failure status

Fail = Failed status

Old = Old status

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RR3-137.2	Number Pooling Block Holder Information – Synchronization of Block Status and Subscription Version Status for Block Creation

NPAC SMS shall set the status of a Block for Block Creation, based on the data contained in Table RR3-137.2. (Previously B-165.2)

Table RR3-137.2 -- Block Creation
	Local SMS	All Pooled SVs in the Block	Block

1		Act	Act

6		Part	Part

15		Fail	Fail

Requirement Table 3-1, RR3-137.2 -- Block Creation

As a summary of the table, the Block’s status will be set on Creation to:

—	Active, if ALL Local SMSs respond successfully.
—	Failed, if ALL Local SMSs respond unsuccessfully, or retries are exhausted.
—	Partial Failure, for all other cases.

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RR3-137.3	Number Pooling Block Holder Information – Synchronization of Block Status and Subscription Version Status for Block Modification

NPAC SMS shall set the status of a Block for Block Modification, based on the data contained in Table RR3-137.3. (Previously B-165.3)

Table RR3-137.3 -- Block Modification
	Local SMS	All Pooled SVs in the Block	Block

1		Act	Act

6		Act	Act

15		Act	Act

Requirement Table 3-2, RR3-137.3 -- Block Modification

As a summary of the table, the Block’s status will be set on Modification to:

—	Active, for all cases.

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RR3-137.4	Number Pooling Block Holder Information – Synchronization of Block Status and Subscription Version Status for Block Deletion

NPAC SMS shall set the status of a Block for Block Deletion, based on the data contained in Table RR3-137.4. (Previously B-165.4)

Table RR3-137.4 -- Block Deletion
	Local SMS	All Pooled SVs in the Block	Block

1		Old	Old

6		Old	Old

15		Act	Act

Requirement Table 3-3, RR3-137.4 -- Block Deletion

As a summary of the table, the Block’s status will be set on Deletion to:

—	Active, if ALL Local SMSs respond unsuccessfully, or retries are exhausted.
—	Old, for all other cases.

RR3-138.1	Number Pooling Block Holder Information – Synchronization of Block Failed SP List and Subscription Version Failed SP List

NPAC SMS shall ensure that the Block Failed SP List and the Subscription Versions Failed SP Lists for a Number Pool Block and associated Subscription Versions with LNP Type of POOL are synchronized by performing the following: (Previously B-166.1)

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—

The Block Failed SP List for the Block and Subscription Versions Failed SP Lists for the Subscription Versions shall cross-reference one another and contain the results of the broadcast of the Block to the Local SMSs.

—

The Subscription Versions Failed SP Lists for the Subscription Versions shall be set, based on the results of the Block broadcasts to all Local SMSs, and a response has been received by all Local SMSs or retries have been exhausted, for Activations, Modifications, and Deletions.

—	The Block Failed SP List for the Block shall be set, based on the results of the Block broadcasts to all Local SMSs, and a response has been received by all Local SMSs or retries have been exhausted.

—	The Block Failed SP List for the Block shall reflect the information contained in Table RR3-138.2.

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RR3-138.2	Number Pooling Block Holder Information – Synchronization of Block Failed SP List and Subscription Version Failed SP List for Block Creation, Modification, or Deletion

NPAC SMS shall set the Block Failed SP List of a Block for updates, based on the data contained in Table RR3-138.2. (Previously B-166.2)

Table RR3-138.2 – Failed SP List
	Local SMS	All Pooled SVs in the Block	Block

1		ZFSL	ZFSL

6		SFSL	SFSL

15		AFSL	AFSL

Requirement Table 3-4, RR3-138.2 – Failed SP List

Key for Table RR3-138.2

ZFSL = Zero Failed SP List (no SPs in the list)

SFSL = Some but not all Failed SP List (some but not all SPs in the list)

AFSL = All Failed SP List (all SPs in the list)

RR3-139	Number Pooling Block Holder Information – Synchronization of Block Failed SP List and Subscription Version Failed SP List for the last failed Subscription Version in the 1K Block

DELETED

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RR3-140	Number Pooling Block Holder Information – Synchronization of Block Failed SP List and Subscription Version Failed SP List for the Block

NPAC SMS shall remove a Service Provider from ALL subscription versions’ Failed SP List when the Service Provider is no longer on the Block Failed SP List. (Previously B-168)

RR3-141.1	Number Pooling Block Holder Information – Unique Error Message for Partial Failure or Failed Status Update to a Block for Block Activation Requests Initiated by NPAC Personnel

NPAC SMS shall generate a unique alarmable error message when a Block’s status is initially set to either Partial Failure or Failed, for Block Activation requests initiated by NPAC Personnel. (Previously B-169.1.1)

RR3-141.3	Number Pooling Block Holder Information – Unique Error Message for Active Status With a Failed SP List Update to a Block

NPAC SMS shall generate a unique alarmable error message when a Block’s status is updated to Active with a Failed SP List, for each occurrence, for Block Modification requests initiated by NPAC Personnel. (Previously B-169.2)

RR3-141.4	Number Pooling Block Holder Information – Unique Error Message for Old Status With a Failed SP List Update to a Block

NPAC SMS shall generate a unique alarmable error message when a Block’s status is updated to Old with a Failed SP List, for Block Deletion requests that were initiated through the NPA-NXX-X deletion by NPAC Personnel. (Previously B-169.3)

RR3-142.1	Number Pooling Block Holder Information – Block Broadcast Monitoring Mechanism

NPAC SMS shall provide a mechanism to send a recurring page to NPAC Personnel, based on a configurable interval, when a unique alarmable error message is generated as defined in RR3-141.1, RR3-141.3, or RR3-141.4. (Previously B-169.6)

Note:  The configurable interval will be set by M&P.

RR3-142.2	Number Pooling Block Holder Information – Block Broadcast Monitoring Mechanism Completion

NPAC SMS shall provide a mechanism to stop the recurring page to NPAC Personnel, whenever the Block’s status is set to Active AND the Block Failed SP List is empty, or, the Block’s status is set to Old AND the Block Failed SP List is empty. (Previously B-169.7)

RR3-143	Number Pool Block Holder Information – Filters for Blocks

NPAC SMS shall apply NPA-NXX Filters to Block broadcasts to the Local SMS(s). (Previously B-560)

3.13.3	Block Holder, Addition

RR3-144	Addition of Number Pooling Block Holder Information

NPAC SMS shall allow NPAC personnel, Service Provider via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, to request the creation of a Number Pooling Block. (Previously B-170)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-122	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-145	Addition of Number Pool Block Holder Information – Rejected from LSMS

NPAC SMS shall reject a request to create a Block by a Service Provider via the NPAC SMS to Local SMS Interface, and will return an error message to the LSMS. (Previously B-175)

RR3-146	Addition of Number Pooling Block Holder Information – Required Data

NPAC SMS shall require NPAC personnel or Service Provider via the SOA to NPAC SMS Interface to specify the Block Holder SPID, the NPA-NXX-X, and the initial routing information, as defined in the Number Pooling Block Holder Information. (Previously B-180)

RR3-147	Addition of Number Pooling Block Holder Information – Check for pending-like SVs for NPAC Personnel

NPAC SMS shall reject the request and issue a unique alarmable error message to the NPAC personnel at the time of Block Creation for an NPAC initiated request, from the NPAC Administrative Interface, if there are any TNs within the 1K Block, that contain an SV, with a status of pending/conflict/cancel-pending/failed, and where a currently active SV does NOT exist, for the given TN in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value. (Previously B-190)

RR3-148	Addition of Number Pooling Block Holder Information – Error Message to SOA for pending-like SVs

NPAC SMS shall reject the request and issue an error message to the SOA at the time of Block Creation from the SOA via the SOA to NPAC SMS Interface, if there are any TNs within the 1K Block, that contain an SV, for a given TN in the 1K Block, with a status of pending/conflict/cancel-pending/failed, and where a currently active SV does NOT exist, for the given TN in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value. (Previously B-210)

RR3-149	Addition of Number Pooling Block Holder Information – Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, is valid according to the formats specified in the Subscription Version Data Model upon Block creation for a Number Pool: (Previously B-250, reference NANC 399)

NPA-NXX-X Holder SPID

NPA-NXX-X

LRN (pseudo-LRN value of 000-000-0000)

Class DPC

Class SSN

LIDB DPC

LIDB SSN

CNAM DPC

CNAM SSN

ISVM DPC

ISVM SSN

WSMSC DPC (if supported by the Block Holder SOA)

WSMSC SSN (if supported by the Block Holder SOA)

Number Pool Block SV Type (if supported by the Block Holder SOA)

Alternative SPID (if supported by the Block Holder SOA)

Last Alternative SPID (if supported by the Block Holder SOA)

Alt-End User Location Value (if supported by the Block Holder SOA)

Alt-End User Location Type (if supported by the Block Holder SOA)

Alt-Billing ID (if supported by the Block Holder SOA)

Voice URI (if supported by the Block Holder SOA)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-123	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

MMS URI (if supported by the Block Holder SOA)

SMS URI (if supported by the Block Holder SOA)

RR3-698	Addition of Number Pooling Block Holder Information –DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC-SSN source data, when Creating Number Pool Blocks via the SOA Low-Tech Interface or NPAC Administrative Interface: (previously NANC 427, Req 6.4)

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN

RR3-699	Addition of Number Pooling Block Holder Information – Validation of DPC-SSNs for Number Pool Block Creates

NPAC shall reject New Service Provider Number Pool Block Create requests from the SOA Low-Tech Interface or NPAC Administrative Interface if a DPC-SSN is specified and a valid DPC-SSN reference does not exist in the Service Provider DPC source data. (previously NANC 427, Req 6.5)

RR3-150	Addition of Number Pooling Block Holder Information – Broadcast of Block Data

NPAC SMS shall, upon successfully creating a Block, set the Block’s status to sending, and broadcast an addition of a Block, to Local SMSs, via the NPAC SMS to Local SMS Interface. (Previously B-260)

RR3-151	Addition of Number Pooling Block Holder Information – Activation Broadcast Complete Timestamp Update

NPAC SMS shall update the Activation Broadcast Complete Timestamp of the Block upon completion of the broadcast, and the FIRST successful response, for a Local SMS. (Previously B-265)

RR3-152	Addition of Number Pooling Block Holder Information – Status Update

NPAC SMS shall update the status of the Block upon completion of the Activation broadcast, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-137.1 and RR3-137.2. (Previously B-270)

RR3-153	Addition of Number Pooling Block Holder Information – Failed SP List Update

NPAC SMS shall update the Block Failed SP List upon completion of the Activation broadcast, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-138.1, and RR3-138.2. (Previously B-275)

RR3-496	Activate Number Pool Block - Send Number Pool Block SV Type Data to Local SMSs

NPAC SMS shall, for a Service Provider that supports SV Type data, send the Number Pool Block SV Type attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 399, Req 15)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-124	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-497	Activate Number Pool Block - Send Alternative SPID to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alternative SPID, send the Alternative SPID attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 399, Req 16)

RR3-543	Activate Number Pool Block - Send Last Alternative SPID to Local SMSs

NPAC SMS shall, for a Service Provider that supports Last Alternative SPID, send the Last Alternative SPID attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 438, Req 8)

RR3-544	Activate Number Pool Block - Send Alt-End User Location Value to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alt-End User Location Value, send the Alt-End User Location Value attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 436, Req 7)

RR3-545	Activate Number Pool Block - Send Alt-End User Location Type to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alt-End User Location Type , send the Alt-End User Location Type attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 436, Req 7.1)

RR3-546	Activate Number Pool Block - Send Alt-Billing ID to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alt- Billing ID, send the Alt- Billing ID attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 436, Req 7.2)

RR3-547	Activate Number Pool Block - Send Voice URI to Local SMSs

NPAC SMS shall, for a Service Provider that supports Voice URI, send the Voice URI attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 429, Req 8)

RR3-548	Activate Number Pool Block - Send MMS URI to Local SMSs

NPAC SMS shall, for a Service Provider that supports MMS URI, send the MMS URI attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 430, Req 8)

RR3-549	Activate Number Pool Block - Send SMS URI to Local SMSs

NPAC SMS shall, for a Service Provider that supports SMS URI, send the SMS URI attribute for an activated Number Pool Block via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 435, Req 8)

RR3-755	Activate Number Pool Block – Send Notification of Activation of Pseudo-LRN Record

NPAC SMS shall send a notification to the current Service Provider when a Number Pool Block is set to active/partial failure/failed upon activation of a Number Pool Block of a pseudo-LRN record only if the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE, the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE, and the SOA Origination Flag is set to TRUE. (previously NANC 442, Req 10)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-125	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

3.13.4	Block Holder, Modification

RR3-154	Block’s SOA Origination Indicator – NPAC Personnel OpGUI

NPAC SMS shall allow NPAC Personnel to modify the SOA Origination Indicator on the NPAC Block record, via the NPAC Administrative Interface. (Previously B-315)

RR3-155	Block’s SOA Origination Indicator – Suppress Broadcast

NPAC SMS shall suppress the broadcast to a Local SMS, of a modification to a Block’s SOA Origination Indicator. (Previously B-317)

RR3-156	Block’s SOA Origination Indicator – Suppress Creation When False

NPAC SMS shall suppress the creation of a Block modification notification, when the Block’s SOA Origination Indicator is modified to FALSE. (Previously B-318)

RR3-157	Modification of Number Pooling Block Holder Information – Routing Data

NPAC SMS shall allow NPAC personnel, Service Provider via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, to modify the block holder default routing information (LRN (excluding setting or removing pseudo-LRN), DPC(s), and SSN(s)), Number Pool Block SV Type (if supported by the Block Holder SOA), Alternative SPID (if supported by the Block Holder SOA), Last Alternative SPID (if supported by the Block Holder SOA), Alt-End User Location Value (if supported by the Block Holder SOA), Alt-End User Location Type (if supported by the Block Holder SOA), and Alt-Billing ID (if supported by the Block Holder SOA), Voice URI (if supported by the Block Holder SOA) MMS URI (if supported by the Block Holder SOA), and SMS URI (if supported by the Block Holder SOA) for a 1K Block as stored in the NPAC SMS. (Previously B-320, reference NANC 399)

RR3-158	Modification of Number Pool Block Holder Information – Rejected from LSMS

NPAC SMS shall reject a request to modify a Block by a Service Provider via the NPAC SMS to Local SMS Interface, and will return an error message to the LSMS. (Previously B-325)

RR3-159	Modification of Number Pooling Block Holder Information – SPID Validation

NPAC SMS shall allow a Service Provider via the SOA to NPAC SMS Interface or Service Provider via the NPAC SOA Low-tech Interface, to modify Block data for Blocks where the Block Holder SPID matches the Service Provider making the request. (Previously B-330)

RR3-160	Modification of Number Pooling Block Holder Information – Selection Criteria

NPAC SMS shall allow a Service Provider via the SOA to NPAC SMS Interface, to modify Block data by specifying either Block ID, or NPA-NXX-X value and status, in the request. (Previously B-332)

RR3-161	Modification of Number Pooling Block Holder Information – Current status and Failed SP List

NPAC SMS shall reject and issue an error message to NPAC personnel, Service Provider via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, when modifying block holder data, for a 1K Block as stored in the NPAC SMS, and the Block’s current status is not active, or the Block has at least one Service Provider in the Failed SP List. (Previously B-335)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-126	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-700	Modify Number Pool Block – DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC-SSN source data, when Modifying Number Pool Blocks via the SOA Low-Tech Interface or NPAC Administrative Interface: (previously NANC 427, Req 6.6)

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN

RR3-701	Modify Number Pool Block – Validation of DPC-SSNs for Number Pool Block Modifies

NPAC shall reject New Service Provider Number Pool Block Modify requests from the SOA Low-Tech Interface or NPAC Administrative Interface if a DPC-SSN is specified and a valid DPC-SSN reference does not exist in the Service Provider DPC source data. (previously NANC 427, Req 6.7)

RR3-756	Number Pool Block Holder Information – Service Provider Tunable Value of TRUE for Pseudo-LRN Request

NPAC SMS shall accept a block modify request for a pseudo-LRN record from a Service Provider SOA only when the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE. (previously NANC 442, Req 73)

RR3-162	Modification of Number Pooling Block Holder Information – Sending Status Update

NPAC SMS shall, upon processing a valid request to modify a Block, update the status of the Block, at the start of the broadcast of a Block modification to the Local SMSs, from an active status to a sending status. (Previously B-340)

RR3-163	Modification of Number Pooling Block Holder Information – Broadcast of Block Data

NPAC SMS shall, upon successfully modifying a Block and setting the Block’s status to sending, broadcast a modification of a Block to Local SMSs, via the NPAC SMS to Local SMS Interface. (Previously B-350)

RR3-164	Modification of Number Pooling Block Holder Information – Modify Broadcast Complete Timestamp Update

NPAC SMS shall update the Modify Broadcast Complete Timestamp of the Block upon completion of the broadcast, and the FIRST successful response, for a Local SMS. (Previously B-355)

RR3-165	Modification of Number Pooling Block Holder Information –Status Update

NPAC SMS shall update the status of the Block upon completion of the Modification broadcast, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-137.1 and RR3-137.3. (Previously B-360)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-127	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-166	Modification of Number Pooling Block Holder Information – Failed SP List Update

NPAC SMS shall update the Block Failed SP List upon completion of the broadcast, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-138.1, and 3-138.2. (Previously B-370)

RR3-167	Modification of Number Pooling Block Holder Information – Creation of Old Block

DELETED

RR3-168	Modification of Number Pooling Block Holder Information – Old Block No Broadcast

DELETED

RR3-757	Modify Number Pool Block – Send Notification of Modification of Pseudo-LRN Record

NPAC SMS shall send a notification to the current Service Provider when a Number Pool Block is set to active upon modification of a Number Pool Block of a pseudo-LRN record only if the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE, and the SOA Origination Flag is set to TRUE. (previously NANC 442, Req 74)

3.13.5	Block Holder, Deletion

RR3-169	Deletion of Number Pool Block Holder Information – NPAC

NPAC SMS shall not allow NPAC Personnel to request a delete of a Block in the NPAC SMS.

Note:  This is initiated at the NPA-NXX-X level, and is part of a multi-step “cascading delete” process. (Previously B-400)

RR3-170	Deletion of Number Pool Block Holder Information – SOA

NPAC SMS shall reject a request to delete a Block by a Service Provider via the SOA to NPAC SMS interface, and will return an error message to the SOA. (Previously B-410)

RR3-171	Deletion of Number Pool Block Holder Information – Rejected from LSMS

NPAC SMS shall reject a request to delete a Block by a Service Provider via the NPAC SMS to Local SMS Interface, and will return an error message to the LSMS. (Previously B-412)

RR3-172	Deletion of Number Pool Block Holder Information – LTI

NPAC SMS shall not allow Service Provider Personnel to request a delete of a Block in the NPAC SMS via the NPAC SOA Low-tech Interface. (Previously B-415)

RR3-173	Deletion of Number Pooling NPA-NXX-X Holder Information – Sending Status Update to Block

NPAC SMS shall, upon processing a valid request to delete an NPA-NXX-X, update the status of the Block at the start of the broadcast to the Local SMSs, from an active status to a sending status. (Previously B-430)

RR3-174	Deletion of Number Pool NPA-NXX-X Holder Information – Broadcast of Block Data

NPAC SMS shall, upon setting the Block’s status to sending, broadcast a delete of a Block, to LSMSs, via the NPAC SMS to Local SMS Interface. (Previously B-440)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-128	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-175	Deletion of Number Pooling Block Holder Information – Disconnect Complete Timestamp Update

NPAC SMS shall update the Disconnect Complete Timestamp of the Block upon completion of the broadcast, and the FIRST successful response, for a Local SMS. (Previously B-445)

RR3-176	Deletion of Number Pooling NPA-NXX-X Holder Information – Status Update to Block

NPAC SMS shall update the status of the Block upon completion of the Deletion broadcast, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-137.1 and RR3-137.4. (Previously B-450)

RR3-177	Deletion of Number Pooling NPA-NXX-X Holder Information – Failed SP List Update

NPAC SMS shall update the Block Failed SP List upon completion of the broadcast, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-138.1, and RR3-138.2. (Previously B-480)

RR3-178	Deletion of Number Pooling NPA-NXX-X Holder Information – Creation of Old Block

DELETED

RR3-179	Deletion of Number Pooling NPA-NXX-X Holder Information – Old Block No Broadcast

DELETED

RR3-758	Deletion of Number Pool Block Holder Information – Send Notification of Disconnect of Pseudo-LRN Record

NPAC SMS shall send a notification to the current Service Provider when a Number Pool Block is set to old upon deletion of a Number Pool Block of a pseudo-LRN record only if the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE and the SOA Origination Flag is set to TRUE. (previously NANC 442, Req 12)

3.13.6	Block Holder, Query

RR3-180	Query of Number Pool Block Holder Information – NPAC Personnel

NPAC SMS shall allow NPAC Personnel to query the block holder information for all data as listed in the Block Holder Information Data Model, for a 1K Block as stored in the NPAC SMS. (Previously B-555)

RR3-181	Query of Number Pool Block Holder Information – Service Provider Personnel

NPAC SMS shall allow a Service Provider SOA via the SOA to NPAC SMS Interface, Service Provider Local SMS via the NPAC SMS to Local SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, to query Block Holder Information. (Previously B-556)

RR3-182	Query of Number Pool Filtered Block Holder Information – Query Block

NPAC SMS shall return, to the NPAC Personnel or requesting Service Provider, all Block data supported by the requestor that match the query selection criteria. (Previously B-557)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-129	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-759	Query of Number Pool Block Holder Information for Pseudo-LRN – Service Provider Personnel – SOA Interface

NPAC SMS shall allow a Service Provider SOA via the SOA to NPAC SMS Interface, to query Block Holder Information for a pseudo-LRN record, if the value in the requesting Service Provider’s SOA Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 14)

RR3-760	Query of Number Pool Block Holder Information for Pseudo-LRN – Service Provider Personnel – LSMS Interface

NPAC SMS shall allow a Service Provider Local SMS via the NPAC SMS to Local SMS Interface, to query Block Holder Information for a pseudo-LRN record, if the value in the requesting Service Provider’s LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 52)

RR3-761	Query of Number Pool Block Holder Information for Pseudo-LRN – Service Provider Personnel – LTI

NPAC SMS shall allow a Service Provider via the NPAC SOA Low-tech Interface, to query Block Holder Information for a pseudo-LRN record, if the Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator is TRUE. (previously NANC 442, Req 15)

3.13.7	Block Holder, Default Routing Restoration

RR3-183	Number Pool Block Holder Information Use of Number Pool Default Routing Information – Existing Block

The NPAC SMS shall use the default routing restoration information in the Number Pooling Block Holder Information as the block holder default routing, when a ported pooled number is disconnected or port to original port is activated, and returns the TN(s) to the block, once the Block exists, except for Old with or without a Failed SP List. (Previously B-570)

RR3-184	Number Pool Block Holder Information Use of Number Pool Notification of TN Re-assignment – During De-Pooling

The NPAC SMS shall send a notification to the Code Holder, and suppress the notification to the Block Holder, when a ported pooled number is disconnected, for TN(s) in the block, when the Block is being de-pooled, and the most recent block contains a status of Old, with a Failed SP List. (Previously B-571)

Note:  The notifications characteristics for a disconnect of a ported pooled number, during de-pooling of a Block, with a Block that contains a status of Old with a Failed SP List, is additional functionality that defines Code Holder responsibility and notification messages. In essence, even though the de-pooled Block (i.e., contains a status of Old with a Failed SP List) is post-effective date, it has the behavior of a Block that has NOT been pooled and is in a pre-effective date stage. Also, the customer disconnect date notification is going to the Code Holder, but the TN cannot be re-assigned in their inventory.

3.13.8	Block Holder, Re-Send

RR3-185	Re-Send of Number Pool Block Holder Information – Filters for Blocks

NPAC SMS shall apply NPA-NXX Filters to Block re-sends to the Local SMS(s). (Previously B-574)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-130	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-186.1	Re-Send of Number Pooling Block Holder Information – NPAC Personnel OpGUI Single Block

NPAC SMS shall allow NPAC Personnel to re-send Block Information, one Block at a time, via the NPAC Administrative Interface. (B-575.1)

RR3-186.2	Re-Send of Number Pooling Block Holder Information – NPAC Personnel OpGUI One or All Service Providers

NPAC SMS shall allow NPAC Personnel to re-send Block Information, to a single Service Provider or all Service Providers in the Block Failed SP List, via the NPAC Administrative Interface. (Previously B-575.2)

RR3-187	Re-Send of Number Pooling Block Holder Information – Use of EDR Indicator for Re-Send data

DELETED

RR3-188	Re-Send of Number Pooling Block Holder Information – Re-Send to Local SMS

NPAC SMS shall re-send Block Information to a Local SMS, by re-sending the previously failed Block Object, via the NPAC SMS to Local SMS Interface. (Previously B-577)

RR3-189	Re-Send of Number Pooling Block Holder Information – Re-Send to non-EDR Local SMS

DELETED

RR3-190	Re-Send of Number Pooling Block Holder Information – Failed Block Status Set to Sending

NPAC SMS shall update the status of the failed Block, specified in the re-send request, at the start of the re-send to the Local SMSs, from a failed status to a sending status. (Previously B-580)

RR3-191	Re-Send of Number Pooling Block Holder Information – Partial Failure Block Status Set to Sending

NPAC SMS shall update the status of the partial failure Block, specified in the re-send request, at the start of the re-send to the Local SMSs, from a partial failure status to a sending status. (Previously B-590)

RR3-192	Re-Send of Number Pooling Block Holder Information – Sending Status Update to Active Block

NPAC SMS shall update the status of the active Block, with a Failed SP List, specified in the re-send request, at the start of the re-send to the Local SMSs, from an active status to a sending status. (Previously B-600)

RR3-193	Re-Send of Number Pooling Block Holder Information – Sending Status Update to Old Block

NPAC SMS shall update the status of the old Block, with a Failed SP List, specified in the re-send request, at the start of the re-send to the Local SMSs, from an old status to a sending status. (Previously B-610)

RR3-194	Re-Send of Number Pool Block Holder Information – Broadcast of Block Data

NPAC SMS shall, upon setting the Block’s status to sending, broadcast a re-send of a Block, to LSMSs, via the NPAC SMS to Local SMS Interface. (Previously B-620)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-131	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-195	Re-Send of Number Pooling Block Holder Information – Update to Failed SP List

NPAC SMS shall update the Block Failed SP List of the Block and the Subscription Version Failed SP List of each Subscription Version with LNP Type of POOL, by removing the previously failed Local SMS, upon a successful re-send to a previously failed Local SMS. (Previously B-630)

RR3-196	Re-Send of Number Pooling Block Holder Information –Status Update to Block after Re-Send

NPAC SMS shall update the status of the Block, specified in the re-send request for a Block Creation, Modification, or Deletion, at the completion of the re-send to the Local SMS, and a response from the Local SMS or if retries have been exhausted, from a sending status, as defined in RR3-137.1, RR3-137.2, RR3-137.3, and RR3-137.4. (Previously B-635)

RR3-197	Re-Send of Number Pooling Block Holder Information – Failed SP List Update

NPAC SMS shall update the Block Failed SP List, specified in the re-send request for a Block Creation, Modification, or Deletion, at the completion of the re-send to the Local SMS, and a response from the Local SMS or if retries have been exhausted, as defined in RR3-138.1, and RR3-138.2. (Previously B-636)

RR3-472	Number Pool Block Failed SP List – Exclusion of a Service Provider from Resend

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to request that a Service Provider be excluded from the Number Pool Block Failed SP List and associated Subscription Version Failed SP List when resending a number pool block, and not broadcast to the Service Provider that is excluded. (previously NANC 300, Req 1)

RR3-473	Number Pool Block Failed SP List – Logging of an Excluded Service Provider

NPAC SMS shall log the following information when a Service Provider is excluded from the Failed SP List based on a request by NPAC Personnel via the NPAC Administrative Interface: date, time, excluded SPID, Blockholder SPID, NPA-NXX-X, Number Pool Block ID. (previously NANC 300, Req 2)

3.14 Linked Action Replies

The following section defines tunable parameters that enable Linked Action Replies to be sent to Service Provider systems that support this functionality, during recovery. The actual Linked Reply functionality is discussed specifically within the Recovery section of this document.

RR3-336	NPAC Customer SOA Linked Replies Indicator

NPAC SMS shall provide a mechanism to indicate whether a Service Provider supports receiving Service Provider, Network and Notification Recovery Responses as Linked Replies to their SOA, via the SOA to NPAC SMS Interface. (previously NANC 187 Req 1)

RR3-337	NPAC Customer SOA Linked Replies Indicator – Default

NPAC SMS shall default the SOA Linked Replies Indicator to FALSE. (previously NANC 187 Req 2)

RR3-338	NPAC Customer SOA Linked Replies Indicator – Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the SOA Linked Replies Indicator on the NPAC Customer record. (previously NANC 187 Req 3)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-132	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-339	NPAC Customer Local SMS Linked Replies Indicator

NPAC SMS shall provide a mechanism to indicate whether a Service Provider supports receiving Service Provider, Network, Subscription, and Notification Recovery Responses as Linked Replies to their Local SMS, via the NPAC SMS to Local SMS Interface. (previously NANC 187 Req 6)

RR3-340	NPAC Customer Local SMS Linked Replies Indicator – Default

NPAC SMS shall default the Local SMS Linked Replies Indicator to FALSE. (previously NANC 187 Req 7)

RR3-341	NPAC Customer Local SMS Linked Replies Indicator – Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Local SMS Linked Replies Indicator on the NPAC Customer record. (previously NANC 187 Req 8)

RR3-342	Service Provider and Network Data Linked Replies Blocking Factor – Tunable Parameter

NPAC SMS shall provide a Service Provider and Network Data Linked Replies Blocking Factor tunable parameter which is defined as the number of objects in a single linked reply sent in response to a service provider or network data recovery request sent by a SOA/LSMS, when the SOA/LSMS supports Linked Replies. (previously NANC 187 Req 12)

RR3-343	Service Provider and Network Data Linked Replies Blocking Factor – Tunable Parameter Default

NPAC SMS shall default the Service Provider and Network Data Linked Replies Blocking Factor tunable parameter to fifty (50) objects. (previously NANC 187 Req 13)

RR3-344	Service Provider and Network Data Linked Replies Blocking Factor – Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider and Network Data Linked Replies Blocking Factor tunable parameter. (previously NANC 187 Req 14)

RR3-345	Subscription Data Linked Replies Blocking Factor – Tunable Parameter

NPAC SMS shall provide a Subscription Data Linked Replies Blocking Factor tunable parameter which is defined as the number of objects in a single linked reply sent in response to a subscription data recovery request sent by a LSMS, when the LSMS supports Linked Replies. (previously NANC 187 Req 17)

RR3-346	Subscription Data Linked Replies Blocking Factor – Tunable Parameter Default

NPAC SMS shall default the Subscription Data Linked Replies Blocking Factor tunable parameter to fifty (50) objects. (previously NANC 187 Req 18)

RR3-347	Subscription Data Linked Replies Blocking Factor – Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Subscription Data Linked Replies Blocking Factor tunable parameter. (previously NANC 187 Req 19)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-133	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-348	Notification Data Linked Replies Blocking Factor – Tunable Parameter

NPAC SMS shall provide a Notification Data Linked Replies Blocking Factor tunable parameter which is defined as the number of notifications in a single linked reply sent in response to a notification data recovery request sent by a SOA/LSMS, when the SOA/LSMS supports Linked Replies. (previously NANC 187 Req 21)

RR3-349	Notification Data Linked Replies Blocking Factor – Tunable Parameter Default

NPAC SMS shall default the Notification Data Linked Replies Blocking Factor tunable parameter to fifty (50) notifications. (previously NANC 187 Req 22)

RR3-350	Notification Data Linked Replies Blocking Factor – Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Notification Data Linked Replies Blocking Factor tunable parameter. (previously NANC 187 Req 23)

RR3-430	Number Pool Block Data Linked Replies Blocking Factor - Tunable Parameter

NPAC SMS shall provide a Number Pool Block Data Linked Replies Blocking Factor tunable parameter which is defined as the number of objects in a single linked reply sent in response to a number pool block data recovery request sent by a LSMS, when the LSMS supports Linked Replies. (Previously related to NANC 187)

RR3-431	Number Pool Block Data Linked Replies Blocking Factor - Tunable Parameter Default

NPAC SMS shall default the Number Pool Block Data Linked Replies Blocking Factor tunable parameter to fifty (50) objects. (Previously related to NANC 187)

RR3-432	Number Pool Block Data Linked Replies Blocking Factor - Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Number Pool Block Data Linked Replies Blocking Factor tunable parameter. (Previously related to NANC 187).

RR3-351	Service Provider and Network Data Maximum Linked Recovered Objects – Tunable Parameter

NPAC SMS shall provide a Service Provider and Network Data Maximum Linked Recovered Objects tunable parameter which is defined as the maximum number of objects sent in response to service provider or network data recovery request sent by a SOA/LSMS, when the SOA/LSMS supports Linked Replies. (previously NANC 187 Req 26)

RR3-352	Service Provider and Network Data Maximum Linked Recovered Objects – Tunable Parameter Default

NPAC SMS shall default the Service Provider and Network Data Maximum Linked Recovered Objects tunable parameter to ten thousand (10,000) objects. (previously NANC 187 Req 27)

RR3-353	Service Provider and Network Data Maximum Linked Recovered Objects – Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider and Network Data Maximum Linked Recovered Objects tunable parameter. (previously NANC 187 Req 28)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-134	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-354	Subscription Data Maximum Linked Recovered Objects – Tunable Parameter

NPAC SMS shall provide a Subscription Data Maximum Linked Recovered Objects tunable parameter which is defined as the maximum number of objects sent in response to a subscription data recovery request sent by an LSMS, when the LSMS supports Linked Replies. (previously NANC 187 Req 31)

RR3-355	Subscription Data Maximum Linked Recovered Objects – Tunable Parameter Default

NPAC SMS shall default the Subscription Data Maximum Linked Recovered Objects tunable parameter to ten thousand (10,000) objects. (previously NANC 187 Req 32)

RR3-356	Subscription Data Maximum Linked Recovered Objects – Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Subscription Data Maximum Linked Recovered Objects tunable parameter. (previously NANC 187 Req 33)

RR3-357	Notification Data Maximum Linked Recovered Notifications – Tunable Parameter

NPAC SMS shall provide a Notification Data Maximum Linked Recovered Notifications tunable parameter which is defined as the maximum number of notifications sent in response to a notification data recovery request sent by a SOA/LSMS, when the SOA/LSMS supports Linked Replies. (previously NANC 187 Req 35)

RR3-358	Notification Data Maximum Linked Recovered Notifications – Tunable Parameter Default

NPAC SMS shall default the Notification Data Maximum Linked Recovered Notifications tunable parameter to two thousand (2,000) notifications. (previously NANC 187 Req 36)

RR3-359	Notification Data Maximum Linked Recovered Notifications – Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Notification Data Maximum Linked Recovered Notifications tunable parameter. (previously NANC 187 Req 37)

RR3-433	Number Pool Block Data Maximum Linked Recovered Objects - Tunable Parameter

NPAC SMS shall provide a Number Pool Block Data Maximum Linked Recovered Objects tunable parameter which is defined as the maximum number of objects sent in response to a number pool block recovery request sent by an LSMS, when the LSMS supports Linked Replies. (Previously related to NANC 187)

RR3-434	Number Pool Block Data Maximum Linked Recovered Objects - Tunable Parameter Default

NPAC SMS shall default the Number Pool Block Data Maximum Linked Recovered Objects tunable parameter to ten thousand (10,000) objects. (Previously related to NANC 187).

RR3-435	Number Pool Block Data Maximum Linked Recovered Objects - Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Number Pool Block Data Maximum Linked Recovered Objects tunable parameter. (Previously related to NANC 187)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-135	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

3.15 GTT Validation Processing by the NPAC SMS

This section describes how the NPAC SMS performs a variety of GTT validation for Subscription Versions and Number Pool Blocks in an effort to support SS7 signaling guidelines for Local Number Portability. Some GTT validation occurs based on regional tunables that reflect inter-Service Provider service level agreements, while other validations occur globally regardless of any tunable setting.

3.15.1	Sub System Number (SSN) Edit Flag Indicator

The following section defines tunable parameters that allow the NPAC SMS to impose edits and prevent Subscription Version and Number Pool Block processing that contain GTT data that cannot be processed by certain Service Providers based on regional agreements. These indicators are set and applied regionally. This section also identifies how the NPAC SMS applies GTT validation to Subscription Version and Number Pool Block processing based on the indicator settings.

RR3-360	DPC/SSN Edits – CLASS SSN Edit Flag Indicator

NPAC SMS shall provide a CLASS SSN Edit Flag Indicator, which is defined as an indicator on whether or not CLASS DPC/SSN consistency edits will be enforced by the NPAC SMS, upon Subscription Version or Number Pool Block Creation, Modification, or mass update. (previously NANC 291 Req 1)

RR3-361	DPC/SSN Edits – LIDB SSN Edit Flag Indicator

NPAC SMS shall provide a LIDB SSN Edit Flag Indicator, which is defined as an indicator on whether or not LIDB DPC/SSN consistency edits will be enforced by the NPAC SMS, upon Subscription Version or Number Pool Block Creation, Modification, or mass update. (previously NANC 291 Req 2)

RR3-362	DPC/SSN Edits – CNAM SSN Edit Flag Indicator

NPAC SMS shall provide a CNAM SSN Edit Flag Indicator, which is defined as an indicator on whether or not CNAM DPC/SSN consistency edits will be enforced by the NPAC SMS, upon Subscription Version or Number Pool Block Creation, Modification, or mass update. (previously NANC 291 Req 3)

RR3-363	DPC/SSN Edits – ISVM SSN Edit Flag Indicator

NPAC SMS shall provide a ISVM SSN Edit Flag Indicator, which is defined as an indicator on whether or not ISVM DPC/SSN consistency edits will be enforced by the NPAC SMS, upon Subscription Version or Number Pool Block Creation, Modification, or mass update. (previously NANC 291 Req 4)

RR3-364	DPC/SSN Edits – WSMSC SSN Edit Flag Indicator

NPAC SMS shall provide a WSMSC SSN Edit Flag Indicator, which is defined as an indicator on whether or not WSMSC DPC/SSN consistency edits will be enforced by the NPAC SMS, upon Subscription Version or Number Pool Block Creation, Modification, or mass update. (previously NANC 291 Req 5)

RR3-365	DPC/SSN Edits – CLASS SSN Edit Flag Indicator – OpGUI Modification

NPAC SMS shall allow the NPAC Personnel, via the NPAC Administrative Interface, to modify the CLASS SSN Edit Flag Indicator. (previously NANC 291 Req 11)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-136	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-366	DPC/SSN Edits – LIDB SSN Edit Flag Indicator – OpGUI Modification

NPAC SMS shall allow the NPAC Personnel, via the NPAC Administrative Interface, to modify the LIDB SSN Edit Flag Indicator. (previously NANC 291 Req 12)

RR3-367	DPC/SSN Edits – CNAM SSN Edit Flag Indicator – OpGUI Modification

NPAC SMS shall allow the NPAC Personnel, via the NPAC Administrative Interface, to modify the CNAM SSN Edit Flag Indicator. (previously NANC 291 Req 13)

RR3-368	DPC/SSN Edits – ISVM SSN Edit Flag Indicator – OpGUI Modification

NPAC SMS shall allow the NPAC Personnel, via the NPAC Administrative Interface, to modify the ISVM SSN Edit Flag Indicator. (previously NANC 291 Req 14)

RR3-369	DPC/SSN Edits – WSMSC SSN Edit Flag Indicator – OpGUI Modification

NPAC SMS shall allow the NPAC Personnel, via the NPAC Administrative Interface, to modify the WSMSC SSN Edit Flag Indicator. (previously NANC 291 Req 15)

RR3-370	DPC/SSN Edits – CLASS SSN Edit Flag Indicator Default

NPAC SMS shall default the CLASS SSN Edit Flag Indicator to TRUE. (previously NANC 291 Req 16)

RR3-371	DPC/SSN Edits – LIDB SSN Edit Flag Indicator Default

NPAC SMS shall default the LIDB SSN Edit Flag Indicator to TRUE. (previously NANC 291 Req 17)

RR3-372	DPC/SSN Edits – CNAM SSN Edit Flag Indicator Default

NPAC SMS shall default the CNAM SSN Edit Flag Indicator to TRUE. (previously NANC 291 Req 18)

RR3-373	DPC/SSN Edits – ISVM SSN Edit Flag Indicator Default

NPAC SMS shall default the ISVM SSN Edit Flag Indicator to TRUE. (previously NANC 291 Req 19)

RR3-374	DPC/SSN Edits – WSMSC SSN Edit Flag Indicator Default

NPAC SMS shall default the WSMSC SSN Edit Flag Indicator to TRUE. (previously NANC 291 Req 20)

RR3-375	DPC/SSN Edits – CLASS SSN Rejection for Non-Zero Value

NPAC SMS shall, based on the CLASS SSN Edit Flag Indicator for CLASS service when the value is TRUE, reject a Subscription Version or Number Pool Block Creation, Modification of any data, Activation, or mass update of any data, when the CLASS Destination Point Code (DPC) for that specific service contains a value (network 001-255, cluster 000-255, member 000-255), and the corresponding CLASS Sub-System Number (SSN) is not a zero (000) value. (previously NANC 291 Req 6)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-137	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-376	DPC/SSN Edits – LIDB SSN Rejection for Non-Zero Value

NPAC SMS shall, based on the LIDB SSN Edit Flag Indicator for LIDB service when the value is TRUE, reject a Subscription Version or Number Pool Block Creation, Modification of any data, Activation, or mass update of any data, when the LIDB Destination Point Code (DPC) for that specific service contains a value (network 001-255, cluster 000-255, member 000-255), and the corresponding LIDB Sub-System Number (SSN) is not a zero (000) value. (previously NANC 291 Req 7)

RR3-377	DPC/SSN Edits – CNAM SSN Rejection for Non-Zero Value

NPAC SMS shall, based on the CNAM SSN Edit Flag Indicator for CNAM service when the value is TRUE, reject a Subscription Version or Number Pool Block Creation, Modification of any data, Activation, or mass update of any data, when the CNAM Destination Point Code (DPC) for that specific service contains a value (network 001-255, cluster 000-255, member 000-255), and the corresponding CNAM Sub-System Number (SSN) is not a zero (000) value. (previously NANC 291 Req 8)

RR3-378	DPC/SSN Edits – ISVM SSN Rejection for Non-Zero Value

NPAC SMS shall, based on the ISVM SSN Edit Flag Indicator for ISVM service when the value is TRUE, reject a Subscription Version or Number Pool Block Creation, Modification of any data, Activation, or mass update of any data, when the ISVM Destination Point Code (DPC) for that specific service contains a value (network 001-255, cluster 000-255, member 000-255), and the corresponding ISVM Sub-System Number (SSN) is not a zero (000) value. (previously NANC 291 Req 9)

RR3-379	DPC/SSN Edits – WSMSC SSN Rejection for Non-Zero Value

NPAC SMS shall, based on the WSMSC SSN Edit Flag Indicator for WSMSC service when the value is TRUE, reject a Subscription Version or Number Pool Block Creation, Modification of any data, Activation, or mass update of any data, when the WSMSC Destination Point Code (DPC) for that specific service contains a value (network 001-255, cluster 000-255, member 000-255), and the corresponding WSMSC Sub-System Number (SSN) is not a zero (000) value. (previously NANC 291 Req 10)

3.15.2	Global GTT Validations

The following section describes how the NPAC SMS validates GTT contained within Subscription Version and Number Pooling requests. These validations occur outside of any tunable setting on the NPAC SMS.

RR3-380	Subscription Version – Verify CLASS SSN when CLASS DPC is populated

NPAC SMS shall verify the CLASS Sub-System Number (SSN) contains a value between 000-255 when the corresponding CLASS Destination Point Code (DPC) is populated with values for network value between 001-255, for cluster value between 000-255, and for member value between 000-255, from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 1)

RR3-381	Subscription Version – Verify LIDB SSN when LIDB DPC is populated

NPAC SMS shall verify the LIDB Sub-System Number (SSN) contains a value between 000-255 when the corresponding LIDB Destination Point Code (DPC) is populated with values for network value between 001-255, for cluster value between 000-255, and for member value between 000-255, from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-138	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-382	Subscription Version – Verify CNAM SSN when CNAM DPC is populated

NPAC SMS shall verify the CNAM Sub-System Number (SSN) contains a value between 000-255 when the corresponding CNAM Destination Point Code (DPC) is populated with values for network value between 001-255, for cluster value between 000-255, and for member value between 000-255, from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 3)

RR3-383	Subscription Version – Verify ISVM SSN when ISVM DPC is populated

NPAC SMS shall verify the ISVM Sub-System Number (SSN) contains a value between 000-255 when the corresponding ISVM Destination Point Code (DPC) is populated with values for network value between 001-255, for cluster value between 000-255, and for member value between 000-255, from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 4)

RR3-384	Subscription Version – Verify WSMSC SSN when WSMSC DPC is populated

NPAC SMS shall verify the WSMSC Sub-System Number (SSN) contains a value between 000-255 when the corresponding WSMSC Destination Point Code (DPC) is populated with values for network value between 001-255, for cluster value between 000-255, and for member value between 000-255, from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 5)

RR3-385	Subscription Version – Verify CLASS DPC when CLASS SSN is populated

NPAC SMS shall verify the CLASS Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding CLASS Sub-System Number (SSN) is populated with a value (000-255), from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 6)

RR3-386	Subscription Version – Verify LIDB DPC when LIDB SSN is populated

NPAC SMS shall verify the LIDB Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding LIDB Sub-System Number (SSN) is populated with a value (000-255), from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 7)

RR3-387	Subscription Version – Verify CNAM DPC when CNAM SSN is populated

NPAC SMS shall verify the CNAM Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding CNAM Sub-System Number (SSN) is populated with a value (000-255), from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 8)

RR3-388	Subscription Version – Verify ISVM DPC when ISVM SSN is populated

NPAC SMS shall verify the ISVM Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding ISVM Sub-System Number (SSN) is populated with a value (000-255), from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 9)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-139	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-389	Subscription Version – Verify WSMSC DPC when WSMSC SSN is populated

NPAC SMS shall verify the WSMSC Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding WSMSC Sub-System Number (SSN) is populated with a value (000-255), from the new Service Provider in a Subscription Version creation, modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 10)

RR3-390	Number Pool Block – Verify CLASS SSN when CLASS DPC is populated

NPAC SMS shall verify the CLASS Sub-System Number (SSN) contains a value (000-255) when the corresponding CLASS Destination Point Code (DPC) is populated with values (network 001-255, cluster 000-255, member 000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 11)

RR3-391	Number Pool Block – Verify LIDB SSN when LIDB DPC is populated

NPAC SMS shall verify the LIDB Sub-System Number (SSN) contains a value (000-255) when the corresponding LIDB Destination Point Code (DPC) is populated with values (network 001-255, cluster 000-255, member 000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 12)

RR3-392	Number Pool Block – Verify CNAM SSN when CNAM DPC is populated

NPAC SMS shall verify the CNAM Sub-System Number (SSN) contains a value (000-255) when the corresponding CNAM Destination Point Code (DPC) is populated with values (network 001-255, cluster 000-255, member 000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 13)

RR3-393	Number Pool Block – Verify ISVM SSN when ISVM DPC is populated

NPAC SMS shall verify the ISVM Sub-System Number (SSN) contains a value (000-255) when the corresponding ISVM Destination Point Code (DPC) is populated with values (network 001-255, cluster 000-255, member 000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 14)

RR3-394	Number Pool Block – Verify WSMSC SSN when WSMSC DPC is populated

NPAC SMS shall verify the WSMSC Sub-System Number (SSN) contains a value (000-255) when the corresponding WSMSC Destination Point Code (DPC) is populated with values (network 001-255, cluster 000-255, member 000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 15)

RR3-395	Number Pool Block – Verify CLASS DPC when CLASS SSN is populated

NPAC SMS shall verify the CLASS Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding CLASS Sub-System Number (SSN) is populated with a value (000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 16)

RR3-396	Number Pool Block – Verify LIDB DPC when LIDB SSN is populated

NPAC SMS shall verify the LIDB Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding LIDB Sub-System Number (SSN) is populated with a value (000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 17)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-140	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-397	Number Pool Block – Verify CNAM DPC when CNAM SSN is populated

NPAC SMS shall verify the CNAM Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding CNAM Sub-System Number (SSN) is populated with a value (000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 18)

RR3-398	Number Pool Block – Verify ISVM DPC when ISVM SSN is populated

NPAC SMS shall verify the ISVM Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding ISVM Sub-System Number (SSN) is populated with a value (000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 19)

RR3-399	Number Pool Block – Verify WSMSC DPC when WSMSC SSN is populated

NPAC SMS shall verify the WSMSC Destination Point Code (DPC) contains values (network 001-255, cluster 000-255, member 000-255) when the corresponding WSMSC Sub-System Number (SSN) is populated with a value (000-255), from the Block Holder Service Provider in a Block creation, modification, or mass update for Number Pooling. (previously NANC 191 Req 20)

RR3-400	DPC/SSN Edits – CLASS validation failure

NPAC SMS shall send back an error to the requesting Service Provider if a Subscription Version or Number Pool Block DPC/SSN consistency check for CLASS fails validation. (previously NANC 191 Req 21)

RR3-401	DPC/SSN Edits – LIDB validation failure

NPAC SMS shall send back an error to the requesting Service Provider if a Subscription Version or Number Pool Block DPC/SSN consistency check for LIDB fails validation. (previously NANC 191 Req 22)

RR3-402	DPC/SSN Edits – CNAM validation failure

NPAC SMS shall send back an error to the requesting Service Provider if a Subscription Version or Number Pool Block DPC/SSN consistency check for CNAM fails validation. (previously NANC 191 Req 23)

RR3-403	DPC/SSN Edits – ISVM validation failure

NPAC SMS shall send back an error to the requesting Service Provider if a Subscription Version or Number Pool Block DPC/SSN consistency check for ISVM fails validation. (previously NANC 191 Req 24)

RR3-404	DPC/SSN Edits – WSMSC validation failure

NPAC SMS shall send back an error to the requesting Service Provider if a Subscription Version or Number Pool Block DPC/SSN consistency check for WSMSC fails validation. (previously NANC 191 Req 25)

RR3-405	DPC/SSN Edits – CLASS DPC and SSN Required Data for Modification

NPAC SMS shall require values from the requesting Service Provider for both CLASS DPC and CLASS SSN to be sent to the NPAC SMS when modifying CLASS service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 26)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	3-141	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

NPAC Data Administration

RR3-406	DPC/SSN Edits – LIDB DPC and SSN Required Data for Modification

NPAC SMS shall require values from the requesting Service Provider for both LIDB DPC and LIDB SSN to be sent to the NPAC SMS when modifying LIDB service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 27)

RR3-407	DPC/SSN Edits – CNAM DPC and SSN Required Data for Modification

NPAC SMS shall require values from the requesting Service Provider for both CNAM DPC and CNAM SSN to be sent to the NPAC SMS when modifying CNAM service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 28)

RR3-408	DPC/SSN Edits – ISVM DPC and SSN Required Data for Modification

NPAC SMS shall require values from the requesting Service Provider for both ISVM DPC and ISVM SSN to be sent to the NPAC SMS when modifying ISVM service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 29)

RR3-409	DPC/SSN Edits – WSMSC DPC and SSN Required Data for Modification

NPAC SMS shall require values from the requesting Service Provider for both WSMSC DPC and WSMSC SSN to be sent to the NPAC SMS when modifying WSMSC service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 30)

RR3-410	DPC/SSN Edits – CLASS DPC and SSN Required Data for Mass Update

NPAC SMS shall require values from the NPAC Personnel for the requesting Service Provider for both CLASS DPC and CLASS SSN to be provided when mass updating CLASS service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 31)

RR3-411	DPC/SSN Edits – LIDB DPC and SSN Required Data for Mass Update

NPAC SMS shall require values from the NPAC Personnel for the requesting Service Provider for both LIDB DPC and LIDB SSN to be provided when mass updating LIDB service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 32)

RR3-412	DPC/SSN Edits – CNAM DPC and SSN Required Data for Mass Update

NPAC SMS shall require values from the NPAC Personnel for the requesting Service Provider for both CNAM DPC and CNAM SSN to be provided when mass updating CNAM service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 33)

RR3-413	DPC/SSN Edits – ISVM DPC and SSN Required Data for Mass Update

NPAC SMS shall require values from the NPAC Personnel for the requesting Service Provider for both ISVM DPC and ISVM SSN to be provided when mass updating ISVM service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 34)

RR3-414	DPC/SSN Edits – WSMSC DPC and SSN Required Data for Mass Update

NPAC SMS shall require values from the NPAC Personnel for the requesting Service Provider for both WSMSC DPC and WSMSC SSN to be provided when mass updating WSMSC service for a Subscription Version or Number Pool Block, even if only one value is being modified. (previously NANC 191 Req 35)

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RR3-415	Subscription Version – Verify All Routing Data When Modifying Non-GTT Data

NPAC SMS shall when modifying non-GTT data, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, ISVM, or WSMSC, from the new/current Service Provider in a Subscription Version modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 36)

RR3-416	Subscription Version – Verify All Routing Data When Modifying CLASS Data

NPAC SMS shall when modifying CLASS DPC or CLASS SSN, reject the modify request for any DPC/SSN value edit inconsistencies for LIDB, CNAM, ISVM, or WSMSC, from the new/current Service Provider in a Subscription Version modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 37)

RR3-417	Subscription Version – Verify All Routing Data When Modifying LIDB Data

NPAC SMS shall when modifying LIDB DPC or LIDB SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, CNAM, ISVM, or WSMSC, from the new/current Service Provider in a Subscription Version modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 38)

RR3-418	Subscription Version – Verify All Routing Data When Modifying CNAM Data

NPAC SMS shall when modifying CNAM DPC or CNAM SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, ISVM, or WSMSC, from the new/current Service Provider in a Subscription Version modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 39)

RR3-419	Subscription Version – Verify All Routing Data When Modifying ISVM Data

NPAC SMS shall when modifying ISVM DPC or ISVM SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, or WSMSC, from the new/current Service Provider in a Subscription Version modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 40)

RR3-420	Subscription Version – Verify All Routing Data When Modifying WSMSC Data

NPAC SMS shall when modifying WSMSC DPC or WSMSC SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, or ISVM, from the new/current Service Provider in a Subscription Version modification, or mass update for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 41)

RR3-421	Number Pool Block – Verify All Routing Data When Modifying Non-GTT Data

NPAC SMS shall when modifying non-GTT data, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, ISVM, or WSMSC, from the new/current Service Provider in a Number Pool Block modification, or mass update for a Number Pool Block. (previously NANC 191 Req 42)

RR3-422	Number Pool Block – Verify All Routing Data When Modifying CLASS Data

NPAC SMS shall when modifying CLASS DPC or CLASS SSN, reject the modify request for any DPC/SSN value edit inconsistencies for LIDB, CNAM, ISVM, or WSMSC, from the new/current Service Provider in a Number Pool Block modification, or mass update for a Number Pool Block. (previously NANC 191 Req 43)

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NPAC Data Administration

RR3-423	Number Pool Block – Verify All Routing Data When Modifying LIDB Data

NPAC SMS shall when modifying LIDB DPC or LIDB SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, CNAM, ISVM, or WSMSC, from the new/current Service Provider in a Number Pool Block modification, or mass update for a Number Pool Block. (previously NANC 191 Req 44)

RR3-424	Number Pool Block – Verify All Routing Data When Modifying CNAM Data

NPAC SMS shall when modifying CNAM DPC or CNAM SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, ISVM, or WSMSC, from the new/current Service Provider in a Number Pool Block modification, or mass update for a Number Pool Block. (previously NANC 191 Req 45)

RR3-425	Number Pool Block – Verify All Routing Data When Modifying ISVM Data

NPAC SMS shall when modifying ISVM DPC or ISVM SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, or WSMSC, from the new/current Service Provider in a Number Pool Block modification, or mass update for a Number Pool Block. (previously NANC 191 Req 46)

RR3-426	Number Pool Block – Verify All Routing Data When Modifying WSMSC Data

NPAC SMS shall when modifying WSMSC DPC or WSMSC SSN, reject the modify request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, or ISVM, from the new/current Service Provider in a Number Pool Block modification, or mass update for a Number Pool Block. (previously NANC 191 Req 47)

RR3-427	Subscription Version – Verify All Routing Data When Activating a Subscription Version

NPAC SMS shall when activating a Subscription Version, reject the activate request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, ISVM, or WSMSC, from the new Service Provider in an activation for an Inter-Service Provider Port or Intra-Service Provider Port. (previously NANC 191 Req 48)

RR3-428	Number Pool Block – Verify All Routing Data When Activating a Number Pool Block

NPAC SMS shall when scheduling a Block Create Event or activating a Number Pool Block, reject the scheduling or activate request for any DPC/SSN value edit inconsistencies for CLASS, LIDB, CNAM, ISVM, or WSMSC, from the new Service Provider in scheduling or activation for a Number Pool Block. (previously NANC 191 Req 49)

RR3-429	DPC/SSN Edits – Errors on DPC and SSN Required Data for Mass Update

NPAC SMS shall log an entry to be used for the mass update exception report when any of the required DPC/SSN data edits are violated when mass updating a Subscription Version or Number Pool Block, and continue processing the mass update request. (previously NANC 191 Req 50)

Note:  For example in a case where 2000 SVs are being mass updated and 100 encountered DPC/SSN edit errors, the NPAC will perform the mass update by updating the 1900 SVs that are valid, and logging the remaining 100 SVs to be picked up the mass update exception report.

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NPAC Data Administration

3.16 Low-Tech Interface DPC-SSN Validation Processing by       the NPAC SMS

This section describes how the NPAC SMS performs DPC-SSN validation for Subscription Versions and Number Pool Blocks that are submitted via the Low-Tech Interface or NPAC Administrative Interface. This validation occurs based on regional tunables. These edits ensure that values specified are valid according to the Service Provider DPC source data.

RR3-702	Regional LTI DPC-SSN Validation Indicator – Tunable Parameter

NPAC SMS shall provide a Regional LTI DPC-SSN Validation Indicator tunable parameter, which is defined as an indicator on whether or not LTI DPC-SSN validation capability will be supported by the NPAC SMS for a particular NPAC region. (previously NANC 427, Req 7)

RR3-703	Regional LTI DPC-SSN Validation Indicator – Tunable Parameter Default

NPAC SMS shall default the LTI DPC-SSN Validation Indicator tunable parameter to TRUE. (previously NANC 427, Req 8)

RR3-704	Regional LTI DPC-SSN Validation Indicator – Tunable Parameter Modification

NPAC SMS shall allow NPAC SMS Personnel, via the NPAC Administrative Interface, to modify the LTI DPC-SSN Validation Indicator tunable parameter. (previously NANC 427, Req 9)

RR3-705	DPC-SSN Entries Information Source for LTI or NPAC Personnel entries

NPAC SMS shall obtain DPC-SSN information from each Service Provider that will be making subscription version create and modify requests as the New Service Provider via the SOA Low-Tech Interface or NPAC Administrative Interface. (previously NANC 427, Req 1)

RR3-706	DPC-SSN Entries Information Maintenance

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to maintain the Service Provider DPC-SSN information. (previously NANC 427, Req 2)

RR3-707	DPC-SSN Entries Information – Multiple Entries

NPAC SMS shall allow multiple entries of DPC-SSN pair for each GTT Type (CLASS, LIDB, CNAM, ISVM, WSMSC). (previously NANC 427, Req 3)

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Service Provider Data Administration

4.  Service Provider Data

   Administration

4.1 Service Provider Data Administration and Management

Service Provider Data Administration functions allow NPAC personnel to receive and record data needed to identify authorized LNP Service Providers. The Service Provider data indicates the LNP Service Providers and includes location, contact name, security, routing, and network interface information.

Service Provider Administration supports functionality to manage Service Provider data. There can be only one instance of Service Provider data for a specific LNP Service Provider.

AR1-1	Service Provider ID

All NPAC Customers will obtain a unique Service Provider ID from a proper source.

4.1.1	User Functionality

R4-1	Create Service Providers

The NPAC SMS shall allow NPAC Personnel to add a Service Provider.

R4-2	Modify Service Providers

NPAC SMS shall allow modification of Service Provider data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface. Service Providers can only modify their own data.

R4-3	Delete Service Providers

NPAC SMS shall allow NPAC personnel to delete a Service Provider.

R4-4	View of Service Provider Data

NPAC SMS shall allow NPAC personnel to view Service Provider data.

R4-5.1	View List of Service Provider Subscriptions

NPAC SMS shall allow NPAC personnel to view a list of Subscription Versions associated with the Service Provider.

R4-5.2	Authorized Service Providers View Their Own Data

NPAC SMS shall allow authorized Service Provider personnel to view their own Service Provider data via the SOA to NPAC SMS interface, the NPAC SMS to Local SMS interface, and the NPAC SOA Low-tech Interface.

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RX4-2	Authorized Service Providers Modify Their Own Data

NPAC SMS shall allow authorized Service Provider personnel to modify their own Service Provider data.

RR4-4.1	Broadcast NPAC Customer Names

NPAC SMS shall broadcast all additions, modifications, and deletions of NPAC Customer names via the NPAC SMS to Local SMS interface and/or SOA to NPAC SMS interface.

4.1.2	System Functionality

This section describes NPAC SMS functionality required to support the NPAC personnel requests described in the above section. The following specifies user requests and lists the NPAC SMS functionality needed to support those requests.

4.1.2.1	Service Provider Data Creation

NPAC personnel can request that Service Provider data be created in the NPAC SMS. The functionality described below enables a new instance of Service Provider data for a Service Provider to be created, provided that no other Service Provider data exists for the Service Provider.

R4-6	New Service Provider ID

NPAC SMS shall require the following to be entered to identify the Service Provider, when NPAC personnel are creating a new Service Provider:

Service Provider ID - the alphanumeric identifier of the Service Provider. This ID must be unique.

R4-7.1	Examine for Duplicate Service Provider ID

NPAC SMS shall check to see if there is an existing Service Provider with the same Service Provider ID.

R4-7.2	Error notification of Duplicate Service Provider

NPAC SMS shall inform the user that the Service Provider data already exists for the Service Provider, if it does exist, and that the new Service Provider data cannot be created.

R4-8	Service Provider Data Elements

NPAC SMS shall require the following data if there is no existing Service Provider data: (reference NANC 399)

1.	Service Provider name, address, phone number, and contact organization.

2.	NPAC customer type.

3.	Service Provider allowable functions.

4.	Service Provider Network Address of NPAC SMS to Local SMS interface.

5.	Service Provider Network Address of SOA to NPAC SMS interface.

6.	Service Provider Security Contact. Contact data is security data when Contact Type is “SE.”

7.	Service Provider Repair contact name and phone number. The default Service Provider Repair Contact and phone number shall be the same as the Service Provider contact and phone number, if the Service Provider Repair Contact information is left blank.

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8.	Service Provider billing name, address, phone number, and billing contact for NPAC SMS billing. The default for the Service Provider Billing data shall be the same as the Service Provider data, if the Service Provider Billing information is left blank.

9.	Service Provider Download Indicator

10.	Service Provider Maximum Query

11.	NPAC New Functionality Support

12.	Port In Timer Type (can select Short or Long, cannot select Medium)

13.	Port Out Timer Type (can select Short or Long, cannot select Medium)

14.	Business Hour/Days (can select Short or Long, cannot select Medium)

15.	NPAC Customer SOA NPA-NXX-X Indicator

16.	NPAC Customer LSMS NPA-NXX-X Indicator

17.	SOA Notification Priority for each SOA notification. Separate values may be set for Status Attribute Value Change notifications based on whether the Service Provider is acting as the Old Service Provider or as the New Service Provider for the port as indicated in Appendix C, Table C-7 – SOA Notification Priority Tunables.

18.	TN Range Notification Indicator

19.	No New SP Concurrence Notification Indicator

20.	Service Provider Type

21.	Service Provider Type SOA Indicator

22.	Service Provider Type LSMS Indicator

23.	Service Provider SOA SWIM Recovery Indicator

24.	Service Provider LSMS SWIM Recovery Indicator

25.	NPAC SMS-to-SOA Application Level Heartbeat Indicator

26.	NPAC SMS-to-LSMS Application Level Heartbeat Indicator

27.	SOA Action Application Level Errors Indicator

28.	LSMS Action Application Level Errors Indicator

29.	SOA Non-Action Application Level Errors Indicator

30.	LSMS Non-Action Application Level Errors Indicator

31.	SOA Notification Channel Service Provider Tunable

32.	Subscription Version TN Attribute Flag Indicator

33.	Number Pool Block NPA-NXX-X Attribute Flag Indicator

34.	Service Provider SOA Supports Cancel-Pending-to-Conflict Cause Code

35.	Service Provider LSMS Supports Cancel-Pending-to-Conflict Cause Code

36.	Service Provider SOA SV Query Indicator

37.	Service Provider LSMS SV Query Indicator

38.	NPAC Customer SOA SV Type Indicator

39.	NPAC Customer SOA Alternative SPID Indicator

40.	NPAC Customer LSMS SV Type Indicator

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41.	NPAC Customer LSMS Alternative SPID Indicator

42.	Service Provider SOA SPID Recovery Indicator

43.	Service Provider LSMS SPID Recovery Indicator

44.	NPAC Customer SOA Alt-End User Location Value Indicator

45.	NPAC Customer LSMS Alt-End User Location Value Indicator

46.	NPAC Customer SOA Alt-End User Location Type Indicator

47.	NPAC Customer LSMS Alt-End User Location Type Indicator

48.	NPAC Customer SOA Alt-Billing ID Indicator

49.	NPAC Customer LSMS Alt-Billing ID Indicator

50.	NPAC Customer SOA Voice URI Indicator

51.	NPAC Customer LSMS Voice URI Indicator

52.	NPAC Customer SOA MMS URI Indicator

53.	NPAC Customer LSMS MMS URI Indicator

54.	NPAC Customer SOA SMS URI Indicator

55.	NPAC Customer LSMS SMS URI Indicator

56.	NPAC Customer SOA Last Alternative SPID Support Indicator

57.	NPAC Customer LSMS Last Alternative SPID Support Indicator

58.	Service Provider Medium Timers Support Indicator

59.	NPAC Customer SOA Pseudo-LRN Indicator

60.	NPAC Customer LSMS Pseudo-LRN Indicator

61.	NPAC Customer SOA Pseudo-LRN Notification Indicator

62.	NPAC Customer LTI Pseudo-LRN Indicator

The following data is optional:

—	Service Provider Contact Type: SOA Contact, Local SMS, Web, Network Communications, Conflict Resolution, Operations, and User Administration Contact Address Information.

—	NPAC Customer Associated Service Provider Information

R4-9	Service Provider data validation

NPAC SMS shall validate that all required Service Provider data has been received, after the Service Provider data has been collected.

R4-10	Notification of successful add for new Service Provider

NPAC SMS shall notify NPAC personnel upon successful creation of the new Service Provider.

R4-11	Failure notification of Service Provider creation

NPAC SMS shall issue an appropriate error message upon unsuccessful creation of the new Service Provider.

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RR4-9	Service Provider Type SOA Indicator

NPAC SMS shall provide a Service Provider Type SOA Indicator tunable parameter, which defines whether a SOA supports the Service Provider Type attribute. (previously NANC 357, Req 1)

RR4-10	Service Provider Type SOA Indicator Default

NPAC SMS shall default the Service Provider Type SOA Indicator tunable parameter to FALSE. (previously NANC 357, Req 2)

RR4-11	Service Provider Type SOA Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider Type SOA Indicator tunable parameter. (previously NANC 357, Req 3)

RR4-12	Service Provider Type LSMS Indicator

NPAC SMS shall provide a Service Provider Type LSMS Indicator tunable parameter which defines whether an LSMS supports the Service Provider Type attribute. (previously NANC 357, Req 4

RR4-13	Service Provider Type LSMS Indicator Default

NPAC SMS shall default the Service Provider Type LSMS Indicator tunable parameter to FALSE. (previously NANC 357, Req 5)

RR4-14	Service Provider Type LSMS Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider Type LSMS Indicator tunable parameter. (previously NANC 357, Req 6)

RR4-15	Service Provider Type Attribute Modification Restriction

NPAC SMS shall only allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider Type attribute. (previously NANC 357, Req 7)

4.1.2.2	Service Provider Data Modification

NPAC personnel and the SOA to NPAC SMS interface and the NPAC to Local SMS interface can request that Service Provider data be modified in the NPAC SMS. The functionality described below enables the user to modify data for the Service Provider.

R4-13	Service Provider Key selection for modifying Service Provider data

NPAC SMS shall require one of the following data items to identify the Service Provider data to be modified:

 Service Provider ID

 or

 Service Provider Name

The Service Provider ID is required over the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

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R4-14	Error notification of invalid Service Provider ID or Name during Modify

NPAC SMS shall issue an appropriate error message to the user if the Service Provider data to be modified does not exist.

R4-15.1	Modify restrictions on Service Provider data - Service Providers

NPAC SMS shall allow Service Provider data to be modified or added to the Service Provider data with the exception of the data listed in Table 3-2 NPAC Customer Data Model.

Notification BDD Timer Type Business Hours Support Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Timer Type and Business Hours in a Notification BDD File. The default value is False.
NPAC Customer SOA Pseudo LRN Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from the SOA to the NPAC SMS. The Pseudo LRN is the ability to specify an LRN value of “000-000-0000”.

The default value is False.

NPAC Customer LSMS Pseudo LRN Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from the NPAC SMS to the LSMS. The Pseudo LRN is the ability to receive an LRN value of “000-000-0000” in an SV or NPB.

The default value is False.

NPAC Customer SOA Pseudo LRN Notification Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Pseudo LRN notifications to the SOA. The default value is False.
NPAC Customer LTI Pseudo LRN Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from/to the LTI. The default value is False.
NPAC Customer SOA Force Pseudo LRN BDD Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports forcing Pseudo LRN information into the SOA BDD even if the SOA Indicator is set to False. The default value is False.
NPAC Customer LSMS Force Pseudo LRN BDD Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports forcing Pseudo LRN information into the LSMS BDD even if the LSMS Indicator is set to False. The default value is False.

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R4-15.2	Modify restrictions on Service Provider data - NPAC Operations Personnel

NPAC SMS shall allow NPAC Operations personnel to modify the data in Table 3-2 NPAC Customer Data Model, with the exception of the NPAC Customer ID.

Notification BDD Timer Type Business Hours Support Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Timer Type and Business Hours in a Notification BDD File. The default value is False.
NPAC Customer SOA Pseudo LRN Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from the SOA to the NPAC SMS. The Pseudo LRN is the ability to specify an LRN value of “000-000-0000”.

The default value is False.

NPAC Customer LSMS Pseudo LRN Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from the NPAC SMS to the LSMS. The Pseudo LRN is the ability to receive an LRN value of “000-000-0000” in an SV or NPB.

The default value is False.

NPAC Customer SOA Pseudo LRN Notification Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Pseudo LRN notifications to the SOA. The default value is False.
NPAC Customer LTI Pseudo LRN Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports Pseudo LRN information from/to the LTI. The default value is False.
NPAC Customer SOA Force Pseudo LRN BDD Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports forcing Pseudo LRN information into the SOA BDD even if the SOA Indicator is set to False. The default value is False.
NPAC Customer LSMS Force Pseudo LRN BDD Indicator	B	Ö	A Boolean that indicates whether the NPAC Customer supports forcing Pseudo LRN information into the LSMS BDD even if the LSMS Indicator is set to False. The default value is False.

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R4-16	Re-validation of Service Provider data after Modify

NPAC SMS shall revalidate that all required Service Provider data is present when a user attempts to submit modified Service Provider data.

R4-17	Modify Validation Error Message

NPAC SMS shall issue an appropriate error message to the user if the Service Provider data fails validation on a modify.

4.1.2.3	Delete Service Provider Data

NPAC personnel can request that the Service Provider data be deleted. Deleted Service Provider data will be written to a history file. The functionality described below enables a user to delete data for the Service Provider.

R4-20	Service Provider key for delete

NPAC SMS shall require the Service Provider ID and/or Service Provider name from the user to identify the Service Provider data to be deleted.

R4-21	Error Message for Delete key search

NPAC SMS shall generate an error message and send it to the request originator, if the Service Provider data does not exist, or if it has already been deleted and exists only in a history file. NPAC SMS will not proceed further with the deletion request.

R4-22.1	No Subscription Versions during Service Provider Delete

NPAC SMS shall perform the deletion of the Service Provider data, notify the user that the deletion request was successful, if there are no affected Subscription Versions, and write the Service Provider data to a history file.

R4-22.2	Subscription during Service Provider Delete

NPAC SMS shall notify the user that the request to delete the Service Provider data cannot be completed until the affected individual Subscription Versions are modified, if affected Subscription Versions are found.

R4-22.3	Service Provider subscription restrictions during Network Data Delete.

NPAC SMS shall determine if there are any Subscription Versions being affected by the NPA-NXX and/or LRN data being deleted.

4.1.3	Service Provider Queries

The query functionality discussed in this section will give users the ability to view Service Provider and Subscription data. A user may not be able to modify a particular data item because they do not have the proper security permissions, therefore the data is made available via NPAC SMS for read-only purposes.

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4.1.3.1	User Functionality

R4-24.1	Display of Service Provider ID and related subscription data

NPAC SMS shall allow NPAC personnel to view all Subscription Versions associated with a Service Provider ID and/or Service Provider Name.

R4-24.2	Display of LRN and related subscription data

NPAC SMS shall allow NPAC personnel to view all Subscription Versions associated with an LRN.

R4-24.3	Display of NPA-NXX and related subscription data

NPAC SMS shall allow NPAC personnel to view all Subscription Versions associated with an NPA-NXX.

4.1.3.2	System Functionality

The following specifies NPAC SMS functionality needed to support the user requests described above.

R4-25	Service Provider as Key for queries

NPAC SMS shall require the Service Provider ID and/or the Service Provider Name for queries regarding Service Provider data.

R4-26.1	Error message for unknown Service Provider during a query

NPAC SMS shall provide the request originator with a message indicating that there was no data in the NPAC SMS that matched the search keys for a Service Provider query, if no match was found.

R4-26.2	Results returned to Service Provider during a query

NPAC SMS shall return all Service Provider data associated with the Service Provider ID and/or Service Provider Name, as listed in Tables 3-2, 3-3, 3-4, and 3-5, if the Service Provider data matches the query criteria. Service Providers are only allowed to query their own data.

R4-27	Service Provider Query Types

NPAC SMS shall receive the Service Provider ID, a request to view subscription data, and optionally the subscription data status types to be returned (e.g., active only, active or pending) for queries regarding subscription data for a specific Service Provider.

R4-28	Service Provider Information Message during query

NPAC SMS shall provide the request originator with a message indicating that there was no data in NPAC SMS that matched the search keys, if NPAC SMS does not have subscription data as specified by the request originator.

RR4-16	Service Provider Data Information Service Provider Query – Support for Service Provider Type Data

NPAC SMS shall apply the Service Provider Type tunable support of the requesting Service Provider, in a query of Service Provider data. (previously NANC 357, Req 9)

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4.1.4	Service Provider Accepted SPID List

Pseudo-LRN functionality allows a Service Provider to specify the list of SPID (including their own) that they wish to receive pseudo-LRN records in a download from the NPAC SMS.

RR4-17	Add SPID to Pseudo-LRN Accepted SPID List by NPAC Personnel on behalf of a Service Provider

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, on behalf of a Service Provider that supports pseudo-LRN records, to add a SPID to the Pseudo-LRN Accepted SPID List for a given Service Provider, which results in the Service Provider receiving broadcasts of Pseudo-LRN information, in subscription versions and Number Pool Blocks. (previously NANC 442, Req 22)

NOTE:  Accepted SPID (receives the data) is the opposite of a Filtered SPID (does not receive the data).

NOTE:  If the Service Provider has selected one or more Pseudo-LRN Accepted SPIDs (including own SPID), then only those pseudo-LRN records for those SPID(s) will be sent (including own SPID). If the Service Provider has not selected any Pseudo-LRN Accepted SPIDs, then all pseudo-LRN broadcasts will be sent if the Local SMS supports pseudo-LRN records.

RR4-18	Delete SPID from Pseudo-LRN Accepted SPID List by NPAC Personnel on behalf of a Service Provider

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, on behalf of a Service Provider that supports pseudo-LRN records, to delete a SPID from the Pseudo-LRN Accepted SPID List for a given Service Provider. (previously NANC 442, Req 23)

RR4-19	Query SPID from Pseudo-LRN Accepted SPID List by NPAC Personnel on behalf of a Service Provider

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to query the Pseudo-LRN Accepted SPID List for a given Service Provider. (previously NANC 442, Req 24)

4.2 Additional Requirements

RN4-1	Service Provider Network Data Addition/Deletion

NPAC SMS shall allow Service Providers to add/delete the NPA-NXX and/or LRN data via the NPAC SMS to Local SMS interface and SOA to NPAC SMS interface provided the changes do not cause mass updates to the Subscription Versions.

RR4-1	Removal of Service Provider with Respect to LRNs

NPAC SMS shall allow removal of a Service Provider by NPAC personnel only if all associated LRNs are removed, and no Subscription Versions are associated with the LRN.

RR4-2	Removal of Service Provider with Respect to NPA-NXXs

NPAC SMS shall allow removal of a Service Provider by NPAC personnel only if all associated NPA-NXXs are removed, and no Subscription Versions are associated with the NPA-NXX.

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RR4-3.1	Removal of NPA-NXX – Subscription Version Check

NPAC SMS shall allow removal of an NPA-NXX by NPAC personnel only if no Subscription Versions, except for Old without a Failed SP List or Canceled Subscription Versions, exist for the NPA-NXX.

RR4-3.2	Removal of NPA-NXX – NPA-NXX-X Check

NPAC SMS shall allow the removal of an NPA-NXX by NPAC personnel only if Number Pooling NPA-NXX-X Information, does not exist for the NPA-NXX.

RR4-4.2.1	Removal of LRN – Subscription Version Check

NPAC SMS shall allow the removal of an LRN by NPAC personnel only if no Subscription Versions, except for Old without a Failed SP List or Canceled Subscription Versions, exist and use the LRN.

RR4-4.2.2	Removal of LRN – Block Check

NPAC SMS shall allow the removal of an LRN by NPAC personnel only if Number Pooling Block Information, except for Old with NO Failed SP List, do not exist and do not use the LRN.

RR4-5	Duplicate NPA-NXX Validation

NPAC SMS shall validate upon request to add an NPA-NXX for a service provider that the NPA-NXX does not exist for any service provider in the region.

RR4-6	Duplicate NPA-NXX Validation – Error Processing

NPAC SMS shall upon finding that an NPA-NXX already exists for a service provider in a region, reject a request to add an NPA-NXX for a service provider and report an error to the user.

RR4-7	Duplicate LRN Validation

NPAC SMS shall validate upon request to add an LRN for a service provider, that the LRN does not exist for any service provider in the region.

RR4-8	Duplicate LRN Validation – Error Processing

NPAC SMS shall upon finding that an LRN already exists for a service provider in a region, reject a request to add an LRN for a service provider and report an error to the user.

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5. Subscription Management

5.1 Subscription Version Management

Subscription Management functions allow NPAC personnel and SOA to NPAC SMS interface users to specify data needed for ported numbers. The subscription data indicates how local number portability should operate to meet subscribers’ needs. These functions will be accessible to authorized service providers via an interface (i.e., the SOA to NPAC SMS interface) from their operations systems to the NPAC SMS and will also be accessible to (and performed by) NPAC personnel.

Subscription Management supports functionality to manage multiple versions of subscription data. See Section 5.1.1, Subscription Version Management, for more details on the different states of a version.

RN5-1	Subscription Version Status - Only One Per Subscription

NPAC SMS shall allow only one pending, cancel pending, conflict, disconnect pending, failed or partial failure Subscription Version per subscription.

RN5-2	Subscription Version Status - Only One Active Version

NPAC SMS shall allow only one active Subscription Version per subscription.

RN5-3	Subscription Version Status - Multiple Old/Canceled

NPAC SMS shall allow multiple old and/or canceled Subscription Versions per subscription.

RR5-113	TN Range Notification Information – Service Provider TN Range Notification Indicator Sending of TN Range Notifications

NPAC SMS shall send TN Range Notifications, via the SOA to NPAC SMS Interface, if the Service Provider’s TN Range Notification Indicator is TRUE. (Formerly NANC 179 Req 4)

RR5-114	TN Range Notification Information – Service Provider TN Range Notification Indicator Suppression of TN Range Notifications

NPAC SMS shall suppress TN Range Notifications and send individual TN Notifications, via the SOA to NPAC SMS Interface, if the Service Provider’s TN Range Notification Indicator is FALSE. (Formerly NANC 179 Req 5)

AR5-3	Changing of TN Range Notification Indicator while Notifications are Queued

In the event that the TN Range Notification Indicator is changed from TRUE to FALSE any notifications for multiple TNs that were already created and are in queue will be sent in the range format and in the event that the TN Range Notification Indicator is changed from FALSE to TRUE any notifications for multiple TNs that were already created and are in queue will be sent in the single format.

RR5-115	TN Range Notification Information – Single TN Range Notifications

NPAC SMS shall send a single TN Range Notification when the same feature data applies to all TNs in the range. (Formerly NANC 179 Req 6)

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RR5-116	TN Range Notification Information – Breakup of TN Range Notifications

NPAC SMS shall send more than one TN Range Notification when the same feature data does NOT apply to all TNs in the range, by breaking up the TN Range and sending TN Range Notifications such that the same feature data applies to all TNs in the smaller broken up TN Ranges. (Formerly NANC 179 Req 7)

RR5-173	TN Range Notification Information – Breakup of TN Range Notifications

NPAC SMS shall send more than one TN Range Notification when a subsequent request is received for a TN range that was different than the original create TN range by breaking up the TN Range and sending single TN Range Notifications.

Note:  An example of a different subsequent request is an original create range of 5 TNs, followed by an activate of a single TN. This leads to the NPAC breaking up the range into singles upon receipt of the first request that doesn’t match the original create range request.

5.1.1	Subscription Version Management

Subscription Version management provides functionality to manage multiple time-sensitive views of subscription data. This section addresses version management for LNP and the user and system functionality needed for subscription administration. In this context a version may be defined as time-sensitive subscription data.

At any given time, a Subscription Version in the SMS can have one of several statuses (e.g., active, old) and may change status depending on results of different SMS processes (e.g., modification, activation). This section describes the different statuses that a version can have and the SMS processes that can change the status. This section also discusses functionality and data that is needed for Subscription Management.

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5.1.1.1	Version Status

Figure 5-1 -- Subscription Version Status Interaction Diagram

Subscription Version Status Interaction Descriptions
#	Interaction Name	Type	Description
1	Conflict to Cancel	NPAC SMS Internal	NPAC SMS automatically sets a Subscription Version in conflict directly to canceled after it has been in conflict for a tunable number of calendar days.
SOA to NPAC SMS Interface or NPAC SOA Low-tech or Administrative Interface

The old Service Provider User (or NPAC personnel acting on behalf of the Service Provider) sends a cancellation request for a Subscription Version created by that Service Provider with a status of conflict that has not been concurred by the other new Service Provider.

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Subscription Version Status Interaction Descriptions
#	Interaction Name	Type	Description
2	Conflict to Cancel Pending	NPAC SOA Low-tech or Administrative Interface	User cancels a Subscription Version in conflict or cancels a Subscription Version that was created by or concurred to by both Service Providers.
		SOA to NPAC SMS Interface	User sends a cancellation request for a Subscription Version that was created by or concurred to by both Service Providers.
3	Cancel Pending to Conflict	SOA to NPAC SMS Interface or NPAC SOA Low-tech Interface	Service Provider User sends an un-do cancel-pending request for a Subscription Version with a status of cancel-pending for which the same Service Provider previously issued a cancel request.
NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version with a status of cancel pending to conflict if cancel pending acknowledgment has not been received from the new Service Provider within a tunable timeframe.

4	Conflict to Pending	NPAC Administrative Interface – NPAC Personnel and SOA to NPAC SMS Interface or NPAC SOA Low- tech Interface – Old Service Provider	User removes a Subscription Version from conflict.
		SOA to NPAC SMS Interface or NPAC SOA Low-tech Interface - New Service Provider	New Service Provider User removes a Subscription Version from conflict. This action can only occur if a tunable number of hours have elapsed since the Subscription Version was placed in conflict.
5	Pending to Conflict	NPAC Administrative Interface – NPAC Personnel

1.    User sets a Subscription Version with a status of pending to conflict.

2.    User creates a Subscription Version for an existing pending Subscription Version for the old Service Provider and does not provide authorization for the transfer of service.

SOA to NPAC SMS Interface or NPAC SOA Low-tech Interface – Old Service Provider

Old Service Provider sends a Subscription Version creation or modification request for a Subscription Version with a status of pending, which revokes the old Service Provider’s authorization for transfer of service. This action can only be taken once, and must be taken a tunable number of hours prior to the new Service Provider due date.

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Subscription Version Status Interaction Descriptions
#	Interaction Name	Type	Description
6	Pending to Cancel	NPAC Administrative Interface – NPAC Personnel	User cancels a Subscription Version with a status of pending that has not been concurred by both service providers.
		SOA to NPAC SMS Interface or NPAC SOA Low-tech Interface	Service Provider User sends a cancellation request for a Subscription Version created by that Service Provider with a status of pending that has not been concurred by the other Service Provider.
NPAC SMS Internal

1.    NPAC SMS automatically sets a pending Subscription Version to cancel after authorization for the transfer of service has not been received from the new Service Provider within a tunable timeframe.

2.    NPAC SMS automatically sets a pending Subscription Version to cancel if an activation request is not received a tunable amount of time after new Service Provider due date.

7	Pending to Cancel Pending	NPAC Administrative Interface - NPAC Personnel	User cancels a Subscription Version with a status of pending that has been created/concurred by both Service Providers.
		SOA to NPAC SMS Interface or NPAC SOA Low-tech Interface	Service Provider User sends a cancellation request for a Subscription Version with a status of pending that has been concurred by the other Service Provider.
8	Cancel Pending to Cancel	NPAC SMS Internal

NPAC SMS automatically sets a cancel pending Subscription Version to canceled after receiving cancel pending acknowledgment from the concurring Service Provider, or the final cancellation concurrence window has expired without cancel concurrence from the old Service Provider.

9	Creation - Set to Conflict	NPAC Administrative Interface – NPAC Personnel	User creates a Subscription Version for the old Service Provider and does not provide authorization for the transfer of service.
		SOA to NPAC SMS Interface and NPAC SOA Low-tech Interface – Old Service Provider	User sends an old Service Provider Subscription Version creation request and does not provide authorization for the transfer of service.

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Subscription Version Status Interaction Descriptions
#	Interaction Name	Type	Description
10	Creation - Set to Pending	NPAC Administrative Interface – NPAC Personnel

User creates a Subscription Version for either the new or old Service Provider. If the create is for the old Service Provider and authorization for the transfer of service is not provided, refer to # 9, Creation - Set to Conflict, NPAC SOA Low-tech Interface.

SOA to NPAC SMS Interface and NPAC SOA Low-tech Interface

User sends a Subscription Version creation request for either the new or old Service Provider. If the create is for the old Service Provider, and authorization for the transfer of service is not provided, refer to # 9, Creation - Set to Conflict, SOA to NPAC SMS LOW-TECH INTERFACE.

11	Disconnect Pending to Sending	NPAC SMS Internal	NPAC SMS automatically sets a deferred disconnect pending Subscription Version to sending after the effective release date is reached.
12	Cancel Pending to Pending	SOA to NPAC SMS Interface or NPAC SOA Low-tech Interface	Service Provider User sends an un-do cancel-pending request for a Subscription Version with a status of cancel-pending for which the same Service Provider previously issued a cancel request.
13	Pending to Sending	NPAC Administrative Interface - NPAC Personnel	User activates a pending Subscription Version for a Subscription Version with a new Service Provider due date less than or equal to today.
		SOA to NPAC SMS Interface and NPAC SOA Low-tech Interface – New Service Provider	New Service Provider User sends an activation message for a pending Subscription Version for a Subscription Version with a new Service Provider due date less than or equal to today.
14	Sending to Failed	NPAC SMS Internal	NPAC SMS automatically sets a Subscription Version from sending to failed after all Local SMSs fail Subscription Version activation after the tunable retry period expires.
15	Failed to Sending	NPAC Administrative Interface – NPAC Personnel	User re-sends a failed Subscription Version.
16	Partially Failed to Sending	NPAC Administrative Interface – NPAC Personnel	User re-sends a partial failure Subscription Version.

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Subscription Version Status Interaction Descriptions
#	Interaction Name	Type	Description
17	Sending to Partially Failed	NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version from sending to partial failure after one or more, but not all, of the Local SMSs fail the Subscription Version activation after the tunable retry period expires.

18	Sending to Old	NPAC SMS Internal

NPAC SMS automatically sets a sending Subscription Version to old after a disconnect or “porting to original” port to all Local SMSs successfully completes. Disconnects that fail on one or more, but not all, Local SMSs will also be set to old.

19	Sending to Active	NPAC SMS Internal

1.    NPAC SMS automatically sets a sending Subscription Version to active after the Subscription Version activation is successful in all of the Local SMSs.

2.    NPAC SMS automatically sets a sending Subscription Version to active after the Subscription Version modification is successfully broadcast to any of the Local SMSs after all have responded.

3.    NPAC SMS automatically sets a sending Subscription Version to active after a failure to all Local SMSs on a disconnect.

20	Active to Sending	NPAC Administrative Interface – NPAC Personnel	User disconnects an active Subscription Version and does not supply an effective release date, User modifies an active Subscription Version or resends a failed disconnect or modify.
		SOA to NPAC SMS Interface to NPAC SOA Low-tech Interface - Current Service Provider	User sends a disconnect request for an active Subscription Version and does not supply an effective release date, or User modifies an active Subscription Version.
21	Active to Old	NPAC SMS Internal

NPAC SMS automatically sets the currently active Subscription Version to old once a currently active subscription version is superseded by a pending subscription version, due to the fact that the current version is set to old when an activate occurs. The new pending version is set to sending and then to active, partially failed, or old. On a disconnect the sending state occurs before the old.

22	Disconnect Pending to Active	NPAC Administrative Interface – NPAC Personnel	User cancels a Subscription Version with a disconnect pending status.

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Subscription Version Status Interaction Descriptions
#	Interaction Name	Type	Description
		SOA to NPAC SMS Interface and NPAC SOA Low-tech Interface – New Service Provider	User sends a cancellation request for a disconnect pending Subscription Version.
23	Active to Disconnect Pending	NPAC Administrative Interface - NPAC Personnel	User disconnects an active Subscription Version and supplies a future effective release date.
		SOA to NPAC SMS Interface and NPAC SOA Low-tech Interface- Current Service Provider	User sends a disconnect request for an active Subscription Version and supplies a future effective release date.
24	Old to Sending	NPA Operations Interface – NPAC Personnel	User re-sends a partial failure of a disconnect or partial failure or failure of a port-to-original Subscription Version.
25	Old to Old	NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version from old to old after one or more previously failed Local SMSs successfully disconnect a Subscription Version, as a result of an audit or LSMS resync. The Failed_SP_List is updated to reflect the updates to the previously failed SPs.

26	Partially Failed to Active	NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version from partial failure to active after all previously failed Local SMSs successfully activate a Subscription Version, as a result of an audit or LSMS resync. The Failed_SP_List is updated to reflect the updates to the previously failed SPs.

27	Partially Failed to Partially Failed	NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version from partial failure to partial failure after one or more, but not all previously failed Local SMSs successfully activate a Subscription Version, as a result of an audit or LSMS resync. The Failed_SP_List is updated to reflect the updates to the previously failed SPs.

Table 5-1 Subscription Version Status Interaction Descriptions

R5-1.1	Subscription Version Statuses

NPAC SMS Subscription Version instances shall at any given time have one of the following statuses:

—	Active - Version is currently active in the network.

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NOTE:	There may be another pre- active version in the system that will eventually supersede this version. Examples: 1) Pending version for the active subscription exists 2) Sending version for the active subscription exists.

—	Canceled - A pending or conflict version was canceled prior to activation in the network.

—	Cancel Pending - Version is awaiting cancellation acknowledgment from the concurring Service Providers, at which time the version will be set to canceled.

—	Conflict - Version is in conflict (i.e., a dispute exists between the two Service Providers), awaiting resolution.

—	Disconnect Pending - Version is awaiting the effective release date, at which time the version will be set to sending and the disconnect request will be sent to all Local SMSs.

—	Failed - Version failed activation in ALL of the Local SMSs in the network.

—	Old - Version was previously active in the network and either was superseded by another active version or was disconnected.

—	Partial Failure - Version failed activation in one or more, but not all, Local SMSs in the network.

—	Pending - Version is either pending activation (approval had been received from both Service Providers) or pending creation/approval from one or the other Service Provider.

—	Sending - Version is currently being sent to all of the Local SMSs in the network.

R5-2.1	Old Subscription Retention - Tunable Parameter

NPAC SMS shall provide an Old Subscription Retention tunable parameter which is defined as the length of time that old Subscription Versions shall be retained and accessible through a query request.

R5-2.2	Old Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Old Subscription Retention tunable.

R5-2.3	Old Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Old Subscription Retention tunable parameter to 18 calendar months.

R5-3.1	Cancel-Pending Subscription Retention - Tunable Parameter

NPAC SMS shall provide a Cancel-Pending Subscription Retention tunable parameter which is defined as the length of time that canceled Subscription Versions with a pre-cancellation status of pending shall be retained and accessible through a query request.

R5-3.2	Cancel-Pending Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancel-Pending Subscription Retention tunable parameter.

R5-3.3	Cancel-Pending Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Cancel-Pending Subscription Retention tunable parameter to 90 calendar days.

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R5-3.4	Cancel-Conflict Subscription Retention - Tunable Parameter

NPAC SMS shall provide a Cancel-Conflict Subscription Retention tunable parameter which is defined as the length of time that canceled Subscription Versions with a pre-cancellation status of conflict shall be retained and accessible through a query request.

R5-3.5	Cancel-Conflict Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancel-Conflict Subscription Retention tunable parameter.

R5-3.6	Cancel-Conflict Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Cancel-Conflict Subscription Retention tunable parameter to 30 calendar days.

RR5-1.1	Pending Subscription Retention - Tunable Parameter

NPAC SMS shall provide a Pending Subscription Retention tunable parameter, which is defined as the length of time that a pending Subscription Version shall remain in the system prior to cancellation.

RR5-1.2	Pending Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Pending Subscription Retention tunable parameter.

RR5-1.3	Pending Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Pending Subscription Retention tunable parameter to 90 calendar days.

RR5-1.4	Pending Subscription Retention - Tunable Parameter Expiration

NPAC SMS shall cancel a Subscription Version by setting the subscription version to cancel after a pending Subscription Version has existed in the system for a Pending Subscription Retention number of calendar days subsequent to new Service Provider Due Date, or old Service Provider Due Date if the new Service Provider Due Date has not been received by the NPAC SMS.

R5-5	Subscription Versions Creation for TN Ranges

NPAC SMS shall create individual Subscription Versions when a Subscription Version creation request is received for a TN range.

R5-6	Subscription Administration Transaction Logging

NPAC SMS shall log all subscription administration transactions. The log entries shall include:

—	Activity Type: create, modify, activate, query, all status types, and all acknowledgments.
—	Service Provider ID
—	Initial Version Status
—	New Version Status (if applicable)
—	User ID and/or Login
—	Local Number Portability Type
—	Date
—	Time
—	Ported Telephone Number

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—	Status Flag - successful or failed
—	Subscription Version ID (when assigned)

RR5-182	Create/Modify Subscription Version – Medium Timers – Timer Type

NPAC SMS shall set the value of a Subscription Version Timer Type, based on SP Profile and Subscription Version data contained in Table RR3-182. (previously NANC 441, Req 3)

Note: If one or both service providers don’t support Medium Timers the NPAC sets Timer Type and Business Type as specified in the existing requirements R5-19.3, R5-19.4, R5-19.5 and R5-19.6.

Table RR3-182 – Timer Type Values
NSP is Short, OSP is Short, Timer Type is Short regardless of Indicators

NSP is Short, OSP is Long
NSP is First Create	NSP SOA Indicator is F	Timer set to:	Long
	OSP SOA Indicator is F	Timer remains:	Long
	OSP SOA Indicator is T	Timer switches to:	Medium
	OSP no concur	Timer remains:	Long
NSP is First Create	NSP SOA Indicator is T	Timer set to:	Medium
	OSP SOA Indicator is F	Timer switches to:	Long
	OSP SOA Indicator is T	Timer remains:	Medium
	OSP no concur	Timer remains:	Medium
OSP is First Create	OSP SOA Indicator is F	Timer set to:	Long
	NSP SOA Indicator is F	Timer remains:	Long
	NSP SOA Indicator is T	Timer remains:	Long
OSP is First Create	OSP SOA Indicator is T	Timer set to:	Medium
	NSP SOA Indicator is F	Timer remains:	Medium
	NSP SOA Indicator is T	Timer remains:	Medium

NSP is Long, OSP is Short
NSP is First Create	NSP SOA Indicator is F	Timer set to:	Long
	OSP SOA Indicator is F	Timer remains:	Long
	OSP SOA Indicator is T	Timer switches to:	Medium
	OSP no concur	Timer remains:	Long
NSP is First Create	NSP SOA Indicator is T	Timer set to:	Medium
	OSP SOA Indicator is F	Timer switches to:	Long

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	OSP SOA Indicator is T	Timer remains:	Medium
	OSP no concur	Timer remains:	Medium
OSP is First Create	OSP SOA Indicator is F	Timer set to:	Long
	NSP SOA Indicator is F	Timer remains:	Long
	NSP SOA Indicator is T	Timer remains:	Long
OSP is First Create	OSP SOA Indicator is T	Timer set to:	Medium
	NSP SOA Indicator is F	Timer remains:	Medium
	NSP SOA Indicator is T	Timer remains:	Medium

NSP is Long, OSP is Long
NSP is First Create	NSP SOA Indicator is F	Timer set to:	Long
	OSP SOA Indicator is F	Timer remains:	Long
	OSP SOA Indicator is T	Timer switches to:	Medium
	OSP no concur	Timer remains:	Long
NSP is First Create	NSP SOA Indicator is T	Timer set to:	Medium
	OSP SOA Indicator is F	Timer switches to:	Long
	OSP SOA Indicator is T	Timer remains:	Medium
	OSP no concur	Timer remains:	Medium
OSP is First Create	OSP SOA Indicator is F	Timer set to:	Long
	NSP SOA Indicator is F	Timer remains:	Long
	NSP SOA Indicator is T	Timer remains:	Long
OSP is First Create	OSP SOA Indicator is T	Timer set to:	Medium
	NSP SOA Indicator is F	Timer remains:	Medium
	NSP SOA Indicator is T	Timer remains:	Medium

RR5-183	Create/Modify Subscription Version – Medium Timers – Business Type

NPAC SMS shall set the value of a Subscription Version Business Type to Medium anytime the Subscription Version Timer Type is set to Medium. (previously NANC 441, Req 4)

Note: Anytime the Timer Type is currently set to Medium and the NPAC changes it due to a modify SV request, a different Business Type value will be also set as specified in the existing requirements R5-19.5 and R5-19.6.

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5.1.2	Subscription Administration Requirements

5.1.2.1	User Functionality

Authorized users can invoke the following functionality in the NPAC SMS to administer subscription data:

R5-7	Creating a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to create a Subscription Version.

RR5-55	Create Pending Provider Port – NPAC Personnel or Service Provider After Block Activation

NPAC SMS shall allow NPAC personnel, a Service Provider SOA via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, to create inter-service provider ports or intra-service provider ports for a TN within the 1K Block, when the currently active Subscription Version(s) is LNP Type POOL, and the Block’s status is active, with an empty Failed SP List. (Previously SV-195)

R5-8.1	Modifying a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to modify a Subscription Version.

R5-9	Activating a Subscription version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to activate a Subscription Version.

R5-10.1	Setting a Subscription Version to Conflict

NPAC SMS shall allow NPAC personnel to set a Subscription Version to conflict.

R5-10.2	Subscription Version Conflict Status Rule

NPAC SMS shall prohibit a Subscription Version in conflict from being activated.

R5-11	Disconnecting a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to disconnect a Subscription Version.

R5-12	Canceling a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to cancel a Subscription Version.

R5-13	Querying a Subscription Version

NPAC SMS shall allow NPAC personnel, Local SMS/ SOA to NPAC SMS interface to query for a Subscription Version.

RR5-197	Create Subscription Version – Validation of DPC-SSNs for Subscription Version Creates

NPAC shall reject New Service Provider Subscription Version Create requests from the SOA Low-Tech Interface or NPAC Administrative Interface if a DPC-SSN is specified and a valid DPC-SSN reference does not exist in the Service Provider DPC-SSN source data. (previously NANC 427, Req 6)

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5.1.2.2	System Functionality

This section describes NPAC SMS functionality required to support NPAC personnel and SOA to NPAC SMS interface user requests defined in the above section.

Additionally, NPAC SMS functionality will perform operations which are not invoked by a direct user request. Some examples of this are: monitor a Subscription Version to determine whether the old and the new facilities-based Service Providers have authorized the transfer of service for a ported number, issue appropriate notifications to Service Providers, and change the status of a Subscription Version based on tunable parameters.

5.1.2.2.1	Subscription Version Creation

This section provides the requirements for the Subscription Version Create functionality, which is executed upon the user requesting to create a Subscription Version.

RR5-3	Create Subscription Version - Notify NPA-NXX First Usage

NPAC SMS shall notify all accepting Local SMSs and SOAs of the NPA-NXX, effective date, and owning Service Provider when an NPA-NXX is being ported for the first time immediately after creation validation of a Subscription Version (excluding pseudo-LRN).

RR5-53	Create Subscription Version - Notify NPA-NXX First Usage of a New NPA-NXX involved in an NPA Split

NPAC SMS shall notify all accepting Local SMSs and SOAs of the NPA-NXX, effective date, and owning Service Provider when a new NPA-NXX involved in an NPA Split, is being ported for the first time, after the start of permissive dialing, immediately after creation validation of a Subscription Version (excluding pseudo-LRN), only in cases where no SV or NPA-NXX-X activity had previously taken place in the Old NPA-NXX.

RR5-120	Validation of LATA ID for Subscription Version Creates

NPAC shall reject Subscription Version Create Requests if the NPA-NXX of the TN and the NPA-NXX of the LRN have different LATA IDs. (previously NANC 319 Req 6)

RR5-130	Create “Porting to Original” Subscription Version – New Service Provider ID and Code Holder Match

NPAC SMS shall validate that the new Service Provider Id is the same as the Code Holder for the TN (or Block Holder if the TN is part of a Number Pool Block) in a “Port to Original” subscription version request for both Inter- and Intra-Service Provider ports.

RR5-162	Addition of Subscription Version Due Date – Validation

NPAC SMS shall verify that the Due Date is equal to, or greater than, the NPA-NXX Live TimeStamp, and equal to or greater than the current date, when adding a Subscription Version. (previously NANC 394, Req 6)

Note:  For an Inter-Service Provider port, the due date may be a past date when it is the 2nd create for the subscription version (see requirement RR5-119).

5.1.2.2.1.1	Subscription Version Creation - Inter-Service Provider Ports

This section provides the Subscription Version Creation requirements for performing an Inter-Service Provider port of a TN. There are two types of Inter-Service Provider ports: A port of a TN to a new Service Provider from the Old, or a “porting to original” port. A “porting to original” port implies that all porting data will be removed from the Local SMSs and the TN will revert to the default routing, which ultimately results in the TN returning to the original “donor” Service Provider.

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The primary differences in functionality between these two types of Inter-Service Provider ports is that for a “porting to original” port, the routing data is not supplied and upon activation, a delete request is broadcast to the Local SMSs instead of a create request.

Both port types of Inter-Service Provider ports require authorization for the transfer of service from the new Service Provider.

R5-14	Create Subscription Version - Old Service Provider Input Data

NPAC SMS shall accept the following data from the NPAC personnel or old Service Provider upon Subscription Version creation for an Inter-Service Provider port:

—	Local Number Portability Type -Port Type.

—	Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or a group of Subscription Versions that share the same attributes.

—	Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is initially planned to occur.

—	New facilities-based Service Provider ID - the identifier of the new facilities-based Service Provider.

—	Old facilities-based Service Provider ID - the identifier of the old facilities-based Service Provider.

—	Authorization from old facilities-based Service Provider - indication that the transfer of service is authorized by the ported-from Service Provider.

—	Status Change Cause Code - indication of reason for denial of authorized by the Old Service Provider.

—	Old SP Medium Timer Indicator – indication that Old SP considers this a simple port using Medium Timers. (if supported by the Service Provider SOA)

R5-15.1	Create “Inter-Service Provider Port” Subscription Version - New Service Provider Input Data

NPAC SMS shall require the following data from NPAC personnel or the new Service Provider upon Subscription Version creation for an Inter-Service Provider port when NOT “porting to original”: (reference NANC 399)

—	Local Number Portability Type - Port Type. This field must be set to “LSPP” for Inter-Service Provider ports.

—	Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or a group of Subscription Versions that share the same attributes.

—	Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is initially planned to occur.

—	New Facilities-based Service Provider ID - the identifier of the new facilities-based Service Provider.

—	Old Facilities-based Service Provider ID - the identifier of the old facilities-based Service Provider.

—	Location Routing Number (LRN) - the identifier of the ported-to switch (excluding pseudo-LRN).

—	Class DPC

—	Class SSN

—	LIDB DPC

—	LIDB SSN

—	CNAM DPC

—	CNAM SSN

—	ISVM DPC

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—	ISVM SSN

—	WSMSC DPC (if supported by the Service Provider SOA)

—	WSMSC SSN (if supported by the Service Provider SOA)

—	Porting to Original - flag indicating whether or not this is a “porting to original” port. This flag must be set to “FALSE” for this type of Inter-Service Provider port.

—	SV Type (if supported by the Service Provider SOA)

—	New SP Medium Timer Indicator – indication that New SP considers this a simple port using Medium Timers. (if supported by the Service Provider SOA)

R5-15.2	Create “Inter-Service Provider porting to original” Subscription Version - New Service Provider Input Data

NPAC SMS shall require the following data from NPAC personnel or the new Service Provider upon Subscription Version creation for an Inter-Service Provider “porting to original” port:

—	Local Number Portability Type - Port Type. This field must be set to “LSPP” for “Inter-Service Provider porting to original” ports.

—	Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or a group of Subscription Versions that share the same attributes.

—	Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is initially planned to occur.

—	New Facilities-based Service Provider ID - the identifier of the new facilities-based Service Provider, also the NPA-NXX code holder or Block Holder if this TN is part of a Number Pool Block.

—	Old Facilities-based Service Provider ID - the identifier of the old facilities-based Service Provider.

—

Porting to original - flag indicating whether or not this is a “porting to original” port. This flag must be set to “TRUE” for “Inter-Service Provider porting to original” ports, and set to “FALSE” for other Inter-Service Provider ports.

—	New SP Medium Timer Indicator – indication that New SP considers this a simple port using Medium Timers. (if supported by the Service Provider SOA)

R5-16	Create Inter-Service Provider (non-PTO) Subscription Version - New Service Provider Optional input data

NPAC SMS shall accept the following optional fields from NPAC personnel or the new Service Provider upon Subscription Version creation for an Inter-Service Provider port, when the Porting to Original flag is set to False: (reference NANC 399)

—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location - Type
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)

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RR5-179	Create Inter-Service Provider PTO Subscription Version - New Service Provider Data Attributes – Rejected

NPAC SMS shall reject an Inter-Service Provider Create Request that includes the following data attributes from NPAC personnel or the new Service Provider, when the Porting to Original flag is set to True: (reference NANC 399)

—	LRN
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (if supported by the Service Provider SOA)
—	WSMSC SSN (if supported by the Service Provider SOA)
—	Porting to Original
—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location - Type
—	SV Type
—	Alternative SPID

R5-18.1	Create Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-6 upon Subscription Version creation for an Inter-Service Provider port: (reference NANC 399)

—	LNP Type
—	Ported TN(s)
—	Old Service Provider Due Date
—	New Service Provider Due Date
—	Old Service Provider ID
—	New Service Provider ID
—	Authorization from old facilities-based Service Provider
—	Status Change Cause Code
—	LRN
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN
—	Porting to Original
—	Billing Service Provider ID
—	End-User Location - Value

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—	End-User Location - Type
—	SV Type (if supported by the Service Provider SOA)
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)
—	New SP Medium Timer Indicator (if supported by the Service Provider SOA)
—	Old SP Medium Timer Indicator (if supported by the Service Provider SOA)

R5-18.2	Create Subscription Version - Due Date Consistency Validation

NPAC SMS shall verify the old and new Service Provider due dates are the same upon initial Subscription Version creation for an Inter-Service Provider port.

R5-18.3	Create Subscription Version - Due Date Validation

DELETED

RR5-131	Create “Inter-Service Provider Port” Subscription Version - Due Date Validation For First Port

DELETED

RR5-132	Create “Inter-Service Provider Port” Subscription Version - Due Date Validation For Subsequent Port Within the NPA-NXX-X Holder Information Effective Date Window–Tunable Window

DELETED

R5-18.4	Create Subscription Version - Ported TN NPA-NXX Validation

NPAC SMS shall verify that the NPA-NXX to be ported exists as an NPA-NXX in the NPAC SMS system upon Subscription Version creation for an Inter-Service Provider port.

RR5-44	Create Subscription Version – Due Date Validation for NPA-NXX effective date

DELETED

RR5-119	Subscription Version – Due Date Validation for Second/Concurrence Create Message for a Subscription Version Inter-Service Provider Port

NPAC SMS shall allow the due date to be a past date upon Subscription Version concurrence (2nd create for this Subscription Version) for an Inter-Service Provider port. (Formerly NANC 294 Req 1)

R5-18.5	Create Subscription Version - Service Provider ID Validation

NPAC SMS shall verify that the old and new Service Provider IDs exist in the NPAC SMS system upon Subscription Version creation for an Inter-Service Provider port.

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R5-18.6	Create Subscription Version - LRN Validation

NPAC SMS shall verify that an input LRN is associated with the new Service Provider in the NPAC SMS system upon Subscription Version creation for an Inter-Service Provider port.

R5-18.7	Create Subscription Version - Originating Service Provider Validation

NPAC SMS shall verify that the originating user is identified as the new or old Service Provider on the incoming Subscription Version upon Subscription Version creation for an Inter-Service Provider port.

R5-18.8	Create Subscription Version - Duplicate Authorization Validation

NPAC SMS shall verify that authorization for transfer of service for a given Service Provider does not already exist when a Service Provider creates a Subscription Version for an Inter-Service Provider port.

R5-18.9	Create Subscription Version - Service Provider ID Validation

NPAC SMS shall verify that the incoming New and Old Service Provider IDs match the IDs in the current pending version, if one exists, upon Subscription Version creation for an Inter-Service Provider port.

R5-18.10	Create Subscription Version - Status Change Cause Code Validation

NPAC SMS shall require and only allow the Status Change Cause Code to be set when the Old Service Provider authorization is set to false.

R5-19.1	Create Subscription Version - Old Service Provider ID Validation

NPAC SMS shall verify that the old Service Provider ID on the version being created is equal to the new Service Provider ID on the active Subscription Version, if an active version exists upon Subscription Version creation for an Inter-Service Provider port.

R5-19.2	Create Subscription Version - Old Service Provider ID Validation - No Active Subscription Version

NPAC SMS shall validate that the old Service Provider in the create message is the Service Provider to which the TN’s NPA-NXX is assigned (as stored in the NPAC SMS service provider data tables) if there is currently no active Subscription Version for the TN in the NPAC SMS.

R5-19.3	Create Subscription Version – Timer Type Selection

NPAC SMS shall if the old and new service provider timer types match set the subscription version timer type to that timer type.

R5-19.4	Create Subscription Version – Timer Type Selection - Mismatch

NPAC SMS shall if the old and new service provider timer types do not match set the subscription version timer type to the longer timer type of the port out type for the old service provider and the port in type of the new service provider.

R5-19.5	Create Subscription Version – Business Hours and Days Selection

NPAC SMS shall if the old and new service provider business hours and days match set the subscription version business type to the business type for the business hours and days supported.

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R5-19.6	Create Subscription Version – Business Hours and Days Selection - Mismatch

NPAC SMS shall if the old and new service provider business hours and days do not match set the subscription version business type to the shorter business hours and days.

R5-20.1	Create Subscription Version - Validation Failure Notification

NPAC SMS shall send an appropriate error message to the originating NPAC personnel or SOA to NPAC SMS interface user if any of the validations fail upon Subscription Version creation for an Inter-Service Provider port.

R5-20.2	Create Subscription Version - Validation Failure - No Update

NPAC SMS shall not apply the incoming data to an existing subscription if any of the validations fail upon Subscription Version creation for an Inter-Service Provider port.

R5-20.3	Create Subscription Version - Validation Failure - No Create

NPAC SMS shall not create a new Subscription Version, if a version does not exist, if any of the validations fail upon Subscription Version creation for an Inter-Service Provider port.

R5-20.4	Create Subscription Version - Validation Success - Update Existing

NPAC SMS shall apply the incoming data to an existing Subscription Version if all validations pass upon Subscription Version creation for an Inter-Service Provider or port.

R5-20.5	Create Subscription Version - Validation Success - Create New

NPAC SMS shall create a new Subscription Version, if a version does not already exist, if all validations pass at the time of Subscription Version creation for an Inter-Service Provider port.

R5-21.1	Initial Concurrence Window - Tunable Parameter

NPAC SMS shall provide long and short Initial Concurrence Window tunable parameters which are defined as the number of business hours subsequent to the time the Subscription Version was initially created by which both Service Providers can authorize transfer of service if this is an Inter-Service Provider port.

R5-21.2	Initial Concurrence Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the long and short Initial Concurrence Window tunable parameters.

R5-21.3	Long Initial Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the long Initial Concurrence Window tunable parameter to 9 business hours.

R5-21.4	Short Initial Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the short Initial Concurrence Window tunable parameter to 1 business hour.

R5-21.6	Create Subscription Version - Set to Pending

NPAC SMS shall set a Subscription Version to pending upon successful subscription creation and the Old Service Provider has authorized transfer of service if this is an Old Service Provider create request for an Inter-Service Provider port.

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R5-21.7	Create Subscription Version - Notify User Success

NPAC SMS shall notify the old and new Service Providers when a Subscription Version is set to pending upon successful subscription creation for an Inter-Service Provider port.

RR5-2.1	Create Subscription Version - Set to Conflict

NPAC SMS shall set a Subscription Version directly to conflict and set the cause code, if the Subscription Version passed validations, but this is a create request from the Old Service Provider and the Old Service Provider did not authorize transfer of service for an Inter-Service Provider port and specified a cause code.

RR5-2.2	Create Subscription Version - Set Conflict Timestamp

NPAC SMS shall set the conflict timestamp to the current time when a Subscription Version is set to conflict at the time of subscription version creation for an Inter-Service Provider port.

RR5-2.3	Create Subscription Version - Conflict Notification

NPAC SMS shall notify the Old and New Service Provider when a Subscription Version is set to conflict at the time of Subscription Version creation for an Inter-Service Provider or port.

RR5-2.4	Cause Code in Conflict Notification - Creation

NPAC SMS shall include the cause code in the conflict notification to the Old and New Service Provider when the Old Service Provider did not authorize transfer of service for an Inter-Service Provider port on creation.

R5-22	Create Subscription Version - Initial Concurrence Window Tunable Parameter Expiration

NPAC SMS shall send a notification to the Service Provider (old or new) who has not yet authorized the transfer of service, when the Initial Concurrence Window tunable parameter for a pending Subscription Version has expired.

R5-23.1	Final Concurrence Window - Tunable Parameter

NPAC SMS shall provide long and short Final Concurrence Window tunable parameters which are defined as the number of business hours after the concurrence request is sent by the NPAC SMS by which time both Service Providers can authorize transfer of subscription service for an Inter-Service Provider port.

R5-23.2	Final Concurrence Window Tunable - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the long and short Final Concurrence Window tunable parameters.

R5-23.3	Long Final Concurrence Window Tunable - Tunable Parameter Default

NPAC SMS shall default the long Final Concurrence Window tunable parameter to 9 business hours.

RR5-52	Short Final Concurrence Window Tunable - Tunable Parameter Default

NPAC SMS shall default the short Final Concurrence Window tunable parameter to 1 business hour.

R5-23.4	New Service Provider Fails to Authorize Transfer of Service

DELETED

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RR5-117	New Service Provider Final Create Window Expiration Notification

NPAC SMS shall upon expiration of the Final Concurrence Window, where a new Service Provider has not sent authorization for the transfer of service, send a notification to both the old Service Provider that supports the Final Create Window Expiration Notification and the new Service Provider that supports the Final Create Window Expiration Notification via the SOA to NPAC SMS Interface, to inform them of the timer expiration. (Formerly NANC 240 Req 1)

RR5-118	New Service Provider Final Create Window Expiration Notification – Sending of Cause Code

NPAC SMS shall only send the Subscription Version Status Change Cause Code in the Final Create Window Expiration Notification when the old Service Provider authorization is FALSE. (Formerly NANC 240 Req 2)

RR5-56	Create Inter-Service Provider Regular Port and Port-to-Original Port – NPAC and SOA After NPA-NXX-X Creation

NPAC SMS shall reject an inter-service provider Subscription Version Create message, in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value and where there is no active subscription version for the requested TN in the NPAC SMS, or an inter-service provider Port-to-Original Subscription Version Create message, for a TN within the 1K Block, from NPAC Personnel, a Service Provider SOA via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, after the Creation of the NPA-NXX-X, and prior to the existence of the Block in the NPAC SMS. (Previously SV-180)

RR5-57	Create Intra- or Inter-Service Provider Port-to-Original Subscription Version – After Block Activation

NPAC SMS shall validate that the New Service Provider is the Block Holder, in an intra-service provider port-to-original subscription version create message or inter-service provider port-to-original port for a TN within the 1K Block, once the Block exists in the NPAC SMS. (Previously SV-190)

RR5-198	Create “Inter-Service Provider Port” Subscription Version – DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC source data, when Creating Subscription Versions via the SOA Low-Tech Interface or NPAC Administrative Interface for an Inter-Service Provider port: (previously NANC 427, Req 4)

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN

R5-23.5	Activation without Old Service Provider Authorization

NPAC SMS shall allow a pending Subscription Version to be activated without an old Service Provider authorization for transfer of service.

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R5-23.6	Activation without Old Service Provider Authorization - Time restriction

NPAC SMS shall allow activation without Old Service Provider concurrence only after the final concurrence window timer has expired.

RR5-23.3	Old Service Provider Final Concurrence Timer Expiration Notification – Old SP

NPAC SMS shall upon expiration of the Final Concurrence Timer send a notification to the old service provider via the SOA to NPAC SMS interface to inform them of the timer expiration.

RR5-184	Old Service Provider Final Concurrence Timer Expiration Notification – New SP

NPAC SMS shall upon expiration of the Final Concurrence Timer send a notification to the new service provider, based on the Subscription Version Old SP Final Concurrence Timer Expiration Notification priority setting, via the SOA to NPAC SMS interface to inform them of the timer expiration. (previously NANC 441, Req 8)

5.1.2.2.1.2	Subscription Version Creation - Intra-Service Provider Port

This section provides the Subscription Version Creation requirements for performing an Intra-Service Provider port of a TN. An Intra-Service Provider port of a TN is when a TN is ported to a new location within the current Service Provider network (i.e., the routing data is modified, but the Service Provider remains the same). A “port to original” for an Intra-Service Provider port should be handled by submission of an Intra-Service Provider “port to original” subscription version request to the NPAC SMS.

RR5-4	Create “Intra-Service Provider Port” Subscription Version - Current Service Provider Input Data

NPAC SMS shall require the following data from the NPAC personnel or the Current (New) Service Provider at the time of Subscription Version Creation for an Intra-Service Provider port when NOT porting to original:

—	LNP Type - port type This field must be set to “LISP for Intra-Service Provider support”.

—	Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or group of Subscription Versions that share the same attributes.

—	Due Date - date on which Intra-Service Provider port is planned to occur.

—	New facilities-based Service Provider ID - current Service Provider within which the Intra-Service Provider port will occur.

—	Old facilities-based Service Provider ID - current Service Provider within which the Intra-Service Provider port will occur.

—	Location Routing Number (LRN) - identifier of the ported-to switch

—	Class DPC

—	Class SSN

—	LIDB DPC

—	LIDB SSN

—	CNAM DPC

—	CNAM SSN

—	ISVM DPC

—	ISVM SSN

—	WSMSC DPC (if supported by the Service Provider SOA)

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—	WSMSC SSN (if supported by the Service Provider SOA)

—	Porting to Original – flag indicating whether or not this is a ‘porting-to-original” port. This flag must be set to “FALSE” for this type of Intra-Service Provider port.

—	SV Type (if supported by the Service Provider SOA)

RR5-122	Create “Intra-Service Provider porting to original Port” Subscription Version - New Service Provider Input Data

NPAC SMS shall require the following data from NPAC personnel or the new Service Provider upon Subscription Version creation for an Intra-Service Provider “porting to original” port:

—	Local Number Portability Type - Port Type. This field must be set to “LISP” for “Intra-Service Provider porting to original” ports.
—	Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or a group of Subscription Versions that share the same attributes.
—	Due Date - date on which Intra-Service Provider port is planned to occur.
—	New Facilities-based Service Provider ID – current Service Provider within which the Intra-Service Provider port will occur.
—	Old Facilities-based Service Provider ID – current Service Provider within which the Intra-Service Provider port will occur.
—

Porting to original - flag indicating whether or not this is a “porting to original” port. This flag must be set to “TRUE” for “Intra-Service Provider porting to original” ports, and set to “FALSE” for other Intra-Service Provider ports.

(previously NANC 230 Req 1)

RR5-5	Create “Intra-Service Provider Port” (non-PTO) Subscription Version - Current Service Provider Optional Input Data

NPAC SMS shall accept the following optional fields from the NPAC personnel or the Current Service Provider upon a Subscription Version Creation for an Intra-Service Provider port, when the Porting to Original flag is set to False: (reference NANC 399)

—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location – Type
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)

RR5-180	Create “Intra-Service Provider Port” (PTO) Subscription Version – Current Service Provider Data Attributes – Rejected

NPAC SMS shall reject an Intra-Service Provider Create Request that includes the following data attributes from NPAC personnel or the Current Service Provider, when the Porting to Original flag is set to True: (reference NANC 399)

—	LRN

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-24	North American Numbering Council (NANC)
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Subscription Management

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (if supported by the Service Provider SOA)
—	WSMSC SSN (if supported by the Service Provider SOA)
—	Porting to Original
—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location – Type
—	SV Type
—	Alternative SPID

RR5-6.1	Create “Intra-Service Provider Port” Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-6 upon Subscription Version creation for an Intra-Service Provider port: (reference NANC 399)

—	LNP Type
—	Ported TN(s)
—	Current Service Provider Due Date
—	Old Service Provider ID
—	New Service Provider ID
—	LRN
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (if supported by the Service Provider SOA)
—	WSMSC SSN (if supported by the Service Provider SOA)
—	Porting to Original
—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location - Type
—	SV Type (if supported by the Service Provider SOA)
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-25	North American Numbering Council (NANC)
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Subscription Management

RR5-6.2	Create “Intra-Service Provider Port” Subscription Version - New and Old Service Provider ID Match

NPAC SMS shall validate that the new and old Service Provider IDs are identical to the ID of the requesting user at the time of Subscription Version creation for an Intra-Service Provider port.

RR5-6.3	Create “Intra-Service Provider Port” Subscription Version - Due Date Validation

DELETED

RR5-133	Create “Intra-Service Provider Port” Subscription Version - Due Date Validation For First Port

DELETED

RR5-134	Create “Intra-Service Provider Port” Subscription Version - Due Date Validation For Subsequent Port Within the NPA-NXX-X Holder Information Effective Date Window–Tunable Window

DELETED

RR5-6.4	Create “Intra-Service Provider Port” Subscription Version - Ported TN NPA-NXX Validation

NPAC SMS shall verify that the NPA-NXX for the TN to be ported exists as an NPA-NXX in the NPAC SMS system upon Subscription Version creation for an Intra-Service Provider port.

RR5-45	Create “Intra-Service Provider Port” Subscription Version – Due Date Validation for NPA-NXX effective date

DELETED

RR5-6.5	Create “Intra-Service Provider Port” Subscription Version - LRN Validation

NPAC SMS shall verify that the LRN (excluding pseudo-LRN) is associated with the new Service Provider in the NPAC SMS system upon Subscription Version creation for an Intra-Service Provider port.

RR5-6.6	Create “Intra-Service Provider Port” Subscription Version - Duplicate Authorization Validation

NPAC SMS shall verify that the authorization for transfer of service for a given Service Provider does not already exist when a Service Provider creates a Subscription Version for an Intra-Service Provider port.

RR5-6.7	Create “Intra-Service Provider Port” Subscription Version - Old Service Provider ID Validation

NPAC SMS shall verify that the old Service Provider ID on the version being created is equal to the new Service Provider ID on the active Subscription Version, if an active version exists, upon Subscription Version creation for an Intra-Service Provider port.

RR5-6.8	Create “Intra-Service Provider Port” Subscription Version - No Active Version

NPAC SMS shall allow an Intra-Service Provider port to occur for a telephone number not associated with a current active version.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-26	North American Numbering Council (NANC)
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Subscription Management

RR5-6.9	Create “Intra-Service Provider Port” Subscription Version - Old Service Provider ID Validation - No Active Subscription Version

NPAC SMS shall validate that the old Service Provider in the create message is the Service Provider to which the TN’s NPA-NXX is assigned (as stored in the NPAC SMS service provider data tables) if there is currently no active Subscription Version for the TN in the NPAC SMS.

RR5-7.1	Create “Intra-Service Provider Port” Subscription Version - Validation Failure Notification

NPAC SMS shall send an appropriate error message to the originating NPAC personnel or SOA to NPAC SMS Interface if any of the validations fail at the time of Subscription Version creation for an Intra-Service Provider port.

RR5-7.2	Create “Intra-Service Provider Port” Subscription version - Validation Failure - No Create

NPAC SMS shall not create a new Subscription Version if any of the validations fail at the time of Subscription Version creation for an Intra-Service Provider port.

RR5-8	Create “Intra-Service Provider Port” Subscription version - Set to Pending

NPAC SMS shall set a Subscription Version to pending upon successful creation of a Subscription Version for an Intra-Service Provider port.

RR5-9	Create “Intra-Service Provider Port” Subscription version - Notify User of Creation

NPAC SMS shall notify the current Service Provider when a Subscription Version is set to pending upon a successful creation of a Subscription Version for an Intra-Service Provider port.

RR5-58	Create Intra-Service Provider Port – NPAC Personnel After NPA-NXX-X Creation

NPAC SMS shall allow NPAC personnel to create intra-service provider ports for a TN within the 1K Block, after the Creation of the NPA-NXX-X and up to the NPA-NXX-X’s Effective Date, only where the new/old Service Provider is the Code Holder SPID, and a previously active SV does NOT exist in the NPAC SMS. (Previously SV-160)

RR5-59	Create Intra-Service Provider Port – SOA After NPA-NXX-X Creation

NPAC SMS shall reject an intra-service provider Subscription Version Create message for a TN within the 1K Block, from a Service Provider SOA via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, after the Creation of the NPA-NXX-X Information, and a previously active SV does NOT exist in the NPAC SMS in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value. (Previously SV-170)

RR5-121	Create Intra-Service Provider Port-to-Original Port – NPAC and SOA After NPA-NXX-X Creation

NPAC SMS shall reject an intra-service provider Port-to-Original Subscription Version Create message for a TN within the 1K Block, from NPAC Personnel, a Service Provider SOA via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, after the Creation of the NPA-NXX-X, and prior to the existence of the Block in the NPAC SMS in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value. (previously NANC 230 Req 2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-27	North American Numbering Council (NANC)
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Subscription Management

RR5-218	No Create for Non-Active TN – NPAC Personnel or Service Provider while Block contains a Failed SP List

NPAC SMS shall reject an inter-service provider or intra-service provider Subscription Version Create message for a TN within the 1K Block, from NPAC Personnel, a Service Provider SOA via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, when no currently active Subscription Version exists for the TN and the Block contains a Failed SP List. (previously NANC 446, Req new2)

Note:  This requirement includes create for a TN that does not contain an associated pooled SV or a previously ported and still active SV (for that same TN). Other activities (modify-pending, conflict, cancel, or activate) are allowed. A Block will contain a Failed SP List when the status is Sending, Failed, Partial Failure, Active with a Failed List, or Old with a Failed List.

RR5-185	Create Intra-Service Provider Port – Medium Timers

NPAC SMS shall accept an intra-service provider Subscription Version Create message from NPAC Personnel or the Current (New) Service Provider, for a Service Provider that supports the New SP/Old SP Medium Timer Indicator, if any of the following attributes are specified: (previously NANC 441, Req 1)

—	New SP Medium Timer Indicator – this attribute is ignored.
—	Old SP Medium Timer Indicator – this attribute is ignored.

RR5-199	Create “Intra-Service Provider Port” Subscription Version – DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC-SSN source data, when Creating Subscription Versions via the SOA Low-Tech Interface or NPAC Administrative Interface for an Intra-Service Provider port: (previously NANC 427 Req 5)

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN

—	RR5-203 Create “Intra-Service Provider Port” Subscription Version – Service Provider Tunable Value of TRUE for Pseudo-LRN Request

—

NPAC SMS shall accept a Subscription Version Create request for a pseudo-LRN record from a Service Provider SOA only when the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE. (previously NANC 442 Req 25)

—	NOTE: The Intra-Service Provider Port for a pseudo-LRN request cannot involve movement of the telephone number to another switch.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-28	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

—	RR5-204 Create “Intra-Service Provider Port” Subscription Version – Rejection of Pseudo-LRN Request for Active Inter- or Intra-Subscription Version with Active LRN

—

NPAC SMS shall reject a Subscription Version Create request for a pseudo-LRN record from a Service Provider SOA when an active Inter- or Intra-Subscription Version with an active LRN exists for that TN. (previously NANC 442 Req 53)

—	RR5-205 Create “Intra-Service Provider Port” Subscription Version – Rejection of Pseudo-LRN Request for NPA-NXX-X

—

NPAC SMS shall reject a Subscription Version Create request for a pseudo-LRN record from a Service Provider SOA when an NPA-NXX-X with a pending or active Number Pool Block that contains an active-LRN exists for that TN. (previously NANC 442 Req 27)

—	Note: SV Create for a pseudo-LRN record within an NPA-NXX-X with a pending or active Number Pool Block that contains a pseudo-LRN is allowed.

—	RR5-206 Create “Intra-Service Provider Port” Subscription Version - Notify User of Creation of Pseudo-LRN Record

—

NPAC SMS shall notify the current Service Provider when a Subscription Version is set to pending upon a successful creation of a Subscription Version for an Intra-Service Provider port of a pseudo-LRN record only if the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE. (previously NANC 442 Req 28)

5.1.2.2.2	Subscription Version Modification

This section provides the requirements for the Subscription Version Modification functionality, which is executed upon the user requesting modify Subscription Version.

RR5-123	Validation of LATA ID for Subscription Version Modifies

NPAC shall reject Subscription Version Modify Requests if the NPA-NXX of the TN and the NPA-NXX of the LRN have different LATA IDs.(previously NANC 319 Req 7)

R5-25	Modify Subscription Version - Invalid Version Status Notification

NPAC SMS shall return an error to the originating NPAC personnel or NPAC SOA Low-tech Interface users, or SOA to NPAC SMS interface user if the version status is sending, failed, partial failure, canceled, active with a Failed SP List or old upon Subscription Version modification.

RR5-200	Modify “Inter-Service Provider Port” Subscription Version – DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC-SSN source data, when Modifying Subscription Versions via the SOA Low-Tech Interface or NPAC Administrative Interface for an Inter-Service Provider port: (previously NANC 427 Req 6.1)

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-29	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

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—	WSMSC DPC
—	WSMSC SSN

RR5-201	Modify “Intra-Service Provider Port” Subscription Version – DPC-SSN Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the values for the following input data, if supplied, is valid according to the Service Provider DPC-SSN source data, when Modifying Subscription Versions via the SOA Low-Tech Interface or NPAC Administrative Interface for an Intra-Service Provider port: (previously NANC 427 Req 6.2)

—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN

RR5-202	Modify Subscription Version – Validation of DPC-SSNs for Subscription Version Creates

NPAC shall reject New Service Provider Subscription Version Modify requests from the SOA Low-Tech Interface or NPAC Administrative Interface if a DPC-SSN is specified and a valid DPC-SSN reference does not exist in the Service Provider DPC source data. (previously NANC 427 Req 6.3)

RR5-207	Modify “Intra-Service Provider Port” Subscription Version – Service Provider Tunable Value of TRUE for Pseudo-LRN Request

NPAC SMS shall accept a pending or active Subscription Version Modify request for a pseudo-LRN record from a Service Provider SOA only when the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE. (previously NANC 442 Req 75)

5.1.2.2.2.1	Modification of a Pending or Conflict Subscription Version

R5-26	Modify Subscription Version - Version Identification

NPAC SMS shall receive the following data from the originating NPAC personnel or SOA to NPAC SMS interface user to identify a pending or conflict Subscription Version to be modified:

Ported Telephone Number (or a specified range of numbers) and status

or

Subscription Version ID

RR5-186	Modify Subscription Version – New Service Provider – Medium Timers

NPAC SMS shall accept a pending Subscription Version Modify message from NPAC Personnel or the New Service Provider that includes the New SP Medium Timer Indicator until the NPAC SMS has successfully processed the Old SP Subscription Version create message. (previously NANC 441, Req 2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-30	North American Numbering Council (NANC)
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Subscription Management

R5-27.1	Modify Subscription Version - New Service Provider Data Values

NPAC SMS shall allow the following data to be modified in a pending or conflict Subscription Version for an Inter-Service Provider or Intra-Service Provider port by the new/current Service Provider or NPAC personnel: (reference NANC 399)

—	Location Routing Number (LRN) - the identifier of the ported to switch (excluding setting or removing a pseudo-LRN).
—	Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is planned to occur.
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (if supported by the Service Provider SOA)
—	WSMSC SSN (if supported by the Service Provider SOA)
—	SV Type (if supported by the Service Provider SOA)
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)
—	New SP Medium Timer Indicator (if supported by the Service Provider SOA)

R5-27.2	Modify “porting to original” Subscription Version - New Service Provider Data Values

NPAC SMS shall allow the following data to be modified in a pending, or conflict Subscription Version for a “porting to original” port by the new Service Provider or NPAC personnel:

—	Due Date - New Service Provider date on which “port to original” is planned to occur.
—	New SP Medium Timer Indicator (if supported by the Service Provider SOA)

RR5-187	Modify Subscription Version – Old Service Provider – Medium Timers

NPAC SMS shall accept a pending or conflict Subscription Version Modify message from NPAC Personnel or the Old Service Provider that includes the Old SP Medium Timer Indicator until the NPAC SMS has successfully processed the Subscription Version activate message from the New Service Provider. (previously NANC 441, Req 2.1)

R5-27.3	Modify Subscription Version - Old Service Provider Data Values

NPAC SMS shall allow the following data to be modified in a pending or conflict Subscription Version for an Inter-Service Provider port by the old Service Provider or NPAC personnel:

—	Due Date - date on which transfer of service from old facilities-based Service Provider to new Service Provider is planned to occur.

—	Old Service Provider Authorization

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-31	North American Numbering Council (NANC)
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Subscription Management

—	Status Change Cause Code
—	Old SP Medium Timer Indicator (if supported by the Service Provider SOA)

R5-27.4	Old Service Provider authorization Flag Modification to False

NPAC SMS shall allow the old Service Provider to modify the old Service Provider authorization flag to false and set the cause code.

NOTE:  As a result the NPAC SMS will set the Subscription Version status to conflict provided the version has not previously been set into conflict by the Old Service Provider for reasons other than cancellation.

R5-28	Modify (non-PTO) Subscription Version - New Service Provider Optional input data

NPAC SMS shall accept the following optional fields from the NPAC personnel or the new Service Provider upon modification of a pending or conflict Subscription version, when the Porting to Original flag is set to False: (reference NANC 399)

—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location – Type
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)

RR5-181	Modify (PTO) Subscription Version – New Service Provider Optional input data

NPAC SMS shall accept the following optional fields from the NPAC Personnel or the new Service Provider, when the Porting to Original flag is set to True, upon modification of a pending or conflict subscription version:

—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location - Type

R5-29.1	Modify Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-6 upon Subscription Version modification. (reference NANC 399)

—	LNP Type
—	Ported TN(s)
—	Old Service Provider Due Date
—	New Service Provider Due Date
—	Old Service Provider Authorization
—	Status Change Cause Code
—	Old Service Provider ID
—	New Service Provider ID
—	LRN (excluding setting or removing a pseudo-LRN)
—	Class DPC

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-32	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN
—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location - Type
—	SV Type (if supported by the Service Provider SOA)
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)
—	New SP Medium Timer Indicator (if supported by the New Service Provider SOA)
—	Old SP Medium Timer Indicator (if supported by the Old Service Provider SOA)

R5-29.2	Modify Subscription Version - Due Date Validation

DELETED

RR5-135	Modify Subscription Version - Due Date Validation For Port Within the NPA-NXX-X Holder Information Effective Date Window–Tunable Window

DELETED

RR5-163	Modification of Subscription Version Due Date – Validation

NPAC SMS shall verify that the Due Date is equal to, or greater than, the NPA-NXX Live TimeStamp, and equal to or greater than the current date, when modifying a Subscription Version. (previously NANC 394, Req 7)

RR5-54	Modify Subscription Version - Due Date Validation for NPA-NXX Effective Date

DELETED

R5-29.3	Modify Subscription Version - LRN Validation

NPAC SMS shall verify that an input LRN is associated with the new Service Provider in the NPAC SMS system upon Subscription Version modification.

R5-29.4	Modify Subscription Version - Originating Service Provider Validation

NPAC SMS shall verify that the originating user is identified as the new or old Service Provider on the current Subscription Version, if one exists, upon Subscription Version modification.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-33	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-29.5	Modify Subscription Version - Status Change Cause Code Validation

NPAC SMS shall require and only allow the Status Change Cause Code to be set when the Old Service Provider authorization is set to false.

RR5-188	Modify Subscription Version – Medium Timers – Timer Type Change

NPAC SMS shall upon receiving a Subscription Version Modify message from the Old or New Service Provider that modifies the New SP Medium Timer Indicator or the Old SP Medium Timer Indicator and causes a change in the Subscription Version Timer Type, delete any existing T1/T2 timer. (previously NANC 441, Req 2.2)

RR5-189	Modify Subscription Version – Medium Timers – Restart T1 Timer

NPAC SMS shall upon receiving a Subscription Version Modify message from the Old or New Service Provider that modifies the New SP Medium Timer Indicator or the Old SP Medium Timer Indicator and causes a change in the Subscription Version Timer Type, restart a new T1 timer in cases where the NPAC has not received a create from both providers. (previously NANC 441, Req 2.3)

R5-30.1	Modify Subscription Version - Validation Failure Notification

NPAC SMS shall send an error message to the originating user if the modified pending or conflict Subscription Version fails validations.

R5-30.2	Modify Subscription Version - Validation Error Processing

NPAC SMS shall leave the original version intact upon validation failure of a modified pending or conflict Subscription Version.

R5-31.3	Modify Subscription Version - Successful Modification Notification

NPAC SMS shall send an appropriate message to the old and new Service Providers upon successful modification of a Subscription Version.

Note:  Pending Subscription Version notifications for pseudo-LRN are only sent if the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE and the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE.

RR5-208	Modify “Intra-Service Provider Port” Subscription Version – Send Notification of Modification of Active Pseudo-LRN Record

NPAC SMS shall send a notification to the current Service Provider when a Subscription Version is set to active upon modification of a Subscription Version for an Intra-Service Provider port of a pseudo-LRN record only if the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE and the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE. (previously NANC 442, Req 76)

RR5-10.1	Modify Subscription Version - Set Conflict Timestamp

NPAC SMS shall set the conflict timestamp to the current time when a Subscription Version is set to conflict upon Subscription Version modification.

RR5-10.2	Modify Subscription Version - Conflict Notification

NPAC SMS shall notify the Old and New Service Provider when a Subscription Version is set to conflict upon Subscription Version modification.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-34	North American Numbering Council (NANC)
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Subscription Management

RR5-10.3 Modify Subscription Version - Cause Code in Notification

NPAC SMS shall include the cause code for conflict in the conflict notification to the Old and New Service Provider when a Subscription Version is set to conflict upon Subscription Version modification.

5.1.2.2.2.2	Modification of an Active/Disconnect Pending Subscription Version

RR5-136	Modify Active Subscription Version with a Failed-SP List – Invalid Request Notification

NPAC SMS shall send an appropriate error message to the originating user if the Failed-SP list contains any entries upon a request to modify an “active” subscription version.

RR5-11	Modify Active/Disconnect-Pending Subscription Version - Service Provider Owned

NPAC SMS shall allow only NPAC personnel and the current Service Provider to modify their own active/disconnect-pending Subscription Versions.

R5-35	Modify Active Subscription Version - Version Identification

NPAC SMS shall require the following data from NPAC personnel or SOA to NPAC SMS interface users to identify the active Subscription Version to be modified:

Ported Telephone Numbers (or a specified range of numbers) and status of Active

or

Subscription Version ID

R5-36	Modify Active Subscription Version - Input Data

NPAC SMS shall allow the following data to be modified for an active Subscription Version: (reference NANC 399)

—	Location Routing Number (LRN) - the identifier of the ported to switch (excluding setting or removing a pseudo-LRN)
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (if supported by the Service Provider SOA)
—	WSMSC SSN (if supported by the Service Provider SOA)
—	SV Type (if supported by the Service Provider SOA)
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-35	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-37	Active Subscription Version - New Service Provider Optional input data.

NPAC SMS shall accept the following optional fields from the new Service Provider or NPAC personnel for an active Subscription Version to be modified:

—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location - Type
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)

R5-38.1	Modify Active Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-6 upon Subscription Version modification of an active version: (reference NANC 399)

—	LRN
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (if supported by the Service Provider SOA)
—	WSMSC SSN (if supported by the Service Provider SOA)
—	Billing Service Provider ID
—	End-User Location - Value
—	End-User Location - Type
—	SV Type (if supported by the Service Provider SOA)
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)

R5-38.2	Modify Active Subscription Version - LRN Validation

NPAC SMS shall verify that an input LRN (excluding pseudo-LRN, which cannot be modified) is associated with the new Service Provider in the NPAC SMS system upon Subscription Version modification of an active version.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-36	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-124	Modify Disconnect Pending Subscription Version - Input Data

NPAC SMS shall allow the following data to be modified for a disconnect pending Subscription Version:

—	Customer Disconnect Date
—	Effective Release Date

(previously NANC 249 Req 1)

RR5-125	Modify Disconnect Pending Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-6 upon Subscription Version modification of a disconnect pending version:

—	Customer Disconnect Date
—	Effective Release Date

(previously NANC 249 Req 2)

RR5-126	Modify Disconnect Pending Subscription Version – Valid Dates for CDD and ERD

NPAC SMS shall allow a Subscription Version Modify Disconnect Pending Request, to contain date/time values in the past for the Customer Disconnect Date and Effective Release Date. (previously NANC 249 Req 6)

RR5-127	Modify Disconnect Pending Subscription Version - Version Identification

NPAC SMS shall require the following data from NPAC personnel, NPAC SOA Low-tech Interface users, or SOA to NPAC SMS interface users to identify the disconnect pending Subscription Version to be modified:

—	Ported Telephone Numbers (or a specified range of numbers) and status of Disconnect Pending

or

—	Subscription Version ID

(previously NANC 249 Req 3)

RR5-128	Modify Disconnect Pending Subscription Version – Rejection for Empty CDD

NPAC SMS shall reject a Subscription Version Modify Disconnect Pending Request, if the new value for the Customer Disconnect Date is not populated. (previously NANC 249 Req 5)

Note: If changing the Customer Disconnect Date, the date must be populated in the message that is sent to the NPAC. If the SOA is not changing the date, the date must still be sent to the NPAC in the Modify Disconnect Pending Request with the same/current value.

Note: In the case where a SOA is modifying a range of disconnect-pending Subscription Versions that have different CDD or ERD values, all of the Subscription Versions in that range will be updated to the same CDD or ERD value, even though they previously had different values.

R5-39.1	Modify Active/Disconnect Pending Subscription Version - Validation Failure Notification

NPAC SMS shall send an appropriate error message to the originating user if the modified active/disconnect pending Subscription Version fails validations.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-37	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-39.2	Modify Active/Disconnect Pending Subscription Version - Validation Error Processing

NPAC SMS shall leave the original version intact upon validation failure of a modified active/disconnect pending Subscription Version.

RR5-46	Modify Active Subscription Version- Creation of Old Subscription Version

DELETED

RR5-47	Modify Active Subscription Version- Old Subscription Version No Broadcast

DELETED

R5-40.1	Modify Active Subscription Version - Broadcast Date/Time Stamp

NPAC SMS shall record the current date and time as the broadcast date and time stamp upon initiation of broadcasting of the modified active Subscription Version.

R5-40.3	Modify Active Subscription Version - Modification Success User Notification

NPAC SMS shall notify the originating user indicating successful modification of an active Subscription Version.

R5-40.4	Modify Active Subscription Version - Broadcast complete Time Stamp

NPAC SMS shall record the current date and time as the Broadcast Complete Date and Time Stamp, after one Local SMS has successfully acknowledged modifying the new Subscription Version.

R5-41	Activation Of A Modified Subscription Version

NPAC SMS shall proceed with the broadcast modified active subscription process upon successful modification of an active Subscription Version.

RR5-129	Activation Of A Modified Disconnect Pending Subscription Version when ERD is Modified to Current Date

NPAC SMS shall proceed with the broadcast immediate disconnect subscription process upon successful modification of a disconnect pending Subscription Version, only in cases where the Effective Release Date has been modified to the current date/time or previous date/time, in the NPAC SMS. (previously NANC 249 Req 4)

Note: If the ERD is set to a future date/time, the NPAC SMS will not broadcast any updates at the time of modification. The disconnect broadcast will occur once the future date/time has been reached in the NPAC SMS.

RR5-41.1	Broadcast Modified Active Subscription - Local SMS Identification

NPAC SMS shall determine which Local SMSs to send the Subscription Version to by identifying all Local SMSs that are accepting Subscription version data downloads for the given NPA-NXX.

RR5-41.2	Broadcast Modified Active Subscription - Send to Local SMSs

NPAC SMS shall send the modified Subscription version via the NPAC SMS to Local SMS Interface to the Local SMSs

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-38	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-41.3	Broadcast Modified Active Subscription - Set to Sending

NPAC SMS shall set the Subscription Version status to sending upon sending the Subscription version to the Local SMSs.

RR5-41.4	Modify Active Subscription Version - Return Status

NPAC SMS shall upon completion of the broadcast (failed or successful) return the status of the modified active subscription to its previous state.

RR5-41.5	Modify Active Subscription Activation Retry Attempts - Tunable Parameter

NPAC SMS shall use the Subscription Modification Retry Attempts tunable parameter which defines the number of times a new Subscription Version will be sent to a Local SMS which has not acknowledged receipt of the modify request.

RR5-41.6	Modify Active Subscription Activation Retry Interval - Tunable Parameter

NPAC SMS shall use the Subscription Modification Retry Interval tunable parameter, which defines the delay between sending new Subscription Versions to a Local SMS that has not acknowledged receipt of the modify request.

RR5-41.7	Modify Active Subscription Version Failure Retry

NPAC SMS shall resend the modified Subscription Version a Subscription Modification Retry Attempts tunable parameter number of times to a Local SMS that has not acknowledged the receipt of the modification request once the Subscription Activation Retry Interval tunable parameter expires.

RR5-41.8	Modify Active Subscription Version Failure - Status Sending

NPAC SMS shall retain the status for the Subscription Version being modified as sending until the earlier of the Subscription Version retry period has expired for all Local SMSs, or until all Local SMSs have acknowledged the modification.

RR5-41.9	Modify Active Subscription Version Failure - Local SMS Identification

NPAC SMS shall notify the NPAC SMS Administrator of all Local SMSs where a modify has failed, once each Local SMS has successfully responded or failed to respond during the modification retry period.

RR5-41.10	Subscription Version Activation - Resend to Failed Local SMSs

NPAC SMS shall provide NPAC SMS personnel with the functionality to re-send modify active Subscription Version requests to all failed Local SMSs.

RR5-41.11	Modify Active Subscription Version - Failed Local SMS Notification Current Service Provider

NPAC SMS shall send a list to the Current Service Provider of all Local SMSs that failed modification when a Subscription Version modify active fails.

5.1.2.2.3	Subscription Version Conflict

This section provides the requirements for the functionality to place a Subscription Version in to conflict and remove it from conflict.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-39	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

NOTE:	An old Service Provider can place a subscription version in conflict by setting the authorization flag to “False”, as noted in requirement R5-27.4

5.1.2.2.3.1	Placing a Subscription Version in Conflict

R5-42	Conflict Subscription Version - Version Identification

NPAC SMS shall require the following data from NPAC personnel or Old Service Provider to identify the Subscription Version to be placed in conflict:

Ported Telephone Number (or a specified range of numbers)

or

Subscription Version ID

R5-43.1	Conflict Subscription Version - Invalid Status Notification

NPAC SMS shall send an error message to the NPAC personnel or old Service Provider if the version status is not pending or cancel pending upon attempting to set the Subscription Version to conflict.

R5-43.2	Conflict Subscription Version - No Cause Code Notification

NPAC SMS shall send an error message to the SOA if the cause code is not specified upon setting the Subscription Version to conflict.

RR5-42.1	Conflict Subscription Version - Old Service Provider Number Restriction

NPAC SMS shall only allow a subscription version to be placed into conflict by the Old Service provider one time, which includes the changing of the cause code on a subscription version.

RR5-42.2	Conflict Subscription Version - Conflict Restriction Window

NPAC SMS shall provide a Conflict Restriction Tunable which is defined as the time on the business day prior to the New Service Provider due date that a pending Subscription Version can no longer be placed into conflict state by the old Service Provider.

RR5-50	Conflict Subscription Version - Conflict Restriction Window- Old Service Provider

NPAC SMS shall provide a Conflict Restriction Window that restricts an Old Service Provider from putting a Subscription Version into Conflict.

RR5-51	Conflict Subscription Version – Conflict Restriction Rules for Old Service Provider

NPAC SMS shall restrict a Subscription Version from being placed into Conflict by the Old Service Provider, when the Conflict Restriction Window Tunable Time is reached AND the Final Concurrence Timer (T2) has expired.

AR5-2	Conflict Restriction Window Tunable due date value

The date used for the Conflict Restriction Window Tunable calculation relies on the date value specified in the New Service Provider due date.

RR5-42.3	Conflict Subscription Version - Conflict Restriction Window Tunable

NPAC SMS shall allow the NPAC SMS Administrator to modify the Conflict Restriction Window Tunable parameter.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-40	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-42.4	Conflict Subscription Version - Conflict Restriction Window Tunable Default

NPAC SMS shall default the Conflict Restriction Window Tunable parameter to 17:00/18:00 UTC, adjusted for Standard/Daylight time changes.

RR5-42.5	Conflict Subscription Version – Short Timer Usage

NPAC SMS shall not apply the Conflict Restriction Window Tunable to subscription versions being ported using short timers.

R5-44.1	Conflict Subscription Version - Set Status to Conflict

NPAC SMS shall, upon placing a Subscription Version into conflict, set the version status to conflict.

R5-44.2	Conflict Subscription Version - Set Conflict Date and Time

NPAC SMS shall, upon placing a Subscription Version into conflict, record the current date and time as the conflict date and time stamp.

R5-44.3	Conflict Subscription Version - Successful Completion Message

NPAC SMS shall issue an appropriate message to the originating user and the Old and New Service Providers indicating successful completion of the process to place a subscription in conflict.

R5-45.1	Conflict Expiration Window - Tunable Parameter

NPAC SMS shall provide a Conflict Expiration Window tunable parameter which is defined as a number of calendar days a Subscription Version will remain in conflict prior to cancellation.

R5-45.2	Conflict Expiration Window - Tunable Parameter Default

NPAC SMS shall default the Conflict Expiration Window tunable parameter to 30 calendar days.

R5-45.3	Conflict Expiration Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administration to modify the Conflict Expiration Window tunable parameter.

R5-45.4	Conflict Subscription Version - Set to Cancel

NPAC SMS shall set the status of the Subscription Version to cancel after a Subscription Version has been in conflict for a Conflict Expiration Window tunable parameter number of calendar days.

R5-45.5	Conflict Subscription Version - Set Cancellation Date Timestamp

NPAC SMS shall set a Subscription Version cancellation date timestamp to the current time upon setting a conflict Subscription Version to cancel.

R5-45.6	Conflict Subscription Version - Inform Service Providers of Cancel Status

NPAC SMS shall notify both Service Providers after a Subscription Version status is set to cancel from conflict.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-41	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

5.1.2.2.3.2	Removing a Subscription Version from Conflict

R5-46	Conflict Resolution Subscription Version - Version Identification

NPAC SMS shall require the following data from the NPAC personnel user, new, or old Service Provider to identify the Subscription Version to be set from conflict to pending:

Ported Telephone Number, (or a specified range of numbers)

or

Subscription Version ID

R5-47	Conflict Resolution Subscription Version - Invalid Status Notification

NPAC SMS shall send an error message to the originating user if the Subscription Version status is not in conflict upon attempting to set the Subscription Version to pending.

R5-50.1	Conflict Resolution Subscription Version - Set Status

NPAC SMS shall set the version status to pending if the Subscription Version is in conflict upon a request from NPAC personnel, new, or old service providers to set a Subscription Version to pending.

R5-50.2	Conflict Resolution Subscription Version - Status Message

NPAC SMS shall send an appropriate message to the originating user indicating successful completion of the process to set a subscription to pending.

RR5-12.1	Conflict Resolution Subscription Version - Inform Both Service Providers of Pending Status

NPAC SMS shall inform both Service Providers when the status of a Subscription Version is set to pending for an Inter-Service Provider port.

RR5-12.3	Conflict Resolution New Service Provider Restriction Tunable Parameter

NPAC SMS shall provide long and short Conflict Resolution New Service Provider Restriction tunable parameters which are defined as a number of business hours after the subscription version is initially put into conflict that the NPAC SMS will prevent it from being removed from conflict by the New Service Provider.

NOTE: In the case where a subscription version is put into conflict (status is conflict), then cancelled (status is cancel-pending), then cancel un-do (status is returned to conflict), the number of business hours is based on when the subscription version initially went into conflict, not when it is returned back to conflict.

RR5-12.4	Long Conflict Resolution New Service Provider Restriction - Tunable Parameter Default

NPAC SMS shall default the long Conflict Resolution New Service Provider Restriction tunable parameter to 6 business hours.

RR5-12.5	Conflict Resolution New Service Provider Restriction Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administration to modify the long and short Conflict Resolution New Service Provider Restriction tunable parameters.

RR5-12.6	Short Conflict Resolution New Service Provider Restriction - Tunable Parameter Default

NPAC SMS shall default the short Conflict Resolution New Service Provider Restriction tunable parameter to 6 business hours.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-42	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-14	Conflict Resolution Acknowledgment - Update Conflict Resolution Date and Time Stamp

NPAC SMS shall update the conflict resolution date and time stamp with the current date and time and set the old Service Provider Authorization flag to true when conflict is resolved.

RR5-137	Conflict Resolution Subscription Version – Restriction for Cause Code Values

NPAC SMS shall restrict the resolution of a Subscription Version with a status of conflict and a cause code value of 50 or 51, to only allow resolution by the Old Service Provider. (previously NANC 375, Req 1)

RR5-138	Conflict Resolution Subscription Version –Conflict Resolution New Service Provider Restriction Tunable Application

NPAC SMS shall apply the Conflict Resolution New Service Provider Restriction Tunable only for a Subscription Version with a status of conflict and a cause code value NOT EQUAL TO 50 or 51. (previously NANC 375, Req 2)

RR5-139	Conflict Resolution Subscription Version – Restricted Cause Code Notification

NPAC SMS shall send an error message to the New Service Provider if the Subscription Version status is conflict AND the cause code value is 50 or 51, upon attempting to set the Subscription Version to pending. (previously NANC 375, Req 3)

RR5-168	Regional Prevent Conflict Resolution 50/51 Tunable

NPAC SMS shall provide a Regional Prevent Conflict Resolution 50/51 tunable parameter, which is defined as an indicator on whether or not the prevention of conflict resolution for cause codes 50 or 51 by the New Service Provider is supported by the NPAC SMS for a particular NPAC Region. (previously NANC 375, Req 10)

RR5-169	Regional Prevent Conflict Resolution 50/51 Tunable Default

NPAC SMS shall default the Regional Prevent Conflict Resolution 50/51 tunable parameter to TRUE. (previously NANC 375, Req 11)

RR5-170	Regional Prevent Conflict Resolution 50/51 Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Regional Prevent Conflict Resolution 50/51 tunable parameter. (previously NANC 375, Req 12)

5.1.2.2.4	Subscription Version Activation

This section provides the requirements for the Subscription Version Activation functionality, which is executed upon the NPAC personnel or SOA to NPAC SMS interface user requesting to activate a Subscription Version. Requirements related to activation are contained in requirement R5-23.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-43	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-51.1	Activate Subscription Version - Version Identification

NPAC SMS shall require the following data from the NPAC personnel or new service provider to identify the Subscription Version to be activated:

Ported Telephone Number (or a specified range of numbers)

or

Subscription Version ID

R5-51.2	Activate Subscription Version - Broadcast Complete Date and Time Stamp

NPAC SMS shall record the current date and time as the Activation Broadcast Complete Date and Time Stamp, as soon as one Local SMS has successfully acknowledged activating the new Subscription Version.

RR5-21	Activate “porting to original” Subscription Version

NPAC SMS shall proceed with the “immediate” disconnect processing when a “porting to original” Subscription Version is activated.

RR5-22	Activate Subscription Version - Set Activation Received Timestamp

NPAC SMS shall set the Activation Received timestamp to the current date and time upon receiving a Subscription Version activation request.

R5-52	Activate Subscription Version - Invalid Status Notification

NPAC SMS shall send an error message to the originating user if the version status is not pending upon Subscription Version activation.

R5-53.1	Activate Subscription Version - Validation

NPAC SMS shall verify that a Subscription Version is in a valid pending state by checking that a new Service Provider time stamp exists and that the effective date of the NPA-NXX has been reached.

R5-53.2	Activate Subscription Version Validation Error Message

NPAC SMS shall send an error message to the originating user if the Subscription validation fails.

R5-53.3	Activate Subscription Version - Validate Due Date

NPAC SMS shall verify that a pending Subscription Version is eligible for activation by ensuring that the new Service Provider due date is less than or equal to the current date.

RR5-209	Activate “Intra-Service Provider Port” Subscription Version – Service Provider Tunable Value of TRUE for Pseudo-LRN Request

NPAC SMS shall accept a Subscription Version Activate request for a pseudo-LRN record from a Service Provider SOA only when the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE. (previously NANC 442, Req 77)

R5-55	Activate Subscription Version - Local SMS Identification

NPAC SMS shall determine which Local SMSs to send the Subscription Version to by identifying all Local SMS that are accepting Subscription Version data downloads for the given NPA-NXX.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-44	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-57.1	Activate Subscription Version - Send to Local SMSs

NPAC SMS shall send the activated Subscription Version for an activated Inter or Intra-Service Provider port via the NPAC SMS to Local SMS Interface to the Local SMSs.

RR5-210	Activate Subscription Version - Local SMS Identification – Pseudo-LRN

NPAC SMS shall send a Subscription Version Activate to all Local SMSs, based on the NPAC Customer LSMS Pseudo-LRN Indicator set to TRUE and the Pseudo-LRN Accepted SPID List, that are accepting Subscription Version data downloads of pseudo-LRN data from the SPID creating the pseudo-LRN record. (previously NANC 442, Req 29)

R5-57.2	Activate Subscription Version - Set to Sending

NPAC SMS shall set the subscription status to sending upon sending the activated Subscription Version to the Local SMSs.

R5-57.3	Activate Subscription Version - Date and Time Stamp

NPAC SMS shall record the current date and time as the broadcast date and time stamp upon initiating sending the activated subscription to the Local SMSs.

R5-58.1	Local SMS Activation message logging

NPAC SMS shall log the activation responses resulting from the activation requests sent to the Local SMSs.

R5-58.2	Local SMS Activation Log Retention Period - Tunable Parameter

NPAC SMS shall provide a Local SMS Activation Log Retention Period tunable parameter which is defined as the number of calendar days Local SMS activation responses will remain in the log.

R5-58.3	Local SMS Activation Log Retention Period - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Local SMS Activation Log Retention Period tunable parameter.

R5-58.4	Local SMS Activation Log Retention Period - Tunable Parameter Default

NPAC SMS shall default the Local SMS Activation Log Retention Period tunable parameter to 90 calendar days.

R5-58.5	Local SMS Activation Message Log - Viewing

NPAC SMS shall allow NPAC personnel to view the Local SMS Activation Message log.

R5-59.1	Activate Subscription Version - Set Status of Current to Active

NPAC SMS shall, upon receiving successful activation acknowledgment from all involved Local SMSs, set the sending Subscription Version status to active.

R5-59.2	Activate Subscription Version - Set Status of Previous to Old

NPAC SMS shall upon receiving successful activation acknowledgment from any involved Local SMSs, set the previous active Subscription Version status to old.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-45	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-60.1	Subscription Activation Retry Attempts - Tunable Parameter

NPAC SMS shall provide a Subscription Activation Retry Attempts tunable parameter which defines the number of times a new Subscription Version will be sent to a Local SMS which has not acknowledged receipt of the activation request.

R5-60.2	Subscription Activation Retry Interval - Tunable Parameter

NPAC SMS shall provide a Subscription Activation Retry Interval tunable parameter, which defines the delay between sending new Subscription Versions to a Local SMS that has not acknowledged receipt of the activation request.

R5-60.3	Subscription Activation Retry Attempts - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Activation Retry Attempts tunable parameter.

R5-60.4	Subscription Activation Retry Interval - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Activation Retry Interval tunable parameter.

R5-60.5	Subscription Activation Retry Attempts - Tunable Parameter Default

NPAC SMS shall default the Subscription Activation Retry Attempts tunable parameter to 3 times.

R5-60.6	Subscription Activation Retry Interval - Tunable Parameter Default

NPAC SMS shall default the Subscription Activation Retry Interval tunable parameter to 2 minutes.

R5-60.7	Subscription Version Activation Failure Retry

NPAC SMS shall resend the activated Subscription Version a Subscription Activation Retry Attempts tunable parameter number of times to a Local SMS that has not acknowledged the receipt of the activation request once the Subscription Activation Retry Interval tunable parameter expires.

R5-60.8	Subscription Version Activation Failure - After Retries

NPAC SMS shall consider the Subscription Version activation for a given Local SMS failed once the applicable Activation Retry tunable parameter number of retries has been exhausted for that Local SMS.

R5-60.9	Subscription Version Activation Failure - Status Sending

NPAC SMS shall retain the status for the Subscription Version being activated as sending until the Subscription Version retry period expires for all Local SMSs, or until all Local SMSs have acknowledged the activation.

R5-60.10	Subscription Version Activation Failure - Local SMS Identification

NPAC SMS shall notify the NPAC SMS Administrator of all Local SMSs where new activation failed, once each Local SMS has successfully responded or failed to respond during the activation retry period.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-46	North American Numbering Council (NANC)
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Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-60.11	Subscription Version Activation Failure - Set Status to Partial Failure

NPAC SMS shall set the Subscription Version status to partial failure if the activation resulting from an subscription version activation request failed in one or more, but not all, of the Local SMSs.

R5-60.12	Subscription Version Partial Activation Failure - Set Status of Previous to Old

NPAC SMS shall set the status of a previous active version to old when a Subscription Version activation succeeds for at least one of the Local SMSs.

R5-61.1	Subscription Version Activation - Set Status to Failure

NPAC SMS shall set the status of the Subscription Version to failed if the Subscription Version fails activation resulting from a subscription version activation request in all the Local SMSs to which it was sent.

R5-61.2	Subscription Version Activation Subscription Version - Failure Notification

NPAC SMS shall notify the NPAC System Administrator when a Subscription Version fails activation at all of the Local SMSs.

R5-61.3	Subscription Version Activation - Resend to Failed Local SMSs

NPAC SMS shall provide NPAC SMS personnel with the functionality to re-send activate Subscription Version requests to all failed Local SMSs.

RR5-22.1	Subscription Version Activation - Failed Local SMS Notification - Both Service Providers

NPAC SMS shall send a list to the Old and New Service Providers of all Local SMSs that failed activation when a Subscription Version is set to failed or partial failure subsequent to Subscription Version activation for an Inter-Service Provider port.

RR5-22.2	Subscription Version Activation - Failed Local SMS Notification - Current Service Provider

NPAC SMS shall send a list to the current Service Provider of all Local SMSs that failed activation when a Subscription Version is set to failed or partial failure subsequent to Subscription Version activation for an Intra-Service Provider port.

RR5-60	Activate Intra-Service Provider Port – After NPA-NXX-X Creation and Prior to the Existence of the Block

NPAC SMS shall allow NPAC personnel, a Service Provider SOA via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, to activate intra-service provider ports for a TN within the 1K Block, where there is no active Subscription Version in the NPAC SMS. (Previously SV-200)

RR5-219	Activate Subscription Version - Pending SV with no underlying Pooled or Ported SV

NPAC SMS shall allow NPAC personnel, a Service Provider SOA via the SOA to NPAC SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface, to activate an inter-service provider port or intra-service provider port for a TN within the 1K Block, without an underlying pooled or ported Subscription Version. (previously NANC 446, Req new1)

Note: This requirement allows the activate of a pending port (regular or PTO) within a 1K Block, regardless of the status of the Number Pool Block (“pending”, sending, failed, partial failure, active with a failed SP list).

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-47	North American Numbering Council (NANC)
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Subscription Management

RR5-211	Activate “Intra-Service Provider Port” Subscription Version – Send Notification of Activation of Pseudo-LRN Record

NPAC SMS shall send a notification to the current Service Provider when a Subscription Version is set to active/partial failure/failed upon activation of a Subscription Version for an Intra-Service Provider port of a pseudo-LRN record only if the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE and the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE. (previously NANC 442, Req 31)

RR5-61	Activate Port-to-Original Subscription Version – Broadcast of Subscription Data Creation

DELETED

RR5-62	Activate Port-to-Original Subscription Version – Broadcast of Subscription Data Deletion

The NPAC SMS shall broadcast a Subscription Version Delete to a Local SMS, upon activating a port-to-original Subscription Version, where the TN is within the range of a 1K Block, once the Block exists in the NPAC SMS. (Previously SV-220)

RR5-171	Activate Subscription Version - Send SV Type Data to Local SMSs

NPAC SMS shall, for a Service Provider that supports SV Type, send the SV Type attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 399, Req 13)

RR5-172	Activate Subscription Version - Send Alternative SPID to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alternative SPID, send the Alternative SPID attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 399, Req 14)

RR5-190	Activate Subscription Version - Send Last Alternative SPID to Local SMSs

NPAC SMS shall, for a Service Provider that supports Last Alternative SPID, send the Last Alternative SPID attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 438, Req 7)

RR5-191	Activate Subscription Version - Send Alt-End User Location Value to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alt-End User Location Value, send the Alt-End User Location Value attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 436, Req 8)

RR5-192	Activate Subscription Version - Send Alt-End User Location Type to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alt-End User Location Type, send the Alt-End User Location Type attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 436, Req 8.1)

RR5-193	Activate Subscription Version - Send Alt-Billing ID to Local SMSs

NPAC SMS shall, for a Service Provider that supports Alt- Billing ID, send the Alt Billing ID attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 436, Req 8.2)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-48	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-194	Activate Subscription Version - Send Voice URI to Local SMSs

NPAC SMS shall, for a Service Provider that supports Voice URI, send the Voice URI attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 429, Req 7)

RR5-195	Activate Subscription Version - Send MMS URI to Local SMSs

NPAC SMS shall, for a Service Provider that supports MMS URI, send the MMS URI attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 430, Req 7)

RR5-196	Activate Subscription Version - Send SMS URI to Local SMSs

NPAC SMS shall, for a Service Provider that supports SMS URI, send the SMS URI attribute for an activated Inter or Intra-Service Provider Subscription Version port via the NPAC SMS to Local SMS Interface to the Local SMSs. (previously NANC 435, Req 7)

5.1.2.2.5	Subscription Version Disconnect

This section provides the requirements for the Subscription Version Disconnect functionality, which is executed upon the NPAC personnel or SOA to NPAC SMS interface user requesting to have a Subscription Version disconnected.

R5-62	Disconnect Subscription Version - Version Identification

NPAC SMS shall receive the following data from the NPAC personnel or current Service Provider to identify an active Subscription Version to be disconnected:

Ported Telephone Numbers (or a specified range of numbers)

or

Subscription Version ID

RR5-23.1	Disconnect Subscription Version - Required Input Data

NPAC SMS shall require the following input data upon a Subscription Version disconnect:

—	Customer Disconnect Date - Date upon which the customer’s service is disconnected.

RR5-23.2	Disconnect Subscription Version - Optional Input Data

NPAC SMS shall accept the following optional input data upon a Subscription Version disconnect:

—	Effective Release Date - Future date upon which the disconnect should be broadcast to all Local SMSs.

RN5-10	Disconnect Subscription Version - Invocation by Current Service Provider

NPAC SMS shall allow only NPAC personnel or the Current Service Provider to invoke the functionality to disconnect a Subscription Version.

R5-63	Disconnect Subscription Version - Invalid Status Notification

NPAC SMS shall send an appropriate error message to the originating user that the Subscription Version is not active in the network and cannot be disconnected or set to disconnect pending if there is no Subscription Version with a status of active.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-49	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-64.1	Disconnect Subscription Version - Cancel Other Version Notification

NPAC SMS shall notify the originating user that the active Subscription Version cannot be disconnected if a version of that subscription version with a status other than canceled or old exists.

RR5-48	Disconnect Pending Subscription Version- Creation of Old Subscription Version

DELETED

RR5-49	Disconnect Pending Subscription Version- Old Subscription Version No Broadcast

DELETED

RR5-212	Disconnect “Intra-Service Provider Port” Subscription Version – Service Provider Tunable Value of TRUE for Pseudo-LRN Request

NPAC SMS shall accept a Subscription Version Disconnect request for a pseudo-LRN record from a Service Provider SOA only when the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE. (previously NANC 442, Req 78)

RR5-24	Disconnect Subscription Version -Set to Disconnect Pending

NPAC SMS shall set the status of a Subscription Version to disconnect pending upon a Subscription Version disconnect request when an effective release date is specified.

RR5-25.1	Disconnect Subscription Version - Disconnect Pending Status Notification

NPAC SMS shall inform the current Service Provider when the status of a Subscription Version is set to Disconnect Pending.

RR5-25.2	Disconnect Subscription Version - Customer Disconnect Date Notification

NPAC SMS shall notify the new Service Provider (donor) of the Subscription Version Customer Disconnect Date and Effective Release Date immediately prior to broadcasting a Subscription Version disconnect.

Note: If the Effective Release Date is not specified in the Disconnect Request from the current Service Provider, the Effective Release Date will be populated with the same value as the Customer Disconnect Date.

R5-65.1	Disconnect Subscription Version -Immediate Broadcast

NPAC SMS shall immediately proceed with the broadcasting of the disconnect after the Customer Disconnect Date notification is sent if no Effective Release Date was specified with the request.

R5-65.2	Disconnect Subscription Version - Deferred Broadcast

NPAC SMS shall proceed with the broadcasting of the disconnect when the specified Effective Release Date is reached if an Effective Release Date was specified with the request.

R5-65.4	Disconnect Subscription Version - Broadcast Interface Message to Local SMSs

NPAC SMS shall broadcast the disconnect Subscription Version message to the Local SMSs that are accepting Subscription Version data downloads for the given NPA-NXX via the NPAC SMS to Local SMS Interface.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-50	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-213	Disconnect Subscription Version - Local SMS Identification – Pseudo-LRN

NPAC SMS shall determine which Local SMSs to send the Subscription Version to by identifying all Local SMSs, using the Service Provider’s Pseudo-LRN Accepted SPID List, that are accepting Subscription Version data downloads of pseudo-LRN data. (previously NANC 442, Req 33)

R5-65.5	Disconnect Subscription Version - Disconnect Broadcast Date and Time Stamp

NPAC SMS shall record the current date and time as the disconnect broadcast date and time stamp upon sending of disconnect messages to the Local SMSs.

R5-65.6	Disconnect Subscription Version - Set to Sending

NPAC SMS shall set a Subscription Version status to sending upon sending the disconnect messages to the Local SMSs.

R5-66.2	Disconnect Subscription Version Complete - Set Disconnect Complete Date

NPAC SMS shall update the Disconnect Complete timestamp of the previously active Subscription Version upon completion of the broadcast, and the FIRST successful response from a Local SMS.

R5-66.3	Disconnect Subscription Version Complete - Set Disconnect to Old

NPAC SMS shall set the disconnect Subscription Version to old if a successful response from at least one Local SMS is returned.

R5-66.4	Disconnect Subscription Version Complete – Status Update of SV

NPAC SMS shall update the status of the disconnect Subscription Version upon completion of the Deletion broadcast, and a response from ALL Local SMSs, or retries are exhausted.

RR5-214	Disconnect “Intra-Service Provider Port” Subscription Version – Send Notification of Disconnect of Pseudo-LRN Record

NPAC SMS shall send a notification to the current Service Provider when a Subscription Version is set to old upon disconnection of a Subscription Version for an Intra-Service Provider port of a pseudo-LRN record only if the NPAC Customer SOA Pseudo-LRN Indicator is set to TRUE and the NPAC Customer SOA Pseudo-LRN Notification Indicator is set to TRUE. (previously NANC 442, Req 35)

R5-67.1	Disconnect Subscription Version - Set Status to Active

NPAC SMS shall set the status of the disconnect Subscription Version to active if the disconnect fails in all the Local SMSs to which it was sent.

R5-67.2	Disconnect Pending Subscription Version - Failure Notification

NPAC SMS shall notify the NPAC SMS System Administrator when a disconnect Subscription Version fails in all of the Local SMSs.

R5-67.3	Disconnect Subscription Version - Resend Disconnect Requests to All Local SMSs

NPAC SMS shall provide authorized NPAC SMS personnel with the functionality to resend all failed disconnect requests to the Local SMSs.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-51	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-68.1	Disconnect Subscription Version - Subscription Disconnect Retry Attempts - Tunable Parameter

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Disconnect Retry Attempts tunable parameter, which is defined as the number of times the NPAC SMS will resend a disconnect message to an unresponsive Local SMS.

R5-68.2	Disconnect Pending Subscription Version - Subscription Disconnect Retry Attempts - Tunable Parameter Default

NPAC SMS shall default the Subscription Disconnect Retry Attempts tunable parameter to 3 times.

R5-68.3	Disconnect Subscription Version - Subscription Disconnect Retry Interval - Tunable Parameter

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Disconnect Retry Interval tunable parameter, which is defined as the amount of time that shall elapse between disconnect retries.

R5-68.4	Disconnect Subscription Version - Subscription Disconnect Retry Interval - Tunable Parameter Default

NPAC SMS shall default the Subscription Disconnect Retry Interval tunable parameter to 2 minutes.

R5-68.5	Disconnect Subscription Version - Retry Processing

NPAC SMS shall resend a Subscription Version disconnect message a Subscription Disconnect Retry Attempts tunable parameter number of times to a Local SMS that has not acknowledged the receipt of a disconnect once the Subscription Disconnect Retry Interval tunable parameter expires.

R5-68.6	Disconnect Subscription Version - Sending Status during Retries

NPAC SMS shall retain the status for the Subscription Version being disconnected as sending until the Subscription Disconnect Retry Attempts tunable parameter period expires for all Local SMSs, or until all Local SMSs have acknowledged the disconnect.

R5-68.7	Disconnect Subscription Version - Retry Failed

NPAC SMS shall consider the disconnect Subscription Version request to have failed at a specific Local SMS after the Subscription Disconnect Retry Attempts tunable parameter count for the specific Local SMS has been exhausted.

R5-68.8	Disconnect Subscription Version - Failure Notification after Retries Complete

NPAC SMS shall send a list of the Local SMSs where the disconnect request failed to the NPAC SMS System Administrator after every local SMS has either succeeded or failed with the disconnect.

R5-68.9	Disconnect Subscription Version - Set to Old

NPAC SMS shall set the disconnect Subscription Version status to old if the disconnect request failed at one or more, but not all, of the Local SMSs.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-52	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-68.10	Disconnect Subscription Version - Resend Disconnect Requests to Failed Local SMSs

NPAC SMS shall provide authorized NPAC SMS personnel with the functionality to resend disconnect requests to all Local SMSs that failed to register the disconnect request.

RR5-63	Disconnect Subscription Version or Port-To-Original – Pooled Number Block Default Routing Restoration

The NPAC SMS shall reinstate the Block default routing, block holder Service Provider Id and the LNP Type to POOL for a subscription version upon a disconnect for a ported TN, or an activate for a Port-To-Original TN, belonging to the 1K Block, once the Block exists in the NPAC SMS, except for a status of Old, with or without a Block Failed SP List. (Previously SV-390)

RR5-64	Disconnect Subscription Version - Customer Disconnect Date Notification for Pooled Number

NPAC SMS shall notify the Block Holder of the Subscription Version Customer Disconnect Date and Effective Release Date, for a ported pooled Subscription Version that is being disconnected, prior to reinstating the default routing. (Previously SV-400)

RR5-65	Disconnect Subscription Version – Broadcast of Subscription Data Creation

DELETED

RR5-66	Disconnect Subscription Version – Broadcast of Subscription Data Deletion

The NPAC SMS shall broadcast a Subscription Version Delete to a Local SMS, upon a disconnect of a ported pooled Subscription Version, where the TN is within the 1K Block. (Previously SV-420)

RR5-67.1	Disconnect Subscription Version – Updates to the Status for Disconnect

NPAC SMS shall update the Status of the individual subscription version(s) broadcast to the Local SMSs, upon completion of the disconnect broadcast to ALL Local SMSs. (Previously SV-422.1)

RR5-67.2	Disconnect Subscription Version – Setting of the Status for Disconnected SV

NPAC SMS shall, upon broadcasting the delete of the Subscription Version to Local SMSs, set the status of the Subscription Version being disconnected to: (Previously SV-422.2)

—	Active, if ALL Local SMSs, fail the broadcast.
—	Old, for all other cases.

RR5-67.3	Disconnect Subscription Version – Setting of the Status for Newly Created SV

NPAC SMS shall, upon broadcasting the delete of the Subscription Version to Local SMSs, set the status of the Subscription Version being created to reinstate default routing to: (Previously SV-422.3)

—	Active, if all Local SMSs, respond successfully to the broadcast.
—	Failed, if all Local SMSs, fail the broadcast, or retries are exhausted.
—	Partial Failure, for all other cases.

RR5-68.1	Disconnect Subscription Version – Updates to the Status for Port-to-Original

NPAC SMS shall update the Status of the individual subscription version(s) broadcast to the Local SMSs, and the individual subscription version(s) representing the port-to-original request, upon completion of the Port-To-Original broadcast to ALL Local SMSs. (Previously SV-423.1)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-53	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-68.2	Disconnect Subscription Version – Setting of the Status for Port-to-Original SV

NPAC SMS shall, upon broadcasting the delete of the Subscription Version to Local SMSs, set the status of the Subscription Version being ported-to-original to: (Previously SV-423.2)

—	Old, if ALL Local SMSs, respond successfully to the broadcast.
—	Failed, if ALL Local SMSs, fail the broadcast, or retries are exhausted.
—	Partial Failure, for all other cases.

RR5-68.3	Disconnect Subscription Version – Setting of the Status for Port-to-Original SV that was active prior to the PTO activation request

NPAC SMS shall, upon broadcasting the delete of the Subscription Version to Local SMSs, set the status of the previously active Subscription Version being disconnected due to the port-to-original request to: (Previously SV-423.3)

—	Active, if ALL Local SMSs, fail the broadcast.
—	Old, for all other cases.

RR5-68.4	Disconnect Subscription Version – Setting of the Status for Port-to-Original for Newly Created SV

NPAC SMS shall, upon broadcasting the delete of the Subscription Version to Local SMSs, set the status of the Subscription Version being created to reinstate default routing for the port-to-original request to: (Previously SV-423.4)

—	Active, if all Local SMSs, respond successfully to the broadcast.
—	Failed, if all Local SMSs, fail the broadcast, or retries are exhausted.
—	Partial Failure, for all other cases.

RR5-69	Disconnect Subscription Version – Updates to the Failed SP List for Disconnect

NPAC SMS shall update the Subscription Version Failed SP List of the individual subscription version(s) that were broadcast to the Local SMSs with the discrepant Local SMS(s) , upon completion of the broadcast of the delete of the Subscription Version(s) to Local SMSs. (Previously SV-425)

Note: The NPAC SMS will roll up the Subscription Version Failed SP List so that the SV that was active prior to the disconnect request (SV1) contains the Failed SP List for both SV1 and SV2, as defined in the IIS Flows for Disconnect of a Ported Pooled Number.

RR5-70	Disconnect Subscription Version – Updates to the Failed SP List for Port-To-Original

NPAC SMS shall update the Subscription Version Failed SP List of the individual subscription version(s) that were sent up in the Port-to-Original Activate request by the SOA with the discrepant Local SMS(s), upon completion of the broadcast of the delete of the Subscription Version(s) to Local SMSs. (Previously SV-426)

Note: The NPAC SMS will roll up the Subscription Version Failed SP List so that the SV that was active prior to the port-to-original activate request (SV2) contains the Failed SP List for both SV1 and SV3, as defined in the IIS Flows for a Port-To-Original of a Ported Pooled Number.

5.1.2.2.6	Subscription Version Cancellation

This section provides the requirements for the Subscription Version Cancellation functionality (including “un-do” of a ‘cancel-pending’ Subscription Version), which is executed upon the NPAC personnel or SOA to NPAC SMS interface user requesting to cancel a Subscription Version.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-54	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-26.1	Cancel Subscription Version - Inform Both Service Providers of Cancel Pending Status

NPAC SMS shall inform both old and new Service Providers when the status of a Subscription Version is set to cancel pending for an Inter-Service Provider port.

R5-69	Cancel Subscription Version - Version Identification

NPAC SMS shall receive the following data from the NPAC personnel to identify a Subscription Version to be canceled:

Ported Telephone Number (or a specified range of numbers)

or

Subscription Version ID

R5-70	Cancel Subscription Version - Invalid Status Notification

NPAC SMS shall send an appropriate error message to the originating user if the status is not pending, conflict, or disconnect pending.

RR5-27	Cancel Subscription Version - Validate Service Provider

NPAC SMS shall send an appropriate error message to the originating user if the originating user is neither the New nor the Old Service Provider in the existing Subscription Version upon Subscription Version cancellation.

R5-71.2	Cancel Subscription Version - Set Cancellation Date and Time Stamp

NPAC SMS shall set the Subscription Version cancellation date and time to current upon setting the Subscription Version status to canceled.

R5-71.3	Cancel Subscription Version- Set to Cancel Old Service Provider only

NPAC SMS shall set the subscription version status to cancel upon receiving a cancellation from the old Service Provider if the New Service Provider has not sent a subscription version create.

R5-71.4	Cancel Subscription Version- Set to Cancel New Service Provider only

NPAC SMS shall set the subscription version status to cancel upon receiving a cancellation from the New Service Provider if the Old Service Provider has not sent an subscription version create.

R5-71.5	Cancel Subscription version- Error on Cancellation

NPAC SMS shall return an error if a Service Provider sends a cancellation for a subscription version that has not been created by that Service Provider.

R5-71.6	Cancel Subscription Version- Set Pending subscription version to Cancel Pending Status Inter-Service Provider port

NPAC SMS shall set the subscription version status to Cancel Pending upon receiving a cancellation from either the Old or New Service Provider for a subscription version with a pending status (both Service Providers have done a create) for an Inter-Service Provider or Port to original port.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-55	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

R5-71.8	Cancel Subscription Version- Set Conflict Subscription to Cancel New Service Provider only

NPAC SMS shall set the subscription version status to cancel upon receiving a cancellation from the new Service Provider on a subscription in conflict that was previously in cancel pending and for which only the old service provider has sent a cancellation acknowledgment.

R5-71.9	Cancel Subscription Version - Rejection of Old Service Provider Conflict Cancellation

NPAC SMS shall return an error to the Old Service Provider if they attempt to cancel a Subscription Version that is in conflict due to lack of New Service Provider cancellation concurrence on a subscription version that was previously in cancel pending state.

R5-71.10	Cancel Subscription Version- Set Disconnect Pending subscription version to Active

NPAC SMS shall set the subscription version status to Active upon receiving a cancellation for a subscription version with a status of disconnect pending.

R5-71.11	Cancel Subscription Version- Set to Cancel Status - Intra-Service Provider port

NPAC SMS shall set the subscription version status to cancel upon receiving a cancellation from the current Service Provider for an Intra-Service Provider port.

RR5-28.1	Cancel Subscription Version - Set to Cancel After Service Provider Acknowledge

NPAC SMS shall set the Subscription Version status to cancel upon receiving cancellation pending acknowledgment from the Service Provider that did not initiate the cancellation for an Inter-Service Provider port.

RR5-29.1	Cancel Subscription Version - Inform Both Service Providers of Cancel Status

NPAC SMS shall notify both old and new Service Providers after a Subscription Version’s status is set to canceled for an Inter-Service Provider port.

RR5-29.2	Cancel Subscription Version - Inform Current Service Provider of Cancel Status

NPAC SMS shall notify the current Service Provider after a Subscription Version’s status is set to canceled for an Intra-Service Provider port.

RR5-30	Cancel Subscription Version Acknowledgment - Update Old Service Provider Date and Time Stamp

NPAC SMS shall update the old Service Provider cancellation date and time stamp with the current date and time when the cancellation acknowledgment is received from the old Service Provider.

RR5-31	Cancel Subscription Version Acknowledgment - Update New Service Provider Date and Time Stamp

NPAC SMS shall update the new Service Provider cancellation date and time stamp with the current date and time when the cancellation acknowledgment is received from the new Service Provider.

RR5-32.1	Cancellation-Initial Concurrence Window - Tunable Parameter

NPAC SMS shall provide long and short Cancellation-Initial Concurrence Window tunable parameters, which are defined as the number of business hours after the version is set to Cancel Pending by which the non-originating Service Provider is expected to acknowledge the pending cancellation.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-56	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-32.2	Cancellation-Initial Concurrence Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the long and short Cancellation-Initial Concurrence Window tunable parameters.

RR5-32.3	Long Cancellation-Initial Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the long Cancellation-Initial Concurrence Window tunable parameter to 9 business hours.

RR5-32.4	Short Cancellation-Initial Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the short Cancellation-Initial Concurrence Window tunable parameter to 9 business hours.

RR5-33.1	Cancellation-Final Concurrence Window - Tunable Parameter

NPAC SMS shall provide long and short Cancellation-Final Concurrence Window tunable parameters which are defined as the number of business hours after the second cancel pending notification is sent by which both Service Providers are expected to acknowledge the pending cancellation.

RR5-33.2	Cancellation-Final Concurrence Window Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the long and short Cancellation-Final Concurrence Window tunable parameters.

RR5-33.3	Long Cancellation-Final Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the long Cancellation-Final Concurrence Window tunable parameter to 9 business hours.

RR5-33.4	Short Cancellation-Final Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the short Cancellation-Final Concurrence Window tunable parameter to 9 business hours.

RR5-34	Cancellation-Initial Concurrence Window - Tunable Parameter Expiration

NPAC SMS shall send a notification to the Service Provider (new or old) who has not yet acknowledged the cancel pending status when the Cancellation-Initial Concurrence Window tunable parameter expires.

RR5-35.1	Cancellation-Final Concurrence Window - Tunable Parameter Expiration New Service Provider

NPAC SMS shall set the Subscription Version status to conflict when the NPAC SMS has not received the cancellation acknowledgment from the new Service Provider and the Cancellation-Final Concurrence Window tunable parameter has expired.

RR5-35.2	Cancellation-Final Concurrence Window - Tunable Parameter Expiration Old Service Provider

NPAC SMS shall set the Subscription Version status to cancel and set the cause code to “NPAC SMS automatic cancellation” when the NPAC SMS has not received the cancellation acknowledgment from the Old Service Provider and the Cancellation-Final Concurrence Window tunable parameter has expired.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-57	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-36.1	Cancel Subscription Version – Cause Code for New SP Timer Expiration

NPAC SMS shall set the cause code to “NPAC SMS Automatic Conflict from Cancellation” after setting the Subscription Version status to conflict from cancel-pending when the new Service Provider has not acknowledged the cancellation and after the Cancellation-Final Concurrence Window has expired. (previously NANC 138, Req 1)

RR5-36.2	Cancel Subscription Version - Inform Service Providers of Conflict Status

NPAC SMS shall notify the old and new Service Providers upon setting a cancel-pending Subscription Version to conflict after the expiration of the Initial and Final Cancellation Concurrence Window tunables.

Note: If the cause code value is set to “NPAC SMS Automatic Conflict from Cancellation”, and the Service Provider does NOT support this cause code, the existing message will be unchanged.

RR5-140	Cancel-Pending-to-Conflict Cause Code Indicator

Deleted, Renumbered to RR6-205

RR5-141	Cancel-Pending-to-Conflict Cause Code Indicator Default

Deleted, Renumbered to RR6-206

RR5-142	Cancel-Pending-to-Conflict Cause Code Indicator Modification

Deleted, Renumbered to RR6-207

RR5-165	Regional Automatic Conflict Cause Code Tunable

NPAC SMS shall provide a Regional Automatic Conflict tunable parameter, which is defined as an indicator on whether or not the automatic conflict cause code functionality is supported by the NPAC SMS for a particular NPAC Region. (previously NANC 138, Req 4)

RR5-166	Regional Automatic Conflict Cause Code Tunable Default

NPAC SMS shall default the Regional Automatic Conflict Cause Code tunable parameter to TRUE. (previously NANC 138, Req 5)

RR5-167	Regional Automatic Conflict Cause Code Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Regional Automatic Conflict Cause Code tunable parameter. (previously NANC 138, Req 6)

5.1.2.2.6.1	Un-do a “Cancel-Pending” Subscription

RR5-143	Un-Do a Cancel-Pending Subscription Version – Notification

NPAC SMS shall inform both Old and New Service Providers when the status of a Subscription Version is set from cancel-pending back to pending, or from cancel-pending back to conflict for an Inter-Service Provider port. (previously NANC 388, Req 1)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	5-58	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Subscription Management

RR5-144	Un-Do a Cancel-Pending Subscription Version – Request Data

NPAC SMS shall receive the following data from the Old or New Service Provider to identify a Subscription Version to have a cancel request retracted:

¡	Ported TN (or a specified range of numbers)

¡	Subscription Version ID

¡	Version Status (if TN or TN range is specified, must be cancel-pending)

¡	New Version Status (can be only pending, in order for it to be returned to a pending-like status)

(previously NANC 388, Req 2)

RR5-164	Un-Do a Cancel-Pending Subscription Version – New Status Specified Error

NPAC SMS shall send an appropriate error message to the originating user that requests a cancellation retraction for a subscription version, if the new version status specified in the request is not pending. (previously NANC 388, Req 2.5)

RR5-145	Un-Do a Cancel-Pending Subscription Version – Version Status Error

NPAC SMS shall send an appropriate error message to the originating user that requests a cancellation retraction for a subscription version, if the current version status is not cancel-pending. (previously NANC 388, Req 3)

RR5-146	Un-Do a Cancel-Pending Subscription Version – SP Error

DELETED

RR5-147	Un-Do a Cancel-Pending Subscription Version – Timestamp

NPAC SMS shall set the Subscription Version modification date and time to current upon setting the Subscription Version status back to pending or conflict. (previously NANC 388, Req 5)

RR5-148	Un-Do a Cancel-Pending Subscription Version – Missing Create Error

DELETED

RR5-149	Un-Do a Cancel-Pending Subscription Version – Missing Cancel Error

NPAC SMS shall return an error if a Service Provider sends a cancellation retraction for a subscription version that has not been cancelled by that Service Provider. (previously NANC 388, Req 7)

RR5-150	Un-Do a Cancel-Pending Subscription Version – Status Change

NPAC SMS shall set the subscription version status to Pending or Conflict, returning the status to the same value as prior to the cancellation that caused it to go into cancel-pending, upon receiving a cancellation retraction from either the Old or New Service Provider for a subscription version with a cancel-pending status (both Service Providers have done a create) for an Inter-Service Provider or Port to original port. (previously NANC 388, Req 8)

5.1.2.2.7	Subscription Version Resend

This section provides the requirements for the Subscription Version resend functionality, which is executed upon the NPAC personnel requesting to resend a Subscription Version.

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RR5-38.1.1	Resend Subscription Version - Identify Subscription Version

NPAC SMS shall receive the following data from NPAC personnel to identify a subscription version that contains a Failed SP List with one or more SPIDS, to be resent:

Ported Telephone Number

or

Subscription Version ID

RR5-38.1.2	Resend Subscription Version – Identify Multiple Subscription Versions

NPAC SMS shall require NPAC personnel to specify a TN Range (NPA-NXX-xxxx through yyyy, where yyyy is greater than xxxx) to identify multiple subscription versions that contain a Failed SP List with one or more SPIDS, to be resent.

RR5-38.2	Resend Subscription Version - Input Data

NPAC SMS shall require the following input data from NPAC personnel upon a Subscription Version resend:

—	List of “failed” Local SMSs to resend to.

RR5-38.3	Resend Subscription Version - Error Message

NPAC SMS shall send an error message to the originating user upon Subscription Version resend if the version does not have a list of failed LSMSs associated with the subscription’s last operation.

RR5-38.4	Resend Subscription Version - Activation Request

NPAC SMS shall resend a Subscription Version activation request, if the Subscription Version previously failed activation, to the designated list of failed Local SMSs via the NPAC SMS to Local SMS Interface upon a Subscription Version resend request.

RR5-38.5	Resend Subscription Version - Disconnect Request

NPAC SMS shall resend a Subscription Version disconnect request, if the Subscription Version previously failed disconnect, to the designated list of failed Local SMSs via the NPAC SMS to Local SMS Interface upon a Subscription Version resend request.

RR5-38.6	Resend Subscription Version - Failed or Partial Failure

NPAC SMS shall set a failed or partial failure Subscription Version to sending subsequent to resending to the Local SMSs via the NPAC SMS to Local SMS Interface.

RR5-38.7	Resend Subscription Version - Standard Activation Processing

NPAC SMS shall proceed with the standard activation processing subsequent to resending a Subscription Version activation request to the Local SMSs via the NPAC SMS to Local SMS Interface.

RR5-38.8	Resend Subscription Version - Standard Disconnect Processing

NPAC SMS shall proceed with the standard disconnect processing subsequent to resending a Subscription Version disconnect request to the Local SMSs via the NPAC SMS to Local SMS Interface.

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RR5-38.9	Resend Subscription Version – Modify Active Request

NPAC SMS shall resend a Subscription Version modify active request, if an active Subscription Version previously failed modification, to the designated list of failed Local SMSs via the NPAC SMS to Local SMS Interface upon a Subscription Version resend request.

RR5-38.10	Resend Subscription Version - Standard Modify Active Processing

NPAC SMS shall proceed with the standard modify active processing subsequent to resending a Subscription Version modify request to the Local SMSs via the NPAC SMS to Local SMS Interface.

RR5-71	Re-Send of Number Pooling Subscription Version Information – NPAC Personnel OpGUI

NPAC SMS shall prevent NPAC Personnel from re-sending a Subscription Version with LNP Type of POOL, via the NPAC Administrative Interface. (Previously SV-451)

RR5-72	Re-Send of Number Pooling Subscription Version Information – Subscription Versions sent to discrepant non-EDR Local SMS

DELETED

RR5-73	Re-Send of Number Pooling Subscription Version Information – Sending Status Update to Failed Subscription Versions for Block Activation

NPAC SMS shall update the status of the failed Subscription Versions with LNP Type of POOL in the 1K Block, at the start of the re-send to the Local SMSs, from a failed status to a sending status. (Previously SV-460)

RR5-74	Re-Send of Number Pooling Subscription Version Information – Sending Status Update to Partial failure Subscription Versions for Block Activation

NPAC SMS shall update the status of the partial failure Subscription Versions with LNP Type of POOL in the 1K Block, at the start of the re-send to the Local SMSs, from a partial failure status to a sending status. (Previously SV-470)

RR5-75	Re-Send of Number Pooling Subscription Version Information – Sending Status Update to Active Subscription Version for Block Modification or Deletion

NPAC SMS shall update the status of the active Subscription Version with LNP Type of POOL in the 1K Block, with a Failed SP List, at the start of the re-send to the Local SMSs, from an active status to a sending status. (Previously SV-480)

RR5-76	Re-Send of Number Pooling Subscription Version Information – Sending Status Update to Old Subscription Version for Block Deletion

NPAC SMS shall update the status of the old Subscription Version with LNP Type of POOL in the 1K Block, with a Failed SP List, at the start of the re-send to the Local SMSs, from an old status to a sending status. (Previously SV-490)

RR5-77	Re-Send of Number Pooling Subscription Version Information – Update to Failed SP List

NPAC SMS shall update the Subscription Version Failed SP List of the Subscription Version(s) with LNP Type of POOL in the 1K Block, by removing the previously failed Local SMS, upon a successful re-send to a previously failed Local SMS. (Previously SV-510)

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RR5-78	Re-Send of Number Pooling Subscription Version Information –Status Update to Subscription Version after Re-Send

NPAC SMS shall update the status of the Subscription Version(s) and the Block, specified in the re-send request for a Block Creation, Modification, or Deletion, at the completion of the re-send to the Local SMS, and a response from the Local SMS or if retries have been exhausted, from a sending status, as defined in RR3-137.1, RR3-137.2 RR3-137.3, and RR3-137.4. (Previously SV-515)

RR5-79	Re-Send of Number Pooling Subscription Version Information –Failed SP List Update to Subscription Version after Re-Send

NPAC SMS shall update the Subscription Version Failed SP List of the Subscription Version(s) with LNP Type of POOL in the 1K Block, specified in the re-send request for a Block Creation, Modification, or Deletion, at the completion of the re-send to the Local SMS, and a response from the Local SMS, or if retries have been exhausted, as defined in RR3-138.1 and RR3-138.2. (Previously SV-516)

RR5-80	Re-Send of Subscription Version Information – Disconnect or Port-To-Original of a TN within a Pooled 1K Block

DELETED

RR5-81.1	Re-Send of Subscription Version Information – Disconnect TN within a Pooled 1K Block to Local SMS

NPAC SMS shall, for a re-send of a disconnect Subscription Version of a ported pooled TN, where the TN is contained within a Pooled 1K Block, re-broadcast the Delete request of the Subscription Version that was active prior to the disconnect broadcast to a discrepant Local SMS. (Previously SV-519.1)

Note: The NPAC SMS will re-send an M-DELETE, to an Local SMS, of the Subscription Version (SV1) that was active prior to the disconnect request (SV2), as defined in the IIS Flows for Disconnect of a Ported Pooled Number.

RR5-81.2	Re-Send of Subscription Version Information – Disconnect TN within a Pooled 1K Block to non-EDR Local SMS

DELETED

RR5-82.1	Re-Send of Subscription Version Information –Port-To-Original TN within a Pooled 1K Block to Local SMS

NPAC SMS shall, for a re-send of a Port-To-Original Subscription Version of a ported pooled TN, where the TN is contained within a Pooled 1K Block, re-broadcast the Delete request of the Subscription Version that was active prior to the Port-To-Original broadcast to a discrepant Local SMS. (Previously SV-520.1)

Note: The NPAC SMS will re-send an M-DELETE, to a Local SMS, of the Subscription Version (SV1) that was active prior to the Port-To-Original request (SV2), even though the Failed SP List resides on SV2, as defined in the IIS Flows for a Port-To-Original of a Ported Pooled Number.

RR5-82.2	Re-Send of Subscription Version Information –Port-To-Original TN within a Pooled 1K Block to non-EDR Local SMS

DELETED

RR5-151	Subscription Version Failed SP List – Exclusion of a Service Provider from Resend

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to request that a Service Provider be excluded from the Subscription Version Failed SP List when resending an Inter-Service Provider port or Intra-Service Provider port Version, and not broadcast to the Service Provider that is excluded. (previously NANC 227/254 Req 1)

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RR5-152	Subscription Version Failed SP List – Logging of an Excluded Service Provider

NPAC SMS shall log the following information when a Service Provider is excluded from the Failed SP List based on a request by NPAC Personnel via the NPAC Administrative Interface: date, time, excluded SPID, current SPID, TN, SV-ID. (previously NANC 227/254 Req 2)

5.1.3	Subscription Queries

This section provides the requirements for the Subscription Version Query functionality, which is executed upon the user requesting a query of a Subscription Version (R5-13).

5.1.3.1	User Functionality

R5-72	Query Subscription Version - Request

NPAC SMS shall allow NPAC personnel, SOA to NPAC SMS interface users, and NPAC SMS to Local SMS interface users to query data maintained by the NPAC SMS for a Subscription and all its Versions.

RR5-215	Query of Subscription Versions for Pseudo-LRN – Service Provider Personnel – SOA Interface

NPAC SMS shall allow a Service Provider SOA via the SOA to NPAC SMS Interface, to query Subscription Versions for a pseudo-LRN record, if the value in the requesting Service Provider’s SOA Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 37)

RR5-216	Query of Subscription Versions for Pseudo-LRN – Service Provider Personnel – LSMS Interface

NPAC SMS shall allow a Service Provider Local SMS via the NPAC SMS to Local SMS Interface, to query Subscription Versions for a pseudo-LRN record, if the value in the requesting Service Provider’s LSMS Pseudo-LRN Indicator is set to TRUE, and the New Service Provider value in the pseudo-LRN record is contained in the requesting Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 54)

RR5-217	Query of Subscription Versions for Pseudo-LRN – Service Provider Personnel – LTI

NPAC SMS shall allow a Service Provider via the NPAC SOA Low-tech Interface, to query Subscription Versions for a pseudo-LRN record, if the Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator is TRUE. (previously NANC 442, Req 38)

5.1.3.2	System Functionality

The following requirements specify the NPAC SMS query functionality defined above.

R5-73	Query Subscription Version - Version Identification

NPAC SMS shall receive the following data to identify a Subscription Version to be queried:

Ported Telephone Numbers and status (optional)

or

Subscription Version ID

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R5-74.1	Query Subscription Version - Status Supplied

NPAC SMS shall only retrieve Subscription Versions with a specific status when the user supplies a specific Subscription Version status as part of the query criteria.

R5-74.2	Query Subscription Version - Return All Subscription Versions for Ported TN

NPAC SMS shall return all Subscription Versions associated with a ported TN that the requester is eligible to view if the originating user has not provided a Subscription Version status as part of the query criteria.

R5-74.3	Query Subscription Version - Output Data - SOA

NPAC SMS shall return the following output data for a Subscription Version query request initiated by NPAC personnel or a SOA to NPAC SMS interface user: (reference NANC 399)

—	Subscription Version ID
—	Subscription Version Status
—	Local Number Portability Type
—	Ported Telephone Number
—	Old facilities-based Service Provider Due Date
—	New facilities-based Service Provider Due Date
—	New facilities-based Service Provider ID
—	Old facilities-based Service Provider ID
—	Authorization from old facilities-based Service Provider
—	Status Change Cause Code
—	Location Routing Number (LRN)
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (for SOAs that support WSMSC data)
—	WSMSC SSN (for SOAs that support WSMSC data)
—	Billing Service Provider ID
—	End-User Location Value
—	End User Location Type
—	Customer Disconnect Date
—	Effective Release Date
—	Disconnect Complete Time Stamp
—	Conflict Time Stamp
—	Broadcast Time Stamp
—	Activation Time Stamp
—	Cancellation Time Stamp (Status Modified to Canceled Time Stamp)
—	New Service Provider Creation Time Stamp
—	Old Service Provider Authorization Time Stamp
—	Pre-cancellation Status
—	Old Service Provider Cancellation Time Stamp
—	New Service Provider Cancellation Time Stamp
—	Old Time Stamp (Status Modified to Old Time Stamp)
—	New Service Provider Conflict Resolution Time Stamp

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—	Old Service Provider Conflict Resolution Time Stamp
—	Create Time Stamp
—	Modified Time Stamp
—	Porting to Original
—	Download Reason
—	Timer Type (for SOAs that support Timer Type)
—	Business Hours Type (for SOAs that support Business Hours)
—	List of all Local SMSs that failed activation, modification, or disconnect.
—	SV Type (if supported by the Service Provider SOA)
—	Alternative SPID (if supported by the Service Provider SOA)
—	Last Alternative SPID (if supported by the Service Provider SOA)
—	Alt-End User Location Value (if supported by the Service Provider SOA)
—	Alt-End User Location Type (if supported by the Service Provider SOA)
—	Alt-Billing ID (if supported by the Service Provider SOA)
—	Voice URI (if supported by the Service Provider SOA)
—	MMS URI (if supported by the Service Provider SOA)
—	SMS URI (if supported by the Service Provider SOA)
—	New SP Medium Timer Indicator (if supported by the Service Provider SOA)
—	Old SP Medium Timer Indicator (if supported by the Service Provider SOA)

Note: If the New SP Medium Timer Indicator value or Old SP Medium Timer Indicator value is not set on the Subscription Version, then it will not be returned in the query response.

R5-74.4	Query Subscription Version - Output Data - LSMS

NPAC SMS shall return the following output data for a Subscription Version query request initiated over the NPAC SMS to Local SMS interface: (reference NANC 399)

—	Subscription Version ID
—	Subscription Version Status
—	Local Number Portability Type
—	Ported Telephone Number
—	Old facilities-based Service Provider Due Date
—	New facilities-based Service Provider Due Date
—	New facilities-based Service Provider ID
—	Old facilities-based Service Provider ID
—	Authorization from old facilities-based Service Provider
—	Status Change Cause Code
—	Location Routing Number (LRN)
—	New facilities-based Service Provider ID
—	Activation Time Stamp
—	Customer Disconnect Date
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC (for Local SMSs that support WSMSC data)
—	WSMSC SSN (for Local SMSs that support WSMSC data)
—	Billing Service Provider ID

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—	End-User Location Value
—	End-User Location Type
—	Customer Disconnect Date
—	Effective Release Date
—	Disconnect Complete Time Stamp
—	Conflict Time Stamp
—	Broadcast Time Stamp
—	Activation Time Stamp
—	Cancellation Time Stamp (Status Modified to Canceled Time Stamp)
—	New Service Provider Creation Time Stamp
—	Old Service Provider Authorization Time Stamp
—	Pre-cancellation Status
—	Old Service Provider Cancellation Time Stamp
—	New Service Provider Cancellation Time Stamp
—	Old Time Stamp (Status Modified to Old Time Stamp)
—	New Service Provider Conflict Resolution Time Stamp
—	Old Service Provider Conflict Resolution Time Stamp
—	Create Time Stamp
—	Modified Time Stamp
—	Porting To Original
—	Billing Service Provider ID
—	Local Number Portability Type
—	Download Reason
—	List of all Local SMSs that failed activation, modification, or disconnect.
—	SV Type (if supported by the Service Provider LSMS)
—	Alternative SPID (if supported by the Service Provider LSMS)
—	Last Alternative SPID (if supported by the Service Provider LSMS)
—	Alt-End User Location Value (if supported by the Service Provider LSMS)
—	Alt-End User Location Type (if supported by the Service Provider LSMS)
—	Alt-Billing ID (if supported by the Service Provider LSMS)
—	Voice URI (if supported by the Service Provider LSMS)
—	MMS URI (if supported by the Service Provider LSMS)
—	SMS URI (if supported by the Service Provider LSMS)

RR5-153	Subscription Version Query – Sort Order

NPAC SMS shall return Subscription Versions as a result of a Subscription Version query, sorted in TN (primary, ascending) and SV-ID (secondary, ascending) order. (previously NANC 285, Req 3)

R5-75	Query Subscription Version -No Data Found

NPAC SMS shall send the originating user an appropriate message indicating that there was no data found if no Subscription Versions were found for a query.

RN5-4	Query Subscription Version - Retrieve Data, Modification Not Allowed

NPAC SMS shall allow NPAC personnel or SOA to NPAC SMS interface users to retrieve subscription data that they cannot modify.

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RN5-5	Query Subscription Version - Retrieve Data Based on Single Ported TN Only

NPAC SMS shall allow authorized NPAC personnel, SOA to NPAC SMS interface users, or NPAC SMS to Local SMS interface users to submit query requests for Subscription Version data based on a single ported TN only.

RN5-6	Query Subscription Version - View for Any Ported TN

NPAC SMS shall allow old and new Service Providers or NPAC personnel to view a Subscription Version for any ported TN.

RR5-39	Query Subscription Version - View Old, Partial Failure, Disconnect Pending, Canceled or Active Only

NPAC SMS shall allow NPAC Customers who are neither the old nor the new Service Provider to view only those Subscription Versions for a ported TN with a status of active, partial-failure, disconnect-pending, canceled or old.

RR5-174	NPAC SMS shall return all Subscription Versions

NPAC SMS shall return all Subscription Versions regardless of Subscription Version status for queries initiated via the NPAC SOA Low-tech Interface. (previously R4-30.2)

RR5-175	Service Provider subscription query

NPAC SMS shall return all active Subscription Versions associated with the Service Provider which satisfy the selection criteria, up to a tunable parameter number of Subscription Versions for queries initiated via the NPAC SMS to Local SMS interface. (previously R4-30.1)

RR5-40	Query Subscription Version - Online Records Only

NPAC SMS shall only allow Subscription Version queries of online subscription Versions that have not been archived.

RR5-83	Query Subscription Version – LNP Type of POOL

NPAC SMS shall return Subscription Versions with LNP Type of POOL that match the query selection criteria, on query requests by NPAC personnel, SOA via the SOA to NPAC SMS Interface, Local SMS via the NPAC SMS to Local SMS Interface, or Service Provider via the NPAC SOA Low-tech Interface. (Previously SV-440)

RR5-154	Subscription Version Query – Maximum Subscription Version Query by the SOA

NPAC SMS shall return the Maximum Subscription Query tunable value of Subscription Versions to a SOA, via the SOA to NPAC SMS Interface, when the user requests a Subscription Version query and the number of Subscription Version records that meet the query criteria exceed the Maximum Subscription Query tunable value and the service provider’s SOA SV Query Indicator is set to True. (previously NANC 285, Req 1)

RR5-155	Subscription Version Query – Maximum Subscription Version Query by the LSMS

NPAC SMS shall return the Maximum Subscription Query tunable value of Subscription Versions to a Local SMS, via the NPAC SMS to Local SMS Interface, when the user requests a Subscription Version query and the number of Subscription Version records that meet the query criteria exceed the Maximum Subscription Query tunable value and the service provider’s LSMS SV Query Indicator is set to True. (previously NANC 285, Req 2)

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RR5-176	Count of subscription information during a query

NPAC SMS shall return a “complexity limitation” error and the count of subscription records returned by a query, if more than a tunable parameter number of Subscription Versions are found, and the service provider’s SOA SV Query Indicator or LSMS Query Indicator is set to False (respective to the SOA or LSMS interface over which they are originating the subscription version query request). (previously R4-30.6)

RR5-177	Service Provider subscription query options

NPAC SMS shall receive the attributes to be searched on for queries regarding Subscription Versions associated with the Service Provider. Allowable attributes are the following data elements from

New SP Medium Timer Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer views this SV as a simple port using Medium Timers when they are the New SP.

This field is only required if the service provider supports Medium Timers.

Old SP Medium Timer Indicator	B	Ö

A Boolean that indicates whether the NPAC Customer views this SV as a simple port using Medium Timers when they are the Old SP.

This field is only required if the service provider supports Medium Timers.

Table 3-6 Subscription Version Data Model: (previously R4-29)

—	Subscription Version ID
—	Subscription Version Status
—	Local Number Portability Type
—	Ported Telephone Number
—	Old facilities-based Service Provider Due Date
—	New facilities-based Service Provider Due Date
—	New facilities-based Service Provider ID
—	Authorization from old facilities-based Service Provider
—	Local Routing Number (LRN)
—	Class DPC
—	Class SSN
—	LIDB DPC
—	LIDB SSN
—	CNAM DPC
—	CNAM SSN
—	ISVM DPC
—	ISVM SSN
—	WSMSC DPC
—	WSMSC SSN
—	Billing Service Provider ID
—	End User Location Value
—	End User Location Type
—	Customer Disconnect Date
—	Effective Release Date
—	Disconnect Complete Time Stamp
—	Conflict Time Stamp
—	Activation Time Stamp

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—	Cancellation Time Stamp (Status Modified to Cancel Time Stamp)
—	New Service Provider Creation Time Stamp
—	Old Service Provider Authorization Time Stamp
—	Pre-cancellation Status
—	Old Service Provider Cancellation Time Stamp
—	New Service Provider Cancellation Time Stamp
—	Old Time Stamp (Status Modified to Old Time Stamp)
—	New Service Provider Conflict Resolution Time Stamp
—	Create Time Stamp
—	Modify Time Stamp
—	Porting To Original
—	Status Change Cause Code
—	Timer Type
—	Business Hour Type
—	SV Type

RR5-178	Error Message for Service Provider subscription query

NPAC SMS shall provide the request originator with a message indicating that there was no data in NPAC SMS that matched the search keys, if NPAC SMS does not have Subscription Versions as specified by the request originator. (previously R4-30.8)

RR5-156	Service Provider SOA SV Query Indicator

NPAC SMS shall provide a Service Provider SOA SV Query Indicator tunable parameter which defines whether a SOA supports enhanced SV Query functionality over the SOA-to-NPAC SMS Interface. (previously NANC 285, Req 7)

Note: For Service Providers that do NOT support enhanced SOA SV Query functionality, the NPAC will continue to send a complexityLimitation error message, when the number of SVs in a response exceed the Maximum Subscription Query tunable value.

RR5-157	Service Provider SOA SV Query Indicator Default

NPAC SMS shall default the Service Provider SOA SV Query Indicator tunable parameter to FALSE. (previously NANC 285, Req 8)

RR5-158	Service Provider SOA SV Query Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA SV Query Indicator tunable parameter. (previously NANC 285, Req 9)

RR5-159	Service Provider LSMS SV Query Indicator

NPAC SMS shall provide a Service Provider LSMS SV Query Indicator tunable parameter which defines whether a LSMS supports enhanced SV Query functionality over the NPAC SMS-to-Local SMS Interface. (NANC 285, Req 10)

Note: For Service Providers that do NOT support enhanced LSMS SV Query functionality, the NPAC will continue to send a complexityLimitation error message, when the number of SVs in a response exceed the Maximum Subscription Query tunable value.

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RR5-160	Service Provider LSMS SV Query Indicator Default

NPAC SMS shall default the Service Provider LSMS SV Query Indicator tunable parameter to FALSE. (NANC 285, Req 11)

RR5-161	Service Provider LSMS SV Query Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS SV Query Indicator tunable parameter. (NANC 285, Req 12)

5.1.4	Subscription Version Processing for National Number Pooling

This section details the functional requirements for user interaction (either NPAC Personnel or Service Provider Personnel via their SOA and/or LSMS to NPAC SMS interface) with the NPAC SMS to appropriately operate in the National Number Pooling Environment.

5.1.4.1	Subscription Version, General

The following requirements outline the basic NPAC SMS processing requirements for subscription versions in a National Number Pooling environment.

RR5-84	Number Pooling Subscription Version Information – Reject Messages

NPAC SMS shall reject a message from NPAC personnel, a Service Provider SOA via the SOA to NPAC SMS Interface, a Service Provider LSMS via the NPAC SMS to Local SMS Interface, or a Service Provider via the NPAC SOA Low-tech Interface, to Create, Modify, Cancel, Set to Conflict, Activate, or Disconnect, a Subscription Version with an LNP Type of POOL. (Previously SV-1)

RR5-85	Number Pooling Subscription Version Information – Suppression of Notifications

NPAC SMS shall suppress status change and attribute value change notifications to the old and new/current service provider SOA systems for Subscription Versions with LNP Type of POOL. (Previously SV-2)

Note: This includes creation, modification, deletion, re-send, resync, audits, and mass update.

RR5-85.5	Number Pooling Subscription Version Information – Disconnect Notifications to Donor Service Provider

NPAC SMS shall send donor disconnect notifications to the Donor Service Provider (Code Holder) when a Number Pool Block De-pool occurs.

RR5-86	Number Pooling Subscription Version Information – Filters for “Pooled Number” Subscription Versions

NPAC SMS shall apply NPA-NXX Filters to subscription version broadcasts to the Local SMSs, for Subscription Versions with LNP Type of POOL. (Previously SV-3)

RR5-87	Number Pooling Subscription Version Information – Broadcast of Subscription Data

DELETED

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RR5-88	Number Pooling Subscription Version Information – Failed SP List Update for Block

NPAC SMS shall consider a Local SMS to be discrepant and shall update the Subscription Version Failed SP List for all Subscription Versions with LNP Type of POOL in the 1K Block, based on a Local SMS failing to process the Block Object, for an addition, modification, deletion, re-send, or mass update. (Previously SV-5)

RR5-89	Number Pooling Subscription Version Information – Data Integrity for Pooled Subscription Versions and Block

NPAC SMS shall maintain data integrity for SPID, LRN and DPC/SSN data, between Subscription Versions with LNP Type of POOL in a 1K Block, and the corresponding Number Pooling Block, in the NPAC SMS. (Previously SV-6)

5.1.4.2	Subscription Version, Addition for Number Pooling

The following section outlines the NPAC SMS functional requirements for processing pooled subscription version additions. Subscription versions with LNP Type set to POOL are created when a Number Pool Block is activated.

RR5-90	Addition of Number Pooling Subscription Version Information – Subscription Data

NPAC SMS shall create individual subscription versions, with LNP Type of POOL, for each TN within the 1K Block, that does not already exist with a status of pending/conflict/cancel-pending/active/partial failure/disconnect pending/old with a Failed SP List/sending, immediately after successfully creating Number Pooling Block Holder Information in the NPAC SMS. (Previously SV-10)

RR5-91	Addition of Number Pooling Subscription Version Information – Create “Pooled Number” Subscription Version

NPAC SMS shall automatically populate the following data upon Subscription Version creation for a Pooled Number port: (Previously SV-20, reference NANC 399)

Version ID - Automatically generated by NPAC SMS.

LRN - Value set to same field in Block.

Old Service Provider ID - Value set to owner of NPA-NXX.

New Service Provider ID - Value set to NPA-NXX-X Holder SPID field in Block.

TN - Telephone Number associated with this Subscription Version.

LNP Type - Value set to “POOL”.

Status - Value initially set to “Sending”.

CLASS DPC - Value set to same field in Block.

CLASS SSN - Value set to same field in Block.

LIDB DPC - Value set to same field in Block.

LIDB SSN - Value set to same field in Block.

CNAM DPC - Value set to same field in Block.

CNAM SSN - Value set to same field in Block.

ISVM DPC - Value set to same field in Block.

ISVM SSN - Value set to same field in Block.

WSMSC DPC - Value set to same field in Block.

WSMSC SSN - Value set to same field in Block.

New Service Provider Due Date - Value set to current date.

Old Service Provider Due Date - Value set to current date.

Old Service Provider Authorization - Value set to “TRUE”.

New Service Provider Create Time Stamp - Value set to current date/time.

Old Service Provider Authorization Time Stamp - Value set to current date/time.

Activation Request Time Stamp - Value set to current date/time.

Activation Broadcast Date - Value set to current date.

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Subscription Management

Activation Broadcast Complete Time Stamp - Value set to current date/time, once the broadcast is complete (Local SMS has responded).

Disconnect Request Time Stamp - Value set to all zeros.

Disconnect Broadcast Time Stamp - Value set to all zeros.

Disconnect Broadcast Time Stamp - Value set to all zeros.

Disconnect Complete Time Stamp - Value set to all zeros.

Effective Release Date - Value set to all zeros.

Customer Disconnect Date - Value set to all zeros.

Pre-Cancellation Status - Value set to NULL.

Old Service Provider Cancellation Time Stamp - Value set to all zeros.

New Service Provider Cancellation Time Stamp - Value set to all zeros.

Cancellation Time Stamp - Value set to all zeros.

Old Time Stamp - Value set to all zeros.

Conflict Time Stamp - Value set to all zeros.

Conflict Resolution Time Stamp - Value set to all zeros.

Create Time Stamp - Value set to current date/time.

Modified Time Stamp - Value set to current date/time.

Porting to Original - Value set to “FALSE”.

End User Location Value - Value set to “no value”.

End User Location Value Type - Value set to “no value”.

Modify Request Time Stamp - Value set to all zeros.

Modify Broadcast Time Stamp - Value set to all zeros.

Modify Broadcast Complete Time Stamp - Value set to all zeros.

Billing ID - Value set to “no value”.

Status Change Cause Code - Value set to “no value”.

SV Type (Value set to same field as Block)

Alternative SPID (Value set to same field as Block)

Last Alternative SPID (Value set to same field as Block)

Alt-End User Location Value (Value set to same field as Block)

Alt-End User Location Type (Value set to same field as Block)

Alt-End Billing ID (Value set to same field as Block)

Voice URI (Value set to same field as Block)

MMS URI (Value set to same field as Block)

SMS URI (Value set to same field as Block)

RR5-92	Addition of Number Pooling Subscription Version Information Create “Pooled Number” Subscription Version – Bypass of Existing Subscription Versions

NPAC SMS shall upon finding an existing subscription version with a pending/conflict/cancel-pending/active./partial failure/disconnect pending/old with a failed SP list/sending status for any TNs within the 1K Block, will bypass and not alter that TN/subscription version, log an information message, and continue processing. (Previously SV-30)

RR5-93	Addition of Number Pooling Subscription Version Information Create “Pooled Number” Subscription Version - Set to Sending

NPAC SMS shall set a Subscription Version of LNP Type POOL in the 1K Block, to sending upon successful subscription creation. (Previously SV-70)

RR5-94	Addition of Number Pooling Subscription Version Information – Status Update

NPAC SMS shall update the status of each Subscription Version with LNP Type of POOL for each TN in the 1K Block, upon completion of the broadcast, and a response from ALL Local SMSs, or retries are exhausted/timers have expired, as defined in RR3-137.1 and RR3-137.2. (Previously SV-90)

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RR5-95	Addition of Number Pooling Subscription Version Information – Failed SP List

NPAC SMS shall update the Subscription Version Failed SP List with the discrepant Local SMS of the individual subscription version(s) with LNP Type of POOL, upon completion of the activation broadcast to All Local SMSs, an unsuccessful response from at least one Local SMS, and a response from ALL Local SMSs, or retries are exhausted/timers have expired, as defined in RR3-138.1 and RR3-138.2. (Previously SV-121)

RR5-220	Addition of Number Pooling Subscription Version Information – Create “Pooled Number” Subscription Version – Status Rollup to Active with empty Failed SP List

NPAC SMS shall, upon finding any TNs with no active-like or sending Subscription Version (pooled or ported) in the 1K Block, while performing the Block status rollup to Active with an empty Failed SP List for the first time, create a Subscription Version with LNP Type of POOL in the NPAC SMS using the routing data in the Block, and set the status to active for the Subscription Version. (previously NANC 446, Req new3)

Note: Block status rollup that contains a Failed SP List will not perform this operation.

5.1.4.3	Subscription Version, Block Create Validation of Subscription Versions

The following requirements define validation processing on behalf of the NPAC SMS once a Number Pool Block has been activated.

RR5-96	Block Create Validation of Subscription Versions – Subscription Version Completion Check

NPAC SMS shall, upon successful completion of a Block Create request, where the Block status is active, verify that 1000 individual TNs exist for the Block, with an LNP Type of either: (Previously SV-131)

—	POOL, where the status is active, or
—	LSPP/LISP, where the status is active/partial failure/disconnect pending.

Note: NPAC shall perform this Block Create Validation Process until all 1000 TNs have been accounted for in the 1K Block.

Note: NPAC shall NOT perform this Block Create Validation Process once all 1000 TNs have been accounted for in the 1K Block.

RR5-97	Block Create Validation of Subscription Versions – First Time Execution of Subscription Version Completion Check

NPAC SMS shall run the Block Create Validation Process within 24 hours of Block Creation where the Block status is active. (Previously SV-132)

RR5-98	Block Create Validation of Subscription Versions – Subscription Version Create for Missing TNs

NPAC SMS shall, upon finding any missing TNs with a status of Old without a Failed SP List, in the 1K Block, upon performing the Subscription Version Completion Check defined in RR5-96, log an information message, create a Subscription Version with LNP Type of POOL in the NPAC SMS using the routing data in the Block, and set the status to sending for the Subscription Version. (Previously SV-133)

RR5-99	Block Create Validation of Subscription Versions – Subscription Version Broadcast to non-EDR Local SMS

DELETED

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RR5-100	Block Create Validation of Subscription Versions – Block Status Update

DELETED

RR5-101	Block Create Validation of Subscription Versions – Block Failed SP List Update

DELETED

RR5-102	Block Create Validation of Subscription Versions – Subscription Version Logging

NPAC SMS shall upon finding any missing TNs within the 1K Block during the Block Create Validation Process, log an information message, and continue processing. (Previously SV-140)

5.1.4.4	Subscription Version, Modification for Number Pooling

RR5-103	Modification of Number Pooling Subscription Version Information – Subscription Data

NPAC SMS shall automatically apply the updates to the attributes of the individual subscription versions with LNP Type of POOL, with a status of active, for each TN within the 1K Block after successfully modifying a Number Pooling Block in the NPAC SMS. (Previously SV-230)

RR5-104	Modification of Number Pooling Subscription Version Information – Status Update to Sending

NPAC SMS shall update the status of the individual subscription versions with LNP Type of POOL, with a status of active, for each TN within the 1K Block, upon the start of the broadcast of a Block Modification to the Local SMSs, from an active status to a sending status, after successfully modifying a Number Pooling Block in the NPAC SMS. (Previously SV-240)

RR5-105	Modification of Number Pooling Subscription Version Information – Status Update

NPAC SMS shall update the status of each Subscription Version with LNP Type of POOL, with a status of active, for each TN in the 1K Block, upon completion of the broadcast, and a response from All Local SMSs, or retries are exhausted, as defined in RR3-137.1 and RR3-137.3. (Previously SV-270)

RR5-106	Modification of Number Pooling Subscription Version Information – Failed SP List

NPAC SMS shall update the Subscription Version Failed SP List with the discrepant Local SMS of the individual subscription version(s) with LNP Type of POOL, with a status of active, upon completion of the modification broadcast to All Local SMSs, an unsuccessful response from at least one Local SMS, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-138.1 and RR3-138.2. (Previously SV-280)

5.1.4.5	Subscription Version, Deletion for Number Pooling

RR5-107	Deletion of Number Pooling Subscription Version Information – Sending Status Update to Subscription Versions

NPAC SMS shall, upon processing a valid request to delete an NPA-NXX-X, update the status of the Subscription Versions with LNP Type of POOL in the 1K Block, at the start of the broadcast to all Local SMSs, from an active status to a sending status. (Previously SV-330)

RR5-108	Deletion of Number Pooling Subscription Version Information – Broadcast of Subscription Version Data

DELETED

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RR5-109	Deletion of Number Pooling Subscription Version Information – Status Update to Subscription Versions

NPAC SMS shall update the status of a particular Subscription Version with LNP Type of POOL for each TN in the 1K Block, upon completion of the broadcast, a response for the Block to all Local SMSs, or retries are exhausted, as defined in RR3-137.1 and RR3-137.4. (Previously SV-350)

RR5-110	Deletion of Number Pooling Subscription Version Information – Failed SP List

NPAC SMS shall update the Subscription Version Failed SP List with the discrepant Local SMS of the individual subscription version(s) with LNP Type of POOL, upon completion of the deletion broadcast to All Local SMSs, an unsuccessful response from at least one Local SMS, and a response from ALL Local SMSs, or retries are exhausted, as defined in RR3-138.1 and RR3-138.2. (Previously SV-365)

5.1.4.6	Subscription Version, Block Delete Validation of Subscription Versions

RR5-111	Block Delete Validation of Subscription Versions – Ensure no Subscription Versions with LNP Type POOL

NPAC SMS shall ensure that upon completion of an NPA-NXX-X delete (de-pool), there are no Subscription Versions of LNP Type POOL, remaining in the 1K Block. (Previously SV-429)

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NPAC SMS Interfaces

6.	NPAC SMS Interfaces

Two CMIP-based, mechanized interfaces to the NPAC SMS were defined in the Illinois NPAC RSMS RFP. One interface supports the Service Provider’s Service Order Administration (SOA) systems. This interface is referred to as the SOA to NPAC SMS interface. The second interface supports the Service Provider’s Local Service Management System (LSMS). This interface is referred to as the NPAC SMS to LSMS interface. Both of the interfaces support two-way communications.

6.1 SOA to NPAC SMS Interface

6.2 NPAC SMS to Local SMS Interface

6.3 Interface Transactions

The CMIP protocol provides for six types of transactions over the interface (Reference: ISO 9595 and 9596). They are:

—	Create
—	Delete
—	Set
—	Get
—	M-Action
—	Event Report

R6-22	Manager-agent relationship of interface transactions

NPAC SMS Interoperable Interface shall be designed in terms of CMIP transactions in a manager-agent relationship.

6.4 Interface and Protocol Requirements

While it is expected that dedicated links will be used for the interfaces, switched connections should also be supported. Reliability and availability of the links will be essential and high capacity performance will be needed.

R6-23	Open interfaces

The SOA to NPAC SMS Interface and the NPAC SMS to Local SMS Interface shall be open, non-proprietary interfaces and will not become the property of any entity.

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NPAC SMS Interfaces

6.4.1	Protocol Requirements

R6-24	Interface protocol stack

Both of the NPAC SMS interfaces, as defined above, shall be implemented via the following protocol stack:

INTERFACE PROTOCOL STACK
Application	CMISE, ACSE, ROSE
Presentation	ANSI T1.224
Session:	ANSI T1.224
Transport:	TCP, RFC1006
Network:	IP
Link	PPP, MAC, Frame Relay, ATM (IEEE 802.3)
Physical	DS1, DS-0 x n , V.34

Table 6-1 Interface Protocol Stack

R6-25	Multiple application associations

NPAC SMS shall support multiple application associations per Service Provider.

6.4.2	Interface Performance Requirements

R6-26	Interface availability

Both the SOA to NPAC SMS and the NPAC SMS to Local SMS interfaces shall be available on a 24 by 7 basis, consistent with other availability requirements in this specification.

R6-27	Interface reliability

A 99.9 % reliability rate shall be maintained for both the SOA to NPAC SMS and NPAC SMS to Local SMS interfaces.

AR6-1	Range Activations

DELETED

AR6-2	Percent of Range Activations

DELETED

R6-28.1	SOA to NPAC SMS interface transaction rates - sustained

A transaction rate of 7.0 CMIP transactions (sustained) per second shall be supported by each SOA to NPAC SMS interface association.

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R6-28.2	SOA to NPAC SMS interface transaction rates - peak

NPAC SMS shall support a rate of 10.0 CMIP operations per second (peak for a five minute period, within any 60 minute window) over a single SOA to NPAC SMS interface association.

R6-29.1	NPAC SMS to Local SMS interface transaction rates

DELETED

R6-29.2	NPAC SMS to Local SMS interface transaction rates - peak

DELETED

RR6-107	SOA to NPAC SMS interface transaction rates – total bandwidth

NPAC SMS shall support a total bandwidth of 70.0 SOA CMIP transactions per second (sustained) for a single NPAC SMS region. (previously NANC 393, NewReq 1)

RR6-108	NPAC SMS to Local SMS interface transaction rates – sustained

NPAC SMS shall support a rate of 7.0 CMIP transactions per second (sustained) over each NPAC SMS to Local SMS interface association. (previously NANC 393, NewReq 2)

RR6-109	NPAC SMS to Local SMS interface transaction rates – total bandwidth

NPAC SMS shall support a total bandwidth of 210 Local SMS CMIP transactions per second (sustained) for a single NPAC SMS region. (previously NANC 393, NewReq 3)

6.4.3	Interface Specification Requirements

R6-30.1	Interface specification

The interoperable interface model defining both the NPAC to Local SMS and the SOA to NPAC SMS shall be specified in terms of ISO 10165-4, “Guideline for the Definition of Managed Objects (GDMO)”.

R6-30.2	Interface specification identification

The interface specification shall be referred to as the “NPAC SMS Interoperable Interface Specification” (NPAC SMS IIS).

R6-35	NPAC SMS Interoperable Interface Specification extensibility

The interface specified shall be capable of extension to account for evolution of the interface requirements.

RR6-1	Acknowledgment of a Cancel Pending for a Subscription Version

NPAC SMS shall acknowledge receiving a cancel pending request for a Subscription Version via the SOA to NPAC SMS Interface.

RR6-2	Acknowledgment of a Conflict Resolution for a Subscription Version

NPAC SMS shall acknowledge receiving a conflict resolution request for a Subscription Version via the SOA to NPAC SMS Interface.

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RR6-3	Deferred Disconnect of a Subscription Version

NPAC SMS shall allow a specific Subscription Version to be placed into a deferred disconnect status by having the effective date in the future via the SOA to NPAC SMS Interface.

RR6-4	Cancel Request Notification

NPAC SMS shall notify a Service Provider of a request for a Subscription Version status to be changed to cancel via the SOA to NPAC SMS Interface.

RR6-5	Conflict Resolution Request Notification

NPAC SMS shall notify a Service Provider of a request for a Subscription Version status to be changed to conflict resolution via the SOA to NPAC SMS Interface.

6.4.4	Request Restraints

RR6-8	Tunable Parameter Number of Aggregated Download Records

NPAC SMS shall allow NPAC System Administrators to specify a tunable parameter value for the maximum number of download records.

RR6-9	Download Time Tunable Parameter to Restricted Time Range

NPAC SMS shall allow NPAC System Administrators to specify a tunable parameter value for the maximum time range for a download.

RR6-13	Queries Constrained by NPA-NXX

NPAC SMS shall constrain all queries on the NPAC SMS to Local SMS Interface to one NPA-NXX plus additional filter criteria.

RR6-14	Subscription Version Resynchronization Filter Usage

NPAC SMS shall, for a Subscription Version Resynchronization request, over the NPAC SMS to Local SMS Interface, only send subscription version that are not filtered on the Local SMS.

6.4.5	Application Level Errors

RR6-110	NPAC SMS Application Level Errors

NPAC SMS shall provide application level errors in the CMIP messaging in the SOA to NPAC SMS Interface and NPAC SMS to Local SMS Interface for those Service Providers that support this functionality. (previously ILL 130, Req 1)

RR6-111	NPAC SMS Application Level Error Details

NPAC SMS shall use the application level errors defined in the IIS, PartII, Appendix A. (previously ILL 130, Req 2)

RR6-112	NPAC SMS Application Level Error Details in soft format

NPAC SMS shall provide application level error code-to-text details in a pipe-delimited, soft format, at the Secure FTP sub-directory for each Service Provider. (previously ILL 130, Req 3)

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Note: This code-to-text mapping is designed to allow a SOA/LSMS to decode an error code received from the NPAC, into its corresponding text description.

RR6-113	SOA Action Application Level Errors Indicator
NPAC SMS shall provide SOA Action Application Level Errors Indicator tunable parameter, which defines whether a Service Provider supports Application Level Errors across the SOA Interface for M-ACTIONs. (previously ILL 130, Req 4)

Note: For Service Providers that do NOT support Application Level Errors, the NPAC will continue to send the existing CMIP error messages.

RR6-114	SOA Action Application Level Error Indicator Default

NPAC SMS shall default the Service Provider SOA Action Application Level Errors Indicator tunable parameter to FALSE. (previously ILL 130, Req 5)

RR6-115	SOA Action Application Level Errors Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Action Application Level Errors Indicator tunable parameter. (previously ILL 130, Req 6)

RR6-116	LSMS Action Application Level Errors Indicator

NPAC SMS shall provide an LSMS Action Application Level Errors Indicator tunable parameter which defines whether a Service Provider LSMS supports Application Level Errors across the LSMS Interface for M-ACTIONs. (previously ILL 130, Req 7)

Note: For Service Providers that do NOT support Application Level Errors, the NPAC will continue to send the existing CMIP error messages.

RR6-117	LSMS Action Application Level Errors Indicator Default

NPAC SMS shall default the Service Provider LSMS Action Application Level Errors Indicator tunable parameter to FALSE. (previously ILL 130, Req 8)

RR6-118	LSMS Action Application Level Errors Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Action Application Level Errors Indicator tunable parameter. (previously ILL 130, Req 9)

RR6-119	LSMS Application Level Errors Indicator

DELETED

RR6-120	LSMS Application Level Error Indicator Default

DELETED

RR6-121	LSMS Application Level Errors Indicator Modification

DELETED

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RR6-193	SOA Non-Action Application Level Errors Indicator

NPAC SMS shall provide a SOA Non-Action Application Level Errors Indicator tunable parameter, which defines whether a Service Provider supports Application Level Errors across the SOA Interface for all non-M-ACTIONs. (previously ILL 130, Req 10)

Note: For Service Providers that do NOT support Application Level Errors, the NPAC will continue to send the existing CMIP error messages.

RR6-194	SOA Non-Action Application Level Errors Indicator Default

NPAC SMS shall default the Service Provider SOA Non-Action Application Level Errors Indicator tunable parameter to FALSE. (previously ILL 130, Req 11)

RR6-195	SOA Non-Action Application Level Errors Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Non-Action Application Level Errors Indicator tunable parameter. (previously ILL 130, Req 12)

RR6-196	LSMS Non-Action Application Level Errors Indicator

NPAC SMS shall provide an LSMS Non-Action Application Level Errors Indicator tunable parameter, which defines whether a Service Provider supports Application Level Errors across the LSMS Interface for all non-M-ACTIONs. (previously ILL 130, Req 13)

Note: For Service Providers that do NOT support Application Level Errors, the NPAC will continue to send the existing CMIP error messages.

RR6-197	LSMS Non-Action Application Level Errors Indicator Default

NPAC SMS shall default the Service Provider LSMS Non-Action Application Level Errors Indicator tunable parameter to FALSE. (previously ILL 130 , Req 14)

RR6-198	LSMS Non-Action Application Level Errors Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Non-Action Application Level Errors Indicator tunable parameter. (previously ILL 130, Req 15)

6.5 NPAC SOA Low-tech Interface

The NPAC SOA Low-tech Interface supports the request functionality of the SOA to NPAC SMS interface.

RX6-2.1	NPAC SOA Low-tech Interface

NPAC SMS shall provide an NPAC SOA Low-tech Interface.

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RX6-2.2	SOA to NPAC SMS Create Subscription Versions administration requests via an NPAC SOA Low-tech Interface

NPAC SMS shall support Create Subscription Version requests via a secure, NPAC SOA Low-tech Interface.

RX6-2.3	SOA to NPAC SMS Cancel Subscription Versions administration requests via an NPAC SOA Low-tech Interface

NPAC SMS shall support Cancel Subscription Version requests via a secure, NPAC SOA Low-tech Interface.

RX6-2.4	SOA to NPAC SMS Modify Subscription Versions administration requests via an NPAC SOA Low-tech Interface

NPAC SMS shall support Modify Subscription Version requests via a secure, NPAC SOA Low-tech Interface.

RX6-2.5	SOA to NPAC SMS Query Subscription Versions administration requests via an NPAC SOA Low-tech Interface

NPAC SMS shall support query of Subscription Versions via a secure, NPAC SOA Low-tech Interface.

RX6-2.6	SOA to NPAC SMS Activate Subscription Versions administration requests via an NPAC SOA Low-tech Interface

NPAC SMS shall support Activation of Subscription Versions via a secure, NPAC SOA Low-tech Interface.

RX6-2.7	SOA to NPAC SMS Disconnect Subscription Versions administration requests via an NPAC SOA Low-tech Interface

NPAC SMS shall allow NPAC personnel and users of the SOA to NPAC SMS interface to request disconnection of a Subscription Version via a secure, NPAC SOA Low-tech Interface.

RR6-189	SOA to NPAC SMS Un-Do Cancel-Pending Subscription Version administration requests via an NPAC SOA Low-tech Interface

NPAC SMS shall support the ability to submit an un-do Cancel-Pending Subscription Version request via a secure, NPAC SOA Low-tech Interface. (previously NANC 388)

RX6-3	SOA to NPAC SMS audit requests

NPAC SMS shall support SOA to NPAC SMS audit requests for all, part or one Service Provider via the NPAC SOA Low-tech Interface.

RR6-35	SOA to NPAC SMS Number Pool Block Create Request via the SOA Low-tech Interface

NPAC SMS shall allow NPAC Personnel and users of the SOA to NPAC SMS interface to request creation of a Number Pool Block via a secure, NPAC SOA Low-tech Interface.

RR6-36	SOA to NPAC SMS Number Pool Block Modify Request via the SOA Low-tech Interface

NPAC SMS shall allow NPAC Personnel and users of the SOA to NPAC SMS interface to request modification of a Number Pool Block via a secure, NPAC SOA Low-tech Interface.

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RX6-4	NPAC SMS Notification Handling

NPAC SMS shall support, via a secure NPAC SOA Low-tech Interface, a method to view and locally capture notifications that have occurred for the service provider upon request.

6.6 CMIP Request Retry Requirements

RR6-15	SOA Retry Attempts - Tunable Parameter

NPAC SMS shall provide a SOA Retry Attempts tunable parameter which defines the number of times a message will be sent to a SOA which has not acknowledged receipt of the message.

RR6-16	SOA Retry Interval - Tunable Parameter

NPAC SMS shall provide a SOA Retry Interval tunable parameter, which defines the delay between sending a message to a SOA that has not acknowledged receipt of the message.

RR6-17	SOA Retry Attempts - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the SOA Retry Attempts tunable parameter.

RR6-18	SOA Retry Interval - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the SOA Retry Interval tunable parameter.

RR6-19	SOA Retry Attempts - Tunable Parameter Default

NPAC SMS shall default the SOA Retry Attempts tunable parameter to 3 times.

RR6-20	SOA Retry Interval - Tunable Parameter Default

NPAC SMS shall default the SOA Retry Interval tunable parameter to 2 minutes.

RR6-21	SOA Activation Failure Retry

NPAC SMS shall resend the message a SOA Retry Attempts tunable parameter number of times to a SOA that has not acknowledged the receipt of the message once the SOA Retry Interval tunable parameter expires.

RR6-22	LSMS Retry Attempts - Tunable Parameter

NPAC SMS shall provide an LSMS Retry Attempts tunable parameter which defines the number of times a message will be sent to a Local SMS which has not acknowledged receipt of the message.

RR6-23	LSMS Retry Interval - Tunable Parameter

NPAC SMS shall provide an LSMS Retry Interval tunable parameter, which defines the delay between sending a message to a Local SMS that has not acknowledged receipt of the message.

RR6-24	LSMS Retry Attempts - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the LSMS Retry Attempts tunable parameter.

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NPAC SMS Interfaces

RR6-25	LSMS Retry Interval - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the LSMS Retry Interval tunable parameter.

RR6-26	LSMS Retry Attempts - Tunable Parameter Default

NPAC SMS shall default the LSMS Retry Attempts tunable parameter to 3 times.

RR6-27	LSMS Retry Interval - Tunable Parameter Default

NPAC SMS shall default the LSMS Retry Interval tunable parameter to 2 minutes.

RR6-28	LSMS Activation Failure Retry

NPAC SMS shall resend the message an LSMS Retry Attempts tunable parameter number of times to a Local SMS that has not acknowledged the receipt of the message once the LSMS Retry Interval tunable parameter expires.

6.7 Recovery –

The following section defines Recovery functionality supported by the NPAC SMS to SOA interface and NPAC SMS to LSMS interface.

RR6-84	Linked Replies Information – Sending Linked Replies During Recovery

NPAC SMS shall be capable of sending linked action replies, via the SOA to NPAC SMS Interface, and NPAC SMS to Local SMS Interface in response to a recovery request. (previously NANC 187 Req 11)

RR6-85	Linked Replies Information – Service Provider SOA Linked Replies Indicator Sending of Linked Replies

NPAC SMS shall send Network and Notification Recovery Responses as Linked Replies, via the SOA to NPAC SMS Interface, if the Service Provider’s SOA Linked Replies indicator is TRUE, and the amount of data is greater than the associated Blocking Factor tunable parameter. (previously NANC 187 Req 4)

RR6-86	Linked Replies Information – Service Provider SOA Linked Replies Indicator Sending of Non-Linked Replies

NPAC SMS shall send Network and Notification Recovery Responses as Non-Linked Replies, via the SOA to NPAC SMS Interface, if the Service Provider’s SOA Linked Replies indicator is FALSE. (previously NANC 187 Req 5)

RR6-87	Linked Replies Information – Service Provider Local SMS Linked Replies Indicator Sending of Linked Replies

NPAC SMS shall send Network, Subscription, Number Pool Block and Notification Recovery Responses as Linked Replies, via the NPAC SMS to Local SMS Interface, if the Service Provider’s Local SMS Linked Replies indicator is TRUE, and the amount of data is greater than the associated Blocking Factor tunable parameter. (previously NANC 187 Req 9)

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RR6-88	Linked Replies Information – Service Provider Local SMS Linked Replies Indicator Sending of Non-Linked Replies

NPAC SMS shall send Network, Subscription, Number Pool Block and Notification Recovery Responses as Non-Linked Replies, via the NPAC SMS to Local SMS Interface, if the Service Provider’s Local SMS Linked Replies indicator is FALSE. (previously NANC 187 Req 10)

RR6-122	SWIM Recovery Tracking

NPAC SMS shall provide functionality that tracks messages not sent to, and acknowledged by, a Service Provider SOA/LSMS for SWIM Recovery purposes. (previously NANC 351, Req 1)

RR6-123	Service Provider SOA SWIM Recovery Indicator

NPAC SMS shall provide a Service Provider SOA SWIM Recovery Indicator tunable parameter which defines whether a SOA supports SWIM recovery. (previously NANC 351, Req 2)

RR6-124	Service Provider SOA SWIM Recovery Indicator Default

NPAC SMS shall default the Service Provider SOA SWIM Recovery Indicator tunable parameter to FALSE. (previously NANC 351, Req 3)

RR6-125	Service Provider SOA SWIM Recovery Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA SWIM Recovery Indicator tunable parameter. (previously NANC 351, Req 4)

RR6-126	SOA SWIM Maximum Tunable

NPAC SMS shall provide a SOA SWIM Maximum tunable parameter, which is defined as the maximum number of messages that will be stored by the NPAC for Service Providers that support SWIM recovery. (previously NANC 351, Req 5)

RR6-127	SOA SWIM Maximum Tunable Default

NPAC SMS shall default the SOA SWIM Maximum tunable parameter to 50,000. (previously NANC 351, Req 6)

RR6-128	SOA SWIM Maximum Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the SOA SWIM Maximum tunable parameter. (previously NANC 351, Req 7)

RR6-129	Service Provider LSMS SWIM Recovery Indicator

NPAC SMS shall provide a Service Provider LSMS SWIM Recovery Indicator tunable parameter, which defines whether a LSMS supports SWIM recovery. (previously NANC 351, Req 8)

RR6-130	Service Provider LSMS SWIM Recovery Indicator Default

NPAC SMS shall default the Service Provider LSMS SWIM Recovery Indicator tunable parameter to FALSE. (previously NANC 351, Req 9)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	6-10	North American Numbering Council (NANC)
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NPAC SMS Interfaces

RR6-131	Service Provider LSMS SWIM Recovery Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS SWIM Recovery Indicator tunable parameter. (previously NANC 351, Req 10)

RR6-190	LSMS SWIM Maximum Tunable

NPAC SMS shall provide a LSMS SWIM Maximum tunable parameter, which is defined as the maximum number of messages that will be stored by the NPAC for Service Providers that support SWIM recovery. (previously, NANC 351, Req 11)

RR6-191	LSMS SWIM Maximum Tunable Default

NPAC SMS shall default the LSMS SWIM Maximum tunable parameter to 50,000. (previously NANC 351, Req 12)

RR6-192	LSMS SWIM Maximum Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the LSMS SWIM Maximum tunable parameter. (previously NANC 351, Req 13)

RR6-199	Service Provider SOA SPID Recovery Indicator

NPAC SMS shall provide a Service Provider SOA SPID Recovery Indicator tunable parameter, which defines whether a SOA supports SPID recovery. (NANC 351)

RR6-200	Service Provider SOA SPID Recovery Indicator Default

NPAC SMS shall default the SOA SPID Recovery Indicator tunable parameter to False. (NANC 351)

RR6-201	Service Provider SOA SPID Recovery Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA SPID Recovery Indicator tunable parameter. (NANC 351)

RR6-202	Service Provider LSMS SPID Recovery Indicator

NPAC SMS shall provide a Service Provider LSMS SPID Recovery Indicator tunable parameter, which defines whether a LSMS supports SPID recovery. (NANC 351)

RR6-203	Service Provider LSMS SPID Recovery Indicator Default

NPAC SMS shall default the LSMS SPID Recovery Indicator tunable parameter to False. (NANC 351)

RR6-204	Service Provider LSMS SPID Recovery Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS SPID Recovery Indicator tunable parameter. (NANC 351)

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NPAC SMS Interfaces

RR6-205	Service Provider SOA Cancel-Pending-to-Conflict Cause Code Tunable

NPAC SMS shall provide a Service Provider SOA Cancel-Pending-to-Conflict Cause Code tunable parameter which defines whether a SOA supports a Conflict message that uses the Cancel-Pending-to-Conflict Cause Code. (previously NANC 138, Req 1.5, RR5-140)

NOTE: If True on a query and notification reply the NPAC SMS returns the cancel-pending-to-conflict cause code value. If False on a query the NPAC SMS does not return the cancel-pending-to-conflict cause code value. On a notification the NPAC SMS inserts a cause code value of “1” instead of the “cancel-pending-to-conflict” cause code value.

RR6-206	Service Provider SOA Cancel-Pending-to-Conflict Cause Code Tunable Default

NPAC SMS shall default the Service Provider SOA Cancel-Pending-to-Conflict Cause Code tunable parameter to FALSE. (previously NANC 138, Req 2, RR5-141)

RR6-207	Service Provider SOA Cancel-Pending-to-Conflict Cause Code Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Cancel-Pending-to-Conflict Cause Code tunable parameter. (previously NANC 138, Req 3, RR5-142)

RR6-208	Service Provider LSMS Cancel-Pending-to-Conflict Cause Code Tunable

NPAC SMS shall provide a Service Provider LSMS Cancel-Pending-to-Conflict Cause Code tunable parameter which defines whether a LSMS supports a Conflict message that uses the Cancel-Pending-to-Conflict Cause Code. (previously NANC 138)

NOTE: If True the NPAC SMS returns the cancel-pending-to-conflict cause code value on a query request. If False the NPAC SMS does not return the cancel-pending-to-conflict cause code value on a query.

RR6-209	Service Provider LSMS Cancel-Pending-to-Conflict Cause Code Tunable Default

NPAC SMS shall default the Service Provider LSMS Cancel-Pending-to-Conflict Cause Code tunable parameter to FALSE. (previously NANC 138)

RR6-210	Service Provider LSMS Cancel-Pending-to-Conflict Cause Code Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider LSMS Cancel-Pending-to-Conflict Cause Code tunable parameter. (previously NANC 138)

6.7.1	Notification Recovery

The following section defines specific requirements of the Notification Recovery functionality supported by the NPAC SMS.

RR6-29	Notification Recovery

NPAC SMS shall support recovery of all CMIP notifications defined in the IIS that are emitted over the NPAC SMS to Local SMS and SOA to NPAC SMS interfaces. Examples of notifications to be recovered include:

—	subscriptionVersionNewNPA-NXX
—	subscriptionVersionDonorSP-CustomerDisconnectDate
—	subscriptionAudit-DiscrepancyRpt
—	subscriptionAuditResults
—	lnpNPAC-SMS-Operational-Information
—	subscriptionVersionNewSP-CreateRequest (time sensitive T1 New SP)

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NPAC SMS Interfaces

—	subscriptionVersionOld-SP-ConcurrenceRequest (time sensitive T1 Old SP)
—	subscriptionVersionOldSPFinalWindowExpiration (time sensitive T2 Old SP)
—	subscriptionVersionStatusAttributeValueChange
—	numberPoolBlockStatusAttributeValueChange
—	attributeValueChange
—	objectCreation
—	objectDeletion
—	subscriptionVersionNewSP-FinalCreateWindowExpiration (if supported by the recovering SOA)
—	subscriptionVersionRangeStatusAttributeValueChange
—	subscriptionVersionRangeAttributeValueChange
—	subscriptionVersionRangeObjectCreation
—	subscriptionVersionRangeDonorSP-CustomerDisconnectDate
—	subscriptionVersionRangeNewSP-CancellationAcknowledge
—	subscriptionVersionRangeNewSP-CreateRequest
—	subscriptionVersionRangeOldSP-ConcurrenceRequest
—	subscriptionVersionRangeOldSPFinalConcurrenceWindowExpiration
—	subscriptionVersionRangeNewSPFinalCreateWindowExpiration

For a complete list of notifications reference the IIS.

RR6-79	TN Range Notification Information – Recovery of TN Range Notifications

NPAC SMS shall send TN Range Notifications during recovery that mimic the same TN Range Notifications that would have been received by the Service Provider had they been associated during the original broadcast of the TN Range Notifications. (Formerly NANC 179 Req 8)

RR6-80	TN Range Notification Information – Single NPA-NXX

NPAC SMS shall only allow a TN Range Notification to be inclusive within a single NPA-NXX. (Formerly NANC 179 Req 9)

RR6-81	TN Range Notifications – When They Will be Sent

NPAC SMS shall send, to Service Providers that have their TN Range Notification Indicator set to TRUE, the corresponding range notifications in place of the following notifications and their recovery counterpart:

—	subscriptionVersionStatusAttributeValueChange
—	subscriptionVersionAttributeValueChange
—	subscriptionVersionObjectCreation
—	subscriptionVersionDonorSP-CustomerDisconnectDate
—	subscriptionVersionNewSP-CancellationAcknowledge
—	subscriptionVersionNewSP-CreateRequest
—	subscriptionVersionOldSP-ConcurrenceRequest
—	subscriptionVersionOldSPFinalConcurrenceWindowExpiration
—	subscriptionVersionNewSPFinalCreateWindowExpiration

(Formerly NANC 179 Req 10)

RR6-82	Range Sizes and Format of Notifications Sent in Recovery

NPAC SMS shall, during recovery, send a service provider’s notifications in the original range sizes and in the format that corresponds to their TN Range Notification Indicator value at the time of recovery. (Formerly NANC 179 Req 11)

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NPAC SMS Interfaces

RR6-30	Notification Recovery – Order of Recovery

NPAC SMS shall recover all notifications, failed or successful, in the order the NPAC SMS attempts to send them when notification recovery is requested by the SOA or LSMS.

RR6-31	Notification Recovery – Time Range Limit

NPAC SMS shall use the Maximum Download Duration Tunable to limit the time range requested in a notification recovery request.

RR6-32	Notification Recovery – SOA and LSMS Independence

NPAC SMS shall support the recovery of notifications for the SOA and LSMS as independent requests.

RR6-33	Notification Recovery – SOA Notifications

NPAC SMS shall allow the SOA to only recover SOA notifications.

RR6-83	Maintaining Priority of SOA Notifications During Recovery

NPAC SMS shall, during recovery, maintain the priority of the SOA Notifications that reflect the values of the SOA Notification Priority Tunable Parameter at the time the notification was created. (Formerly NANC 329 Req 5.5)

RR6-34	Notification Recovery – LSMS Notifications

NPAC SMS shall allow the LSMS to only recover LSMS notifications.

RR6-89	Linked Replies Information – Sending Linked Replies During Notification Data Recovery to SOA

NPAC SMS shall send notification data in response to a recovery request, via the SOA to NPAC SMS Interface, to a SOA that support Linked Replies, in groups of notifications based on the Notification Data Linked Replies Blocking Factor tunable parameter value. (previously NANC 187 Req 24)

RR6-90	Linked Replies Information – Sending Linked Replies During Notification Data Recovery to Local SMS

NPAC SMS shall send notification data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, in groups of notifications based on the Notification Data Linked Replies Blocking Factor tunable parameter value. (previously NANC 187 Req 25)

RR6-91	Linked Replies Information – Notification Data Recovery Maximum Size to SOA

NPAC SMS shall allow notification data in response to a recovery request, via the SOA to NPAC SMS Interface, to a SOA that support Linked Replies, to be as large as the Notification Data Maximum Linked Recovered Notifications tunable parameter value. (previously NANC 187 Req 38)

RR6-96	Linked Replies Information – Notification Data Recovery Maximum Size to Local SMS

NPAC SMS shall allow notification data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, to be as large as the Notification Data Maximum Linked Recovered Notifications tunable parameter value. (previously NANC 187 Req 39)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	6-14	North American Numbering Council (NANC)
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NPAC SMS Interfaces

RR6-132	Notification Recovery – Notification Data Criteria

NPAC SMS shall require a SOA/LSMS to specify one of the following choices for notification data recovery criteria:

—	Time-range
—	SWIM (Send What I Missed)

(previously NANC 351, Req 0.5)

6.7.2	Network Data Recovery

The following section defines specific requirements of the Network Data Recovery functionality supported by the NPAC SMS.

RR6-37	Network Data Recovery

NPAC SMS shall provide a mechanism that allows a SOA or LSMS to recover network data downloads that were missed during a broadcast to the SOA or LSMS.

RR6-38	Network Data Recovery – Order of Recovery

NPAC SMS shall recover all network data download broadcasts in time sequence order when network data recovery is requested by the SOA or LSMS.

RR6-39	Network Data Recovery – Time Range Limit

NPAC SMS shall use the Maximum Download Duration Tunable to limit the time range requested in a network data recovery request.

RR6-40	Network Data Recovery – SOA and LSMS Independence

NPAC SMS shall support the recovery of network data for the SOA and LSMS as independent requests.

RR6-41	Network Data Recovery – SOA Network Data

NPAC SMS shall allow the SOA to only recover network data downloads intended for the SOA.

RR6-42	Network Data Recovery – LSMS Network Data

NPAC SMS shall allow the LSMS to only recover network data downloads intended for the LSMS.

RR6-43	Network Data Recovery – Network Data Criteria

NPAC SMS shall support the following network data download criteria:

—	Single Service Provider or all Service Providers with optional time range
—	SWIM Send What I Missed

RR6-44	Network Data Recovery – Network Data Choices

NPAC SMS shall require one of the following network data download choices:

—	npa-nxx-data (with one of the two selections below)
–	npa-nxx-range

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NPAC SMS Interfaces

–	all
—	lrn data (with one of the two selections below)
–	lrn-range
–	all
—	all network data
—	npa-nxx-x-data (with one of the two selections below)
–	npa-nxx-x-range
–	all

RR6-45	Resynchronization of Number Pool NPA-NXX-X Holder Information – Local SMS NPA-NXX-X Indicator set to TRUE

NPAC SMS shall process a Service Provider request to download Network data over the NPAC SMS to Local SMS Interface, when a Service Provider establishes an association with the resynchronization flag set to TRUE, and the download of NPA-NXX-X (or ALL) is TRUE, and shall send the NPA-NXX-X portion of the Network data when the Service Provider’s NPAC Customer LSMS NPA-NXX-X Indicator is set to TRUE. (Previously N-380)

RR6-46	Resynchronization of Number Pool NPA-NXX-X Holder Information – Local SMS NPA-NXX-X Indicator set to FALSE

NPAC SMS shall process a Service Provider request to download Network data over the NPAC SMS to Local SMS Interface, when a Service Provider establishes an association with the resynchronization flag set to TRUE, and the download of NPA-NXX-X (or ALL) is TRUE, and shall suppress the NPA-NXX-X portion of the Network data when the Service Provider’s NPAC Customer LSMS NPA-NXX-X Indicator is set to FALSE. (Previously N-390)

RR6-47	Resynchronization of Number Pool NPA-NXX-X Holder Information – NPA-NXX-X resync and queuing of messages to Local SMS

NPAC SMS shall queue up a single instance of all messages to the Local SMS, via the NPAC SMS to Local SMS Interface, when a Service Provider establishes an association with the NPAC SMS and where the resynchronization flag is set to TRUE. (Previously N-392)

RR6-48	Resynchronization of Number Pool NPA-NXX-X Holder Information – NPA-NXX-X resync and sending of queued messages to Local SMS

NPAC SMS shall send queued up messages to the Local SMS, via the NPAC SMS to Local SMS Interface, when a Service Provider has sent a message to the NPAC SMS that resynchronization has been completed. (Previously N-394)

RR6-49	Resynchronization of Number Pool NPA-NXX-X Holder Information – Filters on NPA-NXX-X resync to Local SMS

NPAC SMS shall apply NPA-NXX Filters to NPA-NXX-X resynchronization to the Local SMS(s) via the NPAC SMS to Local SMS Interface. (Previously N-400)

RR6-50	Resynchronization of Number Pool NPA-NXX-X Holder Information – SOA NPA-NXX-X Indicator set to TRUE

NPAC SMS shall process a Service Provider request to download Network data over the SOA to NPAC SMS Interface, when a Service Provider establishes an association with the resynchronization flag set to TRUE, and the download of NPA-NXX-X (or ALL) is TRUE, and shall send the NPA-NXX-X portion of the Network data when the Service Provider’s NPAC Customer SOA NPA-NXX-X Indicator is set to TRUE. (Previously N-410)

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NPAC SMS Interfaces

RR6-51	Resynchronization of Number Pool NPA-NXX-X Holder Information – SOA NPA-NXX-X Indicator set to FALSE

NPAC SMS shall process a Service Provider request to download Network data over the SOA to NPAC SMS Interface, when a Service Provider establishes an association with the resynchronization flag set to TRUE, and the download of NPA-NXX-X (or ALL) is TRUE, and shall suppress the NPA-NXX-X portion of the Network data when the Service Provider’s NPAC Customer SOA NPA-NXX-X Indicator is set to FALSE. (Previously N-420)

RR6-52	Resynchronization of Number Pool NPA-NXX-X Holder Information – NPA-NXX-X resync and queuing of messages to SOA

NPAC SMS shall queue up a single instance of all messages to the SOA, via the SOA to NPAC SMS Interface, when a Service Provider establishes an association with the NPAC SMS and where the resynchronization flag is set to TRUE. (Previously N-430)

RR6-53	Resynchronization of Number Pool NPA-NXX-X Holder Information – NPA-NXX-X resync and sending of queued messages to SOA

NPAC SMS shall send queued up messages to the SOA, via the SOA to NPAC SMS Interface, when a Service Provider has sent a message to the NPAC SMS that resynchronization has been completed. (Previously N-440)

RR6-54	Resynchronization of Number Pool NPA-NXX-X Holder Information – Filters on NPA-NXX-X resync to SOA

NPAC SMS shall apply NPA-NXX Filters to NPA-NXX-X resynchronization to the SOA(s) via the SOA to NPAC SMS Interface. (Previously N-450)

RR6-92	Linked Replies Information – Sending Linked Replies During Network Data Recovery to SOA

NPAC SMS shall send network data in response to a recovery request, via the SOA to NPAC SMS Interface, to a SOA that support Linked Replies, in groups of objects based on the Network Data Linked Replies Blocking Factor tunable parameter value. (previously NANC 187 Req 15)

RR6-93	Linked Replies Information – Sending Linked Replies During Network Data Recovery to Local SMS

NPAC SMS shall send network data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, in groups of objects based on the Network Data Linked Replies Blocking Factor tunable parameter value. (previously NANC 187 Req 16)

RR6-94	Linked Replies Information – Network Data Recovery Maximum Size to SOA

NPAC SMS shall allow network data in response to a recovery request, via the SOA to NPAC SMS Interface, to a SOA that support Linked Replies, to be as large as the Network Data Maximum Linked Recovered Objects tunable parameter value. (previously NANC 187 Req 29)

RR6-95	Linked Replies Information – Network Data Recovery Maximum Size to Local SMS

NPAC SMS shall allow network data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, to be as large as the Network Data Maximum Linked Recovered Objects tunable parameter value. (previously NANC 187 Req 30)

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NPAC SMS Interfaces

6.7.3	Subscription Data Recovery

The following section defines specific requirements of the Subscription Data Recovery functionality supported by the NPAC SMS.

RR6-55	Subscription Data Recovery

NPAC SMS shall provide a mechanism that allows an LSMS to recover subscription data downloads that were missed during a broadcast to the LSMS.

RR6-56	Subscription Data Recovery – Order of Recovery

NPAC SMS shall recover subscription data download broadcasts in time sequence order when subscription data recovery is requested by the LSMS.

RR6-57	Subscription Data Recovery – Time Range Limit

NPAC SMS shall use the Maximum Download Duration Tunable to limit the time range requested in a subscription data recovery request.

RR6-58	Subscription Data Recovery – Subscription Data Choices

NPAC SMS shall require an LSMS to specify one of the following choices in a subscription data recovery request:

—	time-range
—	TN
—	TN-range (NPA-NXX-XXXX) – (YYYY)
—	SWIM (Send What I Missed)

RR6-59	Subscription Data Recovery – Full Failure SV

NPAC SMS shall exclude Subscription Versions with a status of failed, when subscription data recovery is requested by the LSMS.

RR6-60	Subscription Data Recovery – SV Timestamp for Requested Time Range

NPAC SMS shall use the Subscription Version’s Broadcast Timestamp value to determine if an SV falls within the requested time range for a subscription data recovery request.

RR6-97	Subscription Data Recovery – Statuses of Subscription Versions Recovered

NPAC SMS shall include Subscription Versions with a status of active, partial failure, disconnect-pending, old with a failed list, and sending, at the time subscription data recovery is requested by the Local SMS and processed by the NPAC SMS, for all Subscription Versions with broadcast activity during the requested recovery timeframe. (previously NANC 297 Req 1)

RR6-61	Subscription Data Recovery – Removal of Service Provider from Failed List

NPAC SMS shall remove a Service Provider from the Failed SP List of an SV, upon successful recovery of the subscription data.

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NPAC SMS Interfaces

RR6-98	Subscription Data Recovery – Removal of Service Provider from Failed SP List of Subscription Versions Recovered

NPAC SMS shall remove a Service Provider from the Failed SP List of a Subscription Version with a status of sending, even if there are additional retry attempts, after the subscription data recovery response has been sent to the Local SMS of that Service Provider. (previously NANC 297 Req 2)

RR6-99	Subscription Data Recovery – Suppression of Broadcast of Subscription Versions Recovered

NPAC SMS shall ensure that the download of subscription data that was in a sending status at the start of the Subscription Data recovery process, even if there are additional retry attempts, is not sent to the Service Provider at the completion of recovery that included subscription data to the Local SMS. (previously NANC 297 Req 3)

RR6-62	Subscription Data Recovery – Successful Recovery of SV Data and Removal of Service Provider from Failed List – Both Service Providers

NPAC SMS shall send, to the Old and New Service Providers, the status and a list of all Local SMSs that currently exist on the Failed SP List of an SV, upon successful recovery of the subscription data, with the exception of modify active or disconnect requests.

RR6-63	Subscription Data Recovery – Successful Recovery of SV Data and Removal of Service Provider from Failed List – New Service Provider Only

NPAC SMS shall send, to the New Service Provider only, the status and a list of all Local SMSs that currently exist on the Failed SP List of an SV, upon successful recovery of the subscription data, specific to modify active or disconnect requests.

RR6-133	Subscription Version Failed SP List – Recovery of Excluded Service Provider Subscription Versions

NPAC SMS shall, for a recovery of subscription data, in instances where the NPAC SMS excluded the Service Provider from the Failed SP List based on a request by NPAC Personnel via the NPAC Administrative Interface, allow the Local SMS to recover a Subscription Version with all current attributes, even though the Service Provider is no longer on the Failed SP List. (previously NANC 227/254, Req 3)

RR6-64	Number Pool Block Holder Information Resynchronization – Block

NPAC SMS shall process a Service Provider request to download Block data over the NPAC SMS to Local SMS Interface, when a Service Provider establishes an association with the resynchronization flag set to TRUE, and requests Block data based on criteria sent to the NPAC SMS upon association. (Previously B-690)

RR6-65	Number Pool Block Holder Information Resynchronization – Block Criteria

NPAC SMS shall accept criteria for Block data, of either Time Range in GMT or Block Range entry fields or SWIM, where the Time Range in GMT includes the starting time in GMT and ending time in GMT based on the Activation Start Timestamp/Disconnect Broadcast Timestamp/Modify Broadcast Timestamp, and the Block Range includes the starting Block and ending Block. (Previously B-691)

Note: If the Block Range was 303-242-2 through 303-355-6, the range would contain all Blocks within the TN Range of 303-242-2000 through 303-355-6999.

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NPAC SMS Interfaces

RR6-66	Number Pool Block Holder Information Resynchronization – Block Range Tunable Parameters

NPAC SMS shall use the existing Subscription Version tunables for Maximum Download Duration and Maximum Number of Download Records, as defined in the Functional Requirements Specification’ s Appendix C, for Blocks that can be resynchronized by a Local SMS. (Previously B-695)

RR6-67	Number Pool Block Holder Information Resynchronization – Rejection of Block Criteria

NPAC SMS shall reject a resynchronization request, if the criteria of either Time Range or Block Range, exceeds the current values of the Maximum Download Duration or Maximum Number of Download Records tunables. (Previously B-698)

RR6-68	Number Pool Block Holder Information Resynchronization – Block resync and queuing of messages

NPAC SMS shall queue up a single instance of all messages to the Local SMS, via the NPAC SMS to Local SMS Interface, when a Service Provider establishes an association with the NPAC SMS and where the resynchronization flag is set to TRUE. (Previously B-700)

RR6-69	Number Pool Block Holder Information Resynchronization – Block resync and sending of queued messages

NPAC SMS shall send, queued up messages to the Local SMS, via the NPAC SMS to Local SMS Interface, when a Service Provider has sent a message to the NPAC SMS that resynchronization has been completed. (Previously B-710)

RR6-70	Number Pool Block Holder Information Resynchronization – Filters on Block resync

NPAC SMS shall apply NPA-NXX Filters to Block resynchronization to the Local SMS(s), via the NPAC SMS to Local SMS Interface. (Previously B-720)

RR6-71	Number Pool Block Holder Information Resynchronization – Update to Failed SP List

NPAC SMS shall update the Block Failed SP List and Subscription Version Failed SP List, by removing the resyncing Local SMS, upon a successful response to a resynchronization request to a previously failed Local SMS, as defined in RR3-138.1 and RR3-138.2. (Previously B-730)

RR6-100	Number Pool Block Data Recovery – Statuses of Number Pool Blocks Recovered

NPAC SMS shall include Number Pool Blocks with a status of active, partial failure, old with a failed list, and sending, at the time Number Pool Block data recovery is requested by the Local SMS and processed by the NPAC SMS, for all Number Pool Blocks with broadcast activity during the requested recovery timeframe. (previously NANC 297 Req 4)

RR6-101	Number Pool Block Data Recovery – Removal of Service Provider from Failed SP List of Number Pool Blocks Recovered

NPAC SMS shall remove a Service Provider from the Failed SP List of a Number Pool Block with a status of sending, even if there are additional retry attempts, after the Number Pool Block data recovery response has been sent to the Local SMS of that Service Provider. (previously NANC 297 Req 5)

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NPAC SMS Interfaces

RR6-134	Number Pool Block Failed SP List – Recovery of Excluded Service Provider Subscription Versions

NPAC SMS shall, for a recovery of number pool block data, in instances where the NPAC SMS excluded the Service Provider from the Failed SP List based on a request by NPAC Personnel via the NPAC Administrative Interface, allow the Local SMS to recover a Number Pool Block with all current attributes, even though the Service Provider is no longer on the Failed SP List. (previously NANC 300, Req 3)

RR6-102	Number Pool Block Data Recovery – Suppression of Broadcast of Number Pool Blocks Recovered

NPAC SMS shall ensure that the download of Number Pool Block data that was in a sending status at the start of the Number Pool Block Data recovery process, even if there are additional retry attempts, is not sent to the Service Provider at the completion of recovery that included Number Pool Block data to the Local SMS. (previously NANC 297 Req 6)

RR6-72	Number Pool Block Holder Information Resynchronization – Status Update to Block after Successful Resynchronization

NPAC SMS shall update the status of the Block, specified in the resynchronization request for a Block Creation, Modification, or Deletion, at the completion of the resynchronization to the Local SMS, as defined in RR3-137.1, RR3-137.2, RR3-137.3, and RR3-137.4. (Previously B-740)

RR6-73	Number Pooling Subscription Version Information Resynchronization – Filters on Subscription Versions Resync

NPAC SMS shall filter out Subscription Versions with LNP Type of POOL for Resynchronization of Subscription Version data. (Previously SV-522)

RR6-74	Number Pooling Subscription Version Information Resynchronization – Disconnect or Port-To-Original of a TN within a Pooled 1K Block

DELETED

RR6-75	Number Pooling Subscription Version Information Resynchronization – Disconnect TN within a Pooled 1K Block to Local SMS

NPAC SMS shall, for a resync of a disconnect Subscription Version of a ported pooled TN, where the TN is contained within a Pooled 1K Block, allow the Local SMS to recover the Delete request of the Subscription Version that was active prior to the disconnect broadcast, regardless of its status, to a Local SMS. (Previously SV-540)

Note: The NPAC SMS will resync an M-DELETE, to a Local SMS, of the Subscription Version (SV1) that was active prior to the disconnect request (SV2), as defined in the IIS Flows for Disconnect of a Ported Pooled Number, and regardless of the status on SV1.

RR6-76	Number Pooling Subscription Version Information Resynchronization – Disconnect TN within a Pooled 1K Block to non-EDR Local SMS

DELETED

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NPAC SMS Interfaces

RR6-77	Number Pooling Subscription Version Information Resynchronization –Port-To-Original TN within a Pooled 1K Block to Local SMS

NPAC SMS shall, for a resync of a Port-To-Original Subscription Version of a ported pooled TN, where the TN is contained within a Pooled 1K Block, allow the Local SMS to recover the Delete request of the Subscription Version that was active prior to the Port-To-Original broadcast, regardless of its status, and regardless of the status of the Subscription Version that is used to generate the Port-To-Original request to the NPAC SMS, to a Local SMS. (Previously SV-560)

Note: The NPAC SMS will resync an M-DELETE, to a Local SMS, of the Subscription Version (SV1) that was active prior to the Port-To-Original request (SV2), even though the Failed SP List resides on SV2, as defined in the IIS Flows for a Port-To-Original of a Ported Pooled Number, and regardless of the status on SV1 and SV2.

RR6-78	Number Pooling Subscription Version Information Resynchronization – Port-To-Original TN within a Pooled 1K Block to non-EDR Local SMS

DELETED

RR6-103	Linked Replies Information – Sending Linked Replies During Subscription Data Recovery to Local SMS

NPAC SMS shall send subscription data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, in groups of objects based on the Subscription Data Linked Replies Blocking Factor tunable parameter value. (previously NANC 187 Req 20)

RR6-104	Linked Replies Information – Subscription Data Recovery Maximum Size to Local SMS

NPAC SMS shall allow subscription data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, to be as large as the Subscription Data Maximum Linked Recovered Objects tunable parameter value. (previously NANC 187 Req 34)

RR6-105	Linked Replies Information - Sending Linked Replies During Number Pool Block Recovery to Local SMS

NPAC SMS shall send number pool block data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, in groups of objects based on the Number Pool Block Data Linked Replies Blocking Factor tunable parameter value. (Previously related to NANC 187)

RR6-106	Linked Replies Information - Number Pool Block Recovery Maximum Size to Local SMS

NPAC SMS shall allow number pool block data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, to be as large as the Number Pool Block Data Maximum Linked Recovered Objects tunable parameter value. (Previously related to NANC 187)

6.7.4	Service Provider Recovery

RR6-135	Service Provider Data Recovery

NPAC SMS shall provide a mechanism that allows a SOA or LSMS to recover service provider downloads that were missed during a broadcast to the SOA or LSMS. (previously NANC 352, Req 1)

RR6-136	Service Provider Data Recovery Only in Recovery Mode

NPAC SMS shall allow a SOA or LSMS to recover service provider data ONLY in recovery mode. (previously NANC 352, Req 2)

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NPAC SMS Interfaces

RR6-137	Service Provider Data Recovery – Order of Recovery

NPAC SMS shall recover all service provider data download broadcasts in time sequence order when service provider recovery is requested by the SOA or LSMS. (previously NANC 352, Req 3)

RR6-138	Service Provider Data Recovery – Time Range Limit

NPAC SMS shall use the Maximum Download Duration Tunable to limit the time range requested in a service provider data recovery request. (previously NANC 352, Req 4)

RR6-139	Service Provider Data Recovery – SOA and LSMS Independence

NPAC SMS shall support the recovery of service provider data for the SOA and LSMS as independent requests. (previously NANC 352, Req 5)

RR6-140	Service Provider Data Recovery – SOA Network Data

NPAC SMS shall allow the SOA to only recover service provider data downloads intended for the SOA. (previously NANC 352, Req 6)

RR6-141	Service Provider Data Recovery – LSMS Network Data

NPAC SMS shall allow the LSMS to only recover service provider data downloads intended for the LSMS. (previously NANC 352, Req 7)

RR6-142	Service Provider Data Recovery – Service Provider Data Criteria

NPAC SMS shall support the following service provider data download criteria:

—	Single Service Provider with optional time range, or all Service Providers with optional time range
—	SWIM (Send What I Missed)

(previously NANC 352, Req 8)

RR6-143	Service Provider Data Recovery – Network Data Choices

DELETED

RR6-144	Linked Replies Information – Sending Linked Replies During Service Provider Data Recovery to SOA

NPAC SMS shall send Service Provider data in response to a recovery request, via the SOA to NPAC SMS Interface, to a SOA that support Linked Replies, in groups of objects based on the Network Data Linked Replies Blocking Factor tunable parameter value. (previously NANC 352, Req 10)

RR6-145	Linked Replies Information – Sending Linked Replies During Service Provider Data Recovery to Local SMS

NPAC SMS shall send Service Provider data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, in groups of objects based on the Network Data Linked Replies Blocking Factor tunable parameter value. (previously NANC 352, Req 11)

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NPAC SMS Interfaces

RR6-146	Linked Replies Information – Service Provider Data Recovery Maximum Size to SOA

NPAC SMS shall allow Service Provider data in response to a recovery request, via the SOA to NPAC SMS Interface, to a SOA that support Linked Replies, to be as large as the Network Data Maximum Linked Recovered Objects tunable parameter value. (previously NANC 352, Req 12)

RR6-147	Linked Replies Information – Service Provider Data Recovery Maximum Size to Local SMS

NPAC SMS shall allow Service Provider data in response to a recovery request, via the NPAC SMS to Local SMS Interface, to a Local SMS that support Linked Replies, to be as large as the Network Data Maximum Linked Recovered Objects tunable parameter value. (previously NANC 352, Req 13)

6.8 Out-Bound Flow Control

RR6-148	Out-Bound Flow Control Upper Threshold Tunable

NPAC SMS shall provide an Out-Bound Flow Control Upper Threshold tunable parameter which is defined as the number of non-responsive messages sent to a SOA/LSMS before Out-Bound Flow Control is invoked, on a per association basis. (previously NANC 368, Req 1)

RR6-149	Out-Bound Flow Control Upper Threshold Tunable Default

NPAC SMS shall default the Out-Bound Flow Control Upper Threshold tunable parameter to 100 messages. (previously NANC 368, Req 2)

RR6-150	Out-Bound Flow Control Upper Threshold Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Out-Bound Flow Control Upper Threshold tunable parameter. (previously NANC 368, Req 3)

RR6-151	Out-Bound Flow Control Lower Threshold Tunable

NPAC SMS shall provide an Out-Bound Flow Control Lower Threshold tunable parameter which is defined as the number of non-responsive messages sent to a SOA/LSMS that is in a Flow Control state before normal processing is resumed, on a per association basis. (previously NANC 368, Req 4)

RR6-152	Out-Bound Flow Control Lower Threshold Tunable Default

NPAC SMS shall default the Out-Bound Flow Control Lower Threshold tunable parameter to 75 messages. (previously NANC 368, Req 5)

RR6-153	Out-Bound Flow Control Lower Threshold Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Out-Bound Flow Control Lower Threshold tunable parameter. (previously NANC 368, Req 6)

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6.9 Roll-Up Activity and Abort Behavior

RR6-154	Roll-Up Activity-Single Tunable

NPAC SMS shall provide a Roll-Up Activity Timer – Single tunable parameter, which is defined as the number of minutes before roll-up activity is initiated for an event involving a single SV. (previously NANC 347/350, Req 1)

RR6-155	Roll-Up Activity-Single Tunable Default

NPAC SMS shall default the Roll-Up Activity Timer – Single tunable parameter to 15 minutes. (previously NANC 347/350, Req 2)

RR6-156	Roll-Up Activity-Single Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Roll-Up Activity Timer – Single tunable parameter. (previously NANC 347/350, Req 3)

RR6-157	Roll-Up Activity Timer Expire SVRange Tunable

NPAC SMS shall provide a Roll-Up Activity Timer Expire SVRange tunable parameter which is defined as the number of minutes before roll-up activity is initiated for an event involving a range of SVs. (previously NANC 347/350, Req 4)

RR6-158	Roll-Up Activity Timer Expire SVRange Tunable Default

NPAC SMS shall default the Roll-Up Activity Timer Expire SVRange tunable parameter to 60 minutes. (previously NANC 347/350, Req 5)

RR6-159	Roll-Up Activity Timer Expire SVRange Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Roll-Up Activity Timer Expire SVRange tunable parameter. (previously NANC 347/350, Req 6)

RR6-160	Abort Processing Behavior Upper Threshold Tunable

NPAC SMS shall provide an Abort Processing Behavior Upper Threshold tunable parameter which is defined as the number of minutes before an NPAC abort will occur for a SOA/LSMS that has at least one outstanding message with a delta between the origination time and the current time that is equal to or greater than the tunable window, regardless of whether the SOA/LSMS has incurred any other activity (request or response). (previously NANC 347/350, Req 7)

RR6-161	Abort Processing Behavior Upper Threshold Tunable Default

NPAC SMS shall default the Abort Processing Behavior Upper Threshold tunable parameter to 60 minutes. (previously NANC 347/350, Req 8)

RR6-162	Abort Processing Behavior Upper Threshold Tunable Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Abort Processing Behavior Upper Threshold tunable parameter. (previously NANC 347/350, Req 9)

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NPAC SMS Interfaces

6.10 NPAC Monitoring of SOA and LSMS Associations

RR6-163	NPAC SMS Monitoring of SOA and Local SMS Connections via a Application Level Heartbeat

NPAC SMS shall be capable of supporting an Application Level Heartbeat via an Application Level Heartbeat message to a Service Provider SOA/Local SMS. (previously NANC 299, Req 1)

RR6-164	NPAC SMS-to-SOA Application Level Heartbeat Indicator

NPAC SMS shall provide a Service Provider SOA Application Level Heartbeat Indicator tunable parameter which defines whether a SOA supports an Application Level Heartbeat message. (previously NANC 299, Req 2)

RR6-165	NPAC SMS-to-SOA Application Level Heartbeat Indicator Default

NPAC SMS shall default the Service Provider SOA Application Level Heartbeat Indicator tunable parameter to FALSE. (previously NANC 299, Req 3)

RR6-166	NPAC SMS-to-SOA Application Level Heartbeat Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Application Level Heartbeat Indicator tunable parameter. (previously NANC 299, Req 4)

RR6-167	NPAC SMS-to-Local SMS Application Level Heartbeat Indicator

NPAC SMS shall provide a Service Provider Local SMS Application Level Heartbeat Indicator tunable parameter which defines whether an Local SMS supports an Application Level Heartbeat message. (previously NANC 299, Req 5)

RR6-168	NPAC SMS-to- Local SMS Application Level Heartbeat Indicator Default

NPAC SMS shall default the Service Provider Local SMS Application Level Heartbeat Indicator tunable parameter to FALSE. (previously NANC 299, Req 6)

RR6-169	NPAC SMS-to- Local SMS Application Level Heartbeat Indicator Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider Local SMS Application Level Heartbeat Indicator tunable parameter. (previously NANC 299, Req 7)

RR6-170	NPAC SMS Application Level Heartbeat Tunable Parameter

NPAC SMS shall provide an Application Level Heartbeat Interval tunable parameter that defines the period of quiet time (no interface traffic) the NPAC should wait after the receipt of any interface traffic (request or response), before sending an Application Level Heartbeat message to the SOA/Local SMS. (previously NANC 299, Req 8)

RR6-171	NPAC SMS Application Level Heartbeat Tunable Parameter Usage

NPAC SMS shall use the same tunable value for both SOA and the Local SMS Associations. (previously NANC 299, Req 9)

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NPAC SMS Interfaces

RR6-172	NPAC SMS Application Level Heartbeat Tunable Parameter Default

NPAC SMS shall default the Application Level Heartbeat Interval tunable parameter to 15 minutes. (previously NANC 299, Req 10)

RR6-173	NPAC SMS Application Level Heartbeat Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the NPAC SMS Application Level Heartbeat tunable parameter. (previously NANC 299, Req 11)

RR6-174	NPAC SMS Application Level Heartbeat Timeout Tunable Parameter

NPAC SMS shall provide an Application Level Heartbeat Timeout tunable parameter that defines the period of time the NPAC should wait after sending an Application Level Heartbeat message to the SOA/Local SMS and not receiving a response from the SOA/Local SMS, before aborting the association. (previously NANC 299, Req 12)

RR6-175	NPAC SMS Application Level Heartbeat Timeout Tunable Parameter Usage

NPAC SMS shall use the same tunable value for both SOA and the Local SMS Associations. (previously NANC 299, Req 13)

RR6-176	NPAC SMS Application Level Heartbeat Timeout Tunable Parameter Default

NPAC SMS shall default the Application Level Heartbeat Timeout tunable parameter to 1 minute. (previously NANC 299, Req 14)

RR6-177	NPAC SMS Application Level Heartbeat Timeout Tunable Parameter Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the NPAC SMS Application Level Heartbeat Timeout tunable parameter. (previously NANC 299, Req 15)

6.11 Separate SOA Channel for Notifications

RR6-178	SOA Notification Channel Service Provider Indicator

NPAC SMS shall provide a Service Provider SOA Notification Channel indicator which defines whether a SOA supports a separate SOA association dedicated to notifications. (previously NANC 383, Req 1)

RR6-179	SOA Notification Channel Service Provider Indicator – Default

NPAC SMS shall default the Service Provider SOA Notification Channel indicator to FALSE. (previously NANC 383, Req 2)

RR6-180	SOA Notification Channel Service Provider Indicator – Modification

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to modify the Service Provider SOA Notification Channel indicator. (previously NANC 383, Req 3)

RR6-181	Separation of Association Functions

DELETED

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NPAC SMS Interfaces

RR6-182	Separate Association for the Notification Function From different NSAPs

NPAC SMS shall accept a separate association from the SOA for the Notification function from different Service Provider NSAPs, when the SOA Notification Channel tunable is set to TRUE. (previously NANC 383, Req 5)

RR6-183	Security Management of Multiple SOA Associations of Different Association Functions

NPAC SMS shall manage security for multiple SOA associations of different association functions from different Service Provider NSAPs. (previously NANC 383, Req 6)

RR6-184	Sending of SOA Notifications when Notification Channel is Active

NPAC SMS shall send notifications for a particular Service Provider across a Notification Channel when it is active. (previously NANC 383, Req 7)

RR6-185	Separate Notification Channel during Recovery

NPAC SMS shall only allow a separate Notification Channel association to request notification recovery, when the Service Provider SOA Notification Channel tunable is TRUE. (previously NANC 383, Req 8)

RR6-186	Treatment of Multiple Associations when there is an Intersection of Association Function

NPAC SMS shall accept an association bind request, in the case of an intersection of the association functions of an existing SOA association, and abort any previous associations that use that same function. (previously NANC 383, Req 9)

6.12 Maintenance Window Timer Behavior

RR6-187	NPAC Maintenance Windows – Timer Update Tool

NPAC SMS shall support a “Knowledgeable-Internal-NPAC-Generation – Timer-Update-Tool” that would update applicable timer events based on an input parameter that defined the amount of time the timers should be extended. (previously NANC 385, Req 1)

RR6-188	NPAC Maintenance Windows – Timer Update Tool – Affected Timers

NPAC SMS shall use the “Knowledgeable-Internal-NPAC-Generation – Timer-Update-Tool” to update the following timers:

—	Initial Concurrence Window (New SPID and Old SPID, Short and Long)
—	Final Concurrence Window (New SPID and Old SPID, Short and Long)
—	Cancellation Initial Concurrence Window (New SPID and Old SPID, Short and Long)
—	Cancellation Final Concurrence Window (New SPID and Old SPID, Short and Long)

(previously NANC 385, Req 2)

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Security

7.	Security

7.1 Overview

In addition to the general security requirements based on the user interface paradigm, there are requirements for the security on an OSI application-to-application interface (such as the one specified in Section 6, NPAC SMS Interfaces, for the SMS to SMS and SMS to SOA interfaces).

7.2 Identification

The NPAC will accept only authorized NPAC customers through interface connections, and among NPAC customers, the NPAC will make appropriate limitations on their actions (for example, letting only old or new Service Providers view a pending record). The NPAC will only accept authorized customer user IDs. However, the NPAC will make no distinction among an NPAC customer’s employees; the NPAC customer and their systems must control individual NPAC customer employee actions.

A user identification is a unique, auditable representation of the user’s identity within the system. The NPAC SMS requires all system users, both individuals and remote machines, to be uniquely identified to support individual accountability over the NPAC Administrative and NPAC SOA Low-tech Interfaces.

R7-l	Unique User Identification Codes - Individuals

NPAC SMS shall require unique user identification codes (userids) to identify all NPAC and Service Provider personnel.

R7-2	Assigned Userid Identification

NPAC SMS shall require NPAC and Service Provider personnel to identify themselves with their assigned userId before performing any actions.

R7-3	Current Active User List Maintenance

NPAC SMS shall maintain internally the identity of all NPAC and Service Provider personnel logged on to the NPAC SMS.

R7-4	User Invoked Processes

NPAC SMS shall have for every process running an associated userId of the invoking user (or the userId associated with the invoking process).

R7-5.1	Userids, Unused - Disabling

NPAC SMS shall disable userids after a period of time during which the userId has not been used.

R7-5.2	Unused Userid Disable Period - Tunable Parameter

NPAC SMS shall provide an Unused Userid Disable Period tunable parameter which is defined as the number of days for which the userId has not been used.

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Security

R7-5.3	Unused Userid Disable Period - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS administrator to modify the Unused Userid Disable Period tunable parameter time period.

R7-5.4	Unused Userid Disable Period - Tunable Parameter Default

NPAC SMS shall default the Unused Userid Disable Period tunable parameter to 60 days.

R7-6.1	Userids, Disabled - Reinstatement

NPAC SMS shall provide a complementary mechanism or procedure for the re-instatement disabled userids.

R7-6.2	Userids - Deletion

NPAC SMS shall provide a procedure for the deletion of userids.

R7-7	Userids - Temporary Disabling

NPAC SMS shall support the temporary disabling of userids.

R7-8	Userids, Disabled - Automatic Reactivation

NPAC SMS shall provide an option for automatic reactivation of disabled userids.

R7-9.1	Userids - One Active Login

NPAC SMS shall control and limit simultaneous active usage of the same userids by allowing only one active login.

R7-9.2	Second Login Attempt

NPAC SMS shall present the NPAC or Service Provider personnel with an option of disconnecting the first login and continuing the second login or terminating the second login, when a second login is entered.

7.3 Authentication

The identity of all NPAC SMS system users, both individuals and remote machines, must be verified or authenticated to enter the system, and to access restricted data or transactions over the NPAC Administrative and NPAC SOA Low-Tech Interfaces.

R7-10	User Authentication

NPAC SMS shall authenticate the identity of all NPAC and Service Provider users of the NPAC Administrative and NPAC SOA Low-tech Interfaces prior to their initially gaining access to NPAC SMS.

R7-12	Authentication Data Protection

NPAC SMS shall protect all internal storage of authentication data so that it can only be accessed by an NPAC Security Administrator user.

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Security

7.3.1	Password Requirements

R7-13	Passwords - Non-shared

NPAC SMS shall require a single password entry for each userId.

R7-14	Passwords - Userid Unique

NPAC SMS shall allow a user to define a password that is already associated with another userId.

R7-15	Passwords - One-Way Encrypted

NPAC SMS shall store passwords in a one-way encrypted form.

R7-16	Passwords, Encrypted - Privileged Users Access Control

NPAC SMS shall only allow access to encrypted passwords by authorized users.

R7-18	Passwords, Entry - Automatic Clear Text Suppression

NPAC SMS shall automatically suppress or fully blot out the clear-text representation of the password on the data entry device.

R7-19	Passwords - Network Transmission Clear Text Suppression

NPAC SMS shall ensure that passwords sent over public or external shared data networks are encrypted.

R7-20	Passwords - Non-Null

NPAC SMS shall require non-null passwords.

R7-21	Passwords - User-Changeable

NPAC SMS shall provide a mechanism to allow passwords to be user-changeable. This mechanism shall require re-authentication of the user identity.

R7-22	Passwords - Reset Capability

The NPAC SMS shall have a mechanism to reset passwords.

R7-23.1	Passwords - Aging Enforcement

NPAC SMS shall enforce password aging.

R7-23.2	Password Aging Default

NPAC SMS shall default the system password aging to 90 days.

R7-24.1	Passwords - Expiration Notification

NPAC SMS shall notify users a NPAC-specifiable period of time prior to their password expiring. The system supplied default shall be seven days.

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Security

R7-24.2	Passwords - Expiration Notification Default

NPAC SMS shall default the password expiration notification time period to seven days

R7-24.3	Passwords - Require User to Enter New Password

NPAC SMS shall require any user whose password has expired to enter a new password before allowing that user access to the system.

R7-25.1	Passwords - Non-Reusable

NPAC SMS shall ensure that a password can not be reused by the same individual for specifiable period of time.

R7-25.2	Password Reuse Default

NPAC SMS shall default the time period in which a password can not be reused to six months.

R7-26.1	Passwords - Minimum Structure Standard #1

Passwords shall contain a combination of at least six case-sensitive alphanumeric characters including at least one alphabetic and one numeric or punctuation character.

R7-26.2	Passwords - Associated Userid

NPAC SMS shall ensure that passwords do not contain the associated userId.

R7-27.1	Password Generator

NPAC SMS shall provide a password generator.

R7-27.2	Passwords, System Generated - Attack Resistant

NPAC SMS shall ensure that generated passwords are “reasonably” resistant to brute-force password guessing attacks.

R7-27.3	Passwords, System Generated - Random

NPAC SMS shall ensure that the generated sequence of passwords have the property of randomness.

7.4 Access Control

Access to the NPAC SMS and other resources will be limited to those users that have been authorized for that specific access right.

7.4.1	System Access

R7-28.1	System Access - Individuals

NPAC SMS shall allow access to authorized individual users.

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Security

R7-28.2	System Access - Remote Machines

NPAC SMS shall allow access to authorized remote systems.

R7-29.1	System Access, User Information - Entry

NPAC SMS shall provide a facility for the initial entry of authorized user and associated authentication information.

R7-29.2	System Access, User Information - Modification

NPAC SMS shall provide a facility for the modification of authorized user and associated authentication information.

R7-31	System Access, Login - Trusted Communication

NPAC SMS’s login procedure shall be able to be reliably initiated by the user, i.e., a trusted communications path should exist between NPAC SMS and the user during the login procedure.

R7-32.1	System Access - Disconnect User

NPAC SMS shall disconnect end users after a period of non-use.

R7-32.2	Non-use Disconnect Tunable Parameter

NPAC SMS shall default the Non-use Disconnect tunable parameter to 60 minutes.

R7-33.1	System Access - User Authentication Failure

NPAC SMS shall exit and end the session if the user authentication procedure is incorrectly performed a specifiable number of times.

R7-33.2	Incorrect Login Exit Default

NPAC SMS shall default the number of allowable incorrect login attempts to 3.

R7-34	System Access, User Authentication Failure - Notification

NPAC SMS shall provide a mechanism to immediately notify the NPAC SMS system administrator when the threshold in R7-33.1 is exceeded.

R7-35.1	System Access - Login Process I/O Port Restart

NPAC SMS shall restart the login process when the threshold in R7-33.1 has been exceeded and a specified interval of time has passed.

R7-35.2	Login Process Restart Default

NPAC SMS shall default the time interval to restart the login process to 60 seconds.

R7-36	System Access, User Authentication Failure - Userid Non-Suspension

NPAC SMS shall not suspend the userId upon exceeding the threshold in R7-33.1.

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Security

R7-37	System Access, User Authentication Procedure - Entry

NPAC SMS shall perform the entire user authentication procedure even if the userId that was entered was not valid.

R7-38	System Access, User Authentication Procedure Entry - Error Feedback

NPAC SMS shall only provide error feedback of “invalid”.

R7-39	System Access, User Authentication Procedure Entry - Time Parameters

NPAC SMS shall provide a mechanism to restrict user login based on time-of-day, day-of-week, and calendar date.

R7-40.1	System Access, User Authentication Procedure Entry - Method

NPAC SMS shall provide a mechanism to restrict user login based on method of entry.

R7-40.2	System Access, User Authentication Procedure Entry - Location

NPAC SMS shall provide a mechanism to restrict user login based on user system location.

R7-41	System Access, User Authentication Procedure Entry - SSL VPN Limitations

NPAC SMS shall provide a mechanism to limit the users authorized to access the system via SSL VPN facilities.

R7-42.1	System Access - Network Basis

NPAC SMS shall provide a mechanism to limit system entry for privileged NPAC SMS users on a specifiable network access.

R7-42.2	System Access - Per-Port Basis

NPAC SMS shall provide a mechanism to limit system entry for privileged NPAC SMS users on a specifiable per-port basis.

R7-43.1	System Access, Network Authentication

NPAC SMS shall provide a strong authentication mechanism for network access.

R7-43.2	Internet Access

NPAC SMS shall use authentication of public encryption keys for users accessing the NPAC SMS over the Internet.

R7-43.3	SSL VPN Access

NPAC SMS shall use smart cards to authenticate users accessing the NPAC SMS via SSL VPN.

R7-44	System Access - Secure Logoff Procedures

NPAC SMS shall provide a mechanism to end the session through secure logoff procedures.

R7-46	System Access, Unauthorized Use Message - Specifiable

NPAC SMS shall ensure that the message is NPAC SMS-specifiable to meet their own requirements, and any applicable laws.

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Security

R7-47.1	System Access, Unauthorized Use Message - Specifiable

NPAC SMS shall be able to display an advisory warning message of up to 20 lines in length prior to login.

R7-47.2	Advisory Warning Message Default

NPAC SMS shall default the pre-login advisory warning message to the following:

NOTICE: This is a private computer system.

Unauthorized access or use may lead to prosecution.

R7-48.1	System Access - User’s Last Successful Access

NPAC SMS shall display the date and time of the user’s last successful system access upon successful login.

R7-48.2	System Access - User’s Unsuccessful Access Attempts

NPAC SMS shall display the number of unsuccessful attempts by that userId to access the system, since the last successful access by that userId upon successful login.

R7-49.1	System Access, Security Administration - Authorize Users

NPAC SMS shall only allow the NPAC Security Administrator to authorize users.

R7-49.2	System Access, Security Administration - Revoke Users

NPAC SMS shall only allow the NPAC Security Administrator to revoke users.

R7-50.1	System Access, Security Administration - Adding Users

NPAC SMS shall provide security documentation that defines and describes procedures for adding users.

R7-50.2	System Access, Security Administration - Deleting Users

NPAC SMS shall provide security documentation that defines and describes procedures for deleting users.

7.4.2	Resource Access

R7-51	Data Access for Authorized Users

NPAC SMS shall allow only authorized users to access the data that is part of or controlled by the SMS system.

R7-52	Service Provider Data Protected

NPAC SMS shall protect service provider data from access by unauthorized users.

R7-53.1	Authorized User Access to Software

NPAC SMS shall ensure that only NPAC system administrators can access the software files that constitute the NPAC SMS.

R7-53.2	Authorized User Access to Transactions

NPAC SMS shall ensure that only authorized users can access the transactions that constitute the NPAC SMS.

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Security

R7-53.3	Authorized User Access to Data

NPAC SMS shall ensure that only authorized NPAC Administrative and NPAC SOA Low-tech Interfaces users can access the data generated by the transactions that constitutes the SMS.

R7-54.1	Access Control of Executable Software

NPAC SMS shall ensure that the executable and loadable software is access controlled for overwrite and update, as well as execution rights.

R7-55	Access Control of Resources

NPAC SMS shall ensure that control of access to resources is based on authenticated user identification.

R7-56	User ID and System ID

NPAC SMS shall ensure that userId and password is used as a primary access control for direct login and system ID is used for primary access control to the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

R7-57	Resource Access to Users

NPAC SMS shall ensure that for software resources controlled by NPAC SMS, it must be possible to grant access rights to a single user or a group of users.

R7-58	Resource Access Denied to Users

NPAC SMS shall ensure that for software resources controlled by NPAC SMS, it must be possible to deny access rights to a single user or a group of users.

R7-60	Only NPAC Personnel Can Modify User Access

NPAC SMS shall allow only NPAC personnel to modify access rights to a resource.

R7-61	Removal of User Access Rights

NPAC SMS shall provide a mechanism to remove access rights to all software resources for a user or a group of users.

7.5 Data and System Integrity

R7-63	Identify Originator of System Resources

NPAC SMS shall identify the originator of any accessible system resources.

R7-64	Identify Originator of Information Received Across Communication Channels

NPAC SMS shall be able to identify the originator of any information received across communication channels.

R7-65.1	Monitor System Resources

NPAC SMS NMS shall use SNMP to monitor the system resources.

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Security

R7-65.2	Detect Error Conditions

NPAC SMS NMS shall use SNMP to detect error conditions.

R7-65.3	Detect Communication Errors

NPAC SMS NMS shall use SNMP to detect communication errors.

R7-65.4	Detect Link Outages

NPAC SMS NMS shall use SNMP to detect link outages.

R7-66.1	Rule Checking on Update

NPAC SMS shall ensure proper rule checking on data update.

R7-66.2	Handling of Duplicate Inputs

NPAC SMS shall handle duplicate/multiple inputs.

R7-66.3	Check Return Status

NPAC SMS shall check return status.

R7-66.4	Validate Inputs

NPAC SMS shall validate inputs for reasonable values.

R7-66.5	Transaction Serialization

NPAC SMS shall ensure proper serialization of update transactions.

R7-67	Database Integrity Checking

NPAC SMS shall include database integrity checking utilities for the NPAC SMS database.

7.6 Audit

7.6.1	Audit Log Generation

R7-68.1	Security Audit Log for After the Fact Investigation

NPAC SMS shall generate a security audit log that contains information sufficient for after the fact investigation of loss or impropriety for appropriate response, including pursuit of legal remedies.

R7-68.2	Security Audit Data Availability

NPAC SMS shall ensure that the security audit data is available on-line for a minimum of 90 days.

R7-68.3	Security Audit Data Archived

NPAC SMS shall archive the security audit data off-line for a minimum of two years.

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Security

R7-69	User Identification Retained

NPAC SMS shall ensure that the user-identification associated with any NPAC SMS request or activity is maintained, so that the initiating user can be traceable.

R7-70	Protection of Security Audit Log Access

NPAC SMS shall protect the security audit log from unauthorized access.

R7-71.2	NPAC Personnel Delete Security Audit Log

NPAC SMS shall ensure that only authorized NPAC personnel can archive and delete any or all of the security audit log(s) as part of the archival process.

R7-72	Security Audit Control Protected

NPAC SMS shall ensure that the security audit control mechanisms are protected from unauthorized access.

R7-73.1	Log Invalid User Authentication Attempts

NPAC SMS shall write a record to the security audit log for each invalid user authentication attempt.

R7-73.2	Log NPAC SMS End User Logins

NPAC SMS shall write a record to the security audit log for logins of NPAC users.

R7-73.3	Log NPAC Personnel Activities

NPAC SMS shall write a record to the security audit log for security-controlled activities of NPAC users.

R7-73.4	Log Unauthorized Data Access

NPAC SMS shall write a record to the security audit log for unauthorized data access attempts.

R7-73.5	Log Unauthorized Transaction Access

NPAC SMS shall write a record to the security audit log for unauthorized NPAC SMS transaction functionality access attempts.

R7-74	No Disable of Security Auditing

NPAC SMS shall ensure that NPAC audit capability cannot be disabled.

R7-75	Security Audit Record Contents

NPAC SMS shall ensure that for each recorded event, the audit log contains the following:

—	Date and time of the event

—	User identification including relevant connection information

—	Type of event

—	Name of resources accessed or function performed

—	Success or failure of the event

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Security

R7-76.1	Recorded Login Attempts

NPAC SMS shall record actual or attempted logins in audit logs after an NPAC-tunable parameter threshold of consecutive login failures.

7.6.2	Reporting and Intrusion Detection

R7-77.1	Exception Reports on Data Items

NPAC SMS shall provide post-collection audit analysis tools that can produce exception reports on items relating to system intrusions.

R7-77.2	Exception Reports on Users

NPAC SMS shall provide post-collection audit analysis tools that can produce exception reports on users relating to system intrusions.

R7-77.3	Exception Reports on Communication Failures

NPAC SMS shall provide post-collection audit analysis tools that can produce exception reports on communication failures relating to system intrusions.

R7-77.4	Summary Reports on Data Items

NPAC SMS shall provide post-collection audit analysis tools that can produce summary reports on data items relating to system intrusions.

R7-77.5	Summary Reports on Users

NPAC SMS shall provide post-collection audit analysis tools that can produce summary reports on users relating to system intrusions.

R7-77.6	Summary Reports on Communication Failures

NPAC SMS shall provide post-collection audit analysis tools that can produce summary reports on communication failures relating to system intrusions.

R7-77.7	Detailed Reports on Data Items

NPAC SMS shall provide post-collection audit analysis tools that can produce detailed reports on data items relating to system intrusions.

R7-77.8	Detailed Reports on Users

NPAC SMS shall provide post-collection audit analysis tools that can produce detailed reports on users relating to system intrusions.

R7-77.9	Detailed Reports on Communication Failures

NPAC SMS shall provide post-collection audit analysis tools that can produce detailed reports on communication failures relating to system intrusions.

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Security

R7-78	Review User Actions

NPAC SMS shall provide a capability to review a summary of the actions of any one or more users, including other NPAC users, based on individual user identity.

R7-79.1	Monitor Network Address

NPAC SMS shall provide tools for the NPAC to monitor the message passing activities to and from a specific network address as they occur.

R7-80.1	Real-time Security Monitor

NPAC SMS NMS shall provide a real-time mechanism to monitor the occurrence or accumulation of security auditable events. Where possible, NPAC SMS shall determine and execute the least disruptive action to terminate the event.

R7-80.2	Security Event Notification

NPAC SMS NMS shall notify the NPAC personnel immediately when security event thresholds are exceeded through the SNMP agent.

7.7 Continuity of Service

R7-81	System Made Unavailable by Service Provider

NPAC SMS shall ensure that no service provider action, either deliberate or accidental, should cause the system to be unavailable to other users.

R7-82	Detect Service Degrading Conditions

NPAC SMS shall report conditions that would degrade service below a pre-specified minimum, including high memory, CPU, network traffic, and disk space utilization.

R7-83	System Recovery After Failure

NPAC SMS shall provide procedures or mechanisms to allow recovery after a system failure without a security compromise.

R7-84.1	Software Backup Procedures

NPAC SMS shall have documented procedures for software backup.

R7-84.2	Data Backup Procedures

NPAC SMS shall have documented procedures for data backup.

R7-84.3	Software Restoration Procedures

NPAC SMS shall have documented procedures for software restoration.

R7-84.4	Data Restoration Procedures

NPAC SMS shall have documented procedures for data restoration.

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Security

R7-85.1	Software Version Number

NPAC SMS shall record the exact revision number of the latest software installed.

R7-85.2	Software Version Number

NPAC SMS shall display for viewing the exact revision number of the latest software via a Web bulletin board, and also through the NPAC Administrative and NPAC SOA Low-tech Interfaces upon completion of the user login sequence.

7.8 Software Vendor

R7-86	Software Development Methodology

NPAC SMS shall be developed using a corporate policy governing the development of software.

R7-87	Bypass of Security

NPAC SMS shall not support any mode of entry into NPAC SMS for maintenance, support, or operations that would violate or bypass any security procedures.

R7-88	Documented Entry

NPAC SMS shall document any mode of entry into the SMS for maintenance, support, or operations.

7.9 OSI Security Environment

7.9.1	Threats

Attacks against the NPAC SMS may be perpetrated in order to achieve any of the following:

—	Denial of service to a customer by placing wrong translation information in the SMS

—	Denial of service to a customer by preventing a valid message from reaching the SMS

—	Disrupting a carrier’s operations by having numerous spurious calls (to users who are not clients of that carrier) directed to that carrier

—	Switching customers to various carriers without their consent

—	Disrupting the functioning of the NPAC SMS by swamping it with spurious messages

7.9.2	Security Services

R7-89	Authentication

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support Authentication (at association setup).

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Security

R7-90	Data Origin Authentication

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support data origin authentication for each incoming message.

R7-91.1	Detection of Message Replay

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of replay.

R7-91.2	Deletion of a Message

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of message deletion.

R7-91.3	Modification of a Message

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of message modification.

R7-91.4	Delay of a Message

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of message delay.

R7-92	Non-repudiation of Origin

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support non-repudiation of origin.

R7-93	Access Control

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall allow only authorized parties (i.e., carriers serving a given customer) to cause changes in the NPAC SMS database.

7.9.3	Security Mechanisms

This section outlines the requirements to specify security mechanisms.

7.9.3.1	Encryption

R7-94.1	Public Key Crypto System (PKCS)

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall use an RSA public key crypto system (PKCS) to provide digital signatures. Since there is no requirement for confidentiality service there is no need for any additional encryption algorithms.

R7-94.2	Digital Signature Algorithms

DELETED

R7-95	RSA Encryption Modulus Size

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall require the size of the modulus of each key to be at least 600 bits for RSA encryption.

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Security

7.9.3.2	Authentication

R7-96	Digital Signature Algorithm

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall apply the digital signature algorithm to the fields specified below without any separators between those fields or any other additional characters.

—	System ID

—	System type

—	User ID

—	Departure time

—	Sequence number

R7-97	Authenticator Contents

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall provide authentication consisting of the following:

—	System ID

—	System type

—	User ID

—	Departure time

—	Sequence number

—	Key ID

—	Key list ID

—	Digital Signature

R7-98	Authenticator in Access Control Field

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall convey the authenticator in the CMIP access control field.

Note: Access Control is NOT included in Heartbeat Notifications.

Data Origin Authentication

R7-99.1	Subsequent Messages Contain Access Control Field

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that every subsequent CMIP message that contains the access control field carries the authenticator.

R7-99.2	Separate Counter for Association Sequence Numbers

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall verify that each party maintains a separate sequence number counter for each association it uses to send messages.

R7-99.3	Increment Sequence Numbers

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall verify that every time the authenticator is used the value of the sequence number will be incremented by one.

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7.9.3.3	Integrity and Non-repudiation

R7-100.1	Security Field

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that all the notifications defined for the number portability application contain a security field.

R7-100.2	Security Field Syntax

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that the syntax of the security field used for the notification corresponds to the authenticator.

R7-102	Notifications in Confirmed Mode

NPAC SMS shall ensure that all the notifications are sent in the confirmed mode.

R7-103

MISSING in RFP

7.9.3.4	Access Control

R7-104	Responsible for Access Control

NPAC SMS shall be responsible for access control on the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

R7-105.2	Generalized Time – Valid Message Timeframe

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that external messages received have a generalized time in the access control information within the Departure Time Threshold tunable number of minutes of the NPAC SMS system clock.

RR7-3	Generalized Time – Departure Time Threshold Tunable Parameter

NPAC SMS shall provide a Departure Time Threshold tunable, which is defined as the maximum number of minutes of difference between the departure time of a message from the sending system, and the receipt of that message at the receiving system.

RR7-4	Generalized Time – Departure Time Threshold Tunable Parameter Default

NPAC SMS shall default the Departure Time Threshold tunable parameter to five (5) minutes.

7.9.3.5	Audit Trail

R7-106	Log Contents

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall keep a log of all of the following:

—	Incoming messages that result in the setup or termination of associations

—	All invalid messages (invalid signature, sequence number out of order, Generalized Time out of scope, sender not authorized for the implied request)

—	All incoming messages that may cause changes to the NPAC SMS database

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Security

7.9.3.6	Key Exchange

R7-107.1	Lists of Keys

NPAC SMS shall ensure that during a security key exchange, each party provides the other with a list of keys.

R7-107.2	Keys in Electronic Form

NPAC SMS shall provide the list of keys in a secure electronic form.

R7-107.3	Paper copy of MD5 Hashes of the Keys

DELETED

R7-107.4	Key List Exchange

NPAC SMS shall support exchange of the list of keys remotely.

R7-107.5	Remote Key List Exchange

NPAC SMS shall convey the lists via Secure FTP using encryption mechanisms.

R7-108.1	Remote Reception Acknowledgment

NPAC SMS shall support the Service Providers’ acknowledgment via Secure FTP using encryption mechanisms.

R7-108.2	Acknowledgment Contents

NPAC SMS shall support the Service Providers’ acknowledgment consisting of the MD5 hash of each one of the keys in the list.

R7-108.3	Phone Confirmation

The recipient shall call the sender by phone for further confirmation and provide the sender with the MD5 hash of the whole list.

R7-109.1	Periodic Paper List of Public Keys NPAC Uses

DELETED

R7-109.2	Acknowledgment of Paper List of Public Keys

DELETED

R7-110.1	List Encryption Keys

NPAC SMS shall provide each Service Provider with a numbered list of encryption keys, numbered from 1 to 1000.

R7-110.3	List Encryption Keys

NPAC SMS shall ensure unique numbering of the keys.

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Security

R7-111.1	New Encryption Key Can Be Chosen

NPAC SMS shall allow a new encryption key to be chosen with every message that contains a key identifier.

R7-111.2	Keys Not Reused

NPAC SMS shall reject messages that use a key whose usage has stopped.

R7-111.3	Compromised Keys

NPAC SMS shall allow authorized NPAC SMS personnel to initiate a new key for messages.

R7-111.4	Key Change Once Per Year

NPAC SMS shall change the key used between the NPAC SMS and Service Provider after one year of usage.

Note: This applies to the NPAC signing key, not the Service Provider signing key.

R7-111.5	Key Size Increase Per Year

NPAC SMS shall allow NPAC SMS personnel to change key sizes for Service Providers as needed to ensure secure communications between the NPAC SMS and the Service Providers.

R7-111.6	Per Service Provider Application Basis

NPAC SMS shall expect new key initiation to be requested on a per Service Provider application basis.

R7-111.7	NPAC Key Change Algorithm

NPAC SMS shall, upon determination that its key list has been compromised, change its own private key.

R7-111.8	Service Provider Key Marked Used/Invalid

NPAC SMS shall only mark a Service Provider key as invalid or used when the service provider changes keys.

RR7-1	Load Key List

NPAC SMS shall be able to load a new key list in 15 minutes or less.

RN7-1	Authenticator Contents - Individual System Clock Accuracy

NPAC SMS shall be responsible for ensuring that the system clock is accurate to within two minutes of GMT.

RN7-2	Authenticator Contents - Zero Sequence Number

A sequence number equal to zero shall be required for association request and association response messages.

RR7-2	Modifying User Name

DELETED

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Audit Administration

8.	Audit Administration

8.1 Overview

An audit function will be necessary for troubleshooting a customer problem and also as a maintenance process to ensure data integrity across the entire LNP network. Audit will be concerned with the process of comparing the NPAC view of the LNP network with one or more of the Service Provider’s view of its network. In the case of “on demand” audits, audits may be initiated by any Service Provider who has reason to believe a problem may exist in another Service Provider’s network. Such audits are executed via queries to the appropriate Service Provider’s network, and corrected via downloads to those same networks. Requirements pertaining to these requirements are given in Sections 8.2 through 8.6.

With audits, two different scenarios are supported, one designed to “sync up” the information contained in the various Local SMS databases with the content of the NPAC SMS database, the other for the NPAC to perform random integrity checks of its own database.

The local SMS will be responsible for comparing database extracts written to a Secure FTP site by the NPAC SMS with its own version of that same data. Note that the Service Provider network may contain several network nodes designated for local number portability and may also choose to keep its own copy in its respective SMS. In the second scenario, the NPAC SMS will select a random sample of active Subscription Versions from its own database, then compare those samples to the representation of that same data in the various Local SMS databases. Requirements pertaining to periodic audits are given in Section 8.7.

A8-1	Service Provider Audits Issued Immediately

NPAC SMS will process audit requests from service providers immediately.

8.2 Service Provider User Functionality

R8-1	Service Providers Audit Request - Single TN

DELETED

R8-2.1	Service Providers Audit Request - Range of TNs

DELETED

RR8-19	Service Provider Audit Request – Required Information

NPAC SMS shall require the following information as part of an audit request over the SOA to NPAC SMS interface or Service Provider Personnel:

—	Unique Audit Name

—	TN (either a single or range of TNs)

R8-3	Service Providers Specify Audit Scope

NPAC SMS shall allow Service Providers to specify the scope of an audit by specifying one or more of the following parameters:

—	Specific Service provider network or ALL Service Providers networks

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Audit Administration

—	Specify an activation Date/Time stamp range, i.e., only audit records activated between a specific time window

—	Full audit for all LNP attributes or a partial audit where the Service Provider can specify one or more of the following LNP attributes:
*	LIDB data
*	CLASS data
*	LRN data
*	CNAM data
*	ISVM data
*	WSMSC data (only Service Provider Local SMSs that support this attribute will be audited on this attribute)

Default: Full audit

8.3 NPAC User Functionality

R8-4	NPAC Personnel Audit Request - Single TN

DELETED

R8-5.1	NPAC Personnel Audit Request - Range of TNs

DELETED

RR8-20	NPAC Personnel Audit Request – Required Information

NPAC SMS shall require the following information as part of an audit request from NPAC Personnel:

—	Unique Audit Name

—	TN (either a single or a range of TNs)

R8-6.1	Specify an Immediate Audit Request

NPAC SMS shall provide NPAC personnel and users of the SOA to NPAC SMS interface the capability to issue an audit request to be executed immediately.

R8-9	NPAC Personnel Specify Audit Scope

NPAC SMS shall allow NPAC SMS Personnel to specify the scope of an audit by specifying one or more of the following parameters:

—	Specific Service Provider network or ALL Service Providers networks.

—	Specify an activation Date/Time stamp range, i.e., only audit records activated between a specific time window.

—	Full audit for all LNP attributes or a partial audit where the Service Provider can specify one or more of the following LNP attributes:
*	LIDB data
*	CLASS data
*	LRN data
*	CNAM data
*	ISVM data
*	WSMSC data (only Service Provider Local SMSs that support this attribute will be audited on this attribute)

Default: Full audit

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Audit Administration

R8-10	NPAC Personnel Status of Audit Request

NPAC SMS shall allow NPAC personnel to obtain the final results of an audit request.

R8-11	Audit Progress Indicators

NPAC SMS shall indicate the progress of an audit as the percentage of records audited, when supplying the status of an audit request.

R8-12	NPAC Personnel Cancel of an Audit

NPAC SMS shall allow NPAC personnel to cancel an audit request.

8.4 System Functionality

R8-15.1	NPAC Personnel View of ALL Audit Requests

NPAC SMS shall allow NPAC Personnel to view ALL audit requests including requests issued by the Service Providers.

R8-15.2	Mechanized SOA Interface Obtain Audit Requests

NPAC SMS shall allow the mechanized SOA interface to obtain all audit requests issued from that particular mechanized SOA interface.

R8-15.3	Send Audit Results to Originating SOA

NPAC SMS shall send audit results to the originating SOA.

R8-16.1	Flow of Audit Execution

NPAC SMS shall send the query resulting from the audit request to the local Service Providers’ networks that are accepting Subscription Version data downloads for the given NPA-NXX via the NPAC SMS to Local SMS interface, as described in the NPAC SMS Interoperable Interface Specification.

R8-17.1	Compare NPAC SMS Subscription Versions to Service Provider Subscription Versions

NPAC SMS shall conduct a comparison of the Subscription Versions belonging to the Service Provider to its own Subscription Versions.

R8-17.2	Add TNs to Service Provider Subscription Versions

NPAC SMS shall, following the comparison of its own Subscription Versions to the Service Provider’s Subscription Versions, broadcast to the Service Provider an update for any TN that was NOT found in the Service Provider’s Subscription Version database, where the status of the Subscription Version contains a status of Active or Partial Failure.

R8-17.3	Modify Erroneous TNs

NPAC SMS shall, following the comparison of its own Subscription Versions to the Service Provider’s Subscription Versions, modify any TN found to be in error.

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Audit Administration

R8-17.4	Delete Discrepant TNs from Service Provider Subscription Versions

NPAC SMS shall, following the comparison of its own Subscription Versions to the Service Provider’s Subscription Versions, delete any discrepant TNs from the Service Provider’s Subscription Version database.

R8-19	Record Audit Results in an Audit Log

NPAC SMS shall record all audit results in an audit log.

RR8-4	Skip Subscription Versions with a Status of Sending

NPAC SMS shall, when processing the audit query results from a Local SMS, NOT perform comparisons or attempt to correct any Subscription Version within the requested range, which has a status of sending.

RR8-5	Report No Discrepancies Found in Audit Results for Skipped Subscription Versions

NPAC SMS shall consider a skipped Subscription Version as non-discrepant, and report no discrepancies found in the audit results.

RR8-21	Audit for Support of SV Type

NPAC SMS shall audit the SV Type attribute as part of a full audit scope, only when a Service Provider’s LSMS supports SV Type. (previously NANC 399, Req 17)

RR8-22	Audit for Support of Alternative SPID

NPAC SMS shall audit the Alternative SPID attribute as part of a full audit scope, only when a Service Provider’s LSMS supports Alternative SPID. (previously NANC 399, Req 18)

RR8-26	Audit for Support of Last Alternative SPID

NPAC SMS shall audit the Last Alternative SPID attribute as part of a full audit scope, only when a Service Provider’s LSMS supports Last Alternative SPID. (previously NANC 438, Req 9)

RR8-27	Audit for Support of Voice URI

NPAC SMS shall audit the Voice URI attribute as part of a full audit scope, only when a Service Provider’s LSMS supports Voice URI. (previously NANC 429, Req 9)

RR8-28	Audit for Support of MMS URI

NPAC SMS shall audit the MMS URI attribute as part of a full audit scope, only when a Service Provider’s LSMS supports MMS URI. (previously NANC 430, Req 9)

RR8-29	Audit for Support of SMS URI

NPAC SMS shall audit the SMS URI attribute as part of a full audit scope, only when a Service Provider’s LSMS supports SMS URI. (previously NANC 435, Req 9)

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Audit Administration

8.5 Audit Report Management

R8-20	Service Providers Audit Retrieval

NPAC SMS shall allow NPAC personnel and Service Provider personnel to retrieve an audit report for a specific audit request by specifying the unique audit name.

R8-21.1	Generate an Audit Report

NPAC SMS shall be capable of generating an audit report for each audit request that has been requested.

R8-21.2	Audit Report Contents

NPAC SMS shall generate an audit report containing the following information:

—	Audit name

—	Audit request parameters which identified the scope of the audit.

—	Date and Time of Audit.

—	Progress indication.

—	Service Provider network which contains database conflict.

A difference indicator which indicates one of the following:

—	Mismatch between the NPAC SMS and local SMS

—	Record missing in local SMS

—	An audit failure

—	No discrepancies found

R8-22	NPAC Personnel Generate and View an Audit Report

NPAC SMS shall allow NPAC and Service Provider personnel to generate and view an audit report on-line.

R8-23.1	NPAC Personnel View an In-progress Audit Report

NPAC SMS shall allow NPAC personnel to view an audit report while the audit is in progress so the current audit results can be viewed on-line up to this point.

R8-23.2	Service Providers View Results of Audits They Have Requested

NPAC SMS shall ensure that Service Providers can only view the results of those audits which they have requested.

R8-25	NPAC Personnel Specify Time Audit Results Retained

NPAC SMS shall allow NPAC personnel to specify the length of time audit results will be retained in the audit log.

8.6 Additional Requirements

RX8-1	Valid Audit Statuses

NPAC SMS shall support the following valid audit statuses:

—	In-progress

—	Canceled

—	Complete

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Audit Administration

8.7 Database Integrity Sampling

RR8-1	Random Sampling of Active Subscription Versions

NPAC SMS shall select a random sample of active Subscription Versions to query over the NPAC SMS to Local SMS interface to monitor NPAC SMS data integrity.

RR8-2.1	Data Integrity Sample Size - Tunable Parameter

NPAC SMS shall provide a Data Integrity Sample Size tunable parameter which is defined as the number of active Subscription Versions in the sample to monitor NPAC SMS data integrity.

RR8-2.2	Data Integrity Sample Size - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Data Integrity Sample Size tunable parameter.

RR8-2.3	Data Integrity Sample Size - Tunable Parameter Default

NPAC SMS shall default the Data Integrity Sample Size tunable parameter to 1000.

RR8-3.1	Data Integrity Frequency - Tunable Parameter

NPAC SMS shall provide a Data Integrity Frequency tunable parameter which is defined as the frequency in days that the data integrity sampling is performed.

RR8-3.2	Data Integrity Frequency - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Data Integrity Frequency tunable parameter.

RR8-3.3	Data Integrity Frequency - Tunable Parameter Default

NPAC SMS shall default the Data Integrity Frequency tunable parameter to seven days. The allowable range is between one and ninety (1-90) days.

8.8	Audit Processing in a Number Pool Environment

The Audit processing that is described in this section deals with all Subscription Versions in a Number Pooling environment, whether ported, pooled, or pooled ported numbers.

RR8-6	Audit Processing for All Subscription Versions in a Number Pooling Environment

NPAC SMS shall process an audit request of an Active-Like Subscription Version(s), by performing the following steps: (Previously A-2)

—	Validate that the audit request is valid (existing FRS functionality).

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Audit Administration

—	Validate that the Block associated with the TN contained in the Subscription Version(s), exists in the NPAC SMS.

—	Send queries of Block(s) AND TN Range or TN Range with Activation Timestamp, to Local SMSs that are accepting downloads for the given NPA-NXX.

—	Process Local SMS responses for the Block(s) by doing a comparison. If a discrepancy exists, the NPAC SMS data is considered “correct”, and a correction should be sent to the Local SMS.

—	Process Local SMS responses for Subscription Versions, as follows:

➢	LSPP and LISP – Use existing audit functionality
➢	POOL – “No Data” is correct response, SVs for other LNP Types need to be deleted.

—

Send audit results and notification of discrepancies, back to requesting SOA, only for the TN Range that was requested, even if other TNs were affected because of a Local SMS. The existing notification report will be unchanged, and will not contain block information. In cases where a Local SMS erroneously contained a Number Pool Block, the NPAC SMS shall send a Number Pool Block delete to the Local SMS, but shall not report any discrepancy back to the requesting SOA for this Local SMS if this was the only discrepancy.

—	Suppress status change and attribute change notifications, for Subscription Versions, to the Block Holder SOA.

—

Send status change and attribute change notifications, for Blocks, to the Block Holder SOA when the SOA Origination is TRUE, and only when an audit correction causes the status and/or Failed SP List to be updated to different values.

RR8-7	Audit Discrepancy and Results Notifications for Pooled Number Subscription Versions to Requesting SOA

NPAC SMS shall, for audits of Subscription Versions with LNP Type of POOL, send notifications of discrepancies found and audit results to the requesting SOA. (Previously A-10)

RR8-8	Audit Discrepancy and Results Notifications for Pooled Number Subscription Versions for Audited TNs

NPAC SMS shall, for audits of Subscription Versions with LNP Type of POOL, only send back notifications to the requesting SOA, of the audited TNs, even if other TNs were modified. (Previously A-15)

RR8-9	Audit Status Attribute Value Change Notification Send for Pooled Number Blocks

NPAC SMS shall send status change notifications, for Blocks, to the Block Holder SOA when the SOA Origination is TRUE, only when an audit correction causes the status and/or Failed SP List to be updated to different values. (Previously A-35)

Note: Therefore, if an audit causes a correction to be sent to a Service Provider, and the status goes from Partial Failure-to-Sending-to-Partial Failure, nothing is sent to the Block Holder SOA; however, if an audit causes a correction to be sent to a Service Provider, and the status goes from Partial Failure-to-Sending-to-Active, a notification is sent to the Block Holder SOA. Likewise, if a Failed SP List gets updated, a notification is sent to the Block Holder SOA.

RR8-10	Audit Attribute Value Change Notification Send for Pooled Number Blocks

NPAC SMS shall send an attribute change notifications, for Blocks, to the Block Holder SOA when the SOA Origination is TRUE, only when an audit correction causes the status and/or Failed SP List to be updated to different values. (Previously A-36)

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Audit Administration

Note: Therefore, if an audit causes a correction to be sent to a Service Provider, and the status goes from Partial Failure-to-Sending-to-Partial Failure, nothing is sent to the Block Holder SOA; however, if an audit causes a correction to be sent to a Service Provider, and the status goes from Partial Failure-to-Sending-to-Active, a notification is sent to the Block Holder SOA. Likewise, if a Failed SP List gets updated, a notification is sent to the Block Holder SOA.

RR8-11	Audit for Pooled Numbers and Block to Local SMS

NPAC SMS shall send a query for Subscription Version(s), resulting from the TN Range or TN Range with Activation Timestamp audit request for Subscription Version(s) with LNP Type of POOL, and a query for the corresponding Block of the Subscription Version(s) with LNP Type of POOL, to a Local SMS that is accepting Block and Subscription Version data download for the given NPA-NXX via the NPAC SMS to Local SMS Interface. (Previously A-40)

RR8-12	Audit Response – Ignore missing SVs for Pooled Ports at Local SMS

NPAC SMS shall consider a query response of No Data, as a valid response from a Local SMS, for a Subscription Version with LNP Type of POOL, and shall not include this as a discrepancy for the Subscription Version. (Previously A-50)

RR8-13	Audit Response – Delete erroneous SVs for Pooled Ports at Local SMS

NPAC SMS shall consider a query response, which contains a Subscription Version, as a discrepancy from a Local SMS, for a Subscription Version with LNP Type of POOL, by sending a Subscription Version Delete message for the Subscription Version. (Previously A-60)

RR8-14	Audit Response – Compare NPAC SMS Block to Service Provider Block at Local SMS

NPAC SMS shall conduct a comparison of the Block sent back in the audit response by the Local SMS, to the Block stored in the NPAC SMS. (Previously A-80)

RR8-15	Audit Response – Block Missing from Local SMS

NPAC SMS shall consider a query response of No Data related to a Block, for a Block that exists in the NPAC SMS, other than a status of Old, as a discrepant response from a Local SMS, and shall send a Block Create/Activate message. (Previously A-90)

RR8-16	Audit Response – Block Discrepant at Local SMS

NPAC SMS shall consider a query response with mis-matched data for a Block, as a discrepant response from a Local SMS, and shall send a Block Modify message. (Previously A-100)

RR8-17	Audit Response – Extra Block at Local SMS

NPAC SMS shall consider a query response of an existing Block, for a Block that has been de-pooled, as a discrepant response from a Local SMS, when the latest version of the Block on the NPAC SMS contains a status of old, and shall send a Block Delete message. (Previously A-110)

RR8-18	Audit Processing – Skipping In-Progress Blocks

NPAC SMS shall skip the audit of a Block with a status of Sending, such that no discrepancies will be found for the Block. (Previously A-120)

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Audit Administration

8.9	Audit Processing in a Pseudo-LRN Environment

The Audit processing that is described in this section deals with all Subscription Versions and Number Pool Blocks in a pseudo-LRN environment. Audit processing in a pseudo-LRN environment will use the information in the Service Provider’s profile (NPAC Customer LSMS Pseudo-LRN Indicator) to determine whether to send a query for a TN/TN Range and/or Number Pool Block.

RR8-30	Audit of Pseudo-LRN Subscription Version – Query all LSMSs

NPAC SMS shall send an audit query for a pseudo-LRN Subscription Version to all Local SMSs regardless of support indicators or Accepted SPID List entries. (previously NANC 442, Req 79)

RR8-31	Audit of Pseudo-LRN Subscription Version – Roll-Up Query Results only for Supporting LSMS

NPAC SMS shall audit and roll-up query results for a pseudo-LRN Subscription Version, only when a Service Provider’s LSMS supports pseudo-LRN Subscription Versions, and the SPID to be audited is contained in the Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 55)

RR8-32	Audit of Pseudo-LRN Number Pool Block – Query all LSMSs

NPAC SMS shall send an audit query for a pseudo-LRN Number Pool Block to all Local SMSs regardless of support indicators or Accepted SPID List entries. (previously NANC 442, Req 80)

RR8-33	Audit of Pseudo-LRN Number Pool Block – Roll-Up Query Results only for Supporting LSMS

NPAC SMS shall audit and roll-up query results for a pseudo-LRN Number Pool Block, only when a Service Provider’s LSMS supports pseudo-LRN Subscription Versions, and the SPID to be audited is contained in the Service Provider’s Pseudo-LRN Accepted SPID List. (previously NANC 442, Req 56)

RR8-34	Audit of Pseudo-LRN Subscription Version – Send Audit Results to Originating SOA

NPAC SMS shall send audit results of a pseudo-LRN Subscription Version to the originating SOA, regardless of the SOA’s Pseudo-LRN Indicator value. (previously NANC 442, Req 57)

RR8-35	Audit of Pseudo-LRN Number Pool Block – Send Audit Results to Originating SOA

NPAC SMS shall send audit results of a pseudo-LRN Number Pool Block to the originating SOA, regardless of the SOA’s Pseudo-LRN Indicator value. (previously NANC 442, Req 58)

RR8-36	Add/Modify/Delete TNs to Service Provider Pseudo-LRN Subscription Versions

NPAC SMS shall, following the comparison of its own pseudo-LRN Subscription Versions to the Service Provider’s pseudo-LRN Subscription Versions, broadcast to the Service Provider the latest update (add/modify/delete) for any TN that was not the same in the Service Provider’s Subscription Version database. (previously NANC 442, Req 59)

Note: In the case, where more than one activity occurred on the TN (e.g., disconnect active-LRN SV, followed by activate of pseudo-LRN SV), only the latest activity (that is supported) is sent. If the Service Provider supports pseudo-LRN, the latest supported activity is the activate. If the Service Provider does not support pseudo-LRN, the latest supported activity is the disconnect.

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Reports

9.	Reports

9.1 Overview

The NPAC SMS must support scheduled and ad hoc report generation for selectable reports. The report generation service shall create output report files according to specified format definitions, and distribute reports to output devices as requested. A report distribution service is used to distribute report files to selected output devices. Authorized NPAC personnel can request reports from active database, history logs, error logs, traffic measurements, usage measurements, and performance reports.

9.2 User Functionality

R9-1	NPAC Personnel Report Selection

NPAC SMS shall allow NPAC personnel using the NPAC Administrative Interface to select the type of report required.

R9-2	NPAC Personnel Selection of Output Destination

NPAC SMS shall allow NPAC personnel using the NPAC Administrative Interface to select the predefined report output destination. Destinations are printer, file system, email, display or FAX.

R9-3	NPAC Personnel Re-print of Reports

NPAC SMS shall allow NPAC personnel using the NPAC Administrative Interface to re-print reports from previously saved report outputs.

R9-4	NPAC Personnel Create Customized Reports

NPAC SMS shall allow NPAC personnel to create customized reports through an ad-hoc facility.

R9-5	NPAC Personnel Define Scope and Filtering

NPAC SMS shall allow NPAC personnel to define scope and filtering for items to be included in the customized reports.

R9-6	Service Providers Receive Reports on Their Activities

NPAC SMS shall allow Service Provider personnel to receive reports on information related to their activities.

RX9-1	Service and Network Data Reports

NPAC SMS shall support the following service and network data reports for NPAC personnel using the NPAC Administrative Interface and Service Provider personnel using the NPAC SOA Low-tech Interface:

1.	NPAC Service Tunable Parameters Report

2.	List of Service Provider’s LRNs

3.	Open NPA-NXXs List

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Reports

RX9-2	Service Provider Reports

NPAC SMS shall support the following Service Provider reports for NPAC personnel using the NPAC Administrative Interface and Service Provider personnel using the NPAC SOA Low-tech Interface:

1.	Service Provider Profile (Service Provider’s own data only)

2.	Service Provider’s Subscription List by Status (Service Provider’s own data only)

RX9-3	Subscription Data Reports

NPAC SMS shall support the following subscription data reports for NPAC personnel using the NPAC Administrative Interface and Service Provider personnel using the NPAC SOA Low-tech Interface:

1.	Subscriptions Listed by Status

2.	Subscriptions Listed by Service Provider by Status

RX9-4	System Reports

NPAC SMS shall support the following system reports for NPAC system administration personnel using the NPAC Administrative Interface:

1.	Overall CPU System Utilization

2.	Storage Utilization

3.	NPAC SMS Application Performance (SOA/LSMS Downloads per Second)

4.	NPAC SMS Application Performance (SOA/LSMS Subscription Activation Time)

5.	NPAC SMS-SOA Link Utilization

6.	NPAC SMS-LSMS Link Utilization

7.	NPAC SMS Application Performance (SOA/LSMS Response Time)

8.	NPAC SMS Application Performance (Interface Transaction Rate)

9.	NPAC SMS Application Performance (Provider SMS Database Sampling)

RX9-5	Security Reports

NPAC SMS shall support the following security reports for NPAC security administration personnel using the NPAC Administrative Interface:

1.	Access Privileges Matrix

2.	Authorized Users List

3.	Security Log

4.	Invalid Access Attempts

5.	Encryption Keys List

RX9-6	Log File Reports

NPAC SMS shall support the following log file reports for NPAC personnel using the NPAC Administrative Interface:

1.	History Report

2.	Error Report

3.	Service Provider Notification Report

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Reports

4.	Subscription Transaction Report

5.	Service Provider Administration Report

6.	Subscription Administration Report

7.	Cause Code Usage Log Report

8.	Resend Excluded Service Provider Report

RX9-7	Audit Reports

NPAC SMS shall support an Audit Results Report.

RX9-8	Regularly Scheduled Reports

NPAC SMS shall support the generation of regularly scheduled standard or ad hoc reports, to be provided at the request of a Service Provider.

RR9-1	Data Integrity Report – Database Sample Report

NPAC SMS shall generate an NPAC SMS data integrity report.

RR9-39	Pseudo-LRN Data in Reports – Service Provider Personnel

NPAC SMS shall allow Service Provider Personnel to view pseudo-LRN data in reports if the Service Provider Low-Tech Interface Pseudo-LRN Support Flag Indicator is TRUE. (previously NANC 442, Req 81)

RR9-40	Pseudo-LRN Data in Reports – NPAC Personnel

NPAC SMS shall allow NPAC Personnel to view all pseudo-LRN data in reports. (previously NANC 442, Req 82)

9.3 System Functionality

R9-9	Verification of User Privileges

NPAC SMS shall verify whether the user requesting the report has the proper viewing privileges for the selected data.

R9-10	Support of On-line File Transfer

NPAC SMS shall support on-line file transfer capabilities to transfer report files.

R9-11	Transaction History Log

NPAC SMS shall maintain a History Log to keep track of transactions processed.

R9-12.1	Error Log - Transaction Errors

NPAC SMS shall maintain an Error Log to keep track of transaction errors.

R9-12.2	Error Log - Transmission Errors

NPAC SMS shall maintain an Error Log to keep track of transmission errors.

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Reports

9.3.1      National Number Pooling Reports

RR9-7	Pooled Number Reports – OpGUI Report Generation

NPAC SMS shall support reports that list pooling information for NPAC personnel using the NPAC Administrative Interface and Service Provider personnel using the NPAC SOA Low-tech Interface. (Previously RR9-7 of Appendix F: Midwest Region Number Pooling)

RR9-2	Pooled Number Reports – Query functions

NPAC SMS shall support pooled number reports that allow queries on any combination of SPID, and TN Range, where the NPAC SMS returns all TNs that meet the selection criteria. (Previously R-10)

RR9-8	Pooled Number Reports – Block Holder Default Routing Report

NPAC SMS shall support a report that list the number pool range, the block holder, and the block holder default routing information for NPAC personnel using the NPAC Administrative Interface and Service Provider personnel using the NPAC SOA Low-tech Interface. (Previously RR9-8 of Appendix F: Midwest Region Number Pooling)

RR9-3	Pooled Number Reports – Block Holder Default Routing Report Data Elements

NPAC SMS shall support a report that lists the number pool range, the block holder, and the block holder default routing information, that contains the Block Holder ID, Service Provider Name, and the following data elements: (Previously R-25)

Block ID (primary sort)

NPA-NXX-X (secondary sort)

Effective Date

LRN

DPC (CLASS, CNAM, ISVM, LIDB and if supported WSMSC)

SSN (CLASS, CNAM, ISVM, LIDB and if supported WSMSC)

RR9-4	Pooled Number Reports – Block Holder Default Routing Report Page Break

NPAC SMS shall page break the report listed in RR9-3, for every change in new Block Holder ID. (Previously R-26)

RR9-9	Pooled Number Reports – Active-Like TNs in a NPA-NXX-X Report

NPAC SMS shall support a report that list all Active-Like numbers in a 1K block (NPA-NXX-X) for a block holder, for NPAC personnel using the NPAC Administrative Interface and Service Provider personnel using the NPAC SOA Low-tech Interface. (Previously R-30)

RR9-10	Pooled Number Reports – Active-Like TNs in a NPA-NXX-X Report Data Elements

NPAC SMS shall support a report that lists all Active-Like numbers in a 1K Block for a block holder, where the status is active/partial failure/old with a Failed SP List/disconnect pending, that contains the following data elements: (Previously R-40)

TN (primary sort)

LNP Type

Activation Start Time Stamp

SP Name

Status

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Reports

RR9-11	Pooled Number Reports – Pending-Like No-Active and Pending-Like Port-to-Original Subscription Versions Report

NPAC SMS shall support a report, used for NPA-NXX-X and Block Creation, that contains a list of all numbers in a 1K Block, in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value, that currently have a Subscription Version with a status of pending/conflict/cancel-pending/failure, and where no active Subscription Version exists, or have a Subscription Version with a status of pending/conflict/cancel-pending/failure, and where the Subscription Version is a Port-to-Original port, for NPAC personnel using the NPAC Administrative Interface. (Previously R-70)

RR9-12	Pooled Number Reports – Pending-Like No-Active and Pending-Like Port-to-Original Subscription Versions Report Data Elements

NPAC SMS shall support a report, used for NPA-NXX-X and Block Creation, that contains a list of all numbers in a 1K Block, in cases where the Code Holder SPID and the Block Holder SPID are NOT the same value, that currently have a Subscription Version with a status of pending/conflict/cancel-pending/failure, and where no active Subscription Version exists, or have a Subscription Version with a status of pending/conflict/cancel-pending/failure, and where the Subscription Version is a Port-to-Original port, that contains the following data elements: (Previously R-80)

TN

Old Service Provider SPID

New Service Provider SPID

Due Date

Status

RR9-13	Pooled Number Reports – Pending-Like No-Active and Pending-Like Port-to-Original Subscription Versions Report Sort Priority

NPAC SMS shall sort the report listed in RR9-12, in the following order: (Previously R-81)

New Service Provider SPID (primary sort)

TN (secondary sort)

RR9-14	Pooled Number Reports – Pending-Like No-Active and Pending-Like Port-to-Original Subscription Versions Report Page Break

NPAC SMS shall page break the report listed in RR9-12, for every change in SPID. (Previously R-82)

RR9-15	Pooled Number Reports – Pending-Like With Active POOL Subscription Versions Report

NPAC SMS shall support a report, used for de-pooling, that contains a list of all numbers in a 1K Block, that currently have a Subscription Version with a status of pending/conflict/cancel-pending/failure, and where the currently active Subscription Version is LNP Type of POOL, for NPAC personnel using the NPAC Administrative Interface. (Previously R-130)

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Reports

RR9-16	Pooled Number Reports – Pending-Like With Active POOL Subscription Versions Report Data Elements

NPAC SMS shall support a report, used for de-pooling, that contains a list of all numbers in a 1K Block, that currently have a Subscription Version with a status of pending/conflict/cancel-pending/failure, and where the currently active Subscription Version is LNP Type of POOL, that contains the following data elements: (Previously R-140)

TN

Old Service Provider SPID

New Service Provider SPID

Due Date

Status

RR9-17	Pooled Number Reports – Pending-Like With Active POOL Subscription Versions Report Sort Priority

NPAC SMS shall sort the report listed in RR9-16, in the following order: (Previously R-141)

New Service Provider SPID (primary sort)

TN (secondary sort)

RR9-18	Pooled Number Reports – Pending-Like With Active POOL Subscription Versions Report Page Break

NPAC SMS shall page break the report listed in RR9-16, for every change in new SPID. (Previously R-142)

9.3.2      Cause Code Reports

RR9-19	Logging Cause code usage by SPID Reporting

NPAC SMS shall log the following information when an Old Service Provider places a Subscription Version into conflict: date, time, New SPID, Old SPID, cause code value. (previously NANC 375, Req 4)

RR9-20	Cause Code Usage Log Report via OpGUI

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to generate the Cause Code Usage Log Report on cause code usage log data for conflict situations. (previously NANC 375, Req 5)

RR9-21	Cause Code Usage Log Report Monthly Generation

NPAC SMS shall produce a monthly Cause Code Usage Log Report on cause code usage log data for conflict situations. (previously NANC 375, Req 6)

RR9-22	Cause Code Usage Log Report Sort Criteria

NPAC SMS shall separate out the Cause Code Usage Log Report into two sections when generating the Cause Code Usage Log Report on cause code usage log data for conflict situations. The first section will use sort criteria of Old SPID (primary) and New SPID (secondary), the second section will reverse the order and use sort criteria of New SPID (primary) and Old SPID (secondary). (previously NANC 375, Req 7)

RR9-23	Cause Code Usage Log Report Selection Criteria

NPAC SMS shall use selection criteria of month and year when generating the Cause Code Usage Log Report on cause code usage log data for conflict situations. (previously NANC 375, Req 8)

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Reports

RR9-24	Cause Code Usage Log Report Display

NPAC SMS shall display the Cause Code Usage Log Report data with headers as specified in the example below. A page break will separate out every change of SPID that is in the primary sort. (previously NANC 375, Req 9)

9.3.3    Resend Excluded Service Provider Report

RR9-25	Subscription Version Failed SP List – Excluded Service Provider Log Data Availability for the Excluded Service Provider Report

NPAC SMS shall allow the Excluded Service Provider log data to be available for the Excluded Service Provider Report. (previously NANC 227/254, Req 4)

RR9-26	Subscription Version Failed SP List – Resend Excluded Service Provider Report by Current SPID via OpGUI

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to generate the Resend Excluded Service Provider Report by Current SPID on Excluded Service Provider log data. (previously NANC 227/254, Req 5)

RR9-27	Subscription Version Failed SP List – Resend Excluded Service Provider Report by Current SPID Request

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to specify time range and current SPID option (of either an individual SPID or all SPIDs) when generating the Resend Excluded Service Provider Report by Current SPID on Excluded Service Provider log data. (previously NANC 227/254, Req 6)

RR9-28	Subscription Version Failed SP List – Resend Excluded Service Provider Report by Current SPID Request Sort Criteria

NPAC SMS shall use the following sort order when generating the Resend Excluded Service Provider Report by Current SPID on Excluded Service Provider log data:

3.	current SPID (ascending)

4.	TN (ascending)

5.	date/time (earliest date/time to latest date/time)

6.	excluded SPID (ascending)

7.	SVID (ascending)

(previously NANC 227/254, Req 7)

RR9-29	Subscription Version Failed SP List –Resend Excluded Service Provider Report by Excluded SPID via OpGUI

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to generate the Resend Excluded Service Provider Report by Excluded SPID on Excluded Service Provider log data. (previously NANC 227/254, Req 8)

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Reports

RR9-30	Subscription Version Failed SP List – Resend Excluded Service Provider Report by Excluded SPID Request

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to specify time range and excluded SPID option (of either an individual SPID or all SPIDs) when generating the Resend Excluded Service Provider Report by Excluded SPID on Excluded Service Provider log data. (previously NANC 227/254, Req 9)

RR9-31	Subscription Version Failed SP List –Resend Excluded Service Provider Report by Excluded SPID Request Sort Criteria

NPAC SMS shall use the following sort order when generating the Excluded Service Provider Report on Excluded Service Provider log data:

1.	excluded SPID (ascending)

2.	TN/NPA-NXX-X (ascending)

3.	date/time (earliest date/time to latest date/time)

4.	currentSPID/Blockholder SPID (ascending)

5.	SVID/Number Pool Block -ID (ascending)

(previously NANC 227/254, Req 10)

RR9-32	Number Pool Block Failed SP List – Excluded Service Provider Log Data Availability for the Excluded Service Provider Report

NPAC SMS shall allow the Excluded Service Provider log data to be available for the Excluded Service Provider Report. (previously NANC 300, Req 4)

RR9-33	Number Pool Block Failed SP List –Resend Excluded Service Provider Report by Current SPID/Blockholder SPID via OpGUI

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to generate the Resend Excluded Service Provider Report by Current SPID/Blockholder SPID on Excluded Service Provider log data. (previously NANC 300, Req 5)

RR9-34	Number Pool Block Failed SP List – Resend Excluded Service Provider Report Request by Current SPID/Blockholder SPID

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to specify time range and Current SPID/Blockholder SPID option (of either an individual SPID or all SPIDs in the failed SP list) when generating the Resend Excluded Service Provider Report by Current SPID/Blockholder SPID on Excluded Service Provider log data. (previously NANC 300, Req 6)

RR9-35	Number Pool Block Failed SP List – Resend Excluded Service Provider Report by Current SPID/Blockholder SPID Request Sort Criteria

NPAC SMS shall use the following sort order when generating the Resend Excluded Service Provider Report by Current SPID/Blockholder SPID on Excluded Service Provider log data:

1.	Current SPID/Blockholder SPID (ascending)

2.	TN/NPA-NXX-X (ascending)

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Reports

3.	date/time (earliest date/time to latest date/time)

4.	excluded SPID (ascending)

5.	SVID/Number Pool Block -ID (ascending)

(previously NANC 300, Req 7)

RR9-36	Number Pool Block Failed SP List –Resend Excluded Service Provider Report by Excluded SPID via OpGUI

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to generate the Resend Excluded Service Provider Report by Excluded SPID on Excluded Service Provider log data. (previously NANC 300, Req 8)

RR9-37	Number Pool Block Failed SP List – Resend Excluded Service Provider Report by Excluded SPID Request

NPAC SMS shall allow NPAC Personnel, via the NPAC Administrative Interface, to specify time range and excluded SPID option (of either an individual SPID or all SPIDs) when generating the Resend Excluded Service Provider Report by Excluded SPID on Excluded Service Provider log data. (previously NANC 300, Req 9)

RR9-38	Number Pool Block Failed SP List –Resend Excluded Service Provider Report by Excluded SPID Request Sort Criteria

NPAC SMS shall use the following sort order when generating the Excluded Service Provider Report on Excluded Service Provider log data:

1.	excluded SPID (ascending)

2.	TN/NPA-NXX-X (ascending)

3.	date/time (earliest date/time to latest date/time)

4.	Current SPID/Blockholder SPID (ascending)

5.	SVID/Number Pool Block -ID (ascending)

(previously NANC 300, Req 10)

Note: The TN and SVID attributes were added to requirements 7 & 10 in this change order because of the corresponding change order (NANC 227/254) for SVs in Release 3.3.

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Performance and Reliability

10.               Performance and Reliability

This section defines the reliability, availability, performance and capacity requirements for the NPAC SMS. The NPAC SMS will be designed for high reliability, including fault tolerance and data integrity features, symmetrical multi-processing capability, and allow for economical and efficient system expansion.

Note that throughout this section, “downtime” refers to the unavailability of the NPAC service. This is to be distinguished from cases where users can still switch to a backup machine.

The following are the availability, reliability, performance and capacity requirements for the NPAC SMS system.

10.1                      Availability and Reliability

R10-1	System Availability

NPAC SMS shall be available 24 hours a day, 7 days a week with the exception of scheduled downtime and unscheduled downtime within the time frame defined in R10-3 and R10-5.

R10-2	System Reliability

NPAC SMS shall be 99.9 percent reliable. This applies to functionality and data integrity.

R10-3	Unscheduled Downtime

NPAC SMS shall have unscheduled downtime per year less than or equal to 9 hours.

R10-4	Mean Time to Repair for Unscheduled Downtime

NPAC SMS shall support a mean time to repair of less than or equal to 1 hour, for unscheduled downtime.

R10-5	Scheduled Downtime

NPAC SMS shall have NPAC initiated, scheduled downtime of less than or equal to 24 hours per year.

AR10-1	Scheduled Downtime

NPAC initiated downtime as defined in R10-5 does not include downtime needed for software release updates initiated by or collectively agreed to by the Service Providers.

R10-6.1	Communication Link Monitoring

NPAC shall be capable of monitoring the status of all of its communication links.

R10-6.2	Detecting Communication Link Failures

NPAC shall be capable of detecting and reporting all communication link failures.

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Performance and Reliability

R10-7	Detecting Single Bit Data Transmission Errors

NPAC SMS shall be capable of detecting and correcting single bit errors during data transmission between hardware components (both internal and external).

R10-8	Continue Transaction Processing After Downtime

NPAC SMS shall complete processing of all sending transactions at the time of system failure when the NPAC SMS resumes processing.

R10-9.1	Self Checking Logic

NPAC SMS shall support functional components with on board automatic self checking logic for immediate fault locating.

R10-9.2	Continuous Hardware Checking

NPAC SMS shall support continuous hardware checking without any performance penalty or service degradation.

R10-9.3	Duplexing of Hardware

NPAC SMS shall support duplexing of all major hardware components for continuous operation in the event of a system hardware failure.

R10-9.4	Transparent Hardware Fault Tolerance

NPAC SMS shall support hardware fault tolerance that is transparent to the Service Providers.

R10-10.1	Service Provider Notification of System Unavailability

NPAC SMS shall notify Service Providers of the system unavailability via both the NPAC SMS to Local SMS interface and the SOA to NPAC SMS interface if the system becomes unavailable for normal operations due to any reason, including both scheduled and unscheduled maintenance.

R10-10.2	System Availability Notification Method

NPAC SMS shall notify Service Providers via their contact numbers if electronic communication is not possible.

R10-10.3	System Availability Notification Contents

NPAC SMS shall include the following information in the notification:

—	The reason for the downtime
—	When the down time will start
—	When the down time will stop
—	An NPAC contact number

R10-11	Updates Highest Priority

NPAC SMS shall ensure the capability of receiving, processing and broadcasting updates will be given the highest priority during any maintenance, if resources allow only partial functionality.

R10-12.1	Tolerance to Communication Link Outages

NPAC SMS shall provide tolerance to communication link outages and offer alternate routing for such outages.

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Performance and Reliability

R10-12.2	Alternate routing

NPAC SMS shall offer alternate routing during communication link outages.

R10-13.1	Switch to Backup or Disaster Recovery Machine

NPAC SMS shall, in cases where Service Providers have been switched to a backup or disaster recovery machine, adhere to a maximum time to repair of 4 hours for the primary machine.

R10-13.2	Time to Switch Machines

NPAC SMS shall ensure that the time to switch the Service Providers to another machine and provide full functionality must not exceed the mean time to repair.

R10-13.3	Total Disaster Recovery

NPAC SMS shall restore the capability of receiving, processing and broadcasting updates within 24 hours in the event of a disaster that limits the ability of both the NPAC and NPAC SMS to function.

R10-13.4	Full Functionality Restored

NPAC SMS shall restore full functionality within 48 hours, in the event of a disaster that limits both the NPAC and NPAC SMS ability to function.

R10-14	Reports on Reliability

NPAC shall provide reliability reports documenting the following:

—	Schedule down time
—	Unscheduled down time
—	Mean time to repair
—	System availability on a monthly basis to the Service Provider

10.2                     Capacity and Performance

R10-16	Capacity

NPAC SMS will have the capacity to support a user group in the NPAC sized for the region they service.

R10-18	History File Data Storage

NPAC SMS shall ensure that the data storage of the History file must keep track of all transactions made for a tunable parameter period of time (default of one year).

R10-19	Broadcast Update Response Time

NPAC SMS shall ensure that from the time an activation notice, modification or deletion request is received from a Service Provider until the time the broadcast of the update is started to all Service Provider local SMS will be less than 60 seconds.

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Performance and Reliability

R10-20	Request/Transaction Response Time

NPAC SMS, under normal operating conditions, shall ensure that the response time from when a request or transaction is received in the system to the time an acknowledgment is returned will be less than 3 seconds for 95% of all transactions. This does not include the transmission time across the interface to the Service Providers’ SOA or Local SMS.

R10-21	Future System Growth

NPAC SMS shall be expandable to handle future growth due to circumstances described as follows:

—	Added areas of portability
—	Added Service Providers

10.3                      Requirements in RFP Not Given a Unique ID

RN10-2	Return to the Primary Machine SOA Notification

NPAC SMS shall send an electronic notification to the Service Provider’s SOA indicating the time the NPAC will switch them back to the primary machine.

RN10-3	Return to the Primary Machine Local SMS Notification

NPAC SMS shall send an electronic notification to the Service Provider’s Local SMS indicating the time the NPAC will switch them back to the primary machine.

RN10-4	Database Sync After Return to the Primary Machine

NPAC SMS shall sync up the database in its primary SMS with any updates sent to the backup or disaster recovery machine during the downtime.

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Billing

11.             Billing

A11-2	Accounting Measurements Will Not Degrade the Basic System Performance

The resource accounting measurements will not cause degradation in the performance of the basic functions of the NPAC.

11.1                  User Functionality

R11-1	Toggling the Generation of Usage Measurements

NPAC SMS shall allow the NPAC administrator to turn on and off the recording of Service Provider usage statistics for the service elements.

11.2                  System Functionality

R11-2	Generating Usage Measurements for NPAC Resources

NPAC SMS shall measure and record the usage of NPAC resources on a per Service Provider basis.

R11-3	Generating Usage Measurements for Allocated Connections

NPAC SMS shall generate usage measurements for allocated connections for each Service Provider.

R11-4	Generating Usage Measurements for Allocated Mass Storage

NPAC SMS shall generate usage measurements for the allocated mass storage (number of records stored) for each Service Provider.

R11-5	Generating Usage Measurements for the Number of Messages Processed by type

NPAC SMS shall measure the number of messages processed by type for each Service Provider.

R11-6	Generating Usage Measurements for the Number of Messages Downloaded

NPAC SMS shall measure the number of messages downloaded to each Service Provider.

R11-8	Generating Detailed Usage Measurement Reports

NPAC shall produce detailed NPAC usage reports for the contracting entity.

R11-9	Billing Report Types

NPAC SMS shall be capable of creating the following billing reports:

—	Login Session Per Service Provider
—	Allocated Mass Storage

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Billing

—	Messages Processed by type (to include download data and data resent by request)
—	Audits Requested and Processed
—	Requested Report Generation
—	Service Establishment (to include Service Provider establishment, user login ID addition to the NPAC SMS, and mechanized Interface Activation)

R11-10	Full Billing Report

The NPAC SMS shall be capable of creating a full billing report, with all of the report types in R11-9 included.

R11-11	Billing Report Creation by NPAC Personnel

NPAC SMS shall allow NPAC personnel to create billing reports for all Service Provider usage. For all report types in R11-9 and R11-10, the NPAC personnel will be able to specify whether the report is an aggregation/summary of stored data or a detailed report containing every item stored for the report type.

R11-12	Billing Report Creation by Service Provider

NPAC SMS shall allow Service Providers to gather billing report data on only their NPAC SMS usage. Service Providers will not be able to create reports on any other Service Provider’s usage. For all report types in R11-9 and R11-10, the NPAC SMS shall create an aggregation/summary of stored data for the report type.

R11-13	NPAC Personnel Billing Report Destination

NPAC SMS shall allow NPAC personnel to determine the output destination of the billing report. The destinations will include: on-line (on screen), printer, file, or FAX. The default selection is on-line.

R11-14	Service Provider Billing Report Destination

NPAC SMS shall allow Service Provider users to determine the output destination of the billing report. The destinations will include: on-line (on screen) or file. The default selection is on-line.

R11-15	NPAC Personnel Only Can Access Billing System

The NPAC billing system shall be accessible only to NPAC personnel.

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Business Process Flow Diagrams

Appendix A.	Business Process Flow Diagrams

This appendix contains pictorial representations of the business process flows discussed in Section 2, Business Process Flows, on page 2-1.

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Business Process Flow Diagrams

NPAC Business Process Flows

2.1 Provision Service
- 2.1.2 Subscription Version Creation
- 2.1.4 Activation

2.2 Service Disconnection

2.3 Service Repair

2.4 NPAC SMS Conflict Process

2.5 Disaster Recovery

2.6 Service Order Cancellation

2.7 Audit Requests

2.8 Report Request

Legend

Process
Process
Pre-defined process
Terminator
Decision
Connect

Symbol	Meaning
Process (rounded box)	NPAC SMS Sub-process Flow Reference
Process (box)	Service Provider Process (External To NPAC SMS)
Pre-defined process	NPAC SMS Personnel Manual Process
Terminator	Point of Process Termination
Decision	Process Decision
Connect	Connector To Another Process

Figure A–1 -- NPAC Business Process Flows Legend

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Business Process Flow Diagrams

Flow 2.1 NPAC SMS Provision Service Process

2.1.1
Service provider to service provider activities.
NPAC Notification
2.1.2
Subscription version creation process.
Subscription Concurrence
2.1.3
Service providers perform physical loop and switch translations changes.
Missing concurrence from new SP
2.6 Cancel
Activate Request
2.1.4
NPAC broadcasts change activation.
broadcast
2.1.5
Service providers perform network updates..
End

Figure A–2 -- NPAC SMS Provision Service Process

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Business Process Flow Diagrams

Flow 2.1.2 NPAC SMS Subscription Version Creation Process

2.1 (2.1.1)
Data Valid ?
Yes
No
End
2.1.2.1 Create subscription version
Matching request received within initial concurrence window ?
Yes
No
2.1.2.2 Request missing/ late request
Request indicates concurrence ?
No
2.4 (2.4.1)
Yes
2.1 (2.1.4)
Matching reqyuest received within final concurrence window ?
Yes
No
Is Subscription Version Creator the New SP ?
Yes
No
2.6 (2.6.4)

Figure A–3 -- Flow 2.1.2 NPAC SMS Subscription Version Creation Process

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Business Process Flow Diagrams

Flow 2.1.4 NPAC SMS Activate and Data Download Process

2.1.4.1
New service provider sends activation to NPAC SMS.
Is current date >= new service provider due date ?
Yes
No
End
2.1.4.2
NPAC SMS broadcasts network data to appropriate service providers
All service provider acknowledgment ?
Yes
2.1.5
Download complete
No
Does the number of attempts = the tunable maximum?
No
2.1.4.3
Rebroadcast subscription data to appropriate service providers.
Yes
2.1.4.4
Failure and partial failure. Initiate repair procedures with the appropriate service provider(s).
Status change sent to new and old service providers
End
Broadcast/Rebroadcast Subflow

Figure A–4 -- Flow 2.1.4 NPAC SMS Activate and Data Download Process

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Business Process Flow Diagrams

Flow 2.2 NPAC SMS Disconnect Process

2.2.1
Customer notifies service provider of disconnect. Service provider notifies NPAC SMS.
"Effective Release Date/Time" = current or no date specified ?
Yes
No
2.2.2
Wait until "Effective Release Date/Time" equals current date/ time.
2.2.3
Customer disconnect date modification to SOA
2.2.4
Broadcast Disconnect
Broadcast Acknowledge ?
Yes
End
No
Tunables Exceeded ?
Yes
2.3
No
2.1.4
Broadcast/Rebroadcast subflow. (2.1.4.3)

Figure A–5 -- Flow 2.2 NPAC SMS Disconnect Process

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Business Process Flow Diagrams

Flow 2.3 NPAC SMS Repair Service Process

Launch query
Yes
Subscription data query required
2.7 Audit
Yes
Subscription data audit required
2.1.4 (2.1.4.3)
Yes
Network synchronization required
Synchronization may be required due to failed or partially failed version broadcast of create, modify, or disconnect.
2.3.1-A Customer notifies service provider of problem.
2.3.1-B Service provider notifies service provider of problem.
2.3.1-C NPAC notifies service provider of problem.
2.3.2 Service provider(s) analyze problem.
Problem resolution requires NPAC SMS?
Yes
No
2.3.4 Service providers perform business as usual repair activities
Repairs Complete
Problem resolved ?
No
Yes
End

Figure A–6 -- Flow 2.3 NPAC SMS Repair Process

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Business Process Flow Diagrams

Flow 2.4 NPAC SMS Conflict Process

2.6
Cancel-pending acknowledgement missing from the new SP
2.4.1
NPAC changes subscription version status to conflict.
Notify both service providers.
2.4.2
New service provider coordinates resolution.
Yes
Yes
Prior to noon on bus. day before due date?
No
Short timers?
No
Have > tunable max.# of days (30) elapsed?
No
Conflict Resolved? (see note 1)
No, request rejected
2.1.2
Old SP requests conflict status
Yes
First time into conflict?
No, request rejected
End
Yes
Yes
Notify both service providers.
2.4.3
NPAC SMS cancels subscription version.
2.4.4
Record placed in pending status. Status change notification sent to both SPs.

Note 1: Within 6 hours, only old SP can initiate "conflict off." After 6 hours, either new or old SP can remove conflict.

Figure A–7 -- Flow 2.4.1 Conflict Process

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Business Process Flow Diagrams

Flow 2.5 NPAC SMS Disaster Recovery Process

2.5.1 NPAC personnel determine downtime is required.
2.5.2 NPAC SMS notifies service providers of switch to backup NPAC.
NPAC SMS downtime
2.5.3 Service providers connect to backup NPAC SMS.
2.5.5 Service providers operate using backup NPAC.
Downtime complete ?
No
Yes
2.5.6 Backup NPAC notifies service providers of switch to primary NPAC and cutover quiet period begins.
2.5.7 Service providers reconnect to primary NPAC.
2.5.8 Primary NPAC notifies service providers of availabilty.
End

Figure A–8 -- Flow 2.5 NPAC SMS Disaster Recovery Process

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Business Process Flow Diagrams

Figure A–9 -- Flow 2.6 Cancellation Process

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Business Process Flow Diagrams

Figure A–10 -- Flow 2.7 Audit Process

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Functional Requirements Specification Release 3.4.2a

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Business Process Flow Diagrams

Figure A–11 -- Flow 2.8 Report Process

Release 3.4: © 1997 - 2013 NeuStar, Inc.	A-12	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Glossary

Appendix B.  Glossary

This glossary provides a comprehensive list of definitions and acronyms that apply to NPAC SMS.

Active-like SVs	SVs that contain a status of active, sending, partial failure, old with a Failed SP List, or disconnect pending.

Block	A range of 1000 pooled TNs within the NPA-NXX, beginning with a station of n000, and ending with n999, where n is a value between 0 and 9.

Block Holder	The recipient Service Provider of a 1K Block from the code holder. Also defined as the NPA-NXX-X holder in the LERG Routing Guide.

Cascading Delete	A delete of an NPA-NXX-X where the NPAC sends deletes of Block data to LSMSs. Once all LSMSs have successfully deleted the Pooled data, the status of SVs and the Block is Old, and both Failed SP Lists are empty, the NPA-NXX-X is deleted.

Central Time (standard/daylight)	This is the time in the central time zone, that includes daylight savings time. It changes twice a year based on standard time and daylight savings time. The NPAC SMS runs on hardware that uses this time.

CLASS	Custom Local Area Signaling Services. Premium local service features, such as call forwarding or automatic callback.

CMIP	Common Management Information Protocol

CMISE	Common Management Information Service Element

CNAM	Caller Id with Name

Code Holder	The code holder is the entity to which NANPA has assigned the NPA-NXX code. This assignment is reflected in the LERG Routing Guide.

Contaminated Number	An unavailable number (e.g., working), within a 1K Block, at the time the 1K Block is donated to the Pooling Administrator.

De-Pool	Return of a 1K pooled block to the Number Administrator. Also referred to as “un-allocation of the block”, or “reclamation” (INC definition).

Default Routing Restoration	Reinstatement of the default routing for the TN as defined in the applicable block information, in order to provide vacant number treatment.

DPC	Destination Point Code

EDR (Efficient Data Representation)	The ability to represent 1000 TNs as a range.

EDR within the NPAC	A storage mechanism where a 1K range of TNs is represented, stored and communicated as a Range entity.

Effective Date	The date that is considered to be the “ownership switchover” date for the 1K Block from the Code Holder (NPA-NXX owning SP) to the Block Holder ( NPA-NXX-X owning SP). This is the date published in the LERG Routing Guide, and is also used by the Pooling Administrator and the NPAC.

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Functional Requirements Specification Release 3.4.2a

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Glossary

FR	Frame Relay

GDMO	Guideline for Definition of Managed Objects

GMT	Greenwich Mean Time

GTT	Global Title Translation

ICC	Illinois Commerce Commission

ISO	International Organization of Standardization

ISVM	Inter-Switch Voice Mail

LERG	Refers to the TelcordiaTM LERGTM Routing Guide

LIDB	Line Information Database

LNP	Local Number Portability

Local Time (in the GUI)

The time zone of the local user. Most time representations in the NPAC OP GUI are represented in the user’s local time zone based on the PC’s clock being set to the correct time. The time zone label is included in time display in the GUI.

EST for Eastern Time Zone

CST for Central Time Zone

MST for Mountain Time Zone

PST for Pacific Time Zone

LRN	Location Routing Number. A routing number in the same form as a TN used to identify the TN’s serving switch when the TN is a ported number.

LSMS	Local Service Management System

LISP	Local Intra-Service Provider Portability. Movement of end-user TN from one switch to another, but within the same Service Provider’s Network.

LSPP	Local Service Provider Portability. Movement of end user TN from one Service Provider to another Service Provider.

MAC	Media Access Control

MD5	Message Digest (Version 5)

NANP	North American Numbering Plan. A 10-digit numbering scheme used in North America to uniquely identify a directory number.

NPA	An NPA code is the first three digits of the 10-digit destination number for all inter-NPA calls within the North America Numbering Plan Area.

NPA-NXX-X	A range of 1000 pooled TNs within the NPA-NXX, beginning with a station of n000, and ending with n999, where n is a value between 0 and 9.

NPAC Customer	Any customer of the NPAC SMS.

NPAC SMS	Number Portability Administration Center and Service Management System

NSAP	Network Layer Service Access Point

Number Pooling Block Holder Information	Data in the NPAC SMS that contains the first 7-digits of a 1K range of TNs, default routing for a block of TNs, and the activation timestamp of the TNs within the 1K range.

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Glossary

Number Pooling NPA-NXX-X Holder Information	Data in the NPAC SMS that contains the first 7-digits of a range of TNs, the block holder (service provider), and the effective date of the block. According to the NPAC definition, this is considered Network data.

NXX	A code normally used as a central office code. It may also be used as an NPA code or special NPA code.

OCN	Operating Company Number

OSI	Open Systems Interconnect

Pending-like SVs	SVs that contain a status of pending, conflict, cancel-pending, or failed.

PKCS	Public Key Crypto System

Port on Demand	Porting of a single TN or range of TN’s from the code holder to the block holder at a time desired by the block holder that is on, or after the effective date of the pool. This is NOT supported by the National Number Pooling architecture.

Ported TN	A TN ported to a switch that is not the NANP-assigned switch.

PPP	Point-To-Point Protocol

Pre-Port	Porting of an entire block of TN’s from the code holder to the block holder on, or after, the effective date of the pool. This is supported by the National Number Pooling architecture.

PSAP	Presentation Layer Service Access Point

Roll-Up Activity	The consolidation/closure of a broadcast event in the NPAC, and feedback (responses, non-responses) from each Service Provider, such that the status and failed-list for an SV or NPB will be updated.

RFP	Request for Proposal

RSA	A popular encryption algorithm whose name is derived from the initials of its inventors: Rivest, Shamir, and Adelman.

Schedule/Re-Schedule of Block Create Event	A process within the NPAC SMS that allows NPAC Personnel to create a Scheduled Event in the NPAC SMS, for a Block Create. The Event can be immediately kicked-off, or scheduled for a future date (pending validation edits in both of these cases).

SCP	Service Control Point

SIC-SMURF	Selection Input Criteria SPID Migration Update Request Files. Files created by the NPAC SMS and used by NPAC and Service Providers to update their databases during a SPID Migration Update.

SMS	Service Management System

Snapback	Notification for TN reassignment.

SOA	Service Order Activation

SP	Service Provider. Generally refers to a facilities-based user of the NPAC SMS.

SSAP	Session Layer Service Access Point

SSN	Subsystem Number

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Glossary

TN	Telephone Number

TSAP	Transport Layer Service Access Point

Unique Alarmable Error Message (Code)	An individual error message in the NPAC SMS that is only used by the NPAC for the individual Number Pooling requirement where the error message is listed. Alarming of the error message is configurable (i.e., it can either be turned ON or turned OFF).

URI	Uniform Resource Identifier

Vacant Number	A non-working number.

Vacant Number Treatment	A recorded announcement played to the calling party, when the NPA-NXX of the TN they have dialed is valid, but the 10-digit TN is not a working number.

Version	Time-sensitive or status-sensitive instance of a subscription.

WSMSC	Wireless Short Message Service Center

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System Tunables

Appendix C.  System Tunables

This appendix provides a comprehensive list of tunables identified throughout the FRS and their default values.

SUBSCRIPTION TUNABLES
Tunable Name	Default Value	Units	Valid Range
Long Initial Concurrence Window	9	business hours	1-72

The hours subsequent to the time the subscription version was initially created by which both Service Providers are expected to authorize transfer of service if this is an Inter-Service Provider port and at least one of the Service Providers are using “Long” timers. (T1 timer)

Long Final Concurrence Window	9	business hours	1-72

The number of hours after the concurrence request is sent by the NPAC SMS by which time both Service Providers are expected to authorize transfer of subscription service for an Inter-Service Provider port and at least one of the Service Providers are using “Long” timers. (T2 timer)

Short Initial Concurrence Window	1	business hours	1-72

The hours subsequent to the time the subscription version was initially created by which both Service Providers are expected to authorize transfer of service if this is an Inter-Service Provider port and both of the Service Providers are using “Short” timers. (T1 timer)

Short Final Concurrence Window	1	business hours	1-72

The number of hours after the concurrence request is sent by the NPAC SMS by which time both Service Providers are expected to authorize transfer of subscription service for an Inter-Service Provider port and both of the Service Providers are using “Short” timers. (T2 timer)

Conflict Expiration Window	30	calendar days	1-180
The length of time conflict subscriptions will remain in the conflict state before cancellation.
Maximum Subscription Query	50	records	10-1000
The maximum number of subscription versions returned by a query to the NPAC.
Pending Subscription Retention	90	calendar days	1-180

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System Tunables

SUBSCRIPTION TUNABLES
Tunable Name	Default Value	Units	Valid Range
The length of time pending subscriptions will remain in the pending state before cancellation.
Conflict Restriction Window	17:00 UTC daylight savings time 18:00 UTC standard time	HH:MM	00:00-24:00

The time on the business day prior to the New Service Provider due date that a Subscription version is no longer allowed to be set to conflict by the Old Service Provider provided that the Create Subscription Version Final Concurrence Window (T2) timer has expired. The Conflict Restriction Window does not apply for short timers.

Long Conflict Resolution New Service Provider Restriction	6	business hours	1-72
The number of business hours after the subscription version is put into conflict that the NPAC SMS will prevent it from being removed from conflict by the new Service Provider using long timers.
Short Conflict Resolution New Service Provider Restriction	6	Business hours	1-72
The number of business hours after the subscription version is put into conflict that the NPAC SMS will prevent it from being removed from conflict by the new Service Provider using short timers.
Long Cancellation-Initial Concurrence Window	9	Business hours	1-72
The numbers of hours after the version is set to cancel pending by which both Service Providers using long timers are expected to acknowledge the pending cancellation.
Short Cancellation-Initial Concurrence Window	9	Business hours	1-72
The numbers of hours after the version is set to cancel pending by which both Service Providers using short timers are expected to acknowledge the pending cancellation.
Long Cancellation-Final Concurrence Window	9	business hours	1-72
The number of hours after the second cancel pending notification is sent by which both Service Providers using long timers are expected to acknowledge the pending cancellation.
Short Cancellation-Final Concurrence Window	9	business hours	1-72

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Functional Requirements Specification Release 3.4.2a

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System Tunables

SUBSCRIPTION TUNABLES
Tunable Name	Default Value	Units	Valid Range
The number of hours after the second cancel pending notification is sent by which both Service Providers using short timers are expected to acknowledge the pending cancellation.
Old Subscription Retention	18	calendar months	1-36
The length of time old subscriptions will be retained.
Cancel-Pending Subscription Retention	90	calendar days	1-360
The length of time canceled subscriptions, with last status of pending, will be retained.
Cancel-Conflict Subscription Retention	30	calendar days	1-360
The length of time canceled subscriptions, with last status of conflict, will be retained.
Short Business Day Duration	12	calendar hours	1-24
The number of hours from the tunable business day start time for short business days.
Long Business Day Duration	12	calendar hours	1-24
The number of hours from the tunable business day start time for long business days.
Short Business Day Start Time	13:00 UTC daylight savings time 14:00 UTC standard time	hh:mm	00:00 - 24:00
The start of the business day for short business days. The value is specified by the contracting region.
Long Business Day Start Time	9:00AM Local Time (in the predominant time zone) within each region, stored in UTC	hh:mm	00:00 - 24:00
The start of the business day for long business days in that region. The value is specified by the contracting region
Short Business Days	Monday – Friday	Days	Monday – Sunday

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Functional Requirements Specification Release 3.4.2a

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System Tunables

SUBSCRIPTION TUNABLES
Tunable Name	Default Value	Units	Valid Range
The business days available for Service Providers using short business days.
Long Business Days	Sunday – Saturday	Days	Sunday – Saturday
The business days available for Service Providers using long business days.
Regional NPAC NPA-NXX Live Indicator	TRUE		TRUE/FALSE
Tunable that indicates whether or not the NPA-NXX Live TimeStamp functionality will be supported by the NPAC SMS for a particular NPAC Region.
Regional Automatic Conflict Cause Code	TRUE		TRUE/FALSE
Tunable that indicates whether or not the Automatic Conflict Cause Code functionality will be supported by the NPAC SMS for a particular NPAC Region.
Regional Prevent Conflict Resolution 50/51 Tunable	TRUE		TRUE/FALSE
Tunable that indicates whether or not the prevention of conflict resolution for cause code 50 or 51 by the New Service Provider is supported by the NPAC SMS for a particular NPAC Region.
Regional Un-Do Cancel-Pending Subscription Version Tunable	TRUE		TRUE/FALSE
Indicates whether or not Un-Do Cancel-Pending functionality is supported by the NPAC SMS for a particular NPAC Region.
Medium Initial Concurrence Window	3	business hours	1-72

The hours subsequent to the time the subscription version was initially created by which both Service Providers are expected to authorize transfer of service if this is an Inter-Service Provider simple port and at least one of the Service Providers uses “Long” timers for non-simple ports. (T1 timer)

Medium Final Concurrence Window	3	business hours	1-72

The number of hours after the concurrence request is sent by the NPAC SMS by which time both Service Providers are expected to authorize transfer of subscription service for an Inter-Service Provider simple port and at least one of the Service Providers uses “Long” timers for non-simple ports. (T2 timer)

Medium Conflict Restriction Window	21:00	HH:MM	00:00-23:59

The time on the business day prior to the New Service Provider due date that a simple port Subscription version is no longer allowed to be set to conflict by the Old Service Provider provided that the Create Subscription Version Final Concurrence Window (T2) timer has expired. This time uses the predominate time zone of the NPAC region (adjusted for Standard/Daylight, stored in UTC).

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System Tunables

Medium Conflict Resolution New Service Provider Restriction	2	business hours	1-72

The number of business hours after the simple port subscription version is put into conflict that the NPAC SMS will prevent it from being removed from conflict by the new Service Provider using medium timers.

Medium Cancellation-Initial Concurrence Window	9	Business hours	1-72
The numbers of hours after the version is set to cancel pending by which both Service Providers using medium timers are expected to acknowledge the pending cancellation.
Medium Cancellation-Final Concurrence Window	9	business hours	1-72
The number of hours after the second cancel pending notification is sent by which both Service Providers using medium timers are expected to acknowledge the pending cancellation.
Medium Business Day Duration	17	calendar hours	1-24
The number of hours from the tunable business day start time for medium business days.
Medium Business Day Start Time	07:00	hh:mm	00:00 - 23:59

The start of the business day for short business days. The value is specified by the contracting region. This time uses the predominate time zone of the NPAC region (adjusted for Standard/Daylight, stored in UTC).

Medium Business Days	Monday – Friday	Days	Monday – Sunday
The business days available for Service Providers supporting Simple Ports.

Table C–1 -- Subscription Tunables

COMMUNICATIONS TUNABLES
Tunable Name	Default Value	Units	Valid Range
Subscription Activation Retry Attempts	3	attempts	1-10
The number of times a new subscription version will be sent to a Local SMS which has not acknowledged receipt of the activation request.
Subscription Activation Retry Interval	2	minutes	1-60

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Functional Requirements Specification Release 3.4.2a

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System Tunables

COMMUNICATIONS TUNABLES
Tunable Name	Default Value	Units	Valid Range
The delay between sending new Subscription Versions to a Local SMS that has not acknowledged receipt of the activation request.
Subscription Modification Retry Attempts	3	attempts	1-10
The number of times a modified active subscription version will be sent to a Local SMS which has not acknowledged receipt of the modification request.
Subscription Modification Retry Interval	2	minutes	1-60
The delay between sending modified active subscription versions to a Local SMS that has not acknowledged receipt of the modification request.
Subscription Disconnect Retry Attempts	3	attempts	1-10
The number of times the NPAC SMS will resend a subscription disconnect message to an unresponsive Local SMS.
Subscription Disconnect Retry Interval	2	minutes	1-60
The amount of time that shall elapse between subscription disconnect retries.
Local SMS Retry Attempts	3	attempts	1-10
The default number of times the NPAC SMS will resend a message to an unresponsive Local SMS.
Local SMS Retry Interval	2	minutes	1-60
The default delay between sending messages to an unresponsive Local SMS.
SOA Retry Attempts	3	attempts	1-10
The default number of times the NPAC SMS will resend a message to an unresponsive SOA.
SOA Retry Interval	2	minutes	1-60
The default delay between sending messages to an unresponsive SOA.
Failed Login Attempts	3	attempts	0-10
The number of allowable incorrect logon attempts
Failed Login Shutdown Period	60	seconds	0-300
The amount of time the NPAC SMS will wait to restart the logon process after a user has exceeded the Failed_Login_Attempts tunable.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	C-6	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

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System Tunables

COMMUNICATIONS TUNABLES
Tunable Name	Default Value	Units	Valid Range
Unused User Id Disable Period	60	days	1-360
The number of days for which a userId has not been used before the NPAC SMS disables that userId.
Password Age Limit	90	days	1-360
The amount of time for password aging.
Password Expiration Notice	7	days	1-30
The amount of time prior to a password expiring that the NPAC SMS will notify a user.
Post Expiration Logins	2	logins	0-10
The number of logins a user is permitted after the user’s password has expired.
Password Reuse Limit	6	months	1-36
The amount of time in which a password cannot be reused.
Record Logons After Failure	10	attempts	0-100
The threshold for consecutive failed logon attempts after which logon attempts will be recorded in the audit log.
Non-Use Disconnect	60	minutes	1-1440
The amount of idle (non-use) time before the NPAC SMS will disconnect a user’s logon session.
Maximum Number of Download Records	10000	records	1-200000

The maximum number of SV records for a single data download for a TN-based recovery request.

Also, the maximum number of records for a single data download for a network data recovery request.

Refer to the NPAC Customer Data Model, section 3.1.2, for information on the maximum for timestamp-based SV recovery requests.

Maximum Download Duration	60	minutes	1-1440
The maximum time range allowed for a data download.
Maximum Number of Download Notifications	2000	records	1-2000
The maximum number of notifications for a single notification recovery download.
Service Provider and Network Data Linked Replies Blocking Factor	50	objects	1-2000

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Functional Requirements Specification Release 3.4.2a

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System Tunables

COMMUNICATIONS TUNABLES
Tunable Name	Default Value	Units	Valid Range
The maximum number of objects in a single service provider or network data recovery linked reply response.
Subscription Data Linked Replies Blocking Factor	50	objects	1-2000
The maximum number of objects in a single subscription data recovery linked reply response.
Notification Data Linked Replies Blocking Factor	50	notifications	1-2000
The maximum number of notifications in a single notifications recovery linked reply response.
Number Pool Block Data Linked Replies Blocking Factor	50	Objects	1-2000
The maximum number of objects in a single number pool block data recovery linked reply response.
Service Provider and Network Data Maximum Linked Recovered Objects	10000	objects	1-10000
The maximum number of objects sent in a service provider or network data recovery response, when the SOA/LSMS supports Linked Replies.
Subscription Data Maximum Linked Recovered Objects	10000	objects	1-10000
The maximum number of objects sent in a subscription data recovery response, when the LSMS supports Linked Replies.
Notification Data Maximum Linked Recovered Notifications	2000	notifications	1-10000
The maximum number of notifications sent in a notification recovery response, when the SOA/LSMS supports Linked Replies.
Number Pool Block Data Maximum Linked Recovered Objects	10000	objects	1-10000
The maximum number of objects sent in a number pool block data recovery response, when the LSMS supports Linked Replies.
SOA SWIM Maximum Tunable	50000	objects	10000 – 100000
The maximum number of messages that will be stored by the NPAC for Service Providers that support SWIM recovery.
LSMS SWIM Maximum Tunable	50000	objects	10000 – 100000

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System Tunables

COMMUNICATIONS TUNABLES
Tunable Name	Default Value	Units	Valid Range
The maximum number of messages that will be stored by the NPAC for Service Providers that support SWIM recovery.
Out-Bound Flow Control Upper Threshold Tunable	100	Messages	50 – 500
The number of non-responsive messages sent to a SOA/LSMS before Out-Bound Flow Control is invoked.
Out-Bound Flow Control Lower Threshold Tunable	75	Messages	1 – 500
The number of non-responsive messages sent to a SOA/LSMS that is in a Flow Control state before normal processing is resumed, on a per association basis.
Roll-Up Activity - Single Tunable	15	Minutes	1 - 60
The number of minutes before roll-up activity is initiated for an event involving a single SV.
Roll-Up Activity Timer Expire SVRange Tunable	60	Minutes	1 - 60
The number of minutes before roll-up activity is initiated for an event involving a range of SVs.
Abort Processing Behavior Upper Threshold Tunable	60	Minutes	1 - 180

The number of minutes before an NPAC abort will occur for a SOA/LSMS that has at least one outstanding message with a delta between the origination time and the current time that is equal to or greater than the tunable window, regardless of whether the SOA/LSMS has incurred any other activity (request or response).

Regional NPAC NPA Edit Flag Indicator	False	Boolean	True/False
An indicator as to whether or not NPA edits will be enforced by the NPAC SMS for a particular NPAC region.
NPAC SMS Application Level Heartbeat Tunable	15	Minutes	5 – 60

Defines the period of quiet time (no interface traffic) the NPAC should wait after the receipt of any interface traffic (request or response), before sending an Application Level Heartbeat message to the SOA/Local SMS.

NPAC SMS Application Level Heartbeat Timeout Tunable	1	Minutes	1 - 5
The period of time the NPAC should wait after sending an Application Level Heartbeat message to the SOA/Local SMS, and not receiving a response from the SOA/Local SMS, before aborting the association.

Table C–2 -- Communications Tunables

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Functional Requirements Specification Release 3.4.2a

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System Tunables

AUDIT TUNABLES
Tunable Name	Default Value	Units	Valid Range
Canceled Audit Retention Period	30	days	1-360
The length of time canceled audits will be retained.
Data Integrity Sample Size	1000	SVs	1-5000
The number of active Subscription Versions in a sample to be monitored by the NPAC SMS.
Data Integrity Sample Frequency	7	Days	1-90
The interval in days between Data Integrity Samples conducted by the NPAC SMS.
Subscription Query Record Limit	50	Subscriptions	1-5000
The maximum number of records that can be returned from a query.

Table C–3 -- Audit Tunables

LOGS TUNABLES
Tunable Name	Default Value	Units	Valid Range
Local SMS Activation Log Retention Period	90	days	1-360
The number of days Local SMS activation responses will remain in the log.
Audit Log Retention Period	90	days	1-360
The length of time audit logs will be retained.
Error Log Retention Period	90	days	1-360
The length of time system error logs will be retained.
History File Data Storage	365	days	1-365
The length of time history logs will be retained.
Usage Log Retention	90	days	1-360
The length of time usage logs will be retained.
Table C–4 -- Logs Tunables

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Functional Requirements Specification Release 3.4.2a

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System Tunables

KEYS TUNABLES
Tunable Name	Default Value	Units	Valid Range
Key Change Interval	365	days	1-365
How often the key is changed automatically.

Table C–5 -- Keys Tunables

BLOCK TUNABLES
Tunable Name	Default Value	Units	Valid Range
NPA-NXX Availability – First Usage Effective Date Window	5	days	5-360

The minimum length of time between the Creation date (exclusive) and the effective date/due date (inclusive), when creating a NPA-NXX-X (excluding pseudo-LRN) or Subscription Version (excluding pseudo-LRN) for the first time within that NPA-NXX.

Table C–6 -- Block Tunables

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Functional Requirements Specification Release 3.4.2a

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System Tunables

SOA Notification Priority Tunables

Many notifications are sent to both the Old Service Provider and the New Service Provider. As indicated in the table below, some of these notifications can have different priorities based on whether the Service Provider is acting as the Old Service Provider or the New Service Provider for the port. During the notification evaluation process this option was not given to all notifications that are sent to both the Old Service Provider and the New Service Provider for one or more reasons. Some of those reasons were:

—	volume of the particular notification was very small

—	importance of the particular notification was determined to be equal whether a Service Provider was acting as the Old Service Provider or the New Service Provider for the port

#	Notification Name	Priority
L-1.0	NPAC SMS Operational Information Notification	MEDIUM
L-2.0	Subscription Audit Discrepancy Report	MEDIUM
L-3.0	Subscription Audit Results	MEDIUM
L-4.0 A	Subscription Version Cancellation Acknowledge Request Scenario A: the OLD SP is requesting cancellation and no concurrence from New SP.	MEDIUM
L-4.0 B	Subscription Version Cancellation Acknowledge Request Scenario B: the New SP is requesting cancellation and no concurrence from Old SP.	MEDIUM
L-6.0 A	Subscription Version - Donor SP - Customer Disconnect Date Notification Scenario A: the current SP is disconnecting a regular (non-pooled) SV.	MEDIUM
L-6.0 B	Subscription Version - Donor SP - Customer Disconnect Date Notification Scenario B: the Number Pool Block is de-pooled and the associated pooled SVs are returning back to the NPA-NXX (code) owner.	MEDIUM
L-7.0	Subscription Version Local SMS Action Results	N/A
L-8.0	Subscription Version New NPA-NXX Notification	MEDIUM (to SOA)
L-9.0	Subscription Version New SP Create Request Notification (T1 timer expiration for New SP concurrence)	MEDIUM
L-10.0	Subscription Version Old SP Concurrence Request Notification (T1 timer expiration for Old SP concurrence)	MEDIUM
L-11.0 A1

Subscription Version Status Attribute Value Change Notification – Activates – To the New Service Provider

When an INTER or INTRA SV has been created in the Local SMSs (or ‘activated‘ by the SOA) and the SV status has been set to: Active or Partial-Failure. The notification is sent to both SOAs: Old and New. If the status has been set to Partial-Failure, this notification contains the list of Service Providers (SP) LSMSs that have failed to receive the broadcast.

Note: See L-11.0 E for Deletes and L-11.0 F for Modify Actives

MEDIUM

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System Tunables

L-11.0 A1.5

Subscription Version Status Attribute Value Change Notification – Activates – To the Old Service Provider

When an INTER or INTRA SV has been created in the Local SMSs (or ‘activated‘ by the SOA) and the SV status has been set to: Active or Partial-Failure. The notification is sent to both SOAs: Old and New. If the status has been set to Partial-Failure, this notification contains the list of Service Providers (SP) LSMSs that have failed to receive the broadcast.

Note: See L-11.0 E for Deletes and L-11.0 F for Modify Actives

MEDIUM
L-11.0 A2

Subscription Version Status Attribute Value Change Notification – re-sends to fail list – To The New Service Provider

Intermediate Notification for Partial Failure. Every time a SP is removed from the Failed SP-List, the NPAC re-sends the notification to both SOAs. This iteration happens until the last SP is cleared from the fail-list.

MEDIUM
L-11.0 A2.5

Subscription Version Status Attribute Value Change Notification – re-sends to fail list – To The Old Service Provider

Intermediate Notification for Partial Failure. Every time a SP is removed from the Failed SP-List, the NPAC re-sends the notification to both SOAs. This iteration happens until the last SP is cleared from the fail-list.

MEDIUM
L-11.0 A3

Subscription Version Status Attribute Value Change Notification – clear Fail List – To The New Service Provider

Final Notification associated with a Partial Failure. Upon clearing the Failed SP-List, the NPAC sends the same notification to both SOAs but with an SV status of active and empty fail-list.

MEDIUM
L-11.0 A3.5

Subscription Version Status Attribute Value Change Notification – clear Fail List – To The Old Service Provider

Final Notification associated with a Partial Failure. Upon clearing the Failed SP-List, the NPAC sends the same notification to both SOAs but with an SV status of active and empty fail-list.

MEDIUM
L-11.0 B

Subscription Version Status Attribute Value Change Notification – total failure

When an SV has failed to be created (or ‘activated’) in ALL LSMSs and the SV status has been set to Failed. The notification is sent to both SOAs: Old and New.

MEDIUM
L-11.0 C	DELETED
L-11.0 D1

Subscription Version Status Attribute Value Change Notification – re-sends

When the NPAC re-sends Modify Active or Deletes to the LSMSs for SVs with statuses of Active or Old, with a Fail SP List (the notification is sent regardless of the final status of the SV) The notification is sent to the Current (New) SOA.

MEDIUM

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System Tunables

L-11.0 E

Subscription Version Status Attribute Value Change Notification – set to OLD

When the SV status has been set to old. (Port to Original, port-of-a port, port to original of a Pool TN (or snap back), disconnect, disconnect of a ported Pool TN). The notification is received only by those SOAs that actually have the SV in their local DB. It varies with the scenario.

Note: See L-11.0 A1.5 for Activates and L-11.0 F for Modify Actives

MEDIUM
L-11.0 F

Subscription Version Status Attribute Value Change Notification – Modify active

When an Active SV has been modified in the LSMS or there has been a cancellation of a Disconnect-Pending SV and the status of the SV has been re-set to Active (with or without a Fail-SP-List). The notification is sent only to the current SOA.

Note: See L-11.0 A1 for Activates and L-11.0 E for Deletes

MEDIUM
L-11.0 G

Subscription Version Status Attribute Value Change Notification – cancel pending

When a Pending or Conflict SV has been cancelled by the Old or New SP and the NPAC SMS has set the SV status to Cancel-Pending. Also, when a Cancel-Pending SV is modified back (un-do) to Pending. The notification is sent to both SOAs: Old and New.

MEDIUM
L-11.0 H1

Subscription Version Status Attribute Value Change Notification - cancel

When the NPAC SMS has set the status of a, cancel-pending, SV to CANCEL after concurrence and cancellation acknowledgment by both SOAs has been received in the NPAC The notification is sent to both SOAs: Old and New.

MEDIUM
L-11.0 H2

Subscription Version Status Attribute Value Change Notification - cancel

When the NPAC SMS has set the status of a, cancel-pending, SV to CANCEL after the New Service Provider has cancelled the Pending SV but the Old Service Provider has not acknowledged the cancellation by the time the Cancellation Acknowledgement Final Concurrence Timer has expired. The notification is sent to both SOAs: Old and New.

MEDIUM
L-11.0 H3

Subscription Version Status Attribute Value Change Notification - cancel

When the NPAC SMS has set the status of a pending SV to CANCEL after cancellation request by the originating SOA with no concurrence from the other SOA. (Only one create action has been received in the NPAC and the same provider sends the cancellation request before the second provider send a create request.) The notification is sent to both SOAs: Old and New.

MEDIUM
L-11.0 H4

Subscription Version Status Attribute Value Change Notification - cancel

When the NPAC SMS has set the status of a conflict SV to CANCEL after the Conflict Cancellation Window expires, if no resolution has been reached for the conflict, the NPAC automatically cancels the Conflict SV. The notification is sent to both SOAs: Old and New.

MEDIUM

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System Tunables

L-11.0 I

Subscription Version Status Attribute Value Change Notification – Disconnect pending

When an active SV is being disconnected with an Effective Release Date in the NPAC and the SV status is set to Disconnect-Pending. Only the current SOA receives the notification.

MEDIUM
L-11.0 J

Subscription Version Status Attribute Value Change Notification – Fail disconnect

When the NPAC attempts to delete an Active SV and the request fails to ALL LSMSs and the SV status is re-set to Active. Only the Current SOA receives the notification.

MEDIUM
L-11.0 K1	Subscription Version Status Attribute Value Change Notification - Conflict When the status of a Pending SV is set to conflict. The notification is sent to both SOAs: Old and New.	MEDIUM
L-11.0 K2

Subscription Version Status Attribute Value Change Notification - Conflict

When the status of a Cancel-Pending SV is set to conflict. Cancel-Pending to Conflict is when the Old Service Provider has cancelled the Pending SV but the New Service Provider has not acknowledged the cancellation by the time the Cancellation Acknowledgement Final Concurrence Timer has expired. The notification is sent to both SOAs: Old and New.

MEDIUM
L-11.0 L	Subscription Version Status Attribute Value Change Notification After Conflict Resolution, when the status of the Conflict SV is re-set to Pending. The notification is sent to both SOAs: Old and New.	MEDIUM
L-12.0 A	Subscription Version Old SP Final Concurrence Timer Expiration Notification (T2 expiration for Old SP concurrence sent to Old SP)	MEDIUM
L-12.0 B	Subscription Version Old SP Final Concurrence Timer Expiration Notification (T2 expiration for Old SP concurrence sent to New SP)	NONE
L-13.0 A	Number Pool Block Status Attribute Value Change Notification The Pool Block has being created in the LSMSs and the Block Status has being set to Active or Partial Failure;	MEDIUM
L-13.0 B	Number Pool Block Status Attribute Value Change Notification The creation of the Pool Block has failed in all the LSMSs and the Block Status has been set to Failed.	MEDIUM
L-13.0 C

Number Pool Block Status Attribute Value Change Notification

The NPAC attempts to re-send a failed Pool Block or failed SVs to SP in the fail-SP-List of the Block and the Block status changes to Active, Partial Failure or Failure.

MEDIUM

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System Tunables

L-13.0 D

Number Pool Block Status Attribute Value Change Notification

The attributes in the Pool Block have been modified in the LSMSs and the Block Status has been re-set to Active (with or without fail-sp-list).

MEDIUM
L-13.0 E	Number Pool Block Status Attribute Value Change Notification When a Pool Block has been ‘de-pooled’ from the LSMSs and the Block Status has been set to Old (with or without fail-sp-list).	MEDIUM
L-13.0 F

Number Pool Block Status Attribute Value Change Notification

When the NPAC SMS has attempted to ‘de-pool’ a block but the request has failed to ALL LSMSs and the Block Status has been reset to Active with a Failed-SP-list.

MEDIUM
L-14.0

Subscription Version New SP Final Create Window Expiration Notification

It will be sent after T2 expiration to both SPs SOAs (old and new) to inform them that the T2 timer has expired and the new SP hasn’t send its create request yet. The SV will remain in status of Pending until the New SP sends the Create or the NPAC cancels it.

MEDIUM
S-1.00	Object Creation	MEDIUM
S-2.00	Object Deletion	MEDIUM
S-3.00 A	Attribute Value Change For pending SVs	MEDIUM
S-3.00 B	Attribute Value Change For Pool Blocks	MEDIUM
S-3.00 C	Attribute Value Change For Mass Update of Active SVs and Pool Blocks. Note: A separate AVC notification is sent that includes the modified attributes.	NONE

Table C–7 – SOA Notification Priority Tunables

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Encryption Key Exchange

Appendix D.	Encryption Key Exchange

The mechanized interface to NPAC SMS requires an exchange of the encryption keys used to verify digital signatures. This exchange will consist of a file containing the 1000 key list, and an acknowledgment of receipt of the list will consist of a file containing the MD5 checksum value of each key in the list. The formats for these files is described here.

Key Exchange File

The following table shows the format of the encryption key exchange file. This file consists of some header information, followed by 1000 instances of key information. There are no separators of any kind between the individual fields, between the header and key data, or between each set of key data.

ENCRYPTION KEY EXCHANGE FILE FORMAT
Field Number	Field Name	Type	Size (bytes)	Format
1	NPAC Customer Id	ASCII	4	Character String
2	File Creation Date	ASCII	14	MMDDYYYYHHmmSS
3	List Id	Binary	2	16 bit integer
4	Key Size (in bits)	Binary	4	32 bit integer
5	Key Id	Binary	2	16 bit integer
6	public exponent size	Binary	2	16 bit integer
7	public exponent	Binary	variable[1]	integer
8	public modulus	Binary	variable[2]	integer

[1].	The size of the public exponent is determined by the previous field of the key data, public exponent size.

[2].	The size of the public modulus is determined by the key size field in the header data. The number of bytes for each modulus is equal to the number of bits divided by 8, rounded up.

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Encryption Key Exchange

ENCRYPTION KEY EXCHANGE FILE FORMAT
Field Number	Field Name	Type	Size (bytes)	Format
9	Key Id	Binary	2	16 bit integer
10	public exponent size	Binary	2	16 bit integer
11	public exponent	Binary	variable	integer
12	public modulus	Binary	variable	integer
. . .	. . .	. . .	. . .	. . .
4001	Key Id	Binary	2	16 bit integer
4002	public exponent size	Binary	2	16 bit integer
4003	public exponent	Binary	variable	integer
4004	public modulus	Binary	variable	integer

Table D–1 -- Encryption Key Exchange File Format

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Encryption Key Exchange

Key Acknowledgment File

Before a key list may be used, the sender must receive a key acknowledgment file. The key acknowledgment file serves two purposes:

1.	Verify that the key list has been received by the intended recipient.

2.	Verify the correctness of each key in the list.

Furthermore, the need for an acknowledgment of this kind is specified in requirement R7-108.2. Once this file has been received, the sender of the key list can put the list into active use.

Table D-1 below shows the format of the encryption key acknowledgment file. This file consists of some header information, followed by 1000 instances of key hash information. There are no separators of any kind between the individual fields, between the header and key hash data, or between each set of key hash data. The MD5 hash value will be calculated from the public modulus value of the key.

ENCRYPTION KEY ACKNOWLEDGEMENT FILE FORMAT
Field Number	Field Name	Type	Size (bytes)	Format
1	NPAC Customer Id	ASCII	4	Character String
2	File Creation Date	ASCII	14	MMDDYYYYHHmmSS
3	List Id	Binary	2	16 bit integer
4	Key Id	Binary	2	16 bit integer
5	Key’s MD5 hash	Binary	16	128 bit integer
6	Key Id	Binary	2	16 bit integer
7	Key’s MD5 hash	Binary	16	128 bit integer
. . .	. . .	. . .	. . .	. . .
2002	Key Id	Binary	2	16 bit integer
2003	Key’s MD5 hash	Binary	16	128 bit integer

Table D–2 -- Encryption Key Acknowledgement File Format

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Encryption Key Exchange

Key Exchange using PGP

LNP Key exchange can be accomplished via email, Secure FTP or an exchange of physical media using PGP for security. Using PGP, a Service Provider will generate a pair of keys, one private and one public. The Service Provider will transmit the public key to the NPAC. This may be done via email or Secure FTP, or any other mechanism of exchanging files. The key in this file is then saved by the NPAC’s PGP program. This key can now be used to encrypt files that only the Service Provider may decrypt, even if the key is intercepted by someone, it will not matter, they cannot use it to do anything other than encrypt messages for the Service Provider.

At this point, the NPAC can encrypt a file containing the keys for the Service Provider. This file may be emailed, put on the Secure FTP site, or put on a disk for the Service Provider.

For LNP key lists that the Service Provider must provide to the NPAC, the reverse procedure would apply. First the NPAC would send a public key to the Service Provider. The Service Provider then encrypts their key list using the public key, and somehow gets the encrypted file to the NPAC.

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Download File Examples

Appendix E.	Download File Examples

The NPAC can generate Bulk Data Download files for Network Data (including SPID, LRN, NPA-NXX and NPA-NXX-X), Subscription Versions (including Number Pool Blocks) and Notifications.

All fields within files discussed in the following section are variable length. The download reason in all “Active-like” download files is always set to new. The download reason in all “Latest View” download files is set to the appropriate download reason based on activation/modification/deletion activity. ASCII 13 is the value used as the value for carriage return (CR) in the download files.

All Time Stamps contained within the download files and SMURF files, and file names are in GMT (Greenwich Mean Time). Files that contain three timestamps reference the time the files is created, and start and end time range. When the time range is not specified, the default start timestamp is 00-00-0000000000 and the default end timestamp is 99-99-9999999999.

Subscription Download File

The following table describes each field of the sample subscription download file. This download file example contains data for three subscriptions, with three lines for each subscription. Each subscription is one record in the file, pipe delimited, with a carriage return (CR) between each subscription. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

Table E-1 describes the entries for subscription 1: The “Value in Example” column directly correlates to the values for subscription 1 in the download file example, as seen in Figure E-1.

If the Bulk Data Download input selection criteria specifies Latest View of Subscription Version Activity, the file will include all subscription versions with a Broadcast Timestamp that falls within a specified time range. If the Bulk Data Download input selection criteria specifies Active/Disconnect Pending/Partial Failure Subscription Versions Only, the file will include subscription versions with a status of Active, Disconnect Pending or Partial Failure or a status of Sending with a download reason of New or Modify that have an Activation timestamp that occurs at or before the time that the BDD request begins to be processed. File data is further narrowed when the input selection criteria includes a TN range. This will result in a file that includes information only on those subscription versions that fall within that TN range.

The file name for the Subscriptions download file will be in the format:

NPANXX-NPANXX.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSSThe NPANXX-NPANXX values map to the selection criteria. The first timestamp is the time the request begins processing, the second timestamp is the beginning timestamp for the time range and the third timestamp is the ending timestamp for the time range. For active-like views the second and third timestamp will be set by default.

The file contents for the Subscription download file will be specific for the following indicators, based on the system type (SOA or LSMS) that is requesting the BDD File. If support is TRUE, it will include pipes with the supplied value or blank (if no value was specified). If support is FALSE, it will NOT contain empty pipes as placeholders::

1.	SOA supports WSMSC
2.	SOA supports SV Type
3.	SOA supports Optional parameters
4.	LSMS supports WSMSC
5.	LSMS supports SV Type
6.	LSMS supports Optional parameters

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Download File Examples

The Subscriptions file given in the example would be named:

303123-303125.25-12-1996081122.25-12-1996080000.25-12-1996125959

0001|3031231000|1234567890|0001|19960916152337|
123123123|123|123123123|123|123123123|123|123123123|123|
123456789012|12|0001|0|0||||||||||(CR) (end of subscription 1)
0002|3031241000|1234567891|0001|19960825011010|
123123123|123|123123123|123|123123123|123|123123123|123|
123456789013|13|0001|0|0||||||||||(CR) (end of subscription 2)
0003|3031251000|1234567892|0001|19960713104923|
123123123|123|123123123|123|123123123|123|123123123|123|
123456789014|13|0001|0|0||||||||||(CR) (end of subscription 3)

Figure E–1 -- Subscription Download File Example

EXPLANATION OF THE FIELDS IN THE SUBSCRIPTION DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Version Id	0000000001
2	Version TN	3031231000
3	LRN	1234567890
4	New Current Service Provider Id	0001
5	Activation Timestamp	19960916152337 (yyyymmddhhmmss)
6	CLASS DPC	123123123 (This value is 3 octets)
7	CLASS SSN	123 (This value is 1 octet and usually set to 000)
8	LIDB DPC	123123123 (This value is 3 octets)
9	LIDB SSN	123 (This value is 1 octet and usually set to 000)
10	ISVM DPC	123123123 (This value is 3 octets)
11	ISVM SSN	123 (This value is 1 octet and usually set to 000)
12	CNAM DPC	123123123 (This value is 3 octets)
13	CNAM SSN	123 (This value is 1 octet and usually set to 000)

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Download File Examples

EXPLANATION OF THE FIELDS IN THE SUBSCRIPTION DOWNLOAD FILE
Field Number	Field Name	Value in Example
14	End user Location Value	123456789012
15	End User Location Type	12
16	Billing Id	0001
17	LNP Type	0
18	Download Reason	0
19	WSMSC DPC	Not present if LSMS or SOA does not support the WSMSC DPC as shown in this example. If it were present the value would be in the same format as other DPC data.
20	WSMSC SSN	Not present if LSMS or SOA does not support the WSMSC SSN as shown in this example. If it were present the value would be in the same format as other SSN data.
21	SV Type	Not present if LSMS or SOA does not support the SV Type as shown in this example. If it were present the value would be as defined in the SV Data Model.

Optional Data parameters (e.g., Alternative SPID, Alt-Billing ID, SMS URI) within the Optional Data Field are included/excluded based on a combination of the region’s support for a specific parameter AND the requesting Service Provider’s NPAC Customer profile settings at the time of BDD file generation.

The order of the included parameters is based on the latest version of the LNP XML schema that is available on the NPAC website (www.npac.com, under the software releases section).

Table E–1 -- Explanation of the Fields in the Subscription Download File

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Download File Examples

Network Download File

The following tables describe each field of the network download files. This series of download file examples contain data for one Service Provider that has three NPA-NXXs and three LRNs.

If the Bulk Data Download input selection criteria specifies Latest View of Network Data Activity, the files will include data with a Broadcast Timestamp that falls within the specified time range (NPA-NXX and LRN will use Creation Timestamp for a match and NPA-NXX-X data will use Modified Timestamp for a match). If the Bulk Data Download input selection criteria specifies All Network Data, the files will include a representation of all network data as it exists on the NPAC SMS. All SPID data is included all of the time, regardless of selection criteria.

The Service Provider block contains one record in the file, individual fields are pipe delimited, with a carriage return(CR) after the Service Provider Id/Name. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table E-2 directly correlates to the values for the Service Provider in the download file example, as seen in Figure E-2.

The file name for the Service Provider download file will be in the format:

SPID.DD-MM-YYYYHHMMSS (The “SPID” portion is the literal string “SPID”.)

The Service Provider file given in the example would be named:

SPID.13-10-1996081122

The file contents for the Customer download file will be specific for the following indicators, based on the system type (SOA or LSMS) that is requesting the BDD File:

1.	SOA supports SP Type
2.	LSMS supports SP Type
3.	(if either SOA supports is TRUE, or LSMS supports is TRUE, the SP Type will be included)

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Download File Examples

0001|AMERITECH|0(CR)	(Service Provider Id/Name/SP Type)

Figure E–2 -- Network Service Provider Download File Example, SP Supports SP Type

0001|AMERITECH(CR)	(Service Provider Id/Name)

Figure E–2a -- Network Service Provider Download File Example, SP Does Not Support SP Type

EXPLANATION OF THE FIELDS IN THE NETWORK SERVICE PROVIDER DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Service Provider Id	0001
2	Service Provider Name	AMERITECH
3	Service Provider Type	Not present if the Service Provider does not support SP TYPE.

Table E–2 -- Explanation of the Fields in the Network Service Provider Download File

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Download File Examples

NPA/NXX Download File

The NPA/NXX download block contains three records in the file, individual fields are pipe delimited, with a carriage return(CR) after each NPA-NXX record. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table E-3 directly correlates to the values for the first NPA/NXX in the download file example, as seen in Figure E-3.

The file name for the NPA-NXX download file will be in the format:

NPANXX.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS (The NPANXX portion is the literal string “NPANXX”.)

The first timestamp in the filename is the time the download begins. The second and third timestamps are the beginning and ending time ranges respectively. In the case of the All Network Data view, the second and third time stamps are set by default as no time range may be set by the user for this view.

The NPA-NXX file given in the example would be named:

NPANXX.13-10-1996081122.12-10-1998080000.13-10-1998133022

0001|2853|303-123|19960101155555|19960105000000|0(CR) (NPA-NXX 1)
0001|2864|303-124|19960101155556|19960105000000|0(CR) (NPA-NXX 2)
0001|2870|303-125|19960101155557|19960105000000|0(CR) (NPA-NXX 3)

Figure E–3 -- Network NPA-NXX Download File Example

EXPLANATION OF THE FIELDS IN THE NETWORK NPA/NXX DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Service Provider Id	0001
2	NPA-NXX Id	2853
3	NPA-NXX Value	303123
4	Creation TimeStamp	19960101155555
5	Effective TimeStamp	19960105000000
6	Download Reason	0
7	Modified TimeStamp	Not present if LSMS or SOA does not support the Modified feature (NANC 355) as shown in this example. If it were present the value would be in the same format as other TimeStamp data.

Table E–3 -- Explanation of the Fields in the Network NPA/NXX Download File

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Download File Examples

LRN Download File

The LRN download block contains three records in the file, individual fields are pipe delimited, with a carriage return(CR) after each LRN record. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table E-4 directly correlates to the values for the first LRN in the download file example, as seen in Figure E-4.

The file name for the LRN download file will be in the format:

LRN.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS (The LRN portion is the literal string “LRN”.)

The first timestamp in the filename is the time the download begins. The second and third timestamps are the beginning and ending time ranges respectively. In the case of the All Network Data view, the second and third time stamps are set by default as no time range may be set by the user for this view.

The LRN file given in the example would be named:

LRN.13-10-1996081122.12-10-1998080000.13-10-1998133022

0001|1624|1234567890|19960101155559|0(CR)	(LRN 1)
0001|1633|1234567891|1996010115570010|0(CR)	(LRN 2)
0001|1650|1234567892|1996010115580505|0(CR)	(LRN 3)

Figure E–4 -- Network LRN Download File Example

EXPLANATION OF THE FIELDS IN THE NETWORK LRN DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Service Provider Id	0001
2	LRN Id	1624
3	LRN Value	1234567890
4	Creation TimeStamp	19960101155559
5	Download Reason	0

Table E–4 -- Explanation of the Fields in the Network LRN Download File

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Download File Examples

NPA-NXX-X Download File

The following table describes the sample NPA-NXX-X download file which contains two records in the file, individual fields are pipe delimited, with a carriage return (CR) after each NPA-NXX-X record. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table E-5 directly correlates to the values for the first NPA-NXX-X in the download file example, as seen in Figure E-5.

The file name for the NPA-NXX-X download file will be in the format:

NPANXXX.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS (The NPANXXX portion is the literal string “NPANXXX”, and the timestamp maps to the current time [GMT].)

The first timestamp in the filename is the time the download begins. The second and third timestamps are the beginning and ending time ranges respectively. In the case of the All Network Data view, the second and third time stamps are set by default as no time range may be set by the user for this view.

The NPA-NXX-X file given in the example would be named:

NPANXXX.02-11-1998133022.12-10-1998080000.13-10-1998133022

0001|2853|303-123-6|19980101155555|19980105000000|19980105001111|0(CR)	(NPA-NXX-X 1)
0001|2864|303-124-4|19980101155556|19980105000000|19980105001111|0(CR)	(NPA-NXX-X 2)

Figure E–5 -- Network NPA-NXX-X Download File Example

EXPLANATION OF THE FIELDS IN THE NETWORK NPA-NXX-X DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Service Provider Id	0001
2	NPA-NXX-X Id	2853
3	NPA-NXX-X Value	303-123-6
4	Creation TimeStamp	19980101155555
5	Effective TimeStamp	19980105000000
6	Modified TimeStamp	19980105001111
7	Download Reason	0

Table E–5 -- Explanation of the Fields in the Network NPA-NXX-X Download File

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Download File Examples

Block Download File

The following table describes each field of the sample Block download file. This download file example contains data for three Blocks, with three lines for each Block. Each Block is one record in the file, pipe delimited, with a carriage return(CR) between each Block. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

Table E-6 describes the entries for Block 1: The “Value in Example” column directly correlates to the values for Block 1 in the download file example, as seen in Figure E-6.

Blocks in the download file are selected by a combination of NPA-NXX-X begin and end, as well as TIME begin and end range. The TIME Range is keyed off the Broadcast Timestamp. The file name for the Block download file will be in the format:

NPANXXX-NPANXXX.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS

The NPANXXX-NPANXXX values map to the NPA-NXX-X selection criteria, the first stamp maps to the current time (when the file is generated), the second time stamp maps to the begin time range, and the third time stamp maps to the end time range. All three time stamps are represented in GMT.

The Block file given in the example would be named:

3031235-3031252.17-09-1996153344.11-07-1996091222.17-09-1996153344

The file contents for the Block download file will be specific for the following indicators, based on the system type (SOA or LSMS) that is requesting the BDD File. If support is TRUE, it will include pipes with the supplied value or blank (if no value was specified). If support is FALSE, it will NOT contain empty pipes as placeholders::

1.	SOA supports SV Type
2.	SOA supports Optional parameters
3.	LSMS supports SV Type
4.	LSMS supports Optional parameters

The file contents for the Block download file will always contain pipes for the following indicators, based on the system type (SOA or LSMS) that is requesting the BDD File. If support is TRUE, it will include the supplied value or blank (if no value was specified). If support is FALSE, it will always contain empty pipes as placeholders:

1.	SOA supports WSMSC
2.	LSMS supports WSMSC

The files available for LSMS compares will be defined as one or more NPA-NXX-Xs per file.

1|3031231|1234567890|0001|19960916152337|123123123|123|123123123|
123|123123123|123|123123123|123|||0|||||||||(CR) (end of Block 1)
2|3031241|1234567891|0001|19960825011010|123123123|123|123123123|
123|123123123|123|123123123|123|||0|||||||||(CR) (end of Block 2)
3|3031251|1234567892|0001|19960713104923|123123123|123|123123123|
123|123123123|123|123123123|123|||0|||||||||(CR) (end of Block 3)

Figure E–6 -- Block Download File Example

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Download File Examples

EXPLANATION OF THE FIELDS IN THE BLOCK DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Block Id	1
2	NPA-NXX-X	3031231
3	LRN	1234567890
4	New Current Service Provider Id	0001
5	Activation Timestamp	19960916152337 (yyyymmddhhmmss)
6	CLASS DPC	123123123 (This value is 3 octets)
7	CLASS SSN	123 (This value is 1 octet and usually set to 000)
8	LIDB DPC	123123123 (This value is 3 octets)
9	LIDB SSN	123 (This value is 1 octet and usually set to 000)
10	ISVM DPC	123123123 (This value is 3 octets)
11	ISVM SSN	123 (This value is 1 octet and usually set to 000)
12	CNAM DPC	123123123 (This value is 3 octets)
13	CNAM SSN	123 (This value is 1 octet and usually set to 000)
14	WSMSC DPC	123123123 (This value is 3 octets)
15	WSMSC SSN	123 (This value is 1 octet and usually set to 000)
16	Download Reason	0
17	SV Type	Not present if LSMS or SOA does not support the SV Type as shown in this example. If it were present the value would be as defined in the NPB Data Model.

Optional Data parameters (e.g., Alternative SPID, Alt-Billing ID, SMS URI) within the Optional Data Field are included/excluded based on a combination of the region’s support for a specific parameter AND the requesting Service Provider’s NPAC Customer profile settings at the time of BDD file generation.

The order of the included parameters is based on the latest version of the LNP XML schema that is available on the NPAC website (www.npac.com, under the software releases section).

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Download File Examples

EXPLANATION OF THE FIELDS IN THE BLOCK DOWNLOAD FILE
Field Number	Field Name	Value in Example

Table E–6 -- Explanation of the Fields in the Block Download File

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Download File Examples

Notifications Download File

The Notification download file contains records for notifications as they are defined in the IIS. Each record contains required and optional attributes and data is logged at the time of notification generation based on the reason the notification was generated as well as NPAC Customer profile settings. The inclusion of TN/TN Range/NPA-NXX-X in respective notifications is not dependent on the NPAC Customer settings for Subscription Version TN Attribute Flag and Number Pool Block NPA-NXX-X Attribute Flag indicators.

The Notifications download file example (Figure E- 8 – Notification Download File Example, below) contains two records in the file, individual fields are pipe delimited, with a carriage return (CR) after each Notification record. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table E-7 directly correlates to the values for the hypothetical Notification in the download file example, as seen in Figure E-8.

The file name for the Notifications download file will be in the format:

Notifications.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS.DD-MM-YYYYHHMMSS (The Notifications portion is the literal string “ Notifications”.)

The first timestamp in the filename is the time the download begins. The second and third timestamps are the beginning and ending time ranges respectively.

The Notifications file given in the example would be named:

Notifications.15-10-2004081122.12-10-2004080000.13-10-2004133022

The file contents for the Notifications download file will be specific for the following indicators, based on the system type (SOA or LSMS) that is requesting the BDD File. If support is TRUE, it will include pipes with the supplied value or blank (if no value was specified). If support is FALSE, it will NOT contain empty pipes as placeholders::

1.	SOA supports SV Type
2.	SOA supports Optional Data attributes and associated parameters

In the download file each notification can be identified by the combination of the Notification ID and Object ID fields. LNP specific notifications are defined with a unique Notification ID in the GDMO however some notifications sent across the interface are CMIP primitives and do not have unique Notification IDs. In order to uniquely identify these notifications in the download file, the original CMIP primitive Notification ID has been augmented with a 1000-series number to create a unique Notification ID/Object ID combination. For example, the subscriptionVersionNPAC-ObjectCreation notification is a CMIP primitive notification that uses a Notification ID of (6) and Object ID of (21) across the interface. At the same time the LNP specific notification, subscriptionVersionDonorSP-CustomerDisconnectDate as defined in the GDMO uses the same Notification ID and Object ID. In order to uniquely identify the subscriptionVersionNPAC-ObjectCreation notification for the download file we have augmented the Notification ID to a 1000-series number of, (1006). The Object ID remains the same (21). The affected notifications are:

1.	SubscriptionVersionNPAC-ObjectCreation (Notification ID 1006, Object ID 21)

2.	SubscriptionVersionNPAC-attributeValueChange (Notification ID 1001, Object ID 21)

3.	SubscriptionAudit-objectCreation (Notification ID 1006, Object ID 19)

4.	Subscription Audit-objectDeletion (Notification ID 1007, Object ID 19)

5.	NumberPoolBlock-objectCreation (Notification ID 1006, Object ID 30)

6.	NumberPoolBlock-attributeValueChange (Notification ID 1001, Object ID 30)

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Download File Examples

Data for the following attributes are included if the attribute is supported at the time of BDD file generation. If the Service Provider supports that attribute at the time of BDD file generation the attribute is included with values. If the Service Provider does not support that attribute at the time of BDD file generation the attribute is not included (no empty pipe placeholder).

1.	WSMSC DPC
2.	WSMSC SSN
3.	SV Type
4.	Optional Data (with applicable parameters within this attribute)

19960101155555|1111|0|1|18|||1|0|1|1234|303123|20040915000000|0|20040831173545(CR) (Notification 1)
19960101155555|1111|0|1|18|||1|0|1|1235|303242|20040915000000|0|20040831173549(CR) (Notification 2)

Figure E–7 - Notification Download File

The format for each potential notification type is provided in the following table.

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
SOA Notifications
subscriptionVersionCancellationAcknowledgeRequest
1	Creation TimeStamp	The time the notification was created. For example: 19960101155555
2	Service Provider ID	1003
3	System Type (SOA=0, LSMS=1)	0
4	Notification ID	4
5	Object ID	21
6	Version TN	3031231000
7	Version ID	1234567899
subscriptionVersionRangeCancellationAcknowledgeRequest (* if a consecutive list)

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	18
5	Object ID	14
6	Range Type Format (consecutive list=1, non-consecutive list =2)	1
7	Starting Version TN	3031231000
8	Ending Version TN	3031232000
9	Starting Version ID	1200000001
10	Ending Version ID	1200001002
subscriptionVersionRangeCancellationAcknowledgeRequest (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	18
5	Object ID	14
6	Range Type Format	2
7	Starting Version TN	3031231000
8	Ending Version TN	3031231009
9	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 10).
10	Version ID	1230000001

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
11	Version ID	1230000004
12	Version ID	1230000006
13	. . . Version ID “n”	1230000009
subscriptionVersionDonorSP-CustomerDisconnectDate
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	6
5	Object ID	21
6	Customer Disconnect Date	20050530230000
7	Effective Release Date	20050530230000
8	Version TN	3031231000
9	Version ID	1234567899
subscriptionVersionRangeDonorSP-CustomerDisconnectDate (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	17
5	Object ID	14
6	Customer Disconnect Date	20050530230000
7	Effective Release Date	20050530230000
8	Range Type Format	1

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
9	Starting Version TN	3032201000
10	Ending Version TN	3032201009
11	Starting Version ID	1234000000
12	Ending Version ID	1234000008
subscriptionVersionRangeDonorSP-CustomerDisconnectDate (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	17
5	Object ID	14
6	Customer Disconnect Date	20050530230000
7	Effective Release Date	20050530230000
8	Range Type Format	2
9	Starting Version TN	1232201000
10	Ending Version TN	1232201010
11	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 11).
12	Version ID	1234000099
13	Version ID	1234000103
14	… Version ID “n”	1234000119
subscriptionVersionNewSP-CreateRequest
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
3	System Type	0
4	Notification ID	9
5	Object ID	21
6	Old Service Provider ID	1003
7	Old Service Provider Due Date	20050530230000
8	Old Service Provider Authorization	0
9	Old Service Provider Authorization Time Stamp	20050520125032
10	Subscription Status Change Cause Code	50
11	Subscription Timer Type	0
12	Subscription Business Type	1
13	Version TN	1232201999
14	Version ID	1234000099
subscriptionVersionRangeNewSP-CreateRequest (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	19
5	Object ID	14
6	Old Service Provider ID	0002
7	Old Service Provider Due Date	20050530230000
8	Old Service Provider Authorization	0

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
9	Service Provider Authorization Time Stamp	20050520123045
10	Subscription Status Change Cause Code	50
11	Subscription Timer Type	0
12	Subscription Business Type	1
13	Range Type Format	1
14	Starting Version TN	3032201999
15	Ending Version TN	3032202012
16	Starting Version ID	1234000000
17	Ending Version ID	1234000013
subscriptionVersionRangeNewSP-CreateRequest (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	19
5	Object ID	14
6	Old Service Provider ID	0234
7	Old Service Provider Due Date	20050530230000
8	Old Service Provider Authorization	0
9	Service Provider Authorization Time Stamp	200505220231632
10	Subscription Status Change Cause Code	50

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
11	Subscription Timer Type	0
12	Subscription Business Type	1
13	Range Type Format	2
14	Starting Version TN	3033301600
15	Ending Version TN	3033301699
16	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 100).
17	Version ID	2340000000
18	Version ID	2340000016
19	… Version ID “n”	2340000023
subscriptionVersionOldSP-ConcurrenceRequest
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	10
5	Object ID	21
6	New Current Service Provider ID	2003
7	Service Provider Due Date	20050530230000
8	New Service Provider Creation Time Stamp	20050518231625
9	Subscription Timer Type	0
10	Subscription Business Type	1
11	Version TN	3033301000

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EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
12	Version ID	1234560000
subscriptionVersionRangeOldSP-ConcurrenceRequest (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	20
5	Object ID	14
6	New Current Service Provider ID	2003
7	Service Provider Due Date	20050530230000
8	New Service Provider Creation Time Stamp	20050518231625
9	Subscription Timer Type	0
10	Subscription Business Type	1
11	Range Type Format	1
12	Starting Version TN	3033301000
13	Ending Version TN	3033301009
14	Starting Version ID	1000000001
15	Ending Version ID	1000000010
subscriptionVersionRangeOldSP-ConcurrenceRequest (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	20

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
5	Object ID	14
6	New Current Service Provider ID	2003
7	Service Provider Due Date	20050530230000
8	New Service Provider Creation Time Stamp	20050518231625
9	Subscription Timer Type	0
10	Subscription Business Type	1
11	Range Type Format	2
12	Starting Version TN	3033300000
13	Ending Version TN	3033300099
14	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 100).
15	Version ID	1000000001
16	Version ID	1000000009
17	… Version ID “n”	1000001011
subscriptionVersionStatusAttributeValueChange
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	11
5	Object ID	21
6	Subscription Version Status	1
7	Subscription Version Status Change Cause Code	0

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
8	Version TN	3033301290
9	Version ID	1234500009
10	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 3). Note: If there aren’t any Service Providers on the Failed list then the last field will be the VersionID.
11	(failed list) Service Provider ID – Service Provider Name	2003-TelCo
12	(failed list) Service Provider ID – Service Provider Name	2910-Tel S
13	…	1034-Tel M
subscriptionVersionRangeStatusAttributeValueChange (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1001
3	System Type	0
4	Notification ID	14
5	Object ID	14
6	Subscription Version Status	1
7	Subscription Version Status Change Cause Code	0
8	Range Type Format	1
9	Starting Version TN	3034401000
10	Ending Version TN	3034401001
11	Starting Version ID	4420000097
12	Ending Version ID	4420000098

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
13	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 2). Note: If there aren’t any Service Providers on the Failed list then the last field will be the Ending VersionID.
14	(failed list) Service Provider ID – Service Provider Name	2003-TelCo
15	(failed list) Service Provider ID – Service Provider Name	2910-Tel S
subscriptionVersionRangeStatusAttributeValueChange (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1001
3	System Type	0
4	Notification ID	14
5	Object ID	14
6	Subscription Version Status	1
7	Subscription Version Status Change Cause Code	0
8	Range Type Format	2
9	Starting Version TN	3034401012
10	Ending Version TN	3034401019
11	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 8).
12	Version ID	1000050090
13	Version ID	1000050096
14	Version ID	1000050099

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
15	… Version ID “n”	1000005100
16	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 3). Note: If there aren’t any Service Providers on the Failed list then the last field will be the VersionID “n”.
17	(failed list) Service Provider ID – Service Provider Name	2003-TelCo
18	(failed list) Service Provider ID – Service Provider Name	2910-Tel S
19	…	1034-Tel M
subscriptionVersionNPAC-ObjectCreation
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1001
3	System Type	0
4	Notification ID	1006
5	Object ID	21
6	New Service Provider Creation Time Stamp	20050518231625
7	New Service Provider Due Date	20050530230000
8	Old Service Provider Authorization Time Stamp
9	Old Service Provider Due Date
10	Old Service Provider Authorization
11	New Current Service Provider ID	1001
12	Old Service Provider ID	1003

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Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
13	Conflict Time Stamp
14	Status Change Cause Code
15	Subscription Version Status	1
16	Timer Type

0

This attribute (pipes) is included if the Service Provider supports both Timer Type and Notification BDD Timer Type Business Hour attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

17	Business Hours

0

This attribute (pipes) is included if the Service Provider supports both Business Hours and Notification BDD Timer Type Business Hour attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

18	New SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Data Model. The value that will be included in the Object Creation Notification is based on the SP that first sent up the request.

19	Old SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Data Model. The value that will be included in the Object Creation Notification is based on the SP that first sent up the request.

20	Version TN	3034401000
21	Version ID	1239999909
subscriptionVersionRangeObjectCreation (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-25	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	16
5	Object ID	14
6	New Service Provider Creation Time Stamp	20050518231625
7	New Service Provider Due Date	20050530230000
8	Old Service Provider Authorization Time Stamp
9	Old Service Provider Due Date
10	Old Service Provider Authorization
11	New Current Service Provider ID	0001
12	Old Service Provider ID	1003
13	Conflict Time Stamp
14	Status Change Cause Code
15	Subscription Version Status	1
16	Timer Type

0

This attribute (pipes) is included if the Service Provider supports both Timer Type and Notification BDD Timer Type Business Hour attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

17	Business Hours

0

This attribute (pipes) is included if the Service Provider supports both Business Hours and Notification BDD Timer Type Business Hour attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-26	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
18	New SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Data Model. The value that will be included in the Object Creation Notification is based on the SP that first sent up the request.

19	Old SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Data Model. The value that will be included in the Object Creation Notification is based on the SP that first sent up the request.

20	Range Type Format	1
21	Starting Version TN	3034401000
22	Ending Version TN	3034402000
23	Starting Version ID	1234500001
24	Ending Version ID	1234501002
subscriptionVersionRangeObjectCreation (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	16
5	Object ID	14
6	New Service Provider Creation Time Stamp	20050518231625
7	New Service Provider Due Date	20050530230000

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-27	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
8	Old Service Provider Authorization Time Stamp
9	Old Service Provider Due Date
10	Old Service Provider Authorization
11	New Current Service Provider	0001
12	Old Service Provider ID	1003
13	Conflict Time Stamp
14	Status Change Cause Code
15	Subscription Version Status	1
16	Timer Type

0

This attribute (pipes) is included if the Service Provider supports both Timer Type and Notification BDD Timer Type Business Hour attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

17	Business Hours

0

This attribute (pipes) is included if the Service Provider supports both Business Hours and Notification BDD Timer Type Business Hour attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

18	New SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Data Model. The value that will be included in the Object Creation Notification is based on the SP that first sent up the request.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-28	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
19	Old SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Data Model. The value that will be included in the Object Creation Notification is based on the SP that first sent up the request.

20	Range Type Format	2
21	Starting Version TN	3034401000
22	Ending Version TN	3034401097
23	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 98).
24	Version ID	2050505050
25	Version ID	2050505059
26	… Version ID “n”	2050507019
subscriptionVersionNPAC-attributeValueChange
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	1001
5	Object ID	21
6	New Service Provider Creation Time Stamp	20050518231625
7	New Service Provider Due Date	20050530230000
8	Old Service Provider Authorization Time Stamp

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-29	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
9	Old Service Provider Due Date
10	Old Service Provider Authorization
11	Conflict Time Stamp
12	Timer Type

This attribute (pipes) is included if the Service Provider supports both Medium Timers and Timer Type attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

13	Business Hours

This attribute (pipes) is included if the Service Provider supports both Medium Timers and Business Hours attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

14	New SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Requirements and Data Model.

15	Old SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Requirements and Data Model.

Fields 16 through 30 are included/excluded based on S-3.00C notification priority setting at the time of BDD file generation.
16	LRN	1234567890
17	CLASS DPC	123123123 (This value is 3 octets)
18	CLASS SSN	123 (This value is 1 octet and usually set to 000)
19	LIDB DPC	123123123 (This value is 3 octets)
20	LIDB SSN	123 (This value is 1 octet and usually set to 000)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-30	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
21	CNAM DPC	123123123 (This value is 3 octets)
22	CNAM SSN	123 (This value is 1 octet and usually set to 000)
23	ISVM DPC	123123123 (This value is 3 octets)
24	ISVM SSN	123 (This value is 1 octet and usually set to 000)
25	WSMSC DPC	Not present if LSMS or SOA does not support the WSMSC DPC as shown in this example. If it were present the value would be in the same format as other DPC data.
26	WSMSC SSN	Not present if LSMS or SOA does not support the WSMSC SSN as shown in this example. If it were present the value would be in the same format as other SSN data.
27	Billing Id	0001
28	End User Location Value	123456789012
29	End User Location Type	12
30	SV Type	Not present if LSMS or SOA does not support the SV Type as shown in this example. If it were present the value would be as defined in the SV Data Model.
31	Version TN	3034401000
32	Version ID	1234567890

Optional Data parameters (e.g., Alternative SPID, Alt-Billing ID, SMS URI) within the Optional Data Field are included/excluded based on a combination of the region’s support for a specific parameter AND the requesting Service Provider’s NPAC Customer profile settings at the time of BDD file generation.

The order of the included parameters is based on the latest version of the applicable LNP XML schema that is available on the NPAC website (www.npac.com, under the software releases section).

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-31	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
subscriptionVersionRangeAttributeValueChange (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	15
5	Object ID	14
6	New Service Provider Creation Time Stamp	20050518231625
7	New Service Provider Due Date	20050530230000
8	Old Service Provider Authorization Time Stamp
9	Old Service Provider Due Date
10	Old Service Provider Authorization
11	Conflict Time Stamp
12	Timer Type

0

This attribute (pipes) is included if the Service Provider supports both Medium Timers and Timer Type attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

13	Business Hours

0

This attribute (pipes) is included if the Service Provider supports both Medium Timers and Business Hours attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-32	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
14	New SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Requirements and Data Model.

15	Old SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Requirements and Data Model.

Fields 16 through 30 are included/excluded based on S-3.00C notification priority setting at the time of BDD file generation.
16	LRN	1234567890
17	CLASS DPC	123123123 (This value is 3 octets)
18	CLASS SSN	123 (This value is 1 octet and usually set to 000)
19	LIDB DPC	123123123 (This value is 3 octets)
20	LIDB SSN	123 (This value is 1 octet and usually set to 000)
21	CNAM DPC	123123123 (This value is 3 octets)
22	CNAM SSN	123 (This value is 1 octet and usually set to 000)
23	ISVM DPC	123123123 (This value is 3 octets)
24	ISVM SSN	123 (This value is 1 octet and usually set to 000)
25	WSMSC DPC	Not present if LSMS or SOA does not support the WSMSC DPC as shown in this example. If it were present the value would be in the same format as other DPC data.
26	WSMSC SSN	Not present if LSMS or SOA does not support the WSMSC SSN as shown in this example. If it were present the value would be in the same format as other SSN data.
27	Billing Id	0001

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-33	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
28	End User Location Value	123456789012
29	End User Location Type	12
30	SV Type	Not present if LSMS or SOA does not support the SV Type as shown in this example. If it were present the value would be as defined in the SV Data Model.
31	Range Type Format	1
32	Starting Version TN	3034401000
33	Ending Version TN	3034401009
34	Starting Version ID	1000000000
35	Ending Version ID	1000000009

Optional Data parameters (e.g., Alternative SPID, Alt-Billing ID, SMS URI) within the Optional Data Field are included/excluded based on a combination of the region’s support for a specific parameter AND the requesting Service Provider’s NPAC Customer profile settings at the time of BDD file generation.

The order of the included parameters is based on the latest version of the applicable LNP XML schema that is available on the NPAC website (www.npac.com, under the software releases section).

subscriptionVersionRangeAttributeValueChange (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-34	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
4	Notification ID	15
5	Object ID	14
6	New Service Provider Creation Time Stamp	20050518231625
7	New Service Provider Due Date	20050530230000
8	Old Service Provider Authorization Time Stamp
9	Old Service Provider Due Date
10	Old Service Provider Authorization
11	Conflict Time Stamp
12	Timer Type

0

This attribute (pipes) is included if the Service Provider supports both Medium Timers and Timer Type attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

13	Business Hours

0

This attribute (pipes) is included if the Service Provider supports both Medium Timers and Business Hours attributes at the time of notification BDD generation. If the Service Provider does not support, the pipes are not included in the notification BDD.

14	New SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Requirements and Data Model.

15	Old SP Medium Timer Indicator

0

Not present if SOA does not support the Medium Timers Support Indicator at the time of notification BDD generation as shown in this example. If it were present the value would be as defined in the SV Requirements and Data Model.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-35	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
	Fields 16 through 30 are included/excluded based on S-3.00C notification priority setting at the time of BDD file generation.
16	LRN	1234567890
17	CLASS DPC	123123123 (This value is 3 octets)
18	CLASS SSN	123 (This value is 1 octet and usually set to 000)
19	LIDB DPC	123123123 (This value is 3 octets)
20	LIDB SSN	123 (This value is 1 octet and usually set to 000)
21	CNAM DPC	123123123 (This value is 3 octets)
22	CNAM SSN	123 (This value is 1 octet and usually set to 000)
23	ISVM DPC	123123123 (This value is 3 octets)
24	ISVM SSN	123 (This value is 1 octet and usually set to 000)
25	WSMSC DPC	Not present if LSMS or SOA does not support the WSMSC DPC as shown in this example. If it were present the value would be in the same format as other DPC data.
26	WSMSC SSN	Not present if LSMS or SOA does not support the WSMSC SSN as shown in this example. If it were present the value would be in the same format as other SSN data.
27	Billing Id	0001
28	End User Location Value	123456789012
29	End User Location Type	12
30	SV Type	Not present if LSMS or SOA does not support the SV Type as shown in this example. If it were present the value would be as defined in the SV Data Model.
31	Range Type Format	2
32	Starting Version TN	3034401000
33	Ending Version TN	3034401009

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-36	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
34	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 10).
35	Version ID	1000000000
36	Version ID	1000000013
37	… Version ID “n”	1000000016

Optional Data parameters (e.g., Alternative SPID, Alt-Billing ID, SMS URI) within the Optional Data Field are included/excluded based on a combination of the region’s support for a specific parameter AND the requesting Service Provider’s NPAC Customer profile settings at the time of BDD file generation.

The order of the included parameters is based on the latest version of the applicable LNP XML schema that is available on the NPAC website (www.npac.com, under the software releases section).

subscriptionAudit-DiscrepancyRpt
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	2
5	Object ID	19
6	Service Provider ID	0001
7	Audit Failure Reason	2
8	Audit Discrepancy TN	3034401212

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-37	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
9	Version ID	1000000009
subscriptionAuditResults
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	3
5	Object ID	19
6	Audit Results Status	2
7	Number of Discrepancies	1
8	Time of Completion	20050521121419
9	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 3) Note: If there aren’t any Service Providers on the Failed list then the last field will be Time of Completion.
10	Failed Service Provider ID – Failed Service Provider Name	2091-TelX
11	Failed Service Provider ID – Failed Service Provider Name	3124-TelN
12	Failed Service Provider ID – Failed Service Provider Name . . .	3092-TelY
subscriptionAudit-objectCreation
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	1006

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-38	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
5	Object ID	19
6	Audit ID	5303
subscription Audit-objectDeletion
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	1007
5	Object ID	19
6	Audit ID	5049
lnpNPAC-SMS-Operational-Information
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	1
5	Object ID	12
6	Maintenance Start Time	20050530020000
7	Maintenance End Time	20050530060000
8	NPAC Contact Number	8883321000
9	Additional Downtime Information	(graphic string 255)
subscriptionVersionNewNPA-NXX
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-39	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
3	System Type	0
4	Notification ID	8
5	Object ID	(21/12) * If this notification is generated by a subscription, then object ID= 21. If this notification is generated by a number pool block, then object ID=12.
6	NPA-NXX ID	2853
7	NPA-NXX	303440
8	NPA-NXX Effective Time Stamp	19960101155555
9	Service Provider ID	1003
subscriptionVersionOldSPFinalConcurrenceWindowExpiration
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	12
5	Object ID	21
6	Subscription Timer Type	0
7	Subscription Business Type	1
8	Version TN	3034401000
9	Version ID	1234567890
subscriptionVersionRangeOldSPFinalConcurrenceWindowExpiration (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-40	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
3	System Type	0
4	Notification ID	21
5	Object ID	14
6	Subscription Timer Type	0
7	Subscription Business Type	1
8	Range Type Format	1
9	Starting Version TN	3034401000
10	Ending Version TN	3034401009
11	Starting Version ID	1234567000
12	Ending Version ID	1234567010
subscriptionVersionRangeOldSPFinalConcurrenceWindowExpiration (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	21
5	Object ID	14
6	Subscription Timer Type	0
7	Subscription Business Type	1
8	Range Type Format	2
9	Starting Version TN	3034401000
10	Ending Version TN	3034401009
11	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 10).

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-41	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
12	Version ID	1230000000
13	Version ID	1230000012
14	Version ID	1230000019
15	… Version ID “n”	1230000024
numberPoolBlock-objectCreation
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	1006
5	Object ID	30
6	Number Pool Block Creation Time Stamp	20050501122000
7	Number Pool Block ID	4421
8	Number Pool Block NPA-NXX-X	3033005
9	Block Holder SPID	0001
10	SOA Origination	1
11	LRN	7193000000
12	CLASS DPC	123123123 (This value is 3 octets)
13	CLASS SSN	123 (This value is 1 octet and usually set to 000)
14	LIDB DPC	123123123 (This value is 3 octets)
15	LIDB SSN	123 (This value is 1 octet and usually set to 000)
16	CNAM DPC	123123123 (This value is 3 octets)
17	CNAM SSN	123 (This value is 1 octet and usually set to 000)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-42	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
18	ISVM DPC	123123123 (This value is 3 octets)
19	ISVM SSN	123 (This value is 1 octet and usually set to 000)
20	WSMSC DPC	123123123 (This value is 3 octets)
21	WSMSC SSN	123 (This value is 1 octet and usually set to 000)
22	Number Pool Block Status	1
23	SV Type

0

This attribute (pipes) is included if the Service Provider supports SV Type at the time of notification BDD generation. If the Service Provider does not support SV Type at the time of notification, the pipes are not included in the notification BDD.

Data for this attribute is included if the attribute was included in the original notification which depends on whether or not the Service Provider supported SV Type at the time of notification generation.

Optional Data parameters (e.g., Alternative SPID, Alt-Billing ID, SMS URI) within the Optional Data Field are included/excluded based on a combination of the region’s support for a specific parameter AND the requesting Service Provider’s NPAC Customer profile settings at the time of BDD file generation.

The order of the included parameters is based on the latest version of the applicable LNP XML schema that is available on the NPAC website (www.npac.com, under the software releases section).

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-43	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
numberPoolBlock-attributeValueChange
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	1001
5	Object ID	30
6	Number Pool Block ID	1290
7	Number Pool Block NPA-NXX-X	3033006
8	SOA Origination	1
9	LRN	7193000000
10	CLASS DPC	123123123 (This value is 3 octets)
11	CLASS SSN	123 (This value is 1 octet and usually set to 000)
12	LIDB DPC	123123123 (This value is 3 octets)
13	LIDB SSN	123 (This value is 1 octet and usually set to 000)
14	CNAM DPC	123123123 (This value is 3 octets)
15	CNAM SSN	123 (This value is 1 octet and usually set to 000)
16	ISVM DPC	123123123 (This value is 3 octets)
17	ISVM SSN	123 (This value is 1 octet and usually set to 000)
18	WSMSC DPC	123123123 (This value is 3 octets)
19	WSMSC SSN	123 (This value is 1 octet and usually set to 000)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-44	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
20	SV Type

0

This attribute (pipes) is included if the Service Provider supports SV Type at the time of notification BDD generation. If the Service Provider does not support SV Type at the time of notification, the pipes are not included in the notification BDD.

Data for this attribute is included if the attribute was included in the original notification which depends on whether or not the Service Provider supported SV Type at the time of notification generation.

Optional Data parameters (e.g., Alternative SPID, Alt-Billing ID, SMS URI) within the Optional Data Field are included/excluded based on a combination of the region’s support for a specific parameter AND the requesting Service Provider’s NPAC Customer profile settings at the time of BDD file generation.

The order of the included parameters is based on the latest version of the applicable LNP XML schema that is available on the NPAC website (www.npac.com, under the software releases section).

numberPoolBlockStatusAttributeValueChange
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	13

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-45	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
5	Object ID	30
6	Number Pool Block ID	3240
7	Number Pool Block NPA-NXX-X	3033006
8	Block Status	4
9	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 3). Note: If there aren’t any Service Providers on the Failed list then the last field will be the Block Status.
10	(failed list) Service Provider ID – Service Provider Name	2003-TelCo
11	(failed list) Service Provider ID – Service Provider Name	2910-Tel S
12	…	1034-Tel M
subscriptionVersionNewSP-FinalCreateWindowExpiration
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	0
4	Notification ID	23
5	Object ID	21
6	New Current Service Provider ID	1234
7	Old Service Provider ID	2001
8	Old Service Provider Due Date	20050530230000
9	Old SP Authorization	0
10	Old SP Authorization Time Stamp	20050520125032

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-46	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
11	Status Change Cause Code	50
12	Subscription Timer Type	0
13	Subscription Business Type	1
14	Version TN	1232201999
15	Version ID	1234567890
subscriptionVersionRangeNewSP-FinalCreateWindow (* if a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	22
5	Object ID	14
6	New Current Service Provider ID	1234
7	Old Service Provider ID	2001
8	Old Service Provider Due Date	20050530230000
9	Old Service Provider Authorization	0
10	Old Service Provider Authorization Time Stamp	20050520123045
11	Status Change Cause Code	50
12	Subscription Timer Type	0
13	Subscription Business Type	1
14	Range Type Format	1
15	Starting Version TN	3034401000
16	Ending Version TN	3034401009

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-47	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
17	Starting Version ID	1234567000
18	Ending Version ID	1234567010
subscriptionVersionRangeNewSP-FinalCreateWindowExpiration (* if not a consecutive list)
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	0
4	Notification ID	22
5	Object ID	14
6	New Current Service Provider ID	1234
7	Old Service Provider ID	2001
8	Old Service Provider Due Date	20050530230000
9	Old Service Provider Authorization	0
10	Old Service Provider Authorization TimeStamp	20050530231632
11	Status Change Cause Code	50
12	Subscription Timer Type	0
13	Subscription Business Type	1
14	Range Type Format	2
15	Starting Version TN	3034401000
16	Ending Version TN	3034401009
17	Variable Field Length	Indicates the number of dynamic values for the following field (e.g. 10).
18	Version ID	2340000000

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-48	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
19	Version ID	2340000016
20	… Version ID “n”	2340000023
LSMS Notifications
lnpNPAC-SMS-Operational-Information
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	0001
3	System Type	1
4	Notification ID	1
5	Object ID	12
6	Maintenance Start Time	20050530020000
7	Maintenance End Time	20050530060000
8	NPAC Contact Number	8883321000
9	Additional Download Time Information	(graphic string 255)
subscriptionVersionNewNPA-NXX
1	Creation TimeStamp	For example: 19960101155555
2	Service Provider ID	1003
3	System Type	1
4	Notification ID	8
5	Object ID	(21/12) (If this notification is generated by a subscription version, then Object ID=21. If this notification is generated by a pooled block, then Object ID=12.
6	NPA-NXX ID	1239
7	NPA-NXX	303400

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-49	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

EXPLANATION OF THE POTENTIAL NOTIFICATION FIELDS IN THE NOTIFICATIONS DOWNLOAD FILE
Notification
Field Number	Field Name	Sample Value
8	NPA-NXX Effective Time Stamp	050501120019
9	Service Provider ID	0001

Table E–7 -- Explanation of the Fields in the Notification Download File

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-50	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

SIC-SMURF NPA-NXX Download File

The SIC-SMURF NPA-NXX download file is used as input to the SPID migration update process in the NPAC SMS and all SOAs/LSMSs, to convert NPA-NXX data from the Old SPID to the New SPID. This file contains individual fields that are pipe delimited, with a carriage return (      ) after each SIC-SMURF NPA-NXX record.

The file name for the SIC-SMURF NPA-NXX download file will be in the format:

SIC-SMURF-NPANXX.OldSPID.NewSPID.DD-MM-YYYYHHMMSS (The SIC-SMURF-NPANXX portion is the literal string “SIC-SMURF-NPANXX”. The OldSPID is the four digit ID of the Old Service Provider. The NewSPID is the four digit ID of the New Service Provider.)

The SIC-SMURF NPA-NXX file given in the example would be named:

SIC-SMURF-NPANXX.0001.0002.25-12-1996081122

EXPLANATION OF THE FIELDS IN THE SIC-SMURF NPA-NXX DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Old Service Provider Id	0001
2	New Service Provider Id	0002
3	NPA-NXX Value	312382

Table E–8 -- Explanation of the Fields in the NPA-NXX SMURF File

   Example File:

0001|0002|312382(CR)	(end of NPA-NXX 1)

0001|0002|312383(CR)	(end of NPA-NXX 2)

0001|0002|312386(CR)	(end of NPA-NXX 3)

0001|0002|312382(CR)	(end of NPA-NXX 4)

0001|0002|312392(CR)	(end of NPA-NXX 5)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-51	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

SIC-SMURF LRN Download File

The SIC-SMURF LRN download file is used as input to the SPID migration update process in the NPAC SMS and all SOAs/LSMSs, to convert LRN, Block (SOA/LSMS optional), Subscription Version, and scheduled event for Block (NPAC only) data from the Old SPID to the New SPID. This file contains individual fields that are pipe delimited, with a carriage return (    ) after each SIC-SMURF LRN record.

The file name for the SIC-SMURF LRN download file will be in the format:

SIC-SMURF-LRN.OldSPID.NewSPID.DD-MM-YYYYHHMMSS (The SIC-SMURF-LRN portion is the literal string “SIC-SMURF-LRN”. The OldSPID is the four digit ID of the Old Service Provider. The NewSPID is the four digit ID of the New Service Provider.)

The SIC-SMURF-LRN file given in the example would be named:

SIC-SMURF-LRN.0001.0002.25-12-1996081122

EXPLANATION OF THE FIELDS IN THE SIC-SMURF LRN DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Old Service Provider Id	0001
2	New Service Provider Id	0002
3	LRN Value	3123820000

Table E–9 -- Explanation of the Fields in the LRN SMURF File

   Example File:

0001|0002|3123820000 (CR)	(end of LRN 1)

0001|0002|3123830000 (CR)	(end of LRN 2)

0001|0002|3123860000 (CR)	(end of LRN 3)

0001|0002|3123820000 (CR)	(end of LRN 4)

0001|0002|3123920000 (CR)	(end of LRN 5)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-52	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Download File Examples

SIC-SMURF NPA-NXX-X Download File

The SIC-SMURF NPA-NXX-X download file is used as input to the SPID migration update process in the NPAC SMS and all SOAs/LSMSs, to convert NPA-NXX-X data (SOA/LSMS optional) from the Old SPID to the New SPID. This file contains individual fields that are pipe delimited, with a carriage return (    ) after each SIC-SMURF NPA-NXX-X record.

The file name for the SIC-SMURF NPA-NXX-X download file will be in the format:

SIC-SMURF-NPANXXX.OldSPID.NewSPID.DD-MM-YYYYHHMMSS (The SIC-SMURF-NPANXXX portion is the literal string “SIC-SMURF-NPANXXX”. The OldSPID is the four digit ID of the Old Service Provider. The NewSPID is the four digit ID of the New Service Provider.)

The SIC-SMURF-NPA-NXX-X file given in the example would be named:

SIC-SMURF-NPANXXX.0001.0002.25-12-1996081122

EXPLANATION OF THE FIELDS IN THE SIC-SMURF NPA-NXX-X DOWNLOAD FILE
Field Number	Field Name	Value in Example
1	Old Service Provider Id	0001
2	New Service Provider Id	0002
3	NPA-NXX-X Value	3123820

Table E–10 -- Explanation of the Fields in the NPA-NXX-X SMURF File

   Example File:

0001|0002|3123820(CR)	(end of NPA-NXX-X 1)

0001|0002|3123824(CR)	(end of NPA-NXX-X 2)

0001|0002|3123862(CR)	(end of NPA-NXX-X 3)

0001|0002|3123868(CR)	(end of NPA-NXX-X 4)

0001|0002|3123928(CR)	(end of NPA-NXX-X 5)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	E-53	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Midwest Region Number Pooling

Appendix F. Midwest Region

Number Pooling

This section, Appendix F: Midwest Region Number Pooling is deleted in version 3.0.0 of this document with NPAC Release 3.0.0.

Release 3.4: © 1997 - 2013 NeuStar, Inc.	F-1	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

Appendix G. Deleted Requirements

This section contains a list of assumption/constraint/requirement numbers that have been deleted over the lifetime of this document.

AR3-1

AR3-2

AR3-3

AR4-1.1

AR5-1    (Duplicates R5-25)

AR6-1

AR6-2

A10-1

A10-2

A10-3

A11-1

CN1-1

R3-l

R3-2

R3-4.1 (Duplicate - refer to R4-1)

R3-4.2 (Duplicate - refer to R4-3)

R3-5 (Duplicate - refer to R4-2)

R3-6.1 (Duplicate – refer to R3-7.2)

R3-7.5

R3-7.6

R3-12 (Duplicate – refer to R5-18)

RN3-4.10

RN3-4.3

RN3-4.4

RN3-4.5

RN3-4.19

RN3-4.29

RN3-4.33

RN3-4.34

RN3-4.35

RN3-4.36

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-1	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

RN3-4.37

RR3-11 (Replaced with RR3-229, RR3-230, RR3-231, and RR3-232)

RR3-30 (Replaced with RR3-233, RR3-234, RR3-235, and RR3-236)

RR3-51.1

RR3-51.2

RR3-58

RR3-60

RR3-64

RR3-90

RR3-91

RR3-92

RR3-98

RR3-99

RR3-100

RR3-121

RR3-122

RR3-135

RR3-139

RR3-141.2

RR3-167

RR3-168

RR3-178

RR3-179

RR3-187

RR3-189

RR3-208 (Merged into R3-7.1)

RR3-209 (Merged into R3-7.1)

RR3-214

RR3-215

RR3-216

RR3-217

RR3-218

RR3-226

RR3-263

RR3-270

RR3-271

RR3-272

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-2	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

RR3-273

RR3-323

RR3-470

RR3-471

RR3-582

RR3-675

RR3-676

RR3-677

RR3-678

RR3-679

RR3-680

RR3-754

RX3-2

R4-12 (Duplicate – refer to R4-2)

R4-18.1

R4-18.2

R4-18.3

R4-19 (Duplicate - refer to R4-3)

R4-23 (Duplicate – refer to R4-5.2)

R4-30.3

R4-30.4

R4-30.5

R4-30.7

R5-1.2 – (Duplicate refer to R5-20.3, R5-30.2, R5-53), R5-54, moved refer to R5-54.2)

R5-3.7

R5-3.8

R5-3.9

R5-4 (Duplicate – refer to RN5-1)

R5-8.2 (Duplicate – refer to R5-25)

R5-17.1 (Duplicate – refer to R5-18.8 and R5-20.1)

R5-17.2 (Duplicate – refer to R5-18.8 and R5-20.1)

R5-18.3

R5-21.5 (Duplicate – refer to R5-21.1)

R5-23.4

R5-24.1 (Duplicate – refer to R5-27 and R5-28)

R5-24.2 (Duplicate – refer to R5-27 and R5-28)

R5-24.3 (Duplicate – refer to R5-27 and R5-28)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-3	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

R5-27.5 (Duplicate – refer to RR5-42.1)

R5-29.2

R5-31.1

R5-31.2

R5-32 (Duplicate – refer to R5-31.3)

R5-33 (Duplicate – refer to R5-35 and R5-36)

R5-34

R5-40.2 (Duplicate – refer to R5-34)

R5-48

R5-49.1

R5-49.2

R5-54.1

R5-54.2

R5-56 (Duplicate – refer to R5-57.1)

R5-64.2

R5-64.3

R5-64.4

R5-64.5

R5-64.6

R5-64.7

R5-65.3

R5-66.1

R5-71.1 (Superseded – refer to RR5-28)

R5-71.7

RN5-9

RN5-11 (Duplicate – refer to R5-42 and R5-43)

RR5-6.3

RR5-10.4

RR5-10.5

RR5-12.2

RR5-13.1

RR5-13.2

RR5-15.1

RR5-15.2

RR5-16.1

RR5-16.2

RR5-17.1

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-4	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

RR5-17.2

RR5-17.3

RR5-17.4

RR5-18.1

RR5-18.2

RR5-18.3

RR5-19

RR5-20

RR5-26.2

RR5-28.2

RR5-43 Activation with Old Service Provider Authorization

RR5-44

RR5-45

RR5-46

RR5-47

RR5-48

RR5-49

RR5-54

RR5-61

RR5-65

RR5-72

RR5-80

RR5-81.2

RR5-82.2

RR5-87

RR5-99

RR5-100

RR5-101

RR5-108

RR5-131

RR5-132

RR5-133

RR5-134

RR5-135

RR5-140 (moved to RR6-205)

RR5-141 (moved to RR6-206)

RR5-142 (moved to RR6-207)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-5	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

RR5-146

RR5-148

R6-1

R6-2.1

R6-2.2

R6-3

R6-4.1

R6-4.2

R6-4.3

R6-5.1

R6-5.2

R6-6.1

R6-6.2

R6-7.1

R6-7.2

R6-8.1

R6-8.2

R6-9.1

R6-9.2

R6-9.3

R6-10.1

R6-10.2

R6-10.3

R6-11

R6-12

R6-13

R6-14.1

R6-14.2

R6-15.1

R6-15.2

R6-15.3

R6-16.1

R6-16.2

R6-17.1

R6-17.2

R6-17.3

R6-18.1

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-6	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

R6-18.2

R6-18.3

R6-19

R6-20.1

R6-20.2

R6-20.3

R6-21

R6-29.1

R6-29.2

R6-30.3

R6-31

R6-32

R6-33

R6-34

RR6-6 (Duplicate – refer to R10-10.1)

RR6-7 (Duplicate – refer to R10-10.1)

RR6-10

RR6-11 (Duplicate - refer to RX6-2.5)

RR6-12 (moved to RX6-2.6)

RR6-74

RR6-76

RR6-78

RR6-119

RR6-120

RR6-121

RR6-143

RR6-181

RX6-3.1

R7-11 (Duplicate – refer to R7-10)

R7-17 (Duplicate – refer to R7-15)

R7-30 (Duplicate – refer to R7-10)

R7-45 (Duplicate – refer to R7-47)

R7-59 (Duplicate – refer to R7-53.3)

R7-62.1 (Duplicate – refer R7-12)

R7-62.2 (Duplicate – refer to R7-12)

R7-71.1

R7-94.2

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-7	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

R7-101.1

R7-101.2 (Duplicate - refer to R7-91.1)

R7-101.3 (Duplicate - refer to R7-91.2)

R7-101.4 (Duplicate - refer to R7-91.3)

R7-101.5 (Duplicate - refer to R7-91.4)

R7-105.1 (Duplicate – refer to R7-97 and R7-98)

R7-107.3

R7-109.1

R7-109.2

R7-110.2 (Duplicate – refer to R7-107.2)

RR7-2

R8-1

R8-2.1

R8-2.2

R8-4

R8-5.1

R8-5.2

R8-6.2

R8-7.1

R8-7.2

R8-7.3

R8-8

R8-13

R8-14.1

R8-14.2

R8-16.2

R8-16.3

R8-16.4

R8-18 (Duplicate – refer to R8-7.3)

R8-24 (Duplicate – refer to R9-2)

R9-7

R9-8 (Duplicate – refer to R9-2)

R9-12.3 (Duplicate – refer to RX9-5 number 20)

R9-13 (Duplicate – refer to R9-2)

RR9-5

RR9-6

RN10-1

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-8	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Deleted Requirements

R10-15

R10-17

R11-7 (Duplicate – refer to RX11-5)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	G-9	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013

Release Migration

Appendix H. Release Migration

This section contains a list of requirements (in the format Rel3-seq #) that are specific to the NPAC SMS migration from Release 2.0 to Release 3.0. Once the NPAC SMS has migrated all applicable production data to the new release, these requirements will expire, and will no longer be required functionality for the NPAC SMS.

Rel3-1	National Number Pooling Migration – Conversion of Blocks for 1.4 Pooling

NPAC SMS shall provide a mechanism for Pooled Data in a pre-EDR environment, to be converted to Pooled Data in an EDR environment, prior to the live date for the National Number Pooling Release in the NPAC SMS.

Note: The Subscription Versions with LNP Type of POOL will remain in the NPAC SMS, and a corresponding NPA-NXX-X and EDR Block will be created in the NPAC SMS, but will not be broadcast over the Interface. (Previously M-10)

Rel3-2	National Number Pooling Migration – Setting of NPA-NXX-X Indicators

NPAC SMS shall provide a mechanism for the NPAC Customer SOA NPA-NXX-X Indicator and the NPAC Customer LSMS NPA-NXX-X Indicator, in the NPAC Customer Data Model, to be set for all Service Providers, prior to the live date for the National Number Pooling Release in the NPAC SMS. (Previously M-20)

Rel3-3	National Number Pooling Migration – Setting of EDR Indicators

NPAC SMS shall provide a mechanism for the NPAC Customer LSMS EDR Indicator, in the NPAC Customer Data Model, to be set for all Service Providers, prior to the live date for the National Number Pooling Release. (Previously M-30)

Release 3.4: © 1997 - 2013 NeuStar, Inc.	H-1	North American Numbering Council (NANC)
Functional Requirements Specification Release 3.4.2a

Freely distributable subject to the terms of the GNU GPL, see inside cover notice.		February 8, 2013